EXHIBIT 10.37

PURCHASE AND SALE AGREEMENT

BETWEEN

NUEVO ENERGY COMPANY

AND

TONNER HILLS SSP, LLC AND TONNER HILLS 680 LLC

(Tonner Hills Surface Fee Interest
with Shea Program Obligations)

AGREEMENT

DESCRIPTION		PAGE NO.
RECITALS		1
ARTICLE 1 Land and Maps		2
Section 1.1	Definitions	2
Section 1.2	Governmental Approvals, Including A Level Map	8
Section 1.3	Approval Conditions	8
Section 1.4	Agreement Conditions	9
ARTICLE 2 Purchase Price; Esscrow		9
Section 2.1	Purchase of the Land	9
Section 2.2	Purchase Price, Development Reimbursement Monies, Buyer Tax Responsibility	9
Section 2.3	Deposit; Opening of Escrow; Close of Escrow	12
Section 2.4	Liquidated Damages/Losses	13
Section 2.5	Buyer’s DD Period; Return of Documents	14
Section 2.6	Conditions to Close of Escrow	16
Section 2.7	Bankruptcy - Insolvency	17
ARTICLE 3 Representations and Warranties; AS IS Purchase; Disclaimers and Required Disclosures; Governmental Approvals; Development Costs, Taxes and Assessments; Insurance; Indemnities		17
Section 3.1	Authorization of Buyer	17
Section 3.2	Covenants by Nuevo	21
Section 3.3	Covenants by Buyer;	22
Section 3.4	Governmental Approvals	25
Section 3.5	Development Costs Requirements, Conditions, Taxes and Assessments	26
Section 3.6	Insurance	27
Section 3.7	Indemnity	31
Section 3.8	Survival of Covenants	34
Section 3.9	No Hazardous Substances	34
Section 3.9	Resolution of Indemnity Obligations	38
ARTICLE 4 Further Documentation		39
Section 4.1	Grant Deed; Title Insurance	39
Section 4.2	PAPA TDs and Buyer Grant of Easements to Nuevo	41
Section 4.3	Development Declaration	41
Section 4.4	Natural Hazard Zones	41
Section 4.5	Corporate Guaranty	41
Section 4.6	Rights of Way and Contracts; Non-Exclusive Assignment of Contract Rights and Bill of Sale; Aera Agreement	41
ARTICLE 5 General Provisions		41
Section 5.1	Notices	41

Agreement

i

Agreement

ii

EXHIBIT DESCRIPTION

EXHIBIT “A”	-	LEGAL DESCRIPTION OF THE LAND
EXHIBIT “B”	-	DEPICTION OF THE LAND
EXHIBIT “C”	-	TONNER HILLS AREA PLAN (INCORPORATED BY REFERENCE)
EXHIBIT “D”	-	ESCROW INSTRUCTIONS
EXHIBIT “E”	-	PM NOTE AND PM TD
EXHIBIT “F”	-	NON-EXCLUSIVE ASSIGNMENT OF NUEVO’ S CONTRACT RIGHTS AND BILL OF SALE
EXHIBIT “G”	-	GRANT DEEDS
EXHIBIT “H”	-	PRELIMINARY TITLE REPORTS FOR THE LAND (DEVELOPMENT AREAS AND REMAINDER PARCELS)
EXHIBIT “I”	-	DEVELOPMENT DECLARATION
EXHIBIT “J”	-	NATURAL HAZARD ZONES
EXHIBIT “K”	-	PAPA AND PAPA TDs (BUYER’S/NUEVO’S IMPROVEMENTS AND SATISFACTION OF CONDITIONS, PROGRAM AND BUYER’S FURTHER PAYMENTS AND PERFORMANCE)
EXHIBIT “L”	-	DD SUBORDINATION AGREEMENT (DEVELOPMENT DECLARATION – WITH SPC GUARANTY)
EXHIBIT “M”	-	EASEMENT AGREEMENT
EXHIBIT “N”	-	OPERATOR’S OIL WELLS AND CHANGING HOUSE
EXHIBIT “0”	-	AERA AGREEMENT
EXHIBIT “P”	-	CORPORATE GUARANTY
EXHIBIT “Q”		UNRECORDED CONTRACTS, AGREEMENTS, EASEMENTS AND LICENSES
EXHIBIT “R”	-	OPTION B PAPA
EXHIBIT “S”		SPC GUARANTY

IMPORTANT:	THIS INSTRUMENT, THE CONFIDENTIALITY AGREEMENT BETWEEN THE PARTES, DATED MARCH 6 2003, AND THE ACCESS AGREEMENT BETWEEN THE PARTIES, DATED MARCH 6, 2003, REPRESENT THE ENTIRE AGREEMENT OF THE PARTES CONCERNING THE SUBJECT MATTER HEREOF AND ALL OTHER PREVIOUS COMMUNICATIONS AND WRITINGS ARE MERGED HEREIN AND SHALL HAVE NO EFFECT.

Agreement

iii

PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (“PSA” or “Agreement”) is made this 8th day of December, 2003, by and between NUEVO ENERGY COMPANY, a Delaware corporation (“Nuevo” or “Seller”), and TONNER HILLS SSP, LLC, a Delaware limited liability company (“Shea”) and TONNER HILLS 680 LLC, a Delaware limited liability company (“TH 680”) (collectively and individually, “Buyer”), upon the following terms and conditions:

RECITALS

     A. Seller is the owner of the surface fee interest in that certain real property (“Land” or “Property”), consisting of approximately 810 acres, located in the Sphere of Influence of the City of Brea, County of Orange, State of California, more fully described in Exhibits “A” and “B,” which will be conveyed to Shea and TH 680 as two separate parcels as more specifically described in Exhibit “G.” Buyer acknowledges that Seller has previously sold to BlackSand Partners, L.P., a Texas limited partnership (“Operator” or “BlackSand”) all oil, gas and other minerals (collectively, “Oil Assets”) from the Property and the right (i) to produce the Oil Assets from currently existing wells and those which shall be newly drilled after the Close of Escrow and (ii) to remove the Oil Assets below five hundred feet (500’), all as more fully described in that certain purchase and sale agreement between Seller and Operator, dated February 28, 2003 (“BlackSand PSA”). Buyer has been provided with a copy of the BlackSand PSA.

     B. Buyer and Seller agree that the completion of the well abandonment and oil field accommodation program pursuant to the BlackSand PSA and Mineral PAPA will be accomplished by Buyer as set forth therein and as required by Section 5.30 hereof.

     C. Buyer and Seller agree that the permit program (“Permit Program”) and well abandonment and oil field accommodation program for Wildcatter Park (“Aera Program”) and the Hover Parcel (“Hover Program”)will be accomplished as set forth respectively in Sections 5.35, 5.36 and 5.37, and the PAPA attached as Exhibit “K.”

     D. Seller has already taken steps toward the preparation of the Property for development, including certain work in connection with the Program and including the submission of certain Governmental Approval Documents for approval. Upon the execution hereof, Seller, with Buyer’s assistance, shall retain all rights and responsibilities for the continued processing of such Governmental Approval Documents until the Close, at which time Buyer, with Seller’s assistance, shall assume such responsibilities; and the responsible party shall obtain the other’s approval for any Material Change in the Governmental Approval Documents, all as further described herein.

     E. Subject to A, B, C and D above, Buyer desires to purchase the Property from Seller, improve and develop the Development Areas and other portions of the Property as described in this Agreement; and Seller desires to sell the Property to Buyer, all on the terms and conditions hereinafter set forth.

     F. Buyer and Seller intend that this Agreement and the Escrow Instructions attached as Exhibit “D” shall constitute joint escrow instructions to First American Title Insurance Company as Escrow Holder for the purchase and sale of the Property.

ARTICLE 1
Land and Maps

          Section 1.1 Definitions.

               1.1.1 “A Final Map” or “Level A Final Map” shall mean a final tract map of the Property, substantially in conformance with Tentative Tract Map No. 16178 as shown in Exhibit “B,” for finance and conveyance purposes only, showing the Development Areas, Retained Properties and Remainder Parcels as separate, legal parcels under the Map Act.

               1.1.2 “Adjacent Property,” “Adjacent Parcel” or “Hover Parcel” shall mean Parcel 2 of Exhibit “B” of Lot Line Adjustment LL-2000-054 recorded on August 13, 2001 as Instrument No. 20010557229 in the Official Records of the County.

               1.1.3 “Aera” shall mean Area Energy LLC.

               1.1.4 “Aera Program” shall have the meaning prescribed in Section 5.36 and the PAPA.

               1.1.5 “Area Plan” shall mean the Tonner Hills Area Plan approved by the County on November 19, 2002, in conjunction with the EIR.

               1.1.6 “BlackSand PSA” shall have the meaning prescribed in Section 5.30.

               1.1.7 “City” shall mean Brea, California.

               1.1.8 County of Orange” or “County” shall mean Orange County, California, and any City within the County, as applicable.

               1.1.9 “DD Period” shall mean that certain due diligence (“DD”) period during which Buyer has satisfied itself as to the suitability of the Property for its intended purpose and use.

               1.1.10 “Development Areas” shall mean those portions of the Property designated for Improvements by Buyer in connection with the Project, and which are to be owned by Shea pursuant to the Transaction, all as shown in the final Area Plan or the A Final Map.

               1.1.11 “Development Documents” as used in this Agreement or in any of the documents described in this Section or in the Article hereof entitled “Further Documentation” shall mean this Agreement (including all its Exhibits), and each and every document described herein and in such Article, and shall include without limitation the (a) Escrow Instructions, (b) Non-Exclusive Assignment of Nuevo’s Contract Rights and Bill of Sale, (c) Grant Deeds, (d)

Title Reports, (e) Development Declaration, (f)PAPA and PAPA TDs, (g) Easement Agreement, (h) Aera Agreement, (i) Hover Agreement, (j) Mineral PAPA, (k) Purchase Money Documents, (1) SPC Guaranty and DD Subordination Agreement, if applicable, under Section 5.42, (m) Corporate Guaranty, and (n) that certain Development Declaration between Seller and BlackSand Partners, L.P.recorded on February 28, 2003 as Instrument No. 2003000226057 in the Official Records of Orange County, California, together with all the rights and privileges accorded to, as well as all the duties, obligations and responsibilities assumed by, the Parties, respectively, pursuant thereto; provided, however, that the separate, independent environmental indemnity relating hereto shall not be considered a Development Document. All of the definitions contained in any of the Development Documents, unless stated otherwise in this Agreement, are incorporated herein by reference.

               1.1.12 “Development Reimbursement Monies” shall mean, for all work performed on and after the Effective Date until the Close of Escrow (a) one-half of all the costs (“Governmental Approval Costs”) incurred by Seller in processing or participating in the processing of the Governmental Approval Documents and Governmental Approvals, including the cost of obtaining the Permits (see also Section 3.5.1), and including the costs of all Seller’s consultants and lawyers incurred in assisting Seller in processing and/or defending (before or after approval) any litigation or other formal or informal controversy, including the Lawsuit and any other litigation, arbitration or mediation involving such Governmental Approval Documents and Governmental Approvals; (b) in addition to the costs to be reimbursed pursuant to (a), above, one-half (1/2) of all costs incurred by Seller pursuant to work done by John Ullom and Bob Odle and invoiced by Ullom Associates; and, (c) all costs incurred by Seller relating to or in connection with the performance of the Program, including environmental clean-up undertaken pursuant to EIR Remediation and those Long Lead Items specified in Section 2.2.4 (“Program Expenses”), as all such matters in (a) (b) and (c) are more fully described in Sections 3.4 and 3.5 hereof and in Exhibit “K.”

               1.1.13 “Effective Date” shall mean January 1, 2003.

               1.1.14 “EIR Remediation ” shall mean those remediation activities described in the approved Remedial Action Plan submitted to the County on December 16, 1999, as amended October 3, 2001, December 27, 2001 and January 13, 2003.

               1.1.15 “Entitlement(s)” shall mean the EIR, Tonner Hills Area Plan and Planned Community Text (as defined below under “Project”).

               1.1.16 “Environmental Laws” shall mean “Environmental Laws” as defined in Section 3.9.

               1.1.17 Intentionally Omitted.

               1.1.18 Subject to Exhibit “K,” “Exclusive Use Areas” for individual wells shall mean those areas around and immediately contiguous to the existing Operator wells and/or newly drilled wells after the Close of Escrow which are for the exclusive use of Operator for its Oil Operations, including, but not limited to, the operating, pulling and reworking of Operator’s wells and for the repair, maintenance or other operations on any pipeline, electrical facilities or any other facility used in connection with Operator’s Oil Operations. Said Exclusive Use Areas are each anticipated to be approximately (a) ten feet (10’) by ten feet (10’) in the Development Areas and (b) sixty feet (60’) by ninety feet (90’) in the Open Space Areas.

               1.1.19 INTENTIONALLY OMITTED.

               1.1.20 “Governmental Agency” or “Governmental Body” shall mean the State of California (“State”) and any governmental body of the State, and shall also include all “public” and “quasi-governmental” entities within the State; and, any federal agency or body with jurisdiction over the Land, or any portion thereof, for any reason or purpose.

               1.1.21 “Governmental Approvals” means any governmental approvals, permits or entitlements requested or granted in connection with or relating to the Project and/or the Land (including any work thereon required by the Development Documents) from any Governmental Agency.

               1.1.22 “Governmental Approval Costs” shall have the meaning prescribed in the definition of Development Reimbursement Monies.

               1.1.23 “Governmental Approval Documents” shall mean any documents, applications, requests, submissions, correspondence and/or writings of any nature submitted to, and/or approved by, a Governmental Agency for the purpose of or in connection with obtaining Governmental Approval(s).

               1.1.24 “Grant Deed” shall mean the executed and recordable deeds conveying the Property to Buyer, or either of them, attached as Exhibit “G.”

               1.1.25 “Hazardous Substance” shall mean Hazardous Substance as described in Section 3.9.

               1.1.26 “Home,” “Residence” or “Residential Unit” shall mean any unit constructed on the Land for the purpose of providing a dwelling (residential living space), regardless of type (its constitution legally), and/or a Lot upon which such unit is constructed.

               1.1.27 “Hover Program” shall have the meaning prescribed in Section 5.37 and the PAPA.

               1.1.28 “Hover Agreement” shall mean that certain agreement for the purchase and sale of the Adjacent Parcel between Nuevo and Hover Development Company, Inc., dated September 28, 2001, assigned to Brea Walden, LLC (“Brea Walden”) and the Agreement Between Adjacent Landowners (Exhibit “I” thereto), between Nuevo and Brea Walden, dated October 9, 2001 and recorded in the Official Records of Orange County, California on October 9, 2001, as Instrument No. 20010710857.

               1.1.29 “Improvements” shall mean Homes and any other improvements constructed on the Land pursuant to Governmental Approvals.

               1.1.30 “Information” shall mean those items of information and materials described in Section 2.5.1.

               1.1.31 Subject to Exhibit “K,” “Joint Use Areas” for individual wells in the Development Areas shall mean those areas around and immediately contiguous to the existing wells and/or newly drilled wells after the Close of Escrow which are for the joint use of Buyer, or Buyer’s successors in interest, and Operator and which may be used by Operator for its Oil Operations e.g., among other things, to pull and rework Operator’s wells, lay, construct, maintain, operate, repair, renew, change the size of and remove pipelines and electrical facilities, together with valves and other necessary appurtenances, for the transportation of oil, petroleum, gas, gasoline, water and other substances, over, across, along, through, in and under the Property. Said Joint Use Areas are each anticipated to be approximately sixty feet (60’) by ninety feet (90’) in the Development Areas. Exclusive Use Areas are included within the boundaries of the Joint Use Areas).

               1.1.32 “Land” or “Property” shall mean the surface, fee interest in the real property, consisting of approximately 810 acres described in Exhibit “A,” and depicted in Exhibit “B.”

               1.1.33 “Lawsuit” shall mean that certain CEQA lawsuit, Hills for Everyone v. County of Orange, Respondent, Nuevo Energy, Real Party in Interest and Does 1 through 100 Inclusive, Real Parties in Interest, Case No. 02CC18652, Superior Court for the County of Orange, California, filed December 18, 2002, settled and dismissed with prejudice by the Court on June 20, 2003.

               1.1.34 “Lot” shall mean a residential lot at the Project subdivided pursuant to the Map Act.

               1.1.35 “MapAct” shall mean the California Subdivision Map Act (Cal. Gov. Code § §66410 et seq.).

               1.1.36 “Mass Grading” or “Grading” shall mean the rough excavation and grading of the Property, as required by Buyer’s development of the Project (including temporary water and power, fencing, demolition, clearing and grubbing, and erosion, dust and vector control during the period of such grading work), but not the finished grading of Lots and streets. Such Grading shall include bringing all Lots to “blue top” staked, rough grade elevations and street sections to the established rough grade sections, ready for utilities.

               1.1.37 “Mass Grading Plan” or “GradingPlan” shall mean Buyer’s final plan for Mass Grading the Property, as approved by the appropriate Governmental Agencies.

               1.1.38 “Mineral PAPA” shall have the meaning prescribed in Section 5.30.

               1.1.39 “Oil Operations” shall mean “to operate and service” each of Operator’s or Aera’s (individually, as applicable) oil wells and related oil field facilities which shall include, without limitation, now and in the future, the right to drill for, explore, re-drill, work, rework and/or complete or re-complete wells for oil, gas and other hydrocarbon substances, water and minerals, of every type and nature (collectively, “Oil Assets”), together with the right to produce, store and inject water and other substances for secondary and/or tertiary recovery operations or to use other techniques, whether now known or unknown, and to produce, take, treat, store and sell oil, gas and other hydrocarbon substances from the Land together with the right to permanently place, locate, relocate, construct, reconstruct, maintain, operate, use, repair, replace, remove, move, change the size of, increase the number of and remove: all wells, pipelines, utilities (including water lines and power lines), buildings, facilities, equipment and fixtures necessary or desirable for Operator’s or Aera’s (individually, as applicable) continued operation of the oil and gas field (collectively, “Facilities”),on, over, under, in and through the Land, together with the right of ingress and egress from the Land to all Exclusive and Joint Use Areas, Retained Properties and all Facilities wheresoever located on the Land.

               1.1.40 “Operator” shall mean BlackSand Partners, L.P., a Texas limited partnership and all of its authorized successors and assigns.

               1.1.41 “PAPA” shall mean the Payment and Performance Agreement attached as Exhibit “K.”

               1.1.42 “PAPA TDs,” “PAPA Trust Deeds” or “PAPA Deeds of Trust” shall mean the trust deeds, in the form of Exhibit “K,” executed by Buyer in favor of Seller, as beneficiary, securing certain Buyer’s obligations hereunder and under the PAPA.

               1.1.43 “Party” shall mean Seller or Buyer. “Parties” shall mean Seller and Buyer collectively.

               1.1.44 “Permits” shall mean collectively (a) the California Regional Water Quality Control Board 401 clean water certification, (b) the United States Army Corps of Engineers 404 permit and (c) the California Department of Fish & Game 1603 Streambed Alteration Agreement, relating to the Project.

               1.1.45 “Permit Program” shall have the meaning prescribed in Section 5.35 and the PAPA.

               1.1.46 “Program” means the well abandonment and oil field accommodation program to be completed by Buyer, as described and defined in, and pursuant to, the BlackSand PSA and Mineral PAPA.

               1.1.47 “Project” shall mean that certain project described in Environmental Impact Report No. 581, SCH No. 2001031137, for the Tonner Hills Planned Community, dated April 2002, with the County as lead Agency, approved by the County on November 19, 2002, as amended and/or modified from time to time (“EIR”), and (a) all of Nuevo’s right, title and interest therein and in all Governmental Approvals relating to such project, including without limitation the (i) Area Plan approved by the County on November 19, 2002, (ii) Planned Community 2001-01 (and text) approved by the County on November 19, 2002, (iii) County Development Agreement ZC01-01, approved by the County on November 19,

2002, (iv) Biological Opinion dated December 30, 2002, as amended, used by the Corps of Engineers in issuing its 404 Permit, and (v) except in all cases for any matters relating to Oil Operations or as specifically provided to the contrary elsewhere in the Development Documents (including without limitation, the matters provided herein and in the exhibits to this Agreement), all other rights, entitlements and privileges that relate directly or indirectly to the development of such Project, also including without limitation, all licenses, permits, entitlements, approvals, rights to develop, deposits, refunds, reimbursements, credits, agreements with Governmental Agencies, warranties, plans, maps, marketing materials, architectural drawings, soil studies, environmental reports, site maps, mitigation agreements, studies, reports, files, records, and other documents, as well as those contracts with Seller’s consultants specifically named and described elsewhere herein; and (b) all work required by Seller pursuant thereto and/or all work (to the extent completed at the Close) required pursuant to any of the Development Documents, Governmental Approvals and/or Governmental Approval Documents.

               1.1.48 “Purchase Price” shall mean (a) the Initial Purchase Price and (b) the Additional Purchase Price. The “Purchase Money Documents” or “PM Documents,” securing a portion of the Initial Purchase Price, are comprised of the “PM Note” in the amount specified in Section 2.2.1 and the PM TD, the forms of both of which are attached as Exhibit “E.”

               1.1.49 “Release” shall mean and include any accidental or intentional spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the air, land, surface water, ground water or the environment of any Hazardous Substance (including, without limitation, the abandonment or discarding of receptacles containing any Hazardous Substance).

               1.1.50 “Remainder Parcels” shall mean all those portions of the Land not shown as Development Areas on the final Area Plan or the A Final Map.

               1.1.51 “Seller’s Account” shall mean Seller’s Account identified in Section 5.2

               1.1.52 “Torch” shall mean collectively Torch Energy Advisors, Incorporated, and Torch Operating Company, Novistar, Inc. and Torch Energy Marketing, Inc., or any affiliate thereof or successor thereto.

               1.1.53 “Transaction” shall mean the transaction between Nuevo and Buyer contemplated by this Agreement.

               1.1.54 “Transfer” shall mean any sale or transfer by Buyer, whether voluntary or involuntary, of any portion of or interest in the Land. Transfer shall include (a) any long term lease (over ten years), exchange, conveyance, divestiture, alienation, hypothecation (except a loan for the acquisition of all or a portion of the Property), pursuant to a deed, contract of sale, mortgage, deed of trust or otherwise, and (b) any indirect transfer by way of merger, consolidation, stock sale, assignment, or pledge, corporate reorganization or other conveyance by business arrangement of any ownership interest, of any sort whatsoever, in the Land, this Agreement, the Development Documents described therein and/or any entity with an ownership interest herein, including the sale, assignment, pledge or other conveyance of any partnership or limited liability company interests or membership.

               1.1.55 “Unocal” shall mean Union Oil Company of California and Unocal California Pipeline Company; and “Unocal Asset Purchase Agreement” shall mean that certain agreement between Unocal and Nuevo, dated February 16,1996.

               1.1.56 “Work” means any and all work, construction, improvements, and/or Buyer’s Improvements (defined in Exhibit “K”) required of, or authorized to be done or constructed by, Buyer pursuant to this Agreement, any Exhibit hereto or any other Development Document; “work” means all work, construction and/or improvements required of, or authorized to be done or constructed by, the Party identified as responsible therefor.

Except only as specifically provided to the contrary elsewhere in this Agreement, the Property, except for Oil Assets and Oil Operations, shall be deemed to include all of Seller’s duties and obligations, of any kind and/or type whatsoever, relating thereto, except those which Seller is prohibited or restricted, in whole or in part, by any statute, law, ordinance, rule, regulation, order, determination or notice of any Governmental Agency or by any contractual arrangement or agreement, from transferring, selling or conveying.

Unless defined to the contrary therein, all terms defined in this Agreement shall have the same meaning in all the Development Documents, and vice-versa.

          Section 1.2 Governmental Approvals, Including A Level Map. Prior to the Close of Escrow, Seller agrees, as described elsewhere herein, to diligently continue processing, in the ordinary course of business, any and all Governmental Approval Documents (including the Level A Tentative Map, Level A Final Map, California Department of Fish & Game 1603 Streambed Alteration Agreement, U.S. Army Corps of Engineers 404 permit, California Regional Water Quality Control Board 401 clean water certification, any County/City Memorandum of Understanding, Impact Mitigation Agreement with the Brea Olinda Unified School District and City Pre-Annexation Agreement).

          Buyer expressly acknowledges and agrees that Seller shall continue to operate the Property and Project in the ordinary course of business and may grant exclusive and non- exclusive easements, rights-of-way and other rights pertaining to the Land, outside of the residential portions of Development Areas that will contain Lots, including to (a) Aera or its affiliates, as more fully described in the Aera Agreement and (b) BlackSand for purposes of its continued use, possession and operation of the Changing House depicted on Exhibit “N,” in connection with its Oil Operations. TH 680 shall, promptly after the Close, grant an exclusive easement to BlackSand similar to the easement granted for the Main Oil Operations Area shown on Attachment “B” to Exhibit “K’ under the BlackSand PSA. The area to be covered by the new easement is described and depicted as the “Changing House” in Exhibit “N.”

          Section 1.3 Approval Conditions. Subject to Buyer’s right to contest described in Section 3.5.5, and except as expressly set forth to the contrary elsewhere herein, Buyer agrees to use commercially reasonable efforts (a) prior to the Close of Escrow, at its sole cost and expense, to replace in its name, and obtain the release of Seller from, all subdivision, improvement, monument, tax, full and faithful performance and other bonds (“bonds”) then currently securing any obligation of Seller with respect to the Project, and if any such bond is not so replaced and Seller not fully released from the obligations secured thereby prior to the Close, Buyer, at its sole cost and expense, will continue to use commercially reasonable efforts to obtain such replacement and release at the earliest possible time after the Close and (b) from and after the Close and prior to the full reconveyance by Seller of the PAPA TDs, to comply with and satisfy all conditions and requirements of Governmental Approvals with respect to the Land and the Project. The obligations in (a) above, shall include the following bonds: Bond No. 140419 securing work pursuant to Grading Permit No. GA010014 in the amount of $7,000, and Monumentation Bond No. RLB0006499 securing monumentation work to be performed in connection with the A Final Map in an amount not to exceed $100,000. All such efforts on Buyer’s part and all Government Approval Costs from and after the Close shall be at Buyer’s sole cost and expense, and shall specifically include all costs associated with the posting of bonds in connection with the matters described in Subsection (a), above, and Nuevo’s work required in Sections 5.35, 5.36 and 5.37 of this Agreement. Buyer shall reimburse Nuevo, upon ten (10) days written request therefor, for all amounts expended by Nuevo if Nuevo posts such bonds on Buyer’s behalf. Provided however, that Nuevo (and not Buyer) shall be responsible for posting and paying all the cost and expense of any bond required in connection with Nuevo’s work described in Section 2.2.2(b) hereof. Buyer shall also satisfy all other of Buyer’s obligations imposed herein, at Buyer’s sole cost and expense, including any described in the PAPA. Notwithstanding the foregoing, Buyer shall not be required to satisfy those conditions of approval or requirements for which Seller is responsible, as more fully described in the PAPA.

          Section 1.4 Agreement Consideration. Buyer hereby acknowledges and agrees that Buyer is a sophisticated purchaser of real estate and projects for development, has sought and received advice regarding this Transaction from legal, environmental and other experts, professionals, and consultants regarding the matters contained herein, and otherwise in the Development Documents, including without limitation the general and environmental indemnities in Section 3.7 and Section 3.9 hereof, respectively, and the Assumption of Obligations provisions, and understands that Seller is relying on such representation by Buyer as part of its material consideration and bargained for exchange for the Transaction.

ARTICLE 2
Purchase Price; Escrow

          Section 2.1 Purchase of the Land. Nuevo agrees to sell and Buyer agrees to purchase the Land and Project, through escrow (“Escrow”), as raw land, unimproved, according to all the terms of this Agreement, including the Escrow Instructions attached as Exhibit “D” (“Escrow Instructions”).

          Section 2.2 Purchase Price and Development Reimbursement Monies, Buyer Tax Responsibility.

          The Purchase Price shall consist of:

                       2.2.1 Initial Purchase Price. The Initial Purchase Price for the Land in the amount of (a) a non-refundable (except as described in Section 2.3 below), Five Million

Dollar ($5,000,000) deposit (“Deposit”) to be paid into Seller’s Account specified in Section 5.2, outside of Escrow, as more fully described in Section 2.3, and (b) Nine Million Dollars ($9,000,000) in cash and the fully executed PM Note in the face amount of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) payable ninety (90) days after Close of Escrow and secured by the fully executed and acknowledged PM TD, both in the form of Exhibit “E” (collectively, “Purchase Money Documents” or “PM Documents”), to be paid and delivered to Nuevo through Escrow at the Close.

               2.2.2 Additional Purchase Price. Nuevo has agreed to undertake certain work at its expense for which it shall be reimbursed as “Additional Purchase Price.” The Additional Purchase Price reimburses Seller for certain expenses incurred by Seller and is not consideration for the Land. Additional Purchase Price is sometimes hereinafter referred to as “Work Reimbursement Amount. “ The Additional Purchase Price, secured by the PAPA TDs, shall consist of and be paid by Buyer to Seller upon the occurrence of each “Event,” in the “Amount” and utilizing the “Method” reflected below, as follows:

EVENT	AMOUNT	METHOD
(a) Close of Escrow Reimbursement for procurement and payment by Nuevo of the Stand-Alone (Environmental) Insurance Policy required of Buyer in Section 5.26	$212,695	Cash through Escrow

(b) Permit Program: Later of Close of Escrow OR		Cash at Close of Escrow; and/or within four (4) business days of Event

(i) Provision by Seller to Shea of a copy of the approval by the United States Fish & Wildlife Service (“USFWS”) of the Habitat Mitigation and Monitoring Plan (“Restoration Plan”)	$2,000,000	Wire transfer to Seller’s Account

(ii) Provision by Seller to Shea of a copy of the written certification (“Certification”) by the permitted wildlife biologist designated as the monitor within the Restoration Plan stating that the	$3,000,000	Wire transfer to Seller’s Account

Development Planning Area 7 habitat restoration area (“HRA”) is being utilized by the California gnatcatcher in accordance with the USFWS Biological Opinion Standard (“BOS”).

(iii) Provision by Seller to Shea of the Certification by the permitted wildlife biologist designated as the monitor within the Restoration Plan stating that the Development Planning Area 4 HRA is occupiable by California gnatcatchers in accordance with the USFWS BOS.	$1,500,000	Wire transfer to Seller’s Account

(iv) One (1) year after Nuevo’s completion of the initial scope of work required by the Restoration Plan for the Remaining Habitat Restoration Area.	$2,000,000	Wire transfer to Seller’s Account

The payment of the Additional Purchase Price described in Section 2.2.2(b) shall be secured by the Corporate Guaranty in the form of Exhibit “P,” to be delivered by Buyer to Seller through Escrow. Notwithstanding the foregoing, should any Event set out in Section 2.2(b)(i)-(iv) resulting in payment under the Permit Program being due prior to the Close, forty percent (40%) of the Amount allocable thereto shall be paid to Seller through Escrow at the Close and the balance (sixty percent (60%) of the Amount) shall be added to the amount due under the Purchase Money Documents.

               2.2.3 Development Reimbursement Monies: General. Separate and distinct from the Purchase Price, Buyer shall also pay Nuevo the Development Reimbursement Monies through Escrow at the Close.

               Any Development Reimbursement Monies substantiated by invoices dated not later than sixty (60) days after the Close (which were not previously paid by Buyer to Nuevo at the Close or otherwise), shall be paid to Nuevo in cash upon fifteen (15) days written demand therefor from Nuevo to Buyer, accompanied by reasonable supporting documentation, so long as such demand is received by Buyer within ninety (90) days after the Close. Notwithstanding the foregoing, in the event Nuevo has, prior to the Close, placed an order for materials and or equipment necessary to implement the Program and such invoice(s) for payment thereof are received by Nuevo more than sixty (60) days after the Close, Shea shall pay directly to the vendor the amounts set forth in any such invoice(s) within fifteen (15) days from receipt of such invoice(s) from Nuevo.

               2.2.4 Development Reimbursement Monies: Long Lead Items. Seller agrees to order on or about the estimated order date (set forth below) the following equipment (“Long Lead Items”). All monies paid by Seller on account of Long Lead Items prior to the Close are Development Reimbursement Monies and classified as Program Expenses to be reimbursed in full to Seller at Close. Buyer shall pay all amounts due after Closing directly to the vendor within fifteen (15) days from receipt of such invoices from Nuevo. At Close, Buyer shall assign its rights to the Long Lead Items as provided in Exhibit “F” and Buyer shall make commercially reasonable efforts after Close to cause the vendors of the Long Lead Items to invoice Buyer directly for the balances due for said Long Lead Items. The Long Lead Items and the estimated costs (by both Parties) of same are as follows:

	Estimated
Item	Order Date	Estimated Cost
2 Free Water Knockouts	Dec. 3, 2003	$732,000
1 Flotation Cell	Dec. 3, 2003	169,000
1 Lot of 12Kv electrical equipment	Dec. 3, 2003	585,500

Total		$1,486,500

          Section 2.3 Deposit; Opening of Escrow; Close of Escrow. In consideration for the sale of the Land by Nuevo to Buyer, Buyer shall pay Nuevo the Deposit outside of Escrow within five (5) business days of the last to occur of the following:

               (a) the execution by Buyer and Seller of this Agreement;

               (b) notice to Buyer that the A Level Final Map has been filed for record by Seller with the Recorder of Orange County, California;

               (c) all the Permits have been issued in writing by the cognizant Governmental Agency, or in the case of the 1603 Streambed Alteration Agreement, the thirty (30) day statutory timeframe for notice has passed without response; and

               (d) the Aera Agreement has been fully executed by Aera and Nuevo, substantially in the form of Exhibit “O.”

          The Deposit shall be paid by wire transfer to Seller’s Account as described in Section 5.2; and shall be applied to the Purchase Price at the Close.

          WITHIN TWO (2) BUSINESS DAYS AFTER THE EXECUTION HEREOF, SELLER SHALL OPEN ESCROW BY DEPOSITING A FULLY EXECUTED COPY OF THE AGREEMENT AND THE ESCROW INSTRUCTIONS INTO ESCROW.

          THE CLOSE OF ESCROW SHALL TAKE PLACE PRIOR TO NOON CALIFORNIA TIME, ON THE LATER TO OCCUR OF DECEMBER 19, 2003 OR FIVE (5)

BUSINESS DAYS AFTER THE RECORDATION OF THE LEVEL A FINAL MAP BY THE COUNTY RECORDER.

               2.3.1 If Escrow fails to Close because of a default of Seller under this Agreement, then Seller will pay all the Escrow cancellation fees and costs and shall return the Deposit to Buyer if Buyer does not pursue Specific Performance as provided in Section 5.8 hereof. Buyer shall thereupon be limited to the remedies described in, and prescribed by, Section 5.8.2.

               2.3.2 If Escrow fails to Close because of a default of Buyer under this Agreement, then Buyer shall pay all the Escrow cancellation fees and costs and the Deposit shall be retained by Seller as liquidated damages, as provided in Section 2.4.

               2.3.3 If Escrow fails to Close for any reason other than Seller’s or Buyer’s default, then the Parties shall share equally the Escrow cancellation fees and costs and the Deposit shall be retained by Seller as consideration for holding the Property off the market from March 2003 until the failure to Close; provided however, the Deposit shall be returned to Buyer within five (5) business days of Buyer’s written notice to Seller requesting such repayment if Sections 2.3.1 and 2.3.2, above, do not apply because no default of either Party has occurred, but events have transpired engendering legal theories recognized by the common or statutory law of the State of California as giving rise to “Impossibility (but not “Impracticability”) of Performance,” and may include such events as: acts of nature, terrorism, war, explosion, any Material Change (as defined in Section 3.4.3) including any (a) order of Governmental Agency amounting to a Material Change (e.g., a moratorium enacted to prevent or materially limit Governmental Approvals or the issuance of water, sewer, grading or other permits, or a Condemnation, either of which has the effect described in Section 3.4.3(a) or (b)) or (b) similar causes beyond the control of the responsible party; provided further however, nothing herein shall excuse the performance of any act rendered difficult because of the financial condition of a Party.

          Section 2.4 Liquidated Damages/Losses. SUBJECT TO SECTIONS 2.3.3 AND 5.8.2, IF ESCROW FAILS TO CLOSE AS A RESULT OF BUYER’S DEFAULT, NUEVO WILL BE DAMAGED AND SUFFER LOSSES AND WILL BE ENTITLED TO COMPENSATION FOR THOSE DAMAGES/LOSSES, BUT SUCH DAMAGES/LOSSES WILL BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN FOR THE FOLLOWING REASONS: (A) THE DAMAGES/LOSSES TO WHICH NUEVO WOULD BE ENTITLED IN A COURT OF LAW WILL BE BASED IN PART ON THE DIFFERENCE BETWEEN THE ACTUAL VALUE OF THE PROPERTY AT THE TIME SET FOR THE CLOSE OF ESCROW AND THE PURCHASE PRICE FOR THE PROPERTY AS SET FORTH IN THIS AGREEMENT TAKING INTO CONSIDERATION, AMONG OTHER THINGS, NUEVO’S REQUIREMENT TO FIND A SUBSTITUTE BUYER WHICH CAN EFFECTIVELY PERFORM THE PROGRAM FOR THE OPERATOR; AND PROOF OF THE AMOUNT OF SUCH DAMAGES WILL BE BASED ON OPINIONS OF VALUE OF THE PROPERTY, WHICH CAN VARY IN SIGNIFICANT AMOUNTS, AND (B) BECAUSE OF THE UNCERTAIN ECONOMIC AND POLITICAL CLIMATE IN THE CITY, COUNTY, REGION, AND STATE OF CALIFORNIA, IT IS IMPOSSIBLE TO PREDICT AS OF THE

DATE ON WHICH THIS AGREEMENT IS ENTERED IN TO WHETHER THE VALUE OF THE PROPERTY WILL INCREASE OR DECREASE AS OF THE DATE SET FOR THE CLOSE OF ESCROW.

     EXCEPT AS STATED OTHERWISE IN THIS AGREEMENT, BUYER HAS ASSUMED ALL RISKS FOR THE NON-CLOSURE OF ESCROW, AND BUYER DESIRES TO LIMIT (C) THE AMOUNT OF ITS RISK GENERALLY AND (D) THE DAMAGES/LOSSES FOR WHICH BUYER MIGHT BE LIABLE SHOULD THE ESCROW CONTEMPLATED HEREIN NOT CLOSE FOR ANY REASON OTHER THAN SUCH A SELLER’S DEFAULT. BUYER AND NUEVO WISH TO AVOID THE COSTS AND LENGTHY DELAYS WHICH WOULD RESULT IF NUEVO FILED A LAWSUIT TO COLLECT ITS DAMAGES FOR A BREACH OF THIS AGREEMENT OR LOSSES FROM THE OCCURRENCE OF A BUYER-ASSUMED RISK(INCLUDING THOSE INCURRED BY SELLER FROM HOLDING THE PROPERTY OFF THE MARKET FOR A PERIOD OF TIME IN CONTEMPLATION OF A SALE TO BUYER).

     BUYER SPECIFICALLY AGREES THAT BUYERS DEPOSIT SHALL, THEREFORE, BE DEEMED TO CONSTITUTE A REASONABLE ESTIMATE OF NUEVO’S DAMAGES/LOSSES UNDER THE PROVISIONS OF THIS AGREEMENT AND THE LAWS OF THE STATE OF CALIFORNIA AND SHALL NOT CONSTITUTE A PENALTY OR FORFEITURE.

     NUEVO’S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF THE FAILURE OF ESCROW TO CLOSE FOR ANY REASON OTHER THAN SELLERS DEFAULT SHALL BE LIMITED TO COLLECTION OF SUCH LIQUIDATED DAMAGES/LOSSES AND ATTORNEYS’ FEES AND COSTS OF COLLECTION.

BUYER ‘S INITIALS -s- [ILLEGIBLE]	NUEVO’S INITIAL -s- [ILLEGIBLE]

          Section 2.5 Buyer’s DD Period; Return of Documents.

               2.5.1 Nuevo has previously delivered or made reasonably available to Buyer written and other oral, printed and tangible materials relating to the Property (including the Project) (collectively, “Information”), including those located at (a) its Brea Data Room, 500 North Kraemer Boulevard, Brea, California, (b) its regional headquarters at 1200 Discovery Drive, Bakersfield, California, and other, related facilities in Bakersfield (including Information from its field office at 201 South Broadway, Orcutt, California, and other related facilities in Orcutt) and (c) its company headquarters at 1021 Main Street, Houston, Texas. Seller makes no representation or warranty regarding the accuracy or effectiveness of the Information so provided to Buyer. Buyer has previously satisfied itself during the DD Period with respect to, and has approved, the Information. The DD Period commenced as of the Effective Date and ended simultaneously with the execution of this PSA.

               2.5.2 Buyer had the DD Period to determine whether the Development Areas (and all matters pertaining thereto, including the use of all or a portion thereof and including the development of the Project) are suitable for the uses for which they are contemplated to be used, and to obtain any final approval from Buyer’s board of directors, any partner, co-venturer, parent, affiliated entity, financial institution or the like (“Feasibility Matters”). Buyer has satisfied and approved the Feasibility Matters. During the DD Period, Buyer entered upon the Property from time to time for the purposes of its physical inspection and testing (“Inspection”) thereof, among other things described as follows: for the purpose of conducting customary soil, geological, seismic, archaeological, biological, hydrological, drainage and other engineering and/or environmental or other physical tests and to inspect the condition of and survey the Property (including the Development Areas); reviewed title to the Property (including the Development Areas) and any underlying documents appearing of record against such title and investigated all other portions of the Development Areas and/or interviewed (“Investigation”) any other relevant sources of information about the Property (including the Development Areas) and Project, including Governmental Agencies (with Seller’s designee) and was required to (a) conduct the Inspection (including any survey of the Land (including the Development Areas)) and Investigation according to and in compliance with the provisions of that certain Access Agreement regarding the same by and between Buyer and Seller (“Access Agreement”), (b) defend and indemnify Nuevo for its Inspection and Investigation pursuant to the Access Agreement, and (c) vacate the Property in substantially the same condition, without defects, as it existed prior to its entrance thereon. The Inspection and Investigation were conducted in lieu of any notice required by Section 25359.7 of the California Health and Safety Code, and Buyer hereby waives any requirement for a notice pursuant to that provision.

          Buyer has approved the Inspection and Investigation, including without limitation, all soil and other physical and ALL OTHER CONDITIONS comprising the Feasibility Matters pertaining to the Property (including the Development Areas) and the intended development thereof.

          Within five (5) days of receipt (or completion if preparedly Buyer) thereof, Buyer shall provide Seller with copies of all reports, materials, documents and other writings prepared by or for Buyer in connection with Buyer’s Inspection, Investigation and review of the Feasibility Matters, except for marketing and other proprietary, financial information.

          Buyer shall continue to have access to the Land and Information after the execution of this PSA, upon twenty-four (24) hours prior notice to John Ullom and David Leach at the phone and fax numbers and email address shown in Section 5.1.

               2.5.3 If this Escrow fails to Close for any reason, to the extent in Buyer’s possession and not previously delivered to Seller, the Information shall be returned to Seller within ten (10) days of Escrow’s failure to Close.

               2.5.4 Additionally, except to the extent they are both proprietary in nature and generate a distinct and material economic advantage to Buyer or consist of any architect’s design renderings, the ownership of which is retained by such architect, if Escrow fails to Close, Buyer will provide Nuevo within ten (10) days thereof the Knowledge (as defined in Section 5.22) and all other written materials, notes, documents, and writings of every nature whatsoever, including without limitation, plans and specifications (“Materials”), generated by Buyer in connection with the Inspection, Investigation, other Feasibility Matters and the proposed development of the Property (including the Development Areas) and the

Project. Buyer will make no representation or warranty regarding the accuracy or effectiveness of the Materials so provided to Nuevo.

          Section 2.6 Conditions to Close of Escrow. Unless waived by Seller in writing or otherwise provided herein, Buyer must meet all of the following conditions prior to the Close of Escrow:

               2.6.1 Buyer must pay to Nuevo the Purchase Price as set forth herein by (a) depositing into Escrow the cash portion of the Initial Purchase Price and the fully executed PM Note securing the remainder of the Initial Purchase Price as described in 2.2.1, (b) depositing into Escrow in cash the amount described in Section 2.2.2(a) and any other Additional Purchase Price then due under Section 2.2.2(b), and (c) depositing into Escrow in cash the amount of all Development Reimbursement Monies described in Sections 2.2.3 and 2.2.4 then due. Buyer shall also have obtained and deposited into Escrow a fully executed and binding Corporate Guaranty in the form of Exhibit “P,” securing payment of the Additional Purchase Price and the Guaranteed Obligations (as defined in the Corporate Guaranty).

               2.6.2 The Easement Agreement in the form of Exhibit “M” shall be executed and acknowledged and deposited into Escrow, along with the Insurance Policy or Binder required by Section 3.6.5.

               2.6.3 The PM TD in the form of Exhibit “E,” the Non-Exclusive Assignment of Nuevo’s Contract Rights and Bill of Sale in the form of Exhibit “F,” the Development Declaration in the form of Exhibit “I,” and the PAPA and the PAPA TDs in the form of Exhibit “K” shall be executed (and acknowledged where applicable) and deposited into Escrow.

               2.6.4 If Buyer exercises its rights pursuant to Section 5.42 prior to the Close, Buyer shall deliver to Escrow, a fully executed SPC Guaranty in the form of Exhibit “S.”

               2.6.5 Buyer shall have provided the Release/Indemnity to Nuevo described in Section 5.42 (either outside of or through Escrow).

               2.6.6 Buyer shall not be in material default of any of its obligations under the Agreement.

     Unless waived by Buyer in writing or otherwise provided herein, Nuevo must meet all of the following conditions at the Close of Escrow, as follows:

               2.6.7 Nuevo shall have executed and acknowledged the Grant Deeds in the form of Exhibit “G,” and the Development Declaration in the form of Exhibit “I,” executed the Non-Exclusive Assignment of Contract Rights and Bill of Sale in the form of Exhibit “F,” the PAPA and PAPA TDs in the form of Exhibit “K,” and the Aera Agreement in the form of Exhibit “0,” and deposited them into Escrow, and otherwise have delivered to Buyer all the Development Documents required to be so delivered to Buyer pursuant to this Agreement.

               2.6.8 Nuevo shall have caused the Title Company to deliver the Title Policy into Escrow.

               2.6.9 The Land must be comprised of one or more legal parcel(s) as required by the California Subdivision Map Act.

               2.6.10 If Buyer complies with Section 2.6.4, Nuevo shall comply with provisions of Section 5.42 through Escrow, to the extent required by that section.

               2.6.11 Nuevo is not in material default under the Agreement.

          Section 2.7 Bankruptcy - Insolvency. Buyer agrees that in the event that (a) all or substantially all of Buyer’s assets are placed in the hands of a receiver or trustee, and such receivership or trusteeship continues for a period of sixty (60) days, (b) Buyer makes an assignment for the benefit of creditors, (c) Buyer is adjudicated a bankrupt, (d) Buyer institutes any proceeding under any law relating to bankruptcy wherein Buyer seeks to be adjudicated a bankrupt, or to be discharged of its debts, or to effect a plan of liquidation, composition or reorganization, (e) an involuntary proceeding is filed against Buyer under any bankruptcy laws and Buyer consents thereto or acquiesces therein by pleading, or by default if such involuntary proceeding is not dismissed within sixty (60) days, or (f) substantially all of Buyer’s assets are attached or seized by judicial order where such seizure is not discharged within sixty (60) days, then (i) Buyer shall be deemed to be in default hereunder, (ii) this Agreement shall not become an asset in any of such proceedings, (iii) in addition to all other available remedies, it shall be lawful for Nuevo to declare this Agreement terminated, and (iv) Buyer shall have no further claim on the Property (including the Development Areas) and the Project hereunder or otherwise and no right to the return of any payments or expenses including the Deposit, taxes, assessments, costs, expenses and fees incurred or paid pursuant to this Agreement.

ARTICLE 3
Representations and Warranties; AS IS Purchase; Disclaimers and
Required Disclosures; Governmental Approvals; Development Costs,
Taxes and Assessments; Insurance; Indemnities

          Section 3.1 A. Authorization of Buyer. Buyer shall provide Nuevo with a written instrument executed by an officer of Buyer and certified by its secretary or assistant secretary that (i) Buyer is in “good standing” and authorized to conduct its business in California, (ii) the Transaction contemplated by this Agreement has been duly authorized by its Board of Directors (or constituent members) in accordance with its Articles and By-Laws (or Operating Agreement); (iii) the undersigned have the duly constituted authority to execute, deliver and perform this Agreement on behalf of Buyer; and (iv) all information provided by Buyer to Nuevo as required herein, is accurate and correct as of the Close of Escrow.

               B. Buyer Approvals. Buyer and its environmental and other consultants, including its lawyers, have reviewed and approved the EIR, Development Agreement, Area Plan and Planned Community text relating thereto and Biological Opinion, dated December 30, 2002, draft Impact Mitigation Agreement between Seller and the Brea Olinda Unified School District, dated as of October 28, 2002, Memorandum of Understanding with the City of Brea and all other matters referred to in Section 1.2 (and otherwise herein) regarding the Project and have participated with Nuevo’s consultants, in meetings and discussions with the County and other Governmental Agencies regarding the same and all other development rights and Governmental Approvals for the Project, including the proposed Pre- Annexation Agreement with the City.

               C. Nuevo Representations and Warranties. Except (a) for the Information or as otherwise disclosed to Buyer (or provided for herein), for which no representation or warranty is made, and (b) for all representations and warranties made “to the best of Nuevo’s knowledge” or “actual knowledge” which shall be true and correct as of the execution of this Agreement and at the Close of Escrow only, Nuevo makes the following representations and warranties which shall be true and correct as of the Close of Escrow and for a period of one (1) year thereafter. As used herein, the phrase “to the best of Nuevo’s knowledge” or “actual knowledge” means the actual knowledge of George Nilsen, Philip Gobe, David Leach, Phillip Sorbet, Thomas Calhoun, Michael Handren and/or Bruce Laverty, without any independent investigation.

               3.1.1 Organization. Nuevo is a corporation validly existing under the laws of the State of Delaware. Nuevo owns the Property and Nuevo has no actual knowledge of any claims of others to ownership thereof.

               3.1.2 Authorization. Nuevo has full power and authority to enter into this Agreement and to perform all of its obligations hereunder, and has taken all action required by law and its governing instruments to authorize the performance of this Agreement by Nuevo. Each individual who has executed this Agreement on behalf of Nuevo has the right, power, legal capacity and authority to execute, deliver and perform this Agreement on behalf of Nuevo. To the best of Nuevo’s knowledge, no material consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or Governmental Agency is required to be obtained or made by Seller in connection with the execution, delivery, or performance by Seller of this Agreement, each other agreement, instrument, or document executed or to be executed by Seller in connection with the Transaction.

               3.1.3 Conflicting Agreements. To the best of Nuevo’s knowledge, neither the execution or delivery of this Agreement, nor the consummation of the Transaction contemplated herein, will materially conflict with, or result in a significant breach of any material contract, license, lease, easement, document, instrument, undertaking or order to which Nuevo is a party or by which Nuevo is bound, or constitute a default thereunder, or except as contemplated herein, result in the creation of any lien or encumbrance upon the Property.

               3.1.4 Violation of Law. To the best of Nuevo’s knowledge, there is no condition affecting the Property in material violation, nor will the Property be in material violation at the Close of Escrow, of any applicable law, statute or ordinance.

               3.1.5 Required Work. With the exception of conditions to approval of the Governmental Approval Documents, Nuevo has not received, nor is Nuevo aware of, any written notification from any city, county, or state Governmental Agency having jurisdiction over the Project requiring any work to be done on or affecting the Project.

               3.1.6 Litigation. Nuevo has not been served with a complaint initiating litigation or legal proceedings against Nuevo or the Property or Project which would materially and adversely affect Nuevo’s or Buyer’s ability to perform their respective obligations hereunder or Buyer’s use of the Property or Project or proposed development of the Project as a residential development. Buyer acknowledges that Buyer has been specifically informed about, is aware of and has reviewed the Lawsuit and is aware that other legal, equitable and regulatory actions and other opposition against the Project could be asserted by members of City government and others, which are expressly excluded from this representation.

               3.1.7 Unrecorded Leases; Title. To the best of Nuevo’s knowledge, there are no unrecorded leases burdening the Property that would have a material, adverse effect upon Buyer’s proposed use thereof or development of the Project as a residential development. Seller is the sole, fee owner of the Property, and has good and marketable title thereto, all as set forth in the Title Report.

               3.1.8 Property Defects. To the best of Nuevo’s knowledge, there are no material, adverse latent defects or conditions, including, without limitation any environmental conditions, wetlands or endangered species on or about the Property which would cause injury or damage to persons or property, or which would have a material adverse effect on Buyer’s marketing, development and/or construction of improvements or residences at the Project.

               3.1.9 No Created Rights to Acquire Property. Nuevo has not created any right to acquire the Property or Project or any part thereof, in any person, firm or entity other than Buyer (except for Oil Operations) and except as may be otherwise provided in this Agreement, as long as this Agreement remains in force, Seller will not, without Buyer’s prior written consent, lease, transfer, option, mortgage, pledge, or convey its interest in the Property or Project or any portion thereof, nor shall Seller enter into any agreement granting to any person or entity any option to purchase or rights superior to Buyer with respect to its right to purchase the Property or Project or any part thereof.

               3.1.10 Access; Possession. To the best of Nuevo’s knowledge, there are no facts or conditions which would prevent access to and from the Property on existing highways and roads.

               3.1.11 Offsite Improvements. Other than as called for in the mitigation measures within the EIR for the Project, the Hover Program, the Aera Program and/or under the Blacksand PSA, to the best of Nuevo’s knowledge, there are no existing and outstanding requirements specifically imposed against the Property engendering any obligations on the owner thereof to construct any offsite improvements as a condition to the development of the Property.

               3.1.12 Payment of Expenses. All expenses relating to the ownership or operation of the Property, have been, and are being, paid in the ordinary course of business by Seller, except such expenses and taxes as are disputed in good faith by Seller.

               3.1.13 No Alienation. Except as otherwise expressly provided herein, within 120 days of the date hereof, Seller has not sold, assigned, conveyed, or transferred or contracted to sell, assign, convey or transfer any right or title to any material portion of the Property.

               3.1.14 No Oral Contracts. To the best of Nuevo’s knowledge, Seller has not entered into any material oral contract with respect to the Property which is still in force and effect.

               3.1.15 Preferential Rights and Consents to Assign. To the best of Nuevo’s knowledge, there are no material consents to assignment or waivers of preferential rights to purchase that must be obtained from third parties in order for Seller to consummate the Transaction without violating or breaching a material duty or obligation of Seller.

               3.1.16 Remediation Obligations. With respect to the Land, including the Development Areas, each of Unocal and Nuevo has completed all its obligations under the Unocal Asset Purchase Agreement to perform Remedial Work and has performed all of the obligations assumed by it under the Unocal Asset Purchase Agreement in connection with Seller Environmental Liabilities, Buyer Environmental Liabilities, Environmental Claims and Environmental Permits, or any other environmental matters, conditions, or concerns relating to the Land, including the Development Areas. Capitalized terms in this Section 3.1.16 shall have the meaning set forth in the Unocal Asset Purchase Agreement.

               3.1.17 Stand Alone Insurance (Section 5.26). As of the execution of this Agreement and at the Close, Nuevo has made no claim for reimbursement or the payment of insurance proceeds pursuant to the terms of the SA Insurance, nor to the best of its knowledge, has any event occurred giving rise to the right to make any such claim.

               D. Buyer’s Representations and Warranties. Buyer (which, for purposes of this subsection D, shall include each entity constituting Buyer) represents and warrants to Seller the following, as of the execution of this Agreement and at the Closing:

               (a) Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has all requisite powers to carry on its business as it is now being conducted.

               (b) Buyer has the power and authority to make and carry out this Agreement and to be bound by any and all terms and conditions hereof. All necessary action on the part of Buyer required for the authorization of the Transaction has been duly taken.

               (c) Buyer is qualified to do business in the State of California.

               (d) Notwithstanding anything to the contrary herein, Buyer will have sufficient, non-contingent financial resources to pay the Purchase Price and to fulfill its obligations as specified in this Agreement, as of the Closing.

               (e) Buyer is and has been since its inception engaged primarily in the business of real estate development and home building.

               (f) Buyer and/or all its members are experienced and knowledgeable investors in the real estate business. Prior to entering into this Agreement, Buyer was advised by its own legal, tax, environmental, entitlement and other professional counsel and other consultants concerning this Agreement, the Property (including the Development Areas and Oil Operations), the Project and the value thereof. Buyer is aware of the risks and uncertainties of an investment in real estate business.

               (g) Buyer is aware of no litigation or legal proceeding pending or threatened against Buyer and/or all its members which would materially and adversely affect their ability to perform their respective obligations under this Agreement.

          Section 3.2 Covenants by Nuevo.

               3.2.1 As required by this Agreement, Nuevo will continue processing the Governmental Approvals for the development of the Project, the cost of which is to be reimbursed to Seller as described herein and in Exhibit “K.”

               3.2.2 Nuevo has made no representations that any Governmental Approvals already applied for or obtained by Nuevo are not subject to denial or reversal by reason of challenges thereto by private parties or Governmental Agencies (including Moratorium, Initiative or Referendum), and Buyer specifically assumes the risk of such an occurrence. Until the Close, the defense to and/or settlement of any such challenge shall, in Nuevo’s sole discretion, be controlled solely by Nuevo. Nuevo shall have no obligation to defend any such challenge, except to the extent Buyer requests such defense in writing and pays for all costs thereof, including without limitation all attorneys’, consultants’, experts’ and other fees and costs, in a manner satisfactory to Nuevo. By accepting payment under this Agreement, Nuevo is not warranting that it has obtained any or all Governmental Approvals for the development of the Land (including Development Areas) and/or the Project, or any neighborhood, village or community which is a part thereof or of which it is a part, nor is Nuevo warranting its or Buyer’s ability to obtain any future Governmental Approvals for the development of the Land (including Development Areas) and or the Project or any neighborhood, village or community which is a part thereof or of which it is a part. In no event shall Nuevo’s failure to obtain any such approvals entitle Buyer to the refund of any payments or expenses incurred pursuant to this Agreement, including the Deposit, taxes, assessments, costs, expenses and/or fees.

               3.2.3 From the execution date of this Agreement through the Close, Seller shall promptly notify Buyer of any Material Change with respect to the Land (including Development Areas) and the Project or to any Governmental Approval Documents heretofore or hereafter furnished to Buyer with respect to the Land (including Development Areas) and the Project, of which it becomes aware to the best of its knowledge, including specifically, any Material Change which would make any portion of this Agreement, including the representations, warranties, covenants and agreements contained in this Article, untrue or materially misleading; and will provide Buyer copies of all correspondence or other written materials relating thereto and access to all such materials. Additionally, Seller will proceed, in the manner described in Section 3.4 upon the occurrence of any Material Change (as defined in Section 3.4.3).

          Section 3.3 Covenants by Buyer; “AS IS” Purchase.

               3.3.1 As of the execution of this Agreement, Buyer is familiar with the Land (including Development Areas) and the Project and has made such independent investigations as Buyer deems necessary or appropriate concerning: the Information, the Inspection, the Investigation, Governmental Approval Documents, Governmental Approvals, the use, sale, development or suitability for development of all or a portion of the Property (including Development Areas) and the Project, including but not limited to any desired investigations or analyses of present or future laws, statutes, rules, regulations, ordinances, notices or orders by Governmental Agencies, limitations, restrictions or requirements concerning the use, density, location or suitability of all ora portion of the Property (including the Development Areas) and the Project or any existing or proposed use, development or condition thereof (collectively “Regulations”), including but not limited to general plan, zoning, subdivision, environmental or other such Regulations; the necessity or availability for the Property (including Development Areas) and the Project of any general or specific plan amendments, rezoning, zone variances, conditional use permits, development permits, building permits, environmental impact reports, parcel or subdivision maps, public reports by the California Department of Real Estate under the Subdivided Lands Act, or any other permits, approvals or acts by Governmental Agencies for the Property (including Development Areas) and the Project (collectively, the “Permits”); the necessity or existence for the Property (including Development Areas) the Project of any dedications, fees, charges, costs or assessments that may be imposed in connection with any Regulations or the obtaining of any required Permits; the effect of and limitations imposed by any City, County or other Governmental Agency; the economic value of the Property (including Development Areas) and the Project or the ground water or other minerals relating thereto; the size, dimensions, location or topography of all or a portion of the Property (including Development Areas) and the Project; the availability or adequacy of access to all or a portion of the Property (including Development Areas) and the Project, or of water, sewage or any other utilities serving the Property (including Development Areas) and the Project; the presence or adequacy of infrastructure, subdrain or other improvements on, near or concerning all or a portion of the Property (including Development Areas) and the Project; the extent or condition of any grading, compaction or other site work already performed or hereafter required for Buyer’s proposed development for the Property (including the Development Areas) and the Project; any surface, subsurface, soil, subsoil, geologic or ground water conditions or other physical conditions of or affecting all or a portion of the Property (including Development Areas) and the Project, such as climate, drainage, air, water or minerals and the existence of contaminants, naturally occurring radioactive material (“NORM”) or Hazardous Substances on or in all or a portion of the Property (including Development Areas) and the Project or in the ground water; and the extent or condition, use, development or sale of all or a portion of the Property (including the Development Areas) and the Project.

               Buyer acknowledges that the Land (including the Development Areas) has been a producing/operating oil field, and that the Land (including the Development Areas) and other surrounding property may have been farmed or used for agricultural purposes, and that in connection therewith fertilizers, pesticides, weed killer and other chemicals may have been used thereon and that storage tanks (including underground storage tanks) have been installed in the Land (including the Development Areas). Buyer expressly agrees that it is solely responsible for having determined the existence or non-existence of any such materials, tanks and lines and the Oil Operations and, if Buyer purchases the Property (including the Development Areas), for dealing with the existence of any such materials, tanks and lines and the Oil Operations and all consequences arising in connection therewith.

               Buyer agrees that Nuevo has not warranted and will not warrant the accuracy or completeness of any reports, plans and specifications referred to in the Development Documents, including without limitation, the Information or other materials required to be delivered or made available to Buyer and Buyer agrees it has independently verified and established the accuracy and completeness thereof to Buyer’s own satisfaction.

               3.3.2 Unless and except as otherwise specifically provided to the contrary in this Agreement, Buyer is relying solely upon its own Inspection, Investigation and analyses of the foregoing matters in entering into this Agreement and is not relying in any way upon any representations, statements, agreements, warranties, studies, reports, descriptions, guidelines or other information or materials furnished by Nuevo or its representatives, whether oral or written, express or implied, of any nature whatsoever regarding any such matters, including without limitation, anything provided in connection with the Information and Feasibility Matters and/or the Project, Property (including the Development Areas) and Oil Operations.

               3.3.3 Unless and except as otherwise specifically provided to the contrary in this Agreement, Buyer expressly acknowledges that Nuevo has not made and will not make any representations or warranties regarding the results or enforceability of any entitlements of any nature whatsoever, including without limitation, the Governmental Approval Documents and Governmental Approvals.

               3.3.4 Unless and except as otherwise specifically provided to the contrary in this Agreement: (a) Buyer will acquire the Property (including the Development Areas) and the Project “AS IS,” without representation by Nuevo or its representatives as to any matter and (b) no patent or latent condition affecting the Property (including the Development Areas) and the Project in any way, such as but not limited to the matters listed above in this Section 3.3, whether or not known or discoverable or hereafter discovered, shall affect Buyer’s obligations contained in this Agreement, nor shall give rise to any right of damages, rescission or other remedies against Nuevo.

               Notwithstanding the above, Buyer may, in its reasonable discretion, maintain a lawsuit or other action against construction entities hired by Nuevo to perform work on the Land pursuant to a written contract (“Construction Entities”), to obtain damages for losses suffered as a result of the matters described in Sections 3.3.1 to 3.3.3 to the extent caused by such Construction Entities. In that regard, to the extent it possesses and may assign same, Nuevo hereby conveys to Buyer a non-exclusive assignment of its rights and interests in and to any relevant contracts or subcontracts, for the limited purposes stated herein, without any obligation by Nuevo to participate in such lawsuit or action, as a party or otherwise, and without any responsibility, warranty, representation or liability for any outcome pursuant thereto or damages awarded therein. Construction Entities include contractors, subcontractors, materialmen or other independent entities, but not Nuevo and/or Torch, or their partners, officers, employees or any other related entities. Upon ten (10) days written request, Nuevo will provide Buyer with a list of such Construction Entities which have (a) supplied Nuevo with the Preliminary Notice prescribed by the California Civil Code for the maintenance of mechanic’s lien rights or (b) have an independent (direct) contract with Nuevo with respect to such work.

               3.3.5 Without in any way limiting the generality of the foregoing provisions of this Section 3.3, Buyer expressly agrees to cause certain disclosures described below (“Disclosures”) to be inserted in the Final Subdivision Public Reports (“Public Report”) obtained by Buyer (and/or any builder/developer purchasing from Buyer) from the Department of Real Estate relating to the Project or, in the absence of a requirement for a Public Report, in a separate Disclosure instrument; Buyer shall cause each purchaser of a Home constructed at the Project to sign, prior to or contemporaneously with the execution of a purchase agreement for such Home, a Disclosure notice and a specific “assumption of risk” with respect thereto in such agreement. The Disclosure shall contain all information required by California law, including the ordinances, rules and regulations of any Governmental Agency and any other information that would be disclosed by a prudent developer/builder of homes in the same geographical area, including those relating to nuisance (of any sort) noise, glare, traffic, transmission lines, magnetism associated therewith or otherwise, hazard zones, potential acts of God or nature, habitat restoration, protection of species (wildlife and vegetation), the existence of landfills and other man-made alterations to the Land, the existence of the Project; and, that the Land (including the Development Areas) and the Adjacent Parcel have had a number of historical uses including oil, gas and power production and associated residential and commercial, structures and habitation and may contain contamination and buried trash and debris as a result of such use; and, there will be abandoned oil wells at the Project, and continuing Oil Operations (including, in Operator’s sole discretion, additional wells), as well as the construction and development of a master-planned community.

               3.3.6 Without in any way limiting the generality of the foregoing provisions of this Section 3.3, Buyer expressly acknowledges it is aware of and has satisfied itself with respect to the following:

                    3.3.6.1 Unocal Gas Plant. That (a) the Project contains certain real property that was formerly used by Unocal as a gas plant for the commercial production of natural gas, (b) the Unocal gas plant has been shut down and its operations discontinued, (c) Nuevo has caused the areas surrounding the Unocal gas plant to be cleaned up and remediated (“clean-up”) pursuant to a remedial action plan established by the Orange County Health Care Agency (“OCHCA”) which has issued a Conditional Closure Letter indicating its inspection and acceptance of such remediation efforts, (d) Buyer has received and reviewed to its satisfaction the Conditional Closure Letter and other written materials concerning the Unocal gas plant, its operation and the clean-up as part of the Information and (e) Nuevo does not warrant, represent or guarantee that the Unocal gas plant or surrounding areas are free from contamination or any other conditions whatsoever, as a result of its operations or otherwise.

                    3.3.6.2 Faults. Buyer acknowledges that Nuevo has made Buyer aware that there are earthquake and other faults which exist on or near the Project. Further, Buyer acknowledges that there may be faults, unknown to Nuevo, which exist on or near the Project.

                    3.3.6.3 Lessees on the Property. Buyer acknowledges that there (a) are surface leases on a portion of the Land and the Project, between Nuevo, as successor to Unocal, and Brea Green Recycling, Inc., dated February 1, 1997, and with Haynes Apiaries, dated December 29, 1992, as amended, for the keeping of bees, and (b) is an oil and gas lease between Seller and Aera Energy LLC, commonly referred to as the Indenture, as amended, by and between Unocal and Columbia Oil Producing Company dated February 26, 1901,affecting a portion of the Land. Buyer has been provided copies of such leases as part of the Information.

                    3.3.6.4 Water Storage Tanks. The Property surrounds two (2) large, domestic water storage tanks currently in operation. The tanks are owned and operated by the City.

                    3.3.6.5 Oil Wells and Change House. As part of the AS IS purchase of the Property (including the Development Areas) and the Project, Buyer understands and agrees that the wells and Change House (shown as “Changing House”) shown on Exhibit “N” have been identified “to the best of Nuevo’s knowledge” (as defined in Section 3.1C).

          FOR PURPOSES OF THIS SECTION 3.3, ALL REFERENCES TO“LAND” AND/OR “PROPERTY” SHALL MEAN AND INCLUDE OIL OPERATIONS.

          NUEVO SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR ASSURANCE THAT THE PROJECT OR ANY HOMES CONSTRUCTED THEREIN WILL ENJOY ANY VIEW.

          Section 3.4 Governmental Approvals

               3.4.1 Until the Close of Escrow, Seller shall have the right to process all Governmental Approval Documents and all related Governmental Approvals which may from time to time be required with respect to the orderly development of the Project contemplated under this Agreement, including as applicable and without limitation, the A Final Map all other maps, final subdivision public reports from the Department of Real Estate (“DRE”), FHA/VA approvals, a property report from the Office of Interstate Land Sales Registration, conditional use permits, final site plan approvals, appropriate zoning, building and other permits and like approvals. In processing such Governmental Approvals, Seller may prepare as necessary and without limitation, environmental impact reports, tentative and subdivision maps, engineering studies and other supporting materials; subject however, to Buyer’s involvement and assistance and prior approval of Material Changes, to be given in Buyer’s reasonable discretion. After the Close of Escrow, Buyer shall be responsible for such processing (and until the full reconveyance of the PAPA TDs, with Seller’s involvement, assistance and prior approval of Material Changes, to be given in Seller’s reasonable discretion; thereafter, Buyer shall promptly give Seller written notice of any such Material Change). All such processing, whether by Seller or Buyer (individually as provided herein, “Processing Party”), shall be continuous so as to effect the

Governmental Approvals at the earliest possible time. Notwithstanding the above, Buyer acknowledges and agrees that (a) Seller’s relationships and “standing” with the City are very significant elements in the viability of the Project and the opportunity to procure the Governmental Approvals therefor, and that its reasonable decisions regarding the processing of such Governmental Approvals and the Governmental Approval Documents will be made taking this into consideration, and (b) the method of payment of the Additional Purchase Price involves Seller in considerable risk, and, by necessity, therefore, in the timing and substance of such processing.

               3.4.2 Except as provided otherwise in Section 3.4.1, the Processing Party shall submit all applications for Governmental Approvals which involve Material Changes to and coordinate with the other Party; such applications must be approved in writing by the other Party, in its reasonable discretion, prior to filing with the appropriate Governmental Agency. The other Party shall have a period of seven (7) business days from receipt to disapprove, in its reasonable discretion, any applications provided by the Processing Party. In the event of such disapproval, the other Party shall specify the reasons therefor and the Processing Party shall then revise and resubmit such applications and the other Party shall again have seven (7) business days for the approval/disapproval process. Failure to so disapprove within any time period described herein shall be deemed approval thereof. The Processing Party shall provide the other Party with copies of all written (and material) communications with the Governmental Agency processing such applications.

               3.4.3 “Material Change” or “material change” shall mean a change to a Governmental Approval Document after the date of execution of this PSA, which significantly (a) reduces the chance of obtaining a material Governmental Approval or (b) diminishes or dilutes the potential rights or entitlements of the owner of the Project, and shall include, without limitation, a diminution in the number of residential Lots in the Area Plan, increased costs of, or increased restrictions on, the timing of development of the Project, and increased requirements for on or off site Improvements, if such diminution, increases or restrictions will have a substantial, adverse effect upon the economic viability of the Project.

          Section 3.5 Development Requirements, Conditions, Costs, Taxes and Assessments. Except as expressly provided elsewhere herein or in Exhibit “K,” from and after the Close of Escrow and until the full reconveyance of the PAPA TDs, (a) Buyer shall use commercially reasonable efforts to satisfy all conditions and requirements of Governmental Agencies and/or with respect to Governmental Approval Documents and (b) Buyer shall pay and be responsible therefor and for all other costs and expenses, of every nature whatsoever, incurred in developing the Project. Such costs and expenses incurred after the Close of Escrow, shall include, without limitation, the following:

               3.5.1 Buyer shall be responsible for all Governmental Approval Costs (as defined in Section 1.1.12(a)), including those bond costs described in Section 1.3. If any such Governmental Approval Costs, pursuant to the terms of any agreement between Nuevo and any Governmental Agency with jurisdiction over the Project or any ordinance, administrative procedure or other regulation adopted by such Governmental Agency or otherwise, are charged to and paid by Nuevo, then Buyer shall reimburse Nuevo for the portion of such fees allocable to the Project and/or the Improvements to be constructed in connection therewith, as described in Section 1.3 and in Exhibit “K.”

               3.5.2 Buyer shall be responsible for the cost of construction of all Buyer’s Improvements, as more fully described on Exhibit “K,” and for all other charges and costs for the Project and development pursuant to the Governmental Approval Documents and Governmental Approvals, including the costs of any bonds required in connection therewith.

               3.5.3 Buyer shall be responsible for all taxes and assessments for the Land after the Close; such amounts shall be prorated by Escrowholder at the Close.

               3.5.4 Buyer shall pay and be solely responsible to the Governmental Agency as may be applicable, all fees, including street, transportation, connection or similar types of fees due for the Project and for the discharge of all conditions to the Governmental Approvals, including all maps. To the extent such fees continue to be required by any Governmental Agency or authority, Buyer agrees that all such fees shall be payable by Buyer whether or not the applicable enabling ordinance or other legislation is repealed, invalidated, terminated or revoked or if the Governmental Agency’s participation in funding or constructing such facilities is prohibited. In no event shall Buyer be entitled to a refund from Seller of any portion of any such fees or any portion of the Purchase Price due to a failure by the Governmental Agency to construct the facilities relating thereto or for any other reason.

               3.5.5 Should Buyer fail to satisfy, pay and/or discharge, or cause to be satisfied, paid and/or discharged prior to delinquency, any tax, assessment or other condition, requirement, charge, cost or expense upon or in connection with the Land and/or Project, or its or their development, as otherwise required herein, and if Buyer after ten (10) days’ written notice from Nuevo shall fail to pay and discharge the same, then Nuevo may, at its option, satisfy and/or pay any such conditions or amounts, respectively, or settle or discharge any action therefor or satisfy any judgment thereon, and all reasonable costs, expenses and other sums incurred or paid by Nuevo in connection therewith, including, without limitation, attorneys’ fees and court costs, shall be paid to Nuevo by Buyer within ten (10) days of a request therefor by Nuevo, which request shall be accompanied by an invoice for such fee or charge and reasonable supporting documentation. Any such reimbursement shall not relieve Buyer of its obligation to reimburse Nuevo for any subsequent billing.

               Notwithstanding the above, Buyer may contest such matters in good faith and postpone such satisfaction and/or payment until resolution of the contested matter, or as required by law, whichever is sooner. If Buyer contests such matters in good faith and Nuevo exercises its rights hereunder, Nuevo may pay such amounts under protest and reimburse Buyer for any amounts paid from Buyer to Nuevo to the extent of any reduction resulting from such contest, to the extent Nuevo receives a refund thereof.

          Section 3.6 Insurance.

               3.6.1 Insurance Types. From and after the Close, Buyer shall, at its sole cost and expense, as required by this Agreement, maintain in full force and effect with companies satisfying the requirements specified below, the following insurance:

                    3.6.1.1 Comprehensive General Liability Insurance. Buyer shall maintain Comprehensive or Commercial General Liability Insurance on an “occurrence” basis, with reasonably acceptable deductibles, and excess umbrella coverage, with a combined single limit for bodily injury and property damage of Twenty-Five Million Dollars ($25,000,000.00), reduced automatically to Three Million Dollars ($3,000,000) (a) with respect to the portion Transferred, upon the Transfer or Transfers in the aggregate (in a single or multiple transactions) to the same or a related Transferee of the fee interest in any portion of the Remainder Parcels constituting less than thirty (30) acres or (b) with respect to the rest of the Remainder Parcels, after the sale of the last Home at the Project to the Home buying public (or an amount equal to the limit from time to time carried by Buyer, if greater), covering the following:

                         3.6.1.1.1. Operations, Independent Contractors and Products and Completed Operations (which Buyer shall maintain in effect on at least an annual renewal basis for at least ten (10) years following the completion of the last Home at the Project;

                         3.6.1.1.2. Owners’ and Contractors’ Protective Liability;

                         3.6.1.1.3. Severability of Interest and Cross Liability clauses;

                         3.6.1.1 .4. Contractual Liability, including without limitation coverage for Buyer’s contractual indemnities in this Agreement;

                         3.6.1.1.5. Personal Injury and Explosions, Collapse and Underground Hazards (X, C, U);

                         3.6.1.1.6. Broad Form Property Damage Liability, including completed operations.

The limits of liability of the insurance coverage specified in this subsection may be provided by any combination of primary and excess liability insurance policies.

                    3.6.1.2 Automobile Liability Insurance. Buyer shall maintain owned, hired and non-owed automobile liability insurance covering all use of all automobiles, trucks and other motor vehicles utilized by Buyer in connection with the requirements or obligations specified in any Development Document with a combined single limit for bodily injury and property damage of Five Million Dollars ($5,000,000.00) as to the Development Areas and One Million Dollars ($1,000,000.00) as to the Remainder Parcels (or in an amount equal to the limit from time to time carried by Buyer if greater).

               3.6.2 Waiver of Subrogation. Buyer hereby waives all rights against Nuevo and the Indemnitees (as that term is defined below in Section 3.7 hereof) for damages caused by fire and other perils and any other risk.

               3.6.3 Named and Additional Insured. Each of the entities constituting Buyer shall be named insureds on the policy required by this Section 3.6. Nuevo shall be included as an additional insured under the coverage specified in subsections 3.6.1 above with the following provisions included within each applicable policy: “It is understood and agreed that coverage afforded by this Policy shall also apply to Nuevo Energy Company and Torch Energy Advisors Inc. and Torch Operating Company (collectively, “Torch”), and their members, partners and their constituent members, their parent companies, subsidiaries, and all of their respective officers, directors, shareholders, agents, representatives, employees and professional consultants, and all of their respective successors and assigns, as additional insureds, but only with respect to legal liability or claims caused by, arising out of or resulting from the acts or omissions of the named insured or others performing acts on behalf of the named insured in connection with their ownership, use and development of the Property (including the Development Areas) and the Project. This insurance is primary and any other insurance by such additional insureds is non-contributing with this insurance as respects claims or liability arising out of or resulting from the acts or omissions of the named insured, or of others performing on behalf of the named insured.”

               3.6.4 Insurance Policies. Each insurance policy required under this Section shall:

                    3.6.4.1 Be issued by insurance carriers licensed and approved to do business in California, having a general rating of not less than an “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report. Should Buyer wish to maintain insurance issued by an Affiliate of Buyer, Buyer shall provide Seller with sufficient financial information to demonstrate that the financial ability of such Affiliate is comparable to other insurance companies having the forgoing Best’s Insurance Report ratings. Such information shall include but not be limited to such Affiliate’s balance sheet and income statement, loss reserves and contingencies, and reinsurance arrangements.

                    3.6.4.2 Contain a provision that the policy shall not be subject to material alteration to the detriment of Nuevo or Buyer or cancellation without at least thirty (30) days prior written notice given to Nuevo by registered mail;

                    3.6.4.3 Provide that such policy or policies and the coverage evidenced thereby are primary and Nuevo’s insurance is noncontributing with such primary coverage; and,

                    3.6.4.4 Contain severability of interest and cross liability clauses.

          Buyer may provide the insurance described in this Section 3.6 in whole or in part through a policy or policies covering other liabilities and projects of Buyer; provided, however, that any such policy or policies shall (a) specifically allocate to this Agreement the full amount of insurance required hereunder and (b) be subject to, without limitation, and contain, permit or otherwise unconditionally authorize the waiver contained in subsection 3.6.2 above; and provided further that any such policy or policies shall not otherwise dilute or impair the rights of Nuevo or in any way negate the requirements of this Agreement.

               3.6.5 Evidence of Insurance. As confirmation and evidence of each type of insurance coverage required by section 3.6.1 and section 5.26 (if applicable) of this Agreement, Buyer shall satisfy the following requirements:

                    3.6.5.1 Buyer shall provide Nuevo with policy binder letters by the Close of Escrow for each type of insurance coverage, confirming the subject coverage is in place and effective as of the Close of Escrow;

                    3.6.5.2 Buyer shall comply with all payment obligations of each type of insurance, as specified in the subject policy quote or binder, whichever is relevant to the specific type of insurance coverage;

                    3.6.5.3 Buyer shall comply with all terms and conditions of each subject quote or binder that require additional information be provided to the insurer prior to binding;

                    3.6.5.4 In addition to binder letters, Nuevo shall be provided with certificates issued by Buyer’s insurance carrier acceptable to Nuevo showing such policies in force for the specified period. Nuevo has the right to review certified policies as it may deem necessary. Such evidence shall be delivered to Nuevo promptly upon execution of this Agreement. Evidence of any renewal insurance including specifically without limitation, the Products and Completed Operations insurance, shall be delivered to Nuevo not less than thirty (30) days prior to the expiration date on the term of the policy. Each policy and certificate shall be subject to reasonable approval by Nuevo. Should any policy expire or be cancelled before the expiration of this Agreement, or such later period as Buyer is required to carry such insurance as set forth herein, and Buyer fails immediately to procure other insurance as specified, Nuevo, upon ten (10) days written notice to Buyer, shall have the right, but shall have no obligation, to procure such insurance and to charge Buyer with one hundred ten percent (110%) of the cost to Nuevo of procuring such insurance. Buyer shall pay Nuevo any such amount within ten (10) days of written demand therefor.

               3.6.6 Damages. Nothing contained in these insurance requirements is to be construed as limiting the type, quality or quantity of insurance Buyer should maintain or the extent of Buyer’s responsibility for payment of damages resulting from its operations.

               3.6.7 Nuevo’s Election to Insure. Should Buyer fail to do so, Nuevo reserves the right (but shall have no obligation), upon ten (10) days notice to Buyer to effect a cure and procure such insurance, to procure the insurance itself, or any portion thereof. As provided above, Nuevo shall notify Buyer if Nuevo exercises its right, whereupon Buyer’s responsibility to carry such duplicative insurance shall cease. Nuevo further reserves the right at any time, upon thirty (30) days notice to Buyer, to require that Buyer resume the maintenance of any insurance for which Nuevo has elected to become responsible pursuant to this subsection 3.6.7.

               3.6.8 Contractors. Buyer shall not permit any architect, engineer or contractor to commence work on or relating to the Property (including Development Areas) or the Project until such parties have complied with Buyer’s customary insurance requirements. Buyer shall use commercially reasonable efforts to cause each such party to name Nuevo and Torch as additional insureds to such party’s general liability insurance policies. Buyer shall also include Nuevo and Torch in any indemnity provisions with such parties for defense and indemnification to the same extent Buyer is defended and indemnified. Failure by Buyer to discharge its obligations under this Section 3.6.8 shall not give rise to a right in Seller to exercise a remedy at law or equity, except to the extent Seller suffers Losses or Environmental Losses as a result thereof.

          Section 3.7 Indemnity. To the maximum extent permitted by law, and except to the limited extent provided to the contrary herein or in Exhibit “K,” Nuevo, Torch and their members, partners and their constituent members, their parent companies and subsidiaries and their employees, officers, directors, shareholders, agents and representatives and all of their respective successors and assigns (collectively, the “Indemnitees”) shall not be liable for any Losses (as defined below) of any kind or character to any person or property arising from, caused by or relating to, with or without fault or negligence of an Indemnitee (a) the Property, the development or use of the Property, the performance of the Work or work at, relating to or in connection with the Property, and/or the construction, use or sale or other conveyance of Improvements or other improvements at, relating to or in connection with the Property, including, without limitation, any loss, damage, injury or claim arising from or caused by or alleged to have arisen from or have been caused by (i) the use of the Property during grading or other activities by Buyer or any of Buyer’s Representatives (as that term is defined in subsection 3.9 below) in a manner that impacts operations relating to oil and gas or any other mineral or hydrocarbon or substance, or any related and/or any other operations, (ii) a defect in the design or construction of, or material in, any structure or other improvement at, relating to or in connection with the Property, or in any Work performed by Buyer or any of Buyer’s Representatives, or by Seller; (iii) the condition of the Property including any earthquake or other faults, or other natural hazards, disclosed or undisclosed, a defect in soils or in the preparation of soils (including any grading performed at, relating to or in connection with the Property prior to the date hereof by Nuevo or any other party), (iv) the presence or existence of any Hazardous (or toxic) Substances (including any methane gas and/or tar seeps), materials or waste (including any landfill) in, on or near the soil or groundwater at, relating to or in connection with the Property, whether known or unknown and whether resulting from occurrences prior to, on the date of or after the acquisition of the Property, including without limitation any liability under the Comprehensive Environmental Response, Compensation and Liability Act, the California Environmental Quality Act or any other law, (v) claims made by third parties for matters at, relating to or in connection with the Property and/or the Adjacent Property (in equity, tort or strict liability and/or rising out of, relating to or in connection with all agreements and contracts assumed by Buyer pursuant to this Agreement, including the Aera Agreement, Hover Agreement and the Agreement between Adjacent Landowners between Seller and Brea Walden, LLC, dated October 9, 2001, and recorded on October 9, 2001, as Instrument No. 20010710857 in the Official Records of Orange County, California), including any matter disclosed in 3.3.5 and/or 3.3.6 herein, (vi) any act or omission of Buyer or any of Buyer’s Representatives, (vii) any accident or casualty at, relating to or in connection with the Property after the Close of Escrow, (viii) a material misrepresentation by Buyer or any of Buyer’s Representatives, (ix) a violation or alleged violation by Buyer or any of Buyer’s Representatives of any law now or hereinafter enacted, (x) a slope erosion, sluffing or failure or subsurface geologic or groundwater condition at, relating to or in connection with the Property, as well as the effect on such slopes and subsurface areas of Buyer’s development at, relating to or in connection with the Property and use of the improvements at, relating to or in connection with the Property (including watering), (xi) the application of the principles of equity or strict liability with respect to any act or omission of Buyer or an Indemnitee or their respective licensees, invitees or contractors at, relating to or in connection with the Property, including without limitation the grading thereof and/or the existence of any contaminants or Hazardous Substances or materials in or on the soil or groundwater, or (xii) any other cause whatsoever at, relating to or in connection with the Property, Buyer’s use of the Property or Buyer’s performance under the Development Documents (including its covenants, representations and warranties made pursuant thereto and specifically including those of it and its Transferees made in Paragraphs 1 through 4, and otherwise in, the Assumption of Obligations); (b)the negligence or willful misconduct of Buyer or any of Buyer’s Representatives in the development, construction, grading or other work performed off the Land or Project by Buyer, or otherwise in connection with the development of the Property, or any defect in any such Work; or (c) the Default by Buyer of any of its obligations under the Development Documents.

          As a material part of the consideration of this Agreement, except as prohibited by law and/or as provided to the contrary below or in Exhibit “K,” Buyer hereby releases the Indemnitees from and waives on its behalf, and on behalf of its successors and assigns, all claims, demands and causes of action against the Indemnitees for any such loss, liability, damage, cost, expense, injury or claim, including court costs and attorneys’ fees, arising out of, relating to or in connection with the matters in (a), (b) and (c) of the preceding paragraph (collectively, “Losses”) and agrees to indemnify, defend and hold harmless Nuevo and all of the Indemnitees and their property from all such Losses whether incurred or made by Buyer, Nuevo, any Indemnitee or any third parties/person(s). The foregoing release, waiver, indemnity and obligation to defend and hold harmless shall apply to any claim or action brought by a private party or by a Governmental Agency or entity under any statute or common law now or hereinafter in effect and is intended to apply with respect to Losses before or after the conveyance of all of the Homes and/or other improvements at, relating to or in connection with the Property. The foregoing release, waiver, indemnity and obligation to defend and hold harmless, and any similar covenants by Buyer elsewhere in the Development Documents, are intended to apply to Losses incurred directly by Nuevo or any Indemnitee, or their property, as well as by Buyer or any third party or their property. With respect to design, construction methods, materials, locations and other matters for which Nuevo has given or will give its approval, recommendation or other direction, the foregoing release, waiver, indemnity and obligation to defend and hold harmless shall apply irrespective of Nuevo’s approval, recommendation or other direction.

          Notwithstanding anything to the contrary above, nothing contained in this Section shall operate to relieve any Indemnitee to the extent of any Losses found by a court of competent jurisdiction to have been caused (a) solely by the reckless behavior, willful behavior or gross negligence or (b) by the intentional misconduct of such Indemnitee.

BUYER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE

TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

                    BUYER BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTE OR COMMON LAW PRINCIPLE OF SIMILAR EFFECT.

BUYER’S INITIALS -s- [ILLEGIBLE]	NUEVO’S INITIALS -s- [ILLEGIBLE]

This indemnity and release shall not apply to the extent (a) of any material breach by Nuevo of (i) its representations set forth in Section 3.1 C, (ii) its covenants set forth in 3.2 and/or (iii) its other obligations under the Development Documents (taking into account, all provisions therein expanding, limiting or otherwise altering or modifying the legal and equitable rights and duties of the Parties); (b) attributable to civil or criminal penalties imposed upon Nuevo before the Close, but not paid or Nuevo taxes delinquent before the Close, but not paid; (c) any claims, demands, causes of action, loss, liability, damage, cost, expense or injury including court costs and attorneys fees (collectively, “employment losses”), of Seller resulting from or relating to the employment relationship between Seller and any of Seller’s present or former employees or the termination of any such employment relationship, including without limitation OSHA claims, matters relating to employee health, severance pay and other similar benefits, if any, and any employment losses on behalf of any such present or former employee relating to the employment or termination of employment of any such employee by Seller prior to the Closing, including without limitation any claim for wrongful discharge, breach of contract, unfair labor practice, employment discrimination, unemployment compensation, or workers’ compensation or any employment losses of Seller in respect of any agreement, trust, plan, fund, or other arrangement under which benefits or employment is provided for any of Seller’s present or former employees; (d) any Losses, whether incurred or made by Nuevo, Buyer, or Indemnitee or any third party, in connection with or arising out of any off-site activities (i.e., Seller’s actions performed off of the Property), including but not limited to, storage, handling, transportation, disposal or discharge, by Seller, of any materials, substances, and wastes from the Property (including without limitation produced water, drilling fluids, NORM, and other wastes); or (e) any Losses to the extent they have been acknowledged and accepted by Operator as its responsibility or there is a final judgment or other non-appealable resolution of the issues allocating such responsibility solely to Operator.

Except as provided in the preceding sentence, this Indemnity and release shall apply to the extent of all Losses at, relating to or in connection with the Property, regardless of when they occur.

For purposes of this Section 3.7, the term Property (which includes the Development Areas) shall include the Project.

Notwithstanding the above, Buyer may, in its reasonable discretion, maintain a lawsuit or other action against Construction Entities, to obtain damages for losses suffered as a result of its indemnification and release given herein, to the extent caused by such Construction Entities. In that regard, to the extent it possesses and may assign same, Nuevo hereby conveys to Buyer a non-exclusive assignment of its rights and interests in and to any relevant contracts or subcontracts, for the limited purposes stated herein, without any obligation by Nuevo to participate in such lawsuit or action, as a party or otherwise, and without any responsibility, warranty, representation or direct or indirect liability for any outcome pursuant thereto or damages awarded therein. Construction Entities include contractors, subcontractors, materialmen or other independent entities, but not Nuevo, or Torch, their constituent partners, their officers, employees or any other related entities. Upon ten (10) days written request, Nuevo will provide Buyer with a list of such Construction Entities which (a) have supplied Nuevo with the Preliminary Notice prescribed by the California Civil Code for the maintenance of mechanic’s lien rights or (b) have an Independent (direct) Contract with Nuevo with respect to such Work, and a copy of any such contract.

          Section 3.8 Survival of Covenants. A11 of Buyer’s indemnification, defense and hold harmless covenants in any of the Development Documents, including without limitation the covenants in the Sections hereof entitled “Indemnity” and “No Hazardous Substances,” and Buyer’s obligation to maintain completed operations insurance pursuant to the Section hereof entitled “Insurance,” shall survive the conveyance of all or any of the improvements built by Buyer at, relating to or in connection with the Property and shall be binding on Buyer until the last to occur of (a) such date as any action against the Indemnitees is absolutely barred by the applicable statute of limitations or (b) such date as any claim or action for which indemnification may be claimed under said Section is fully and finally resolved and, if applicable, any compromise thereof or judgment or award thereon is paid in full by Buyer and the Indemnitees are reimbursed by Buyer for any amounts paid by the Indemnitees in compromise thereof or upon a judgment or award thereon and in defense of such action or claim, including attorneys’ fees. Neither payment nor a finding of liability or of an obligation to defend shall be a condition precedent to the enforcement of any indemnity or duty to defend provision herein or elsewhere in any Development Document, and if any action or proceeding shall be brought against any Indemnitee alleging any fact or circumstances for which Buyer is to provide indemnification, Buyer upon notice from such Indemnitee shall defend the same at Buyer’s expense by counsel approved in writing by such Indemnitee. Buyer waives as defenses to its obligations in the Development Documents the pleading or defense of any statute of limitations.

          Section 3.9 No Hazardous Substances. Except as specifically allocated to Nuevo elsewhere in this Agreement, the responsibility for Hazardous Substances shall accrue solely to Buyer. Buyer shall use commercially reasonable efforts to comply with the following:

               3.9.1 Buyer shall not engage in any “Hazardous Substance Activity” (as hereinafter defined) or allow Buyer, Buyer’s contractors, its or their respective subcontractors, agents, employees, licensees, invitees or representatives, or any other parties directly or indirectly employed by any one of the foregoing or reasonably under the control of any of the foregoing or for whose acts any of the foregoing maybe liable (collectively, “Buyer’s Representatives”), to do so in violation of any “Environmental Law” (as hereinafter defined at 3.9.8).

          3.9.2 Buyer shall keep and maintain, and cause Buyer’s Representatives to keep and maintain, the Property in compliance with, and Buyer shall not cause or permit the Property to be in violation of, any Environmental Law. Buyer shall keep and maintain and cause Buyer’s Representatives to keep and maintain its Work in compliance with, and Buyer shall not cause any such Work or the Property to be in violation of, any Environmental Law.

          3.9.3 Buyer shall immediately advise Nuevo in writing of (a) any and all “Hazardous Substance Claims” (as hereinafter defined) against Buyer or the Property; (b)any remedial action taken by Buyer in response to any (i) “Hazardous Substance” (as hereinafter defined) in, on, under or about the Property or (ii) Hazardous Substance Claims; (c) Buyer’s discovery of any occurrence or condition at, relating to or in connection with the Property that could cause the Property to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law; and (d) Buyer’s discovery of any occurrence or condition on the Adjacent Property or on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be classified as “border-zone property” under the provisions of California Health and Safety Code Sections 25220 et seq., or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law. Buyer will provide Nuevo with copies of all communications with federal, state and local governments or Governmental Agencies relating to Hazardous Substance Claims.

          3.9.4 In the event any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the “Remedial Work”) is required under any Environmental Law or any judicial order or notice by any Governmental Agency or in response to any Hazardous Substance Claims because of, or in connection with, the breach by Buyer of any of its obligations under the Development Documents or the current or future presence, suspected presence, threatened or existing Release or suspected Release of a Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor at, on, under or about the Property, or transportation of a Hazardous Substance to or from the Property, Buyer shall, within such period of time as may be required under applicable law, regulation or order, commence to perform, or cause to be commenced, and thereafter diligently prosecute to completion all such Remedial Work on any portion of the Property.

          3.9.5 Should Buyer at any time default in or fail to perform or observe any of its obligations under this Section entitled “No Hazardous Substances,” Nuevo shall have the right but not the obligation, without limitation to any of Nuevo’s other rights hereunder, upon twenty (20) days’ written notice to Buyer, to perform the same, and Buyer shall pay to Nuevo, immediately upon demand, One Hundred Ten Percent (110%) of all costs and expenses incurred by Nuevo in connection therewith, including without limitation actual attorneys’ fees.

          3.9.6 Without limiting the generality of any Section of any of the Development Documents dealing with Buyer’s indemnities, as of the date of execution of this Agreement, Buyer agrees to indemnify, defend and hold harmless Nuevo and all of the Indemnitees and their property, from and against any claim, action, suit, proceeding, loss, cost (including court costs and any clean-up costs), damage (including, without limitation, any consequential damage), liability, deficiency, fine, penalty, punitive damage or expense

(including, without limitation technical consulting fees and attorneys’ fees) (collectively, the “Environmental Losses”), directly or indirectly, resulting from, arising out of, or based upon, with or without fault (a) the presence, release, use, generation, discharge, storage, disposal or clean-up of any Hazardous Substance to, on, in or from the Property, or any residual contamination therefrom affecting any natural resource or the environment, (b) the violation, or alleged violation by Buyer or Buyer’s Representatives of any statute, ordinance, notice, order, rule, regulation, permit, judgment or license relating to the use, generation, Release, discharge, storage, disposal or transportation of any Hazardous Substance in, on, under or about, to or from the Property or (c) any breach of the agreements and obligations of Buyer under this Section entitled “No Hazardous Substances”; provided, however that no Indemnitee shall be entitled to indemnification under this paragraph for any Environmental Loss as and to the extent established by a court of competent jurisdiction to have been caused (d) solely by its reckless behavior, willful behavior and/or gross negligence or (e) by the intentional misconduct of such Indemnitee. This waiver, indemnity and obligation to defend and hold harmless shall include, without limitation, any damage, liability, fine, penalty, punitive damage, cost or expense arising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources or the environment, nuisance, pollution, contamination, leak, spill, release or other adverse effect upon the environment. Except as prohibited by law or as provided to the contrary below or in Exhibit “K,” the above indemnification applies to all matters involving the Property or a portion thereof.

This indemnity and release shall not apply to the extent (a) of any material breach by Nuevo of (i) its representations set forth in Section 3.1 C, (ii) its covenants set forth in 3.2 and/or (iii) its other obligations under the Development Documents (taking into account, all provisions therein expanding, limiting or otherwise altering or modifying the legal and equitable rights and duties of the Parties); (b) attributable to civil or criminal penalties imposed upon Nuevo before the Close, but not paid; (c) any Environmental Losses, whether incurred or made by Nuevo, Buyer, or Indemnitee or any third party, in connection with or arising out of any off-site activities (i.e., Seller’s actions performed off of the Property), including but not limited to, storage, handling or transportation by Seller, of any materials, substances, and wastes produced from the Property (including without limitation produced water, drilling fluids and NORM); or(d) any Environmental Losses to the extent they have been acknowledged and accepted by Operator as its responsibility or there is a final judgment or other non-appealable resolution of the issues allocating such responsibility solely to Operator.

Except as provided in the preceding sentence, this Indemnity and release shall apply to the extent of all Environmental Losses at, relating to or in connection with the Property, regardless of when they occur.

For purposes of this Section 3.9, the term Property (which includes the Development Areas) shall include the Project.

Notwithstanding the above, Buyer may, in its reasonable discretion, maintain a lawsuit or other action against Construction Entities, to obtain damages for losses suffered as a result of its indemnification and release given herein, to the extent caused by such Construction Entities. In that regard, to the extent it possesses and may assign same, Nuevo hereby conveys to Buyer a non-exclusive assignment of its rights and interests in and to any relevant contracts or subcontracts, for the limited purposes stated herein, without any obligation by Nuevo to participate in such lawsuit or action, as a party or otherwise, and without any responsibility, warranty, representation or direct or indirect liability for any outcome pursuant thereto or damages awarded therein. Construction Entities include contractors, subcontractors, materialmen or other independent entities, but not Nuevo, or Torch, their constituent partners, their officers, employees or any other related entities. Upon ten (10) days written request, Nuevo will provide Buyer with a list of such Construction Entities which (a) have supplied Nuevo with the Preliminary Notice prescribed by the California Civil Code for the maintenance of mechanic’s lien rights or (b) have an independent (direct) contract with Nuevo with respect to such Work, and a copy of any such contract.

               3.9.7 Without limiting the generality of any Section of any of the Development Documents dealing with Buyer’s Indemnities, and without limiting the generality of Section 3.9.6 above, Buyer agrees to indemnity, defend and hold harmless Seller and all of the Indemnitees who are “secured lenders” as that term is used in Section 736 of the California Code of Civil Procedure and their property, from and against any and all claims, costs and damages that a secured lender is. authorized and allowed to bring and recover pursuant to said Section 736 of the California Code of Civil Procedure. Buyer shall not indemnify the Indemnitees under this Section 3.9.7 and the Indemnitees shall not proceed against Buyer under this Section 3.9.7 with respect to any claims or costs Indemnitees are not authorized or allowed to recover from Buyer under Section 736 of the California Code of Civil Procedure. All rights of Indemnitees under this Section 3.9.7 shall survive following the foreclosure of any deed of trust, including, without limitation, the PM TD, the PAPA Trust Deeds, the repayment of any sums payable pursuant to the PAPA, any other Development Document or the PM Note or any promissory note (or which are secured by any deed of trust), the reconveyance or termination of the Development Declaration or the PM TD, PAPA Trust Deeds, or any other deed of trust as an encumbrance upon the Property, and Buyer’s transfer of the Property to and until the last to occur of the dates specified in Section 3.8 entitled “Survival of Covenants.”

               3.9.8 As used in this Agreement the following terms shall have the following meanings:

               “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601, seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Safe Drinking Water and Toxic Enforcement Act of 1986 (Cal. H&S Code Sections 25249.5- 25249.13), the Carpenter-Presley-Tanner Hazardous Substance Account Act (Cal. H&S Code Sections 25300 et seq.), and the Porter-Cologne Water Quality Control Act, California Water Code Sections 13000, et seq., the California Health and Safety Code generally and any and all other present and future federal, state or local laws (whether under common law, statute, ordinance, rule, regulation or otherwise), permits, orders, determinations, notices and any other requirements of Governmental Agencies relating to the environment or to any Release, Hazardous Substance or Hazardous Substance Activity, as heretofore or hereafter amended from time to time.

               “Hazardous Substance” means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “extremely hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or “EP toxicity” and (b) ash produced by a resource recovery facility utilizing a municipal solid waste stream. Oil and natural gas are expressly excluded from the definition of Hazardous Substances.

               “Hazardous Substance Activity” means any actual, proposed or threatened storage, use, holdings, existence, release, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Substance from, under, into or on the Land or surrounding property; provided, however, that the use, installation, storage and maintenance by Buyer in compliance with all applicable laws, ordinances, notices, orders and regulations, of materials reasonably necessary and normally used in the development of the Land as contemplated in the Development Documents, shall not be considered a Hazardous Substance Activity.

               “Hazardous Substance Claims” shall mean any and all enforcement, investigation, clean-up, removal or other Governmental Agency notices, actions, proceedings of any kind or nature, or orders threatened, instituted or completed pursuant to any Environmental Law, together with all claims made or threatened by any third party against Buyer, Nuevo, the other Indemnitees or the Property, relating to damage, construction, cost recovery compensation, loss or injury resulting from any Hazardous Substance.

          Section 3.10 Resolution of Indemnity Obligations. The following shall apply to Buyer and all its successors and assigns to any portion of the Land, with respect to the Indemnity obligations from Buyer in favor of Seller regarding Losses and Environmental Losses, respectively, more fully described in Sections 3.7 and 3.9 hereof (“Indemnity Sections”).

               (a) In the event of any mediation, arbitration, reference proceeding, litigation or any other dispute resolution method, procedure and/or endeavor (“Indemnity Controversy”) for which defense and indemnity may be claimed by Seller against Buyer, Seller may demand defense and indemnity against Buyer, Shea and/or TH 680 jointly and severally, at Seller’s sole discretion. Upon such demand, the entity to whom such demand is made shall immediately tender to Seller defense and indemnity pursuant to the terms of the Agreement.

               (b) In any Indemnity Controversy, Buyer, Shea and/or TH 680 may make a written request of any trier of fact (“Trier”) therein for a specific, special finding (“Finding”) that any liability of Seller for which defense and indemnity applies under the

Agreement shall be identified and allocated in whole or in part by such Trier, in its sole discretion, to the various Property interests owned by Buyer, Shea and/or TH 680 (“Allocation”). For purposes hereof, a “Finding” does not occur and is not effective until there is a final judgment or other final, non-appealable resolution of the dispute concerning the Allocation.

               (c) In the event a Finding is made pursuant to this Section 3.10, the entities owning the various Property interests, to the extent specified in the Finding, shall have the sole responsibility to Seller, from the date of the Finding forward, for their portion of the Allocation. In the absence of a Finding or prior to the effectiveness of a Finding, Buyer, Shea and/or TH 680 shall be jointly and severally responsible for the full amount of liability of Seller for which defense and indemnity applies under the Agreement. In no event shall Buyer, Shea and/or TH 680 have the right to recover from Seller any defense and/or indemnity payments made to Seller under this Section 3.10 or the Agreement.

               (d) To the extent any disputes arise between or among Buyer, Shea and/or TH 680 regarding the matters described in this Section 3.10, Buyer, Shea and/or TH 680 shall resolve such disputes among themselves. Any such disputes shall not be a matter for which Seller shall be concerned or in which Seller shall be a party or participant, or have any liability whatsoever.

-s- [ILLEGIBLE]	-s- [ILLEGIBLE]	-s- [ILLEGIBLE]

Buyers	Shea	TH 680
Initials	Initials	Initials

ARTICLE 4

Further Documentation

          Section 4.1 Grant Deed; Title Insurance.

               4.1.1 Upon the Close of Escrow, Nuevo shall convey title to the Land to Buyer by means of Grant Deeds in the form of Exhibit “G.”

               4.1.2 Buyer shall receive, at Nuevo’s expense (except to the extent of any survey which shall be at Buyer’s sole expense), policies of title insurance covering the Land (collectively and individually, “Title Policy”), issued by First American Title Insurance Company (“Title Company”) and containing the terms and provisions set forth in this Article. The Title Policy shall be a CLTA Standard Coverage Owner’s Policy of Title Insurance consistent with Title Company’s preliminary title report No. 0-SA-922260, dated November 18, 2003 at 7:30 a.m., as supplemented, and Title Company’s preliminary title report No. 0-SA- 1028199, dated as of November 18, 2003 at 7:30 a.m., as supplemented, in the form of the corresponding portion of Exhibit “H” (“Title Report”), covering the fee interest in the surface of the Land in an amount equal to Thirty-Six Million Dollars ($36,000,000) and Five Hundred Thousand Dollars ($500,000), respectively, showing title to the Land vested in Buyer, subject only to:

                    4.1.2.1 Standard printed exceptions contained in the Title Policy (Title Company’s “Regional Exceptions” and survey exception);

                    4.1.2.2 Taxes and assessments not yet payable;

                    4.1.2.3 All items shown on the Grant Deeds and in the Development Declaration attached as Exhibit “I”;

                    4.1.2.4 The PM TD in the form of Exhibit “E” and the PAPA TDs in the form of Exhibit “K”;

                    4.1.2.5 The Easement Agreement in the form of Exhibit “M”;

                    4.1.2.6 All covenants, conditions, restrictions, easements, reservations, rights, rights-of-way, encumbrances and other matters then of record as shown on the Title Report. Buyer expressly agrees to accept title to the Land subject to such Title Report exceptions and any other exceptions added to the Title Report due to the processing and/or recording of any Governmental Approval Documents and/or such other matters as are specified herein or therein, except for (a) private, monetary encumbrances against the Land and (b) any exceptions which later appear of record as a result of Seller’s actions;

                    4.1.2.7 All exceptions caused by the acts or omissions of Buyer; and

                    4.1 -2.8 All other exceptions to which Buyer consents in writing.

               4.1.3 Nuevo expressly agrees at its sole cost and expense to cause the removal of all exceptions to title for mechanics’, materialmen’s, contractors’ or subcontractors’ or other liens or claims, or possible liens or claims, or similar exceptions arising from Nuevo’s work on the Land, and to take commercially reasonable steps to assist Buyer to cause the Title Company to issue a lien-free endorsement to any Title Policy insuring Buyer against loss due to such exceptions. Notwithstanding anything to the contrary herein or elsewhere in the Development Documents, all increased costs of said policies or of the policy insuring Buyer arising from or due to the removal of such exceptions and/or issuance of such lien free endorsement shall be borne by Nuevo.

               4.1.4 Buyer acknowledges that the Title Company issuing the policies of title insurance may include additional exceptions to the title coverage as a result of any Buyer’s Work or Investigation on the Land. Notwithstanding anything to the contrary in the foregoing, Buyer expressly agrees at its sole cost and expense to cause the removal of all exceptions to title for mechanics’, materialmen’s, contractors’ or subcontractors’ or other liens or claims, or possible liens or claims, or similar exceptions arising from Buyer’s Work or Investigation on the Land, and take whatever steps are necessary to cause the title company to issue a lien-free endorsement to the Title Policy or policies insuring Nuevo against loss due to such exceptions including, without limitation, execute an indemnification agreement in favor of the Title Company or any other documents requested by the Title Company. Notwithstanding anything to the contrary herein or in the Development Documents, all increased costs of the owner’s Title Policy arising from or due to the removal of such exceptions and/or issuance of such lien-free endorsement shall be borne by Buyer.

          Section 4.2 PM Note, PM TD, PAPA, PAPA TDs and Buyer Grant of Easements to Nuevo. Buyer and Nuevo will record against the Land (a) the PM TD securing the portion of the Initial Purchase Price (and, if applicable pursuant to Section 2.2.2, a portion of the Additional Purchase Price) represented by the PM Note, (b) PAPA TDs securing certain Buyer’s obligations under the Agreement, and its obligations under the PAPA in the form of Exhibit “K,” and (c) an Easement Agreement in the form of Exhibit “M,” at the Close of Escrow. Buyer acknowledges that it has received and read a copy of the PM Note, the PM TD, the PAPA, PAPA TDs, and Easement Agreement, and agrees to abide by each and every provision thereof. Buyer’s agreement to abide by the PM Note, the PM TD, the PAPA, PAPA TDs and Easement Agreement is a material consideration for the execution of this Agreement by Nuevo.

          Section 4.3 Development Declaration. Nuevo has recorded against the Land, or will record prior to the conveyance of the Land to Buyer, the Development Declaration. Buyer acknowledges that it has received and read a copy of the Development Declaration and agrees to abide by each and every provision thereof. Buyer’s agreement to abide by the Development Declaration is a material consideration for the execution of this Agreement by Nuevo.

          Section 4.4 Natural Hazard Zones. Seller has submitted to Buyer and Buyer acknowledges that it has received, read and approved the natural hazard zones (“Natural Hazard Zones”) disclosure materials attached as Exhibit “J,” which have been provided by the Title Company. Buyer agrees that Seller has thereby fully discharged all of its obligations to Buyer, if any, under California law with respect to Natural Hazards Zones disclosures.

          Section 4.5 Corporate Guaranty . Buyer has provided Nuevo the Corporate Guaranty, in the form of Exhibit “P” to this Agreement, securing the payment of the Additional Purchase Price, and the performance of the Guaranteed Obligations (as defined in the Corporate Guaranty). The Corporate Guaranty shall secure the Guaranteed Obligations and shall remain in effect until released, as provided for in the Corporate Guaranty.

          Section 4.6 Rights of Way and Contracts; Non-Exclusive Assignment of Contract Rights and Bill of Sale; Aera Agreement. Buyer has received, read and approved the (a) the Rights of Way and Contracts described in Exhibit “Q,” (b) Non-Exclusive Assignment of Contract Rights and Bill of Sale in the form attached as Exhibit “F,” and (c) Aera Agreement in the form of Exhibit “0”and,’subject to Sections 5.35,5.36 and 5.37, hereby accepts and assumes all of Seller’s obligations referenced therein.

ARTICLE 5

General Provisions

          Section 5.1 Notices. Any notice to be given or other document to be delivered by any Party to the other or others hereunder, and any payments from Buyer to Nuevo, may be delivered in person to an officer of any party, or may be delivered by Federal Express, private commercial delivery or courier service for next business day delivery, or may be deposited in the United States mail, duly certified or registered, return receipt requested, with postage prepaid, and addressed to the party for whom intended, as follows:

If to Nuevo:

Nuevo Energy Company
1021 Main, Suite 2100
Houston, Texas 77002
	Attn:	David A.Leach
	Fax:	(713) 374-4899
	Phone:	(713) 374-4802
	Email:	leachd@nuevoenergy.com

and

	Attn:	George B. Nilsen
	Fax :	(713) 374-4981
	Phone:	(713) 374-4973
	Email:	nilseng@nuevoenergy.com

Copy to:

Ullom Associates
16149 Redmond Way, Ste. 401
Redmond, Washington 98052
	Fax:	(425) 836-2870
	Phone:	(425) 836-2728
	Email:	ullomiw@aol.com

and

Nossaman, Guthner, Knox & Elliott, LLP
18101 Von Karman Avenue, Suite 1800
Irvine, California 92612-1047
	Attn:	William P. Tanner, 111
	Fax:	(949) 833-7878
	Phone:	(949) 833-7800
	Email:	wtanner@nossaman.com

To Buyer:

Tonner Hills SSP, LLC
603 S. Valencia Avenue
Brea, CA 92823
Attention: Alan Toffoli
Fax: (714)985-3605
Phone: (714) 792-2504
Attn: Alan Toffoli
Email:alan.toffoli@sheahomes.com

and

Tonner Hills 680 LLC
603 S. Valencia Avenue
Brea, CA 92823
	Attn:	Joe Fleischaker
	Fax:	(714) 985-3605
	Phone:	(714) 792-2592
	Email:	joe.fleischaker@sheahomes.com

copy to:

Landmark Law Group, L.L.P.
10350 Santa Monica Boulevard, Suite 295
Los Angeles, CA 90025-5074
	Attn:	Gulwinder S. Singh
	Fax:	(310) 300-2310
	Phone:	(310) 300-2300 Ext. 101
	Email:	gss@llgllp.com

Notice may also be given by facsimile transmission (“Fax”) to any party at the respective Fax number given above or by email, provided receipt of such transmission shall be confirmed by follow-up notice within seventy-two (72) hours by another method authorized above. Any party hereto may from time to time, by written notice to the other, designate a different address which shall be substituted for the one above specified. If any notice or other document is sent by mail as aforesaid, the same shall be deemed served or delivered seventy-two (72) hours after the mailing thereof as above provided. Notice by any other method shall be deemed served or delivered upon actual receipt at the address or Fax number listed above.

          Section 5.2 Payments; Interest. Any amounts which are due and owing to Nuevo or Buyer pursuant to the various terms of this Agreement or any other Development Document shall be paid in cash, bank cashier’s check or wire transfer and, if to Nuevo, to the Nuevo account (“Seller Account” or “Account”), as follows: JP Morgan Bank, Bank No. 113000609, Account No. 00103291226, Payee, Nuevo Energy Company, Reference, Tonner Hills.

          If any amounts are not paid when due, all such amounts shall bear interest as specified in the particular Section requiring such payment or, if not so specified, then at the rate of the lesser of ten percent (10%) per annum or the maximum allowable rate under then existing California law, from the due date until fully paid.

          Section 5.3 Condemnation.

               5.3.1 As used in this Section, “condemnation” or “condemned” shall mean the exercise of, or intent to exercise, the power of eminent domain expressed in writing, or the filing of any action or proceeding for such purpose, by any person, entity, body, agency or authority having the right or power of eminent domain (the “Condemning Authority”), and shall include a voluntary sale by Nuevo to any such Condemning Authority, either under the threat of condemnation or while condemnation proceedings are pending, and the condemnation shall be deemed to occur in point of time upon the actual physical taking of possession pursuant to the exercise of said power of eminent domain.

               5.3.2 If the Property, Project or any portion thereof are condemned prior to the Close, resulting in a Material Change (as defined in Section 3.4.3), Buyer may terminate this Agreement and cancel Escrow by written notice to Nuevo and Escrowholder prior to the Close and recover the Deposit from Nuevo as provided in Section 2.3.3; otherwise, the entire award from the Condemning Authority shall be the sole property of Buyer and Escrow shall Close as provided herein.

               5.3.3 For the period prior to the full payment by Buyer of the Additional Purchase Price, Buyer hereby irrevocably appoints Nuevo as its attorney-in-fact for dealing with the Condemning Authority, for prosecuting any action for condemnation and for executing any grant deed or other instrument to such authority. Said appointment is hereby stated to be coupled with an interest.

               5.3.4 The provisions of this Section shall apply equally to an action in inverse condemnation.

          Section 5.4 Signing of Maps and Documents. Subject to the provisions of this Agreement and within ten (10) days of submittal to a Party, Nuevo and Buyer agree to sign any and all maps and documents relating to the Property and/or Project as necessary in furtherance of the Project and to fulfill the intent of the Development Documents.

          Section 5.5 Captions. The captions used herein are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.

          Section 5.6 Governing Law and Venue. This Agreement and the documents in the forms attached as exhibits hereto shall be governed by and construed under the laws of the State of California. Subject to Section 5.9 hereof, in the event of any legal action to enforce or interpret this Agreement (including any of the documents in the forms attached as exhibits hereto), the sole and exclusive venue shall be a court of competent jurisdiction located in Orange County, California; and the parties hereto agree to and do hereby submit to the jurisdiction of such court.

          Section 5.7 Time of the Essence; Successors and Assigns. Time is of the essence of each and every provision of this Agreement. Each and all of the covenants and conditions of this Agreement shall inure to the benefit of and shall be binding upon the successors in interest of Nuevo, and, subject to any restrictions on Transfers herein provided, the successors, heirs, representatives and assigns of Buyer. As used in the foregoing, “successors” shall refer to the successors in interest to all or a portion of the Land and/or Project, successors to all or substantially all of their assets and successors by merger or consolidation.

          Section 5.8 Remedies. Subject to any limitation on damages contained elsewhere in this Agreement:

               5.8.1 Each of the terms, conditions, covenants and provisions of the Development Documents is a material consideration for this Agreement, the breach of which shall be deemed a default hereunder, pursuant to and as described in, this Section. A “Default” (or “Event of Default”) shall be deemed to have occurred if a Party has not effected a cure within ten (10) days after failure to timely perform its obligations to pay money hereunder, and within thirty (30) days after written notice specifying the breach in the case of other obligations hereunder; provided, however, except as otherwise specified herein, in the case of a breach of any obligations hereunder other than for the payment of money which is not capable of being cured within said thirty (30) day period, no Default shall be deemed to have occurred so long as the Party commences to cure such default within ten (10) days after such notice and thereafter diligently and continuously prosecutes the same to completion.

               5.8.2 EXCEPT AS PROVIDED BELOW, BUYER SHALL NOT BE ENTITLED TO THE REMEDY OF SPECIFIC PERFORMANCE.

     BUYER EXPRESSLY WAIVES ANY RIGHT UNDER CALIFORNIA STATUTES, AT COMMON LAW OR OTHERWISE TO RECORD OR FILE A LIS PENDENS OR A NOTICE OF PENDENCY OF ACTION OR SIMILAR NOTICE AGAINST ALL OR ANY PORTION OF THE LAND AND/OR OTHER PROPERTY IN CONNECTION WITH ANY ALLEGED DEFAULT BY NUEVO HEREUNDER, INCLUDING, BUT NOT LIMITED TO SUCH RIGHTS AS THEY ARE PRESENTLY CODIFIED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, PART II, TITLE 4.5 (SECTIONS 405 - 405.24), AND ANY SUBSEQUENT AMENDMENT, MODIFICATION OR SUBSTITUTION OF OTHER STATUTORY PROVISIONS IN PLACE OF SAID SECTIONS.

     NOT WITH STANDING THE FOREGOING PROVISIONS OF THIS SECTION 5.8.2, BUYER SHALL HAVE THE RIGHT TO AN ACTION FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT AND THE ESCROW IN ADDITION TO OR AS AN ALTERNATIVE REMEDY AND TO RECORD A NOTICE OF PENDENCY OF ACTION IF, AND ONLY IF: (A) THE ESCROW HAS NOT THERETOFORE BEEN TERMINATED BY BUYER AND (B) PRIOR TO FILING ANY ACTION TO SPECIFICALLY ENFORCE THIS AGREEMENT BUYER HAS PAID NUEVO IN CASH OUTSIDE OF ESCROW BY WIRE TRANSFER TO SELLER’S ACCOUNT THE FULL DEPOSIT OF FIVE MILLION DOLLARS ($5,000,000) IN IMMEDIATELY AVAILABLE FUNDS, ALONG WITH POSTING A BOND IN AN AMOUNT DETERMINED BY THE COURT. IF BUYER HAS NOT PAID SUCH DEPOSIT OR DOES NOT POST SUCH BOND, THEN ANY ACTION BY BUYER SHALL BE LIMITED TO MONETARY DAMAGES (BUT NOT INCIDENTAL DAMAGES, “LOST PROFITS” OR OTHER CONSEQUENTIAL DAMAGES).

     BUYER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

     BUYER BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE THERE UNDER, AS WELL AS UNDER ANY OTHER STATUTE OR COMMON LAW PRINCIPLE OF SIMILAR EFFECT.

BUYER’S INITIALS -s- [ILLEGIBLE]	NUEVO’S INITIALS -s- [ILLEGIBLE]

               5.8.3 Except as limited elsewhere in this Agreement, all rights, options and remedies contained in this Agreement shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and the parties shall have the right to pursue any one or all of such remedies or to seek damages, specific performance in the event of any default hereunder by the other or to pursue any other remedy or relief which may be provided by law or equity, whether or not stated in this Agreement.

               5.8.4 No waiver by a party of a breach of any of the terms, covenants or conditions of this Agreement shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by a party hereunder shall be implied from any omission by the other to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect the default other than as specified in such waiver. No consent or approval obtained from a party shall be deemed to waive or render unnecessary the further consent or approval to any subsequent similar acts by the other.

          Section 5.9 ARBITRATION OF DISPUTES/ATTORNEYS’ FEES. EXCEPT FOR THE RIGHT OF EITHER PARTY TO APPLY TO A COURT OF COMPETENT JURISDICTION FOR TEMPORARY RESTRAINING ORDERS, PRELIMINARY INJUNCTIONS, WRITS OF ATTACHMENT, WRITS OF POSSESSION OR OTHER EQUITABLE OR PROVISIONAL RELIEF, ANY CONTROVERSY, DISPUTE OR CLAIM OF ANY KIND OR NATURE ARISING OUT OF, IN CONNECTION WITH, OR IN RELATION TO THE INTERPRETATION, PERFORMANCE OR BREACH OF THIS AGREEMENT, ANY DEVELOPMENT DOCUMENT AND/OR THE USE OR DEVELOPMENT OF THE PROPERTY OR PROJECT, INCLUDING, WITHOUT LIMITATION, ANY CLAIM BASED ON CONTRACT, TORT OR STATUTE, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION BY THREE (3) ARBITRATORS IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT (THE “RULES”). EACH PARTY SHALL, IN ACCORDANCE WITH THE RULES, NOMINATE ONE (1) ARBITRATOR TO THE ARBITRATIONAL TRIBUNAL AND THE TWO (2) ARBITRATORS SO APPOINTED SHALL APPOINT THE THIRD ARBITRATOR IN ACCORDANCE WITH THE RULES, THE THREE (3) ARBITRATORS CONSTITUTING THE ARBITRATION TRIBUNAL; PROVIDED HOWEVER, IF THE AMOUNT IN CONTROVERSY IS LESS THAN ONE MILLION DOLLARS ($1,000,000), THE PARTIES WILL APPOINT ONE (1) ARBITRATOR UNDER THE RULES WHO WILL CONSTITUTE THE ARBITRATION TRIBUNAL. THE ARBITRATION SHALL BE HELD

IN ORANGE COUNTY, CALIFORNIA. REASONABLE DISCOVERY SHALL BE ALLOWED IN CONNECTION WITH SUCH ARBITRATION. AT THE REQUEST OF A PARTY, THE ARBITRATION TRIBUNAL MAY ISSUE ORDERS FOR INTERIM RELIEF AS DEEMED NECESSARY TO SAFEGUARD PROPERTY THAT IS THE SUBJECT OF THE ARBITRATION OR IN ORDER TO ACCOMPLISH THE OBJECTIVES OF THIS AGREEMENT. SUCH INTERIM MEASURES MAY ALSO BE SOUGHT FROM JUDICIAL AUTHORITY HAVING JURISDICTION. THE DECISION OF THE MAJORITY OF THE ARBITRATORS SHALL BE REDUCED TO WRITING, SHALL BE THE SOLE AND EXCLUSIVE REMEDY BETWEEN THE PARTIES REGARDING ANY AND ALL SUCH DISPUTES OR DIFFERENCES, AND SHALL BE FINAL AND BINDING ON ALL PARTIES TO THE ARBITRATION; AND, APPLICATION MAY BE MADE TO ANY COURT OF COMPETENT JURISDICTION FOR AN ORDER OF ENFORCEMENT AND SHALL BE ENFORCEABLE IN ANY COURT OF COMPETENT JURISDICTION. THE PARTIES AGREE TO EXCLUDE ANY RIGHT OF APPLICATION OR APPEAL TO THE COURTS OF ANY JURISDICTION IN CONNECTION WITH ANY QUESTIONS OF LAW ARISING IN THE COURSE OF ARBITRATION OR WITH RESPECT TO ANY AWARD MADE, EXCEPT FOR ENFORCEMENT PURPOSES. CONSEQUENTIAL, PUNITIVE, OR INCIDENTAL OR OTHER SIMILAR DAMAGES SHALL NOT BE ALLOWED.

     IN THE EVENT ANY SUCH ARBITRATION (OR OTHER PROCEEDING) IS BROUGHT TO ENFORCE OR INTERPRET ANY OF THE COVENANTS, TERMS OR PROVISIONS OF THIS AGREEMENT, ANY DEVELOPMENT DOCUMENT AND/OR USE OR DEVELOPMENT OF THE PROPERTY OR PROJECT, THE PREVAILING PARTY IN ANY AND ALL SUCH ARBITRATION(S) OR OTHER PROCEEDING(S), INCLUDING ANY BANKRUPTCY PROCEEDINGS, SHALL BE ENTITLED TO RECOVER FROM THE NON-PREVAILING PARTY ALL OF THE ATTORNEYS’ FEES AND COSTS INCURRED BY SUCH PARTY IN EACH AND EVERY SUCH ARBITRATION OR OTHER PROCEEDING, INCLUDING ANY AND ALL APPEALS OR PETITIONS THERE FROM. AS USED IN THIS AGREEMENT, ATTORNEYS’ FEES SHALL BE DEEMED, TO THE EXTENT ALL OWED BY LAW, TO MEAN THE FULL AND ACTUAL COSTS OF ANY LEGAL SERVICES ACTUALLY PERFORMED IN CONNECTION WITH THE MATTERS INVOLVED, CALCULATED ON THE BASIS OF THE USUAL FEE CHARGED BY THE ATTORNEYS PERFORMING SUCH SERVICES, AND SHALL NOT BE LIMITED TO “REASONABLE ATTORNEYS FEES” AS DEFINED IN ANY STATUTE OR RULE OF COURT. THE ABOVE APPLIES TO ALL MATTERS WHICH ARE THE SUBJECT OF THE ARBITRATION PROVIDED FOR HEREIN.

          Section 5.10 Severability. If any portion of this Agreement is or becomes illegal, null or void or against the public policy of the State of California, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against the public policy of the State of California, the remaining portions of this Agreement shall remain in force and effect to the fullest extent permissible by law and the Agreement, as a whole, shall then be interpreted in the manner fairest to both Parties taking into consideration the “bargained for exchange” contemplated by each of them in executing the Agreement.

          Section 5.1 1 Gender and Number. In this Agreement (unless the context requires otherwise), the masculine, feminine and neuter genders and the singular and the plural include one another, as appropriate.

          Section 5.12 Real Estate Brokerage Commission. Neither Buyer nor Seller is obligated to pay any real estate, brokerage or other commission or fee in connection with the matters contained in this Agreement or the conveyance of the Property and/or Project to Buyer. The parties hereby indemnify and hold each other free and harmless from and against any and all costs and liabilities including, without limitation attorneys’ fees, for causes of action or proceedings which may be instituted by any broker, agent or finder, licensed or otherwise, claiming through, under or by reason of the conduct of the other in connection with this Transaction. The foregoing representation and indemnity shall survive the delivery of Nuevo’s Grant Deeds.

          Section 5.13 Waiver of Jury Trial. Nuevo and Buyer each acknowledges that it has had the advice of counsel of its choice with respect to rights to trial by jury under the Constitutions of the United States and the State of California. Each Party expressly and knowingly waives and releases all such rights to trial by jury in any action, proceeding or claim brought by either Party against the other on any matters arising out of or in any way connected with this Agreement or any other Development Document, Buyer’s use or development of the Property and/or Project, and/or any claim for injury or damage.

          Section 5.14 Survival of Certain Covenants. Those covenants of the Parties which are not capable of being performed before the conveyance of the Property and/or Project to Buyer or which may be capable of or require performance after such conveyance shall survive such conveyance and the delivery of Nuevo’s Grant Deeds. The foregoing shall apply whether or not such covenant is expressly stated to survive.

          Section 5.15 Assignment of Warranties and Plans. If this Agreement is terminated for a Buyer default, all warranties in which Buyer may then have an interest relating to Work, labor, skill or materials furnished in connection with the construction of any improvements at, relating to or in connection with the Property and/or Project shall thereupon be deemed assigned to and the property of Nuevo without further act or consideration. Also in the event of such expiration or termination, all Information and Materials, including all Governmental Approval Documents, maps, environmental reports, civil and soil engineering reports, site plans, plans and specifications related to improvements at, relating to or in connection with the Property and/or Project and all other plans, reports or other documents or Work relating to the Land and/or Project and/or other property which have been prepared by or for Buyer in connection therewith shall be deemed assigned to Nuevo without consideration or expense to Nuevo. Buyer agrees to execute, within ten (10) days of a request by Nuevo, such documents as Nuevo reasonably requests to memorialize the foregoing assignments.

          Section 5.16 Recording. Neither this Agreement, nor any Memorandum hereof shall be recorded against the Property, except as specifically provided elsewhere herein.

          Section 5.17 Conflicts. Except to the extent specifically provided to the contrary elsewhere in the Development Documents, if there is a conflict among the provisions of the Development Documents, the interpretation thereof shall be conclusively determined by reference to the following documents in the order listed below:

(a)	Agreement (including only Exhibits “A,” “B,” “D,” “E,” “H,” “K” “L,” if applicable, “N,” “P” and “S” if applicable) and the Mineral PAPA;

(b)	Development Declaration;

(c)	Grant Deed;

(d)	Easement Agreement, Aera Agreement and Hover Agreement;

(e)	The remainder of the Development Documents (including the remaining Exhibits to the Agreement).

          Section 5.18 Independent Obligations. Nothing contained in this Agreement shall in any way be deemed to relieve Buyer of the duty to make any payments pursuant to any other agreement, or any other agreement executed with Nuevo for any other lands of Nuevo, or otherwise.

          Section 5.19 Assignment of Agreement; Preauthorized Transfers. Nuevo may assign its rights and interests under this Agreement, but Buyer shall not voluntarily or by operation of law assign or transfer any rights, interests and/or obligations hereunder without Nuevo’s express prior consent in writing, which consent may be withheld by Nuevo in its sole and absolute discretion; provided however, that without Nuevo’s approval, Buyer may assign such rights to Shea Homes Limited Partnership and/or Standard Pacific Corp., or to a corporation, limited liability company, partnership or other entity (a) in which Buyer (i) owns and maintains in excess of a twenty-five percent (>25%) interest in profits, (ii) is responsible as a general partner, managing member or otherwise for the day-to-day development activities for the Land and Project, and (iii) Nuevo, in its sole discretion, approves the limited liability company or partnership operating agreement or Articles of Incorporation and By-Laws, as the case may be, and other formation and operational documents, if any, but not, however, the economic terms contained in any such documents which may be redacted in providing the document to Seller pursuant to the terms hereof, or (b) which results from a merger or consolidation with such an entity, if the current operating personnel of Buyer remain responsible for the day-to-day development activities for the Land and Project (or new operating personnel are approved by Nuevo in its sole discretion) (collectively, “Preauthorized Transfers”); provided that if Buyer is not in Default hereunder, TH 680 may designate any entity to take title to the Remainder Parcels at the Close of Escrow and such Transfer shall be deemed a Preauthorized Transfer so long as the transferee assumes all of the duties and obligations of transferor set out in this Agreement. In the event of any assignment authorized by this Section, Buyer expressly agrees (c) that any such assignee shall assume in writing, pursuant to the Assumption of Obligations attached below which is a part of this Agreement, all of Buyer’s obligations under this Agreement pertaining to the Property and Project which are the subject of the assignment, and (d) that Buyer shall, nonetheless, remain bound by this Agreement and all of its obligations and performance requirements hereunder, and to reimburse Nuevo for all costs and expenses incurred by Nuevo in connection with any such assignment including without limitation, all reasonable attorneys’ fees and other costs incurred in preparing and/or reviewing assignment documentation.

Any attempted assignment made in violation of this Section shall be void.

This Section 5.19 is not intended by the Parties as a limitation on Buyer’s right to transfer the Land, or portions thereof, after the Close.

          Section 5.20 No Partnership or Agency.

               5.20.1 Buyer and Nuevo expressly acknowledge and agree that they are not joint venturers, partners, or agents of each other and do not have fiduciary duties with respect to one another, in any manner whatsoever, in the acquisition, development or conveyance of the Property and/or Project. Neither anything in this Agreement or in any other Development Document, nor any communication or other action between the Parties relating to the Property and/or Project, is intended or shall be construed to create a joint venture, partnership, agency or fiduciary relationship between Buyer and Nuevo or their respective owners, regardless of any common identity of ownership in Nuevo and Buyer.

               5.20.2 Except as provided to the contrary elsewhere in the Development Documents, without limiting the generality of the foregoing subsection 5.20.1,Nuevo shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, consultants, purchaser, or any other entity for services performed or materials supplied or for any causes of action arising out of or in connection with the construction, sale or other conveyance of improvements on any of the Property and/or Project by Buyer; Nuevo shall not be liable for any debts or claims accruing in favor of any such entities against Buyer or others or against the Property and/or Project. Buyer is not and shall not be an agent of Nuevo for any purposes. Nuevo shall not be deemed to be in privity of contract with any contractor or provider of services at, relating to or in connection with the Property and/or Project or any purchaser or transferee thereof or any portion thereof, nor shall any payment of funds directly to a contractor, subcontractor or provider of services be deemed to create any third party beneficiary status or recognition of same by Nuevo under any of the Development Documents. Approvals or consents granted by a Party for any matters covered under this Agreement or any Development Document shall be construed to be solely for the benefit of the other Party.

          Section 5.21 Resolution of Contractual Uncertainties. Nuevo and Buyer waive the effect of California Civil Code Section 1654 which interprets uncertainties in a contract against the party which drafted the contract.

          Section 5.22 Confidentiality. Except as necessary to effect the Transaction contemplated by this Agreement or as otherwise provided in this Agreement, or the Development Documents, Buyer will hold in strictest confidence, and will at no time prior to the Close disclose the existence of the Transaction, or disclose to others, directly or indirectly, any of the Knowledge, which shall include, the Information, or any other knowledge, information or matters however obtained, in any way relating to the Transaction, Investigation, Inspection, Development Documents or Feasibility Matters described in this Agreement (“Knowledge”), all of which Knowledge shall be deemed to be proprietary and confidential to Nuevo. Necessary disclosures and communications of Knowledge shall include those with prospective investors, partners, and other types of co-venturers, attorneys, accountants, lenders, the Title Company, Escrowholder, architects, engineers, contractors and other consultants in connection with the acquisition, development and sale of the Property and/or Project and of any improvements thereon, and required by law (including subpoenas). The limitations described in this Section 5.22 shall no longer apply after the Close of Escrow.

          Buyer shall not be liable for the disclosure of Knowledge that is disclosed by entities or persons authorized to receive it pursuant hereto if they have been informed of its confidentiality or that becomes part of the public domain other than through a breach hereof by Buyer of its obligations hereunder. All general indemnification provisions of the Agreement apply, without limitation, to any breach by Buyer of the obligations contained in this Section 5.22. Notwithstanding the foregoing, such confidentiality restrictions do not apply to the extent such Knowledge:

               (a) is already known to Buyer as of the Effective Date;

               (b) is already in possession of the public or becomes available to the public other than through the act or omission of Buyer;

               (c) is required to be disclosed under applicable law or by a governmental order, decree, regulation or rule or in accordance with the rules of a stock exchange to which Buyer is a member (provided that the Buyer shall give written notice to Seller before such disclosure);

               (d) is acquired independently from a third party that represents that it has the right to disseminate such information at the time it is acquired by the Buyer; or

               (e) is developed by the receiving party independently of the Knowledge received from the disclosing party.

          Section 5.23 Assignment of Unrecorded License Agreements/Leases/ Consultants’ Contracts. As of the Close of Escrow, except to the extent associated with or relating to Oil Operations, Nuevo, to the extent of its ability to do so without incurring liability therefor, materially breaching any contract or agreement, or violating any law, ordinance, rule or regulation of a Governmental Agency, hereby assigns to Buyer all of its right, title and interest in and to all unrecorded leases, licenses and contracts pertaining to the Project, as specified in Exhibit “Q”; and Buyer hereby assumes and agrees to discharge pursuant to the terms thereof, all obligations of Seller thereunder. To the best of Nuevo’s knowledge (as defined in Section 3.1C), all unrecorded leases and licenses pertaining to the Property are listed in Exhibit “Q.”

          Section 5.24 Notice on Approved Transfer. Buyer shall notify Nuevo in writing ten (10) days prior to any Preauthorized Transfer, or other transfer or assignment permitted by Section 5.19 hereof, in addition to satisfying any other obligations or requirements of Buyer in the Development Documents relating thereto, (a) identifying the Transferee, (b) specifying its relation to Buyer and/or Buyer’s parent or related entity, (c) confirming Buyer’s (or the) profit percentage and management authority required by such Section and (d) confirming the

Transferee’s commitment in writing to assume all Buyer’s obligations under this PSA to the extent of the portion of the Property and/or Project which is the subject of such Transfer, and providing Seller with written evidence thereof (to be approved in Seller’s reasonable discretion).

          Section 5.25 Entire Agreement; Exhibits; Counterparts. This Agreement, the Confidentiality Agreement between Seller and Buyer, dated March 6, 2003, and the Access Agreement between the Parties, dated March 6, 2003, constitute the entire agreement between the Parties hereto pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations, negotiations and understandings of the Parties hereto, oral or written, are hereby superseded and merged herein. The foregoing sentence shall in no way affect the validity of any instruments executed by the Parties in the form of exhibits attached to this Agreement which, although independently executed by the Parties, are, nonetheless, a part of this Agreement as though fully set forth herein. All of the exhibits attached hereto are incorporated herein by this reference (except as stated to the contrary in this Agreement for the limited purposes described in Section 5.17 “Conflicts”). This Agreement may be executed by the Parties in one or more counterparts with the same legal effect as if all signatures appear on the same counterpart/copy of the Agreement, and each of which shall be deemed an original, but together they shall constitute one and the same instrument.

          Section 5.26 Stand-Alone Insurance. As a separate and distinct matter, not covered by the insurance requirements assumed by Buyer and contained elsewhere in this Agreement, Buyer shall obtain and keep in effect a single premium, ten-year term, “stand-alone” environmental insurance policy covering the entirety of the Land (“SA Insurance”) to cover a portion of the risks described in Sections 3.7(a)(iv) and 3.9 hereof having a combined total limit of Twenty Million Dollars ($20,000,000), with a self-insurance retention of no greater than Two Hundred Fifty Thousand Dollars ($250,000), and, at least the following:

               (a) The insurance company is rated at least A- VIII in the latest Best’s Report;

               (b) Buyer (and its members, lenders, successors in interest to all or a portion of the Land and permitted assigns) and Seller (and all the Indemnitees) are Named Insureds;

               (c) First party clean-up and third party claims, both on-site and offsite, are covered on a “claims made” basis, to the extent “occurrence” based insurance is not available in the marketplace;

               (d) Personal and bodily injury, property damage, health, nuisance (e.g., from odor) and diminished property value on and off the Land and/or Project are covered;

               (e) Unknown, pre-existing conditions are covered, including underground storage tanks;

               (f) No third party claim is necessary to trigger coverage for occurrences arising from unknown, pre-existing conditions; and, defense and indemnity is available therefor, including coverage for the assertions of Governmental Agencies and any

Home Owners’ Association (including internal costs, bonds to release liens and attachments, appeal bonds, pre and post judgment interest);

               (g) There is no “retroactive” time limitation on coverage; and

               (h) Cancellation may be effected only to the limited extent of specific Named Insured non-compliance.

Buyer shall pay the premium and all other amounts necessary for the procurement and maintenance in effect of such policy. Each of its entities constituting Buyer and Nuevo shall be named insureds on the SA Insurance.

Upon discovering any potential claim which may be covered by the SA Insurance, Buyer shall promptly notify Insurer and Seller in writing, with a description of the potential claim and circumstances surrounding its assertion, and shall take all actions required by the SA Insurance, in accordance with all terms and provisions thereof, to assure full and complete coverage for such potential claims thereunder.

To the extent any insurance payment under such policy of SA Insurance is applied to reduce any liability imposed as a result of such a risk (or Buyer’s indemnity in Section 3.7), Buyer’s payment obligations pursuant to Sections 3.7(a)(iv) and/or 3.9 shall be reduced proportionately; provided however, that such SA Insurance and/or payment shall not otherwise dilute Buyer’s obligations under such Sections 3.7(a)(iv) or 3.9, or the Indemnities specified therein.

TO THE EXTENT THE SA INSURANCE HAS ALREADY BEEN PROCURED BY SELLER PRIOR TO THE EXECUTION OF THIS AGREEMENT, BUYER SHALL BE RELIEVED OF ITS OBLIGATIONS UNDER THIS SECTION 5.26 TO PROCURE THE ORIGINAL POLICY, BUT MUST REIMBURSE SELLER FULLY FOR THE COST THEREOF AT THE CLOSE, AS PROVIDED ELSEWHERE IN THIS AGREEMENT. EXCEPT TO THE EXTENT MODIFIED BY THIS PARAGRAPH, BUYER’S OBLIGATIONS UNDER THIS SECTION 5.26 SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.

          Section 5.27 Further Assurances and Cooperation. Each of the Parties shall execute and deliver all additional papers, documents and other reasonable assurances, and shall do all acts and things reasonably necessary in connection with the performance of its obligations hereunder to carry out the intent of this Agreement, and shall cooperate with the other Party during the Escrow Period and after the Close of Escrow, to ensure a smooth transition from Seller to Buyer regarding the ownership, possession and use of the Property and/or Project, including Operator’s use of the Land for Oil Operations, Seller’s conduct of the Permit Program and completion of the Restoration Plan, Aera Program and Hover Program (and Buyer’s observation and monitoring thereof), and Buyer’s use of the Property as property under development and needing the Governmental Approvals therefor, including the following (but limited, however, to matters arising out of, relating to or in connection with the rights and obligations of the Parties under the Development Documents): (a) Buyer shall provide access and make available to Seller and Operator, during normal business hours, upon reasonable notice, copies of the Knowledge including all financial and accounting documents and information relating to Seller’s prior ownership, use and possession of the Property and/or

Project, among other things, in order for Seller and Operator to (i) submit any reports to or filings with any Governmental Agency (including taxing authorities), (ii) wind up certain business activities with respect to the Property and/or Project and (iii) continue their general, corporate operations in the ordinary course of their business, as well as Seller’s conduct of the Permit, Aera and Hover Programs and (b) Seller shall provide reasonable assistance to Buyer in (i) assuming the role of Developer of the Development Areas and the Project and (ii) enforcing its rights and discharging its obligations under the Unocal Asset Purchase Agreement, without however, being required to spend money, participate in any formal controversy including litigation or arbitration or spend excessive employee or consultant time and effort in so doing. Additionally, Seller, in the conduct of the Permit Program, will keep Buyer informed periodically as to milestone/important events, solicit and consider from time-to-time comments and advice regarding its conduct of the Permit Program and provide Buyer the opportunity from time-to-time during normal business hours to observe its activities with respect to the Permit, Aera and Hover Programs.

          Section 5.28 Intent of Definitions. The limitations, prohibitions, restrictions, requirements and obligations of Buyer in this Agreement, when expressed in respect of, in connection with or in relation to a defined term, shall mean, include and apply to all or any part or portion of such defined term. The use of the word “including” shall mean “including without limitation.”

          Section 5.29 Exclusive Relationship. Seller agrees not to enter into negotiations with any other party for the sale of the Property and/or Project prior to the Close of Escrow so long as Buyer is not in default under this Agreement.

          Section 5.30 Assignment, Assumption and Substitution. Effective upon the Close of Escrow, Buyer hereby assumes the following (collectively, the “Obligations”): (a) all of Nuevo’s liabilities, duties and obligations, both in its individual capacity and as original Developer, with respect to the Program as defined in the Mineral Payment and Performance Agreement made February 28, 2003 by and between Nuevo Energy Company and BlackSand Partners, L.P. (“Mineral PAPA”) and (b)those certain Nuevo liabilities, duties and obligations specified below (the “Assumed BlackSand PSA Obligations) pursuant to that certain Purchase and Sale Agreement dated February 28, 2003 between Nuevo and BlackSand Ltd. (“BlackSand PSA”). Effective upon the Close of Escrow, Nuevo hereby (c) assigns to Buyer, to the full extent assignable without Operator’s consent, all of its rights and benefits, both in its individual capacity and as original Developer, under the Mineral PAPA and (d) conveys to Buyer pursuant to the BlackSand PSA, to the full extent assignable without Operator’s consent, (i) an exclusive assignment of its rights and benefits to the limited extent necessary for Buyer to properly complete, in a commercially reasonable manner, the discharge of the Obligations pursuant to the Mineral PAPA and (ii) reserving to itself the enjoyment of all the benefits, rights and privileges therein, a non-exclusive assignment of its other rights and benefits to the limited extent of affording Buyer contractual protection by BlackSand (but only to the extent of the contractual protection enjoyed by Nuevo) from any Losses (as defined therein) as a result of Buyer’s performance in the discharge of such Obligations, and the rights and benefits under Sections 3.4, 3.5, 3.7, 5.24, 5.25 and 5.29 therein. If Operator challenges Buyer’s right to perform the

Program as an assignee of Nuevo, the Parties agree to cooperate in good faith to resolve this issue. If such efforts do not result in resolution of the challenge within 90 days, and should either Party in good faith determine that performance of the Program by Buyer as an independent contractor resolves such challenge, the Parties agree, at either Party’s request, to execute an agreement that provides that Buyer shall perform the Program as an independent contractor. Such agreement shall in all other respects result in the performance of the duties, obligations, responsibilities of the Program by Buyer in the manner contemplated by this Agreement. In such event, the rights duties, liabilities and obligations of Seller and Buyer under this Agreement shall remain unchanged.

          The Assumed BlackSand PSA Obligations are contained in: (a) Section 3.6; (b) Section 3.1.4; (c) Section 3.7.3; (d) Section 5.4 to the extent that such actions are required by the Mineral PAPA; (e)Section 5.13; (f) Section 5.17 other than the performance of the Well Abandonment Plan and the dismantling of two (2) water tanks and the relocation on a temporary basis one (1) water tank at the East Naranjal Tank Farm; (g) Section 5.24.2; and (h) Section 5.25 other than Seller’s obligation to make a Contingent Payment.

          Buyer expressly assumes and obligates itself to exercise all rights and benefits and to undertake, discharge and perform on a timely basis all Obligations in accordance with the terms and conditions set out in the Mineral PAPA and BlackSand PSA. For all purposes, Buyer agrees to stand in full substitution of Nuevo, both as Nuevo individually and as the original Developer in the Mineral PAPA, in performance of the Obligations whether such right, benefit, duty, obligation or liability arose before or after the Effective Date.

          In connection herewith, and without in any way limiting the effect of the Indemnities in Section 3.7 and 3.9 or of any other obligation, liability or responsibility of Buyer under this Agreement, Shea shall provide Nuevo with a guarantee of performance and indemnity by Shea Homes Limited Partnership and Standard Pacific Corp., affiliates of Shea. Such guarantee shall be in the form of Exhibit “P” attached hereto.

          Section 5.31 Assumption of Obligations Under the Agreement. As security for the proper discharge of Buyer’s duties and obligations under this Agreement after the Close, including without limitation, those described in Sections 2.2.2, 2.2.3, 3.3, 3.6, 3.7, 3.8 and 3.9 hereof, and as a material inducement to Seller to execute this Agreement and consummate the Transaction, Buyer hereby agrees as follows:

               5.31.1 Assumption of Obligations/Guaranties. Buyer will obtain for Seller’s benefit from any transferee entity to which/whom Buyer makes a Transfer hereunder, respectively (collectively and individually, “Transferee” or “Transferee Entities”), and deposit into Escrow, if applicable, a written assumption (“Assumption”) of all the duties and obligations of Buyer under this Agreement including without limitation those written Indemnities and related covenants of Buyer contained in Sections 2.2.2, 2.2.3, 3.3, 3.6, 3.7, 3.8 and 3.9 of this Agreement, in the form specified below immediately after the signature block hereof and limited only to the extent of the respective Property interests (or interest in this Agreement) transferred to each entity.

               5.31.2 Memorandum and/or Restrictions. Seller may, in its sole discretion, (a) record against the Property (Development Areas and the Remainder Parcels), the Development Declaration in the form of Exhibit “I” covering the matters in this Section 5.31, to , secure the proper performance hereof and/or (b) make the grant of conveyance to Buyer required hereunder subject to restrictions and/or CC&Rs in the Grant Deeds (collectively, “Restrictions”) ensuring that all successor owners of all or a portion of the Property, will be bound by the matters in this Section 5.31; provided however that any such Restrictions shall automatically be rendered void insofar, but only insofar, as to that portion of the Property sold to a member of the Home buying public, community association, property owner association or Governmental Agency.

               5.31.3 Further Covenants. Subject only to the matters in the Assumption of Obligations agreement attached below immediately after the signature block hereof, to ensure the performance by Buyer (and its successors and assigns to all or a portion of the Property), of its obligations under this Agreement, any hypothecation or recording of claims against the Property, shall be made expressly subject to the rights of Seller under this Agreement. This provision shall be included in the Grant Deeds and any subsequent deed or conveyancing instrument for any of the Property.

          Section 5.32 Unocal Asset Purchase Agreement. Except as described in Section 3.1.16, all the rights and privileges, as well as all the duties and obligations, of every nature and type whatsoever, under, in or relating to the Unocal Asset Purchase Agreement to the extent they relate to the interests acquired hereunder by Buyer, are hereby assigned by Nuevo to, and assumed by, Buyer.

          Section 5.33 Like-Kind Exchange. Nuevo shall have the right, on ten days written notice to Buyer, to consummate the Transaction by means of a “like-kind exchange” (“Exchange”) pursuant to Section 1031 of the United States Internal Revenue Code, so long as the Exchange does not delay the Close of Escrow. Buyer will cooperate with Nuevo in such endeavor as described in Section 5.27 of this Agreement, without however, taking title to any real property or incurring costs therefor.

          Section 5.34 Oil Well Exhibit. As a convenience to Buyer, Seller has attached as Exhibit “N” a list of Operator’s oil wells and the Changing House on the Land (collectively, “Oil Wells” or “Wells”) which to the best of its knowledge (as defined in Section 3.1C) is a complete list of such Wells.

          Section 5.35 Permit Program. Receipt of, or waiver of the requirements for, the Permits is a prerequisite for the payment by Buyer of the Deposit. Monitoring and follow-up responsibilities/obligations with respect to the Permits (“Permit Program”) shall be accomplished pursuant to the PAPA and the payment of the Additional Purchase Price by Buyer satisfied pursuant to Section 2.2.2(b) hereof. The Permits and all the rights and privileges, as well as all the duties and obligations thereunder, or associated therewith (including any future amendments thereto, modifications thereof or actions necessary to keep them in force and effect) and/or to the Permit Program are hereby assigned by Nuevo to, and assumed by, Buyer. All matters contained in this Section 5.35 are subject to the provisions of the PAPA.

          Section 5.36 Aera Program (Wildcatter Park). In order to assist Buyer in its efforts to complete the development of that portion of the Development Area designated as Wildcatter Park (“Park”), Seller has entered into the Aera Agreement attached as Exhibit “0:” The Aera Agreement contains certain rights and privileges, as well as duties and obligations attributable to Nuevo and Aera respectively (referred to herein as the “Aera Program”). Except as to the consideration payable under Section 2 of the Utility Easement attached as Exhibit “ G ” to the Aera Agreement, those rights and privileges, as well as the duties and obligations of Nuevo more fully specified in Exhibit “K,” are hereby assigned by Nuevo to, and assumed by, Buyer. The parties expressly understand and agree that to the extent any notice must be given, or consent to assignment obtained, by Seller pursuant to the terms and provisions of the Aera Agreement regarding this Transaction and/or any matters pertaining hereto, including the assignment of the Aera Agreement to Buyer, such matters shall be the sole responsibility of Buyer, and no such matter shall be a Condition to the Close of Escrow under this Agreement. All matters contained in this Section 5.36 are subject to the provisions of the PAPA.

          Section 5.37 Hover Program (Adjacent Parcel). Nuevo previously entered into the Hover Agreement covering the Adjacent Parcel. Buyer has been provided with a copy of the Hover Agreement. The Hover Agreement and all the rights and privileges, as well as the duties and obligations of “Nuevo” or “Seller” thereunder are hereby assigned by Nuevo to, and assumed by, Buyer, except for those specifically retained by Nuevo as described in Section 2.3 of the PAPA.All matters contained in this Section 5.37 are subject to the provisions of the PAPA.

          Section 5.38 Oil Assets/Oil Operations. Buyer acknowledges that Seller has informed Buyer that Seller has divested itself of the Oil Assets and Oil Operations to BlackSand Partners, L.P., the Operator, and that Buyer must conduct its activities subject to (a) the Operator Development Declaration and other Operator Development Documents executed pursuant to the BlackSand PSA and the Operator transaction described therein, as well as to (b) Seller’s agreements with Aera, pursuant to the Aera Agreement and (c) Seller’s agreements with Hover in the Hover Agreement. Documents means all the Development Documents identified as such in the BlackSand PSA.

          Section 5.39 Satisfaction of Conditions (Section 2.3). The Parties hereby acknowledge and agree that conditions 2.3(a), (c) and (d) in this Agreement have been fully satisfied and completed as of the execution hereof.

          Section 5.40 Constructive Meaning of Certain Provisions. Notwithstanding anything to the contrary elsewhere in this Agreement or other Development Documents, where any obligation, covenant, restriction or duty of Buyer is limited herein to the period of time prior to the full reconveyance of the PAPA TDs (“Time Period”), that Time Period shall automatically be extended to include any periods of time during which (a) the PM TD, or any portion thereof, is extant and not fully reconveyed and/or any amounts secured thereby have not been fully paid to Nuevo as required herein and (b) the Corporate Guaranty and/or SPC Guaranty, or any portion thereof, is/are extant and not fully reconveyed/discharged and/or any amounts secured thereby have not been fully paid to Nuevo as required herein.

          Section 5.41 Alternate Discharge of Program Responsibilities. Buyer shall have the right, to be exercised (“Exercise”), if at all, by written notice to Seller within five (5) business days after the filing for record of the A Final Map with the County Recorder, to designate Nuevo (“Designation”) as the Party responsible (“Responsible Party”) for performing the Program at Buyer’s cost and expense (such date of designation referred to as the “Exercise Date”), all as described more fully in the Option B PAPA attached to this Agreement as Exhibit “R,” and require Buyer and Seller to enter into the Option B Documents (as hereinafter defined) to provide for Nuevo to be the Responsible Party. Following the date of this Agreement, the parties intend to prepare a document package to reflect such Designation of Nuevo as the Responsible Party (“Option B Documents”), including, but not limited to a revised and amended version of this Agreement with all its Exhibits, an adjusted Initial Purchase Price of Forty Million Dollars ($40,000,000) and, to the extent Buyer requests that rights of Nuevo be subordinated in connection with financing of the Project, adequate security to assure Buyer’s performance which security may be a letter of credit, corporate guarantee or other assurance of payment and performance satisfactory to Nuevo in its sole reasonable discretion. The Option B Documents shall reflect the intent of the parties as expressed in the Option B PAPA and shall provide for continuity and consistency within this Agreement. If the Parties agree on the Option B Documents in their entirety such that the Option B Documents are ready for execution and confirm such agreement in writing prior to the Exercise Date, and Buyer properly and timely Exercises such right of Designation, the Escrow shall Close pursuant to the terms of the Option B Documents, the Parties shall be bound by all the terms and provisions thereof, and this Agreement shall automatically terminate. If the Parties do not for any reason agree on the Option B Documents in their entirety such that the Option B Documents are ready for execution and confirm such agreement in writing prior to the Exercise Date, this Agreement shall remain in full force and effect, Escrow shall Close pursuant to, and the Parties shall be bound by, all the terms and provisions hereof, and the Option B Documents shall be void and of no effect.

          Section 5.42 Option to Convert PAPA TD’s Into SPC Guaranty (“SPC Guaranty”). If, prior to execution by Shea of the “Lender’s deed of trust” (defined at Recital B to Attachment “2” of the Shea PAPA Trust Deed which is Attachment “2” to Exhibit “K’), Shea causes to be duly executed, acknowledged and delivered to Nuevo the SPC Guaranty in the form attached hereto as Exhibit “S,” then in such event, subject to Section 5.40 hereof:

          (a) Nuevo shall release and reconvey to Shea the Shea PAPA Trust Deed within ten (1 0) business days of its receipt of the SPC Guaranty;

          (b) Nuevo shall release and reconvey to TH 680 the TH 680 PAPA Trust Deed within ten (10) business days of its receipt of the SPC Guaranty;

          (c) Nuevo shall execute, acknowledge and deliver to Shea the DD Subordination Agreement in the form of Exhibit “L” within ten (1 0) business days of its receipt of the SPC Guaranty;

          (d) The Parties shall deem the SPC Guaranty and DD Subordination Agreement to be Development Documents; and

          (e) The SPC Guaranty shall remain in effect until released, as provided therein.

          Section 5.43 No Participation by Brea/Tonner Investors,L.P. (“BTI”); Waiver, Release, Defense and Indemnity. The Parties acknowledge that BTI, formerly proposed as one of the entities comprising Buyer, is not a part of Buyer and has no interest in this Transaction and/or the Land or Project. The Parties have each provided BTI with monetary consideration and in return therefor, Buyer has obtained from BTI, for itself and on Seller’s behalf, and has provided Seller, a full and complete waiver, release, defense (of claims) and indemnity from BTI, in a form satisfactory to Seller in its reasonable discretion (“Release/Indemnity”), regarding the Transaction/Land/Project, and BTI’s prior proposed participation therein.

          Section 5.44 Mineral PAPA Cooperation. To the extent that the cooperation or participation of Seller is legally required to enable Buyer to assert rights to seek remedies under the Mineral PAPA, Seller shall cooperate with Buyer and reasonably participate, as a party to legal proceedings or otherwise, at the cost and expense of Buyer who shall defend, indemnify and hold Seller harmless from losses resulting therefrom.

     IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

NUEVO ENERGY COMPANY, a Delaware corporation		TONNER HILLS SSP, LLC, a Delaware limited liability company

By:	-s- [ILLEGIBLE]	By: Standard Pacific of Tonner Hills, LLC, a Delaware limited liability company, a member

Title:	CEO	By: Standard Pacific Corp., a Delaware corporation, its sole member

By:	-s- [ILLEGIBLE]	By:	-s- [ILLEGIBLE]

Title:	[ILLEGIBLE]	Title:	AUTHORIZED REP.

		By:	-s- [ILLEGIBLE]

		Title:	AUTHORIZED REP.

“SELLER”		By: Shea Tonner Hills, LLC, a Delaware limited liability company, a member

By: Shea Homes Limited Partnership, a California limited partnership, its sole member

By: J.F. Shea LLC, a Delaware limited liability company, its General Part

		By:	-s- [ILLEGIBLE]

		Title:	UP

		By:	-s- [ILLEGIBLE]

		Title:	[ILLEGIBLE]

TONNER HILLS 680 LLC, a Delaware limited liability company

By:	Tonner Hills SSP, LLC, a Delaware limited liability company, its sole member

	By:	Standard Pacific of Tonner Hills, LLC, a Delaware limited liability company, a member

		By:	Standard Pacific Corp., a Delaware corporation, its sole member

			By:	-s- [ILLEGIBLE]

			Title:	AUTHORIZED REP.

			By:	-s- [ILLEGIBLE]

			Title:	AUTHORIZED REP.

	By:	Shea Tonner Hills, LLC, a Delaware limited liability company, a member

		By:	Shea Homes Limited Partnership, a California limited partnership, its sole member

			By:	J.F. Shea LLC, a Delaware limited liability company, its General Partner

				By:	-s- [ILLEGIBLE]

				Title:	VP

				By:	-s- [ILLEGIBLE]

				Title:	[ILLEGIBLE]

ASSUMPTION OF OBLIGATIONS

     The undersigned acknowledge and agree that they have received valuable consideration for executing this Assumption of Obligations and assuming all the obligations of Buyer under the Agreement (including specifically without limitation those obligations in Sections 2.2.2,2.2.3, 3.3, 3.6, 3.7, 3.8 and 3.9 thereof) as the beneficiary of (a) the further transfer of the Property, (b) the assignment provisions in Section 5.19 and (c) otherwise in connection with the recitals, covenants and promises between Seller and Buyer in the Agreement, and in exchange therefor, hereby assume, in addition to and not in lieu of the assumption by Buyer of all its duties and obligations under the Agreement, all of Buyer’s duties and obligations under the Agreement; provided, however, that each of the undersigned’s potential liability to Seller pursuant to this Assumption of Obligations shall be limited, to the fair market value of the Property held by such undersigned entity, except to the extent of any insurance, surety or other third party proceeds, contributions and/or liability from which they may benefit relating thereto and which they hereby agree to pursue in each instance with best efforts on behalf of Seller and for Seller’s benefit.

     Without in any way limiting the effect of the Indemnity Sections in the Agreement or of any other obligation, liability, responsibility or indemnity of Buyer under the Agreement, the following shall apply with respect to this Assumption of Obligations by the undersigned (jointly and severally, “Undersigned”) regarding the Indemnities of Buyer in favor of Seller against Losses and Environmental Losses, respectively, contained in Sections 3.7 and 3.9 of the Agreement (“Indemnity Sections”):

     (1) In the event of any mediation, arbitration, reference proceeding, litigation or any other dispute resolution method, procedure and/or endeavor (“Indemnity Controversy”) for which defense and indemnity may be claimed by Seller against Buyer, Seller may demand defense and indemnity against Buyer and/or any or all of the Undersigned, at Seller’s sole discretion. Upon such demand, Buyer and/or the Undersigned to whom such demand is made shall immediately tender to Seller defense and indemnity pursuant to the terms of the Agreement.

     (2) In any Indemnity Controversy, Buyer and/or any or all of the Undersigned may make a written request of any trier of fact (“Trier”) therein for a specific, special finding (“Finding”) that any liability of Seller for which defense and indemnity applies under the Agreement shall be identified and allocated in whole or in part by such Trier, in its sole discretion, to the various Property interests (“Allocation”). For purposes of this Assumption of Obligations, a “Finding” does not occur and is not effective until there is a final judgment or other final, non-appealable resolution of the dispute concerning the Allocation.

     (3) In the event a Finding is made pursuant to this Assumption of Obligations, the Undersigned owning the various Property interests, to the extent specified in the Finding, shall have the sole responsibility to Seller, from the date of the Finding forward, for their portion of the Allocation. In the absence of a Finding or prior to the effectiveness of a Finding, Buyer and the Undersigned shall be jointly and severally responsible for the full amount of liability of Seller for which defense and indemnity applies under the Agreement. In no event shall Buyer or the Undersigned have the right to recover from Seller any defense and/or indemnity payments made to Seller under this Assumption of Obligations or the Agreement.

     (4) To the extent any disputes arise between or among Buyer, the Undersigned, or any of them, regarding the matters described in this Assumption of Obligations, Buyer and the Undersigned shall resolve such disputes among themselves. Any such disputes shall not be a matter for which Seller shall be concerned or in which Seller shall be a party or participant, or have any liability whatsoever.

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By:		By:

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Exhibit “A”
Legal Description of the Land

THOSE PORTIONS OF SECTIONS 1 AND 12, TOWNSHIP 3 SOUTH, RANGE 10 WEST AND SECTIONS 5, 6, 7 AND 8, TOWNSHIP 3 SOUTH, RANGE 9 WEST, IN THE RANCHO SAN JUAN CAJON DE SANTA ANA, IN THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, AND IN THE CITY OF BREA, IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA,AS SHOWN ON A MAP FILED IN BOOK 51, PAGE 7 OF MISCELLANEOUS MAPS, AND RECORD OF SURVEY FILED IN BOOK 12 PAGE 40, RECORD OF SURVEY NO. 91-1007 FILED IN BOOK 133, PAGES 41 THROUGH 46 INCLUSIVE AND RECORD OF SURVEY NO. 2001-1007, FILED IN BOOK 187, PAGES 02 THROUGH 07 INCLUSIVE, ALL OF RECORDS OF SURVEY, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY RECORDER, ALSO BEING DESCRIBED IN A DEED, BILL OF SALE AND ASSIGNMENT, RECORDED APRIL 10, 1996 AS INSTRUMENT NO. 19960175928 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 1

BEGINNING AT A WHITE POST 4 INCHES SQUARE IN MOUND WITH PITS AT THE NORTHEAST CORNER OF THE RANCHO SAN JUAN CAJON DE SANTA ANA, BEING ALSO THE SOUTHEAST CORNER OF THE RANCHO RINCON DE LA BREA;THENCE ALONG THE PATENT BOUNDARY OF SAID RANCHO RINCON DE LA BREA, NORTH 84' WEST 107.51 CHAINS TO A SAND STONE MARKED R.B. I N MOUND WITH PITS; THENCE ALONG SAID PATENT BOUNDARY NORTH 57° 42' WEST 43.67 CHAINS TO A WHITE POST 4 INCHES SQUARE IN MOUND OF STONE MARKED S. J. C. S. A. AT INTERSECTION OF THE PATENT LINES OF SAID RANCHOS SAN JUAN CAJON DE SANTA ANA AND RINCON DE LA BREA;THENCE ALONG THE PATENT LINES OF SAID RANCHOS SAN JUAN CAJON DE SANTA ANA, NORTH 76° 25' WEST 62.67 CHAINS TO A 2" × 4" POST MARKED 62.67 IN MOUND WITH PITS; THENCE SOUTH 1° 45' WEST 58.96 CHAINS TO A 2" × 4" POST MARKED 20.60 IN MOUND WITH PITS; THENCE NORTH 89° EAST 20.00 CHAINS TO A 4" × 4" POST I N MOUND WITH PITS; THENCE SOUTH 1° 45' WEST 20.00 CHAINS TO A 2" × 4" POST MARKED 20.60 IN MOUND WITH PITS; THENCE NORTH 88° 39' EAST 55.48 CHAINS TO A 2" × 4" POST MARKED 20 IN MOUND WITH PITS; THENCE SOUTH 0° 30 ' EAST 2 0.00 CHAINS TO A 2 " × 4" POST IN MOUND WITH PITS; THENCE NORTH 89° 45" EAST 134.63 CHAINS TO A 2" × 4" POST MARKED 40.10 IN MOUND WITH PITS UPON THE EASTERN BOUNDARY OF SAID RANCHO SAN JUAN CAJON DE SANTA ANA; THENCE ALONG SAME NORTH 4° WEST 47.51 CHAINS TO THE PLACE OF BEGINNING.

EXCEPTING THEREFROM THE WESTERLY 200 ACRES OF THE ABOVE DESCRIBED TRACT.

ALSO EXCEPTING THEREFROM ANY PORTION LYING NORTHERLY OF THE AGREED BOUNDARY LINE AND BOUNDED WESTERLY BY LINE, RUNNING NORTH 28° 30' EAST FROM THE WESTERN TERMINUS OF SAID LINE AS ESTABLISHED BY AGREEMENT BETWEEN THE UNION OIL COMPANY OF CALIFORNIA AND THE GRAHAM-LOFTUS OIL COMPANY, RECORDED JUNE 10, 1905 IN BOOK 120, PAGE 223 OF DEEDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND CONVEYED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA BY DEED RECORDED JUNE 28, 1940 I N BOOK

1051, PAGE 301 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERLY BOUNDARY OF SAID LANDS OWNED BY UNION OIL COMPANY OF CALIFORNIA, WHICH WESTERLY BOUNDARY IS ALSO THE EASTERLY BOUNDARY OF THAT CERTAIN 200-ACRE TRACT CONVEYED BY SAID UNION OIL COMPANY OF CALIFORNIA TO GEORGE CHAFFEY BY DEED DATED APRIL 25, 1899, RECORDED JUNE 20, 1899 IN BOOK 44, PAGE 79 OF DEEDS, WHICH POINT OF BEGINNING IS THE POINT OF INTERSECTION OF THE AFORESAID WESTERLY BOUNDARY WITH THE EASTERLY PROLONGATION OF THE, CENTER LINE OF CENTRAL AVENUE AS THE SAME EXISTED ON MAY 23, 1940 BETWEEN BERRY STREET AND BREA CANYON ROAD; THENCE NORTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 73° 32' 24" WITH THE EASTERLY PROLONGATION OF THE CENTER LINE OF SAID CENTRAL AVENUE AT SAID POINT OF INTERSECTION (ASSUMED AND TAKEN TO BEAR NORTH 15° 11' 16" EAST), A DISTANCE OF 839.60 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH O° 10' 11" EAST A DISTANCE OF 1250 FEET: THENCE SOUTH 89° 49' 49" EAST A DISTANCE OF 500 FEET; THENCE SOUTH 65° 23' 11" EAST A DISTANCE OF 604.15 FEET; THENCE SOUTH 0° 10' 11" WEST A DISTANCE OF 1000 FEET; THENCE NORTH 89° 49 ' 49" WEST A DISTANCE OF 1050 FEET TO THE TRUE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THE LAND CONVEYED TO BREA CHEMICALS, INC., BY DEED RECORDED JUNE 10, 1957 IN BOOK 3936, PAGE 314 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED FROM THE STEARNS RANCHOS COMPANY,A CORPORATION, TO UNION OIL COMPANY OF CALIFORNIA,A CORPORATION, DATED AUGUST 31, 1899, RECORDED SEPTEMBER 2, 1899 IN BOOK 44, PAGE 250 OF SAID DEEDS, DISTANT SOUTH 89° 10 ' 50 " WEST ALONG SAID LINE 3131.98 FEET FROM THE SOUTHEAST CORNER OF SAID LAND, SAID POINT OF BEGINNING BEING MONUMENTED BY UNION OIL COMPANY MONUMENT 11B; THENCE NORTH 9° 48 ' " WEST 529.60 FEET TO A 2 " × 2 " STAKE AND THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 85° 48 ' 16 " WEST, 380.00 FEET TO A 2 " × 2 " STAKE; THENCE NORTH 4° 11 ' 44 " EAST 1750.00 FEET TO A 2 " × 2 " STAKE; THENCE SOUTH 85° 48 ' 16 " EAST 380.00 FEET TO A 2 " × 2 " STAKE: THENCE SOUTH 4° 11 ' 44 " WEST 1750.00 FEET TO A 2 " × 2 " STAKE AND THE TRUE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA RECORDED FEBRUARY 10, 1967 IN BOOK 8173, PAGE 641 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA RECORDED FEBRUARY 10, 1967 IN BOOK 8173, PAGE 647 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND DESCRIBED IN DEED TO THE BREA-OLINDA UNIFIED SCHOOL DISTRICT OF ORANGE COUNTY, CALIFORNIA, RECORDED SEPTEMBER 11, 1968 IN BOOK 8716, PAGE 437 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN PARCEL 1 OF THE DEED TO THE CITY OF BREA RECORDED JANUARY 16, 1969 IN BOOK 8846, PAGE 971 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM PARCELS A6471-4, A6471-5, A6471-6 AND A6471-7 OF THAT CERTAIN FINAL ORDER OF CONDEMNATION, SUPERIOR COURT CASE NO. 156220, A CERTIFIED COPY OF WHICH WAS RECORDED SEPTEMBER 29, 1970 IN BOOK 9417, PAGE 364 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM PARCELS 1 AND 2 AS SHOWN ON PARCEL MAP NO. 86- 243, FILED IN BOOK 214, PAGES 28 THROUGH 31 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF SAID COUNTY RECORDER, TOGETHER WITH THE WEST HALF OF ASSOCIATED ROAD, 80.00 FEET WIDE, AS SHOWN SAID PARCEL MAP NO. 86-243, ADJOINING SAID PARCELS 1 AND 2 ON THE EAST, AND BOUND NORTHEASTERLY BY THE NORTHEASTERLY LINE OF SAID PARCEL MAP NO. 86-243, AND BOUND SOUTHERLY BY THE CENTER LINE OF LAMBERT ROAD AS SHOWN ON SAID PARCEL MAP NO. 86-243.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN PARCEL 1 OF PARCEL MAP NO. 83-1179, AS SHOWN ON A MAP FILED IN BOOK 218, PAGES 1 THROUGH 4 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN TRACT NO. 12562, AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 4 THROUGH 9 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN TRACT NO. 12563, AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 10 THROUGH 15 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND DESCRIBED IN THE DEED TO THE CITY OF BREA RECORDED MARCH 29, 1996 AS INSTRUMENT NO. 19960153320 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN PARCEL 1 OF A COUNTY OF ORANGE LOT LINE ADJUSTMENT NO. LL 2000-054, RECORDED AUGUST 13, 2001 AS INSTRUMENT NO. 20010557229 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

PARCEL 2

PARCEL 1 OF A COUNTY OF ORANGE LOT LINE ADJUSTMENT NO. LL 2000-054, RECORDED AUGUST 13, 2001 AS INSTRUMENT NO. 20010557229 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO BREA-OLINDA UNIFIED SCHOOL DISTRICT BY GIFT DEED RECORDED FEBRUARY 25, 2003 AS INSTRUMENT NO. 2003000207265 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION CONVEYED TO THE COUNTY OF ORANGE BY GRANT DEED RECORDED JUNE 4, 2003 AS INSTRUMENT NO. 2003000648901 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

PARCEL 3

THE LAND CONVEYED TO BREA CHEMICALS, INC ., BY DEED RECORDED JUNE 10, 1957 IN BOOK 3936, PAGE 314 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED FROM THE STEARNS RANCHOS COMPANY, A CORPORATION, TO UNION OIL COMPANY OF CALIFORNIA, A CORPORATION, DATED AUGUST 31, 1899, RECORDED SEPTEMBER 2,1899 IN BOOK 44, PAGE 250 OF SAID DEEDS, DISTANT SOUTH 89° 10' 50" WEST ALONG SAID LINE 3131.98 FEET FROM THE SOUTHEAST CORNER OF SAID LAND, SAID POINT OF BEGINNING. BEING MONUMENTED BY UNION OIL COMPANY MONUMENT 11B; THENCE NORTH 9° 48' 11" WEST 529.60 FEET TO A 2' × 2' STAKE AND THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 85° 48' 16" WEST, 380.00 FEET TO A 2"× 2" STAKE; THENCE NORTH 4° 11' 44" EAST 1750.00 FEET TO A 2" × 2" STAKE; THENCE SOUTH 85° 48' 16" EAST 380.00 FEET TO A 2" × 2" STAKE; THENCE SOUTH 4° 11" 44" WEST 1750.00 FEET TO A 2" × 2" STAKE AND THE TRUE POINT OF BEGINNING.

THE ABOVE DESCRIPTION WAS COMPILED FROM INFORMATION SUPPLIED BY FIRST AMERICAN TITLE COMPANY PRELIMINARY REPORT NO. 2033661, DATED JULY 16, 2003.

EXHIBIT “ ‘A1’ SITE DEPICTION ”, IS FOR INFORMATIONAL PURPOSES ONLY.

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS,EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

PREPARED BY: THE KEITH COMPANIES UNDER THE DIRECTION OF:

/s/ KATHLEEN SUSAN TETREAULT
KATHLEEN SUSAN TETREAULT P.L.S. 7297 MY LICENSE EXPIRES 12/31/2004

August 20, 2003 JN: 13207.00

SHEET 1 OF 4 SHEETS

Exhibit "B"
Depiction of the Land

BREA BLVD.
PM 68/18
PARCEL 1
R.S. NO. 2001-1007
TR 8820
MM 454/19-24
TR 9632
MM 454/25-28
57 FWY
91-1007
RANCHO RINCON DE LA BREA
RANCHO SAN JUAN CAJON DE SANTA ANA
CO
CB
PARCEL 1
LLA 2000-054
INST. NO. 20010557229, O.R.
PARCEL 2
PARCEL 3
N.A.P.
VALENCIA AVE.
TR 12562
MM 579/4-9
TR 12563
MM 579/10-15
PM 86-243
PMB 214/28-31
WILDCAT WAY
(FORMERLY ASSOCIATED ROAD)
R.S.B. 187/2-7
R.S.B. 133/41-46
SCALE: 1" = 2000'
TR 9577
MM 438/4-12
LAMBERT ROAD
KRAEMER BLVD.

LEGEND

(#)	SEE PAGE NO.
CB	CITY OF BREA CITY LIMITS
CO	COUNTY OF ORANGE COUNTY LIMITS
R1	R.S. NO. 2001-1007, R.S.B. 187/2-7

BASIS OF BEARINGS

THE BASIS OF BEARINGS FOR THIS PROJECT IS THE N'LY LINE OF THE RANCHO SAN JUAN CAJON DE SANTA ANA, BETWEEN THE NE CORNER OF SAID RANCHO AND COMPROMISE CORNER NO. 1, BEING " N 85°05'11" W " PER RECORD OF SURVEY NO. 91-1007, AS SHOWN ON R.S.B. 133/41-46.

NOTES:

THE COURSES SHOWN HEREON ARE A COMPILATION OF R.S. NO. 91-1007, R.S. NO. 2001-1007, AND DEED INTERPRETATIONS THE SHOWN COMBINATION OF COURSES IS THE BEST REPRESENTATION OF THE SITE AS IT SHOULD EXIST ON THE GROUND.

THERE MAY BE EASEMENTS OF RECORD DELINEATED AND REFERENCED ON THE UNDERLYING MAPS OR THERE MAY BE OTHER RECORDED EASEMENTS WITHIN THE AREA, THAT ARE NOT SHOWN ON THIS DOCUMENT THAT COULD ENCUMBER SAID PARCELS HEREIN.

LICENSED LAND SURVEYOR
KATHLEEN SUSAN TETREAULT
Exp. 12/31/04
No. 7297
STATE OF CALIFORNIA

THIS EXHIBIT WAS PREPARED BY ME OR UNDER MY DIRECTION.

KATHLEEN SUSAN TETREAULT, P.L.S. 7297
MY LICENSE EXPRES 12/31/2004

The Keith Companies TKC

19 TECHNOLOGY DRIVE IRVINE, CA 92618 TEL: (949) 923-6000

DATE: AUGUST 20, 2003 | JOB NO. 13207.00

SHEET 2 OF 4 SHEETS

Exhibit "B"
Depiction of the Land

RANCHO RINCON DE LA BREA
N76°01'32"W 2026.03'
℄ BREA BLVD.
S67°35'45"W
(RAD)
RANCHO SAN JUAN
CAJON DE SANTA ANA
80'
40'
40'
60'
30'
30'
50'
100'
E'LY LINE P.M. 68/18
ACCEPTED AS THE
E'LY LINE OF THE W'LY
200 ACRES BK. 30,
PG. 11 OF DEEDS
PARCEL 1
118.979± AC.
R.S. NO. 91-1007
S'LY & W'LY LINE
PCL A6471-7
O.R. 9417/364
COMPROMISE
CORNER 2
N68°19'17"W
(RAD)
R.S. NO. 2001-1007
R.S.B. 113/41-46
N64°42'53"W
604.15'
N00°38'59"E 3358.41'
1250.00'
N00°50'29"E
O.R. 1051/301
N00°50'29"E
1000.00'
N68°52'10"W
(RAD)
O.R. 9417/364
W'LY LINE PCL
A6471-4
PCL 2 O.R.
10953/742
SEE SHEET 3
R.S.B. 187/12-7
N28°12'45"W
908.77'
O.R. 8173/647
57 FREEWAY
CO
CB
N89°23'58"E
659.12'
N89°23'58"E
890.73'
N'LY LINE TR. 12562
M.M. 579/4-9
N'LY LINE TR. 12563
M.M. 579/10-15
SCALE: 1" = 600'

BEARING TABLE		
NO.	BEARING	DISTANCE
L1	N57°15'12"W	858.97'
L2	N57°15'12"W	644.58'
L3	N89°09'31"W	500.00'
L4	N89°09'31"W	280.34'
L5	N21°23'13"E	312.58'
L6	N11°58'32"W	324.19'
L7	N23°43'47"W	110.39'
L8	N10°52'49"E	489.31'
L9	N17°06'55"E	475.03'
L10	N23°47'14"E	236.91'
L11	N02°34'53"W	275.14'
L12	N26°22'45"E	233.46'
L13	N29°20'20"E	167.73'
L14	N46°03'03"E	172.40'
L15	N79°36'12"W	140.80'
L16	N20°54'40"E	65.19'
L17	N13°57'34"W	206.20'
L18 (R1)	N30°40'03"E N30°40'05"E	108.55'
L19	N82°25'05"W	111.22'
L20	N50°13'39"W	122.62'
L21	N89°55'08"E	161.20'
L22	N55°31'23"W	177.43'
L23	N24°59'08"E	205.00'
L24	N80°00'51"E	128.30'
L25	N66°33'52"E	20.00' (RAD)
L26	N57°15'12"W	214.39'

CURVE TABLE			
NO.	DELTA	RADIUS	LENGTH
C1	33°21'45"	100.00'	58.23'
C2	11°45'15"	100.00'	20.51'
C3	00°32'53"	3079.00'	29.47'
C4	01°01'53"	550.00'	9.90'

NOTE:
SEE SHEET 1 FOR BASIS OF
BEARINGS AND SURVEYORS NOTES.

The Keith Companies TKC

19 TECHNOLOGY DRIVE IRVINE, CA 92618 TEL: (949) 923-6000

DATE: AUGUST 20, 2003 JOB NO. 13207.00

SHEET 3 OF 4 SHEETS

Exhibit "B"
Depiction of the Land

P.O.C.
COMPROMISE CORNER NO. 2
N70°16'38"W (RAD)
N71°02'58"W (RAD)
N57°20'54"W 2123.48'
1836.77'
COMPROMISE CORNER NO. 1
RANCHO RINCON DE LA BREA
BASIS OF BEARINGS
N85°05'11"W 7072.20'
RANCHO SAN JUAN CAJON DE SANTA ANA
PCL. A6471-6
O.R. 9417/364
INST. NO. 2003000207265, O.R.
PARCEL 1
LLA 2000-054
INST. NO. 20010557229, O.R.
57 FREEWAY
S'LY LINE PCL A6471-4 O.R. 9417/364
P.O.B. EXCEPTION
T.P.O.B. EXCEPTION
N'LY LINE PCL. 1, P.M. NO. 85-243, P.M.B 214/28-31
N32°32'37"W (RAD)
PARCEL 2
676.910± AC.
FORMERLY ASSOCIATED ROAD
℄ WILDCAT WAY
RS NO. 2001-1007
R.S.B. 187/2-7
N83°29'28"W P.C.C. (RAD)
N60°48'22"E P.R.C. (RAD)
80'
40'
60'
60'
120'
3337.81'
S'LY LINE 30/11 DEEDS
2771.09'
N89°47'24"W 6048.90'
℄ LAMBERT ROAD
TR. NO. 9577 438/4-12 M.M.
CO
CB
SCALE: 1" = 800'
SEE SHEET 2
SEE SHEET 4
L1
L2
L3
L4
L5
L6
L7
L8
L9
L10
L11
L12
L13
L14
L15
L16
L17
L18
L19
L20
L21
L22
L23
L24
C1
C2
C3
C4
C5

CURVE TABLE			
NO.	DELTA	RADIUS	LENGTH
C1	29°24'44"	720.00'	369.60'
C2	35°42'10"	720.00'	448.66'
C3	27°30'00"	920.00'	441.57'
C4	23°26'51"	730.00'	298.74'
C5	00°46'20"	2921.00'	39.37'

BEARING TABLE		
NO.	BEARING	DISTANCE
L1	N00°13'06"E	162.71'
L2	N34°00'32"E	704.41'
L3	N32°32'37"W	40.00' (RAD)
L4	N23°26'08"W	490.71'
L5	N60°42'49"W	177.75'
L6	N10°33'18"E	381.48'
L7	N70°17'56"W	767.11'
L8	N01°13'49"E	246.57'
L9	N48°45'05"W	107.84'
L10	N14°37'00"E	175.10'
L11	N22°40'23"W	226.00'
L12	N17°41'23"E	368.65'
L13	N28°01'50"W	126.22'
L14	N30°17'32"W	153.89'
L15	N17°34'41"W	128.21'
L16	N80°37'26"W	117.15'
L17	N59°34'14"E	65.00'
L18	N31°40'08"W	446.26'
L19	N57°20'54"E	286.71'
L20	S60°42'49"E	43.00'
L21	N10°42'00"E	141.00
L22	N15°02'00"E	103.00'
L23	N26°29'00"E	105.00'
L24	N46°26'07"W	92.94'

NOTE:
SEE SHEET 1 FOR BASIS OF BEARINGS, LEGEND AND SURVEYORS NOTES.

The Keith Companies TKC

19 TECHNOLOGY DRIVE IRVINE, CA 92618 TEL: (949) 923-6000

DATE: AUGUST 20, 2003 JOB NO. 13207.00

SHEET 4 OF 4 SHEETS

Exhibit "B"
Depiction of the Land

RANCHO RINCON DE LA BREA
BASIS OF BEARING
N85°05'11"W 7072.20'
RANCHO SAN JUAN CAJON DE SANTA ANA
PARCEL 1
LLA 2000-054
INST. NO. 20010557229, O.R.
PARCEL 2
676.910± AC.
CO
CB
NE'LY COR
RO. SAN JUAN
CAJON DE
SANTA ANA
P.O.B.
N.A.P. CB
O.R. 8846/971
RS NO. 2001-1007
R.S.B. 187/2-7
INST. NO.
19960153320 O.R.
P.O.B.
N.A.P.
4.285± AC.
PARCEL 3
O.R. 3935/314
15.266± AC.
N05°13'10"E 1750.00'
N00°06'07"E
1964.15'
SEE SHEET 3
RS NO. 91-1007
R.S.B. 133/41-46
E'LY LINE RANCHO SAN JUAN
CAJON DE SANTA ANA
N03°27'21"W 3127.24'
2361.14'
VALENCIA AVE.
INST. NO. 20030000648901,O.R.
S'LY LINE 30/11 DEEDS.
N89°47'12"W 2258.05'
SEE DETAIL "B"
2711.09'
N89°47'24"W
6048.90'
N'LY LINE INST. NO.
87-039247.O.R.
E'LY LINE
SECTION 7
R.S.B. 13/8
R.S.B. 91/12
N00°10'32"E
543.66'
SEE DETAIL "A"
N89°53'53"W 2568.80'
CO
CB
LAMBERT ROAD
SCALE: 1" = 800'

NO.	BEARING	DISTANCE
L1	N85°46'50"W	380.00'
L2	N25°02'43"E	25.00'
L3	N45°23'28"E	296.17'
L4	N89°48'26"E	111.66'
L5	N57°13'12"W	135.94'
L6	N11°26'47"W	158.64'
L7	N21°12'05"E	217.91'
L8	N43°25'50"E	115.35'
L9	N90°04'53"E	132.44'
L10	N64°11'51"W	146.78'
L11	N13°24'37"W	250.76'

BEARING TABLE

NO.	BEARING	DISTANCE
L12	N63°07'35"W	60.00'
L13	N26°52'25"E	30.00'
L14	N63°07'35"W	155.06'
L15	N44°06'22"W	75.09'
L16	N00°53'38"E	120.00'
L17	N45°53'38"E	105.00'
L18	N89°06'22"W	132.00'
L19	N44°06'22"W	120.00'
L20	N00°53'38"E	165.00'
L21	N26°52'11"E	132.00'
L22	N08°46'45"W	529.60'

BEARING TABLE

NO.	BEARING	DISTANCE
L23	N80°07'35"W	474.88'
L24	N63°07'35"W	55.00'
L25	N85°02'26"W	101.96'
L26	N00°49'10"W	250.00'
L27	N00°06'07"E	480.32'
L28	N85°02'26"W	142.10'
L29	N00°06'07"E	56.42'
L30	N89°53'53"W	585.00'
L31	N89°47'24"W	3337.81'
L32	N89°47'12"W	20.04'
L33	N86°32'39"E	2.31'
L34	N89°47'12"W	2258.05'

L33
N02°24'54"W 525.48'
N03°27'21"W 526.12'
N03°27'21"W 3127.24'
L34
L32

DETAIL "A"
N.T.S.

NOTE:
SEE SHEET 1 FOR BASIS OF BEARINGS, LEGEND AND SURVEYORS NOTES.

L22
N03°27'21"W
3127.24'
N89°47'44"W
3131.33'
2289.20'
N89°47'12"W

DETAIL "B"
N.T.S.

The Keith Companies
TKC
19 TECHNOLOGY DRIVE IRVINE, CA 92618 TEL: (949) 923-6000
DATE: AUGUST 20, 2003 | JOB NO. 13207.00

AGREEMENT
EXHIBIT “C”

TONNER HILLS AREA PLAN
(INCORPORATED BY REFERENCE)

Revised 11/23/03

AGREEMENT

EXHIBIT “D”

ESCROW INSTRUCTIONS

Exhibit “D”
Escrow Instructions

ESCROW INSTRUCTIONS

TO:	First American Title Insurance Company (“Escrowholder” or
“Escrow Agent”)
2 First American Way
Santa Ana, California 92707
Fax No.: (714) 800-4793
Phone: (714) 800-4830

Escrow Officer:	Christine Sidney/Dan Estrella

Title Officer:	Ronald Gomez

Escrow No.:	NCS 63040-SAl(CS)

Seller:	Nuevo Energy Company

Seller’s Address:	1021 Main Street
Suite 2100
Houston, Texas 77002
Attn: David A. Leach
Fax No.: (713) 374-4899
Phone: (713) 374-4802
Email: Leachd@nuevoenergy.com

Buyer:	Tonner Hills SSP, LLC and Tonner Hills 680 LLC

Buyer’s Address:	Tonner Hills SSP, LLC (“Shea”)
603 S. Valencia Avenue
Brea, CA 92823
Attention: Alan Toffoli
Fax: (714) 985-3605
Phone: (714) 792-2504
Attn: Alan Toffoli
Email: alan.toffoli@sheahomes.com

Tonner Hills 680 LLC (“TH 680”)
603 S. Valencia Avenue
Brea, CA 92823
Attention: Joe Fleischaker
Fax: (714) 985-3605
Phone: (713) 792-2592
Email: joe.fleischaker@sheahomes.com

1

Exhibit “D”
Escrow Instructions

Subject Property or Land:	In the County of Orange,
State of California, described as:
(See Legal Description in the PSA)

                    Date: December 8, 2003

Exhibit “D”
Escrow Instructions

2

          1. The Escrow. This Escrow is established pursuant to that certain agreement for the purchase and sale of the Subject Property between Seller and Buyer, dated December 8, 2003 (“Agreement” or “PSA”), to which these Escrow Instructions are attached as Exhibit “D.” Contemporaneously with these fully executed Escrow Instructions, Escrowholder has received an original, executed Agreement, with all its exhibits.

          The Initial Purchase Price and Work Reimbursement Amount (defined in Section 2.2.2 of the Agreement) due from Buyer to Seller at the Close for the Subject Property shall consist of the following:

(a)	Five Million Dollars ($5,000,000) as a Deposit, which has previously been paid to Seller as described in Sections 2.2.1 and 2.3 of the Agreement, to be applied as a credit against the Initial Purchase Price at the Closing;

(b)	Thirty-One Million Five Hundred Thousand Dollars ($31,500,000) to be paid to Nuevo through Escrow, as the remainder of the Initial Purchase Price as specified in Section 2.2.1 of the Agreement, consisting of Nine Million Dollars ($9,000,000) in cash and Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) in the form of the PM Note secured by the PM TD;

(c)	Two Hundred Twelve Thousand Six Hundred Ninety Five Dollars ($212,695) as the Work Reimbursement Amount specified in Section 2.2.2(a) of the Agreement, in cash to be paid to Nuevo through Escrow;

(d)	Any Work Reimbursement Amount due and owing from Buyer to Seller at the Close attributable to the Work Reimbursement Amount described in Section 2.2.2(b) of the Agreement to be paid in cash through Escrow, pursuant to a written demand by Seller deposited therein.

     Separate and distinct from the Initial Purchase Price and Work Reimbursement Amount, Buyer shall pay Seller in cash through Escrow the amount of      Dollars ($      ) as Development Reimbursement Monies, as specified in Sections 2.2.3 and 2.2.4 of the Agreement and      Dollars for taxes, if applicable, pursuant to Section 4 hereof.

Buyer shall deposit into Escrow the cash on or before the date set for the Close of Escrow and the PM Note and PM TD, together with all documents required by the Escrow Agent, at least one (1) day before the date set for the Close of Escrow herein. Buyer shall deposit the cash in a timely manner such that the cash shall be both wire transferred from Escrow and deposited in Seller’s account as designated in Section 5.2 of the PSA on the date of Close. Escrowholder shall not be concerned with the payment of any other portion of the Work Reimbursement Amount and/or Development Reimbursement Monies, which shall be paid by Buyer to Seller outside of Escrow, as described in the Agreement.

Exhibit “D”
Escrow Instructions

3

Such funds may be used and, subject to Paragraph 8 below, shall be disbursed to Seller when Escrow Agent is in a position to obtain a CLTA standard coverage owner’s policy of title insurance with a 101.4 lien free endorsement consistent with the Title Report described in Section 4.1 of the Agreement (“Title Policy”) in favor of Buyer showing title to the Subject Property vested in Buyer, as follows:

(a)	Policy to be issued by First American Title Insurance Company (“Title Company”), a California corporation, with usual title company’s preprinted exceptions and the endorsements listed as follows:

Endorsement
Form Number	Description
General Endorsements
100	Compliance with CC&Rs, encroachments and minerals modified for Owner
103.7	Access to open streets
116	Street address
116.4	Contiguity
Specific Endorsements
110.7	Ensure against loss from enforcement of lien for title exception number 3.
103.1	Ensure against loss from use or maintenance of easement for title exception numbers 4, 13, 24
100.29	Ensure against loss from surface breakage for title exception number 20.

(b)	Liability to be in the amount of the Purchase Price specified in the Agreement; and,

(c)	Free of encumbrances excepting the items listed below:

(i)	All covenants, conditions, restrictions, easements, reservations, rights, rights-of-way, encumbrances and other items shown on the Title Report (and any supplements thereto approved by Buyer), issued by Title Company or apparent;

(ii)	All other exceptions added to the Title Report for the Subject Property, due to the acts or omissions of Buyer or as consented to by Buyer in the Agreement or otherwise in writing; but excluding any liens, claims or similar exceptions arising from Seller’s work

Exhibit “D”
Escrow Instructions

4

on the Subject Property all of which shall be removed from title by Seller at its sole cost and expense, if requested in writing by Buyer;

(iii)	Declaration of Development Covenants, Conditions and Restrictions in the form of Exhibit “I” to the PSA (“Development Declaration”);

(iv)	Easement Agreement in the form of Exhibit “M” to the PSA (“Easement Agreement”);

(v)	Items shown on the Grant Deeds from Seller in the form of Exhibit “G” to the PSA (collectively, “Grant Deeds” and individually, “Shea Grant Deed” and “TH 680 Grant Deed,” respectively);

(vi)	PAPA TDs in the form of Attachments “2” and “3” to Exhibit “K” to the PSA (collectively, “PAPA TDs,” and individually, “Shea PAPA TD” and “TH 680 PAPA TD”);

(vii)	PM TD in the form of Exhibit “E” to the PSA(“PM TD”).

     2. Close of Escrow: This Escrow for the transfer of the Land from Seller to Buyer shall Close on the later to occur of December 19, 2003 or five (5) days after the recordation of the A Final Map by the County Recorder, or if such day falls on a weekend or national holiday, then on the first business day immediately thereafter. If this Escrow has not closed as set forth in the preceding sentence, this Escrow shall automatically terminate without further action of Escrowholder or the Parties (“Cancellation’’).

     3. Other Conditions to Close of Escrow: This Escrow shall not Close until and unless certain conditions of the Agreement have been satisfied, as follows:

(a)	The conditions of the Section of the Agreement entitled “Conditions to Close of Escrow” may be satisfied in any one or a combination of the following methods:

(i)	Escrow Agent is entitled to rely on Seller’s statement that any such conditions relating to Buyer have been satisfied outside of Escrow and Buyer’s statement that any such conditions relating to Seller have been satisfied outside of Escrow.

(ii)	Escrow Agent is entitled to rely on Seller’s and/or Buyer’s statement that any of such conditions have been waived on its part, and the other party’s consent to such waiver is not required.

(iii)	At Seller’s or Buyer’s option, any of such conditions requiring the payment of money or delivery of documents may be satisfied by

Exhibit “D”
Escrow Instructions

5

deposit into Escrow of such funds and/or documents and payment or delivery to Seller or Buyer at Close of Escrow. Buyer’s deposit of additional funds or Seller’s or Buyer’s signature on any such document shall be deemed approval and no further approval or consent will be required through the Escrow.

(b)	The Agreement provides among other things that Buyer shall have paid a portion of the Initial Purchase Price to Seller through or outside of Escrow in the form of a Deposit. Escrow Agent is to credit the Deposit to Buyer against the Initial Purchase Price, as described in paragraph l(a).

     4. Prorations. Escrow Agent is to make the following prorations as of the date on which the Grant Deeds to Buyer are recorded. Prorations are to be made on the basis of a thirty- day month.

Taxes. All current general and special taxes and assessments on the Subject Property based upon the latest available tax information as shown in the statement provided to Escrow Agent by Seller, using customary escrow procedures. Seller has paid, prior to Close, taxes due Orange County in the amount of $368,551.40 attributable to the 2003-2004 Fiscal Year, which payment covers a period after the Close. That portion of the payment attributable to the Property is $231,336.13 which shall be prorated and the monies allocable to the period after the Close shall be distributed to Seller at the Close. Any taxes or assessments levied under the Supplemental Tax Roll as a result of the sale, whether prior to the normal assessment date or otherwise, shall be the sole responsibility of Buyer. Buyer and Seller shall cooperate in good faith to cause the Subject Property to be separately assessed and segregated in Buyer’s name on the current tax roll. Any discrepancy in the allocations required hereunder discovered after the Close of Escrow shall be adjusted fairly outside of Escrow.

     5. Documents to be Delivered or Recorded Through Escrow. Buyer and Seller will deposit into Escrow the following executed documents which are to be recorded and/or delivered at the Close of Escrow as hereinafter provided. Any such documents in the form of exhibits to the Agreement, which are executed by Seller and Buyer or are executed by one party to the Escrow and deposited into Escrow by the other party to the Escrow, shall be deemed approved by Buyer and Seller and no further approval will be required.

(a)	PM Note and PM TD. Buyer shall deposit into Escrow one (1) fully executed original and two (2) copies of the PM Note in the form contained in Exhibit “E” to the PSA and one (1) fully executed and acknowledged original and two (2) copies of the PM TD. At the Close (i) the original PM Note shall be sent to Seller and the copies to Shea and TH 680, respectively and (ii) the original PM TD recorded and thereafter forwarded to Seller and the copies conformed and forwarded to Shea and TH 680, respectively.

Exhibit “D”
Escrow Instructions

6

(b)	PAPA and PAPA TDs. Buyer and Seller shall deposit into escrow three (3) fully executed originals of the PAPA and one (1) original and two (2) copies of the fully executed and acknowledged Shea and TH 680 PAPA TDs. At the Close (i) the original PAPA TDs shall be recorded and thereafter forwarded to Seller, and one (1) conformed copy each of the Shea PAPA TD and TH 680 PAPA TD shall be sent to Shea and TH 680 and (ii) one (1) original PAPA delivered to Seller and one (1) original each to Shea and TH 680.

(c)	Development Declaration. A condition to the Close in the Agreement is that Buyer shall take title subject to the Development Declaration which is to be the first document recorded upon the Close of this Escrow (prior to the Grant Deeds). Seller and Buyer shall deposit prior to the Close an executed and acknowledged Development Declaration to be recorded prior to the recording of any other documents in this Escrow and thereafter forwarded to Seller, along with two (2) copies thereof. Conformed copies shall be sent to Shea and TH 680 at the Close.

(d)	Easement Agreement. Buyer and Seller shall deposit into Escrow three (3) fully executed and acknowledged originals of the Easement Agreement. Upon the Close of Escrow, one copy shall be recorded immediately after the Grant Deed and forwarded to Seller, and two (2) copies conformed and forwarded, one each to Shea and TH 680.

(e)	Grant Deeds. Seller shall deposit into Escrow one (1) fully executed and acknowledged Shea Grant Deed and TH 680 Grant Deed to be recorded at the Close of Escrow immediately after the Development Declaration and forwarded to Buyer and one (1) copy of each to be conformed and forwarded to Seller.

(f)	Non-Exclusive Assignment of Contract Rights. Seller and Buyer shall deposit into Escrow three (3) fully executed copies of the Non-Exclusive Assignment of Contract Rights in the form attached as Exhibit “F” to the PSA. One executed copy shall be delivered to Seller and one executed copy each delivered to Shea and TH 680 at the Close of Escrow.

(g)	Corporate Guaranty (“Corporate Guaranty”). Buyer shall deposit into Escrow one (1) fully executed original and two (2) copies of the Corporate Guaranty in the form attached as Exhibit “P” to the PSA. At the Close (i) the original Corporate Guaranty shall be sent to Seller and (ii) the copies to Shea and TH 680, respectively.

(h)	Withholding Exemption Certificate. Seller shall deliver to Escrowholder written certificates evidencing that no withholding is required pursuant to §1445 of the Internal Revenue Code and §§ 18662 and 18668 of

Exhibit “D”
Escrow Instructions

7

California Revenue and Taxation Code in the form appended hereto as Attachment “1.”

(i)	Agreement. Seller and Buyer shall deliver to Escrowholder one (1) fully executed copy of the Agreement, together with its Exhibits “A” through “S,” which is forwarded contemporaneously herewith.

(j)	Release/Indemnity. Buyer shall deliver to Escrowholder one (1) original and one (1) copy of the Release/Indemnity required by Section 5.43 of the PSA. At the Close, the original shall be sent to Seller and the copy to Buyer.

The documents to be recorded shall be recorded in the following order of priority: Development Declaration, First, then Grant Deeds, Easement Agreement, PM TD and PAPA TDs.

     6. Buyer’s Costs. Buyer shall deposit, in addition to any other sum specifically required hereunder, any additional sum required to pay the following:

(a)	Escrow Agent’s designated fifty percent (50%) Buyer Escrow fee;

(b)	The cost of recording the Grant Deeds, the Development Declaration, the PM TD, the PAPA TDs and the Easement Agreement;

(c)	The costs of any survey or title endorsements in excess of those described herein to be provided by Seller and the difference between the cost of any ALTA Title Policy required by any Lender or Buyer, and a CLTA standard coverage owner’s policy with the same endorsements;

(d)	General and special taxes and assessments covering the Subject Property that are due and owing from Buyer as set forth in Paragraph 4 above;

(e)	Any Work Reimbursement Amount due pursuant to l(d), above and/or any Development Reimbursement Monies demanded by Seller in writing; and,

(f)	Any other cost not specified herein that may be authorized by Buyer in a separate writing.

     7. Seller’s Costs: From Seller’s proceeds, Escrow Agent is authorized and instructed to pay/withhold the following:

(a)	Escrow Agent’s designated fifty percent (50%) Seller Escrow fee;

(b)	The documentary transfer tax;

Exhibit “D”
Escrow Instructions

8

(c)	The cost of the Title Policy described above, issued to Buyer, LESS the costs described in Section 6(c), and excluding any costs thereof arising from the removal of liens or claims, possible liens or claims or similar exceptions to coverage thereto which arose from Work on the Subject Property by Buyer prior to the Close of this Escrow, or from the addition of the lien-free endorsement thereto in favor of Seller necessary as a result of such Work, which costs shall be borne solely by Buyer; and,

(d)	The cost or charge of any other item not specified herein that may be authorized by Seller in a separate writing.

     8. Time of the Essence.

(a)	Time is of the essence hereof and if Buyer fails to deposit in full the amounts required hereunder and in the Agreement (and any additional consideration referred to in Paragraph 1 above) in the time and manner set forth herein or to perform any other act when due, or if the conditions to the Close of Escrow referenced herein have not been satisfied or waived, then Cancellation shall automatically occur and Escrowholder shall thereafter provide notice in writing to Seller and Buyer, and Seller shall thereupon be released from its obligation to convey the Subject Property to Buyer. Thereafter, Seller may proceed against Buyer upon any claim Seller may have in law or equity.

(b)	Upon Cancellation, all documents deposited into Escrow which have been executed by Seller shall be returned to Seller whether or not such papers have been executed by Buyer as well, all documents executed by Buyer alone shall be returned to Buyer and the Deposit as liquidated damages and any other amounts previously paid by Buyer to Seller shall be retained by Seller as consideration for holding the Land off the market during the Transaction negotiations.

     9. Seller’s Proceeds and Accounting. At the Close of Escrow, Escrow Agent is directed to wire funds representing Seller’s cash proceeds of this sale to Seller’s Account as specified in Section 5.2 of the Agreement. In addition, Escrow Agent shall send an accounting of this transaction to Seller and Buyer at their respective current address for notices hereunder.

     10. Notices. Any notices or other communications between the parties hereto shall be in writing and shall be personally delivered to an officer of any party or partner of a party, or may be delivered by Federal Express, private commercial delivery or courier service for next business day delivery, or sent by first class mail, postage prepaid, duly registered or certified, return receipt requested, addressed to the parties at the addresses hereinabove provided. Notice may also be given by facsimile transmission (“Fax”) to any party at the respective Fax number given above and marked “RUSH - PLEASE DELIVER IMMEDIATELY,” provided receipt of such transmission shall be confirmed by follow-up notice within seventy-two (72) hours by

Exhibit “D”
Escrow Instructions

9

another method authorized above. Any party may, by written notice to the Escrow Agent and to the other party, designate a different address which shall be substituted for the one above specified. If any notice is deposited in the United States mail, as aforesaid, the same shall be deemed delivered seventy-two (72) hours after the mailing thereof as provided above. Notice by any other method shall be deemed served or delivered upon actual receipt at the address or Fax number listed above.

     11. Agreement. These Escrow Instructions are entered into pursuant to the Agreement and shall not supersede, replace or modify its provisions. A default by either party under these Escrow Instructions shall be a default under the Agreement and a default under the Agreement shall be a default hereunder. Defined terms in the Agreement shall have the same meaning in these Escrow Instructions unless specifically indicated to the contrary herein.

     12.Counterparts. These Escrow Instructions may be executed in counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

     13. Opening of Escrow. “Opening of escrow” shall mean the date specified in Section 2.3 of the Agreement.

Exhibit “D”
Escrow Instructions

10

     IN WITNESS WHEREOF, the parties have executed these Escrow Instructions upon the day and year first above written.

NUEVO ENERGY COMPANY, a Delaware corporation		Tonner Hills SSP, LLC, a Delaware limited liability company

By:		By: Standard Pacific of Tonner Hills, LLC, a Delaware limited liability company, a member

Title:		By: Standard Pacific Corp., a Delaware corporation, its sole member

By:		By

Title:		Title

By

Title

	“SELLER”	By: Shea Tonner Hills, LLC, a Delaware limited liability company, a member

By: Shea Homes Limited Partnership, a California limited partnership, its sole member

By: J.F. Shea LLC, a Delaware limited liability company, its General Partner

By

Title

By

Title

Exhibit “D”
Escrow Instructions

11

TONNER HILLS 680 LLC, a Delaware limited liability company

By:

By:

By:

By:

By:

By:

Exhibit “D”
Escrow Instructions

12

ATTACHMENT “1” TO ESCROW INSTRUCTIONS

(Certificate of Non-Foreign Status)

Exhibit “D”
Escrow Instructions

CERTIFICATE OF NON-FOREIGN STATUS

California Revenue and Taxation Code Sections 18662 and 18668 require that a purchaser of a California real property interest withhold tax if (a) the seller’s last known street address is located outside the boundaries of California at the time title to the California property is transferred or (b) if funds from the transaction will be disbursed to a financial intermediary of Seller. In addition, Section 1445 of the Internal Revenue code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a “foreign person.” To inform the transferee that withholding of tax is not required upon the disposition of a California real property interest by NUEVO ENERGY COMPANY, a Delaware corporation (“Seller”), the undersigned certifies the following on behalf of Seller:

(a)	Seller is not a foreign person within the meaning of Internal Revenue Code Section 1445;

(b)	The U.S. employer identification number of Seller is 76-0304436; and

(c)	Seller is a California resident with a permanent place of business located at 201 S. Broadway, Orcutt, California, 93455.

(d)	Seller shall not instruct the escrow holder to disburse the proceeds of this sale outside the boundaries of the State of California, nor make use of a financial intermediary as an agent of Seller.

Seller understands that this certification may be disclosed to the California Franchise Tax Board and the Internal Revenue Service by transferee.

Under penalty of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

SELLER

Dated: December 8, 2003	NUEVO ENERGY COMPANY, a Delaware corporation

By:

Its:

By:

Its:

Exhibit “D”
Escrow Instructions

Revised: 11/22/03

EXHIBIT “E”

PURCHASE MONEY
PROMISSORY NOTE
(“PM NOTE”)

PURCHASE MONEY
TRUST DEED

(“PM TD”)

EXHIBIT “E”

PM NOTE

PURCHASE MONEY PROMISSORY NOTE (“NOTE” or “PM NOTE”)
SECURED BY PURCHASE MONEY DEED OF TRUST
(TOWER HILLS)

Principal Sum:$______	Irvine, California

          , 2003

I. PROMISE TO PAY. For value received, the undersigned (“Maker”) promises to pay to NUEVO ENERGY COMPANY, a Delaware corporation, or order (“Holder”), at 1021 Main, Suite 2100, Houston, Texas, 77002, or any other place as Holder may from time to time designate in writing, the remainder of the Initial Purchase Price due and owing under that certain Agreement between them, dated      (“Agreement” or “PSA”), which is the Principal Sum of       Million       Hundred Thousand Dollars ($          ), interest accruing with from the Close of Escrow on the unpaid principal balance of this Note, from time to time (“Principal Balance”), at a rate of seven and one-half percent (7.5%) per annum until paid in full.

II.	TERMS OF PAYMENT.

     A. Principal And Interest Payment. The unpaid Principal Balance of this Note and all interest hereon shall be paid in full on the Maturity Date.

     B. Maturity Date. The Maturity Date of this PM Note is       ,      , which is ninety (90) days from the Close of Escrow. On the Maturity Date all Indebtedness (See definition in VII I below), including the unpaid Principal Balance, accrued interest and all other amounts due and owing pursuant to the provisions hereof, to be paid under this PM Note shall be due and payable.

     C. Application of Payments. Notwithstanding anything to the contrary herein, all payments may be applied by Holder in the following order of priority: first, to costs and expenses (including attorneys’ fees) payable to Maker under this Note or under the PM TD (as defined in Paragraph III below); second, to late payment charges pursuant to Paragraph II F below; third, to accrued but unpaid interest; and fourth, to remaining Indebtedness. Maker waives the benefits of California Civil Code Section 1979 (directing application of payments upon several obligations).

     D. No Setoff. All payments shall be made in lawful money of the United States of America without setoff, deduction or counterclaim of any kind whatsoever.

     E. Prepayment. Maker may prepay this Note in whole or in part on any date without premium or penalty, provided that any such prepayments shall be in increments of at least Five Hundred Thousand Dollars ($500,000). No partial payment may extend or postpone the date of any late payment or change the amount of any late payment.

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     F. Late Payment Charges. IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX THE AMOUNT OF EXTRA EXPENSES INVOLVED IN HANDLING A DELINQUENT PAYMENT IF ANY PAYMENT DUE HEREUNDER SHALL NOT BE PAID WHEN DUE. ACCORDINGLY, MAKER AGREES TO PAY TO HOLDER, TO COVER EXTRA EXPENSES INCURRED BY HOLDER IN HANDLING A DELINQUENT PAYMENT, A LATE PAYMENT CHARGE EQUAL TO TEN THOUSAND DOLLARS ($1 0,000.00) FOR EACH DELINQUENCY, WHICH MAKER AGREES IS A REASONABLE ESTIMATE OF THE EXTRA EXPENSES HOLDER WILL INCUR IF THERE IS A LATE PAYMENT. THE LATE PAYMENT CHARGE SHALL BE IMPOSED IF ALL OR ANY PART OF A PAYMENT IS NOT RECEIVED BY HOLDER ON THE DATE ON WHICH IT IS DUE. NOTHING IN THIS PARAGRAPH SHALL LIMIT HOLDER’S (A) RIGHTS UNDER THE PM TD SECURING THIS NOTE, AS DESCRIBED BELOW, OR OTHERWISE, (B) RIGHT TO COMPEL PROMPT PERFORMANCE UNDER THIS NOTE, OR (C) OTHER RIGHTS OR REMEDIES CONTAINED IN THIS NOTE OR IN THE PM TD, OR THE OTHER DEVELOPMENT DOCUMENTS DESCRIBED IN THE AGREEMENT.

Maker’s Initials	Holder’s Initials

III. PM TD. This PM Note is secured by a deed of trust with assignment of rents (“PM TD” or “Deed of Trust”) of even date herewith, signed by Maker, as Trustor, naming Holder, as Beneficiary, and First American Title Insurance Company, a California corporation, as Trustee. Reference is made to the PM TD for a description of the security and for a statement of the terms and conditions upon which this PM Note is secured.

IV.	DEFAULT.

     A. Acceleration Upon Default. At Holder’s option, without prior notice, and regardless of any prior forbearance, all Indebtedness remaining unpaid under this Note shall become immediately due and payable upon the occurrence of a default of Maker under this PM Note (See Section VI).

     B. Events of Default. The occurrence of any of the following events shall constitute a default by Maker under this PM Note: (a) Maker’s failure to make any payment when due under this PM Note or the PM TD; (b) Maker’s failure to perform any of Maker’s other agreements contained in this PM Note; (c) the filing of a petition in bankruptcy by, or the initiation of any proceeding under any bankruptcy or insolvency laws against, Maker; (d) the making of a general assignment for the benefit of creditors by Maker; or (e) the occurrence of an “Event of Default” under the PM TD.

     C. Default Rate of Interest. In addition to any late payment charges under Section II F, Maker agrees to pay from and after a default under this PM Note, interest on any payments due under

2

this PM Note until such payments are received, at a default rate of interest equal to the maximum lawful rate that may be charged by non-exempt lenders, from time-to-time in the State of California.

     D.     General Provisions Regarding Default. No delay or omission on Holder’s part in exercising any right under this PM Note or the PM TD shall operate as a waiver of that right on any future occasion or of any other rights under this PM Note or the PM TD. To the extent permitted by law, Maker waives the right in any action on this PM Note, to assert that an action was not commenced within the time required by law for commencement. All rights and remedies of Holder provided in this PM Note and of Holder in the PM TD, are cumulative and shall be in addition to all other rights and remedies provided by law or in any agreement or instrument securing this PM Note.

     E.     Costs and Attorneys Fees. If this PM Note is not paid when due, or if any other default described in Section IV B, above, shall occur or any dispute arise regarding the interpretation of this PM Note or the PM TD,or if bankruptcy or other legal proceedings are instituted or threatened in connection with this PM Note or the PM TD, Maker promises to pay all costs and expenses, including, without limitation, actual attorneys’ and accountants’ fees and legal and administrative (including overhead) costs, incurred by Holder in collecting amounts due under, or in enforcing or interpreting any of Holder’s rights provided in, the terms and conditions of this PM Note or the PM TD, or in connection with such proceedings, all of which shall be secured by the PM TD.

V.     NOTICES. Any notice provided for in this PM Note shall be deemed given when received, if personally delivered (including by a courier or express service guaranteeing overnight delivery) to an officer or duly authorized representative of the other party or three (3) days after being deposited in the United States mail, duly certified or registered (return receipt requested), postage prepaid, and addressed to the party for whom intended. All notices to Maker shall be addressed to Maker at the address stated below, or to any other address as may then appear for Maker on the records of Holder. All notices to Holder shall be addressed to Holder at the address stated in the first paragraph of this PM Note, or at any other address as may have been designated by written notice to Maker. Maker’s address is as follows: 603 S. Valencia Avenue,Brea, California 92823, Attention: Alan Toffoli.

VI.     ACCELERATION; COVENANTS AGAINST TRANSFER AND FURTHER ENCUMBRANCES. The PM TD contains the following covenants (or other language of similar meaning) on the part of Maker as Trustor, which are incorporated herein by this reference:

“2.5 Acceleration Upon Transfer. If Trustor shall Transfer(as defined in the PM Note) the Property, or any part thereof, or any interest therein, or shall be divested of its title or any interest therein in any manner or way, whether voluntarily or involuntarily, Beneficiary shall have the right, at its option, except as prohibited by law, to declare all of the Indebtedness and/or obligations secured hereby, irrespective of the Maturity Date specified in any document or instrument evidencing the same, immediately due and payable.

See also Article 5 hereof for a complete description of remedies on an Event of Default.

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2.6 Restriction on Further Encumbrance. Subject to Section 2.8 below, Trustor shall not (a) permit any lien, levy, attachment or restraint to be created or recorded against all, or any part of or any interest in, the Property (whether senior or junior to this PM TD) except to the extent such would not be a Transfer, or (b) permit any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of all, or any part of or any interest in the Property.

5.2 Acceleration Upon Default; Additional Remedies. In the event of any such Event of Default, Beneficiary may declare, by notice given to Trustor, all Indebtedness secured hereby (including, without limitation, all Indebtedness evidenced by the Note) to be due and payable without any further presentment, demand, protest or notice of any kind. Thereafter, Beneficiary may:

(a) Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of any security for the Indebtedness and obligations hereby secured, (i) enter upon and take possession of all, or any part of the Property, in its own name or in the name of the Trustee, and do acts which it deems necessary or desirable to preserve the rentability or increase the income of such Property or protect the security hereof, and (ii) with or without taking possession of the Property, sue for or otherwise collect the Rents, including those past due and unpaid, and apply the Rents, less costs and expenses of operation and collection (and administrative overhead allocable thereto), including actual attorneys’ and accountants’ fees, against any Indebtedness, all in such order as Beneficiary may determine. The entering upon and taking possession of said Property, the collection of such Rents, and/or the application of the Rents as provided above shall not cure or waive any default or notice of default under this Deed of Trust or invalidate any act done under such notice. Notwithstanding Beneficiary’s or Trustee’s continuance in possession of the Property or the collection, receipt, and application of Rents, issues or profits, Trustee or Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law upon the occurrence of any default including the right to exercise the power of sale;

(b) Commence an action to foreclose this Deed of Trust as a mortgage, appoint a receiver, or specifically enforce any of the covenants hereof;

(c) Deliver to Trustee a written declaration of default and demand for sale, and a written notice of default and election to cause Trustor’s interest in the Property to be sold, which notice Trustee or Beneficiary shall cause to be duly filed for record in the Official Records of the county in which the Property is located.

5.3 Foreclosure By Power of Sale. Should Beneficiary elect to foreclose by exercise of the power of sale herein, Beneficiary shall notify Trustee and shall

4

deposit with Trustee this Deed of Trust and the Note and such receipts with evidence of expenditures made and secured hereby as Trustee may require. Trustee shall then have the following duties and powers:

(a) Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Trustor such notice of default and election to sell as then required by law and by this Deed of Trust and after lapse of such time as may then be required by law and after recordation of such notice of default, Trustee without demand on Trustor, shall, after notice of sale having been given as required by law, sell the Property at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate parcels or items and in such order as Trustee may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Trustor, Trustee or Beneficiary, may purchase at such sale.

(b) After deducting all costs, fees and expenses of Trustee and of this trust, including costs of evidence of title in connection with the sale, Trustee shall apply the proceeds of sale to payment of: all sums expended under the terms of this Deed of Trust, not then repaid, with accrued interest at the rate then applicable under the Note; all Indebtedness; all other sums of any kind whatsoever, secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

(c) Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place first fixed for sale, and from time to time thereafter may postpone such sale by public announcement at the time and place fixed by the preceding postponement, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give new notice of sale.

(d) To the extent there remains any outstanding Indebtedness (“Outstanding Indebtedness”) under the PM Note after a partial foreclosure by power of sale hereunder (for any reason), this PMTD shall not be extinguished but shall remain in full force and effect with respect to the Outstanding Indebtedness and Beneficiary may again elect to foreclose by the exercise of the power of sale herein under the terms and provisions of this PMTD with respect to such Outstanding Indebtedness.

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VII. GENERAL PROVISIONS REGARDING THE PM NOTE.

     A.     Binding on Successors. The covenants and agreements contained in this PM Note shall bind the successors and assigns of Maker and shall inure to the benefit of Holder and its successors and assigns.

     B.     Waivers. Diligence, demand, notice, presentment, notice of dishonor, grace, notice of protest and notice of intent to accelerate the maturity of this PM Note are waived by Maker and all makers and endorsers of this PM Note.

     C.     Joint and Several Obligations. This PM Note shall be the joint and several obligation of Maker and all makers and endorsers, if any, and shall be binding upon them and their heirs, personal representatives, successors, and assigns.

     D.     Consents to Renewals and Extensions. Maker, all makers and endorsers and all persons liable or who may become liable under this PM Note, consent to any and all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after the Maturity Date, by agreement between Holder and any owner of all or any portion of the Property, without in any way affecting the liability of any party to this PM Note or any person liable or to become liable as to any Indebtedness evidenced by this PM Note.

     E.     Captions and Headings. The captions and headings of the paragraphs of this PM Note are for convenience only and are not to be used to interpret or define the provisions of this PM Note.

     F.     California Law Applies. This PM Note shall be governed by and construed in accordance with the laws of the State of California.

     G.     Severability. If any provision or provisions of this PM Note are held to be invalid, illegal or unenforceable in any respect, this PM Note shall be construed in a manner that is fair and equitable to both Maker and Holder and to the extent consistent therewith, as not containing such provision or provisions, and all other provisions of this PM Note shall remain in full force and effect, and to this end the provisions of this PM Note are declared to be severable.

     H.     Compliance with Laws. It is Maker’s and Holder’s intention to comply with any applicable usury law. In furtherance of this intention of Holder and Maker, all agreements between Maker and Holder are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Holder for the use, forbearance, or detention of money under this PM Note exceed the maximum permissible under applicable law.If, from any circumstance whatsoever, fulfillment of any provision hereof shall be prohibited by law, the obligation to be fulfilled shall be reduced to the maximum not so prohibited, and if from any circumstances Holder should ever receive as interest an amount as would exceed the highest lawful rate, such amount as would be excessive interest shall at Holder’s option be applied to the reduction of the principal of this

6

PM Note and not to the payment of interest or refund to Maker. This provision shall control every other provision of all agreements between Maker and Holder.

     I.     Indebtedness. The Indebtedness shall mean the Principal Sum as increased by accrued interest plus all other amounts to be paid Holder pursuant to the terms and provisions hereof, from time to time, less all payments made by Maker and credits in the reduction thereof.

     J.     Definitions. All definitions in the Agreement, including the definition of Transfer in Section 1.1.54 thereof, and other Development Documents are incorporated herein by this reference, to the extent used herein or applicable to the matters herein contained.

“Maker”

TONNER HILLS SSP, LLC, a Delaware limited liability company

By: Standard Pacific of Tonner Hills, LLC, a Delaware limited liability company, a member

By: Standard Pacific Corp., a Delaware corporation, its sole member

By:

Title:

By:

Title:

By: Shea Tonner Hills, LLC, a Delaware limited liability company, a member

By: Shea Homes Limited Partnership, a California limited partnership, its sole member

By: J.F. Shea LLC, a Delaware limited liability company, its General Partner

By:

Title:

By:

Title:

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TONNER HILLS 680 LLC, a Delaware limited liability company

By:		, a

By:

Title:

By:

Title:

By:		, a

By:

Title:

By:

Title:

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Revised 11/22/03

EXHIBIT “E”

PM TD

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

NUEVO ENERGY COMPANY
1021 Main, Suite 2100
Houston, TX 77002
Attn: David A. Leach

DEED OF TRUST, SECURITY AGREEMENT, AND FIXTURE FILING
WITH ASSIGNMENT OF RENTS

THIS DEED OF TRUST, SECURITY AGREEMENT, AND FIXTURE FILING WITH ASSIGNMENT OF RENTS (“Deed of Trust” or “PM TD”), dated           , 2003 is made by TONNER HILLS SSP, LLC, a Delaware limited company (“Shea”) and TONNER HILLS 680 LLC, a Delaware limited liability company (“TH 680”) (collectively and individually, “Trustor”) whose address for purposes of notices is 603 S. Valencia Avenue, Brea, California, 92823, Attention: Alan Toffoli, to FIRST AMERICAN TITLE INSURANCE COMPANY (“Trustee”), whose address for purposes of notices is 2 First American Way, Santa Ana, California, 92707, in favor of NUEVO ENERGY COMPANY, a Delaware corporation and its successors and assigns (“Beneficiary”), whose addresses for purposes of notices are 1800 30th Street, Bakersfield, California, 93301, and 1021 Main, Suite 2100, Houston, Texas, 77002, and is entered into on the basis of the following facts, intentions and understandings:

A.     Beneficiary is the owner of the surface, fee interest in the real property (“Project” or “Land”) located in the County of Orange, California, which is described on attached Exhibit A. Attached hereto as Exhibit B is a general depiction of the Land.

B.     Concurrently with the recordation of this Deed of Trust, Trustor purchased the Land from Beneficiary under the terms of that certain purchase and sale agreement, dated           , 2003 (the “Agreement” or “Purchase Agreement”), between Beneficiary, as seller, and Trustor, as buyer. As partial consideration for such purchase, Trustor delivered to Beneficiary that certain Purchase Money Promissory Note (“PM Note” or “Note”) of even date herewith in the original principal amount of            Million            Hundred Thousand Dollars ($           ), as increased or reduced from time to time pursuant to the provisions thereof (“Indebtedness”), which PM Note is intended to be secured by this Deed of Trust.

C.     The lien of this Deed of Trust is being granted to secure (i) the payment when due and payable of all principal, interest and other payments pursuant to the Note (including any interest which accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of the Trustor) (also “Indebtedness”), (ii) all other payments and other obligations of the Trustor under this Deed of Trust, and (iii) Trustor’s compliance with and performance of the terms and conditions of the Secured Obligations (as described below).

ARTICLE 1. BASIC PROVISIONS.

     1.1 Grant of Security in Property. In consideration for Beneficiary’s selling the Land and other property to Trustor in accordance with the Purchase Agreement, and in order to secure the Note and Trustor’s performance of the Secured Obligations, Trustor hereby irrevocably grants, conveys, transfers and assigns to Trustee, its successors and assigns, with power of sale and right of entry and possession, all of the present and future estate, right, title and interest in and to the following described property, whether currently held or hereafter acquired by Trustor (collectively, the “Property”):

          1.1.1 Land. All estate, right, title and interest of the Trustor in, to, under or derived from the Land as described in Exhibit A;

          1.1.2 Improvements. All right, title and interest of the Trustor in and to (i) all buildings, structures, facilities and other improvements of every kind and description now or hereafter located in or on the Land, (ii) all other items of fixtures, equipment and personal property of every kind and description, in each case now or hereafter located on the Land or affixed (actually or constructively) to the improvements therein which by the nature of their location hereon or affixation thereto are real property under applicable laws; and (iii) all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of the Land, or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Property immediately upon delivery thereof in the Property and to be part of the improvements immediately upon their incorporation therein (the foregoing being collectively called the “Improvements”).

          1.1.3 Personal Property. All right, title and interest of the Trustor in, to, under or derived from: all fixtures, chattels and articles of personal property, together with all additions to, substitutions for, changes in or replacements of the whole or any part of any or all of these articles of property owned by the Trustor or in which the Trustor has or shall acquire an interest, wherever situated, and now or hereafter located on or in, or affixed (actually or constructively) to, the Property, whether or not affixed thereto and which are not real property under applicable laws, including, to the extent of the Trustor’s now or hereafter acquired interest therein, and all proceeds received upon the sale, exchange, collection or other disposition of the foregoing (the foregoing being collectively called the “Personal Property”). If the lien of this Deed of Trust is subject to a security interest covering any portion of the Property described in

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this Section 1.1.3, then all of the right, title and interest of the Trustor in and to any and all such property is hereby assigned to the Beneficiary, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of the Trustor.

          1.1.4 Appurtenant Rights. All estate, right, title and interest of the Trustor in, to, under or derived from: all easements, tenements, hereditaments, rights-of-way, entitlements, permits, licenses and appurtenances thereunto belonging or in any way appertaining, and the reversion and reversions, remainder and remainders, and all the estate, title and interest, homestead or other claim or demand, as well in law as in equity, which Trustor now has or hereafter may acquire, of, in or to the Land or the Improvements, or any part thereof or appurtenances thereto.

          1.1.5 Agreements. All estate, right, title and interest of the Trustor in, to, under or derived from all agreements now or hereafter relating to the Property, and any other agreements, including: insurance policies (including all unearned premiums and dividends thereunder), guarantees and warranties relating to the Property and all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, gas, telephone, cable and other utilities and the Agreements assigned or transferred to Trustor as part of the Transaction contemplated in the Purchase Agreement.

          1.1.6 Leases. All estate, right, title and interest of the Trustor in, to, under or derived from: all leases and subleases, whether or not of record, for the use or occupancy of all or any part of the Property, including without limitation all guarantees of the tenants’ of subtenants’ obligations thereunder, and (i) all rent and other amounts now or hereafter payable to the Trustor thereunder, (ii) all rights of the Trustor to exercise any election or option or to make any decision or determination or to give any notice, consent, waiver or approval or to take any other action under or in respect of any of such leases or to accept any surrender or redelivery of the Property or any part thereof, as well as all the rights, powers and remedies of the Trustor, whether acting under any of the leases or by statute or at law or in equity, or otherwise, arising out of any default or event of default under any of such leases, and (iii) all estate, right, title and interest of the Trustor as a secured part or lienholder thereunder to the extent a security interest or lien may be deemed to be created by any such lease (the foregoing being collectively referred to as the “Leases”).

          1.1.7 Rents, Issues and Profits. All estate, right, title and interest of the Trustor in, to, under or derived from: all rents, royalties, issues, profits, receipts, revenue, income and other benefits now or hereafter accruing with respect to the Property, including all rents and other sums now or hereafter payable with respect to the use, occupancy, management, operation or control of the Property; and all other claims, rights and remedies now or hereafter belonging or accruing with respect to the Property, including fixed, additional and percentage rents, occupancy charges, security deposits, parking, maintenance, common area, tax, insurance,

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utility and service charges and contributions (whether collected under the Leases or otherwise), proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services (whether collected under the Leases or otherwise), and deficiency rents and liquidated damages following default or cancellation (the foregoing rents and other sums described in this Section 1.1.7 being collectively called the “Rents”), all of which the Trustor hereby irrevocably directs be paid to the Beneficiary, to be held, applied or disbursed as provided in this Deed of Trust.

     1.1.8 Entitlements/Permits. All estate, right, title and interest of the Trustor in, to, under or derived from all entitlements, licenses, authorizations, certificates, variances, consents, approvals and other permits, and any and all applications, prepaid fees and deposits therefor, now or hereafter appertaining to the Property including those applied for or received pursuant to the Governmental Approval Documents and Governmental Approvals (the foregoing being collectively called the “Permits”), excluding from the grant under this Section 1.1.8 (but not the definition of the term “Permits” for the other purposes hereof) any Permits which cannot be transferred or encumbered by the Trustor without causing a default thereunder or a termination thereof and all of Trustor’s rights and interest (but not obligations) in and to any surety bonds provided for mitigation measures, construction of improvements, required dedications or the payment of fees, impositions or taxes as a condition to the issuance of any Permits related to or affecting the Property.

     1.1.9 Insurance Proceeds and Condemnation Awards. All estate, right, title and interest of the Trustor in, to, under or derived from all proceeds of any conveyance, financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Property, including all insurance proceeds, condemnation awards and title insurance proceeds under any title insurance policy now or hereafter held by the Trustor, and all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to any of the Property, all of which the Trustor hereby irrevocably directs be paid to the Beneficiary to the extent provided hereunder, to be held, applied and disbursed as provided in this Deed of Trust.

     1.1.10 Additional Property. All greater, additional or other estate, right, title and interest of the Trustor in, to, under or derived from the Property now or hereafter acquired by the Trustor, including all right, title and interest of the Trustor in, to, under or derived from all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Property hereafter acquired by or released to the Trustor or constructed or located on, or affixed to, the Property, in each case, immediately upon such acquisition, release, construction, location or affixation; all estate, right, title and interest of the Trustor in, to, under or derived from any other property and rights which are, by the provisions of this Deed of Trust, required to be subjected to the lien hereof; all estate, right, title and interest of the Trustor in, to, under or derived from any other property and rights which are necessary to maintain the Property, to the fullest extent permitted by law, without any

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further conveyance, encumbrance, assignment or other act by the Trustor; and all estate, right, title and interest of the Trustor in, to, under or derived from all other property and rights which are by any instrument or otherwise subjected to the lien hereof by the Trustor.

          1.2 Secured Obligations. This Deed of Trust secures the following obligations (“Secured Obligations”):

               1.2.1 Note Payments. Payment and performance of all obligations of the Maker under the PM Note, including all amendments, modifications, extensions and renewals of the thereof.

               1.2.2 Payment of Future Advances. Payment of such further sums as Trustor (or any successor in interest to Trustor as the owner of all or any part of the Property covered by this Deed of Trust) may borrow from Beneficiary when evidenced by another note or notes, reciting it is so secured, payable to Beneficiary or order and made by Trustor or any successor in ownership.

               1.2.3 Payment of Advanced Sums. Payment of all sums advanced or paid out by the Beneficiary under any provisions of this Deed of Trust or to protect the security of this Deed of Trust.

               1.2.4 Performance of the Deed of Trust Obligations. Performance of all obligations of Trustor under this Deed of Trust and the Development Documents and performance of each covenant and agreement of Trustor contained or incorporated by reference in this Deed of Trust or the Development Documents.

          1.3 Warranty of Title. Trustor represents and warrants that it is lawfully seized of each and every part and parcel of the Property as described in the granting clauses above and has good and indefeasible title to the same. This Deed of Trust is a valid first and prior lien on the Property, subject only to the matters set forth in Schedule B, Part I of the title insurance policy (the “Title Policy”) issued by the title insurance company (the “Title Company”) pursuant to the terms of the Purchase Agreement, which insures the priority of this Deed of Trust, and there are no other liens or encumbrances on the Property prior hereto. Trustor forever will warrant and defend the title in the Property to the Trustee against the claims and demands of all persons. At any time, upon the request of Beneficiary, Trustor will execute, acknowledge and deliver all further necessary assurances of title and such additional papers and instruments and do or cause to be done all such acts and things as may be properly or reasonably necessary for effectually carrying out the intent of this Section 1.3 or for better assuring or confirming unto Trustee all, or any part of the Property, and in general will do or cause to be done everything necessary so that the lien and priority of this Deed of Trust shall be fully preserved, at the sole cost of Trustor, without expense to Trustee or Beneficiary. If during the existence of this Deed of Trust any suit

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or action affecting all, or any part of the Property, or the title to the Property, is commenced or pending, or if any adverse claim for or against all, or any part of the Property, is made or asserted, Trustee or Beneficiary (i) may appear in the suit or action and retain counsel therein and defend the same or otherwise take such action therein as Trustee or Beneficiary may deem advisable, (ii) may settle or compromise in good faith the same or the adverse claim, and (iii) may pay and expend such sums of money as Trustee or Beneficiary may deem necessary in connection with such suit, action or claim.

ARTICLE 2. TRUSTOR’S COVENANTS. To protect the security of this Deed of Trust, and as to the Property and the PM Note and other obligations secured by this Deed of Trust, Trustor covenants and agrees to perform and be bound by the following terms and provisions:

     2.1 Performance. Trustor shall duly and punctually pay, perform and observe the Secured Obligations in accordance with the Note, this Deed of Trust, and any other documents given now or later as security for the Note secured by this Deed of Trust.

     2.2 Maintenance of Property. Trustor shall keep the Property in good condition and repair (reasonable wear and tear excepted), and will commit or permit no waste thereon, and except as may be provided or contemplated by the Agreement or Development Documents, will use reasonable efforts to not allow the Improvements now or later situated on the Land to remain vacant or unoccupied. Should all, or any part of the Improvements require inspection, repair or protection other than that given it by Trustor, then, and in that event, provided Beneficiary gives Trustor notice before entering upon the Property (except in case of emergency, in which case no notice is required), Beneficiary (in its sole and absolute discretion and without any obligation to do so) may enter or cause entry to be made upon the Property and into the Improvements for inspection, repair or protection thereof. Such repair may be made by Beneficiary and be made or done in such manner as to fully protect, in the opinion of Beneficiary, Beneficiary’s interest under this Deed of Trust. Any and all sums expended by Beneficiary in doing or causing to be done any of the things above authorized shall be immediately reimbursed by Trustor upon written demand from Trustee and the reimbursement of such sums shall be secured by this Deed of Trust.

     2.3 Compliance with Applicable Laws. Trustor shall comply and, to the extent it is able, shall require others to comply with all laws, ordinances, orders, rules, regulations and requirements of all Governmental Agencies having jurisdiction over the Property or the development, construction, operation, marketing, leasing and sales of the Property (“Applicable Laws”) and shall furnish Beneficiary with reports of any official notices or searches relating to any actual, alleged or investigated violation of any such Applicable Laws. Trustor shall comply, and, to the extent it is able, shall require others to comply with, all restrictive covenants and all obligations created by private contracts which affect ownership, construction, use, operation, marketing or sales of the Property. The Property shall comply with all applicable building,

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zoning and land use laws, requirements, regulations and ordinances and shall not violate any restrictions of record against the Property.

     2.4 Impounds. Upon and after the occurrence of an event which with the giving of notice, the passing of time, or both, would constitute an Event of Default (as defined in Section 5.1 below), on Beneficiary’s request, Trustor shall deposit with and pay to Beneficiary, on each payment date specified in the Note, an amount estimated by Beneficiary to be equal to the taxes and premiums for fire and other insurance required under this Deed of Trust next to become due, divided by, in each instance, the number of months to lapse preceding the month in which the same, respectively, will become due. Upon the date when any such tax or insurance premium is due, Trustor shall pay to Beneficiary an additional amount which, taken together with tax and insurance deposits previously made and not expended for taxes and insurance, shall be sufficient to pay and discharge such tax and insurance premiums. Beneficiary shall not be liable for interest on any such tax and insurance deposits and may mingle the deposits with its general funds. These deposits shall create a debtor-creditor relationship and not that of a trust. Trustor shall procure and deliver to Beneficiary, in advance, statements for such charges. Payments from the account for such purposes may be made by Beneficiary at Beneficiary’s discretion, even though subsequent owners of the Property may benefit by such payments. Beneficiary shall make such amounts available for payment of taxes or insurance premiums, as the case may be, at least 10 days before the same, respectively, will become due. Upon the occurrence of an Event of Default, any part or all of the balance of the account may be applied to any part of the Indebtedness. In refunding any part of the account, Beneficiary may deal with whoever is represented to be the owner of the Property at that time. The enforceability of the covenants relating to the taxes and insurance premiums provided for this Section 2.4 shall not be affected hereby, except to the extent that the obligations have been actually met by compliance with this Section.

     2.5 Acceleration Upon Transfer. If Trustor shall Transfer (as defined in the PM Note) the Property, or any part thereof, or any interest therein, or shall be divested of its title or any interest therein in any manner or way, whether voluntarily or involuntarily, Beneficiary shall have the right, at its option, except as prohibited by law, to declare all of the Indebtedness and/or obligations secured hereby, irrespective of the Maturity Date specified in any document or instrument evidencing the same, immediately due and payable.

See also Article 5 hereof for a complete description of remedies on an Event of Default.

     2.6 Restriction on Further Encumbrance. Subject to Section 2.8 below, Trustor shall not (a) permit any lien, levy, attachment or restraint to be created or recorded against all, or any part of or any interest in, the Property (whether senior or junior to this PM TD) except to the extent such would not be a Transfer, or (b) permit any receiver, trustee or assignee for the benefit

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of creditors to be appointed to take possession of all, or any part of or any interest in the Property.

     2.7 Taxes. Trustor shall pay, satisfy and discharge, before delinquency, all taxes, assessments, charges, encumbrances, claims and liens (other than mechanics’ liens) of every nature (referred to together as “taxes” or “tax”), which now are or later shall be or appear to be a lien upon all, or any part of the Property, or upon the Indebtedness. Upon Trustor’s default under this Section 2.7, Beneficiary, without demand or notice, may pay, satisfy or discharge the taxes, and pay and expend such sums of money as Beneficiary may deem to be reasonably necessary therefor, and shall be the sole judge of the legality of the validity of such taxes and the amount necessary to be paid in the satisfaction or discharge of such taxes. Trustor will, upon the request of Beneficiary, deliver to Beneficiary receipts evidencing the payment of all such taxes.

     2.8 Discharge of Liens; Trustor’s Right to Contest.

          2.8.1 Trustor shall promptly, within 10 days after Trustor becomes aware of such lien or claim of lien, discharge or cause to be discharged any mechanics’ or materialmen’s liens or claims of lien filed or otherwise asserted against the Property, and any proceedings for the enforcement thereof; provided, however, that Trustor shall have the right to contest in good faith and with reasonable diligence the validity of any such liens or claims upon furnishing to the Title Company (as defined above) such security or indemnity as the latter may require to induce it to issue its Title Insurance Policy (as defined above) or an interim endorsement thereto insuring against all such claims or liens.

          2.8.2 If (a) Trustor fails either to promptly discharge or contest liens or claims of lien, and provide the security or indemnity in the manner provided in Section 2.8.1, or (b) after having complied with the provisions of Section 2.8.1 there is an adverse conclusion to any such contest and Trustor does not cause any final judgment or decree to be immediately satisfied and the lien to be discharged, then Beneficiary may, but shall not be required to, procure the release and discharge of any such lien and any judgment or decree thereon, and in furtherance thereof may, in its sole discretion, make any payment deemed necessary or appropriate or otherwise effect any settlement or compromise or furnish any security or indemnify as may be required by the Title Company. In settling, compromising or arranging for the discharge of any lien under this Section 2.8.2, Beneficiary shall not be required to establish or confirm the validity or amount of the lien.

     2.9 Indemnity. Trustor shall indemnify, protect, defend (with counsel acceptable to Beneficiary in its subjective, good faith discretion) and hold harmless Beneficiary, its officers, directors, shareholders, employees, partners, members, representatives, agents, successors (and any participants in, or purchasers of, the Note) beginning on the date upon which this Deed of Trust is recorded in the Official Records of Orange County, California against and in respect of

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any and all losses, liabilities, damages, demands, claims, actions, judgments, causes of action, assessments, penalties, fines, costs and expenses (including, without limitation, actual attorneys’ fees and disbursements and the actual charges or fees of all other consultants including, without limitation, engineers, geologists, hydrogeologists, hydrologists and all other environmental consultants), and all foreseeable and unforeseeable consequential damages (hereinafter collectively referred to as “Losses”), arising out of, related to or incurred in connection with:

          (a) Trustor’s failing to perform its obligations under this Deed of Trust;

          (b) Any alleged obligation or undertaking on Beneficiary’s part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in the Development Documents or any other document related to the Property (other than related to Beneficiary’s willful misconduct).

This indemnity is in addition to, and shall not dilute or diminish in any way, the indemnities of Trustor in Sections 3.7 and 3.9.7 and elsewhere in the Agreement, and shall survive the release, reconveyance and cancellation of this Deed of Trust and the obligations under this Deed of Trust.

     2.10 Insurance. Trustor shall procure and maintain or shall cause to be procured and maintained continuously in effect until repayment in full of the balance of the Note or such longer time as required by the Agreement, such policies of insurance, in form and amount, issued by reputable, financially sound insurers approved by Beneficiary, covering such casualties, risks, perils, liabilities and other hazards, as are usually procured or maintained by businesses operating properties of a similar nature in the same locale, all on terms satisfactory to Beneficiary. All original policies, or certificates thereof, and endorsements and renewals thereof shall be delivered to and retained by Beneficiary unless Beneficiary waives this requirement in writing. All policies shall expressly protect or recognize Beneficiary’s interest as required by Beneficiary. Without limiting the generality of the foregoing, Trustor shall provide or cause to be provided the following types of insurance coverage until repayment in full of all amounts due to Beneficiary under the Notes and this Deed of Trust: (i) Property insurance on an “all risks” cost basis, including vandalism and malicious mischief endorsement naming Beneficiary as mortgagee under a Lender’s Loss Payable Endorsement (Form #430BFU or equivalent) and, at Beneficiary’s request, the policy shall contain an assured value clause sufficient (as only determined by Beneficiary) to eliminate any risk of no insurance, and (ii) such other types of insurance in the amounts and meeting the requirements specified in Section 3.6 of the Agreement.

     All insurance which covers damage to or loss of property and which is required under the terms of this Deed of Trust shall cover all of the Property. The insurance shall name Beneficiary as named insured. All policies of insurance shall set forth the coverage, the limit of liability, the

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name of the carrier, the policy number and the period of coverage. In addition, all policies of insurance required under the terms of this Section 2.10 shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Trustor or any party holding under Trustor which might otherwise result in a forfeiture of the insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against Trustor. At least 30 days before the expiration of each required policy, Trustor shall deliver to Beneficiary evidence reasonably satisfactory to Beneficiary of the payment of premium and the renewal or replacement of such policy, continuing insurance in the form as required by this Deed of Trust. All such policies shall contain a provision that notwithstanding any contrary agreement between Trustor and the applicable insurance company, such policies will not be canceled, allowed to lapse without renewal, surrendered or materially amended (which provision shall include any reduction in the scope or limits of coverage) without at least 30 days’ prior written notice to Beneficiary.

     Notwithstanding the foregoing, the insurance required to be purchased and maintained by Trustor as Buyer under the Agreement shall be deemed sufficient to satisfy this Section 2.10.

     2.11 Insurable Value. Until repayment in full of the balance of the Note, but not prior to ninety (90) days from the date hereof, Trustor shall also provide, from time to time at the written request of Beneficiary, satisfactory evidence of the insurable value of the Land and Improvements. Such evidence may be in the form of an insurance appraisal or valuation report prepared by an insurance company, agent or broker, professional appraiser, architect, engineer or contractor approved by Beneficiary.

     2.12 Insurance Proceeds.

Following and during the continuance of an Event of Default by Trustor:

          2.12.1 Should a loss occur related to damage to or destruction of property under any policy of insurance required by Section 2.10 (“Insured Loss”), Beneficiary shall be entitled to all insurance proceeds, compensation awards, and other payments or relief thereof (all referred to as “Loss Proceeds”). At its option, in its own name, Beneficiary shall be entitled to commence, appear in and prosecute any action or proceedings or to make any good faith compromise or settlement, in connection with an Insured Loss. All Loss Proceeds and rights of action arising in connection with an Insured Loss are assigned to Beneficiary. All Loss Proceeds as to any damage or destruction shall be payable to Beneficiary and Trustor authorizes and directs any affected insurance company to make payment of Loss Proceeds directly to Beneficiary and Trustor shall promptly pay over to Beneficiary any Loss Proceeds received by Trustor. All Loss Proceeds received by Beneficiary hereunder shall be applied to reduce the

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outstanding balance of the Secured Obligations in such priority as determined by Beneficiary in its sole discretion.

          2.12.2 If there are no Loss Proceeds available after damage or destruction and such unavailability results from the fact that the damage or destruction was not insured against, and not required to be insured against under the terms of this Deed of Trust or the Notes (“Uninsured Loss”), the outstanding balance of the Notes together with applicable interest under the Note, shall become immediately due and payable at Beneficiary’s option.

          2.12.3 If there are no Loss Proceeds available after damage or destruction due to Trustor’s failure to carry insurance as required in this Deed of Trust, Beneficiary may (notwithstanding any provisions of the Note or Section 2.12 of this Deed of Trust) immediately, without further notice to Trustor, declare an Event of Default under this Deed of Trust and/or the Note and by law.

     2.13 Condemnation Awards. Should all or any part of the Property be taken or damaged by reason of any public improvement or condemnation proceeding, Beneficiary shall be entitled to all proceeds, compensation, awards, and other payments or relief thereof (all referred to as “Condemnation Proceeds”), and, whether or not the security under this Deed of Trust has been impaired, Beneficiary shall be entitled to apply the Condemnation Proceeds collected, after first deducting therefrom all its expenses, including reasonable attorneys’ fees, in collecting the Condemnation Proceeds, in accordance with the provisions of the Note. At its option, in its own name, Beneficiary shall be entitled to commence, appear in and prosecute any action or proceedings or to make any good faith compromise or settlement, in connection with such taking or damage. All such Condemnation Proceeds and rights of action are assigned to Beneficiary as security. In the event that only a portion of the Property is taken or damaged by reason of any public improvement or Condemnation Proceeding, and restoration is necessary, Beneficiary, after deducting from the Condemnation Proceeds received all its expenses, including reasonable attorneys’ fees, and at its sole and absolute discretion and without limiting the provisions of the preceding sentences hereof, may release to Trustor, as restoration progresses, so much of the amount as equals the costs of restoration effected by Trustor, subject to reasonable conditions, including the right of Beneficiary to withhold up to ten percent (10%) of the amount until completion and the expiration of the period within which mechanics’ or materialmen’s liens may be filed and until receipt of satisfactory evidence that no liens exist. Any amount required to complete such restoration in excess of such Condemnation Proceeds shall be paid by Trustor before such Condemnation Proceeds are used. Trustor shall execute such further assignments of any such Condemnation Proceeds and rights of action as Beneficiary or Trustee may require.

This Section 2.13 shall apply only following and during an Event of Default.

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     2.14 Processing of Entitlements. Trustor promises to use commercially reasonable efforts to obtain the Entitlements and the other Governmental Approvals (of the Governmental Approval Documents and otherwise) as soon as commercially practical and so as to ensure repayment of the Beneficiary under the PM Note within the time specified therein. To the extent within its control, and subject to any Unavoidable Delay (see Development Declaration), Trustor will ensure that the processing of the Governmental Approvals referred to herein will be continuous and without interruption.

     2.15 Environmental Provisions.

          2.15.1 Trustor represents, covenants and warrants that it will operate the Property in compliance with all environmental laws, regulations and ordinances, and that it will not place or permit to be placed or to remain on the Property any hazardous, toxic or polluting substances or wastes, including (A) any ignitable, corrosive, reactive, carcinogenic, toxic, or reproductive toxic, chemical, compound, mixture, substance, material or waste; and (B) asbestos, asbestos containing materials, polychlorinated biphenyls, urea formaldehyde foam insulation, oil, petroleum, including crude oil or fraction thereof, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), radon gas, ash produced by a resource recovery facility utilizing a municipal solid waste stream, drilling fluids, produced waters, and other wastes association with the exploration, development or production of crude oil, natural gas, or geothermal resources defined in §2550 l(n) of the California Health and Safety Code (“Hazardous Substances”). Provided, however, those substances used and/or produced by the ongoing oil and gas production activities by BlackSand Partners, L.P. and Aera Energy LLC shall not be deemed to be Hazardous Substances. In the event of discovery of the presence of any Hazardous Substances at the Property, Trustor shall notify the Beneficiary’s Representatives immediately.

          2.15.2 Trustor shall defend and indemnify the Beneficiary, the Beneficiary’s officers, directors, employees, agents, partners, members, attorneys and representatives (“Beneficiary’s Representatives”) and the Trustee and hold the Beneficiary, the Beneficiary’s Representatives and the Trustee harmless from and against (a) all loss, liability, damage and expense, claims, costs, fines, and penalties, including attorneys’ fees, suffered or incurred by the Beneficiary, the Beneficiary’s Representatives or the Trustee, whether as holder of this Deed of Trust, as a mortgagee in possession, or as successor-in-interest to Trustor, by foreclosure deed or deed in lieu of foreclosure, including any loss of value of the Property, arising out of any breach of the representation or warranties of Trustor contained in this Section 2.15, (b) all fines or claims incurred by the Beneficiary, the Beneficiary’s Representatives or the Trustee arising out of any breach of any environmental statute, law, ordinance or order applicable to the Property, and (c) any out-of-pocket costs (including attorney’s fees) incurred by Trustor (whether before or after foreclosure) with respect to any investigation, remediation or clean-up required under any environmental statute, law, ordinance or order (unless such costs are attributable to any discharge

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of Hazardous Substances resulting from actions of the Beneficiary or during the period Beneficiary owned the Property). Trustor’s obligation under this Section 2.15 shall survive the termination or foreclosure of this Deed of Trust.

          2.15.3 As used herein, the term “release” has the meaning assigned to such term in California Code of Civil Procedure Sections 726.5 and 736.

          2.15.4 Upon reasonable prior notice to Trustor, the Beneficiary’s Representatives or their agents or representatives may, from time to time, enter and inspect the Property for the purpose of determining the existence, location, nature, and magnitude of any past or present release or threatened release of any Hazardous Substances into, onto, beneath, or from the Property. Trustor and the Beneficiary agree that each covenant, representation, and warranty in this Section 2.15 (together with any indemnity applicable to a breach of any such representation and warranty) is intended by the Beneficiary and Trustor to be an “environmental provision” for purposes of California Code of Civil Procedure Section 736.

          2.15.5 In accordance with California Code of Civil Procedure, Section 726.5 (“Section 726.5”), the Beneficiary may waive the security of this Deed of Trust as to any parcel of Property which is real property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in Section 726.5), and as to any Property which is personal property attached to such parcel, and thereafter exercise against Trustor, to the extent permitted by Section 726.5, the rights and remedies of an unsecured creditor, including reduction of the Beneficiary’s claim against Trustor to judgment, and any other rights and remedies permitted by law.

          2.15.6 Trustor and the Beneficiary acknowledge that, pursuant to Section 726.5, the Beneficiary’s rights under Section 726.5 are limited to instances in which Trustor either (a) knowingly or negligently caused, contributed to, or knowingly or willfully permitted, or acquiesced in, the release or threatened release of toxic or Hazardous Waste or waste products, or (b) had actual knowledge or notice of such release or threatened release prior to the execution and delivery of this Deed of Trust and failed to disclose such release or threatened release to the Beneficiary in writing after the Beneficiary’s written request for information concerning the environmental condition of the Property, unless the Beneficiary otherwise obtained actual knowledge of such release or threatened release prior to the execution and delivery of this Deed of Trust.

          2.15.7 In accordance with California Code of Civil Procedure Section 736 (“Section 736”), the Beneficiary may bring an action for breach of contract against Trustor for breach of any “environmental provisions” (as such term is defined in Section 736) made by Trustor for the recovery of damages (including attorneys’ fees and costs) and/or for the enforcement of the environmental provision, including, without limitation, to recover all reasonable costs and expenses incurred in good faith by the Beneficiary in connection with any

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remedial work, without foreclosing this Deed of Trust judicially or nonjudicially or accepting a deed or assignment in lieu of foreclosure.

          2.15.8 Before the reconveyance of the lien of this Deed of Trust, or the extinguishment of the lien by foreclosure or action in lieu thereof, pursuant to Section 736, the Beneficiary may enforce any “environmental provision” of this Deed of Trust without foreclosing this Deed of Trust judicially or nonjudicially or accepting a deed or assignment in lieu of foreclosure.

     2.16 No Improvements. Except as contemplated in, and in accordance with, the Agreement and other Development Documents, Trustor shall not, without the prior written consent of the Beneficiary (which may be withheld in Beneficiary’s sole and absolute discretion), undertake or permit any Improvements (including, without limitation, any grading or excavation) to any portion of the Land which is then encumbered by this Deed of Trust or apply to any Governmental Agency for a permit for the construction of such Improvements.

     2.17 No Modifications or Other Entitlement Approvals. Except as contemplated in, and in accordance with, the Agreement and other Development Documents, Trustor shall not apply for Governmental Approvals from the City, the County and/or other Governmental Agencies to develop, improve and/or use any portion of the Property remaining encumbered by this Deed of Trust, nor shall Trustor apply for any modification to the general plan, zoning, planned community text, area plan or any other land use entitlement affecting the Land as of the date this Deed of Trust is recorded that would constitute a Material Change as defined in the Agreement, without the prior written consent of the Beneficiary, which consent may be held in Beneficiary’s sole and absolute discretion.

     2.18 No Disturbance or Modification of Protected Habitat or Species. Except as contemplated in, and in accordance with, the Agreement, Trustor shall not destroy, modify or disturb any protected habitat or species which may be present on any of the Land which remains encumbered by this Deed of Trust or perform or allow to be performed any new biological surveys or other investigations or surveys of protected habitat or species on the Land, unless Trustor is required to do so by a Governmental Agency.

ARTICLE 3. ASSIGNMENT OF RENTS AND PROFITS.

     3.1 Absolute Assignment of Rents. Trustor hereby irrevocably assigns and transfers to Beneficiary all of Trustor’s right, title and interest in and under: (a) the entire lessor’s interest in and to any and all Leases and rents therein reserved and any and all guarantees thereof which may now or later exist during the term of this Deed of Trust which Leases demise all, or any portion of the Property; and (b) all Rents arising from the Leases and renewals thereof and together with all rents, income and profits for the use and occupation of the premises described in

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the Lease or in this Deed of Trust. This assignment is an absolute assignment, and is not an assignment for security purposes only, and Beneficiary’s right to the Leases and Rents is not contingent upon, and may be exercised without possession of the Property.

     3.2 Grant of License.

          3.2.1 So long as there shall exist no Event of Default, Trustor is granted a license (“License”) to collect at the time of, but not before the date provided for the payment thereof, all Rents arising under the Leases or from the premises described in the Leases and to retain, use and enjoy the same.

          3.2.2 Upon an Event of Default and without notice and without taking possession of the Property, the License shall be automatically revoked and Beneficiary may collect and apply the payments as otherwise provided under this Deed of Trust. Trustor hereby irrevocably authorizes and directs each of the lessees under the Leases to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any Rent which may at any time become due under the Leases, of for the performance of any of the lessees’ undertakings under the Leases. Lessees have no right or duty to inquire as to whether any Event of Default has actually occurred or is then existing hereunder. Trustor hereby relieves the lessees from any liability to Trustor by reason of relying upon and complying with any such notice or demand by Beneficiary.

     3.3 Covenants. Trustor covenants with the Beneficiary as follows: (a) to obtain the approval of Beneficiary (which shall not be unreasonably withheld) to all Leases for all or any part of the Property, (b) to observe and perform all the obligations imposed upon the lessor under the Leases and require that lessees under the Leases keep, perform and observe all of the obligations imposed upon lessees under such Leases; (c) not to do or permit to be done anything to impair the security thereof; (d) not to collect any of the Rent arising or accruing under the Leases or from the Property more than one month in advance of the time when the same shall become due; (e) not to execute any assignment of lessor’s interest in the Leases or assignment of rents arising or accruing from the Leases or from the Property; (f) after a Lease has been approved by Beneficiary, not to alter, modify or change the terms of the Leases or give any consent or exercise any option required or permitted by such terms without the prior written consent of Beneficiary, or cancel or terminate the Leases or accept a surrender thereof or convey or transfer or permit a conveyance or transfer of the premises demised thereby or of any interest therein so as to effect directly or indirectly, proximately or remotely a merger of the estates and rights of, or a termination or diminution of the obligations of, lessee thereunder; (g) after a Lease has been approved by Beneficiary, not to alter, modify or change the terms of any guaranty of the Leases or cancel or terminate such guaranty without the prior written consent of Beneficiary; (h) not to consent to any assignment of or subletting under the Leases, whether or not in accordance with its terms, without the prior written consent of Beneficiary if such assignment or subletting

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would release the original tenant under the Leases, change the permitted use of the premises subject to the Lease, or violate the terms of any other lease or any other agreement by which Trustor or the Property is subject or bound; (i) at Beneficiary’s request, to specifically assign and transfer to Beneficiary any and all subsequent leases upon all or any part of the premises described in the Leases or this Deed of Trust and to execute and deliver at the request of Beneficiary all such further assurances and assignments as Beneficiary shall from time to time require; and, (j) Beneficiary’s approval of any Lease or form of Lease shall not be construed as a modification of any requirement or provision of this Deed of Trust, all of which shall remain in all events binding upon Trustor and any other person whose interest in the Property is or becomes subject to this Deed of Trust. Without limiting the generality of the foregoing, nothing in this Deed of Trust shall be construed to permit Trustor to, and Trustor hereby expressly agrees not to enter any Lease which grants any option or right of first refusal to purchase any portion of the Property, subordinate any Lease to any encumbrance not held by Beneficiary or otherwise adversely affect the value or marketability or financeability of Trustor’s interests in the Property or any tenant’s obligations to improve, use, maintain, insure or operate the same.

     3.4 Effect of Assignment. Beneficiary shall not be liable for any loss sustained by Trustor resulting from Beneficiary’s failure to let the premises after default or from any other act or omission of Beneficiary in managing the premises after default unless such loss is caused by the willful misconduct or bad faith of Beneficiary. Nor shall Beneficiary be obligated to perform or discharge nor does Beneficiary hereby undertake to perform or discharge any obligation, duty or liability under said Lease or under or by reason of this Deed of Trust. Should Beneficiary incur any such liability under said lease or under or by reason of this Deed of Trust or in defense of any such claims or demands, the amount thereof, including costs, expenses and/or demands, the amount thereof, including costs, expenses and reasonable attorneys’ fees shall be secured hereby and Trustor shall reimburse Beneficiary therefor immediately upon demand and upon the failure of Trustor so to do, Beneficiary may, at its option, declare all sums secured hereby immediately due and payable. It is further understood that this Deed of Trust shall not operate to place responsibility for the control, care, management or repair of the Property upon Beneficiary, nor for the carrying out of any of the terms and conditions of said Lease; nor shall it operate to make Beneficiary responsible or liable for any waste committed on the property by tenants or any other parties, or for any dangerous or defective condition of the Property, or for any negligence or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.

     3.5 Trustor’s Cooperation. Trustor agrees that it will from time to time upon demand therefor by Beneficiary, deliver to Beneficiary an executed counterpart of each and every Lease then affecting all or any part of the Property covered by this Deed of Trust. Further, Trustor agrees that it will from time to time execute, acknowledge and record such documents, including additional assignments and estoppel certificates as Beneficiary may request covering

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any and all of the Leases. Such documents shall be on such forms as requested and/or approved by Beneficiary, and Trustor agrees to pay all costs reasonably incurred in connection with the preparation, execution and recording of such assignments.

ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING.

     4.1 Security Interest in Fixtures and Other Personal Property. Without limiting or affecting any rights Beneficiary may have under any separate security agreement as to Personal Property owned by Trustor or in which Trustor has an interest, this Deed of Trust grants to Beneficiary a security interest (a) in all Personal Property currently owned or later acquired by Trustor which is or becomes fixtures on or at the Property, and (b) in all other Personal Property now owned or later acquired by Trustor (whether or not now fixtures or intended to be fixtures) used in connection with the ownership, operation, maintenance or repair of the Property.

     4.2 Certain Rights and Remedies. Beneficiary shall have all of the rights and remedies of a secured party under the California Uniform Commercial Code (“Commercial Code”) as well as all other rights and remedies available under this Deed of Trust or any separate security agreement or at law or in equity with respect to fixtures and other Personal Property. Trustor shall execute and deliver on demand, and does irrevocably constitute and appoint Beneficiary the attorney-in-fact of Trustor, to execute, deliver and, if appropriate, to file with the appropriate filing officer or office such financing statements, continuation statements or other similar instruments as Beneficiary may request or require in order to impose, perfect and continue the perfection of the lien or security interest created hereby. Trustor shall reimburse Beneficiary for any costs incurred in filing such financing statement and any continuation statements.

     4.3 Fixture Filing. Portions of the Property are goods which are or are to become fixtures relating to the Land and the Improvements, and Trustor covenants and agrees that the recording of this Deed of Trust in the real estate records of the county where the Land is located shall also operate from the time of recording as a Fixture Filing under Section 9313 (or any successor section) of the Commercial Code. Trustor and Beneficiary agree that the filing of a financing statement in the records normally having to do with Personal Property shall never be construed as in any way derogating from or impairing this declaration and the stated intention of the parties that everything is used in connection with the operation or occupancy of the Property is and, at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether (a) any such item is physically attached to the Improvements, (b) serial numbers are used for the better identification of certain equipment items capable of being filed by the Beneficiary, or (c) any such item is referred to or reflected in any such financing statement so filed at any time. Such mention in the financing statement is declared to be for the protection of the Beneficiary in the event any court or judge shall at any time hold that notice of Beneficiary’s priority of interest must be filed in the Commercial Code

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records to be effective against a particular class of persons, including, but not limited to, the federal government and any subdivision or entity of the federal government.

     4.4 Sale of Collateral Consisting of Fixtures and Other Personal Property. Without limiting the generality of Section 4.2, upon the occurrence of an Event of Default, Beneficiary shall have the right to cause any of the Property which constitutes fixtures, and other Personal Property subject to the security interest of Beneficiary hereunder sold at any one or more foreclosure sales along with the Property. Any such disposition may be conducted by an employee or agent of Beneficiary or Trustee. Beneficiary shall give Trustor at least 10 business days prior written notice (which is agreed to be reasonable notice) of the time and place of any public sale or other disposition of such fixtures and other Personal Property, or of the time of or after which any private sale or any other intended disposition is to be made; provided, however, that in the absence of any separate notice for the sale or other disposition of fixtures and other Personal Property (where the Beneficiary and Trustee give only those notices that are required in a foreclosure of real property, including, without limitation, the notice prescribed by California Civil Code Section 2924c), the fixtures and other Personal Property shall be deemed to be offered for sale together with the real property, without any requirement that the fixtures and other Personal Property be separately described in such notices.

ARTICLE 5. DEFAULT AND REMEDIES.

     5.1 Event of Default. The occurrence of any of the following shall be a default under this Deed of Trust (an “Event of Default”):

          5.1.1 Default shall be made in the performance or observance of any covenant or agreement of the Trustor contained in the PM Note; or,

          5.1.2 Default shall be made in the performance or observance of any monetary covenant or agreement of the Trustor contained in this PM TD; or,

          5.1.3 A monetary Default by Trustor shall occur under the Agreement, and/or any Development Documents referred to therein.

          5.1.4 Except as hereinafter provided, default shall be made in the performance or observance of any other covenant or agreement of the Trustor hereunder, or under any Development Document, and such default shall not have been remedied (a) within ten (10) days after notice of a failure to pay money or within thirty (30) days after notice thereof shall have been given to the Trustor by the Beneficiary with respect to all other obligations, or (b) if such non-monetary default cannot be cured within said period of 30 days with the exercise of all due diligence and the Trustor commences to cure the same with all due diligence before the expiration of said 30 days, within such period of time as may be necessary to cure the same with

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the exercise of all due diligence; provided however, that in any event, such cure shall be completed within ninety (90) days of receipt of such notice.

     5.2 Acceleration Upon Default; Additional Remedies In the event of any such Event of Default, Beneficiary may declare, by notice given to Trustor, all indebtedness secured hereby (including, without limitation, all indebtedness evidenced by the Notes) to be due and payable without any further presentment, demand, protest or notice of any kind. Thereafter, Beneficiary may:

               (a) Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of any security for the Indebtedness and obligations hereby secured, (a) enter upon and take possession of all, or any part of the Property, in its own name or in the name of the Trustee, and do acts which it deems necessary or desirable to preserve the rentability or increase the income of such Property or protect the security hereof, and (b) with or without taking possession of the Property sue for or otherwise collect the Rents, including those past due and unpaid, and apply the Rents, less costs and expenses of operation and collection including reasonable attorneys’ fees and accountants’ fees, upon any Indebtedness, all in such order as Beneficiary may determine. The entering upon and taking possession of said Property, the collection of such Rents, the application of the Rents as provided above shall not cure or waive any default or notice of default under this Deed of Trust or invalidate any act done under such notice. Notwithstanding Beneficiary’s or Trustee’s continuance in possession of the Property or the collection, receipt, and application of rents, issues or profits, Trustee or Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law upon the occurrence of any default including the right to exercise the power of sale;

               (b) Commence an action to foreclose this Deed of Trust as a mortgage, appoint a receiver, or specifically enforce any of the covenants hereof;

               (c) Deliver to Trustee a written declaration of default and demand for sale, and a written notice of default and election to cause Trustor’s interest in the Property to be sold, which notice Trustee or Beneficiary shall cause to be duly filed for record in the Official Records of the county in which the Property is located.

     5.3 Foreclosure By Power of Sale. Should Beneficiary elect to foreclose by exercise of the power of sale herein, Beneficiary shall notify Trustee and shall deposit with Trustee this Deed of Trust and the Notes and such receipts with evidence of expenditures made and secured hereby as Trustee may require. Trustee shall then have the following duties and powers:

               (a) Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Trustor such Notice of Default and Election to Sell as then

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required by law and by this Deed of Trust and after lapse of such time as may then be required by law and after recordation of such notice of default, Trustee without demand on Trustor, shall, after notice of sale having been given as required by law, sell the Property at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate parcels or items and in such order as Trustee may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Trustor, Trustee or Beneficiary, may purchase at such sale.

               (b) After deducting all costs, fees and expenses of Trustee and of this trust, including costs of evidence of title in connection with the sale, Trustee shall apply the proceeds of sale to payment of: all sums expended under the terms of this Deed of Trust, not then repaid, with accrued interest at the rate then applicable under the Note; all Indebtedness; all other sums of any kind whatsoever, secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

               (c) Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place first fixed for sale, and from time to time thereafter may postpone such sale by public announcement at the time and place fixed by the preceding postponement, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give new notice of sale.

     5.4 Appointment of Receiver. If any Event of Default shall have occurred and is continuing, Beneficiary, as a matter of right but with notice to Trustor, but without notice to anyone claiming under Trustor, and without regard to the then value of the Property or the interest of Trustor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Property, and Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of Beneficiary in case of entry as provided in Section 5.2(a) and shall continue as such and exercise such powers until the date of confirmation of sale of the Property unless such receivership is sooner terminated.

     5.5 Remedies Not Exclusive. No remedy in this Deed of Trust conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy in this Deed of Trust, or by law provided or permitted, but each shall be distinct and cumulative and shall be in addition to every other remedy given hereunder, or now or later existing at law or in equity or by statute. Every power or remedy given by this Deed of Trust to Trustee or Beneficiary or to which either of them may be otherwise entitled, may be exercised, concurrently or

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independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary and either of them may pursue inconsistent remedies.

     5.6 Partial or Late Payment. The acceptance by Beneficiary of any sum after the same is due shall not constitute a waiver of the right either to require prompt payment, when due, of all sums secured by this Deed of Trust or to declare a default as provided in this Deed of Trust and in either event to assess a late charge or penalty. The acceptance by Beneficiary of any sum in an amount less than the sum then due shall be deemed an acceptance on account only and upon the condition that it shall not constitute a waiver of the obligation of Trustor to pay the entire sum then due. Trustor’s failure to pay this entire sum when due shall be and continue to be a default notwithstanding such acceptance of such amount on account, as aforesaid. Beneficiary or Trustee shall be at all times thereafter and until the entire sum then due shall have been paid, and notwithstanding the acceptance by Beneficiary thereafter of further sums on account, or otherwise, entitled to exercise all rights in this Deed of Trust confirmed upon them or either of them upon the occurrence of an Event of Default.

     5.7 Failure or Indulgence Not a Waiver. No failure or delay on the part of Beneficiary in the exercise of any power, right or privilege under this Deed of Trust shall operate as a waiver thereof, or shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.

     5.8 Right of Beneficiary to Perform Covenants, etc. If Trustor shall fail to timely make any payment or to timely perform any act required to be made or performed hereunder by it or to timely release any Lien affecting the Property which it is required to release by the terms of this Deed of Trust, Beneficiary, with ten (10) days’ notice to the Trustor (except in an emergency) and without waiving or releasing any obligation or default, may (but without any obligation to do so) at any time after the expiration of the Trustor’s time for performance make such payment or perform such act for the account and at the expense of the Trustor and may enter upon the Property, or any part thereof for such purpose and take all such action with respect thereto as Beneficiary may in its sole and absolute discretion, deem reasonably necessary or appropriate therefor. No such entry shall be deemed an eviction. All sums so paid by Beneficiary (or Trustee) and all reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) so incurred, together with interest thereon at the default rate of interest (as provided in the Note), to the extent permitted by law, from the date of payment or incurrence, shall constitute a Secured Obligation and shall be paid by Trustor to Beneficiary (or Trustee) on demand. Neither Beneficiary nor Trustee shall be liable for any damages resulting from any such payment or action unless such damages shall be a consequence of willful misconduct or gross negligence on the part of Beneficiary or Trustee.

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ARTICLE 6. GENERAL PROVISIONS

     6.1 Substitution of Trustee. Beneficiary, from time to time, may substitute another trustee in place of the Trustee named in this Deed of Trust, to execute the trusts hereby created; and upon such appointment, and without conveyance to the successor trustee, the successor trustee shall be vested with all the title, interest, powers, duties and trusts in the Property vested in or conferred upon the Trustee. Each such appointment and substitution shall be made by written instrument executed by the Beneficiary containing reference to this Deed of Trust sufficient to identify it, which, when recorded in the office of the County Recorder of the county or counties in which the Property is situated, shall be conclusive proof of proper appointment of the successor trustee. The recital or statements in any instrument executed by Trustee, in pursuance of any of the trusts of the due authorization of any agent of Trustee executing the same for all purposes be conclusive proof of such authorization.

     6.2 Trustee’s Suit. Trustee at any time, at Trustee’s option, may commence and maintain suit in any court of competent jurisdiction and obtain the aid and direction of the court in the execution by it of the trusts or any of them, expressed or contained in this Deed of Trust, and, in such suit, may obtain the orders or decrees, interlocutory or final, of the court directing the execution of the trusts, and confirming and approving Trustee’s act, or any of them, or any sales or conveyances made by Trustee, and adjudging the validity thereof, and directing that the purchasers of the Property, or any part thereof, and providing for order of court or other process requiring the Sheriff of the county in which the Property is situated to place and maintain the purchasers in quiet and peaceable possession of the Property, or any part thereof, so purchased by them, and the whole thereof.

     6.3 No Waiver. Acceptance by Beneficiary of any sum in payment of an indebtedness secured hereby, after the date when the same is due, or after the filing of a notice of breach and election to sell, shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums so secured, or to declare default as herein provided for failure to pay, or to proceed with a sale under any such notice of breach and election to sell for any unpaid balance of the Indebtedness. Any failure of Trustee or Beneficiary to exercise any right or option by this Deed of Trust given or preserved to Trustee or Beneficiary shall not estop Trustee or Beneficiary from exercising any such right or option upon the occurrence of any subsequent Event of Default. The granting of consent by Beneficiary to any transaction as required by the terms hereunder shall not be deemed a waiver of the right to require consent to future or successive transactions.

     6.4 Reconveyance. If Trustor fully pays or causes to be paid, at maturity, in lawful money of the United States of America, all indebtedness under the Note and this Deed of Trust, and also the reasonable expenses of this trust, as herein specified, then Trustee, at the request and

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expense of Trustor, shall reconvey to Trustor, Trustor’s successors or assigns, all the estate in the Property granted to Trustee by this instrument.

     6.5 Partial Reconveyance. Trustee, at any time, upon request of Beneficiary, may reconvey to Trustor or Trustor’s successors or assigns, any portion of the Property without affecting the personal liability of any person for the payment of any of the Indebtedness, or the lien of this Deed of Trust upon the remainder of the Property not reconveyed.

     6.6 Trustee Liability. Trustee, by its acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created and hereby waives any statutory fee and agrees to accept a reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms hereof. Trustee shall not be liable or responsible with respect to its acts or omissions hereunder, except for Trustee’s own gross negligence or willful misconduct, or be liable or responsible for any acts or omissions of any agent, attorneys or employee by it employed hereunder, if selected with reasonable care.

     6.7 Beneficiary’s Statement. Trustor agrees to pay to Beneficiary, or to the authorized loan servicing representative of Beneficiary, a reasonable charge as requested by Beneficiary, but not more than the maximum permitted by law, for any statement regarding the obligations secured by this Deed of Trust requested by Trustor or in Trustor’s behalf.

     6.8 Construction. This Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, and subject to the provisions of this Deed of Trust, their successors and assigns. This Deed of Trust shall be construed so that, wherever applicable and with reference to any of the parties hereto, the use of the singular number shall include the plural number, the use of the plural number shall include the singular number, the use of one gender shall include the neuter, masculine and feminine gender. In the event any one or more of the provisions contained in this Deed of Trust or the Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein. If a dispute arises over the interpretation or construction of any provision, term or word contained in this Agreement, this document shall be interpreted and construed neutrally, and not against either party. Titles and captions are for convenience only and shall not constitute a portion of this Deed of Trust. References to Articles and Section numbers are to Articles and Sections in this Deed of Trust, unless expressly stated otherwise. The word “including” shall be construed as if followed by the words “without limitation.”

     6.9 Request for Notice. Pursuant to California Civil Code Section 2924b, Trustor requests that a copy of any notice of default and of any notice of sale hereunder shall be mailed to Trustor at Trustor’s address as stated in the first paragraph of this Deed of Trust.

23

     6.10 Modifications. If any change or changes occur in the title to all or any part of the Property, Beneficiary, from time to time, may without notice to or consent of Trustor and without prejudice to any rights which Beneficiary may have against Trustor, (a) take, exchange, or release any security for any of the obligations now or hereafter secured hereby; and (b) extend the time for payment of the obligations.

     6.11 Usury Compliance. All agreements between Trustor and Beneficiary are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the principal amount of the Note, acceleration of maturity or the unpaid principal balance thereof, or otherwise, or advancement of any sums under the provisions of this Deed of Trust, shall the amount paid or agreed to be paid to the Holder of the Note for the use, forbearance or detention of the money to be advanced thereunder or hereunder exceed the highest lawful rate permissible. If, from any circumstances whatsoever, fulfillment of any provision of this Deed of Trust or the Note or any other agreement referred to herein, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deemed applicable thereto or hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances the Holder of the Note or Beneficiary shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest or, if such excessive interest exceeds the unpaid principal balance due hereunder, the excess shall be refunded to Trustor or its successors or assigns. This Section 6.12 shall control every other provision of all agreements between Trustor and Beneficiary.

     6.12 Waiver of Jury Trial. BY INITIALING IN THE SPACE BELOW TRUSTOR HEREBY AGREES TO WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR CROSSCLAIM BROUGHT BY BENEFICIARY OR TRUSTOR.

Trustor’s Initials

     6.13 Definitions. Unless defined differently herein, or clearly not applicable in the context used, Definitions in the Agreement shall apply herein as if fully set forth.

24

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust effective as of the date set forth above.

TRUSTOR:

TONNER HILLS SSP, LLC, a Delaware limited liability company

By: Standard Pacific of Tonner Hills, LLC, a Delaware limited liability company, a member

By: Standard Pacific Corp., a Delaware corporation, its sole member

By:

Title:

By:

Title:

By: Shea Tonner Hills, LLC, a Delaware limited liability company, a member

By: Shea Homes Limited Partnership, a California limited partnership, its sole member

By: J.F. Shea LLC, a Delaware limited liability company, its General Partner

By:

Title:

By:

Title:

25

TONNER HILLS 680 LLC, a Delaware limited liability company

By:

By:

By:

By:

By:

By:

26

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

     On           , 2003, before me,          , a Notary Public in and for said State, personally appeared           , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

                          Notary Public

(SEAL)

STATE OF CALIFORNIA	)
)ss.
COUNTY OF	)

On          , 2003, before me,           , a Notary Public in and for said State, personally appeared ,          , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

                          Notary Public

(SEAL)

STATE OF CALIFORNIA	)
) ss.
COUNTRY OF	)

     On          , 2003, before me,           , a Notary Public in and for said State, personally appeared           , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

                          Notary Public

(SEAL)

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

     On          , 2003, before me,          , a Notary Public in and for said State, personally appeared           , Personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

                          Notary Public

(SEAL)

Exhibit “A”
Legal Description of the Land

THOSE PORTIONS OF SECTIONS 1 AND 12, TOWNSHIP 3 SOUTH, RANGE 10 WEST AND SECTIONS 5, 6, 7 AND 8, TOWNSHIP 3 SOUTH, RANGE 9 WEST, IN THE RANCHO SAN JUAN CAJON DE SANTA ANA, IN THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, AND IN THE CITY OF BREA, IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 51, PAGE 7 OF MISCELLANEOUS MAPS, AND RECORD OF SURVEY FILED IN BOOK 12 PAGE 40, RECORD OF SURVEY NO. 91-1007 FILED IN BOOK 133, PAGES 41 THROUGH 46 INCLUSIVE AND RECORD OF SURVEY NO. 2001-1007, FILED IN BOOK 187, PAGES 02 THROUGH 07 INCLUSIVE, ALL OF RECORDS OF SURVEY, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY RECORDER, ALSO BEING DESCRIBED IN A DEED, BILL OF SALE AND ASSIGNMENT, RECORDED APRIL 10, 1996 AS INSTRUMENT NO. 19960175928 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 1

BEGINNING AT A WHITE POST 4 INCHES SQUARE IN MOUND WITH PITS AT THE NORTHEAST CORNER OF THE RANCHO SAN JUAN CAJON DE SANTA ANA, BEING ALSO THE SOUTHEAST CORNER OF THE RANCHO RINCON DE LA BREA; THENCE ALONG THE PATENT BOUNDARY OF SAID RANCHO RINCON DE LA BREA, NORTH 84° WEST 107.51 CHAINS TO A SAND STONE MARKED R. B. IN MOUND WITH PITS; THENCE ALONG SAID PATENT BOUNDARY NORTH 57° 42' WEST 43.67 CHAINS TO A WHITE POST 4 INCHES SQUARE IN MOUND OF STONE MARKED S. J. C. S. A. AT INTERSECTION OF THE PATENT LINES OF SAID RANCHOS SAN JUAN CAJON DE SANTA ANA AND RINCON DE LA BREA; THENCE ALONG THE PATENT LINE OF SAID RANCHO SAN JUAN CAJON DE SANTA ANA, NORTH 76° 25' WEST 62.67 CHAINS TO A 2" X 4" POST MARKED 62.67 IN MOUND WITH PITS; THENCE SOUTH 1° 45' WEST 58.96 CHAINS TO A 2" × 4" POST MARKED 20.60 IN MOUND WITH PITS; THENCE NORTH 89° EAST 20.00 CHAINS TO A 4" × 4" POST IN MOUND WITH PITS; THENCE SOUTH 1° 45' WEST 20.00 CHAINS TO A 2" × 4" POST MARKED 20.60 IN MOUND WITH PITS; THENCE NORTH 88° 39' EAST 55.48 CHAINS TO A 2" × 4" POST MARKED 20 IN MOUND WITH PITS.; THENCE SOUTH 0° 30' EAST 20.00 CHAINS TO A 2" × 4" POST IN MOUND WITH PITS; THENCE NORTH 89° 45" EAST 134.63 CHAINS TO A 2" × 4" POST MARKED 40.10 IN MOUND WITH PITS UPON THE EASTERN BOUNDARY OF SAID RANCHO SAN JUAN CAJON DE SANTA ANA; THENCE ALONG SAME NORTH 4° WEST 47.51 CHAINS TO THE PLACE OF BEGINNING.

EXCEPTING THEREFROM THE WESTERLY 200 ACRES OF THE ABOVE DESCRIBED TRACT.

ALSO EXCEPTING THEREFROM ANY PORTION LYING NORTHERLY OF THE AGREED BOUNDARY LINE AND BOUNDED WESTERLY BY LINE, RUNNING NORTH 28° 30' EAST FROM THE WESTERN TERMINUS OF SAID LINE AS ESTABLISHED BY AGREEMENT BETWEEN THE UNION OIL COMPANY OF CALIFORNIA AND THE GRAHAM-LOFTUS OIL COMPANY, RECORDED JUNE 10, 1905 IN BOOK 120, PAGE 223 OF DEEDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND CONVEYED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA BY DEED RECORDED JUNE 28, 1940 IN BOOK

1051, PAGE 301 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERLY BOUNDARY OF SAID LANDS OWNED BY UNION OIL COMPANY OF CALIFORNIA, WHICH WESTERLY BOUNDARY IS ALSO THE EASTERLY BOUNDARY OF THAT CERTAIN 200-ACRE TRACT CONVEYED BY SAID UNION OIL COMPANY OF CALIFORNIA TO GEORGE CHAFFEY BY DEED DATED APRIL 25, 1899, RECORDED JUNE 20, 1899 IN BOOK 44, PAGE 79 OF DEEDS, WHICH POINT OF BEGINNING IS THE POINT OF INTERSECTION OF THE AFORESAID WESTERLY BOUNDARY WITH THE EASTERLY PROLONGATION OF THE CENTER LINE OF CENTRAL AVENUE AS THE SAME EXISTED ON MAY 23, 1940 BETWEEN BERRY STREET AND BREA CANYON ROAD; THENCE NORTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 73° 32' 24" WITH THE EASTERLY PROLONGATION OF THE CENTER LINE OF SAID CENTRAL AVENUE AT SAID POINT OF INTERSECTION (ASSUMED AND TAKEN TO BEAR NORTH 15° 11' 16" EAST), A DISTANCE OF 839.60 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 0° 10' 11" EAST A DISTANCE OF 1250 FEET; THENCE SOUTH 89° 49' 49" EAST A DISTANCE OF 500 FEET; THENCE SOUTH 65° 23' 11" EAST A DISTANCE OF 604.15 FEET; THENCE SOUTH 0° 10' 11" WEST A DISTANCE OF 1000 FEET; THENCE NORTH 89° 49' 49" WEST A DISTANCE OF 1050 FEET TO THE TRUE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THE LAND CONVEYED TO BREA CHEMICALS, INC., BY DEED RECORDED JUNE 10, 1957 IN BOOK 3936, PAGE 314 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED FROM THE STEARNS RANCHOS COMPANY, A CORPORATION, TO UNION OIL COMPANY OF CALIFORNIA, A CORPORATION, DATED AUGUST 31, 1899, RECORDED SEPTEMBER 2, 1899 IN BOOK 44, PAGE 250 OF SAID DEEDS, DISTANT SOUTH 89° 10' 50" WEST ALONG SAID LINE 3131.98 FEET FROM THE SOUTHEAST CORNER OF SAID LAND, SAID POINT OF BEGINNING BEING MONUMENTED BY UNION OIL COMPANY MONUMENT 11B; THENCE NORTH 9° 48' 11" WEST 529.60 FEET TO A 2" × 2" STAKE AND THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 85° 48' 16" WEST, 380.00 FEET TO A 2" × 2" STAKE; THENCE NORTH 4° 11' 44" EAST 1750.00 FEET TO A 2" × 2" STAKE; THENCE SOUTH 85° 48' 16" EAST 380.00 FEET TO A 2" × 2" STAKE; THENCE SOUTH 4° 11' 44" WEST 1750.00 FEET TO A 2" × 2" STAKE AND THE TRUE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA RECORDED FEBRUARY 10, 1967 IN BOOK 8173, PAGE 641 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA RECORDED FEBRUARY 10, 1967 IN BOOK 8173, PAGE 647 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND DESCRIBED IN DEED TO THE BREA-OLINDA UNIFIED SCHOOL DISTRICT OF ORANGE COUNTY, CALIFORNIA, RECORDED SEPTEMBER 11, 1968 IN BOOK 8716, PAGE 437 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN PARCEL 1 OF THE DEED TO THE CITY OF BREA RECORDED JANUARY 16, 1969 IN BOOK 8846, PAGE 971 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM PARCELS A6471-4, A6471-5, A6471-6 AND A6471-7 OF THAT CERTAIN FINAL ORDER OF CONDEMNATION, SUPERIOR COURT CASE NO. 156220, A CERTIFIED COPY OF WHICH WAS RECORDED SEPTEMBER 29, 1970 IN BOOK 9417, PAGE 364 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM PARCELS 1 AND 2 AS SHOWN ON PARCEL MAP NO. 86-243, FILED IN BOOK 214, PAGES 28 THROUGH 31 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF SAID COUNTY RECORDER, TOGETHER WITH THE WEST HALF OF ASSOCIATED ROAD, 80.00 FEET WIDE, AS SHOWN SAID PARCEL MAP NO. 86-243, ADJOINING SAID PARCELS 1 AND 2 ON THE EAST, AND BOUND NORTHEASTERLY BY THE NORTHEASTERLY LINE OF SAID PARCEL MAP NO. 86-243, AND BOUND SOUTHERLY BY THE CENTERLINE OF LAMBERT ROAD AS SHOWN ON SAID PARCEL MAP NO. 86-243.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN PARCEL 1 OF PARCEL MAP NO. 83-1179, AS SHOWN ON A MAP FILED IN BOOK 218, PAGES 1 THROUGH 4 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN TRACT NO. 12562, AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 4 THROUGH 9 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN TRACT NO. 12563, AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 10 THROUGH 15 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND DESCRIBED IN THE DEED TO THE CITY OF BREA RECORDED MARCH 29, 1996 AS INSTRUMENT NO. 19960153320 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN PARCEL 1 OF A COUNTY OF ORANGE LOT LINE ADJUSTMENT NO. LL 2000-054, RECORDED AUGUST 13, 2001 AS INSTRUMENT NO. 20010557229 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

PARCEL 2

PARCEL 1 OF A COUNTY OF ORANGE LOT LINE ADJUSTMENT NO. LL 2000-054, RECORDED AUGUST 13, 2001 AS INSTRUMENT NO. 20010557229 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO BREA-OLINDA UNIFIED SCHOOL DISTRICT BY GIFT DEED RECORDED FEBRUARY 25, 2003 AS INSTRUMENT NO. 2003000207265 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION CONVEYED TO THE COUNTY OF ORANGE BY GRANT DEED RECORDED JUNE 4, 2003 AS INSTRUMENT NO. 2003000648901 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

PARCEL 3

THE LAND CONVEYED TO BREA CHEMICALS, INC., BY DEED RECORDED JUNE 10, 1957 IN BOOK 3936, PAGE 314 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED FROM THE STEARNS RANCHOS COMPANY, A CORPORATION, TO UNION OIL COMPANY OF CALIFORNIA, A CORPORATION, DATED AUGUST 31, 1899, RECORDED SEPTEMBER 2, 1899 IN BOOK 44, PAGE 250 OF SAID DEEDS, DISTANT SOUTH 89° 10' 50" WEST ALONG SAID LINE 3131.98 FEET FROM THE SOUTHEAST CORNER OF SAID LAND, SAID POINT OF BEGINNING BEING MONUMENTED BY UNION OIL COMPANY MONUMENT 11B; THENCE NORTH 9° 48' 11" WEST 529.60 FEET TO A 2" × 2" STAKE AND THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 85° 48' 16" WEST, 380.00 FEET TO A 2" × 2" STAKE; THENCE NORTH 4° 11' 44" EAST 1750.00 FEET TO A 2" × 2" STAKE; THENCE SOUTH 85° 48' 16" EAST 380.00 FEET TO A 2" × 2" STAKE; THENCE SOUTH 4° 11' 44" WEST 1750.00 FEET TO A 2" × 2" STAKE AND THE TRUE POINT OF BEGINNING.

THE ABOVE DESCRIPTION WAS COMPILED FROM INFORMATION SUPPLIED BY FIRST AMERICAN TITLE COMPANY PRELIMINARY REPORT NO. 2033661, DATED JULY 16, 2003.

EXHIBIT “‘Al’ SITE DEPICTION”, IS FOR INFORMATIONAL PURPOSES ONLY.

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

PREPARED BY: THE KEITH COMPANIES UNDER THE DIRECTION OF:

KATHLEEN SUSAN TETREAULT P.L.S. 7297 MY LICENSE EXPIRES 12/31/2004

August 20, 2003 JN: 13207.00

SHEET 1 OF 4 SHEETS

Exhibit "B"
Depiction of the Land

BREA BLVD.
PM 68/18
PARCEL 1
R.S. NO.
R.S. NO. 2001-1007
TR 8820
MM 454/19-24
TR 9532
MM 454/25-28
CO
CB
57 FWY
91-1007
RANCHO RINCON DE LA BREA
RANCHO SAN JUAN CAJON DE SANTA ANA
PARCEL 1
LLA 2000-054
INST. NO. 20010557229, D.R.
PARCEL 2
PARCEL 3
N.A.P.
R.S.B. 187/2-7
R.S.B. 133/41-46
TR 12562
MM 579/4-9
TR 12563
MM 579/10-15
PM 86-243
P.M.B. 214/28-31
WILDCAT WAY
FORMERLY ASSOCIATED ROAD
VALENCIA AVE.
TR 9577
MM 438/4-12
LAMBERT ROAD
KRAEMER BLVD.
SCALE: 1" = 2000'

LEGEND

(#)	SEE PAGE NO.
CB	CITY OF BREA CITY LIMITS
CO	COUNTY OF ORANGE COUNTY LIMITS
R1	R.S. NO. 2001-1007, R.S.B. 187/2-7

BASIS OF BEARINGS

THE BASIS OF BEARINGS FOR THIS PROJECT IS THE N'LY LINE OF THE RANCHO SAN JUAN CAJON DE SANTA ANA, BETWEEN THE NE CORNER OF SAID RANCHO AND COMPROMISE CORNER NO. 1, BEING " N 85°05'11" W " PER RECORD OF SURVEY NO. 91-1007, AS SHOWN ON R.S.B. 133/41-46.

NOTES:

THE COURSES SHOWN HEREON ARE A COMPILATION OF R.S. NO. 91-1007, R.S. NO. 2001-1007, AND DEED INTERPRETATIONS THE SHOWN COMBINATION OF COURSES IS THE BEST REPRESENTATION OF THE SITE AS IT SHOULD EXIST ON THE GROUND.

THERE MAY BE EASEMENTS OF RECORD DELINEATED AND REFERENCED ON THE UNDERLYING MAPS OR THERE MAY BE OTHER RECORDED EASEMENTS WITHIN THE AREA, THAT ARE NOT SHOWN ON THIS DOCUMENT THAT COULD ENCUMBER SAID PARCELS HEREIN.

LICENSED LAND SURVEYOR
KATHLEEN SUSAN TETREAULT
Exp. 12/31/04
No. 7297
STATE OF CALIFORNIA

THIS EXHIBIT WAS PREPARED BY ME OR UNDER MY DIRECTION.

KATHLEEN SUSAN TETREAULT, P.L.S. 7297
MY LICENSE EXPRES 12/31/2004

The Keith Companies TKC
19 TECHNOLOGY DRIVE IRVINE, CA 92618 TEL: (949) 923-6000
DATE: AUGUST 20, 2003 | JOB NO. 13207.00

SHEET 2 OF 4 SHEETS

Exhibit "B"
Depiction of the Land

RANCHO RINCON DE LA BREA
N76°01'32"W 2026.03'
℄ BREA BLVD.
S67°35'45"W (RAD)
RANCHO SAN JUAN CAJON DE SANTA ANA
E'LY LINE P.M. 68/18 ACCEPTED AS THE E'LY LINE OF THE W'LY 200 ACRES BK. 30, PG. 11 OF DEEDS
80' 40' 40' 60' 30' 30' 50' 100'
PARCEL 1
118.979± AC.
R.S. NO. 91-1007
S'LY & W'LY LINE PCL A6471-7 O.R. 9417/364
COMPROMISE CORNER 2
N68°19'17"W (RAD)
R.S. NO. 2001-1007
R.S.B. 113/41-46
N00°38'59"E 3358.41'
N64°42'53"W 604.15'
N00°50'29"E 1250.00'
N00°50'29"E 1000.00'
O.R. 1051/301
O.R. 9417/364 W'LY LINE PCL A6471-4
PCL 2 O.R. 10953/742
N68°52'10"W (RAD)
SEE SHEET 3
N28°12'45"W 908.77'
O.R. 8173/647
R.S.B. 187/2-7
57 FREEWAY
N89°23'58"E 659.12'
N89°23'58"E 890.73'
N'LY LINE TR. 12562 M.M. 579/4-9
N'LY LINE TR. 12563 M.M. 579/10-15
SCALE: 1" = 600'

BEARING TABLE		
NO.	BEARING	DISTANCE
L1	N57°15'12"W	858.97'
L2	N57°15'12"W	644.58'
L3	N89°09'31"W	500.00'
L4	N89°09'31"W	280.34'
L5	N21°23'13"E	312.58'
L6	N11°58'32"W	324.19'
L7	N23°43'47"W	110.39'
L8	N10°52'49"E	489.31'
L9	N17°06'55"E	475.03'
L10	N23°47'14"E	236.91'
L11	N02°34'53"W	275.14'
L12	N26°22'45"E	233.46'
L13	N29°20'20"E	167.73'
L14	N46°03'03"E	172.40'
L15	N79°36'12"W	140.80'
L16	N20°54'40"E	65.19'
L17	N13°57'34"W	206.20'
L18 (R1)	N30°40'03"E N30°40'05"E	108.55'
L19	N82°25'05"W	111.22'
L20	N50°13'39"W	122.62'
L21	N89°55'08"E	161.20'
L22	N55°31'23"W	177.43'
L23	N24°59'08"E	205.00'
L24	N80°00'51"E	128.30'
L25	N66°33'52"E	20.00' (RAD)
L26	N57°15'12"W	214.39'

CURVE TABLE			
NO.	DELTA	RADIUS	LENGTH
C1	33°21'45"	100.00'	58.23'
C2	11°45'15"	100.00'	20.51'
C3	00°32'53"	3079.00'	29.47'
C4	01°01'53"	550.00'	9.90'

NOTE:
SEE SHEET 1 FOR BASIS OF BEARINGS AND SURVEYORS NOTES.

The Keith Companies
TKC
19 TECHNOLOGY DRIVE IRVINE, CA 92618 TEL: (949) 923-6000
DATE: AUGUST 20, 2003 JOB NO. 13207.00

SHEET 3 OF 4 SHEETS

Exhibit "B"
Depiction of the Land

P.O.C.
COMPROMISE CORNER NO. 2
N70°16'38"W (RAD)
N71°02'58"W (RAD)
N57°20'54"W 2123.48'
1836.77'
COMPROMISE CORNER NO. 1
RANCHO RINCON DE LA BREA
BASIS OF BEARINGS
N85°05'11"W 7072.20'
RANCHO SAN JUAN CAJON DE SANTA ANA
PCL. A6471-6
O.R. 9417/364
INST. NO. 2003000207265, O.R.
PARCEL 1
LLA 2000-054
INST. NO. 20010557229, O.R.
57 FREEWAY
SEE SHEET 2
SEE SHEET 4
P.O.B. EXCEPTION
T.P.O.B. EXCEPTION
N'LY LINE PCL. 1, P.M. NO. 86-243, P.M.B. 214/28-31
N32°32'37"W (RAD)
PARCEL 2
676.910± AC.
FORMERLY ASSOCIATED ROAD
℄ WILDCAT WAY
RS NO. 2001-1007
R.S.B. 187/2-7
N83°29'28"W P.C.C. (RAD)
N60°48'22"E P.R.C. (RAD)
80'
40'
3337.81'
S'LY LINE 30/11 DEEDS
2771.09'
N89°47'24"W 6048.90'
℄ LAMBERT ROAD
TR. NO. 9577 438/4-12 M.M.
SCALE: 1" = 800'

CURVE TABLE			
NO.	DELTA	RADIUS	LENGTH
C1	29°24'44"	720.00'	369.60'
C2	35°42'10"	720.00'	448.66'
C3	27°30'00"	920.00'	441.57'
C4	23°26'51"	730.00'	298.74'
C5	00°46'20"	2921.00'	39.37'

BEARING TABLE		
NO.	BEARING	DISTANCE
L1	N00°13'06"E	162.71'
L2	N34°00'32"E	704.41'
L3	N32°32'37"W	40.00' (RAD)
L4	N23°26'08"W	490.71'
L5	N60°42'49"W	177.75'
L6	N10°33'18"E	381.48'
L7	N70°17'56"W	767.11'
L8	N01°13'49"E	246.57'
L9	N48°45'05"W	107.84'
L10	N14°37'00"E	175.10'
L11	N22°40'23"W	226.00'
L12	N17°41'23"E	368.65'
L13	N28°01'50"W	126.22'
L14	N30°17'32"W	153.89'
L15	N17°34'41"W	128.21'
L16	N80°37'26"W	117.15'
L17	N59°34'14"E	65.00'
L18	N31°40'08"W	446.26'
L19	N57°20'54"E	286.71'
L20	S60°42'49"E	43.00'
L21	N10°42'00"E	141.00
L22	N15°02'00"E	103.00'
L23	N26°29'00"E	105.00'
L24	N46°26'07"W	92.94'

NOTE:
SEE SHEET 1 FOR BASIS OF BEARINGS. LEGEND AND SURVEYORS NOTES.

The Keith Companies — TKC
19 TECHNOLOGY DRIVE IRVINE, CA 92618 TEL: (949) 923-6000

DATE: AUGUST 20, 2003 | JOB NO. 13207.00

SHEET 4 OF 4 SHEETS

Exhibit "B"
Depiction of the Land

RANCHO RINCON DE LA BREA
BASIS OF BEARING
N85°05'11"W 7072.20'
RANCHO SAN JUAN CAJON DE SANTA ANA
CO
CB
NE'LY COR RO. SAN JUAN CAJON DE SANTA ANA
PARCEL 1
LLA 2000-054
INST. NO. 20010557229, O.R.
PARCEL 2
676.910± AC.
P.O.B.
N.A.P. CB
O.R. 8846/971
1.775± AC.
SCALE: 1" = 800'
INST. NO. 19950153320 O.R.
P.O.B.
N.A.P.
4.285± AC.
PARCEL 3
O.R. 3936/314
15.266± AC.
N05°13'10"E 1750.00'
RS NO. 2001-1007
R.S.B. 187/2-7
E'LY LINE RANCHO SAN JUAN CAJON DE SANTA ANA
N03°27'21"W 2361.14'
3127.24'
SEE SHEET 3
N00°06'07"E 1964.15'
RS NO. 91-1007
R.S.B. 133/41-46
VALENCIA AVE.
SEE DETAIL "B"
INST. NO. 2003000648901,O.R.
S'LY LINE 30/11 DEEDS
2711.09'
N89°47'24"W
6048.90'
N89°47'12"W 2258.05'
R.S.B. 13/8
R.S.B. 91/12
N00°10'32"E
543.66'
SEE DETAIL "A"
N'LY LINE INST. NO. 87-039247,O.R.
E'LY LINE SECTION 7
N89°53'53"W 2568.80'
LAMBERT ROAD

BEARING TABLE		
NO.	BEARING	DISTANCE
L1	N85°46'50"W	380.00'
L2	N25°02'43"E	25.00'
L3	N45°23'28"E	296.17'
L4	N89°48'26"E	111.66'
L5	N57°13'12"W	135.94'
L6	N11°26'47"W	158.64'
L7	N21°12'05"E	217.91'
L8	N43°25'50"E	115.35'
L9	N80°04'53"E	132.44'
L10	N64°11'51"W	146.78'
L11	N13°24'37"W	250.76'

BEARING TABLE		
NO.	BEARING	DISTANCE
L12	N63°07'35"W	60.00'
L13	N26°52'25"E	30.00'
L14	N63°07'35"W	155.06'
L15	N44°06'22"W	75.09'
L16	N00°53'38"E	120.00'
L17	N45°53'38"E	105.00'
L18	N89°06'22"W	132.00'
L19	N44°06'22"W	120.00'
L20	N00°53'38"E	165.00'
L21	N26°52'11"E	132.00'
L22	N08°46'45"W	529.60'

BEARING TABLE		
NO.	BEARING	DISTANCE
L23	N80°07'35"W	474.88'
L24	N63°07'35"W	55.00'
L25	N85°02'26"W	101.96'
L26	N00°49'10"W	250.00'
L27	N00°06'07"E	480.32'
L28	N85°02'26"W	142.10'
L29	N00°06'07"E	56.42'
L30	N89°53'53"W	585.00'
L31	N89°47'24"W	3337.81'
L32	N89°47'12"W	20.04'
L33	N86°32'39"E	2.31'
L34	N89°47'12"W	2258.05'

L33
N03°27'21"W 3127.24'
N03°27'21"W 526.12'
N02°29'54"W 525.48'
L34
L32

DETAIL "A"
N.T.S.

L22
N89°47'44"W
3131.33'
2289.20'
N89°47'12"W
N03°27'21"W
3127.24'

DETAIL "B"
N.T.S.

NOTE:
SEE SHEET 1 FOR BASIS OF BEARINGS, LEGEND AND SURVEYORS NOTES.

The Keith Companies **TKC**

19 TECHNOLOGY DRIVE IRVINE, CA 92618 TEL: (949) 923-6000

DATE: AUGUST 20, 2003 JOB NO. 13207.00

Revised 11/22/03

EXHIBIT F
NON-EXCLUSIVE ASSIGNMENT OF CONTRACTS AND BILL OF SALE

     THIS NON-EXCLUSIVE ASSIGNMENT OF CONTRACTS AND BILL OF SALE (“Assignment”) is dated as of       , 2003, and is hereby entered into by and between NUEVO ENERGY COMPANY, A DELAWARE CORPORATION (“Assignor”) and TONNER HILLS SSP, LLC, a Delaware limited liability company (“Shea”) and TONNER HILLS 680 LLC, a Delaware limited liability company (“TH 608”) (jointly referred to herein as “Assignee”) with respect to the following:

     1.     For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, grants, sets over and delivers unto Assignee all of Assignor’s right, title, and interest in and to all those certain (i) Long Lead Items (defined in Section 2.2.4 of the PSA) and (ii) those certain well samples and cores located in the buildings within Parcel 3 (“Personalty”) described on Exhibit A to that certain Purchase and Sale Agreement by and between Assignor and Assignee dated      , 2003 (“PSA” or “Agreement”). The Personalty is conveyed in “AS IS,” “WHERE IS” CONDITION, with all faults and defects, without warranty or representation, express or implied, of any kind, including without limitation, warranty of fitness for a particular purpose, habitability, merchantability, suitability or quality.

     2.     For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor, to the fullest extent legally permissible (and only to the extent legally permissible), hereby assigns non-exclusively unto Assignee all of Assignor’s rights, title and interest to those contracts and agreements listed in Attachments 1, 2 and 3 insofar and only insofar as they relate to the Land (collectively “Contracts” or “Contract Rights”), which to the best of Assignor’s knowledge, include all of the remaining Contract Rights pertaining to the Land, which were not otherwise exclusively assigned in the Grant Deed. The non-exclusive Contract Rights assigned by this section and this Assignment specifically pertain only to the surface rights in the Land, as described more particularly in the Grant Deed, and are expressly assigned on a non-exclusive basis to Assignee.

     3.     Assignee hereby expressly assumes and agrees to perform all of Assignor’s obligations under the Contracts arising from and after the date hereof and Long Lead Items, and, without in any way diluting the effect of the Indemnities of Assignee/Buyer given in Sections 3.7 and 3.9 of the PSA, shall defend, indemnify and hold harmless Assignor from any claim, cause of action, liability, demand, expense or cost (including reasonable attorneys’ fees) relating to the Contracts arising from and after the date hereof and Long Lead Items. Except as provided to the contrary in the PSA, including the Indemnities in Sections 3.7 and 3.9 thereof, Assignor shall defend, indemnify and hold harmless Assignee from any claim, cause of action, liability, demand, expense or cost (including reasonable attorneys’ fees) relating to the Contracts arising prior to the date hereof.

Exhibit F

Revised 11/22/03

     4.     This Assignment shall bind and inure to the benefit of the Parties hereto and their respective successors, legal representatives and assigns.

     5.     This Assignment may be executed in counterparts with the same force and effect as if the Parties hereto had executed one instrument and each such counterpart shall constitute an original hereof.

     6.     All defined terms used herein have the meanings prescribed in the PSA, including “to the best of Assignor’s knowledge” which is defined in Section 3.1C, thereof.

Executed this_________________________day of___________________________, 2003.

“ASSIGNOR”		NUEVO ENERGY COMPANY, a Delaware corporation

By:
	Name:	George B. Nilsen
	Title:	Senior Vice President

Exhibit F

Revised 11/22/03

“ASSIGNEE”	TONNER HILLS SSP, LLC, a Delaware limited liability company

	By:	Standard Pacific of Tonner Hills, LLC, a Delaware limited liability company, a member

		By:		Standard Pacific Corp., a Delaware corporation, its sole member

By:

Title:

By:

Title:

	By:	Shea Tonner Hills, LLC, a Delaware limited liability company, a member

		By:	Shea Homes Limited Partnership, a California limited partnership, its sole member

			By:	J.F. Shea LLC, a Delaware limited liability company, its General Partner

By:

Title:

By:

Title:

TONNER HILLS 680 LLC, a Delaware limited liability company

By:

By:

Exhibit F

Revised 11/22/03

By:

By:

By:

By:

Exhibit F

Revised 11/22/03

ATTACHMENT 1

Certain Non-Exclusive Rights-of-Way, Contracts and License Agreements

			Date
			Recording		Schedule 1.1 (c)	Green Map
File Number	Document Type	Dated	Information	Grantor	Order #	#’s

57534	ASSIGN BILL OF SALE	5/12/71	5/13/75 11410/1929 OR	Waste Water Disposal Company	119	504

57862.2	Easement Agree.		8/7/89 60/368 OR	Kraemer Imperial Associates to UNOCAL	130	507

65186	ROW	10/14/96	12/18/1996 Doc. No. 19960637286	UNOCAL to NUEVO	A	506

55701	Deed		6/10/1957 3936/314 OR	UNOCAL	88

57534.1	QC		8/19/93 93/0558983 DOC	UNOCAL	120	504.1

     (1)  That certain “Corridor Easement” described in Item C and that certain “Street Easement” described in Item D in that certain Grant Deed dated October 3, 2001 by and between Nuevo and Brea Walden, LLC, recorded October 9, 2001 as Instrument No. 20010710856 in the Official Records of Orange County, California.

     (2)  Waste Water Line Agreements:

Waste
		Water		Document
Dated	Recorded	Co. File No.	Book/Page	Number	Doc. Type	Grantor

5/1/1974	11/5/1974		11280/1845	3078	Assign & Bill of Sale	Waste Water Disposal Company

10/1/1995	4/10/1996			Recorder No. 19960175928	Deed & Bill of Sale and Assign.	Unocal

11/2/1955	3/8/1956	U-11	3430/504	Unocal File No. 61987.3- Recorder No. 35165	ROW	Unocal

Attachment 1 to Non-Exclusive Assignment of
Contracts and Bill of Sale

Revised 11/22/03

Waste
		Water		Document
Dated	Recorded	Co. File No.	Book/Page	Number	Doc. Type	Grantor

4/25/1956	5/1/1956		3493/528	Unocal File No. 61987.47	Q.C. Deed	Waste Water Disposal Company

10/15/1996				Unocal File No. 65186	ROW	Unocal

4/2/1971	No	U-13		Unocal File No. 68869.3	ROW	Unocal

5/10/1928	No	U-14			ROW	West Coast Oil Co.

8/1/1978				Unocal File No. 57635 – ROW Green Map No. 633	ROW	E.H. Associates

Attachment 1 to Non-Exclusive Assignment of
Contracts and Bill of Sale

ATTACHMENT 2

List of Unrecorded Contracts, Agreements, Easements and Licenses
(Exhibit Q to PSA)

Contracts

     (1)  The Commercial Lease and Agreement between Nuevo Energy Company, as Lessor, and Brea Green Recycling, Inc., as Lessee,-dated February 1, 1997;

     (2)  The Letter Agreement between Haynes Apiaries and Union Oil Company of California dated December 29, 1992, as amended;

     (3)  The Easement Agreement for Storm Drain Improvement between Nuevo Energy Company and Brea Olinda Venture L. L. C. dated November 3, 2000,

     (4)  Asset Purchase Agreement dated February 16, 1996 by and among Union Oil Company of California, Union California Pipeline Company and Nuevo Energy Company, to the extent previously described in the Agreement, INSOFAR AND ONLY INSOFAR AS SAID ASSET PURCHASE AGREEMENT PERTAINS TO THE LAND, AND NOT THE OIL ASSETS UNDERLYING THE LAND;

     (5)  Acquisition and Settlement Agreement entered into as of July 23, 2002, by and between Union Oil Company of California and Nuevo, together with all subsequent agreements required thereunder, insofar as such Acquisition and Settlement Agreement pertains to the Land; and

     (6)  Acquisition Agreement entered into July 29, 2002, by and between Union Oil Company of California and Nuevo, together with all subsequent agreements required thereunder, insofar as such Acquisition Agreement pertains to the Land.

Additional Contracts, Licenses, Easements and Agreements

1.	Memorandum of Understanding between Nuevo, County of Orange and City of Brea dated December 10, 2002.

2.	Impact Mitigation Agreement between Brea Olinda Unified School District and Nuevo dated as of October 28, 2002.

3.	Oil Accommodation and Surface Development Agreement between Nuevo and Aera Energy LLC (“Aera”) dated September 9, 2003, to the extent described in the Agreement at Section 5.36.

4.	Utility Easement between Nuevo and Aera dated September 9, 2003, which shall be recorded by Aera in its sole discretion, subject to the provisions of Section 5.36 in the Agreement.

Attachment 2

5.	Land Development License Agreement (Aera to Nuevo) and Memorandum of Land Development License Agreement between Nuevo and Aera dated September 9, 2003. (The Memorandum shall be recorded by Nuevo in its sole discretion.)

6.	Land Development License Agreement (Nuevo to Aera) and Memorandum of Land Development License Agreement between Nuevo and Aera dated September 9, 2003. (The Memorandum shall be recorded in Aera’s sole discretion.)

7.	Letter Agreement Concerning License Rights executed by Nuevo, Aera and Blacksand Energy Partners, L.P. (“Blacksand”) dated September 9, 2003.

8.	Land Development License Agreement between Nuevo, Aera and Blacksand dated September 9, 2003 and Memorandum to Land Development License Agreement between Nuevo and Aera dated September 9, 2003, which Memorandum shall be recorded in Aera’s sole discretion.

9.	License Agreement between Nuevo and Aera dated September 9, 2003.

10.	License Agreement between Nuevo and W B Scott Investment Company dated April 7, 1925.

11.	Consent Agreement between Nuevo and Shell Oil Company dated July 10, 1951.

12.	Agreement between Nuevo and General Petroleum dated February 17, 1939.

13.	Permit between Nuevo and Orange County Flood Control District dated August 10, 1962.

14.	Amended Easement between Nuevo and Secretary of the Army dated July 20, 1994.

15.	Water Line Agreement between Union Oil Company of California and Thompson Drilling Company dated March 29, 1988, as amended.

16.	Brea Canon Oil Company to General Petroleum Corporation dated May 1921.

17.	Master Services Agreement dated June 17, 2003 by and between Nuevo Energy Company, as Client and Tetra Tech, Inc., as Contractor (Technical Support for Remediation Services).

Contracts Relating to Entitlement Efforts at Tonner Hills

1.	Letter Agreements dated March 19, 2001 and October 1, 2002, by and between Deborah Linn Associates and Nuevo.

2.	Contract dated February 8, 2001, by and between Culbertson, Adams & Associates and Nuevo, as amended by letter dated July 16, 2002.

3.	Proposal dated June 18, 2002, from Earth Consultants International to Nuevo.

Attachment 2

4.	Professional Service Agreement dated April 17, 2001, by and between The Keith Companies, Inc. and Nuevo.

5.	Professional Services Agreement dated June 15, 1998, by and between QST Environmental, Inc. and Nuevo, as amended February 27, 2002.

Contracts Relating to Revegetation Efforts at Tonner Hills

1.	Contract Agreement dated September 10, 2003 by and between Nuevo Energy Company, as Client and Nature’s Image, Inc., as Contractor (82 Acre Revegetation).

2.	Contract Agreement dated September 10, 2003 by and between Nuevo Energy Company, as Client and Nature’s Image, Inc., as Contractor (14 Acre Revegetation).

3.	Contract Agreement dated September 10, 2003 by and between Nuevo Energy Company, as Client and Nature’s Image, Inc., as Contractor (20 Acre Revegetation).

Attachment 2

ATTACHMENT 3

List of Recorded Rights of Way and Contracts

     Easements, Licenses, Rights-of-Way, etc.

			Date
			Recording		Schedule 1.1(c)	Green Map
File Number	Document Type	Dated	Information	Grantor	Order #	#’s

	ROW	4/8/63	4/19/63 6515/482	Pacific Lighting Gas Supply Co.	7	N/A (31.7)

	ROW	2/13/65	2/23/65 7422/249	Pacific Lighting Gas Supply Co.	8	317

	Easement	1/15/51	3/15/51 2158/495	UNOCAL

	Easement	8/23/88	5/9/89 89-243784	UNOCAL

502	ROW	2/22/08	39795	Industrial Oil CO	5	601

5254	ROW		5/17/2001 58/365 Deeds	Brea Canon Oil CO.	22	602

5254A	ROW		4/28/1930 382/44 OR	Brea Canon Oil CO.	23	602

52980.1	ROW		4/28/1955 3047/183 OR	W B Scott Investment Company	44	612

53755	Easement		9/27/43 1215/34 OR	Anaheim Union Water Company	52

53755.2	Mod.		6/7/49 1855/8 OR	Anaheim Union Water Company	53

53755.3	Mod.		9/23/66 8057/221 OR	Anaheim Union Water Company	54

53755.4	Easement		1/7/71 9512/924 OR	State of California	55

53755.5	Easement		11/18/71 9892/217 OR	State of California	56

53755.7	ROW		9/26/72 10343/735 OR	Anaheim Union Water Company	58

53755.8	Assignment		11/29/72 10465/69 OR	Continental Mobile Housing, Inc.	59

54507	ROW		1/23/11 195/212 Deeds	Pacific Electric Land C	76

57241	Easement		9/30/70 451/102 OR	State of California	112	630

57595	ROW		3/16/77 12106/802 OR	Moreland Develop C	123

57595.1	ROW		6/8/77 12233/501 OR	Moreland Develop C	124

			Date
			Recording		Schedule 1.1(c)	Green Map
File Number	Document Type	Dated	Information	Grantor	Order #	#‘s

57633.1	ROW		7/24/78 1269/1868 OR	IPS, A General Partnshp	125

57667	ROW		12/14/79 13437/789 OR	Moreland Develop C	126

57848	Grant of Easement		11/24/86 86/619178 OR	Fairway Associates	129

57981	ROW		11/2/89 80-59276 DOC	Sanitation, Inc.	136	500

58049	ROW		1/25/93 93-054367 DOC	Sanitation, Inc	137	500

62528			6/23/54 2755/502 OR	UNOCAL	140

7070.35	Deed		5/21/58 4291/396 OR	UNOCAL	159

7070.44	ROW		1/17/64 6886/922 OR	UNOCAL	160

7176.19	Deed		12/28/73 11044/678 OR	UNOCAL	168

7176.2	Deed		11/15/47 1599/131 OR	UNOCAL	169

	ROW		5-15-97 Document No. 19970226200	UNOCAL	A	666

	Deed	8/9/98	8-14-98 1998- 0533265	UNOCAL	A	736

19990774980	Easement & Agreement		11/5/1999 Doc. No. 19990774980	Unocal and Nuevo	A	402

Contracts/Agreements

     (1)  The Indenture, as amended, by and between Union Oil Company of California and Columbia Oil Producing Company dated February 26, 1901.

     (2)  Agreement Between Adjacent Landowners dated effective as of October 9, 2001 by and between Nuevo and Brea Walden, LLC, to the extent previously described in the Agreement at Section 5.37, said Agreement Between Adjacent Landowners being filed of record October 9, 2001, Instrument No. 20010710857 in the official records of Orange County, California.

     (3)  Pipeline Easement Agreement dated September 13, 2002 by and between Union Oil of California and Nuevo Energy Company, said Memorandum of Pipeline Easement being filed of record December 6, 2002, Instrument No. 2002001104088 in the official records of Orange County, California.

(4) Development Agreement dated December 4, 2002, between Nuevo and County of Orange, said Development Agreement being filed of record February 14, 2003, Instrument No. 2003000171873 in the official records of Orange County, California.

Additional Easements

Date	Grantor	Grantee	Rec. Bk./Pg

12/14/1896	The Stearns Ranchos Company	Union Oil Company of California	7/10/97 30/11

2/21/1928	Brea Canon Oil Company	Waste Water Disposal Company	2/24/28 137/139

8/11/1986	City of Brea (County of Orange)	Union Oil Company of California	8/12/86 86-357255

10/16/1958	Collier Carbon and Chemical Corporation	Union Oil Company of California	11/3/58 4470/10

5/7/1996	Nuevo Energy Company	Union Oil Company of California, dba UNOCAL	5/26/1996 Inst. 19960254739

5/12/1902	The Steams Ranchos Company	Pacific Coast Oil Company	6/25/02 75/254

12/14/1896	The Stearns Ranchos Company	Union Oil Company of California	7/10/97 30/11

4/19/1913	Union Oil Company of California	Pacific Light & Power Corporation	12/15/13 244/37

8/30/1928	Union Oil Company of California	County of Orange	11/8/28 220/38

9/17/1940	Union Oil Company of California	The Metropolitan Water District of Southern California	10/29/40 1067/308

2/11/1954	Union Oil Company of California	Amoniaco Corporation	2/16/54 2670/114

6/7/1957	Union Oil Company of California	Brea Chemical, Inc.	6/10/57 3936/324

4/1/1958	Union Oil Company of California	The Metropolitan Water District of Southern California	5/21/58 4291/400

7/27/1962	Union Oil Company of California	Boy Scouts of America, Los Angeles Area Council	8/1/62 6245/654

Date	Grantor	Grantee	Rec. Bk./Pg

10/2/1962	Union Oil Company of California	Southern California Edison Company	1/18/63 6399/705

Amended by unrecorded Amendment of Easement dated August 4, 2003 by Nuevo Energy Company, as Grantor to Southern California Edison Company, as Grantee.

3/1/1977	Union Oil Company of California	Southern California Edison Company	3/29/77 12123/814

9/18/1978	Union Oil Company of California	Southern California Edison Company	2/5/79 13024/1157

1/26/1982	Union Oil Company of California	Mobil Oil Corporation	3/31/82 Inst. 82-340271 (Los Angeles County)

9/13/1984	Union Oil Company of California	City of Brea	10/11/84 84-421551

9/10/1985	Union Oil Company of California	City of Brea	10/7/85 85-382994

7/3/1986	Union Oil Company of California	City of Brea	8/13/86 86-359858

9/2/1986	Union Oil Company of California	Brea H.O.P.E Inc.	10/1/86 86-459482

5/8/1987	Union Oil Company of California	City of Brea	5/11/87 87-26083

3/18/1996	Union Oil Company of California	City of Brea	3/29/96 Inst. 19960153323

3/18/1996	Union Oil Company of California	City of Brea	3/29/96 Inst. 19960153324

3/18/1996	Union Oil Company of California	City of Brea	3/29/96 Inst. 19960153322

3/18/1996	Union Oil Company of California	City of Brea	3/29/96 Inst. 1996013321

11/29/1988	Union Oil Company of California & Shell Oil Company	City of Brea	1/16/69 884/518

9/25/1995	Union Oil Company of California dba Unocal	UNOCAL California Pipeline Company	12/18/95 19950565134

Date	Grantor	Grantee	Rec. Bk./Pg

5/17/1988	Union Oil Company of California, dba UNOCAL	Southern California Edison Company	6/7/88 Inst. 88-268095

9/15/1995	Union Oil Company of California, dba UNOCAL	UNOCAL California Pipeline Company	10/25/95 Inst. 19950473641

12/11/1995	Union Oil Company of California, dba UNOCAL	Southern California Edison Company	1/4/96 Inst. 19960004773

1/14/1915	Union Oil Company of California, Columbia Oil Producing Company, General Petroleum Company	County of Orange	1/21/16 280/244

4/17/1954	Union Oil Company of California	The Metropolitan Water District of Southern California	7/8/54 2766/268

8/23/1988	Union Oil Company of California	Southern California Edison Company	5/9/1989 89-243784

Amended by unrecorded Amendment of Easement dated August 4, 2003 by Nuevo Energy Company, as Grantor to Southern California Edison Company, as Grantee.

Revised 12/1/03

EXHIBIT G

RECORDING REQUESTED BY AND WHEN
RECORDED MAIL TO:

Tonner Hills SSP, LLC
603 S. Valencia Avenue
Brea, CA 92823
Attention: Alan Toffoli

MAIL TAX STATEMENTS TO ADDRESS ABOVE

SHEA GRANT DEED

     FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, NUEVO ENERGY COMPANY, a Delaware corporation (“Nuevo” or “Grantor”), hereby grants to TONNER HILLS SSP, LLC, a Delaware limited liability company (“Grantee”), the following described real property (“Land” or “Property”) in the County of Orange, State of California:

PARCEL 1:	The fee, surface interest in the real property described in Attachment No. 1 which is incorporated herein by this reference.
PARCEL 2:	The real property interests described in Attachment No. 2, which is incorporated herein by this reference.

SUBJECT TO:

     1.     General and special real property taxes and assessments and supplemental taxes and assessments, if any, which are not delinquent, including those assessed as a result of this conveyance.

     2.     All matters contained in the Mineral Grant Deed from Grantor to BlackSand Partners, L.P., dated February 28, 2003, recorded on February 28, 2003 as Instrument No. 2003000226060, in the Official Records of Orange County, California;

     3.     That certain Agreement between Adjacent Landowners, dated October 9, 2001, between Grantor and Brea Walden, LLC, regarding, among other things, the construction and location of slopes and the disposition and use of export spoils, recorded as Instrument No. 20010710857 on October 9, 2001 in the Official Records of Orange County, California.

Exhibit “G”

Revised 12/1/03

     4.     That certain Temporary Easement and Transfer Agreement between Grantor and Brea Olinda Venture, LLC, dated June 6, 2001, whether a matter of record or not.

     5.     That certain Storm Drain Easement between Grantor and Brea Olinda Venture, LLC, dated November 3, 2000, whether a matter of record or not.

     6.     That certain Declaration of Development Covenants, Conditions and Restrictions, Exhibit “I” to the PSA (“Declaration”), of even date herewith and recorded on such date immediately prior to this Grant Deed.

     7.     That certain Easement Agreement between Grantor and Grantee of even date herewith, Exhibit “M” to the PSA, recorded concurrently with this Grant Deed, conveying certain easements and rights from Grantee to Grantor with respect to the Land.

     8.     That certain, unrecorded Mineral Purchase and Sale Agreement (described in Section 5.30 of the PSA) between Grantor and BlackSand Partners, L.P., dated February 28, 2003, including without limitation Exhibits A through L thereto.

     9.     That certain, unrecorded (a) Oil Accommodation and Surface Development Agreement between Grantor and Aera Energy LLC, dated September 9, 2003, Exhibit “O” to the PSA, and (b) Hover Agreement (described in Section 1.1.28 of the PSA), including without limitation all Exhibits to each of them.

     10.     All other covenants, conditions, restrictions, reservations, privileges, rights, rights-of-way, dedications, offers of dedication, easements, obligations, requirements and other matters of record or apparent, including without limitation, those contained in Attachment No. 3, hereto.

     11.     All easements, licenses, rights and rights-of-way regarding the Land and all contracts, agreements and other documents/materials relating thereto (described in Attachment “4” to the Declaration and appended hereto as Attachment No. 4), whether or not a matter of record; and that certain (a) unrecorded Unocal Asset Purchase Agreement described in Section 5.32 of the PSA and (b) Corporate Guaranty attached to the PSA as Exhibit “P.”

PROVIDED, HOWEVER, THAT THE SUBSEQUENT GRANT OF ANY PORTION OF THE LAND TO THE OWNER OF A HOME AT THE LAND SHALL NOT BE SUBJECT TO ANY OF THE MATTERS IN PARAGRAPHS 1 THROUGH 11, ABOVE, SOLELY BY VIRTUE OF THE INCLUSION OF SUCH PARAGRAPHS IN THIS GRANT DEED; OTHERWISE THE EFFECT OF SUCH PARAGRAPHS 1 THROUGH 11 SHALL REMAIN UNCHANGED AND THE PARAGRAPHS IN FULL FORCE AND EFFECT ACCORDING TO THEIR TERMS.

All defined terms in that certain Purchase and Sale Agreement for the Land between Grantor and Grantee of even date herewith, to which this Grant Deed is Exhibit G, are incorporated herein by this reference (“Agreement” or “PSA”).

Exhibit “G”

Revised 12/1/03

     IN WITNESS WHEREOF, Grantor has executed this Grant Deed on the day and year hereafter written.

Dated:	NUEVO ENERGY COMPANY, a Delaware corporation

By:

Name:

Title:

By:

Title:

GRANTOR

Exhibit “G”

Revised 12/1/03

ACCEPTANCE: Grantee hereby accepts this Grant Deed on the terms and conditions herein stated.

Dated: _______________

TONNER HILLS SSP, LLC, a Delaware limited liability company

By: Standard Pacific of Tonner Hills, LLC, a Delaware limited liability company, a member

By: Standard Pacific Corp., a Delaware corporation, its sole member

By:
Title:

By:
Title:

By: Shea Tonner Hills, LLC, a Delaware limited liability company, a member

By: Shea Homes Limited Partnership, a California limited partnership, its sole member

By: J.F. Shea LLC, a Delaware limited liability company, its General Partner

By:
Title:

By:
Title:

GRANTEE

Exhibit “G”

Revised 12/1/03

State of California	)
)
County of Orange	)

     On       before me,        , personally appeared       , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature

State of California	)
)
County of Orange	)

     On         before me,        , personally appeared        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature

Exhibit “G”

ATTACHMENT NO. 1

TO

GRANT DEED

PARCEL 1: LEGAL DESCRIPTION OF SHEA DEVELOPMENT AREAS

Attachment 1 to Exhibit “G”

LEGAL DESCRIPTION

THOSE PORTIONS OF TRACT NO. 16178, IN THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK         , PAGES          THROUGH          INCLUSIVE OF MISCELLANEOUS MAP, IN THE OFFICE OF THE COUNTY RECORDER, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOTS 1 THROUGH 8, 10 AND 20, TOGETHER WITH LETTERED LOTS A, B, C, AND D OF SAID TRACT NO. 16178

CONTAINING: 210.149 ACRES, MORE OR LESS

ALSO AS SHOWN ON A DEPICTION, ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF.

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

PREPARED BY OR UNDER THE DIRECTION OF:

-s- KATHLEEN SUSAN TETREAULT KATHLEEN SUSAN TETREAULT, P.L.S. 7297 MY LICENSE EXPIRES 12/31/2004

December 4, 2003 JN: 13207.00.000

SHEET 1 OF 1

DEPICTION

TOTAL OVERALL = ± 210.153 AC.

TRACT 16178 (LETTERED)	
LOT A	±12.579 AC.
LOT B	±0.528 AC.
LOT C	±0.209 AC.
LOT D	±1.912 AC.
TOTAL	± 15.228 AC.

TRACT 16178 (NUMBERED)	
LOT 1	±15.432 AC.
LOT 2	±10.472 AC.
LOT 3	±42.524 AC.
LOT 4	±38.957 AC.
LOT 5	±23.904 AC.
LOT 6	±34.950 AC.
LOT 7	±13.218 AC.
LOT 8	±4.830 AC.
LOT 10	±9.771 AC.
LOT 20	±0.863 AC.
TOTAL	± 194.921 AC.

SCALE: 1" = 1500'

LOT 18
LOT 15
TRACT NO. 16178
LOT 11
LOT 12
LOT 7
LOT B
CARMICHAEL DRIVE
57 FREEWAY
LOT 19
LOT 21
WILDCAT WAY
LOT 13
M.M. ___/___
LOT 6
LOT 5
LOT 4
LOT 14
LOT 17
OR 8846/971
LOT 16
VALENCIA AVE.
LOT 1
LOT D
LOT 8
LOT 10
LOT A
LOT C
LOT 2
LOT 9
LOT 3
LOT 20
LAMBERT ROAD
KRAEMER BLVD.

LICENSED LAND SURVEYOR
KATHLEEN SUSAN TETREAULT
Exp. 12/31/04
No. 7297
STATE OF CALIFORNIA

THIS EXHIBIT WAS PREPARED BY ME OR UNDER MY DIRECTION.

The Keith Companies TKC

19 TECHNOLOGY DRIVE, IRVINE, CA 92618 (949) 923-6000

J.N. 13207.00.000	DATE: 12/04/03

Attachment 2 to Exhibit “G”

ATTACHMENT NO. 2

TO

GRANT DEED

PARCEL 2: Non-Exclusive Corridor Easement, Street Easement and Drainage Easement burdening the Adjacent Property

Attachment 2 to Exhibit “G”

ATTACHMENT NO. 2 A

CORRIDOR EASEMENT

     A non-exclusive, subsurface easement and nonexclusive surface easement (“Corridor Easement”) on, over and under the Adjacent Property (owned by Brea Walden, LLC (“Walden”)) for ingress, egress and access to and from, and the construction, installation, maintenance, replacement, repair, removal, reconstruction and other uses (collectively, “uses”) of (a) electric, gas, telephone, water, sewer, drainage, and all other wet and dry utilities, (b) cable television and other telecommunications and/or data transmission lines and facilities, and (c) other uses and facilities in connection with its development of the Land as a master-planned community (the location of the Corridor Easement is attached hereto); provided that the construction and installation of such facilities shall not unreasonably interfere with Grantor’s and BlackSand Partners, L.P.’s Oil Operations or Walden’s development of the Adjacent Property, and after grading thereof has been completed, Grantee shall repair any damage to the surface of the Adjacent Property caused by its activity thereon; and provided further that Grantee shall construct and maintain landscaping on and over the surface of the Corridor Easement compatible with its development of the Land and Walden’s development of the Adjacent Property.

Attachment 2A to Exhibit “G”

GRANT DEED

ATTACHMENT "2"

TENTATIVE TRACT NO. 16047
LOTS "A" & "F"

SHEET 1 OF 1 SHEETS

BEARING TABLE
NO. | BEARING | DISTANCE
L1 | SOUTH | 6.05'
L2 | NORTH | 14.12'
L3 | S07°50'05"E | 87.46'
L4 | S81°51'01"W | 25.00'
L5 | N07°50'05"W | 91.09'
CURVE TABLE
NO. | DELTA | RADIUS | LENGTH
C1 | 33°55'32" | 45.00' | 26.65'
"A" STREET
R.S. NO. 91-1007
T.T.M. 16047
P.O.B.
PARCEL B
(PROPOSED LOT A)
N'LY LINE OF
ANNEXATION No. 3-76
12265/1781 O.R.
P.O.B.
PARCEL A
(PROPOSED LOT F)
N34°46'02"W (RAD)
N00°50'30"W (RAD)
25.24'
25.00'
232.10'
N89°53'53"W 723.50'
466.40'
COUNTY OF ORANGE
CITY OF BREA
LAMBERT ROAD
SCALE: 1" = 160'
R.S.B. 133/41-46
122.03'
E'LY LINE
NE COR.
SE 1/4
SECTION 7
P.O.C.
NE COR.
SE 1/4
SECTION 7
543.66'
S00°10'32"W 665.87'
R.S.B. 13/8
R.S.B. 81/12

ATTACHMENT “2”
TENTATIVE TRACT NO. 16047
LOTS “A” & “F”

THOSE PORTIONS OF THE SOUTHEAST QUARTER OF SECTION 7. IN THE RANCHO SAN JUAN CAJON DE SANTA ANA, IN THE CITY OF BREA. STATE OF CALIFORNIA AS SHOWN ON RECORD OF SURVEY NO. 91-1007 FILED IN BOOK 133 PAGES 41 THROUGH 46 INCLUSIVE OF RECORDS OF SURVEY IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, ALSO DESCRIBED AS A PORTION OF THE LAND DESCRIBED IN A. BILL OF SALE AND ASSIGNMENT, RECORDED APRIL 10, 1996 AS INSTRUMENT NO. 19960175928 OF OFFICIAL RECORDS. IN THE OFFICE OF SAID COUNTY RECORDER. MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL A (TENTATIVE TRACT NO. 16047 LOT “F”)

COMMENCING AT THE NORTHEAST CORNER OF SAID SOUTHEAST QUARTER OF SECTION 7 ;

THENCE ALONG THE EASTERLY LINE OF SAID SOUTHEAST QUARTER OF SECTION 7 SOUTH 00°10'32'' WEST 543.66 FEET TO A POINT ON THE NORTHERLY LINE OF THE CITY OF BREA ANNEXATION NO. 3-76. AS DESCRIBED IN RESOLUTION NO. 77-45 RECORDED JUNE 28, 1977. IN BOOK 12265, PAGE 1781 OF OFFICIAL RECORDS IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE ALONG SAID NORTHERLY LINE OF SAID ANNEXATION NORTH 89°53'53''W 466.40 FEET TO THE POINT OF BEGINNING;

THENCE SOUTH 6.05 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE SOUTHERLY, AND HAVING A RADIUS OF 45.00 FEET. A RADIAL LINE THROUGH SAID POINT BEARS NORTH 00050'30'' WEST, SAID POINT BEING ON THE RIGHT-OF-WAY OF PROPOSED STREET “A”;

THENCE WESTERLY ALONG SAID CURVE AND RIGHT-OF-WAY 26.65 FEET THROUGH A CENTRAL ANGLE OF 33°55'32'';

THENCE NORTH 14.12 FEET TO SAID NORTHERLY LINE;

THENCE ALONG SAID NORTHERLY LINE SOUTH 89°53'53'' EAST 25.00 FEET TO THE POINT OF BEGINNING.

PARCEL B (TENTATIVE TRACT NO. 16047 LOT “A” )

COMMENCING AT THE NORTHEAST CORNER OF SAID SOUTHEAST QUARTER OF SECTION 7 ;

THENCE ALONG THE EASTERLY LINE OF SAID SOUTHEAST QUARTER OF SECTION 7 SOUTH 00° 10'32'' WEST 543.66 FEET TO A POINT ON THE NORTHERLY LINE OF THE CITY OF BREA ANNEXATION NO. 3-76. AS DESCRIBED IN RESOLUTION NO. 77-45 RECORDED

JUNE 28, 1977, IN BOOK 12265, PAGE 1781 OF OFFICIAL RECORDS IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE ALONG SAID NORTHERLY LINE OF SAID ANNEXATION NORTH 89°53'53''W 723.50 FEET TO THE POINT OF BEGINNING;

THENCE SOUTH 07°50'05'' EAST 87.46 FEET TO A POINT ON THE RIGHT-OF-WAY OF PROPOSED STREET “A”;

THENCE ALONG SAID RIGHT-OF-WAY SOUTH 81°51'01'' WEST 25.00 FEET;

THENCE NORTH 07°50'05'' WEST 91.09 FEET TO SAID NORTHERLY LINE;

THENCE ALONG SAID NORTHERLY LINE SOUTH 89°53'53'' EAST 25.24 FEET TO THE POINT OF BEGINNING.

ALSO AS SHOWN ON EXHIBIT “B”, ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF.

THIS DESCRIPTION HAS BEEN PREPARED FOR “LAND OWNER AGREEMENT” PURPOSES AND MAY NOT BE USED FOR THE CONVEYANCE, FINANCING OR LEASING OF LAND, EXCEPT AS PROVIDED FOR IN LOCAL ORDINANCE AND THE SUBDIVISION MAP ACT, A DIVISION OF THE GOVERNMENT CODE OF THE STATE OF CALIFORNIA

SUBJECT TO COVENANTS. CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD. IF ANY.

ATTACHMENT NO. 2 B

STREET EASEMENT

     A non-exclusive easement (“Street Easement”) on, over and under the streets on the Adjacent Property for ingress, egress and access to and from, and the construction, installation, maintenance, replacement, repair, removal, reconstruction and other uses of (a) electric, gas, telephone, water, sewer, drainage, and all other wet and dry utilities, (b) cable television and other telecommunications and/or data transmission lines and facilities, and (c) other facilities in connection with its development of the Land as a master-planned community (the location of the Street Easement is attached hereto); provided that the use of such facilities shall not unreasonably interfere with Grantor’s or BlackSand Partners, L.P.’s Oil Operations or Walden’s development of the Adjacent Property, and after grading thereof has been completed, Grantee shall repair any damage to the streets and surface of the Adjacent Property caused by its activity thereon.

Attachment 2B to Exhibit “G”

SHEET 1 OF 3 SHEETS

ATTACHMENT 2B

STREET EASEMENT

SCALE: 1" = 80'
"A" STREET

5/20/2001

SHEET 2 OF 3 SHEETS

ATTACHMENT 2B

STREET EASEMENT

SCALE: 1" = 80'
STREET
"A" STREET
18
17
16
15
14
13
12
11
10
9
8
7
34
35
36
37
38
39
40
41
42
43
44
45

5/20/2003

ATTACHMENT 2B

STREET EASEMENT

SHEET 3 OF 3 SHEETS

SCALE: 1" = 80'

"A" STREET
27
26
25
24
23
22
21
20
19
18
17
16
28
29
30
31
32
33
34
35
36
D
B

ATTACHMENT NO. 2 C

DRAINAGE EASEMENT

     A non-exclusive easement on, over and under the Adjacent Property for drainage purposes from the Land (as shown on the attachment hereto), as well as the right to connect to and discharge and drain through, any water, sewer and other facilities constructed by Walden on, over and under the Adjacent Property.

Attachment 2C to Exhibit “G”

EXHIBIT “4A”
LOTS 56 STORM DRAIN EASEMENT

THAT PORTION OF THE SOUTHEAST QUARTER OF SECTION 7. IN THE RANCHO SAN JUAN CAJON DE SANTA ANA, IN THE CITY OF BREA, STATE OF CALIFORNIA AS SHOWN ON RECORD OF SURVEY NO. 91-1007 FILED IN BOOK 133 PAGES 41 THROUGH 46 INCLUSIVE OF RECORDS OF SURVEY IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, ALSO DESCRIBED AS A PORTION OF THE LAND DESCRIBED IN A, BILL OF SALE AND ASSIGNMENT, RECORDED APRIL 10, 1996 AS INSTRUMENT NO. 19960175928 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A STRIP OF LAND BEING 20.00 FEET WIDE THE CENTERLINE BEING DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID SOUTHEAST QUARTER OF SECTION 7;

THENCE ALONG THE EASTERLY LINE OF SAID SOUTHEAST QUARTER OF SECTION 7 SOUTH 00°10'32'' WEST 543.66 FEET TO A POINT ON THE NORTHERLY LINE OF THE CITY OF BREA ANNEXATION NO. 3-76, AS DESCRIBED IN RESOLUTION NO. 77-45 RECORDED JUNE 28, 1977, IN BOOK 12265, PAGE 1781 OF OFFICIAL RECORDS IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE ALONG SAID NORTHERLY LINE OF SAID ANNEXATION NORTH 89°53'53'' W 237.23 FEET TO THE POINT OF BEGINNING;

THENCE SOUTH 42°02'32'' WEST 27.29 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 87.50 FEET;

THENCE 85.90 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 56°14'57'';

THENCE SOUTH 14°12'24'' EAST 57.06 FEET TO THE NORTHERLY RIGHT-OF-WAY OF LAMBERT ROAD, BEING 120.00 FEET WIDE, AS SHOWN ON SAID RECORD OF SURVEY.

CONTAINING 0.7 ACRES MORE OR LESS

THE SIDELINES OF SAID STRIP SHALL BE LENGTHENED OR SHORTENED TO TERMINATE NORTHERLY ON THE NORTHERLY LINE OF SAID ANNEXATION, AND SOUTHERLY ON THE NORTHERLY RIGHT-OF-WAY OF SAID LAMBERT ROAD.

ALSO AS SHOWN ON EXHIBIT “4A”, ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF.

THIS DESCRIPTION HAS BEEN PREPARED FOR “LAND OWNER AGREEMENT” PURPOSES AND MAY NOT BE USED FOR THE CONVEYANCE, FINANCING OR LEASING OF LAND, EXCEPT AS PROVIDED FOR IN LOCAL ORDINANCE AND THE SUBDIVISION MAP ACT, A DIVISION OF THE GOVERNMENT CODE OF THE STATE OF CALIFORNIA

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

EXHIBIT "4B"

LOT 56 STORM DRAIN EASEMENT

BEARING TABLE		
NO.	BEARING	DISTANCE
L1	S 42°02'32" W	18.30'
L2	S 14°12'24" E	57.89'
L3	S 71°01'43" W	20.07'

CURVE TABLE			
NO.	DELTA	RADIUS	LENGTH
C1	56°14'57"	87.50'	85.90'

P.O.C.
7
8
NE COR
SE 1/4
SECTION 7
E'LY LINE
SE 1/4
SECTION 7
N 00°10'32" W 543.66'
SCALE: 1" = 80'
R.S. NO. 91-1007
P.O.B.
N'LY LINE OF
ANNEXATION NO.
12265/1781 OR
R.S.B. 133/41-46
L1
S 89°53'53" E 237.23'
TTM 16047
F
ST. "A"
C1
56
0.07 ±AC.
55
54
53
52
20'
10'
10'
L2
L3
60'
120'
LAMBERT ROAD
60'

ATTACHMENT NO. 3

TO

GRANT DEED

(List of Recorded Rights of Way and Contracts — Same as Attachment 3 to Non-Exclusive
Assignment and Bill of Sale)

Attachment 3 to Exhibit “G”

List of Recorded Rights of Way and Contracts

Easements, Licenses, Rights-of-Way, etc.

			Date
			Recording		Schedule 1.1 (c)	Green Map
File Number	Document Type	Dated	Information	Grantor	Order #	#’s

	ROW	4/8/63	4/19/63 6515/482	Pacific Lighting Gas Supply Co.	7	N/A (31.7)

	ROW	2/13/65	2/23/65 7422/249	Pacific Lighting Gas Supply Co.	8	317

	Easement	1/15/51	3/15/51 2158/495	UNOCAL

	Easement	8/23/88	5/9/89 89-243784	UNOCAL

502	ROW	2/22/08	39795	Industrial Oil CO	5	601

5254	ROW		5/17/2001 58/365 Deeds	Brea Canon Oil CO	22	602

5254A	ROW		4/28/1930 382/44 OR	Brea Canon Oil CO	23	602

52980.1	ROW		4/28/1955 3047/183 OR	W B Scott Investment Company	44	612

53755	Easement		9/27/43 1215/34 OR	Anaheim Union Water Company	52

53755.2	Mod		6/7/49 1855/8 OR	Anaheim Union Water Company	53

53755.3	Mod		9/23/66 8057/221 OR	Anaheim Union Water Company	54

53755.4	Easement		1/7/71 9512/924 OR	State of California	55

53755.5	Easement		11/18/71 9892/217 OR	State of California	56

53755.7	ROW		9/26/72 10343/735 OR	Anaheim Union Water Company	58

53755.8	Assignment		11/29/72 10465/69 OR	Continental Mobile Housing, Inc.	59

54507	ROW		1/23/11 195/212 Deeds	Pacific Electric Land C	76

57241	Easement		9/30/70 451/102 OR	State of California	112	630

57595	ROW		3/16/77 12106/802 OR	Moreland Develop C	123

57595.1	ROW		6/8/77 12233/501 OR	Moreland Develop C	124

			Date
			Recording		Schedule 1.1 (c)	Green Map
File Number	Document Type	Dated	Information	Grantor	Order #	#’s

57633.1	ROW		7/24/78 1269/1868 OR	IPS, A General Partnshp	125

57667	ROW		12/14/79 13437/789 OR	Moreland Develop C	126

57848	Grant of Easement		11/24/86 86/619178 OR	Fairway Associates	129

57981	ROW		11/2/89 80-59276 DOC	Sanitation, Inc.	136	500

58049	ROW		1/25/93 93-054367 DOC	Sanitation, Inc	137	500

62528			6/23/54 2755/502 OR	UNOCAL	140

7070.35	Deed		5/21/58 4291/396 OR	UNOCAL	159

7070.44	ROW		1/17/64 6886/922 OR	UNOCAL	160

7176.19	Deed		12/28/73 11044/678 OR	UNOCAL	168

7176.2	Deed		11/15/47 1599/131 OR	UNOCAL	169

	ROW		5-15-97 Document No. 19970226200	UNOCAL to NUEVO	A	666

	Deed	8/9/94	8-14-98 1998-0533265	UNOCAL to NUEVO	A	736

19990774980	Easement & Agreement		11/5/1999 Doc. No. 19990774980	Unocal and Nuevo	A	402

Contracts/Agreements

     (1)  The Indenture, as amended, by and between Union Oil Company of California and Columbia Oil Producing Company dated February 26, 1901;

Additional Easements

     (1)  Nuevo to UNOCAL dated May 7, 1996, recorded May 21, 1996 as Doc. #19960254739.

     (2)  UNOCAL to UNOCAL California Pipeline Co. dated September 25, 1995, recorded December 19, 1995 as Doc. # 19950565134.

Date	Grantor	Grantee	Rec. Bk./Pg

12/14/1896	The Steams Ranchos Company	Union Oil Company of California	7/10/97 30/11

2/21/1928	Brea Canon Oil Company	Waste Water Disposal Company	2/24/28 137/139

8/11/1986	City of Brea (County of Orange)	Union Oil Company of California	8/12/86 86-357255

10/16/1958	Collier Carbon and Chemical Corporation	Union Oil Company of California	11/3/58 4470/10

5/7/1996	Nuevo Energy Company	Union Oil Company of California, dba UNOCAL	5/26/1996 Inst. 19960254739

5/12/1902	The Stearns Ranchos Company	Pacific Coast Oil Company	6/25/02 75/254

12/14/1896	The Stearns Ranchos Company	Union Oil Company of California	7/10/97 30/11

4/19/1913	Union Oil Company of California	Pacific Light & Power Corporation	12/15/13 244/37

8/30/1928	Union Oil Company of California	County of Orange	11/8/28 220/38

9/17/1940	Union Oil Company of California	The Metropolitan Water District of Southern California	10/29/40 1067/308

2/11/1954	Union Oil Company of California	Amoniaco Corporation	2/16/54 2670/114

6/7/1957	Union Oil Company of California	Brea Chemical, Inc.	6/10/57 3936/324

4/1/1958	Union Oil Company of California	The Metropolitan Water District of Southern California	5/21/58 4291/400

7/27/1962	Union Oil Company of California	Boy Scouts of America, Los Angeles Area Council	8/1/62 6245/654

10/2/1962	Union Oil Company of California	Southern California Edison Company	1/18/63 6399/705

3/1/1977	Union Oil Company of California	Southern California Edison Company	3/29/77 12123/814

9/18/1978	Union Oil Company of California	Southern California Edison Company	2/5/79 13024/1157

Date	Grantor	Grantee	Rec. Bk./Pg

1/26/1982	Union Oil Company of California	Mobil Oil Corporation	3/31/82 Inst. 82-340271 (Los Angeles County)

9/13/1984	Union Oil Company of California	City of Brea	10/11/84 84-421551

9/10/1985	Union Oil Company of California	City of Brea	10/7/85 85-382994

7/3/1986	Union Oil Company of California	City of Brea	8/13/86 36-359858

9/2/1986	Union Oil Company of California	Brea H.O.P.E Inc.	10/1/86 86-459482

5/8/1987	Union Oil Company of California	City of Brea	5/11/87 87-26083

3/18/1996	Union Oil Company of California	City of Brea	3/29/96 Inst. 19960153323

3/18/1996	Union Oil Company of California	City of Brea	3/29/96 Inst. 19960153324

3/18/1996	Union Oil Company of California	City of Brea	3/29/96 Inst. 19960153322

3/18/1996	Union Oil Company of California	City of Brea	3/29/96 Inst. 1996013321

11/29/1988	Union Oil Company of California & Shell Oil Company	City of Brea	1/16/69 884/518

9/25/1995	Union Oil Company of California dba Unocal	UNOCAL California Pipeline Company	12/18/95 19950565134

5/17/1988	Union Oil Company of California, dba UNOCAL	Southern California Edison Company	6/7/88 Inst. 88-268095

9/15/1995	Union Oil Company of California, dba UNOCAL	UNOCAL California Pipeline Company	10/25/95 Inst. 19950473641

12/11/1995	Union Oil Company of California, dba UNOCAL	Southern California Edison Company	1/4/96 Inst. 19960004773

Date	Grantor	Grantee	Rec. Bk./Pg

1/14/1915	Union Oil Company of California, Columbia Oil Producing Company, General Petroleum Company	County of Orange	1/21/16 280/244

4/17/1954	Union Oil Company of California	The Metropolitan Water District of Southern California	7/8/54 2766/268

ATTACHMENT NO. 4

TO

GRANT DEED

Attachment 4 to Exhibit “G”

     List of Unrecorded Contracts, Agreements, Easements and Licenses

Contracts

     (1)  The Commercial Lease and Agreement between Nuevo Energy Company, as Lessor, and Brea Green Recycling, Inc., as Lessee,-dated February 1, 1997;

     (2)  The Letter Agreement between Haynes Apiaries and Union Oil Company of California dated December 29, 1992, as amended;

     (3)  The Easement Agreement for Storm Drain Improvement between Nuevo Energy Company and Brea Olinda Venture L. L. C. dated November 3, 2000,

     (4)  Asset Purchase Agreement dated February 16, 1996 by and among Union Oil Company of California, Union California Pipeline Company and Nuevo Energy Company, to the extent previously described in the Agreement, INSOFAR AND ONLY INSOFAR AS SAID ASSET PURCHASE AGREEMENT PERTAINS TO THE LAND, AND NOT THE OIL ASSETS UNDERLYING THE LAND;

     (5)  Acquisition and Settlement Agreement entered into as of July 23, 2002, by and between Union Oil Company of California and Nuevo, together with all subsequent agreements required thereunder, insofar as such Acquisition and Settlement Agreement pertains to the Land; and

     (6)  Acquisition Agreement entered into July 29, 2002, by and between Union Oil Company of California and Nuevo, together with all subsequent agreements required thereunder, insofar as such Acquisition Agreement pertains to the Land.

Additional Contracts, Licenses, Easements and Agreements

1.	Memorandum of Understanding between Nuevo, County of Orange and City of Brea dated December 10, 2002.

2.	Impact Mitigation Agreement between Brea Olinda Unified School District and Nuevo dated as of October 28, 2002.

3.	Oil Accommodation and Surface Development Agreement between Nuevo and Aera Energy LLC (“Aera”) dated September 9, 2003, to the extent described in the Agreement at Section 5.36.

4.	Utility Easement between Nuevo and Aera dated September 9, 2003, which shall be recorded by Aera in its sole discretion, subject to the provisions of Section 5.36 in the Agreement.

5.	Land Development License Agreement (Aera to Nuevo) and Memorandum of Land Development License Agreement between Nuevo and Aera dated September 9, 2003. (The Memorandum shall be recorded by Nuevo in its sole discretion.)

6.	Land Development License Agreement (Nuevo to Aera) and Memorandum of Land Development License Agreement between Nuevo and Aera dated September 9, 2003. (The Memorandum shall be recorded in Aera’s sole discretion.)

7.	Letter Agreement Concerning License Rights executed by Nuevo, Aera and Blacksand Energy Partners, L.P. (“Blacksand”) dated September 9, 2003.

8.	Land Development License Agreement between Nuevo, Aera and Blacksand dated September 9, 2003 and Memorandum to Land Development License Agreement between Nuevo and Aera dated September 9, 2003, which Memorandum shall be recorded in Aera’s sole discretion.

9.	License Agreement between Nuevo and Aera dated September 9, 2003.

10.	License Agreement between Nuevo and W B Scott Investment Company dated April 7, 1925.

11.	Consent Agreement between Nuevo and Shell Oil Company dated July 10, 1951.

12.	Agreement between Nuevo and General Petroleum dated February 17, 1939.

13.	Permit between Nuevo and Orange County Flood Control District dated August 10, 1962.

14.	Amended Easement between Nuevo and Secretary of the Army dated July 20, 1994.

15.	Water Line Agreement between Union Oil Company of California and Thompson Drilling Company dated March 29, 1988, as amended.

16.	Brea Canon Oil Company to General Petroleum Corporation dated May 1921.

17.	Master Services Agreement dated June 17, 2003 by and between Nuevo Energy Company, as Client and Tetra Tech, Inc., as Contractor (Technical Support for Remediation Services).

Contracts Relating to Entitlement Efforts at Tonner Hills

1.	Letter Agreements dated March 19, 2001 and October 1, 2002, by and between Deborah Linn Associates and Nuevo.

2.	Contract dated February 8, 2001, by and between Culbertson, Adams & Associates and Nuevo, as amended by letter dated July 16, 2002.

3.	Proposal dated June 18, 2002, from Earth Consultants International to Nuevo.

4.	Professional Service Agreement dated April 17, 2001, by and between The Keith Companies, Inc. and Nuevo.

5.	Professional Services Agreement dated June 15, 1998, by and between QST Environmental, Inc. and Nuevo, as amended February 27, 2002.

Contracts Relating to Revegetation Efforts at Tonner Hills

1.	Contract Agreement dated September 10, 2003 by and between Nuevo Energy Company, as Client and Nature’s Image, Inc., as Contractor (82 Acre Revegetation).

2.	Contract Agreement dated September 10, 2003 by and between Nuevo Energy Company, as Client and Nature’s Image, Inc., as Contractor (14 Acre Revegetation).

3.	Contract Agreement dated September 10, 2003 by and between Nuevo Energy Company, as Client and Nature’s Image, Inc., as Contractor (20 Acre Revegetation).

Revised 12/1/03

EXHIBIT G

RECORDING REQUESTED BY AND WHEN
RECORDED MAIL TO:

Tonner Hills 680 LLC
603 S. Valencia
Avenue Brea, CA 92823
Attention: Joe Fleischaker

MAIL TAX STATEMENTS TO ADDRESS ABOVE

TH 680 GRANT DEED

     FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, NUEVO ENERGY COMPANY, a Delaware corporation (“Nuevo” or “Grantor”), hereby grants to TONNER HILLS 680 LLC, a Delaware limited liability company (“Grantee”), the following described real property (“Land” or “Property”) in the County of Orange, State of California:

PARCEL 1:	The fee, surface interest in the real property described in Attachment No. 1 which is incorporated herein by this reference.

PARCEL 2:	The real property interests described in Attachment No. 2, which is incorporated herein by this reference.

SUBJECT TO:

     1.     General and special real property taxes and assessments and supplemental taxes and assessments, if any, which are not delinquent, including those assessed as a result of this conveyance.

     2.     All matters contained in the Mineral Grant Deed from Grantor to BlackSand Partners, L.P., dated February 28, 2003, recorded on February 28, 2003 as Instrument No. 2003000226060, in the Official Records of Orange County, California;

     3.     That certain Agreement between Adjacent Landowners, dated October 9, 2001, between Grantor and Brea Walden, LLC, regarding, among other things, the construction and location of slopes and the disposition and use of export spoils, recorded as Instrument No. 20010710857 on October 9, 2001 in the Official Records of Orange County, California.

Exhibit “G”

Revised 12/1/03

     4.     That certain Declaration of Development Covenants, Conditions and Restrictions, Exhibit “I” to the PSA (“Declaration”), of even date herewith and recorded on such date immediately prior to this Grant Deed.

     5.     That certain Easement Agreement between Grantor and Grantee of even date herewith, Exhibit “M” to the PSA, recorded concurrently with this Grant Deed, conveying certain easements and rights from Grantee to Grantor with respect to the Land.

     6.     That certain, unrecorded (a) Oil Accommodation and Surface Development Agreement between Grantor and Aera Energy LLC, dated September 9, 2003, Exhibit “O” to the PSA, and (b) Hover Agreement (described in Section 1.1.28 of the PSA), including without limitation all Exhibits to each of them.

     7.     All other covenants, conditions, restrictions, reservations, privileges, rights, rights-of-way, dedications, offers of dedication, easements, obligations, requirements and other matters of record or apparent, including without limitation, those contained in Attachment No. 3, hereto.

     8.     All easements, licenses, rights and rights-of-way regarding the Land and all contracts, agreements and other documents/materials relating thereto (described in Attachment “4” to the Declaration and appended hereto as Attachment No. 4), whether or not a matter of record; and that certain (a) unrecorded Unocal Asset Purchase Agreement described in Section 5.32 of the PSA and (b) Corporate Guaranty attached to the PSA as Exhibit “P.”

PROVIDED, HOWEVER, THAT THE SUBSEQUENT GRANT OF ANY PORTION OF THE LAND TO THE OWNER OF A HOME AT THE LAND SHALL NOT BE SUBJECT TO ANY OF THE MATTERS IN PARAGRAPHS 1 THROUGH 11, ABOVE, SOLELY BY VIRTUE OF THE INCLUSION OF SUCH PARAGRAPHS IN THIS GRANT DEED; OTHERWISE THE EFFECT OF SUCH PARAGRAPHS 1 THROUGH 11 SHALL REMAIN UNCHANGED AND THE PARAGRAPHS IN FULL FORCE AND EFFECT ACCORDING TO THEIR TERMS.

All defined terms in that certain Purchase and Sale Agreement for the Land between Grantor and Grantee of even date herewith, to which this Grant Deed is Exhibit G, are incorporated herein by this reference (“Agreement” or “PSA”).

Exhibit “G”

Revised 12/1/03

     IN WITNESS WHEREOF, Grantor has executed this Grant Deed on the day and year hereafter written.

Dated:	NUEVO ENERGY COMPANY, a Delaware corporation

By:

Name:

Title:

By:

Title:

GRANTOR

Exhibit “G”

Revised 12/1/03

ACCEPTANCE: Grantee hereby accepts this Grant Deed on the terms and conditions herein stated.

Dated:	TONNER HILLS 680 LLC, a Delaware limited liability company

By:

By:

By:

By:

By:

By:

GRANTEE

Exhibit “G”

Revised 12/1/03

State of California	)
)
County of Orange	)

     On          before me,         , personally appeared         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature

State of California	)
)
County of Orange	)

     On          before me,         , personally appeared         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature

Exhibit “G”

ATTACHMENT NO. 1

TO

GRANT DEED

PARCEL 1: LEGAL DESCRIPTION

Attachment 1 to Exhibit “G”

LEGAL DESCRIPTION

THOSE PORTIONS OF SECTION 1, TOWNSHIP 3 SOUTH, RANGE 10 WEST AND THAT PORTION OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 9 WEST, SAN BERNARDINO MERIDIAN, AS PER MAP FILED IN BOOK 51, PAGE 7 OF RECORDS OF SURVEY, PORTIONS OF TRACT NO. 16178, AS SHOWN ON A MAP FILED IN BOOK           , PAGES            THROUGH           , INCLUSIVE OF MISCELLANEOUS MAPS, IN CITY OF BREA AND THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA, BOTH IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOT 9 OF SAID TRACT NO. 16178,

TOGETHER WITH LOTS 11 THROUGH 19 INCLUSIVE OF SAID TRACT NO. 16178,

ALSO TOGETHER WITH LOT 21 OF SAID TRACT NO. 16178,

ALSO TOGETHER WITH PARCEL 1 MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THAT PORTION OF SAID SECTION 1 MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWESTERLY CORNER OF SAID LOT 11;

THENCE ALONG THE SOUTHERLY BOUNDARY OF SAID LOT 11 NORTH 89°24’21” EAST 495.67 FEET TO THE SOUTHWESTERLY BOUNDARY OF A GRANT DEED TO METROPOLITAN WATER DISTRICT RECORDED FEBRUARY 10, 1967, IN BOOK 8173 AT PAGE 641 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE SOUTHEASTERLY ALONG SAID SOUTHWESTERLY BOUNDARY SOUTH 28°12’22” EAST 338.56 FEET TO THE NORTHERLY BOUNDARY OF TRACT NO. 12562 AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 4 THROUGH 9 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE WESTERLY ALONG SAID NORTHERLY BOUNDARY SOUTH 89°24’21” WEST 659.12 FEET TO THE EASTERLY BOUNDARY OF TRACT NO. 9532 AS SHOWN ON A MAP FILED IN BOOK 454, PAGES 25 THROUGH 28 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE NORTHERLY ALONG SAID EASTERLY BOUNDARY NORTH 00°39’09” EAST 300.07 FEET TO THE POINT OF BEGINNING.

CONTAINING: 3.977 ACRES, MORE OR LESS

ALSO TOGETHER WITH PARCEL 2 MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THAT PORTION OF SAID SECTION 1 MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT 11, SAID CORNER ALSO BEING ON THE WESTERLY BOUNDARY OF PARCEL A6471-4, AS CONVEYED BY A FINAL ORDER OF CONDEMNATION RECORDED SEPTEMBER 29, 1970, IN BOOK 9417, PAGE 364 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY;

THENCE SOUTHERLY ALONG SAID WESTERLY BOUNDARY SOUTH 10°52’43” WEST 306.11 FEET NORTHERLY BOUNDARY OF TRACT NO. 12563 AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 10 THROUGH 15 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE WESTERLY ALONG SAID NORTHERLY BOUNDARY SOUTH 89°24’21” WEST 890.93 FEET TO THE EASTERLY BOUNDARY OF A GRANT DEED TO METROPOLITAN WATER DISTRICT RECORDED FEBRUARY 10, 1967, IN BOOK 8173 AT PAGE 641 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE NORTHERLY ALONG SAID EASTERLY BOUNDARY THE FOLLOWING COURSES:

NORTH 23°43'24'' WEST 110.38 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE EASTERLY AND HAVING A RADIUS OF 100.00 FEET;

NORTHERLY ALONG SAID CURVE 20.51 FEET THROUGH A CENTRAL ANGLE OF 11°45'15'';

NORTH 11°58'09'' WEST 182.51 FEET TO THE SOUTHWEST CORNER OF SAID LOT 12;

THENCE LEAVING SAID EASTERLY BOUNDARY ALONG THE SOUTHERLY BOUNDARY OF LOTS 12, “B” AND 11 OF SAID TRACT NO. 16178, NORTH 89°24'21'' EAST 1037.25 FEET TO THE POINT OF BEGINNING.

CONTAINING: 6.694 ACRES, MORE OR LESS

ALSO TOGETHER WITH PARCEL 3 MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING THAT PORTION OF SAID SECTION 7 BOUND AS FOLLOWS:

NORTHERLY BY THE SOUTHERLY BOUNDARY OF SAID LOT 13.

EASTERLY BY THE WESTERLY BOUNDARY OF SAID LOT 13.

SOUTHERLY BY THAT CERTAIN COURSE ALONG THE NORTHERLY BOUNDARY LINE OF TRACT NO. 9577 AS PER MAP FILED IN BOOK 7438 AT PAGES 4 THROUGH 12, INCLUSIVE OF MAPS, IN THE OFFICE OF SAID COUNTY RECORDER, SAID COURSE SHOWN AS BEING (N89°47'11'' W 200.21') ON LAST SAID MAP.

WESTERLY BY THAT CERTAIN COURSE ALONG THE EASTERLY BOUNDARY LINE OF LAST SAID TRACT 9577, SHOWN AS BEING (N 00°12'49'' E 250.00’) ON LAST SAID MAP.

PARCEL 3 ALSO BEING DESCRIBED AS “EXCEPTION A” TO “PROPERTY PARCEL FOUR” IN A CORPORATION GRANT DEED TO STRATHAVEN ESTATES RECORDED MARCH 15, 1966 IN BOOK 7868, PAGE 323 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER

CONTAINING: 1.148 ACRES, MORE OR LESS

ALSO AS SHOWN ON A DEPICTION, ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF.

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

PREPARED BY OR UNDER THE DIRECTION OF:

KATHLEEN SUSAN TETREAULT, P.L.S. 7297
MY LICENSE EXPIRES 12/31/2004

December 04, 2003
JN: 13207.00.000

SHEET 1 OF 3

DEPICTION

THOSE PORTIONS OF SECTION 1, TOWNSHIP 3 SOUTH, RANGE 10 WEST, TOGETHER WITH THAT PORTION OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 9 WEST, AS SHOWN ON A RECORD OF SURVEY FILED IN BOOK 51, PAGE 7 OF RECORDS OF SURVEYS, ALSO TOGETHER WITH LOTS 9, 11 THROUGH 19 AND 21 OF TRACT 16178, AS SHOWN ON A MAP FILED IN BOOK ____, PAGES ____ THROUGH ____, INCLUSIVE OF MISCELLANEOUS MAPS, IN THE CITY OF BREA, AND THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA

TRACT 16178	
LOT 9	±21.656 AC.
LOT 11	±69.751 AC.
LOT 12	±3.274 AC.
LOT 13	±339.220 AC.
LOT 14	±15.062 AC.
LOT 15	±1.309 AC.
LOT 16	±54.998 AC.
LOT 17	±7.523 AC.
LOT 18	±20.222 AC.
LOT 19	±45.461 AC.
LOT 21	±7.074 AC.
TOTAL	± 585.550 ACRES

TRACT 16178 (NAP)	
PARCEL 1	±3.977 AC.
PARCEL 2	±6.694 AC.
PARCEL 3	±1.148 AC.
TOTAL	± 11.819 ACRES

SCALE: 1" = 1500'

LOT 18
LOT 15
LOT 11
LOT 12
LOT 7
PARCEL 2
SEE DETAIL ON SHEET 2
PARCEL 1
CARMICHAEL DRIVE
57 FREEWAY
LOT 21
WILDCAT WAY
LOT 19
LOT 13
LOT 6
TRACT NO. 16178
LOT 5
INST. NO. 19960153320, O.R.
LOT 4
M.M.
LOT 13
R.S.B 51/7
O.R. 8846/971
LOT 17
LOT 14
LOT 16
VALENCIA AVE.
LOT 1
LOT 8
LOT 10
LOT 2
LOT 9
LOT 20
LOT 3
TRACT NO. 9577 M.M. 438/4-12
PARCEL 3 (SEE SHEET 3)
LAMBERT ROAD
KRAEMER BLVD.

LICENSED LAND SURVEYOR · KATHLEEN SUSAN TETREAULT · Exp. 12/31/04 · No. 7297 · STATE OF CALIFORNIA

THIS EXHIBIT WAS PREPARED BY ME OR UNDER MY DIRECTION.

The Keith Companies TKC

19 TECHNOLOGY DRIVE, IRVINE, CA 92618 (949) 923-6000

J.N. 13207.00.000	DATE: 12/04/03

SHEET 2 OF 3

DEPICTION

THOSE PORTIONS OF SECTION 1, TOWNSHIP 3 SOUTH, RANGE 10 WEST, TOGETHER WITH THAT PORTION OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 9 WEST, AS SHOWN ON A RECORD OF SURVEY FILED IN BOOK 51, PAGE 7 OF RECORDS OF SURVEYS, ALSO TOGETHER WITH LOTS 9, 11 THROUGH 19 AND 21 OF TRACT 16178, AS SHOWN ON A MAP FILED IN BOOK ____, PAGES ___ THROUGH ___, INCLUSIVE OF MISCELLANEOUS MAPS, IN THE CITY OF BREA, AND THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA

SCALE: 1" = 400'
TRACT NO. 16178
M.M. ______/______
LOT 11
NAP
LOT 7
TRACT NO. 9532
M.M. 454/25-28
LOT "B"
LOT 12
P.O.B. PARCEL 2
SE CORNER LOT 11
LOT 11
O.R. 8173 / 641
P.O.B. PARCEL 1
SW CORNER LOT 11
S89°24'21"W
495.67'
N89°24'21"E 1037.25'
57 FREEWAY
PARCEL A6471-4
O.R. 9417/364
PARCEL 1
3.977 ±AC.
PARCEL 2
6.694 ±AC.
N00°39'09"E
300.07'
L1
L2
C1
L3
2 1
11 12
827.57'
659.12'
339.25'
890.93'
N89°24'21"E 2176.75'
S10°52'43"W
306.11'
R.S.B. 51/7
TRACT NO. 12562
M.M. 579/4-9
TRACT NO. 12563
M.M. 579/10-15
CARMICHAEL DRIVE

BEARING TABLE		
No	BEARING	LENGTH
L1	S28°12'22"E	338.56'
L2	N11°58'09"W	182.51'
L3	N23°43'24"W	110.38'

CURVE TABLE			
NO.	RADIUS	DELTA	LENGTH
C1	100.00'	11°45'15"	20.51'

The Keith Companies TKC

19 TECHNOLOGY DRIVE, IRVINE, CA 92618 (949) 923-6000

J.N. 13207.00.000 DATE: 12/04/03

SHEET 3 OF 3

DEPICTION

THOSE PORTIONS OF SECTION 1, TOWNSHIP 3 SOUTH, RANGE 10 WEST, TOGETHER WITH THAT PORTION OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 9 WEST, AS SHOWN ON A RECORD OF SURVEY FILED IN BOOK 51, PAGE 7 OF RECORDS OF SURVEYS, ALSO TOGETHER WITH LOTS 9, 11 THROUGH 19 AND 21 OF TRACT 16178, AS SHOWN ON A MAP FILED IN BOOK ____, PAGES ___ THROUGH ___, INCLUSIVE OF MISCELLANEOUS MAPS, IN THE CITY OF BREA, AND THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA

< > = RECORD DATA PER TRACT 9577

TRACT NO. 16178
LOT 13
PARCEL 3
1.148 ±AC.
<N00°12'49"E>
<250.00'>
<200.21'>
<N89°47'11"W>
SANTA FE AVENUE
M.M. ______/______
TRACT NO. 9577
M.M. 438/4-12
LOT 3
LAMBERT ROAD
KRAEMER BLVD.
N

SCALE: 1" = 200'

The Keith Companies TKC
19 TECHNOLOGY DRIVE, IRVINE, CA 92618 (949) 923-6000

J.N. 13207.00.000 | DATE: 12/04/03

ATTACHMENT NO. 2

TO

GRANT DEED

PARCEL 2:	Non-Exclusive Corridor Easement, Street Easement and Drainage Easement burdening the Adjacent Property

Attachment 2 to Exhibit “G”

ATTACHMENT NO. 2 A

CORRIDOR EASEMENT

     A non-exclusive, subsurface easement and nonexclusive surface easement (“Corridor Easement”) on, over and under the Adjacent Property (owned by Brea Walden, LLC (“Walden”)) for ingress, egress and access to and from, and the construction, installation, maintenance, replacement, repair, removal, reconstruction and other uses (collectively, “uses”) of (a) electric, gas, telephone, water, sewer, drainage, and all other wet and dry utilities, (b) cable television and other telecommunications and/or data transmission lines and facilities, and (c) other uses and facilities in connection with its development of the Land as a master-planned community (the location of the Corridor Easement is attached hereto); provided that the construction and installation of such facilities shall not unreasonably interfere with Grantor’s and BlackSand Partners, L.P.’s Oil Operations or Walden’s development of the Adjacent Property, and after grading thereof has been completed, Grantee shall repair any damage to the surface of the Adjacent Property caused by its activity thereon; and provided further that Grantee shall construct and maintain landscaping on and over the surface of the Corridor Easement compatible with its development of the Land and Walden’s development of the Adjacent Property.

Attachment 2A to Exhibit “G”

GRANT DEED

ATTACHMENT "2"

TENTATIVE TRACT NO. 16047
LOTS "A" & "F"

SHEET 1 OF 1 SHEETS

46
47
48
49
50
51
52
53
54
55
56
6
5
4
3
2
1
"A" STREET
LAMBERT ROAD
R.S. NO. 81-1007
T.T.M. 16047
25.24'
P.O.B.
PARCEL B
(PROPOSED LOT A)
232.10'
N'LY LINE OF
ANNEXATION NO. 3-76
12265/1761 O.R.
N34°46'02"W (RAD)
N00°50'30"W (RAD)
25.00'
P.O.B.
PARCEL A
(PROPOSED LOT F)
N84°53'53"W 723.50'
466.42'
COUNTY OF ORANGE
CITY OF BREA
SCALE: 1" = 160'
R.S.B. 133/41-46
122.03'
E'LY LINE
NE COR.
SE 1/4
SECTION 7
543.66'
S00°10'32"W 665.87'
P.O.C.
NE COR.
SE 1/4
SECTION 7
R.S.B. 13/8
R.S.B. 81/12

BEARING TABLE		
NO.	BEARING	DISTANCE
L1	SOUTH	6.05'
L2	NORTH	14.12'
L3	S07°50'05"E	87.46'
L4	S81°51'01"W	25.00'
L5	N07°50'05"W	91.09'

CURVE TABLE			
NO.	DELTA	RADIUS	LENGTH
C1	33°55'32"	45.00'	26.65'

ATTACHMENT “2”
TENTATIVE TRACT NO. 16047
LOTS “A” & “F”

THOSE PORTIONS OF THE SOUTHEAST QUARTER OF SECTION 7, IN THE RANCHO SAN JUAN CAJON DE SANTA ANA, IN THE CITY OF BREA, STATE OF CALIFORNIA AS SHOWN ON RECORD OF SURVEY NO. 91-1007 FILED IN BOOK 133 PAGES 41 THROUGH 46 INCLUSIVE OF RECORDS OF SURVEY IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, ALSO DESCRIBED AS A PORTION OF THE LAND DESCRIBED IN A, BILL OF SALE AND ASSIGNMENT, RECORDED APRIL 10, 1996 AS INSTRUMENT NO. 19960175928 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL A (TENTATIVE TRACT NO. 16O47 LOT “F”)

COMMENCING AT THE NORTHEAST CORNER OF SAID SOUTHEAST QUARTER OF SECTION 7 ;

THENCE ALONG THE EASTERLY LINE OF SAID SOUTHEAST QUARTER OF SECTION 7 SOUTH 00°10'32'' WEST 543.66 FEET TO A POINT ON THE NORTHERLY LINE OF THE CITY OF BREA ANNEXATION NO. 3-76, AS DESCRIBED IN RESOLUTION NO. 77-45 RECORDED JUNE 28, 1977, IN BOOK 12265, PAGE 1781 OF OFFICIAL RECORDS IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE ALONG SAID NORTHERLY LINE OF SAID ANNEXATION NORTH 89°53'53'' W 466.40 FEET TO THE POINT OF BEGINNING;

THENCE SOUTH 6.05 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE SOUTHERLY, AND HAVING A RADIUS OF 45.00 FEET, A RADIAL LINE THROUGH SAID POINT BEARS NORTH 00°50'30'' WEST, SAID POINT BEING ON THE RIGHT-OF-WAY OF PROPOSED STREET “A”;

THENCE WESTERLY ALONG SAID CURVE AND RIGHT-OF-WAY 26.65 FEET THROUGH A CENTRAL ANGLE OF 33°55'32'';

THENCE NORTH 14.12 FEET TO SAID NORTHERLY LINE;

THENCE ALONG SAID NORTHERLY LINE SOUTH 89°53'53'' EAST 25.00 FEET TO THE POINT OF BEGINNING.

PARCEL B (TENTATIVE TRACT NO. 16047 LOT “A” )

COMMENCING AT THE NORTHEAST CORNER OF SAID SOUTHEAST QUARTER OF SECTION 7 ;

THENCE ALONG THE EASTERLY LINE OF SAID SOUTHEAST QUARTER OF SECTION 7 SOUTH 00°10'32'' WEST 543.66 FEET TO A POINT ON THE NORTHERLY LINE OF THE CITY OF BREA ANNEXATION NO. 3-76, AS DESCRIBED IN RESOLUTION NO. 77-45 RECORDED

JUNE 28, 1977, IN BOOK 12265, PAGE 1781 OF OFFICIAL RECORDS IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE ALONG SAID NORTHERLY LINE OF SAID ANNEXATION NORTH 89°53'53“W 723.50 FEET TO THE POINT OF BEGINNING;

THENCE SOUTH 07°50'05'' EAST 87.46 FEET TO A POINT ON THE RIGHT-OF-WAY OF PROPOSED STREET “A”;

THENCE ALONG SAID RIGHT-OF-WAY SOUTH 81°51'01'' WEST 25.00 FEET;

THENCE NORTH 07°50'05'' WEST 91.09 FEET TO SAID NORTHERLY LINE;

THENCE ALONG SAID NORTHERLY LINE SOUTH 89°53'53'' EAST 25.24 FEET TO THE POINT OF BEGINNING.

ALSO AS SHOWN ON EXHIBIT “B”, ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF.

THIS DESCRIPTION HAS BEEN PREPARED FOR “LAND OWNER AGREEMENT” PURPOSES AND MAY NOT BE USED FOR THE CONVEYANCE, FINANCING OR LEASING OF LAND, EXCEPT AS PROVIDED FOR IN LOCAL ORDINANCE AND THE SUBDIVISION MAP ACT, A DIVISION OF THE GOVERNMENT CODE OF THE STATE OF CALIFORNIA

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

ATTACHMENT NO. 2 B

STREET EASEMENT

     A non-exclusive easement (“Street Easement”) on, over and under the streets on the Adjacent Property for ingress, egress and access to and from, and the construction, installation, maintenance, replacement, repair, removal, reconstruction and other uses of (a) electric, gas, telephone, water, sewer, drainage, and all other wet and dry utilities, (b) cable television and other telecommunications and/or data transmission lines and facilities, and (c) other facilities in connection with its development of the Land as a master-planned community (the location of the Street Easement is attached hereto); provided that the use of such facilities shall not unreasonably interfere with Grantor’s or BlackSand Partners, L.P.’s Oil Operations or Walden’s development of the Adjacent Property, and after grading thereof has been completed, Grantee shall repair any damage to the streets and surface of the Adjacent Property caused by its activity thereon.

Attachment 2B to Exhibit “G”

SHEET 1 OF 3 SHEETS

ATTACHMENT 2B

STREET EASEMENT

SCALE: 1" = 80'
"A" STREET
1
2
3
4
5
6
7
8
9
A
B
C
44
46
47
48
50
51

SHEET 2 OF 3 SHEETS

ATTACHMENT 2B

STREET EASEMENT

SCALE: 1" = 80'
"A" STREET
STREET
18
17
16
15
14
13
12
11
10
9
8
7
34
35
36
37
38
39
40
41
42
43
44
45

SHEET 3 OF 3 SHEETS

ATTACHMENT 2B

STREET EASEMENT

SCALE: 1" = 80'
"A" STREET
27
26
25
24
23
22
21
20
19
18
17
16
28
29
30
31
32
33
34
35
36

ATTACHMENT NO. 2 C

DRAINAGE EASEMENT

     A non-exclusive easement on, over and under the Adjacent Property for drainage purposes from the Land (as shown on the attachment hereto), as well as the right to connect to and discharge and drain through, any water, sewer and other facilities constructed by Walden on, over and under the Adjacent Property.

Attachment 2C to Exhibit “G”

EXHIBIT “4A”
LOTS 56 STORM DRAIN EASEMENT

THAT PORTION OF THE SOUTHEAST QUARTER OF SECTION 7, IN THE RANCHO SAN JUAN CAJON DE SANTA ANA, IN THE CITY OF BREA, STATE OF CALIFORNIA AS SHOWN ON RECORD OF SURVEY NO. 91-1007 FILED IN BOOK 133 PAGES 41 THROUGH 46 INCLUSIVE OF RECORDS OF SURVEY IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, ALSO DESCRIBED AS A PORTION OF THE LAND DESCRIBED IN A, BILL OF SALE AND ASSIGNMENT, RECORDED APRIL 10, 1996 AS INSTRUMENT NO. 19960175928 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A STRIP OF LAND BEING 20.00 FEET WIDE THE CENTERLINE BEING DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID SOUTHEAST QUARTER OF SECTION 7;

THENCE ALONG THE EASTERLY LINE OF SAID SOUTHEAST QUARTER OF SECTION 7 SOUTH 00°10'32'' WEST 543.66 FEET TO A POINT ON THE NORTHERLY LINE OF THE CITY OF BREA ANNEXATION NO. 3-76, AS DESCRIBED IN RESOLUTION NO. 77-45 RECORDED JUNE 28, 1977, IN BOOK 12265, PAGE 1781 OF OFFICIAL RECORDS IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE ALONG SAID NORTHERLY LINE OF SAID ANNEXATION NORTH 89°53'53'' W 237.23 FEET TO THE POINT OF BEGINNING;

THENCE SOUTH 42°02'32 WEST 27.29 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 87.50 FEET;

THENCE 85.90 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 56°14'57'';

THENCE SOUTH 14°12'24'' EAST 57.06 FEET TO THE NORTHERLY RIGHT-OF-WAY OF LAMBERT ROAD, BEING 120.00 FEET WIDE, AS SHOWN ON SAID RECORD OF SURVEY.

CONTAINING 0.7 ACRES MORE OR LESS

THE SIDELINES OF SAID STRIP SHALL BE LENGTHENED OR SHORTENED TO TERMINATE NORTHERLY ON THE NORTHERLY LINE OF SAID ANNEXATION, AND SOUTHERLY ON THE NORTHERLY RIGHT-OF-WAY OF SAID LAMBERT ROAD.

ALSO AS SHOWN ON EXHIBIT “4A”, ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF.

THIS DESCRIPTION HAS BEEN PREPARED FOR “LAND OWNER AGREEMENT” PURPOSES AND MAY NOT BE USED FOR THE CONVEYANCE, FINANCING OR LEASING OF LAND, EXCEPT AS PROVIDED FOR IN LOCAL ORDINANCE AND THE SUBDIVISION MAP ACT, A DIVISION OF THE GOVERNMENT CODE OF THE STATE OF CALIFORNIA

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

EXHIBIT "4B"

LOT 56 STORM DRAIN EASEMENT

BEARING TABLE		
NO.	BEARING	DISTANCE
L1	S 42°02'32" W	18.30'
L2	S 14°12'24" E	57.89'
L3	S 71°01'43" W	20.07'

CURVE TABLE			
NO.	DELTA	RADIUS	LENGTH
C1	56°14'57"	87.50'	85.90'

P.O.C.
7
8
NE COR
SE 1/4
SECTION 7
E'LY LINE
SE 1/4
SECTION 7
N 00°10'32" W 543.66'
SCALE: 1" = 80'
R.S. NO. 91-1007
P.O.B.
N'LY LINE OF
ANNEXATION NO.
12265/1781 OR
R.S.B. 133/41-46
L1
S 89°53'53" E 237.23'
TTM 16047
F
ST. "A"
C1
56
0.07 ±AC.
55
54
53
52
20'
10'
10'
L2
L3
60'
60'
LAMBERT ROAD

ATTACHMENT NO. 3

TO

GRANT DEED

(List of Recorded Rights of Way and Contracts — Same as Attachment 3 to Non-Exclusive
Assignment and Bill of Sale)

Attachment 3 to Exhibit “G”

List of Recorded Rights of Way and Contracts

Easements, Licenses, Rights-of-Way, etc

			Date Recording		Schedule 1.1 (c)	Green Map
File Number	Document Type	Dated	Information	Grantor	Order#	#’s

	ROW	4/8/63	4/19/63	Pacific Lighting	7	N/A
			6515/482	Gas Supply Co.		(31.7)

	ROW	2/13/65	2/23/65	Pacific Lighting	8	317
			7422/249	Gas Supply Co.

	Easement	1/15/51	3/15/51	UNOCAL
			2158/495

	Easement	8/23/88	5/9/89	UNOCAL
			89-243784

502	ROW	2/22/08	39795	Industrial Oil CO	5	601

5254	ROW		5/17/2001	Brea Canon Oil CO.	22	602
			58/365 Deeds

5254A	ROW		4/28/1930	Brea Canon Oil CO.	23	602
			382/44 OR

52980.1	ROW		4/28/1955	W B Scott	44	612
			3047/183 OR	Investment Company

53755	Easement		9/27/43	Anaheim Union Water	52
			1215/34 OR	Company

53755.2	Mod.		6/7/49	Anaheim Union Water	53
			1855/8 OR	Company

53755.3	Mod.		9/23/66	Anaheim Union Water	54
			8057/221 OR	Company

53755.4	Easement		1/7/71	State of California	55
			9512/924 OR

53755.5	Easement		11/18/71	State of California	56
			9892/217 OR

53755.7	ROW		9/26/72	Anaheim Union Water	58
			10343/735 OR	Company

53755.8	Assignment		11/29/72	Continental	59
			10465/69 OR	Mobile Housing,
				Inc.

54507	ROW		1/23/11	Pacific Electric	76
			195/212 Deeds	Land C

57241	Easement		9/30/70	State of California	112	630
			451/102 OR

57595	ROW		3/16/77	Moreland Develop C	123
			12106/802 OR

57595.1	ROW		6/8/77	Moreland Develop C	124
			12233/501 OR

			Date Recording		Schedule 1.1 (c)	Green Map
File Number	Document Type	Dated	Information	Grantor	Order#	#’s

57633.1	ROW		7/24/78	IPS, A General	125
			1269/1868 OR	Partnshp

			12/14/79
57667	ROW		13437/789 OR	Moreland Develop C	126

			11/24/86
57848	Grant of		86/619178 OR	Fairway Associates	129
	Easement

57981	ROW		11/2/89	Sanitation, Inc.	136	500
			80-59276 DOC

58049	ROW		1/25/93	Sanitation, Inc	137	500
			93-054367 DOC

62528			6/23/54	UNOCAL	140
			2755/502 OR

7070.35	Deed		5/21/58	UNOCAL	159
			4291/396 OR

7070.44	ROW		1/17/64	UNOCAL	160
			6886/922 OR

7176.19	Deed		12/28/73	UNOCAL	168
			11044/678 OR

7176.2	Deed		11/15/47	UNOCAL	169
			1599/131 OR

	ROW		5-15-97	UNOCAL to NUEVO	A	666
			Document No.
			19970226200

	Deed	8/9/94	8-14-98	UNOCAL to NUEVO	A	736
			1998-0533265

			11/5/1999 Doc. No.
19990774980	Easement &		19990774980	Unocal and Nuevo	A	402
	Agreement

Contracts/Agreements

     (1)  The Indenture, as amended, by and between Union Oil Company of California and Columbia Oil Producing Company dated February 26, 1901;

Additional Easements

     (1)  Nuevo to UNOCAL dated May 7, 1996, recorded May 21, 1996 as Doc. #19960254739.

     (2)  UNOCAL to UNOCAL California Pipeline Co. dated September 25, 1995, recorded December 19, 1995 as Doc. # 19950565134.

Date	Grantor	Grantee	Rec.Bk/Pg.

12/14/1896	The Stearns Ranchos Company	Union Oil Company of California	7/10/97 30/11

2/21/1928	Brea Canon Oil Company	Waste Water Disposal Company	2/24/28 137/139

8/11/1986	City of Brea (County of Orange)	Union Oil Company of California	8/12/86 86-357255

10/16/1958	Collier Carbon and Chemical Corporation	Union Oil Company of California	11/3/58 4470/10

5/7/1996	Nuevo Energy Company	Union Oil Company of California, dba UNOCAL	5/26/1996 Inst. 19960254739

5/12/1902	The Stearns Ranchos Company	Pacific Coast Oil Company	6/25/02 75/254

12/14/1896	The Stearns Ranchos Company	Union Oil Company of California	7/10/97 30/11

4/19/1913	Union Oil Company of California	Pacific Light & Power Corporation	12/15/13 244/37

8/30/1928	Union Oil Company of California	County of Orange	11/8/28 220/38

9/17/1940	Union Oil Company of California	The Metropolitan Water District of Southern California	10/29/40 1067/308

2/11/1954	Union Oil Company of California	Amoniaco Corporation	2/16/54 2670/114

6/7/1957	Union Oil Company of California	Brea Chemical, Inc.	6/10/57 3936/324

4/1/1958	Union Oil Company of California	The Metropolitan Water District of Southern California	5/21/58 4291/400

7/27/1962	Union Oil Company of California	Boy Scouts of America, Los Angeles Area Council	8/1/62 6245/654

10/2/1962	Union Oil Company of California	Southern California Edison Company	1/18/63 6399/705

3/1/1977	Union Oil Company of California	Southern California Edison Company	3/29/77 12123/814

9/18/1978	Union Oil Company of California	Southern California Edison Company	2/5/79 13024/1157

Date	Grantor	Grantee	Rec. Bk./Pg

1/26/1982	Union Oil Company of California	Mobil Oil Corporation	3/31/82 Inst. 82-340271 (Los Angeles County)

9/13/1984	Union Oil Company of California	City of Brea	10/11/84 84-421551

9/10/1985	Union Oil Company of California	City of Brea	10/7/85 85-382994

7/3/1986	Union Oil Company of California	City of Brea	8/13/86 86-359858

9/2/1986	Union Oil Company of California	Brea H.O.P.E Inc.	10/1/86 86-459482

5/8/1987	Union Oil Company of California	City of Brea	5/11/87 87-26083

3/18/1996	Union Oil Company of California	City of Brea	3/29/96 Inst. 19960153323

3/18/1996	Union Oil Company of California	City of Brea	3/29/96 Inst. 19960153324

3/18/1996	Union Oil Company of California	City of Brea	3/29/96 Inst. 19960153322

3/18/1996	Union Oil Company of California	City of Brea	3/29/96 Inst. 1996013321

11/29/1988	Union Oil Company of California & Shell Oil Company	City of Brea	1/16/69 884/518

9/25/1995	Union Oil Company of California dba Unocal	UNOCAL California Pipeline Company	12/18/95 19950565134

5/17/1988	Union Oil Company of California, dba UNOCAL	Southern California Edison Company	6/7/88 Inst. 88-268095

9/15/1995	Union Oil Company of California, dba UNOCAL	UNOCAL California Pipeline Company	10/25/95 Inst. 19950473641

12/11/1995	Union Oil Company of California, dba UNOCAL	Southern California Edison Company	1/4/96 Inst. 19960004773

Date	Grantor	Grantee	Rec.Bk./Pg

1/14/1915	Union Oil Company	County of Orange	1/21/16
	of California,		280/244
Columbia Oil
Producing Company,
General Petroleum
Company

4/17/1954	Union Oil Company	The Metropolitan	7/8/54
		Water District of	2766/268
Southern California

ATTACHMENT NO. 4

TO

GRANT DEED

Attachment 4 to Exhibit “G”

     List of Unrecorded Contracts, Agreements, Easements and Licenses

Contracts

     (1)  The Commercial Lease and Agreement between Nuevo Energy Company, as Lessor, and Brea Green Recycling, Inc., as Lessee,-dated February 1, 1997;

     (2)  The Letter Agreement between Haynes Apiaries and Union Oil Company of California dated December 29, 1992, as amended;

     (3)  The Easement Agreement for Storm Drain Improvement between Nuevo Energy Company and Brea Olinda Venture L. L. C. dated November 3, 2000,

     (4)  Asset Purchase Agreement dated February 16, 1996 by and among Union Oil Company of California, Union California Pipeline Company and Nuevo Energy Company, to the extent previously described in the Agreement, INSOFAR AND ONLY INSOFAR AS SAID ASSET PURCHASE AGREEMENT PERTAINS TO THE LAND, AND NOT THE OIL ASSETS UNDERLYING THE LAND;

     (5)  Acquisition and Settlement Agreement entered into as of July 23, 2002, by and between Union Oil Company of California and Nuevo, together with all subsequent agreements required thereunder, insofar as such Acquisition and Settlement Agreement pertains to the Land; and

     (6)  Acquisition Agreement entered into July 29, 2002, by and between Union Oil Company of California and Nuevo, together with all subsequent agreements required thereunder, insofar as such Acquisition Agreement pertains to the Land.

Additional Contracts, Licenses, Easements and Agreements

1.	Memorandum of Understanding between Nuevo, County of Orange and City of Brea dated December 10, 2002.

2.	Impact Mitigation Agreement between Brea Olinda Unified School District and Nuevo dated as of October 28, 2002.

3.	Oil Accommodation and Surface Development Agreement between Nuevo and Aera Energy LLC (“Aera”) dated September 9, 2003, to the extent described in the Agreement at Section 5.36.

4.	Utility Easement between Nuevo and Aera dated September 9, 2003, which shall be recorded by Aera in its sole discretion, subject to the provisions of Section 5.36 in the Agreement.

5.	Land Development License Agreement (Aera to Nuevo) and Memorandum of Land Development License Agreement between Nuevo and Aera dated September 9, 2003. (The Memorandum shall be recorded by Nuevo in its sole discretion.)

6.	Land Development License Agreement (Nuevo to Aera) and Memorandum of Land Development License Agreement between Nuevo and Aera dated September 9, 2003. (The Memorandum shall be recorded in Aera’s sole discretion.)

7.	Letter Agreement Concerning License Rights executed by Nuevo, Aera and Blacksand Energy Partners, L.P. (“Blacksand”) dated September 9, 2003.

8.	Land Development License Agreement between Nuevo, Aera and Blacksand dated September 9, 2003 and Memorandum to Land Development License Agreement between Nuevo and Aera dated September 9, 2003, which Memorandum shall be recorded in Aera’s sole discretion.

9.	License Agreement between Nuevo and Aera dated September 9, 2003.

10.	License Agreement between Nuevo and W B Scott Investment Company dated April 7, 1925.

11.	Consent Agreement between Nuevo and Shell Oil Company dated July 10, 1951.

12.	Agreement between Nuevo and General Petroleum dated February 17, 1939.

13.	Permit between Nuevo and Orange County Flood Control District dated August 10, 1962.

14.	Amended Easement between Nuevo and Secretary of the Army dated July 20, 1994.

15.	Water Line Agreement between Union Oil Company of California and Thompson Drilling Company dated March 29, 1988, as amended.

16.	Brea Canon Oil Company to General Petroleum Corporation dated May 1921.

17.	Master Services Agreement dated June 17, 2003 by and between Nuevo Energy Company, as Client and Tetra Tech, Inc., as Contractor (Technical Support for Remediation Services).

Contracts Relating to Entitlement Efforts at Tonner Hills

1.	Letter Agreements dated March 19, 2001 and October 1, 2002, by and between Deborah Linn Associates and Nuevo.

2.	Contract dated February 8, 2001, by and between Culbertson, Adams & Associates and Nuevo, as amended by letter dated July 16, 2002.

3.	Proposal dated June 18, 2002, from Earth Consultants International to Nuevo.

4.	Professional Service Agreement dated April 17, 2001, by and between The Keith Companies, Inc. and Nuevo.

5.	Professional Services Agreement dated June 15, 1998, by and between QST Environmental, Inc. and Nuevo, as amended February 27, 2002.

Contracts Relating to Revegetation Efforts at Tonner Hills

1.	Contract Agreement dated September 10, 2003 by and between Nuevo Energy Company, as Client and Nature’s Image, Inc., as Contractor (82 Acre Revegetation).

2.	Contract Agreement dated September 10, 2003 by and between Nuevo Energy Company, as Client and Nature’s Image, Inc., as Contractor (14 Acre Revegetation).

3.	Contract Agreement dated September 10, 2003 by and between Nuevo Energy Company, as Client and Nature’s Image, Inc., as Contractor (20 Acre Revegetation).

First American Title Company
2 FIRST AMERICAN WAY,
SANTA ANA, CA 92707 (714) 800-3000

FAX TRANSMITTAL

DATE:	December 4, 2003

TO:	J. ANDMARK LAW GROUP LLP
ATTN:	ESTHER CHEN
FAX NO:	310-300-2310
YOUR REF NO:	NUEVO

FROM:	RONALD J. GOMEZ
FIRST AMERICAN TITLE / ORANGE COUNTY BRANCH

OUR ORDER NO:	922260

MESSAGE:

ESTHER,

AFTER REVIEWING YOUR REQUEST FOR AFFIRMATIVE COVERAGE AS TO THE BENEFICIAL INTEREST CONTAINED IN THE MINERAL AGREEMENT I HAVE DETERMINED THAT IT SHOULD BE IDENTIFIED IN THE “ESTATE OR “INTEREST” AREA OF THE POLICY.

ATTACHED IS A COPY OF PAGE 2 OF THE REPORT IDENTIFYING HOW WE WILL BE SHOWING THIS IN THE POLICY.

PLEASE CALL IF YOU SHOULD HAVE ANY QUESTIONS.

RON

THIS TRANSMISSION CONTAINS 2 PAGES, INCLUDING THIS COVER PAGE. IF DIFFICULTIES ARISE, PLEASE CONTACT US AT 714-800-4822. RETURN FAX NO. 714-800-4965.

Order Number:	O-SA-922260
Page Number:	2
All the beneficial rights contained in that certain Mineral Agreement: Declaration of Development Covenants, Conditions and Restrictions, Instrument No. 2003000226057, recorded February 28, 2003

Dated as of November 18, 2003 at 7:30 A.M.

The form of Policy of title insurance contemplated by this report is:

     ALTA Standard Owners w/Reg Exc. 1992

     A specific request should be made if another form or additional coverage is desired.

Title to said estate or interest at the date hereof is vested in:

     Nuevo Energy Company, a Delaware corporation.

The estate or interest in the land hereinafter described or referred to covered by this Report is:

     A fee. As to parcels 1, 2 and 3 AND

The Land referred to herein is described as follows;

(See attached Legal Description)

At the date hereof exceptions to coverage in addition to the printed Exceptions and Exclusions in said policy form would be as fallows:

1.	This item has been intentionally deleted.

2.	The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code.

Although the above supplemental taxes may be a lien, the installments thereof are not yet due or payable.

3.	This item has been intentionally deleted.

4.	An easement for roads, railroads and ditches and incidental purposes, recorded July 10, 1897 as in Book 30, page 11 of Deeds.

	In Favor of : Affects:	The Stearns Rancho Company. Portions of the land.

Note: Affects Lot 3.

(A 103.1 endorsement will be issued at the time of dosing)

5.	An oil and gas lease, covering the Easterly 100 acres of the herein described land, dated February 26, 1901, executed by Union Oil Company of California, as lessor, and Columbia Oil Producing Company, as lessee, recorded March 25, 1901 in Book 2, page 128 of Leases, and amended by agreements recorded December 15, 1912 in Book 5, page 289 of Leases and

First American Title

Order Number:	O-SA-922260
Page Number:	1

UPDATED

First American Title
2 First American Way
Santa Ana, CA 92707

Joe Fleischaker
Shea Homes
603 South Valencia Avenue
Brea, CA 92823-6346
Phone: (714) 985-1300
Fax:

Customer Reference:

Order Number:	O-SA-922260

Title Officer:	Ronald Gomez (09)
Phone:	(714) 800-4822
Fax No.:	(714)800-4965
E-Mail:	rogomez@firstam.com

Buyer:

Property:

Brea, California

PRELIMINARY REPORT

In response to the above referenced application for a policy of title insurance, this company hereby reports that it is prepared to issue, or cause to be issued, as of the date hereof, a Policy or Policies of Title Insurance describing the land and the estate or interest therein hereinafter set forth, insuring against loss which may be sustained by reason of any defect, lien or encumbrance not shown or referred to as an Exception below or not excluded from coverage pursuant to the printed Schedules, Conditions and Stipulations of said Policy forms.

The printed Exceptions and Exclusions from the coverage of said Policy or Policies are set forth in Exhibit A attached. Copies of the Policy forms should be read. They are available from the office which issued this report.

Please read the exceptions shown or referred to below and the exceptions and exclusions set forth in Exhibit A of this report carefully. The exceptions and exclusions are meant to provide you with notice of matters which are not covered under the terms of the title insurance policy and should be carefully considered.

It is important to note that this preliminary report is not a written representation as to the condition of title and may not list all liens, defects, and encumbrances affecting title to the land.

This report (and any supplements or amendments hereto) is issued solely for the purpose of facilitating the issuance of a policy of title insurance and no liability is assumed hereby. If it is desired that liability be assumed prior to the issuance of a policy of title insurance, a Binder or Commitment should be requested.

First American Title

Order Number:	O-SA-922260
Page Number:	2

Dated as of November 18, 2003 at 7:30 A.M.

The form of Policy of title insurance contemplated by this report is:

     ALTA Standard Owners w/Reg Exc 1992

     A specific request should be made if another form or additional coverage is desired.

Title to said estate or interest at the date hereof is vested in:

     Nuevo Energy Company, a Delaware corporation.

The estate or interest in the land hereinafter described or referred to covered by this Report is:

     A fee.

The Land referred to herein is described as follows:

(See attached Legal Description)

At the date hereof exceptions to coverage in addition to the printed Exceptions and Exclusions in said policy form would be as follows:

1.	This item has been intentionally deleted.

2.	The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code.

Although the above supplemental taxes may be a lien, the installments thereof are not yet due or payable.

3.	This item has been intentionally deleted.

4.	An easement for roads, railroads and ditches and incidental purposes, recorded July 10, 1897 as in Book 30, page 11 of Deeds.

In Favor of:	The Stearns Rancho Company.
Affects:	Portions of the land.

Note: Affects Lot 3.

(A 103.1 endorsement will be issued at the time of closing)

5.	An oil and gas lease, covering the Easterly 100 acres of the herein described land, dated February 26, 1901, executed by Union Oil Company of California, as lessor, and Columbia Oil Producing Company, as lessee, recorded March 25, 1901 in Book 2, page 128 of Leases, and amended by agreements recorded December 15, 1912 in Book 5, page 289 of Leases and

First American Title

Order Number:	O-SA-922260
Page Number:	3

February 20, 1959 in Book 4594, page 488 of Official Records, to which record reference is hereby made for full particulars.

Note 1: The lessee’s interest under said lease has been assigned to Shell Oil Company, a Delaware corporation, by mesne assignments of record.

Note 2: Recorded October 11, 1957 in Book 4067, page 328 of Official Records is a deed dated August 2, 1957 wherein Shell Oil Company quitclaims and surrenders said lease only insofar as it affects the following described lands, reserving, however unto said Shell Oil Company “all of those easements in, over and across the surrendered lands which were conveyed to it under the provisions of said lease, as amended:”

Parcel 1: Beginning at the Northeast corner of the land described in the deed to Union Oil Company of California recorded in Book 30, page 11 of Deeds in the office of the county recorder of said county; thence South 4 deg. 22' 00'' East along the Easterly line of said land of union 815.03 feet; thence South 85 deg 38' 00'' West 41.21 feet; thence North 4 deg. 22' 00'' West 307.60 feet; thence South 85 deg. 38' 00'' West 855.56 feet; thence North 4 deg. 22' West 330.64 feet; thence South 85 deg. 38' 00'' West 462.95 feet; thence North 4 deg. 21' 13'' West 414.28 feet to the Northerly line of the land described in said deed to union; thence South 84 deg. 27' 31'' East along said Northerly line 1380.20 feet to the point of beginning.

Parcel 2: Beginning for reference at a point in the Easterly line of the land above described in said deed to Union Oil Company of California distant North 4 deg. 22' 00'' West along said Easterly line 438.07 feet from the Southeast corner of said land; thence South 85 deg. 38' 00'' West 395.50 feet to the true point of beginning; thence continuing South 85 deg. 38' 00'' West 228.01 feet; thence North 4 deg. 22' 00'' West 394.17 feet; thence North 85 deg. 38' 00'' East 67.11 feet; thence North 4 deg. 22' 00'' West 410.00 feet; thence North 85 deg. 38' 00'' east 46.75 feet; thence North 4 deg. 22' 00'' West 289.87 feet; thence North 85 deg. 38' 00'' East 58.37 feet; thence North 4 deg. 22' 00'' West 64.29 feet; thence North 85 deg. 38' 00'' East 24.43 feet; thence South 4 deg. 22' 00'' East 221.53 feet; thence North 85 deg. 38' 00'' East 31.35 feet; thence South 4 deg. 22' 00'' East 936.80 feet to the true point of beginning.

Note 3: An instrument declaring a modification or amendment of said lease was recorded March 29, 1960 in Book 5169, page 140 of Official Records.

Note 4: A portion of said lease was surrendered by an instrument entitled “Partial Surrender of Oil and Gas Lease” recorded January 16, 1969 in Book 8846, page 968 of Official Records; reference being made to the record thereof for full particulars.

6.	The right of way to lay, construct, maintain, operate, repair and remove pipe lines for the transportation of oil, petroleum or gas, maintain and operate telegraph or telephone lines, with the right of ingress and egress to and from the same, over, through, under or along a portion of the land, as conveyed to the Pacific Coast Oil Company by deed recorded June 25, 1902 in Book 75, page 254 of Deeds.

Note: Affects Lots 1 and 5.

(A 103.1 endorsement will be issued at the time of closing)

7.	The effect of a map purporting to show the herein described and other land recorded in Book 12, page 40 of Record of Surveys.

(The above item will be eliminated upon tract recordation)

First American Title

Order Number:	O-SA-922260
Page Number:	4

8.	This item has been intentionally deleted.

9.	This item has been intentionally deleted.

10.	This item has been intentionally deleted.

11.	This item has been intentionally deleted.

12.	This item has been intentionally deleted.

13.	An easement for roadway and incidental purposes, recorded August 1, 1962 as in Book 6245, page 654 of Official Records.

In Favor of:	Boy Scouts of America, Los Angeles area council.
Affects:	Lot A.

(A 103.1 endorsement will be issued at the time of closing)

14.	This item has been intentionally deleted.

15.	This item has been intentionally deleted.

16.	The effect of a map purporting to show the herein described and other land in Book 91, page 12 of Record of Surveys.

(The above item will be eliminated upon tract recordation)

17.	The effect of a map purporting to show the herein described and other land recorded in Book 99, pages 29 to 35 of Record of Surveys.

Note 1: An instrument entitled “Certificate of Correction” recorded March 13, 1981 in Book 13981, page 691 of Official Records; reference being made to the record thereof for full particulars.

Note 2: An instrument entitled “Certificate of Correction” recorded August 11, 1981 in Book 14176, page 1928 of Official Records; reference being made to the record thereof for full particulars.

(The above item will be eliminated upon tract recordation)

18.	The effect of a map purporting to show the herein described and other land in Book 106, page 1 of Record of Surveys.

(The above item will be eliminated upon tract recordation)

19.	The effect of a map purporting to show the herein described and other land recorded in Book 133, pages 41 to 46 of Record of Surveys.

Note 1: An instrument entitled “Record of Survey Certificate of Correction” recorded July 30, 1991 as Instrument No. 91-401277 of Official Records; reference being made to the record thereof for full particulars.

First American Title

Order Number:	O-SA-922260
Page Number:	5

Note 2: An instrument entitled “Record of Survey Certificate of Correction” recorded October 18, 1994 as Instrument No. 94-0617580 of Official Records; reference being made to the record thereof for full particulars.

(The above item will be eliminated upon tract recordation)

20.	The effect of an instrument entitled “Notice of Intent to Preserve Mineral Rights” recorded January 26, 1995 as Instrument No. 95-0034367 of Official Records; reference being made to the record thereof for full particulars.

21.	This item has been intentionally deleted.

22.	An easement for road and incidental purposes, recorded March 29, 1996 as Instrument No. 19960153323 of Official Records.

In Favor of:	The City of Brea.
Affects:	Lots 3 and 4.

23.	An easement for water pipeline and incidental purposes, recorded March 29, 1996 as Instrument No. 19960153324 of Official Records.

In Favor of:	The City of Brea.
Affects:	Lot 4 and Lot A.

24.	Easements, covenants and conditions contained in the deed from Union Oil Company of California, a California corporation, for itself and as successor by merger to Collier Carbon and Chemical Corporation, a California corporation formerly known as R. T. Collier Corporation which was successor by merger to Brea Chemicals, Inc. and Unocal California Pipeline Company, a California corporation, as grantor, to Nuevo Energy Company, a Delaware corporation, as grantee, recorded April 10, 1996 as Instrument No. 19960175928 of Official Records. reference being made to said document for full particulars.

(A 103.1 endorsement will be issued at the time of closing)

25.	The terms, provisions and conditions contained in a document entitled “Agreement Between Adjacent Landowners”, executed by and between Nuevo Energy Company, a Delaware corporation and Brea Walden, LLC, a California limited liability company, recorded October 9, 2001 as Instrument No. 20010710857 of Official Records.

26.	The effect of a map purporting to show the herein described and other land recorded in Book 187, pages 2 to 7 of Record of Surveys.

(The above item will be eliminated upon tract recordation)

27.	The terms, provisions and conditions contained in a document entitled “Tonner Hills Development Agreement”, executed by and between the County of Orange and Nuevo Energy Company, recorded February 14, 2003 as Instrument No. 2003000171873 of Official Records.

28.	The terms, provisions and conditions and easements contained in a document entitled “Easement Agreement”, executed by and between Nuevo Energy Company, a Delaware corporation and

First American Title

Order Number:	O-SA-922260
Page Number:	6

Blacksand Partners L.P., a Texas limited partnership, recorded February 28, 2003 as Instrument No. 2003000226061 of Official Records.

29.	This item has been intentionally deleted.

30.	An easement for slope, drainage and incidental purposes, recorded June 4, 2003 as Instrument No. 2003000648902 of Official Records.

In Favor of:	County of Orange
Affects:	Lot 10

First American Title

Order Number:	O-SA-922260
Page Number:	7

INFORMATIONAL NOTES

The map attached, if any, may or may not be a survey of the land depicted hereon. First American expressly disclaims and liability for loss or damage which may result from reliance on this map except to the extent coverage for such loss or damage is expressly provided by the terms and provisions of the title insurance policy, if any, to which this map is attached.

First American Title

Order Number:	01-SA-922260
Page Number:	8

WIRE INSTRUCTIONS

First American Title Company, Demand/Draft Sub-Escrow Deposits
Orange County, California

First American Trust, FSB
Santa Ana Branch
421 North Main Street
Santa Ana, California 92701

ABA 122241255
Credit to First American Title Company
Account No. 15030
Reference Title Order Number O-SA-922260, and Title Officer Ronald Gomez

Please wire the day before recording. Also, notify the Title Officer of your intent to wire.

First American Title

Order Number:	O-SA-922260
Page Number:	9

LEGAL DESCRIPTION

Real property in the City of Brea, County of Orange, State of California, described as follows:

LOTS 1 THROUGH 8, INCLUSIVE, LOTS 10, 20, AND LETTERED LOTS A - D, INCLUSIVE OF TENTATIVE TRACT 16178 BEING A SUBDIVISION OF:

THOSE PORTIONS OF SECTIONS 1 AND 12, TOWNSHIP 3 SOUTH, RANGE 10 WEST AND SECTIONS 5, 6, 7 AND 8, TOWNSHIP 3 SOUTH, RANGE 9 WEST, IN THE RANCHO SAN JUAN CAJON DE SANTA ANA, IN THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, AND IN THE CITY OF BREA, IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 51, PAGE 7 OF MISCELLANEOUS MAPS, AND RECORD OF SURVEY FILED IN BOOK 12, PAGE 40, RECORD OF SURVEY NO. 91-1007 FILED IN BOOK 133, PAGES 41 THROUGH 46 INCLUSIVE AND RECORD OF SURVEY NO. 2001-1007, FILED IN BOOK 187, PAGES 02 THROUGH 07 INCLUSIVE, ALL OF RECORDS OF SURVEY , IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY RECORDER, ALSO BEING DESCRIBED IN A DEED, BILL OF SALE AND ASSIGNMENT, RECORDED APRIL 10, 1996 AS INSTRUMENT NO. 19960175928 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 1:

BEGINNING AT A WHITE POST 4 INCHES SQUARE IN MOUND WITH PITS AT THE NORTHEAST CORNER OF THE RANCHO SAN JUAN CAJON DE SANTA ANA, BEING ALSO THE SOUTHEAST CORNER OF THE RANCHO RINCON DE LA BREA; THENCE ALONG THE PATENT BOUNDARY OF SAID RANCHO RINCON DE LA BREA, NORTH 84 DEG. WEST 107.51 CHAINS TO A SAND STONE MARKED R. B. IN MOUND WITH PITS; THENCE ALONG SAID PATENT BOUNDARY NORTH 57 DEG. 42' WEST 43.67 CHAINS TO A WHITE POST 4 INCHES SQUARE IN MOUND OF STONE MARKED S. J. C. S. A. AT INTERSECTION OF THE PATENT LINES OF SAID RANCHOS SAN JUAN CAJON DE SANTA ANA AND RINCON DE LA BREA; THENCE ALONG THE PATENT LINE OF SAID RANCHO SAN JUAN CAJON DE SANTA ANA, NORTH 76 DEG. 25' WEST 62.67 CHAINS TO A 2'' × 4'' POST MARKED 62.67 IN MOUND WITH PITS; THENCE SOUTH 1 DEG. 45' WEST 58.96 CHAINS TO A 2'' × 4'' POST MARKED 20.60 IN MOUND WITH PITS; THENCE NORTH 89 DEG. EAST 20.00 CHAINS TO A 4'' × 4'' POST IN MOUND WITH PITS; THENCE SOUTH 1 DEG. 45' WEST 20.00 CHAINS TO A 2'' × 4'' POST MARKED 20.60 IN MOUND WITH PITS; THENCE NORTH 88 DEG. 39' EAST 55.48 CHAINS TO A 2'' × 4'' POST MARKED 20 IN MOUND WITH PITS; THENCE SOUTH 0 DEG. 30' EAST 20.00 CHAINS TO A 2'' × 4'' POST IN MOUND WITH PITS; THENCE NORTH 89 DEG. 45'' EAST 134.63 CHAINS TO A 2'' × 4'' POST MARKED 40.10 IN MOUND WITH PITS UPON THE EASTERN BOUNDARY OF SAID RANCHO SAN JUAN CAJON DE SANTA ANA; THENCE ALONG SAME NORTH 4 DEG. WEST 47.51 CHAINS TO THE PLACE OF BEGINNING.

EXCEPTING THE WESTERLY 200 ACRES OF THE ABOVE DESCRIBED TRACT.

ALSO EXCEPTING THEREFROM ANY PORTION LYING NORTHERLY OF THE AGREED BOUNDARY LINE AND BOUNDED WESTERLY BY LINE, RUNNING NORTH 28 DEG. 30' EAST FROM THE WESTERN TERMINUS OF SAID LINE AS ESTABLISHED BY AGREEMENT BETWEEN THE UNION OIL COMPANY OF CALIFORNIA AND THE GRAHAM-LOFTUS OIL COMPANY, RECORDED JUNE 10, 1905 IN BOOK 120, PAGE 223 OF DEEDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING FROM SAID TRACT OF LAND THE LAND CONVEYED TO THE METROPOLITAN

First American Title

Order Number:	O-SA-922260
Page Number:	10

WATER DISTRICT OF SOUTHERN CALIFORNIA BY DEED RECORDED JUNE 28, 1940 IN BOOK 1051, PAGE 301 OF OFFICIAL RECORDS OF SAID ORANGE COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERLY BOUNDARY OF SAID LANDS OWNED BY UNION OIL COMPANY OF CALIFORNIA, WHICH WESTERLY BOUNDARY IS ALSO THE EASTERLY BOUNDARY OF THAT CERTAIN 200-ACRE TRACT CONVEYED BY SAID UNION OIL COMPANY OF CALIFORNIA TO GEORGE CHAFFEY BY DEED DATED APRIL 25, 1899, RECORDED JUNE 20, 1899 IN BOOK 44, PAGE 79 OF SAID DEEDS, WHICH POINT OF BEGINNING IS THE POINT OF INTERSECTION OF THE AFORESAID WESTERLY BOUNDARY WITH THE EASTERLY PROLONGATION OF THE CENTER LINE OF CENTRAL AVENUE AS THE SAME EXISTED ON MAY 23, 1940 BETWEEN BERRY STREET AND BREA CANYON ROAD; THENCE NORTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 73 DEG. 32' 24'' WITH THE EASTERLY PROLONGATION OF THE CENTER LINE OF SAID CENTRAL AVENUE AT SAID POINT OF INTERSECTION (ASSUMED AND TAKEN TO BEAR NORTH 15 DEG. 11' 16'' EAST), A DISTANCE OF 839.60 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 0 DEG. 10' 11'' EAST A DISTANCE OF 1250 FEET; THENCE SOUTH 89 DEG. 49' 49'' EAST A DISTANCE OF 500 FEET; THENCE SOUTH 65 DEG. 23' 11'' EAST A DISTANCE OF 604.15 FEET; THENCE SOUTH 0 DEG. 10' 11'' WEST A DISTANCE OF 1000 FEET; THENCE NORTH 89 DEG. 49' 49'' WEST A DISTANCE OF 1050 FEET TO THE TRUE POINT OF BEGINNING

ALSO EXCEPTING THEREFROM THE LAND CONVEYED TO BREA CHEMICALS, INC., BY DEED RECORDED JUNE 10, 1957 IN BOOK 3936, PAGE 314 OF SAID OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED FROM THE STEARNS RANCHOS COMPANY, A CORPORATION, TO UNION OIL COMPANY OF CALIFORNIA, A CORPORATION, DATED AUGUST 31, 1899, RECORDED SEPTEMBER 2, 1899 IN BOOK 44, PAGE 250 OF SAID DEEDS, DISTANT SOUTH 89 DEG. 10' 50'' WEST ALONG SAID LINE 3131.98 FEET FROM THE SOUTHEAST CORNER OF SAID LAND, SAID POINT OF BEGINNING BEING MONUMENTED BY UNION OIL COMPANY MONUMENT 11B; THENCE NORTH 9 DEG. 48' 11'' WEST 529.60 FEET TO A 2'' × 2'' STAKE AND THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 85 DEG. 48' 16'' WEST, 380.00 FEET TO A 2'' × 2'' STAKE; THENCE NORTH 4 DEG. 11' 44'' EAST 1750.00 FEET TO A 2'' × 2'' STAKE; THENCE SOUTH 85 DEG. 48' 16'' EAST 380.00 FEET TO A 2'' × 2'' STAKE; THENCE SOUTH 4 DEG. 11' 44'' WEST 1750.00 FEET TO A 2'' × 2'' STAKE AND THE TRUE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA RECORDED FEBRUARY 10, 1967 IN BOOK 8173, PAGE 641 OF SAID OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA RECORDED FEBRUARY 10, 1967 IN BOOK 8173, PAGE 647 OF SAID OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THE LAND DESCRIBED IN DEED TO THE BREA-OLINDA UNIFIED SCHOOL DISTRICT OF ORANGE COUNTY, CALIFORNIA, RECORDED SEPTEMBER 11, 1968 IN BOOK 8716, PAGE 437 OF SAID OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN PARCEL 1 OF THE DEED TO THE CITY OF BREA RECORDED JANUARY 16, 1969 IN BOOK 8846, PAGE 971 OF SAID OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN PARCELS A6471-4, A6471-5, A6471-6 AND A6471-7 OF THAT CERTAIN FINAL ORDER OF CONDEMNATION, SUPERIOR COURT CASE NO. 156220, A CERTIFIED COPY OF WHICH WAS RECORDED SEPTEMBER 29, 1970

First American Title

Order Number:	O-SA-922260
Page Number :	11

IN BOOK 9417, PAGE 364 OF SAID OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM PARCELS 1 AND 2 AS SHOWN ON PARCEL MAP NO. 86-243, FILED IN BOOK 214, PAGES 28 THROUGH 31 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF SAID COUNTY RECORDER, TOGETHER WITH THE WEST HALF OF ASSOCIATED ROAD, 80.00 FEET WIDE, AS SHOWN SAID PARCEL MAP NO. 86-243, ADJOINING SAID PARCELS 1 AND 2 ON THE EAST, AND BOUND NORTHEASTERLY BY THE NORTHEASTERLY LINE OF SAID PARCEL MAP NO. 86-243, AND BOUND SOUTHERLY BY THE CENTERLINE OF LAMBERT ROAD ON SAID PARCEL MAP NO. 86-243

ALSO EXCEPTING THEREFROM THAT PORTION, IF ANY, INCLUDED WITHIN PARCEL 1 OF PARCEL MAP NO. 83-1179, AS SHOWN ON A MAP FILED IN BOOK 218, PAGES 1 TO 4 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF ORANGE COUNTY, CALIFORNIA.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN TRACT NO. 12562, AS SHOWN ON A MAP RECORDED IN BOOK 579, PAGES 4 TO 9 INCLUSIVE OF SAID MISCELLANEOUS MAPS.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN TRACT NO. 12563, AS SHOWN ON A MAP RECORDED IN BOOK 579, PAGES 10 TO 15 INCLUSIVE OF SAID MISCELLANEOUS MAPS.

ALSO EXCEPTING THEREFROM THE LAND DESCRIBED IN THE DEED TO THE CITY OF BREA RECORDED MARCH 29, 1996 AS INSTRUMENT NO. 19960153320 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN PARCEL 1, AS SHOWN ON EXHIBIT “B” ATTACHED TO LOT LINE ADJUSTMENT LL 2000-054, RECORDED AUGUST 13, 2001 AS INSTRUMENT NO. 20010557229 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

PARCEL 2:

PARCEL 1, AS SHOWN ON EXHIBIT “B” ATTACHED TO LOT LINE ADJUSTMENT LL 2000-054, RECORDED AUGUST 13, 2001 AS INSTRUMENT NO. 20010557229 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO BREA-OLINDA UNIFIED SCHOOL DISTRICT BY GIFT DEED RECORDED FEBRUARY 25, 2003 AS INSTRUMENT NO. 2003000207265 OF OFFICIAL RECORDS OF SAID ORANGE COUNTY.

EXCEPT THEREFROM THAT PORTION CONVEYED TO THE COUNTY OF ORANGE BY GRANT DEED RECORDED JUNE 4, 2003 AS INSTRUMENT NO. 2003000648901 OF OFFICIAL RECORDS OF SAID ORANGE COUNTY.

PARCEL 3:

THE LAND CONVEYED TO BREA CHEMICALS, INC., BY DEED RECORDED JUNE 10, 1957 IN BOOK 3936, PAGE 314 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED FROM THE STEARNS RANCHOS COMPANY, A CORPORATION, TO UNION OIL COMPANY OF CALIFORNIA, A CORPORATION, DATED AUGUST 31, 1899, RECORDED SEPTEMBER 2, 1899 IN BOOK 44, PAGE 250 OF SAID DEEDS, DISTANT SOUTH 89 DEG. 10' 50'' WEST ALONG SAID LINE

First American Title

Order Number:	O-SA-922260
Page Number :	12

3131.98 FEET FROM THE SOUTHEAST CORNER OF SAID LAND, SAID POINT OF BEGINNING BEING MONUMENTED BY UNION OIL COMPANY MONUMENT 11B; THENCE NORTH 9 DEG. 48' 11'' WEST 529.60 FEET TO A 2'' × 2'' STAKE AND THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 85 DEG. 48' 16'' WEST, 380.00 FEET TO A 2'' × 2'' STAKE; THENCE NORTH 4 DEG. 11' 44'' EAST 1750.00 FEET TO A 2'' × 2'' STAKE; THENCE SOUTH 85 DEG. 48' 16'' EAST 380.00 FEET TO A 2'' × 2'' STAKE; THENCE SOUTH 4 DEG. 11' 44'' WEST 1750.00 FEET TO A 2'' × 2'' STAKE AND THE TRUE POINT OF BEGINNING.

EXCEPTING FROM PARCELS 1, 2 AND 3 ABOVE, ANY AND ALL OIL RIGHTS, MINERAL, MINERAL RIGHTS, NATURAL GAS RIGHTS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN, GEOTHERMAL STEAM AND ALL PRODUCTS DERIVED FROM ANY OF THE FOREGOING (HEREINAFTER COLLECTIVELY REFERRED TO AS, THE “MINERALS”); TOGETHER WITH THE PERPETUAL RIGHT, AS LIMITED THEREIN, OF DRILLING, EXPLORING AND OPERATING THEREOF AND STORING IN AND REMOVING THE SAME; EXCEPTING THEREFROM THE MINERALS LYING FROM THE SURFACE TO FIVE HUNDRED FEET (500') BELOW THE SURFACE OF THE PROPERTY AND GRANTEE SHALL HAVE NO RIGHTS TO DRILL FOR, EXPLORE, OPERATE, STORE OR REMOVE THE MINERALS FROM SAID RESERVED INTERVAL, PROVIDED, HOWEVER, GRANTEE SHALL HAVE THE RIGHT OF SUBSURFACE ENTRY THROUGH SAID INTERVAL TO EXPLORE, OPERATE, STORE OR REMOVE THE MINERALS LYING BELOW FIVE HUNDRED FEET (500') FROM THE SURFACE OF THE PROPERTY; AS CONVEYED TO BLACKSAND PARTNERS, L.P., A TEXAS LIMITED PARTNERSHIP, BY MINERAL GRANT DEED RECORDED FEBRUARY 28, 2003 AS INSTRUMENT NO. 2003000226060 OF OFFICIAL RECORDS.

NOTE: THE ABOVE LEGAL DESCRIPTION IS FOR THE SOLE PURPOSE OF THIS REPORT AND MAY NOT BE CONSIDERED FOR USE IN ANY POLICY OF TITLE INSURANCE TO BE ISSUED BY THIS COMPANY, AND IS SUBJECT TO CHANGE AT ANY TIME.

First American Title

Order Number:	O-SA-922260
Page Number:	13

NOTICE

Section 12413.1 of the California Insurance Code, effective January 1, 1990, requires that any title insurance company, underwritten title company, or controlled escrow company handling funds in an escrow or sub-escrow capacity, wait a specified number of days after depositing funds, before recording any documents in connection with the transaction or disbursing funds. This statute allows for funds deposited by wire transfer to be disbursed the same day as deposit. In the case of cashier’s checks or certified checks, funds may be disbursed the next day after deposit. In order to avoid unnecessary delays of three to seven days, or more, please use wire transfer, cashier’s checks, or certified checks whenever possible.

If you have any questions about the effect of this new law, please contact your local First American Office for more details.

First American Title

Order Number:	O-SA-922260
Page Number:	14

EXHIBIT A
LIST OF PRINTED EXCEPTIONS AND EXCLUSIONS (BY POLICY TYPE)

1. CALIFORNIA LAND TITLE ASSOCIATION STANDARD COVERAGE POLICY - 1990
SCHEDULE B

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records. Proceedings by a public agency which may result in taxes or assessments, or notice of such proceedings, whether or not shown by the records of such agency or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of the land or which may be asserted by persons in possession thereof.

3.	Easements, liens or encumbrances, or claims thereof, which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by the public records.

5.	(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the public records.

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

1.	(a) Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

(b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2.	Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.	Defects, liens, encumbrances, adverse claims or other matters:

(a) whether or not recorded in the public records at Date of Policy, but created, suffered, assumed or agreed to by the insured claimant;

(b) not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;

(c) resulting in no loss or damage to the insured claimant;

(d) attaching or created subsequent to Date of Policy; or

(e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the insured mortgage or for the estate or interest insured by this policy.

4.	Unenforceability of the lien of the insured mortgage because of the inability or failure of the insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with applicable “doing business” laws of the state in which the land is situated.

5.	Invalidity or Unenforceability of the lien of the insured mortgage, or claim thereof, which arises out of the transaction evidenced by the insured mortgage and is based upon usury or any consumer credit protection or truth in lending law.

6.	Any claim, which arises out of the transaction vesting in the insured the estate or interest insured by their policy or the transaction creating the interest of the insured lender, by reason of the operation of federal bankruptcy, state insolvency or similar creditors’ rights laws.

2. AMERICAN LAND TITLE ASSOCIATION OWNER’S POLICY FORM B - 1970
SCHEDULE OF EXCLUSIONS FROM COVERAGE

1.	Any law, ordinance or governmental regulation (including but not limited to building and zoning ordinances) restricting or regulating or prohibiting the occupancy, use or enjoyment of the land, or regulating the character, dimensions or location of any improvement now or hereafter erected on the land, or prohibiting a separation in ownership or a reduction in the dimensions of area of the land, or the effect of any violation of any such law, ordinance or governmental regulation.

2.	Rights of eminent domain or governmental rights of police power unless notice of the exercise of such rights appears in the public records at Date of Policy.

3.	Defects, liens, encumbrances, adverse claims, or other matters (a) created, suffered, assumed or agreed to by the insured claimant; (b) not known to the Company and not shown by the public records but known to the insured claimant either at Date of Policy or at the date such claimant acquired an estate or interest insured by this policy and not disclosed in writing by the insured claimant to the Company prior to the date such insured claimant became an insured hereunder; (c) resulting in no loss or damage to the insured claimant; (d) attaching or

First American Title

Order Number:	O-SA-922260
Page Number:	15

created subsequent to Date of Policy; or (e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the estate or interest insured by this policy.

3. AMERICAN LAND TITLE ASSOCIATION OWNER’S POLICY FORM B - 1970
WITH REGIONAL EXCEPTIONS

When the American Land Title Association policy is used as a Standard Coverage Policy and not as an Extended Coverage Policy the exclusions set forth in paragraph 2 above are used and the following exceptions to coverage appear in the policy.

SCHEDULE B

This policy does not insure against loss or damage by reason of the matters shown in parts one and two following:

Part One

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

5.	Unpatented mining claims; reservations or exceptions in patents or in Acts authorizing the issuance thereof; water rights, claims or title to water.

6.	Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

4. AMERICAN LAND TITLE ASSOCIATION LOAN POLICY - 1970
WITH A.L.T.A. ENDORSEMENT FORM 1 COVERAGE
SCHEDULE OF EXCLUSIONS FROM COVERAGE

1.	Any law, ordinance or governmental regulation (including but not limited to building and zoning ordinances) restricting or regulating or prohibiting the occupancy, use or enjoyment of the land, or regulating the character, dimensions or location of any improvement now or hereafter erected on the land, or prohibiting a separation in ownership or a reduction in the dimensions or area of the land, or the effect of any violation of any such law ordinance or governmental regulation.

2.	Rights of eminent domain or governmental rights of police power unless notice of the exercise of such rights appears in the public records at Date of Policy.

3.	Defects, liens, encumbrances, adverse claims, or other matters (a) created, suffered, assumed or agreed to by the insured claimant, (b) not known to the Company and not shown by the public records but known to the insured claimant either at Date of Policy or at the date such claimant acquired an estate or interest insured by this policy or acquired the insured mortgage and not disclosed in writing by the insured claimant to the Company prior to the date such insured claimant became an insured hereunder, (c) resulting in no loss or damage to the insured claimant; (d) attaching or created subsequent to Date of Policy (except to the extent insurance is afforded herein as to any statutory lien for labor or material or to the extent insurance is afforded herein as to assessments for street improvements under construction or completed at Date of Policy).

4.	Unenforceability of the lien of the insured mortgage because of failure of the insured at Date of Policy or of any subsequent owner of the indebtedness to comply with applicable “doing business” laws of the state in which the land is situated.

5. AMERICAN LAND TITLE ASSOCIATION LOAN POLICY - 1970
WITH REGIONAL EXCEPTIONS

When the American Land Title Association Lenders Policy is used as a Standard Coverage Policy and not as an Extended Coverage Policy, the exclusions set forth in paragraph 4 above are used and the following exceptions to coverage appear in the policy.

SCHEDULE B

This policy does not insure against toss or damage by reason of the matters shown in parts one and two following:

Part One

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

5.	Unpatented mining claims; reservations or exceptions in patents or in Acts authorizing the issuance thereof; water rights, claims or title to water.

6.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

First American Title

Order Number:	O-SA-922260
Page Number:	16

6. AMERICAN LAND TITLE ASSOCIATION LOAN POLICY - 1992
WITH A.L.T.A. ENDORSEMENT FORM 1 COVERAGE
EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

1.	(a) Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy;

(b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2.	Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.	Defects, liens, encumbrances, adverse claims, or other matters:

(a) whether or not recorded in the public records at Date of Policy, but created, suffered, assumed or agreed to by the insured claimant;

(b) not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;

(c) resulting in no loss or damage to the insured claimant;

(d) attaching or created subsequent to Date of Policy (except to the extent that this policy insures the priority of the lien of the insured mortgage over any statutory lien for services, labor or material or the extent insurance is afforded herein as to assessments for street improvements under construction or completed at date of policy); or

(e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the insured mortgage.

4.	Unenforceability of the lien of the insured mortgage because of the inability or failure of the insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with the applicable “doing business” laws of the state in which the land is situated.

5.	Invalidity or unenforceability of the lien of the insured mortgage, or claim thereof, which arises out of the transaction evidenced by the insured mortgage and is based upon usury or any consumer credit protection or truth in lending law.

6.	Any statutory lien for services, labor or materials (or the claim of priority of any statutory lien for services, labor or materials over the lien of the insured mortgage) arising from an improvement or work related to the land which is contracted for and commenced subsequent to Date of Policy and is not financed in whole or in part by proceeds of the indebtedness secured by the insured mortgage which at Date of Policy the insured has advanced or is obligated to advance.

7.	Any claim, which arises out of the transaction creating the interest of the mortgagee insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that is based on:

(i) the transaction creating the interest of the insured mortgagee being deemed a fraudulent conveyance or fraudulent transfer; or

(ii) the subordination of the interest of the insured mortgagee as a result of the application of the doctrine of equitable subordination; or

(iii) the transaction creating the interest of the insured mortgagee being deemed a preferential transfer except where the preferential transfer results from the failure:

(a) to timely record the instrument of transfer; or

(b) of such recordation to impart notice to a purchaser for value or a judgment or lien creditor.

7. AMERICAN LAND TITLE ASSOCIATION LOAN POLICY - 1992
WITH REGIONAL EXCEPTIONS

When the American Land Title Association policy is used as a Standard Coverage Policy and not as an Extended Coverage Policy the exclusions set forth in paragraph 6 above are used and the following exceptions to coverage appear in the policy.

SCHEDULE B

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

5.	Unpatented mining claims; reservations or exceptions in patents or in Acts authorizing the issuance thereof; water rights, claims or title to water.

6.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

8. AMERICAN LAND TITLE ASSOCIATION OWNER’S POLICY - 1992

First American Title

Order Number:	O-SA-922260
Page Number:	17

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

1.	(a) Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

(b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2.	Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.	Defects, liens, encumbrances, adverse claims, or other matters:

(a) created, suffered, assumed or agreed to by the insured claimant;

(b) not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;

(c) resulting in no loss or damage to the insured claimant;

(d) attaching or created subsequent to Date of Policy; or

(e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the estate or interest insured by this policy.

4.	Any claim, which arises out of the transaction vesting in the insured the estate or interest insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that is based on:

(i) the transaction creating the estate or interest insured by this policy being deemed a fraudulent conveyance or fraudulent transfer; or

(ii) the transaction creating the estate or interest insured by this policy being deemed a preferential transfer except where the preferential transfer results from the failure:

(a) to timely record the instrument of transfer; or

(b) of such recordation to impart notice to a purchaser for value or a judgment or lien creditor.

9. AMERICAN LAND TITLE ASSOCIATION OWNER’S POLICY - 1992
WITH REGIONAL EXCEPTIONS

When the American Land Title Association policy is used as a Standard Coverage Policy and not as an Extended Coverage Policy the exclusions set forth in paragraph 8 above are used and the following exceptions to coverage appear in the policy.

SCHEDULE B

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

Part One:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

5.	Unpatented mining claims; reservations or exceptions in patents or in Acts authorizing the issuance thereof; water rights, claims or title to water.

6.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

10. AMERICAN LAND TITLE ASSOCIATION RESIDENTIAL
TITLE INSURANCE POLICY - 1987
EXCLUSIONS

In addition to the Exceptions in Schedule B, you are not insured against loss, costs, attorneys’ fees and expenses resulting from:

1.	Governmental police power, and the existence or violation of any law or government regulation. This includes building and zoning ordinances and also laws and regulations concerning:

* land use * improvements on the land	* land division * environmental protection

This exclusion does not apply to violations or the enforcement of these matters which appear in the public records at Policy Date.
This exclusion does not limit the zoning coverage described in items 12 and 13 of Covered Title Risks.

First American Title

Order Number:	O-SA-922260
Page Number:	18

2.	The right to take the land by condemning it, unless:

*	a notice of exercising the right appears in the public records on the Policy Date

*	the taking happened prior to the Policy Date and is binding on you if you bought the land without knowing of the taking.

3.	Title Risks:

*	that are created, allowed, or agreed to by you

*	that are known to you, but not to us, on the Policy Date - unless they appeared in the public records

*	that result in no loss to you

*	that first affect your title after the Policy Date - this does not limit the labor and material lien coverage in Item 8 of Covered Title Risks

4.	Failure to pay value for your title.

5.	Lack of a right:

*	to any land outside the area specifically described and referred to in Item 3 of Schedule A, or

*	in streets, alleys, or waterways that touch your land

This exclusion does not limit the access coverage in Item 5 of Covered Title Risks.

11. EAGLE PROTECTION OWNER’S POLICY

CLTA HOMEOWNER’S POLICY OF TITLE INSURANCE - 1998
ALTA HOMEOWNER’S POLICY OF TITLE INSURANCE - 1998

Covered Risks 14 (Subdivision Law Violation). 15 (Building Permit). 16 (Zoning) and 18 (Encroachment of boundary walls or fences) are subject to Deductible Amounts and Maximum Dollar Limits of Liability

EXCLUSIONS

In addition to the Exceptions in Schedule B, you are not insured against loss, costs, attorneys’ fees, and expenses resulting from:

1.	Governmental police power, and the existence or violation of any law or government regulation. This includes ordinances, laws and regulations concerning:

a. building	b. zoning
c. land use	d. improvements on the land
e. land division	f. environmental protection

This exclusion does not apply to violations or the enforcement of these matters if notice of the violation or enforcement appears in the Public Records at the Policy Date.

This exclusion does not limit the coverage described in Covered Risk 14, 15, 16, 17 or 24.

2.	The failure of Your existing structures, or any part of them, to be constructed in accordance with applicable building codes. This Exclusion does not apply to violations of building codes if notice of the violation appears in the Public Records at the Policy Date.

3.	The right to take the Land by condemning it, unless:

a. a notice of exercising the right appears in the Public Records at the Policy Date; or

b. the taking happened before the Policy Date and is binding on You if You bought the Land without Knowing of the taking.

4.	Risks:

a. that are created, allowed, or agreed to by You, whether or not they appear in the Public Records;

b. that are Known to You at the Policy Date, but not to Us, unless they appear in the Public Records at the Policy Date;

c. that result in no loss to You; or

d. that first occur after the Policy Date - this does not limit the coverage described in Covered Risk 7, 8.d, 22, 23, 24 or 25.

5.	Failure to pay value for Your Title.

6.	Lack of a right:

a. to any Land outside the area specifically described and referred to in paragraph 3 of Schedule A; and

b. in streets, alleys, or waterways that touch the Land. This exclusion does not limit the coverage described in Covered Risk 11 or 18.

12. SECOND GENERATION EAGLE LOAN POLICY AMERICAN LAND TITLE ASSOCIATION EXPANDED COVERAGE RESIDENTIAL LOAN POLICY (10/13/01)

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

First American Title

Order Number:	O-SA-922260
Page Number:	19

1.	(a) Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the Land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the Land; (iii) a separation in ownership or a change in the dimensions or area of the Land or any parcel of which the Land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the Land has been recorded in the Public Records at Date of Policy. This exclusion does not limit the coverage provided under Covered Risks 12, 13, 14 and 16 of this policy.

(b)	Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the Public Records at Date of Policy. This exclusion does not limit the coverage provided under Covered Risks 12, 13, 14 and 16 of this policy.

2.	Rights of eminent domain unless notice of the exercise thereof has been recorded in the Public Records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without Knowledge.

3.	Defects, liens, encumbrances, adverse claims or other matters:

(a) created, suffered, assumed or agreed to by the Insured Claimant;

(b) not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c) resulting in no loss or damage to the Insured Claimant;

(d) attaching or created subsequent to Date of Policy (this paragraph does not limit the coverage provided under Covered Risks 8, 16, 18, 19, 20, 21, 22, 23, 24, 25 and 26); or

(e) resulting in loss or damage which would not have been sustained if the Insured Claimant had paid value for the Insured Mortgage.

4.	Unenforceability of the lien of the Insured Mortgage because of the inability or failure of the Insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with applicable doing business laws of the state in which the Land is situated.

5.	Invalidity or unenforceability of the lien of the Insured Mortgage, or claim thereof, which arises out of the transaction evidenced by the Insured Mortgage and is based upon usury, except as provided in Covered Risk 27, or any consumer credit protection or truth in lending law.

6.	Real property taxes or assessments of any governmental authority which become a lien on the Land subsequent to Date of Policy. This exclusion does not limit the coverage provided under Covered Risks 7, 8 (e) and 26.

7.	Any claim of invalidity, unenforceability or lack of priority of the lien of the Insured Mortgage as to advances or modifications made after the Insured has Knowledge that the vestee shown in Schedule A is no longer the owner of the estate or interest covered by this policy. This exclusion does not limit the coverage provided in Covered Risk 8.

8.	Lack of priority of the lien of the Insured Mortgage as to each and every advance made after Date of Policy, and all interest charged thereon, over liens, encumbrances and other matters affecting title, the existence of which are Known to the Insured at:

(a) The time of the advance; or

(b) The time a modification is made to the terms of the Insured Mortgage which changes the rate of interest charged, if the rate of interest is greater as a result of the modification than it would have been before the modification.

This exclusion does not limit the coverage provided in Covered Risk 8.

9.	The failure of the residential structure, or any portion thereof to have been constructed before, on or after Date of Policy in accordance with applicable building codes. This exclusion does not apply to violations of building codes if notice of the violation appears in the Public Records at Date of Policy.

SCHEDULE B

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

1.	The following existing statutes, reference to which are made part of the ALTA 8.1 Environmental Protection Lien Endorsement incorporated into this Policy following item 28 of Covered Risks: NONE.

13. SECOND GENERATION EAGLE LOAN POLICY AMERICAN LAND TITLE ASSOCIATION EXPANDED COVERAGE RESIDENTIAL LOAN POLICY (10/13/01)

WITH REGIONAL EXCEPTIONS

When the American Land Title Association loan policy with EAGLE Protection Added is used as a Standard Coverage Policy and not as an Extended Coverage Policy the exclusions set forth in paragraph 12 above are used and the following exceptions to coverage appear in the policy.

SCHEDULE B

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

Part One:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

First American Title

Order Number:	O-SA-922260
Page Number:	20

5.	Unpatented mining claims; reservations or exceptions in patents or in acts authorizing the issuance thereof; water rights, claims or title to water.

6.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

Part Two:

1.	The following existing statutes, reference to which are made part of the ALTA 8.1 Environmental Protection Lien Endorsement incorporated into this Policy following item 28 of Covered Risks: None.

First American Title

Order Number:	O-SA-1028199
Page Number:	1

UPDATED

First American Title
2 First American Way
Santa Ana, CA 92707

Joe Fleischaker
Shea Homes
603 South Valencia Avenue
Brea, CA 92823-6346
Phone: (714) 985-1300
Fax:

Customer Reference:	Nuevo Energy - TT 16178

Order Number:	O-SA-1028199

Title Officer:	Ronald Gomez (09)
Phone:	(714) 800-4822
Fax No.:	(714) 800-4965
E-Mail:	rogomez@firstam.com

Buyer:

Property:	Lots 11-19 & 21-22 of Tentative Tract No. 16178 Brea, California

PRELIMINARY REPORT

In response to the above referenced application for a policy of title insurance, this company hereby reports that it is prepared to issue, or cause to be issued, as of the date hereof, a Policy or Policies of Title Insurance describing the land and the estate or interest therein hereinafter set forth, insuring against loss which may be sustained by reason of any defect, lien or encumbrance not shown or referred to as an Exception below or not excluded from coverage pursuant to the printed Schedules, Conditions and Stipulations of said Policy forms.

The printed Exceptions and Exclusions from the coverage of said Policy or Policies are set forth in Exhibit A attached. Copies of the Policy forms should be read. They are available from the office which issued this report.

Please read the exceptions shown or referred to below and the exceptions and exclusions set forth in Exhibit A of this report carefully. The exceptions and exclusions are meant to provide you with notice of matters which are not covered under the terms of the title insurance policy and should be carefully considered.

It is important to note that this preliminary report is not a written representation as to the condition of title and may not list all liens, defects, and encumbrances affecting title to the land.

This report (and any supplements or amendments hereto) is issued solely for the purpose of facilitating the issuance of a policy of title insurance and no liability is assumed hereby. If it is desired that liability be assumed prior to the issuance of a policy of title insurance, a Binder or Commitment should be requested.

First American Title

Order Number:	O-SA-1028199
Page Number:	2

Dated as of November 18, 2003 at 7:30 A.M.

The form of Policy of title insurance contemplated by this report is:

          ALTA Standard Owners w/Reg Exc 1992

          A specific request should be made if another form or additional coverage is desired.

Title to said estate or interest at the date hereof is vested in:

          Nuevo Energy Company, a Delaware corporation.

The estate or interest in the land hereinafter described or referred to covered by this Report is:

          A fee.

The Land referred to herein is described as follows:

(See attached Legal Description)

At the date hereof exceptions to coverage in addition to the printed Exceptions and Exclusions in said policy form would be as follows:

1.	This item has been intentionally deleted.

2.	The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code.

Although the above supplemental taxes may be a lien, the installments thereof are not yet due or payable.

3.	This item has been intentionally deleted.

4.	An easement for roads, railroads and ditches and incidental purposes, recorded July 10, 1897 as in Book 30, page 11 of Deeds.

In Favor of:	The Stearns Rancho Company.
Affects:	Portions of Lots 13 and 19.

(A 103.1 endorsement will be issued at the time of closing)

5.	An oil and gas lease, covering the Easterly 100 acres of the herein described land, dated February 26, 1901, executed by Union Oil Company of California, as lessor, and Columbia Oil Producing Company, as lessee, recorded March 25, 1901 in Book 2, page 128 of Leases, and amended by agreements recorded December 15, 1912 in Book 5, page 289 of Leases and February 20, 1959 in Book 4594, page 488 of Official Records, to which record reference is hereby made for full particulars.

First American Title

Order Number:	O-SA-1028199
Page Number:	3

Note 1: The lessee’s interest under said lease has been assigned to Shell Oil Company, a Delaware corporation, by mesne assignments of record.

Note 2: Recorded October 11, 1957 in Book 4067, page 328 of Official Records is a deed dated August 2, 1957 wherein Shell Oil Company quitclaims and surrenders said lease only insofar as it affects the following described lands, reserving, however unto said Shell Oil Company “all of those easements in, over and across the surrendered lands which were conveyed to it under the provisions of said lease, as amended:”

Parcel 1: Beginning at the Northeast corner of the land described in the deed to Union Oil Company of California recorded in Book 30, page 11 of Deeds in the office of the county recorder of said county; thence South 4 deg. 22' 00'' East along the Easterly line of said land of union 815.03 feet; thence South 85 deg 38' 00'' West 41.21 feet; thence North 4 deg. 22' 00'' West 307.60 feet; thence South 85 deg. 38' 00'' West 855.56 feet; thence North 4 deg. 22' West 330.64 feet; thence South 85 deg. 38' 00'' West 462.95 feet; thence North 4 deg. 21' 13'' West 414.28 feet to the Northerly line of the land described in said deed to union; thence South 84 deg. 27' 31'' East along said Northerly line 1380.20 feet to the point of beginning.

Parcel 2: Beginning for reference at a point in the Easterly line of the land above described in said deed to Union Oil Company of California distant North 4 deg. 22' 00'' West along said Easterly line 438.07 feet from the Southeast corner of said land; thence South 85 deg. 38' 00'' West 395.50 feet to the true point of beginning; thence continuing South 85 deg. 38' 00'' West 228.01 feet; thence North 4 deg. 22' 00'' West 394.17 feet; thence North 85 deg. 38' 00'' East 67.11 feet; thence North 4 deg. 22' 00'' West 410.00 feet; thence North 85 deg. 38' 00'' east 46.75 feet; thence North 4 deg. 22' 00'' West 289.87 feet; thence North 85 deg. 38' 00'' East 58.37 feet; thence North 4 deg. 22' 00'' West 64.29 feet; thence North 85 deg. 38' 00'' East 24.43 feet; thence South 4 deg. 22' 00'' East 221.53 feet; thence North 85 deg. 38' 00'' East 31.35 feet; thence South 4 deg. 22' 00'' East 936.80 feet to the true point of beginning.

Note 3: An instrument declaring a modification or amendment of said lease was recorded March 29, 1960 in Book 5169, page 140 of Official Records.

Note 4: A portion of said lease was surrendered by an instrument entitled “Partial Surrender of Oil and Gas Lease” recorded January 16, 1969 in Book 8846, page 968 of Official Records; reference being made to the record thereof for full particulars.

6.	The right of way to lay, construct, maintain, operate, repair and remove pipe lines for the transportation of oil, petroleum or gas, maintain and operate telegraph or telephone lines, with the right of ingress and egress to and from the same, over, through, under or along a portion of the land, as conveyed to the Pacific Coast Oil Company by deed recorded June 25, 1902 in Book 75, page 254 of Deeds.

Note: Affects Lots 13 and 16.

(A 103.1 endorsement will be issued at the time of closing)

7.	An easement over that portion of said land included within Brea Canyon Road, as conveyed to the County of Orange by deed recorded January 21, 1916 in Book 280, page 244 of Deeds and by deed recorded November 8, 1928 in Book 220, page 38 of Official Records.

Note: Affects Lot 18.

First American Title

Order Number:	O-SA-1028199
Page Number:	4

8.	The effect of a map purporting to show the herein described and other land recorded in Book 12, page 40 of Record of Surveys.

(The above item will be eliminated upon tract recordation)

9.	A permanent easement and right of way over a portion of said land to construct and reconstruct a line or lines of pipe for transportation of water and incidental purposes, as conveyed to the Metropolitan Water District of Southern California by a deed recorded October 29, 1940 in Book 1067, page 308 of Official Records and as modified by an instrument dated June 18, 1954, executed by Union Oil Company of California in favor of the Metropolitan Water District of Southern California, recorded July 8, 1954 in Book 2766, page 268 of Official Records, reference being made to the record for full particulars.

Note: Affects Lot 11.

10.	This item has been intentionally deleted.

11.	This item has been intentionally deleted.

12.	This item has been intentionally deleted.

13.	This item has been intentionally deleted.

14.	An easement for roadway and incidental purposes, recorded August 1, 1962 as in Book 6245, page 654 of Official Records.

In Favor of:	Boy Scouts of America, Los Angeles area council.
Affects:	Lot 13.

(A 103.1 endorsement will be issued at the time of closing)

15.	An easement for public utilities and incidental purposes, recorded January 18, 1963 as in Book 6399, page 705 of Official Records.

In Favor of:	Southern California Edison Company.
Affects:	Lots 19 and 22

16.	This item has been intentionally deleted.

17.	An easement for pipeline for the transportation of gas and incidental purposes, recorded February 23, 1965 as in Book 7422, page 249 of Official Records.

In Favor of:	Pacific Lighting Gas Supply Company, a California public utility corporation.
Affects:	Lots 11, 13 and 22.

18.	An easement for pipe line and incidental purposes, recorded January 16, 1969 as in Book 8847, page 518 of Official Records.

In Favor of:	The City of Brea.
Affects:	Lot 16.

First American Title

Order Number:	O-SA-1028199
Page Number:	5

19.	An easement for road and incidental purposes, recorded January 16, 1969 as in Book 8847, page 529 of Official Records.

In Favor of:	The City of Brea.
Affects:	Lots 16 and 17.

20.	The fact that the land has no right or easement of access to the freeway adjacent, as condemned to the people of the State of California in the final order of condemnation recorded September 29, 1970 in Book 9417, page 364 of Official Records.

Note: Affects portions of the land.

21.	The effect of a map purporting to show the herein described and other land in Book 91, page 12 of Record of Surveys.

(The above item will be eliminated upon tract recordation)

22.	The effect of a map purporting to show the herein described and other land recorded in Book 99, pages 29 to 35 of Record of Surveys.

Note 1: An instrument entitled “Certificate of Correction” recorded March 13, 1981 in Book 13981, page 691 of Official Records; reference being made to the record thereof for full particulars.

Note 2: An instrument entitled “Certificate of Correction” recorded August 11, 1981 in Book 14176, page 1928 of Official Records; reference being made to the record thereof for full particulars.

(The above item will be eliminated upon tract recordation)

23.	The effect of a map purporting to show the herein described and other land in Book 106, page 1 of Record of Surveys.

(The above item will be eliminated upon tract recordation)

24.	An easement for highway slopes, appurtenant drainage structures and incidental purposes, recorded October 11, 1984 as Instrument No. 84-421551 of Official Records.

In Favor of:	The City of Brea.
Affects:	Lot 13.

25.	An easement for a public storm drain, appurtenances and incidental purposes, recorded October 7, 1985 as Instrument No. 85-382994 of Official Records.

In Favor of:	The City of Brea.
Affects:	Lot 13.

26.	The effect of a map purporting to show the herein described and other land recorded in Book 133, pages 41 to 46 of Record of Surveys.

Note 1: An instrument entitled “Record of Survey Certificate of Correction” recorded July 30, 1991 as Instrument No. 91-401277 of Official Records; reference being made to the record thereof for full particulars.

First American Title

Order Number:	O-SA-1028199
Page Number:	6

Note 2: An instrument entitled “Record of Survey Certificate of Correction” recorded October 18, 1994 as Instrument No. 94-0617580 of Official Records; reference being made to the record thereof for full particulars.

(The above item will be eliminated upon tract recordation)

27.	An instrument entitled “Certificate of Completion” recorded August 12, 1986 as Instrument No. 86-357255 of Official Records; reference being made to the record thereof for full particulars.

28.	An easement for the passage of vehicular and pedestrian traffic, utilities, storm drains, sewers and incidental purposes, recorded October 1, 1986 as Instrument No. 86-459482 of Official Records.

In Favor of:	Brea H.O.P.E. Inc.
Affects:	Lot 13.

29.	An easement for public utilities and incidental purposes, recorded May 9, 1989 as Instrument No. 89-243784 of Official Records.

In Favor of:	Southern California Edison Company.
Affects:	Lot 22.

30.	The effect of an instrument entitled “Notice of Intent to Preserve Mineral Rights” recorded January 26, 1995 as Instrument No. 95-0034367 of Official Records; reference being made to the record thereof for full particulars.

(A 100.29 endorsement will be issued at the time of closing)

31.	An easement for drainage and incidental purposes, recorded March 29, 1996 as Instrument No. 19960153322 of Official Records.

In Favor of:	The City of Brea.
Affects:	Lot 13.

32.	An easement for water pipeline and incidental purposes, recorded March 29, 1996 as Instrument No. 19960153324 of Official Records.

In Favor of: Affects:	The City of Brea. Lot 13.

33.	Easements, covenants and conditions contained in the deed from Union Oil Company of California, a California corporation, for itself and as successor by merger to Collier Carbon and Chemical Corporation, a California corporation formerly known as R. T. Collier Corporation which was successor by merger to Brea Chemicals, Inc. and Unocal California Pipeline Company, a California corporation, as grantor, to Nuevo Energy Company, a Delaware corporation, as grantee, recorded April 10, 1996 as Instrument No. 19960175928 of Official Records. reference being made to said document for full particulars.

(A 103.1 endorsement will be issued at the time of closing)

34.	The terms, provisions and conditions contained in a document entitled “Agreement Between Adjacent Landowners”, executed by and between Nuevo Energy Company, a Delaware

First American Title

Order Number:	O-SA-1028199
Page Number:	7

corporation and Brea Walden, LLC, a California limited liability company, recorded October 9, 2001 as Instrument No. 20010710857 of Official Records.

35.	The effect of a map purporting to show the herein described and other land recorded in Book 187, pages 2 to 7 of Record of Surveys.

(The above item will be eliminated upon tract recordation)

36.	The terms, provisions and conditions contained in a document entitled “Tonner Hills Development Agreement”, executed by and between the County of Orange and Nuevo Energy Company, recorded February 14, 2003 as Instrument No. 2003000171873 of Official Records.

37.	The terms, provisions and conditions and easements contained in a document entitled “Easement Agreement”, executed by and between Nuevo Energy Company, a Delaware corporation and Blacksand Partners L.P., a Texas limited partnership, recorded February 28, 2003 as Instrument No. 2003000226061 of Official Records.

38.	An easement shown or dedicated on the Map as referred to in the legal description

For:	emergency vehicle access and incidental purposes.

Note: Affects Lots 13 and 16.

39.	An easement for slope, drainage and incidental purposes, recorded June 4, 2003 as Instrument No. 2003000648902 of Official Records.

In Favor of:	County of Orange
Affects:	a portion of Lot 16.

INFORMATIONAL NOTES

The map attached, if any, may or may not be a survey of the land depicted hereon. First American expressly disclaims any liability for loss or damage which may result from reliance on this map except to the extent coverage for such loss or damage is expressly provided by the terms and provisions of the title insurance policy, if any, to which this map is attached.

First American Title

Order Number:	O-SA-1028199
Page Number:	8

WIRE INSTRUCTIONS

First American Title Company, Demand/Draft Sub-Escrow Deposits
Orange County, California

First American Trust, FSB
Santa Ana Branch
421 North Main Street
Santa Ana, California 92701

ABA 122241255
Credit to First American Title Company
Account No. 15030
Reference Title Order Number O-SA-1028199, and Title Officer Ronald Gomez

Please wire the day before recording. Also, notify the Title Officer of your intent to wire.

First American Title

Order Number:	O-SA-1028199
Page Number:	9

LEGAL DESCRIPTION

Real property partly in the City of Brea, and partly in unincorporated territory, County of Orange, State of California, described as follows:

LOTS 11 THROUGH 19 AND LOTS 21 AND 22 OF PROPOSED TRACT 16178 BEING A SUBDIVISION OF:

THOSE PORTIONS OF SECTIONS 1 AND 12, TOWNSHIP 3 SOUTH, RANGE 10 WEST AND SECTIONS 5, 6, 7 AND 8, TOWNSHIP 3 SOUTH, RANGE 9 WEST, IN THE RANCHO SAN JUAN CAJON DE SANTA ANA, IN THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, AND IN THE CITY OF BREA, IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 51, PAGE 7 OF MISCELLANEOUS MAPS, AND RECORD OF SURVEY FILED IN BOOK 12, PAGE 40, RECORD OF SURVEY NO. 91-1007 FILED IN BOOK 133, PAGES 41 THROUGH 46 INCLUSIVE AND RECORD OF SURVEY NO. 2001-1007, FILED IN BOOK 187, PAGES 02 THROUGH 07 INCLUSIVE, ALL OF RECORDS OF SURVEY , IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY RECORDER, ALSO BEING DESCRIBED IN A DEED, BILL OF SALE AND ASSIGNMENT, RECORDED APRIL 10, 1996 AS INSTRUMENT NO. 19960175928 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 1:

BEGINNING AT A WHITE POST 4 INCHES SQUARE IN MOUND WITH PITS AT THE NORTHEAST CORNER OF THE RANCHO SAN JUAN CAJON DE SANTA ANA, BEING ALSO THE SOUTHEAST CORNER OF THE RANCHO RINCON DE LA BREA; THENCE ALONG THE PATENT BOUNDARY OF SAID RANCHO RINCON DE LA BREA, NORTH 84 DEG. WEST 107.51 CHAINS TO A SAND STONE MARKED R. B. IN MOUND WITH PITS; THENCE ALONG SAID PATENT BOUNDARY NORTH 57 DEG. 42' WEST 43.67 CHAINS TO A WHITE POST 4 INCHES SQUARE IN MOUND OF STONE MARKED S. J. C. S. A. AT INTERSECTION OF THE PATENT LINES OF SAID RANCHOS SAN JUAN CAJON DE SANTA ANA AND RINCON DE LA BREA; THENCE ALONG THE PATENT LINE OF SAID RANCHO SAN JUAN CAJON DE SANTA ANA, NORTH 76 DEG. 25' WEST 62.67 CHAINS TO A 2'' × 4'' POST MARKED 62.67 IN MOUND WITH PITS; THENCE SOUTH 1 DEG. 45' WEST 58.96 CHAINS TO A 2'' × 4'' POST MARKED 20.60 IN MOUND WITH PITS; THENCE NORTH 89 DEG. EAST 20.00 CHAINS TO A 4'' × 4'' POST IN MOUND WITH PITS; THENCE SOUTH 1 DEG. 45' WEST 20.00 CHAINS TO A 2'' × 4'' POST MARKED 20.60 IN MOUND WITH PITS; THENCE NORTH 88 DEG. 39' EAST 55.48 CHAINS TO A 2'' × 4'' POST MARKED 20 IN MOUND WITH PITS; THENCE SOUTH 0 DEG. 30' EAST 20.00 CHAINS TO A 2'' × 4'' POST IN MOUND WITH PITS; THENCE NORTH 89 DEG. 45'' EAST 134.63 CHAINS TO A 2'' × 4'' POST MARKED 40.10 IN MOUND WITH PITS UPON THE EASTERN BOUNDARY OF SAID RANCHO SAN JUAN CAJON DE SANTA ANA; THENCE ALONG SAME NORTH 4 DEG. WEST 47.51 CHAINS TO THE PLACE OF BEGINNING.

EXCEPTING THE WESTERLY 200 ACRES OF THE ABOVE DESCRIBED TRACT.

ALSO EXCEPTING THEREFROM ANY PORTION LYING NORTHERLY OF THE AGREED BOUNDARY LINE AND BOUNDED WESTERLY BY LINE, RUNNING NORTH 28 DEG. 30' EAST FROM THE WESTERN TERMINUS OF SAID LINE AS ESTABLISHED BY AGREEMENT BETWEEN THE UNION OIL COMPANY OF CALIFORNIA AND THE GRAHAM-LOFTUS OIL COMPANY, RECORDED JUNE 10, 1905 IN BOOK 120, PAGE 223 OF DEEDS, IN THE OFFICE OF SAID COUNTY RECORDER.

First American Title

Order Number:	O-SA-1028199
Page Number:	10

ALSO EXCEPTING FROM SAID TRACT OF LAND THE LAND CONVEYED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA BY DEED RECORDED JUNE 28, 1940 IN BOOK 1051, PAGE 301 OF OFFICIAL RECORDS OF SAID ORANGE COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERLY BOUNDARY OF SAID LANDS OWNED BY UNION OIL COMPANY OF CALIFORNIA, WHICH WESTERLY BOUNDARY IS ALSO THE EASTERLY BOUNDARY OF THAT CERTAIN 200-ACRE TRACT CONVEYED BY SAID UNION OIL COMPANY OF CALIFORNIA TO GEORGE CHAFFEY BY DEED DATED APRIL 25, 1899, RECORDED JUNE 20, 1899 IN BOOK 44, PAGE 79 OF SAID DEEDS, WHICH POINT OF BEGINNING IS THE POINT OF INTERSECTION OF THE AFORESAID WESTERLY BOUNDARY WITH THE EASTERLY PROLONGATION OF THE CENTER LINE OF CENTRAL AVENUE AS THE SAME EXISTED ON MAY 23, 1940 BETWEEN BERRY STREET AND BREA CANYON ROAD; THENCE NORTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 73 DEG. 32' 24'' WITH THE EASTERLY PROLONGATION OF THE CENTER LINE OF SAID CENTRAL AVENUE AT SAID POINT OF INTERSECTION (ASSUMED AND TAKEN TO BEAR NORTH 15 DEG. 11' 16'' EAST), A DISTANCE OF 839.60 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 0 DEG. 10' 11'' EAST A DISTANCE OF 1250 FEET; THENCE SOUTH 89 DEG. 49' 49'' EAST A DISTANCE OF 500 FEET; THENCE SOUTH 65 DEG. 23' 11'' EAST A DISTANCE OF 604.15 FEET; THENCE SOUTH 0 DEG. 10' 11'' WEST A DISTANCE OF 1000 FEET; THENCE NORTH 89 DEG. 49' 49'' WEST A DISTANCE OF 1050 FEET TO THE TRUE POINT OF BEGINNING

ALSO EXCEPTING THEREFROM THE LAND CONVEYED TO BREA CHEMICALS, INC., BY DEED RECORDED JUNE 10, 1957 IN BOOK 3936, PAGE 314 OF SAID OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED FROM THE STEARNS RANCHOS COMPANY, A CORPORATION, TO UNION OIL COMPANY OF CALIFORNIA, A CORPORATION, DATED AUGUST 31, 1899, RECORDED SEPTEMBER 2, 1899 IN BOOK 44, PAGE 250 OF SAID DEEDS, DISTANT SOUTH 89 DEG. 10' 50'' WEST ALONG SAID LINE 3131.98 FEET FROM THE SOUTHEAST CORNER OF SAID LAND, SAID POINT OF BEGINNING BEING MONUMENTED BY UNION OIL COMPANY MONUMENT 11B; THENCE NORTH 9 DEG. 48' 11'' WEST 529.60 FEET TO A 2'' × 2'' STAKE AND THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 85 DEG. 48' 16'' WEST, 380.00 FEET TO A 2'' × 2'' STAKE; THENCE NORTH 4 DEG. 11' 44'' EAST 1750.00 FEET TO A 2'' × 2'' STAKE; THENCE SOUTH 85 DEG. 48' 16'' EAST 380.00 FEET TO A 2'' × 2'' STAKE; THENCE SOUTH 4 DEG. 11' 44'' WEST 1750.00 FEET TO A 2'' × 2'' STAKE AND THE TRUE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA RECORDED FEBRUARY 10, 1967 IN BOOK 8173, PAGE 641 OF SAID OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA RECORDED FEBRUARY 10, 1967 IN BOOK 8173, PAGE 647 OF SAID OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THE LAND DESCRIBED IN DEED TO THE BREA-OLINDA UNIFIED SCHOOL DISTRICT OF ORANGE COUNTY, CALIFORNIA, RECORDED SEPTEMBER 11, 1968 IN BOOK 8716, PAGE 437 OF SAID OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN PARCEL 1 OF THE DEED TO THE CITY OF BREA RECORDED JANUARY 16, 1969 IN BOOK 8846, PAGE 971 OF SAID OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN PARCELS A6471-4, A6471-5, A6471-6 AND A6471-7 OF THAT CERTAIN FINAL ORDER OF CONDEMNATION, SUPERIOR

First American Title

Order Number:	O-SA-1028199
Page Number:	11

COURT CASE NO. 156220, A CERTIFIED COPY OF WHICH WAS RECORDED SEPTEMBER 29, 1970 IN BOOK 9417, PAGE 364 OF SAID OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM PARCELS 1 AND 2 AS SHOWN ON PARCEL MAP NO. 86-243, FILED IN BOOK 214, PAGES 28 THROUGH 31 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF SAID COUNTY RECORDER, TOGETHER WITH THE WEST HALF OF ASSOCIATED ROAD, 80.00 FEET WIDE, AS SHOWN SAID PARCEL MAP NO. 86-243, ADJOINING SAID PARCELS 1 AND 2 ON THE EAST, AND BOUND NORTHEASTERLY BY THE NORTHEASTERLY LINE OF SAID PARCEL MAP NO. 86-243, AND BOUND SOUTHERLY BY THE CENTERLINE OF LAMBERT ROAD ON SAID PARCEL MAP NO. 86-243

ALSO EXCEPTING THEREFROM THAT PORTION, IF ANY, INCLUDED WITHIN PARCEL 1 OF PARCEL MAP NO. 83-1179, AS SHOWN ON A MAP FILED IN BOOK 218, PAGES 1 TO 4 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF ORANGE COUNTY, CALIFORNIA.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN TRACT NO. 12562, AS SHOWN ON A MAP RECORDED IN BOOK 579, PAGES 4 TO 9 INCLUSIVE OF SAID MISCELLANEOUS MAPS.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN TRACT NO. 12563, AS SHOWN ON A MAP RECORDED IN BOOK 579, PAGES 10 TO 15 INCLUSIVE OF SAID MISCELLANEOUS MAPS.

ALSO EXCEPTING THEREFROM THE LAND DESCRIBED IN THE DEED TO THE CITY OF BREA RECORDED MARCH 29, 1996 AS INSTRUMENT NO. 19960153320 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN PARCEL 1, AS SHOWN ON EXHIBIT “B” ATTACHED TO LOT LINE ADJUSTMENT LL 2000-054, RECORDED AUGUST 13, 2001 AS INSTRUMENT NO. 20010557229 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

PARCEL 2:

PARCEL 1, AS SHOWN ON EXHIBIT “B” ATTACHED TO LOT LINE ADJUSTMENT LL 2000-054, RECORDED AUGUST 13, 2001 AS INSTRUMENT NO. 20010557229 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO BREA-OLINDA UNIFIED SCHOOL DISTRICT BY GIFT DEED RECORDED FEBRUARY 25, 2003 AS INSTRUMENT NO. 2003000207265 OF OFFICIAL RECORDS OF SAID ORANGE COUNTY.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN PARCEL 115 OF THE DEED TO THE COUNTY OF ORANGE RECORDED JUNE 4, 2003 AS INSTRUMENT NO. 2003000648901 OF SAID OFFICIAL RECORDS.

PARCEL 3:

THE LAND CONVEYED TO BREA CHEMICALS, INC., BY DEED RECORDED JUNE 10, 1957 IN BOOK 3936, PAGE 314 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED FROM THE STEARNS RANCHOS COMPANY, A CORPORATION, TO UNION OIL COMPANY OF CALIFORNIA, A CORPORATION, DATED AUGUST 31, 1899, RECORDED SEPTEMBER 2, 1899 IN

First American Title

Order Number:	O-SA-1028199
Page Number:	12

BOOK 44, PAGE 250 OF SAID DEEDS, DISTANT SOUTH 89 DEG. 10' 50'' WEST ALONG SAID LINE 3131.98 FEET FROM THE SOUTHEAST CORNER OF SAID LAND, SAID POINT OF BEGINNING BEING MONUMENTED BY UNION OIL COMPANY MONUMENT 11B; THENCE NORTH 9 DEG. 48' 11'' WEST 529.60 FEET TO A 2'' × 2'' STAKE AND THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 85 DEG. 48' 16'' WEST, 380.00 FEET TO A 2'' × 2'' STAKE; THENCE NORTH 4 DEG. 11' 44'' EAST 1750.00 FEET TO A 2'' × 2'' STAKE; THENCE SOUTH 85 DEG. 48' 16'' EAST 380.00 FEET TO A 2'' × 2'' STAKE; THENCE SOUTH 4 DEG. 11' 44'' WEST 1750.00 FEET TO A 2'' × 2'' STAKE AND THE TRUE POINT OF BEGINNING.

EXCEPTING FROM PARCELS 1, 2 AND 3 ABOVE, ANY AND ALL OIL RIGHTS, MINERAL, MINERAL RIGHTS, NATURAL GAS RIGHTS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN, GEOTHERMAL STEAM AND ALL PRODUCTS DERIVED FROM ANY OF THE FOREGOING (HEREINAFTER COLLECTIVELY REFERRED TO AS, THE “MINERALS”); TOGETHER WITH THE PERPETUAL RIGHT, AS LIMITED THEREIN, OF DRILLING, EXPLORING AND OPERATING THEREOF AND STORING IN AND REMOVING THE SAME; EXCEPTING THEREFROM THE MINERALS LYING FROM THE SURFACE TO FIVE HUNDRED FEET (500') BELOW THE SURFACE OF THE PROPERTY AND GRANTEE SHALL HAVE NO RIGHTS TO DRILL FOR, EXPLORE, OPERATE, STORE OR REMOVE THE MINERALS FROM SAID RESERVED INTERVAL, PROVIDED, HOWEVER, GRANTEE SHALL HAVE THE RIGHT OF SUBSURFACE ENTRY THROUGH SAID INTERVAL TO EXPLORE, OPERATE, STORE OR REMOVE THE MINERALS LYING BELOW FIVE HUNDRED FEET (500') FROM THE SURFACE OF THE PROPERTY; AS CONVEYED TO BLACKSAND PARTNERS, L.P., A TEXAS LIMITED PARTNERSHIP, BY MINERAL GRANT DEED RECORDED FEBRUARY 28, 2003 AS INSTRUMENT NO. 2003000226060 OF OFFICIAL RECORDS.

NOTE: THE ABOVE LEGAL DESCRIPTION IS FOR THE SOLE PURPOSE OF THIS REPORT AND MAY NOT BE CONSIDERED FOR USE IN ANY POLICY OF TITLE INSURANCE TO BE ISSUED BY THIS COMPANY, AND IS SUBJECT TO CHANGE AT ANY TIME.

First American Title

Order Number:	O-SA-1028199
Page Number:	13

NOTICE

Section 12413.1 of the California Insurance Code, effective January 1, 1990, requires that any title insurance company, underwritten title company, or controlled escrow company handling funds in an escrow or sub-escrow capacity, wait a specified number of days after depositing funds, before recording any documents in connection with the transaction or disbursing funds. This statute allows for funds deposited by wire transfer to be disbursed the same day as deposit. In the case of cashier’s checks or certified checks, funds may be disbursed the next day after deposit. In order to avoid unnecessary delays of three to seven days, or more, please use wire transfer, cashier’s checks, or certified checks whenever possible.

If you have any questions about the effect of this new law, please contact your local First American Office for more details.

First American Title

Order Number:	O-SA-1028199
Page Number:	14

EXHIBIT A
LIST OF PRINTED EXCEPTIONS AND EXCLUSIONS (BY POLICY TYPE)

1. CALIFORNIA LAND TITLE ASSOCIATION STANDARD COVERAGE POLICY - 1990
SCHEDULE B

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

1.	Taxes or assessments which are not shown as existing fens by the records of any taxing authority that levies taxes or assessments on real property or by the public records. Proceedings by a public agency which may result in taxes or assessments, or notice of such proceedings, whether or not shown by the records of such agency or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of the land or which may be asserted by persons in possession thereof.

3.	Easements, liens or encumbrances, or claims thereof, which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by the public records.

5.	(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the public records.

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

1.	(a) Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

(b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2.	Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.	Defects, liens, encumbrances, adverse claims or other matters:

(a) whether or not recorded in the public records at Date of Policy, but created, suffered, assumed or agreed to by the insured claimant;

(b) not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;

(c) resulting in no loss or damage to the insured claimant;

(d) attaching or created subsequent to Date of Policy; or

(e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the insured mortgage or for the estate or interest insured by this policy.

4.	Unenforceability of the lien of the insured mortgage because of the inability or failure of the insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with applicable “doing business” laws of the state in which the land is situated.

5.	Invalidity or Unenforceability of the lien of the insured mortgage, or claim thereof, which arises out of the transaction evidenced by the insured mortgage and is based upon usury or any consumer credit protection or truth in lending law.

6.	Any claim, which arises out of the transaction vesting in the insured the estate or interest insured by their policy or the transaction creating the interest of the insured lender, by reason of the operation of federal bankruptcy, state insolvency or similar creditors’ rights laws.

2. AMERICAN LAND TITLE ASSOCIATION OWNER’S POLICY FORM B - 1970
SCHEDULE OF EXCLUSIONS FROM COVERAGE

1.	Any law, ordinance or governmental regulation (including but not limited to building and zoning ordinances) restricting or regulating or prohibiting the occupancy, use or enjoyment of the land, or regulating the character, dimensions or location of any improvement now or hereafter erected on the land, or prohibiting a separation in ownership or a reduction in the dimensions of area of the land, or the effect of any violation of any such law, ordinance or governmental regulation.

2.	Rights of eminent domain or governmental rights of police power unless notice of the exercise of such rights appears in the public records at Date of Policy.

3.	Defects, liens, encumbrances, adverse claims, or other matters (a) created, suffered, assumed or agreed to by the insured claimant; (b) not known to the Company and not shown by the public records but known to the insured claimant either at Date of Policy or at the date such claimant acquired an estate or interest insured by this policy and not disclosed in writing by the insured claimant to the Company prior to the date such insured claimant became an insured hereunder; (c) resulting in no loss or damage to the insured claimant; (d) attaching or

First American Title

Order Number:	O-SA-1028199
Page Number:	15

created subsequent to Date of Policy; or (e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the estate or interest insured by this policy.

3. AMERICAN LAND TITLE ASSOCIATION OWNER’S POLICY FORM B - 1970
WITH REGIONAL EXCEPTIONS

When the American Land Title Association policy is used as a Standard Coverage Policy and not as an Extended Coverage Policy the exclusions set forth in paragraph 2 above are used and the following exceptions to coverage appear in the policy.

SCHEDULE B

This policy does not insure against loss or damage by reason of the matters shown in parts one and two following:

Part One

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

5.	Unpatented mining claims; reservations or exceptions in patents or in Acts authorizing the issuance thereof; water rights, claims or title to water.

6.	Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

4. AMERICAN LAND TITLE ASSOCIATION LOAN POLICY - 1970
WITH A.L.T.A. ENDORSEMENT FORM 1 COVERAGE
SCHEDULE OF EXCLUSIONS FROM COVERAGE

1.	Any law, ordinance or governmental regulation (including but not limited to building and zoning ordinances) restricting or regulating or prohibiting the occupancy, use or enjoyment of the land, or regulating the character, dimensions or location of any improvement now or hereafter erected on the land, or prohibiting a separation in ownership or a reduction in the dimensions or area of the land, or the effect of any violation of any such law ordinance or governmental regulation.

2.	Rights of eminent domain or governmental rights of police power unless notice of the exercise of such rights appears in the public records at Date of Policy.

3.	Defects, liens, encumbrances, adverse claims, or other matters (a) created, suffered, assumed or agreed to by the insured claimant, (b) not known to the Company and not shown by the public records but known to the insured claimant either at Date of Policy or at the date such claimant acquired an estate or interest insured by this policy or acquired the insured mortgage and not disclosed in writing by the insured claimant to the Company prior to the date such insured claimant became an insured hereunder, (c) resulting in no loss or damage to the insured claimant; (d) attaching or created subsequent to Date of Policy (except to the extent insurance is afforded herein as to any statutory lien for labor or material or to the extent insurance is afforded herein as to assessments for street improvements under construction or completed at Date of Policy).

4.	Unenforceability of the lien of the insured mortgage because of failure of the insured at Date of Policy or of any subsequent owner of the indebtedness to comply with applicable “doing business” laws of the state in which the land is situated.

5. AMERICAN LAND TITLE ASSOCIATION LOAN POLICY - 1970
WITH REGIONAL EXCEPTIONS

When the American Land Title Association Lenders Policy is used as a Standard Coverage Policy and not as an Extended Coverage Policy, the exclusions set forth in paragraph 4 above are used and the following exceptions to coverage appear in the policy.

SCHEDULE B

This policy does not insure against toss or damage by reason of the matters shown in parts one and two following:

Part One

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

5.	Unpatented mining claims; reservations or exceptions in patents or in Acts authorizing the issuance thereof; water rights, claims or title to water.

6.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

First American Title

Order Number:	O-SA-1028199
Page Number:	16

6. AMERICAN LAND TITLE ASSOCIATION LOAN POLICY - 1992
WITH A.L.T.A. ENDORSEMENT FORM 1 COVERAGE
EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

1.	(a) Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy;

(b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2.	Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.	Defects, liens, encumbrances, adverse claims, or other matters:

(a) whether or not recorded in the public records at Date of Policy, but created, suffered, assumed or agreed to by the insured claimant;

(b) not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;

(c) resulting in no loss or damage to the insured claimant;

(d) attaching or created subsequent to Date of Policy (except to the extent that this policy insures the priority of the lien of the insured mortgage over any statutory lien for services, labor or material or the extent insurance is afforded herein as to assessments for street improvements under construction or completed at date of policy); or

(e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the insured mortgage.

4.	Unenforceability of the lien of the insured mortgage because of the inability or failure of the insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with the applicable “doing business” laws of the state in which the land is situated.

5.	Invalidity or Unenforceability of the lien of the insured mortgage, or claim thereof, which arises out of the transaction evidenced by the insured mortgage and is based upon usury or any consumer credit protection or truth in lending law.

6.	Any statutory lien for services, labor or materials (or the claim of priority of any statutory lien for services, labor or materials over the lien of the insured mortgage) arising from an improvement or work related to the land which is contracted for and commenced subsequent to Date of Policy and is not financed in whole or in part by proceeds of the indebtedness secured by the insured mortgage which at Date of Policy the insured has advanced or is obligated to advance.

7.	Any claim, which arises out of the transaction creating the interest of the mortgagee insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that is based on:

(i) the transaction creating the interest of the insured mortgagee being deemed a fraudulent conveyance or fraudulent transfer; or

(ii) the subordination of the interest of the insured mortgagee as a result of the application of the doctrine of equitable subordination; or

(iii) the transaction creating the interest of the insured mortgagee being deemed a preferential transfer except where the preferential transfer results from the failure:

(a) to timely record the instrument of transfer; or

(b) of such recordation to impart notice to a purchaser for value or a judgment or lien creditor.

7. AMERICAN LAND TITLE ASSOCIATION LOAN POLICY - 1992
WITH REGIONAL EXCEPTIONS

When the American Land Title Association policy is used as a Standard Coverage Policy and not as an Extended Coverage Policy the exclusions set forth in paragraph 6 above are used and the following exceptions to coverage appear in the policy.

SCHEDULE B

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

5.	Unpatented mining claims; reservations or exceptions in patents or in Acts authorizing the issuance thereof; water rights, claims or title to water.

6.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

8. AMERICAN LAND TITLE ASSOCIATION OWNER’S POLICY - 1992

First American Title

Order Number:	O-SA-1028199
Page Number:	17

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

1.	(a) Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

(b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2.	Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.	Defects, liens, encumbrances, adverse claims, or other matters:

(a) created, suffered, assumed or agreed to by the insured claimant;

(b) not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;

(c) resulting in no loss or damage to the insured claimant;

(d) attaching or created subsequent to Date of Policy; or

(e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the estate or interest insured by this policy.

4.	Any claim, which arises out of the transaction vesting in the insured the estate or interest insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that is based on:

(i) the transaction creating the estate or interest insured by this policy being deemed a fraudulent conveyance or fraudulent transfer; or

(ii) the transaction creating the estate or interest insured by this policy being deemed a preferential transfer except where the preferential transfer results from the failure:

(a) to timely record the instrument of transfer; or

(b) of such recordation to impart notice to a purchaser for value or a judgment or lien creditor.

9. AMERICAN LAND TITLE ASSOCIATION OWNER’S POLICY - 1992
WITH REGIONAL EXCEPTIONS

When the American Land Title Association policy is used as a Standard Coverage Policy and not as an Extended Coverage Policy the exclusions set forth in paragraph 8 above are used and the following exceptions to coverage appear in the policy.

SCHEDULE B

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of: Part One:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

5.	Unpatented mining claims; reservations or exceptions in patents or in Acts authorizing the issuance thereof; water rights, claims or title to water.

6.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

10. AMERICAN LAND TITLE ASSOCIATION RESIDENTIAL
TITLE INSURANCE POLICY - 1987
EXCLUSIONS

In addition to the Exceptions in Schedule B, you are not insured against loss, costs, attorneys’ fees and expenses resulting from:

1.	Governmental police power, and the existence or violation of any law or government regulation. This includes building and zoning ordinances and also laws and regulations concerning:

* land use	* land division

* improvements on the land	* environmental protection

This exclusion does not apply to violations or the enforcement of these matters which appear in the public records at Policy Date. This exclusion does not limit the zoning coverage described in items 12 and 13 of Covered Title Risks.

First American Title

Order Number:	O-SA-1028199
Page Number:	18

2.	The right to take the land by condemning it, unless:

* a notice of exercising the right appears in the public records on the Policy Date

* the taking happened prior to the Policy Date and is binding on you if you bought the land without knowing of the taking.

3.	Title Risks:

* that are created, allowed, or agreed to by you

* that are known to you, but not to us, on the Policy Date - unless they appeared in the public records

* that result in no loss to you

* that first affect your title after the Policy Date - this does not limit the labor and material lien coverage in Item 8 of Covered Title Risks

4.	Failure to pay value for your title.

5.	Lack of a right:

* to any land outside the area specifically described and referred to in Item 3 of Schedule A, or

* in streets, alleys, or waterways that touch your land

This exclusion does not limit the access coverage in Item 5 of Covered Title Risks.

11. EAGLE PROTECTION OWNER’S POLICY

CLTA HOME OWNER’S POLICY OF TITLE INSURANCE - 1998
ALTA HOME OWNER’S POLICY OF TITLE INSURANCE - 1998

Covered Risks 14 (Subdivision Law Violation). 15 (Building Permit). 16 (Zoning) and 18 (Encroachment of boundary walls or fences) are subject to Deductible Amounts and Maximum Dollar Limits of Liability

EXCLUSIONS

In addition to the Exceptions in Schedule B, you are not insured against loss, costs, attorneys’ fees, and expenses resulting from:

1.	Governmental police power, and the existence or violation of any law or government regulation. This includes ordinances, laws and regulations concerning:

a. building	b. zoning

c. land use	d. improvements on the land

e. land division	f. environmental protection

This exclusion does not apply to violations or the enforcement of these matters if notice of the violation or enforcement appears in the Public Records at the Policy Date.

This exclusion does not limit the coverage described in Covered Risk 14, 15, 16, 17 or 24.

2.	The failure of Your existing structures, or any part of them, to be constructed in accordance with applicable building codes. This Exclusion does not apply to violations of building codes if notice of the violation appears in the Public Records at the Policy Date.

3.	The right to take the Land by condemning it, unless:

a. a notice of exercising the right appears in the Public Records at the Policy Date; or

b. the taking happened before the Policy Date and is binding on You if You bought the Land without Knowing of the taking.

4.	Risks:

a. that are created, allowed, or agreed to by You, whether or not they appear in the Public Records;

b. that are Known to You at the Policy Date, but not to Us, unless they appear in the Public Records at the Policy Date;

c. that result in no loss to You; or

d. that first occur after the Policy Date - this does not limit the coverage described in Covered Risk 7, 8.d, 22, 23, 24 or 25.

5.	Failure to pay value for Your Title.

6.	Lack of a right:

a. to any Land outside the area specifically described and referred to in paragraph 3 of Schedule A; and

b. in streets, alleys, or waterways that touch the Land.

This exclusion does not limit the coverage described in Covered Risk 11 or 18.

12. SECOND GENERATION EAGLE LOAN POLICY AMERICAN LAND TITLE ASSOCIATION EXPANDED COVERAGE RESIDENTIAL LOAN
POLICY (10/13/01)

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

First American Title

Order Number:	O-SA-1028199
Page Number:	19

1.	(a) Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the Land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the Land; (iii) a separation in ownership or a change in the dimensions or area of the Land or any parcel of which the Land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the Land has been recorded in the Public Records at Date of Policy.

This exclusion does not limit the coverage provided under Covered Risks 12, 13, 14 and 16 of this policy.

(b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the Public Records at Date of Policy. This exclusion does not limit the coverage provided under Covered Risks 12, 13, 14 and 16 of this policy.

2.	Rights of eminent domain unless notice of the exercise thereof has been recorded in the Public Records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without Knowledge.

3.	Defects, liens, encumbrances, adverse claims or other matters:

(a) created, suffered, assumed or agreed to by the Insured Claimant;

(b) not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c) resulting in no toss or damage to the Insured Claimant;

(d) attaching or created subsequent to Date of Policy (this paragraph does not limit the coverage provided under Covered Risks 8, 16, 18, 19, 20, 21, 22, 23, 24, 25 and 26); or

(e) resulting in loss or damage which would not have been sustained if the Insured Claimant had paid value for the Insured Mortgage.

4.	Unenforceability of the lien of the Insured Mortgage because of the inability or failure of the Insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with applicable doing business laws of the state in which the Land is situated.

5.	Invalidity or Unenforceability of the lien of the Insured Mortgage, or claim thereof, which arises out of the transaction evidenced by the Insured Mortgage and is based upon usury, except as provided in Covered Risk 27, or any consumer credit protection or truth in lending law.

6.	Real property taxes or assessments of any governmental authority which become a lien on the Land subsequent to Date of Policy. This exclusion does not limit the coverage provided under Covered Risks 7, 8 (e) and 26.

7.	Any claim of invalidity, Unenforceability or lack of priority of the lien of the Insured Mortgage as to advances or modifications made after the Insured has Knowledge that the vestee shown in Schedule A is no longer the owner of the estate or interest covered by this policy. This exclusion does not limit the coverage provided in Covered Risk 8.

8.	Lack of priority of the lien of the Insured Mortgage as to each and every advance made after Date of Policy, and all interest charged thereon, over liens, encumbrances and other matters affecting title, the existence of which are Known to the Insured at:

(a) The time of the advance; or

(b) The time a modification is made to the terms of the Insured Mortgage which changes the rate of interest charged, if the rate of interest is greater as a result of the modification than it would have been before the modification.

This exclusion does not limit the coverage provided in Covered Risk 8.

9.	The failure of the residential structure, or any portion thereof to have been constructed before, on or after Date of Policy in accordance with applicable building codes. This exclusion does not apply to violations of building codes if notice of the violation appears in the Public Records at Date of Policy.

SCHEDULE B

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

1.	The following existing statutes, reference to which are made part of the ALTA 8.1 Environmental Protection Lien Endorsement incorporated into this Policy following item 28 of Covered Risks: NONE.

13. SECOND GENERATION EAGLE LOAN POLICY AMERICAN LAND TITLE ASSOCIATION EXPANDED COVERAGE RESIDENTIAL LOAN
POLICY (10/13/01)
WITH REGIONAL EXCEPTIONS

When the American Land Title Association loan policy with EAGLE Protection Added is used as a Standard Coverage Policy and not as an Extended Coverage Policy the exclusions set forth in paragraph 12 above are used and the following exceptions to coverage appear in the policy.

SCHEDULE B

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of: Part One:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

First American Title

Order Number:	O-SA-1028199
Page Number:	20

5.	Unpatented mining claims; reservations or exceptions in patents or in acts authorizing the issuance thereof; water rights, claims or title to water.

6.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

Part Two:

1.	The following existing statutes, reference to which are made part of the ALTA 8.1 Environmental Protection Lien Endorsement incorporated into this Policy following item 28 of Covered Risks: None.

First American Title

12/3/03

AGREEMENT

EXHIBIT I

DEVELOPMENT DECLARATION

EXHIBIT “I”

DECLARATION OF DEVELOPMENT COVENANTS,

CONDITIONS AND RESTRICTIONS

TONNER HILLS

TABLE OF CONTENTS FOR
DECLARATION OF DEVELOPMENT COVENANTS,
CONDITIONS AND RESTRICTIONS

i

ATTACHMENT “1” -	BENEFITED AND BURDENED PROPERTY (COVERED
PROPERTY)
ATTACHMENT “2” -	DESCRIPTION OF DEVELOPMENT AREA
ATTACHMENT “3” -	DESCRIPTION OF REMAINDER PARCELS
ATTACHMENT “4” -	RECORDED AND UNRECORDED CONTRACTS, AGREEMENTS,
EASEMENTS AND LICENSES

ii

DECLARATION OF DEVELOPMENT COVENANTS,
CONDITIONS AND RESTRICTIONS

     THIS DECLARATION OF DEVELOPMENT COVENANTS, CONDITIONS AND RESTRICTIONS (hereinafter “Declaration” or “Development Declaration”) is made this     day of     , 2003, by NUEVO ENERGY COMPANY, a Delaware corporation (“Declarant,” “Seller” or “Nuevo”). Declarant shall and hereby does include any of its successors and assigns.

RECITALS

     A.     Declarant is the owner of that certain real property, consisting of the fee, surface (“Surface”) interest in approximately 810 acres, located in the County of Orange, State of California, more particularly described in Attachment “1” sometimes referred to herein as the “Property,” “Land” or “Covered Property” which is being conveyed to TONNER HILLS SSP, LLC, a Delaware limited liability company and TONNER HILLS 680 LLC, a Delaware limited liability company (collectively, the “Buyer” or “Developer”), immediately after the recordation hereof with the county recorder of the County. Buyer acknowledges that Declarant has previously sold the mineral estate, consisting of Oil Assets and Facilities from the Land to BlackSand Partners, L.P. (“Operator”) for Operator’s continuing Oil Operations insofar as such Oil Assets and Facilities and Oil Operations belong to Operator (collectively, “Mineral Estate”).

     B.     Buyer and Declarant have agreed that the completion of the Aera Program, Permit Program and Hover Program (collectively, “Programs”) for the Covered Property will be accomplished by Buyer, Operator and Declarant as provided in this Declaration.

     C.     Declarant has already taken steps toward the preparation of the Covered Property for development, including the submission of certain Governmental Approval Documents and applications for Governmental Approvals. After the date hereof, all further development activities for the Covered Property, including without limitation, the submission of Governmental Approval Documents, are to be governed by the this Declaration.

     D.     Buyer is purchasing the Covered Property from Declarant on the terms and conditions set forth in the agreement between Buyer and Declarant, of even date herewith (“Agreement”).

DECLARATION

     PURPOSE OF RESTRICTIONS. Declarant is the owner of a large and unique landholding which in the past has been used primarily as an operating oil field. Declarant has completed the planning for, and has been engaged in the process of obtaining land use entitlements from the County for a master-planned residential, retail and recreational community

1

(“Community”) within the boundaries and on the Surface of the Development Areas to coexist with Operator’s Oil Operations, which are also subject to a recorded declaration of development covenants, conditions and restrictions (including indemnities in favor of Declarant similar to those contained in this Declaration) imposed upon the Mineral Estate to ensure compatibility with the Community (“Mineral Declaration”) dated February 28, 2003, which is Instrument No. 2003000226057 Recorded in the Official Records of Orange County on February 28, 2003.

     The Community will provide much needed residential housing product for all economic levels within the region (“Region”), County and City sphere of influence pursuant to guideline requirements for housing from the Southern California Association of Governments and extensive recommendations from the City, and in accordance with and allocating great weight to environmental preservation recommendations (and techniques, including significant land areas remaining in open space and open space with oil operations) from various public and private agencies. The Community, in the form endorsed by the City and approved by the County on November 19, 2002, is a finely balanced, coexisting, multiple-use development that should remain essentially as planned and approved without the introduction of other significantly different uses which might over-burden the Development Areas (and the Surface), cause harm to the delicate environmental and economic balance within the Community, and/or controversy within the City, County and/or Region.

     Of necessity in consummating the transactions under the purchase and sale agreement with BlackSand and the Agreement Declarant assigned to Operator and Buyer its rights, privileges, duties and obligations under numerous, complex arrangements for the use, possession, improvement and remediation of the Mineral Estate and Land/Project, respectively, including without limitation third party licenses, permits, easements, rights-of-a way, contracts and the like (collectively, “RE Contracts”). Declarant remains potentially responsible to the third parties for the proper performance of the duties and obligations under certain of the RE Contracts, and hence, retains a very significant interest in the Land/Project, the development thereof, the creation of the Community and the maintenance of harmony among the various ownership interests therein, as well as the prevention and abatement of any situation that could endanger the health, welfare and safety of persons or property there or engender claims, demands, lawsuits or other adverse events/results for which Declarant might ultimately be liable.

     THEREFORE, the terms and provisions of the Mineral Declaration and this Declaration, including without limitation, the indemnity provisions in favor of Declarant and the allocation of risks generally therein, respectively, were conceived, negotiated and intended by the parties thereto to bind themselves and all subsequent owners of all or any portion of the Mineral Estate and/or Land, as a necessary and material part of Declarant’s “bargained for exchange/consideration” in those transactions. But for the inclusion of such provisions in the Mineral Declaration and this Declaration, Declarant would not have consummated the transactions under the economic and other terms thereof.

     It is for these reasons that the following Restrictions are imposed.

2

     NOW, THEREFORE, in consideration of the foregoing “PURPOSE OF RESTRICTIONS,” Declarant hereby declares that all of the Covered Property and Project are held and shall be held, conveyed, hypothecated, encumbered, leased, used, occupied and improved subject to the following covenants, conditions and restrictions, all of which are declared to be equitable servitudes in furtherance of a plan for the subdivision, improvement and sale of the Land and Project, and are established for the purpose of enhancing and protecting the value, desirability and attractiveness of the Land and each and every part thereof and of the Project.

     Subject to Section 14, hereof, all such covenants, conditions and restrictions shall run with the Land and Project, and shall be binding upon and for the benefit of, all persons having any right, title or interest in the Land and/or Project or any part thereof, and all of their heirs, successors and assigns; all of such covenants, conditions and restrictions are made for the direct mutual and reciprocal benefit of every portion of the Land and/or Project and any interest therein, and shall create reciprocal rights, obligations and privity of contract and estate between the respective owners of the Covered Property and/or the Project and their heirs, successors and assigns.

     Section 1. Definitions. The following terms shall have the following meaning whenever used in this Development Declaration (or in any other Development Document, except where inconsistently defined therein):

     1.1 The term “Buyer” shall mean and refer collectively to Tonner Hills SSP, LLC, a Delaware limited liability company, and Tonner Hills 680 LLC, a Delaware limited, liability company. and all of their successors and assigns as to the Covered Property and/or any part or portion thereof, and all persons or entities who or which, after the date hereof, hold any right. title or interest therein. If Buyer leases all or any of its interest in the Covered Property, the lessee (under any lease for ten (10) years or longer) thereunder shall also be deemed to be Buyer and both the lessor and the lessee under such lease shall be responsible as principals (and not sureties) for compliance with all of the terms and provisions of this Development Declaration.

     1.2 The terms “Covered Property,” “Property” or “Land” shall mean and refer to all of the real property described on Attachment “l,” that is from time to time, subject to this Declaration and has not been released as provided in Section 14.

     1.3 The term “Declarant” or “Seller” shall mean and refer to Nuevo, its successors and any person or entity to whom Nuevo assigns its rights under this Development Declaration.

     1.4 The term “Development Area” means the Property described on Attachment “2”.

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< P align="left">     1.5    The term “Governmental Approvals” means any governmental approvals, permits or entitlements requested or granted in connection with or relating to the Project and/or the Land (including any work thereon required by the Development Documents) from any Governmental Agency.

     1.6.    The term “Governmental Approval Costs” means costs incurred in processing or participating in the processing of the governmental approvals.

     1.7    The term “Hover Agreement” means that certain agreement for the purchase and sale of the Adjacent Parcel between Nuevo and Hover Development Company, Inc., dated September 28, 2001, assigned to Brea Walden, LLC (“Brea Walden”) and the Agreement Between Adjacent Landowners (Exhibit “I” thereto), between Nuevo and Brea Walden, dated October 9, 2001 and recorded in the Official Records of Orange County, California on October 9, 2001, as Instrument No. 20010710857.

     1.8    The term “Improvements” means means Homes and any other improvements constructed on the Land pursuant to Governmental Approvals

     1.9    The term “Mineral Estate” shall mean the Mineral Estate as defined in Recital A, hereof.

     1.10.   The term “Mineral PAPA” means that certain Mineral Payment and Performance Agreement made February 28, 2003 by and between Nuevo Energy Company and BlackSand Partners, L.P.

     1.11   The term “Party” and/or “party” means Buyer, Declarant or their successors or assigns.

     1.12   The term “Programs” shall mean Programs as defined in Recital B, hereof.

     1.13   The term “PAPA TD’s” means (a) that certain Shea PAPA TD; of even date herewith and (b) that certain TH 680 PAPA TD, of even date herewith, both encumbering the Covered Property. “PAPA” means Exhibit “K” to the Agreement.

     1.14.   The term “Remainder Parcels” mean the Property described on Attachment “3.”

     1.15   The term “Unavoidable Delay” shall mean any prevention, delay or stoppage in the completion of a Party’s Work, herein caused by fire, explosion, terrorism, unavailability or breakdown of machinery or equipment or by acts of God, war, riot, civil insurrection, labor disputes, inability to obtain labor or materials or reasonable substitutes therefor, any order, regulation, request or recommendation of a Governmental Agency, other similar matters or causes beyond the reasonable control of the responsible party other than for the payment of

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money; provided however, that nothing in this Section shall excuse the performance of any act rendered difficult solely because of the financial condition of a party.

     Section 2. Programs.

     2.1 Aera Program. Nuevo has entered into an Oil Accommodation and Surface Development Agreement with Aera Energy LLC (“Aera Agreement”), a copy of which has been provided to Developer, under which (a) certain wells within the Park shall be shut-in, plugged and abandoned in accordance with the requirements of the California Department of Conservation, Division of Oil, Gas and Geothermal Resources (“CDOGGR”), (b) certain other wells shall be temporarily shut-in and accommodated to those standards established for well accommodation within the Development Areas as more particularly described in the Mineral PAPA; (c) certain pipeline and facilities shall be relocated by Aera within a relocation corridor (“Relocation Corridor”) and other surface facilities shall be removed, and (d) other activities shall be performed, all as more particularly set out in the Aera Agreement. Such activities are collectively referred to as the “Aera Program.”

     2.1.1 Responsibilities for Aera Program. Both Nuevo and Developer hereby assume and agree to perform certain obligations and responsibilities contained in the Aera Agreement or related to the Aera Program. A description of such obligations, associated notices and time schedules are more particularly set out in the Aera Agreement and herein. . The following table designates the tasks which each party hereby assumes the responsibility for performance:

Responsible Party	Task Found At	Task Number	Task

Nuevo	Aera Sec 1.1	1	Notice to Aera to shut down specified wells.

Developer	Aera Sec 1.2	2	Notice to Aera to shut down Columbia #17 Well.

Nuevo	Aera Sec 1.5 & 1.6	3	Execution of instruments accepting responsibility for applicable wells and filing Quitclaim and Report of Well Transfer (“Transfer Documents”).

Nuevo	Aera Sec 1.7	4	Acceptance of responsibility and control from Aera of Task No. 1 Wells and equipment affected by the transfer, future costs, indemnification and release provisions, except as to Columbia #17 Well, until Final Acceptance hereunder.

Developer	Aera Sec 1.7	5	Same as Task 4 insofar as same applies to Columbia #17 Well.

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Responsible Party	Task Found At	Task Number	Task

Developer	PAPA Sec 2.1.10	6	With respect to Columbia #23, 59 and 69 Wells, Developer shall execute Transfer Documents accepting responsibility for the wells simultaneous with Nuevo’s execution of Transfer Documents. With respect to wells under Task 1 and Columbia #70 Well, Developer shall execute Transfer Documents upon Final Acceptance.

Nuevo as to all Wells except Columbia #17 Well	Aera Sec 1.8	7	No right to produce applicable transferred Wells. Plug and abandon Wells.

Developer as to Columbia #17 Well and all Wells after	PAPA Sec 2.1.10	8	No right to produce transferred Wells. Plug and abandon Wells.
Final Acceptance	Aera 1.8

Nuevo	Aera Sec 2.1	9	Preparation and submittal to Aera of engineering plan and design specifications for Columbia #27 Well.

Nuevo	Aera Sec 2.2	10	Payment to Aera for its portion of estimated Columbia #27 Well costs.

Nuevo	Aera Sec 2.3	11	Except as provided under Task 12, perform accommodation work for Colombia #27 Well not performed by Aera.

Developer	Aera Sec 2.3	12	Compaction of access road, fencing, security and aesthetic screening for Columbia #27 Well.

Nuevo	Aera Sec 2.4	13	Responsibility for (i) Wellbore or conductor casing damage caused by Nuevo, and (ii) excess downtime of wells to be returned to production cause by Nuevo.

Developer	Aera Sec 2.4	14	Task 13 (ii) Developer liable for excess downtime caused by Developer.

Developer	Aera Sec 2.5	15	Additional operations costs required as a result of the Encumbrance Documents.

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Responsible Party	Task Found At	Task Number	Task

Nuevo	Aera Sec 3.1	16	$30,000 deposit payment to Aera. Review and comment on plans to relocate Major Utilities and Minor Utilities into Relocation Corridor.

Developer	Aera Sec 3.2	17	Grade Relocation Corridor to within two (2) feet of final grade and preparation required to receive Major Utilities.

Nuevo	Aera Sec 3.3	18	Notice to Aera to remove steam generators. Make payment of $30,000 to Aera.

Nuevo	Aera Sec 4.1	19	Remediate oil impacted soils under Task 7 & 11. Name Aera as an additional Insured as to any environmental policy as to Affected Area.

	PAPA Sec 2.1.5

Developer	Aera Sec 4.1	20	All remediation other than Task 19 within Affected Area.

	PAPA Sec 2.1.5

Developer	Aera Sec 4.1	21	Remediation necessary to plug Columbia #17 Well (if plugged pursuant to Aera Program). Name Aera as an Additionally Insured on any environmental policy Developer acquires as to Affected Area.

Developer	Aera Sec 4.2	22	Other than for Task 19 environmental remediation, additional assessments and work within Affected Area to be performed at no cost to Aera.

Developer	Aera Sec 4.4	23	Duties to Aera if additional grading is required outside of the Affected Area.

Nuevo	Aera Sec 5.1 and 5.2	24	Provide and pay for required security fencing, aprons and gates while plugging or accommodating wells that are Nuevo’s responsibility under Tasks numbered 7 and 11. Submit plans to Aera for review and comment relating to foregoing.

Developer	Aera Sec 5.1 and 5.2	25	Provide and pay for all fencing, gates, aprons and grades other than as required by Task Number 24. Submit plans to Aera for review and comment relating to foregoing.

Nuevo	Aera Sec 6	26	Enter into Utility Easement

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Responsible Party	Task Found At	Task Number	Task

Nuevo	Aera Sec 7	27	Amend existing licenses

Nuevo	Aera Sec 8	28	Enter into reciprocal grading licenses

          2.1.2 Party Performance. Nuevo shall undertake the performance of those tasks and activities specifically designated herein as Nuevo’s responsibility. Developer shall undertake all tasks and activities under the Aera Agreement and in the PAPA that are not expressly assumed by Nuevo.

          2.1.3 Commencement of Aera Program. With regard to the Tasks that are Nuevo’s responsibility, upon thirty days prior written notice from Developer, Nuevo shall (i) provide notice to Aera (accompanied by deposit or payment if so required) to commence those tasks and activities which are Aera’s express responsibility under the Aera Agreement and which are not conditioned upon the occurrence of a specified event, (ii) provide notice to Aera (accompanied by deposit or payment if so required) to commence those tasks and activities upon the occurrence of specified events if Aera’s performance is contingent upon such occurrence, (iii) commence its performance of activities associated with those tasks that are Nuevo’s responsibility.

          2.1.4 Removal of Surface Facilities and Subsurface Pipelines. After transfer of the wells to Nuevo from Aera, as set forth in Section 2.1.1 above, and prior to commencement of grading operations, each wellhead impacted by the grading will be surveyed and marked by Nuevo one (1) time only and Developer will inspect and approve the markings. After inspection and approval of the well markings, Developer will be responsible for grading around the well casings without damaging them. Upon approval of the well markings, Developer shall proceed with grading in a timely manner and be responsible to pay, and shall be solely liable for any and all damage to any wells caused by Developer’s grading operations.

          2.1.5 Remediation Responsibilities. With respect to the Aera Program, Nuevo shall be responsible for remediation and clean-up of any crude oil impacted soil attributable to the wells to be abandoned within the Park. Developer shall be fully responsible for all other remediation and clean-up activity of any kind or character, including but not limited to funding, implementing and completing all environmental testing, assessment, remediation, monitoring, reporting or other requirements with respect to all other environmental (including any Hazardous Substance as defined in Section 12.8 of this Declaration crude oil or oil well production impacts.

          2.1.6 On-Site Representative. Nuevo and Developer shall each have the right to have representatives on-site at the time wells are abandoned or accommodated, before the grading begins and during the grading operations on the Parcel to observe such operations. Developer agrees to give Nuevo fifteen (15) days notice prior to commencement of grading to allow each to arrange to have a representative on-site.

          2.1.7 Well Abandonment and Accommodation. As part of the Aera Program, Nuevo will relocate below the surface of the grade the operating wellhead for Columbia #27. Developer shall be responsible for and shall install screening devices and other improvements as

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if such well were accommodated in the Development Areas under the Mineral PAPA. In addition, at Nuevo’s cost, Nuevo shall plug and abandon Wells 42, 58, 64, 66, 70, 73 and 75 lying within the Park and Well 28 located outside of the Park, but within the area subject to the oil and gas lease under which Aera Energy LLC is Lessee. Such wells shall be abandoned to the same standards as those wells abandoned within the Development Areas.

          2.1.8 Developer Grading. Developer shall perform grading operations in a manner consistent with its obligations in the Mineral PAPA including but not limited to compliance with permits, preparing and designing plans consistent therewith, providing appropriate notices, assuming responsibility for all remediation activity not assumed by Nuevo, accommodation of unidentified wells and preparing and submitting all required reports. In addition, Developer shall be responsible for all costs and expenses that result from damages to wells or facilities or injury to persons or property caused by Developer’s grading operations.

          2.1.9 Aera Scope of Work. Among other matters, Aera is responsible under the Aera Agreement for the preparation and development of certain engineering plans and the relocation and removal of certain facilities and equipment. To the extent that Nuevo has not assigned the Aera Agreement in its entirety to Developer and Developer incurs damages as a result of Aera’s failure to perform, Nuevo shall use good faith and commercially reasonable efforts to secure Aera’s timely performance, but shall not be liable to Developer for Aera’s failure to timely perform. At Developer’s request, Nuevo shall assign to Developer any rights it has under the Aera Agreement necessary to assert a claim against Aera resulting from an alleged breach or failure to perform by Aera. With regard to such claim by Developer, Nuevo shall have no obligation or responsibility to participate in such lawsuit or action, except to the extent that such participation is legally required in order for Developer to assert a claim. Nuevo shall reasonably cooperate with Developer and such cooperation or participation, as a party or otherwise, shall be at the cost and expense of Developer and Nuevo shall be indemnified from Losses resulting therefrom as provided in herein. Nuevo makes no warranty or representation and shall have no liability for the outcome thereof or damages awarded therein.

          2.1.10 Aera Program Final Acceptance. Upon delivery of Transfer Documents from Aera to Nuevo for Columbia #23, #59, and #69 wells, Final Acceptance shall be deemed to occur by Developer. For other wells, on a well-by-well basis, Nuevo shall notify Developer in writing that it has completed the abandonment or modification of each of the wells specified in this Section 2.1.10. With respect to wells to be abandoned, Nuevo shall not provide such notice to Developer until it has submitted to CDOGGR the required summary and well report (“Report”). Within ten days of such notice, Developer shall conduct a final inspection of such abandoned or accommodated well and shall advise Nuevo in writing within ten days thereafter of acceptance of the work (“Final Acceptance”). Should Developer fail to inspect the well within the time period specified, Final Acceptance for such well shall be deemed to have occurred. Should Developer inspect the well and, in the exercise of its reasonable commercial judgment, deem such work to be substantially incomplete, it shall notify Nuevo in writing within such ten day period after the inspection specifying any unresolved items and the actions that Developer believes are reasonably necessary to gain Final Acceptance. Should CDOGGR reject the Report and request additional well abandonment work, Final Acceptance shall be deemed rejected and Nuevo, at its cost and expense, shall undertake those additional actions specified by CDOGGR. Upon completion of such additional work, Nuevo shall submit its notice to Developer and the

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parties shall follow the procedures set out herein for securing Final Acceptance. If the parties cannot resolve any item for which acceptance is requested, such unresolved item shall be submitted to arbitration in accordance with this Declaration. Upon Final Acceptance, Nuevo shall transfer such wells to Developer who shall execute Transfer Documents removing Nuevo as the record operator. Upon Final Acceptance, Developer shall be deemed to have accepted full and complete responsibility and control of the abandoned wells and equipment, if any, affected by the transfer and Nuevo shall be expressly relieved from further responsibility as set out in Section 3.5. In no event will Developer, or its successors and assigns reenter or activate any abandoned or idled well.

     2.2 Permit Program. Nuevo shall perform all activities required by the Habitat Mitigation and Monitoring Plan (“Restoration Plan”) with respect to the PA-7 Habitat Restoration Area, the approximate 20-acre PA-4 Habitat Restoration Area and the remaining 87 acres of additional habitat restoration (“Remainder Habitat Restoration Area”). Collectively, such activities are referred to as the “Permit Program.”

          2.2.1 Permit Program Implementation. With respect to the Permit Program, Nuevo shall continue to use commercially reasonable efforts to complete the program in a timely manner consistent with the Restoration Plan. Upon completion of the Permit Program with respect to the PA-4 Habitat Restoration Area, Nuevo shall advise Developer by written notice when it has received certification from the permitted biologist designated within the Restoration Plan (“Certification”) that the PA-4 Habitat Restoration Area is occupiable as required by the Restoration Plan. Nuevo shall further advise Developer by written notice when it has received a Certification that PA-7 is occupied as required by the Restoration Plan. Upon receipt of each Certification, Final Acceptance by the Developer, as defined in Section 3.5, shall be deemed to have occurred.

With respect to the Remainder Habitat Restoration Area, Final Acceptance shall occur upon the first anniversary of completion of the restoration scope of work for the area if the survivability standards for vegetation set out in the Restoration Plan have been met, as evidenced by the joint written opinion of the Chambers Group (representing Nuevo) and the Bon Terra Group (representing Developer), who shall act jointly as biological monitor under the PAPA for the Remainder Habitat Restoration Area. Either Party, in its sole discretion, may appoint a different biological monitor to represent its interest, replacing the named biologist, to represent that Party’s interests by providing the other written notice. The biological monitors shall provide Developer and Nuevo with written notice of their opinion that the survivability standards have been attained, which certification shall be deemed Final Acceptance by the Developer. In the event the biological monitors determine that any species planted and maintained within the Remainder Habitat Restoration Area does not meet the survivability standards set out in the Restoration Plan, the monitors shall so advise Nuevo and Developer in writing, setting out (i) those additional actions to be taken or the number of additional plants required which, in the joint opinion of the biological monitors, are reasonably required to bring the Remainder Habitat Restoration Area into compliance with the Restoration Plan survivability standards and, (ii) the cost estimated by the biological monitors to complete such additional work (“Additional Cost”). Developer shall be entitled to withhold such “Additional Cost” from the Additional Purchase Price up to $150,000.00, which Additional Cost shall be placed into escrow pending Nuevo’s completion of the additional work. Nuevo, at its own cost and expense, shall complete such

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additional work. Upon completion of such additional plantings or actions, the biological monitors shall then give an opinion certifying that such plantings or actions required of Nuevo have been satisfactorily completed. Upon certification by the biological monitors that the additional planting or additional actions have been completed by Nuevo, the Remaining Habitat Restoration Area shall be deemed Finally Accepted by Developer under Section 3.5 and the Additional Cost shall be released to Nuevo from escrow. It is not the intention of the parties that the release of the Additional Cost is conditioned upon meeting the survivability standards specified for subsequent years. Rather, it is the intention of the parties that the Additional Cost will be released upon completion of those actions taken after the first anniversary that the biological monitors believe are reasonably necessary to attain future survivability standards.

Nuevo shall be relieved of any and all liability related to each restoration area upon Final Acceptance as further provided in Section 3.5. Notwithstanding anything to the contrary contained herein, with respect to each area prior to receipt of Certification, Developer shall not be liable or responsible for any costs or increased costs which are related to the planting and revegetation of each area, all of which costs shall be the responsibility of Nuevo.

     2.3 Hover Program. Pursuant to the Hover Agreement, Nuevo undertook the following obligations:

     Under Exhibit “G-2” to the Hover Agreement:

I.	Well Abandonment Plan (“WAP”)

II.	Remedial Action Plan (“RAP”).

III.	Corridor Easement, Street Easement, Drainage Easement and other Non-Exclusive Easements (includes dismantling two (2) water tanks and relocation on a temporary basis one (1) water tank at the East Naranjal Tank Farm).

     Under the Agreement Between Adjacent Landowners:

I.	Grant of Slope Easements

II.	Grant of Retention Basin Easements (includes possible relocation of oil field pipelines in Section 2.7 at Hover’s expense up to $25,000).

III.	Spoils Export Easement (includes possible relocation of oil field pipelines in Section 3.4 at Hover’s expense up to $50,000).

     The rights, privileges, duties and obligations under the Hover Agreements retained by Nuevo and that collectively constitute the “Hover Program” are as follows:

(a)	Well Abandonment Plan: The Well Abandonment Plan as it applies to E. Naranjal Wells No. 21, 22, 23 and 36 and is described at Item I. and at Item V. in Exhibit “G 2” to the Hover Agreement.

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(b)	The Escrow Account: The escrow account, as referenced at Section 2.2.2 of the Hover Agreement, contains $600,000 which amount has been previously collected by Nuevo as a result of its “Soil Remediation” activities referenced in said Section 2.2.2. The balance of the escrow account is payable to Nuevo upon completion of the Well Abandonment Plan referenced above.

(c)	Stand-Alone Insurance: Nuevo is required to participate in the acquisition of an insurance policy. This requirement is fully addressed at Section 5.27 of the Hover Agreement.

(d)	Remedial Action Plan: The Hover Agreement’s “Remedial Action Plan” is described at Item II in Exhibit “G 2” to the Hover Agreement. Nuevo has previously received a closure letter from the Orange County Health Care Agency, subject only to removal of inaccessible soils which requires the removal of two water tanks at the East Naranjal tank farm and soils associated with East Naranjal Well 36, a well under the Well Abandonment Plan.

               2.3.1 Hover Final Acceptance. Upon completion of the Hover Program, Nuevo shall provide Developer written notice, at which time Developer shall have ten days to inspect the work completed. Within ten days thereafter, Developer shall advise Nuevo that it concurs that the Hover Program has been substantially completed in accordance with the Hover Agreements. Such communication shall be deemed Final Acceptance and thereafter all duties, obligations and liabilities for the Hover Program shall be the sole responsibility of Developer as further provided in Section 3.5. Should Developer determine that the Hover Program has not been substantially completed in accordance with the Hover Agreement, it shall advise Nuevo of those items which it deems unsatisfactory and the actions it requests that Nuevo take. Upon completion of such additional actions by Nuevo, Developer shall again be notified and shall have ten days to inspect the work performed by Nuevo. Within ten days thereafter, Developer shall provide its Final Acceptance. Should Developer and Nuevo disagree on whether the Hover Program has been substantially completed, such matter shall be submitted to arbitration in accordance with the PAPA.

     Section 3. Program Implementation.

     3.1 Duty to Cooperate. Developer shall use good faith, commercially reasonable efforts to timely and expeditiously perform its obligations and rights under the PAPA in a manner that minimizes the interruption or curtailment of production by Lessee or Operator. To the extent that Developer fails to fully and timely cooperate with Nuevo, and Nuevo, as a result of Developer’s acts or omissions, incurs penalties, damages or incremental costs in performing any of the Programs, such penalty, damage or cost shall be the responsibility of Developer and Developer hereby agrees to defend, indemnify and hold Nuevo harmless therefrom. Developer shall also be liable to Nuevo for any and all incremental reasonable cost or expense incurred by Lessee related to Lessee’s performance of its obligations in the Aera Program or a delay in returning temporarily shut-in wells to production which result from Developer’s failure to comply with the provisions of this Section. Developer expressly agrees to pay such incremental Lessee costs which shall not be deemed to be Reimbursement Amounts and Developer hereby releases and shall defend, indemnify and hold Nuevo harmless therefrom.

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     3.2 Insurance. Each Party shall use commercially reasonable efforts to name the other Parties as Additional Insured, on each Party’s standard blanket insurance policy covering its activities in connection herewith, for the duration of their construction or their activities on any portion of the Property.

     3.3. Performance by Each Party. Each party shall be responsible for bearing all costs and expenses associated with the performance of its obligations under each Program. Each Party shall timely commence and complete its respective responsibilities for each Program exercising commercially reasonable effort and care. With respect to each Program, Nuevo shall not be obligated to design, construct or install any improvements nor undertake work or activities other than those specified in Section 2. Should Developer’s failure to perform, including, without limitation its obligations under Section 2, other than for the payment of money, or should Nuevo’s failure to complete any aspect of the work or any Program result from an Unavoidable Delay, such required performance shall be excused for the period of time that the Unavoidable Delay prevents performance. Provided, however, that nothing in this Section shall excuse the performance of any act rendered difficult solely because of the financial condition of a party. In the event that any delay due to Unavoidable Delay is anticipated by a Party, such Party shall promptly notify the other parties of such delay, its cause and the estimated duration of the delay. Each Party shall exercise due diligence to shorten, mitigate and avoid the effects of the delay and shall keep all Parties informed as to its efforts.

     3.4 Independent Contractor. The acts or omissions of Lessee, Developer or Nuevo in accordance with the terms this Declaration may not be imputed to the other parties unless expressly stated herein or otherwise agreed to in writing. Unless otherwise agreed by the Parties, Developer and Nuevo are each performing their obligations hereunder as independent contractors and not as a subcontractor or agent of Lessee or the other.

     3.5 Final Acceptance. At all times, Developer shall be solely responsible for and shall defend, indemnify and hold Nuevo harmless from all Losses and Environmental Losses (as defined in this Declaration) related to activities in the Aera Program that are designated as Developer’s responsibility. Prior to Final Acceptance, as set out in each Program, Nuevo shall be responsible for and shall defend, indemnify and hold Developer harmless from all Losses associated with performance of activities designated as Nuevo’s responsibility in the Programs. At all times, after Final Acceptance of each Program segment performed by Nuevo, Nuevo shall be released and Developer shall defend, indemnify and hold Nuevo harmless from and be solely responsible for all Losses and Environmental Losses for that Program segment. Developer’s indemnity herein shall be deemed for all purposes to be an indemnity under Sections 10 and 12 of this Declaration. To the extent that any additional work is required to be performed after Final Acceptance, such work, if any, and all costs and expenses related thereto shall be borne by the Developer. After Final Acceptance by Developer of each Program component, Developer shall be solely responsible for all maintenance, revegetation, repair, replacement, removal, and reinstallation of any completed work including, but not limited to, the cost of future relocation of such work requested by Developer and performed by Lessee. After Final Acceptance by Developer of each task performed by Nuevo in the Aera Program, Developer shall be bound by and responsible for the indemnity and release provisions contained in Section 10 and 11 of the Aera Agreement. Prior to Final Acceptance of each Task performed

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by Nuevo, the obligations under Section 10 and 11 of the Aera Agreement shall be the responsibility of Nuevo.

     Section 4. INTENTIONALLY OMITTED.

     Section 5. Liabilities and Responsibilities.

     5.1 Liability Allocation. Either Nuevo or Developer may seek arbitration as provided in Section 19 of this Declaration to obtain damages for losses suffered as a result of the failure to either Party to perform hereunder or to resolve disputed issues in the performance of the Programs. All disputes between the Parties herein shall be resolved through arbitration. Any award in such arbitration shall be limited to the recovery of actual direct damages. Neither Party shall be entitled to indirect, consequential, special, exemplary or punitive damages. After Final Acceptance by Developer, Developer shall have no cause of action against Nuevo, or its successors or assigns with respect to the Programs. Under no circumstances shall Developer assert any claim or cause of action against Lessee except to the extent such action is permitted by the Aera Agreement and Nuevo is indemnified and held harmless therefrom. Developer may, in its reasonable discretion, maintain a lawsuit, arbitration or other action against any construction entities hired by Nuevo (but not Nuevo itself) to perform work on the Programs pursuant to a written contract (“Construction Entities”), to obtain damages for losses suffered as a result of Nuevo’s failure to properly complete the Programs, to the extent caused by such Construction Entities. In that regard, to the extent it possesses and may assign same, Nuevo hereby conveys, transfers and assigns (and, if necessary, will convey, transfer and assign at such time as such cause of action arises) to Developer a nonexclusive assignment of its rights and interests in and to any relevant contracts or subcontracts, for the limited purposes stated herein, without any obligation by Nuevo to participate in such lawsuit or action, as a party or otherwise, and without any responsibility, warranty, representation or liability for any outcome pursuant thereto or damages awarded therein. Construction Entities include contractors, subcontractors, materialmen or other independent entities, but not Nuevo, their respective constituent partners, officers, employees or any other related entities. Upon ten (10) days written request, Nuevo will provide Lessee and Developer with a list of such Construction Entities which have supplied Nuevo with the Preliminary Notice prescribed by the California Civil Code for the maintenance of mechanic’s lien rights. Nuevo further agrees to not enter into any contract with a Construction Entity that waives the liability for such entity’s negligence.

     5.2 The Programs and Party Responsibilities. Except as otherwise provided herein, each Party shall cooperate with the other in the completion of the Programs and each Party shall perform its obligations in a commercially reasonable manner, and in good faith, as described below and elsewhere herein. It is understood and agreed that Developer shall have the primary responsibility for and shall, at its sole cost and expense, complete all work required to accomplish the “Developer Improvements,” including but not limited to: (a) soil remediation not designated as the responsibility of Nuevo in the PAPA, (b) relocation of third party easements and licenses (“TPEL”), (c) all matters to the extent allocated to Developer in the PAPA, and (d) Mass Grading operations in a commercially reasonable manner to attain completion of such

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operations in the shortest time so as to minimize the disruption of Lessee’s remaining oil operations. Developer shall fully cooperate with Nuevo and Lessee in the implementation of each Program. Developer shall (i) timely process all of its permit requests; (ii) comment on all applicable submittals of specifications or plans within ten days; and (iii) make all facilities available for accommodation under the Programs such that Nuevo may commence its activities hereunder in a timely manner. In addition, Developer remains responsible for those obligations set out as Developer’s responsibility in this Declaration. The activities and tasks performed by Nuevo in each of the Programs shall be undertaken in accordance with standards promulgated at the time of such work by CDOGGR with respect to well abandonment or such other Governmental Agency having jurisdiction over the activity, all subject to, and as further described herein.

     5.3 Assumption of Obligations. As set out in the Agreement, Developer has assumed all rights, duties, obligations and liabilities of both Nuevo and of the Developer in the Mineral PAPA.

     5.4 Default/Cure. A “Default” (or “Event of Default”) shall be deemed to have occurred if a Party has not effected a cure within ten (10) days after failure to timely perform its obligations to pay money hereunder, and within thirty (30) days after written notice specifying the breach in the case of other obligations hereunder; provided, however, except as otherwise specified herein, in the case of a breach of any obligations hereunder other than for the payment of money which is not capable of being cured within said thirty (30) day period, no Default shall be deemed to have occurred so long as the Party commences to cure such default within ten (10) days after such notice and thereafter diligently and continuously prosecutes the same to completion. Upon the occurrence of an Event of Default or Default by Nuevo, in its performance of its responsibilities under any of the Programs, as set out herein (and Nuevo has failed to cure or commence and continuously prosecute a cure within the time periods specified herein), Developer, at its option, may undertake and assume the Program work which it alleges Nuevo has failed to perform at Nuevo’s expense. Prior to assuming any work of Nuevo under the Programs, Developer will provide written notice to Nuevo after the expiration of the time periods set out herein stating the factual basis of its claim that Nuevo has failed to cure the Default and advising Nuevo of its intention to assume responsibility for certain work under the Programs, providing reasonable specificity as to the work that it intends to assume responsibility for and perform. Nuevo’s failure to perform additional actions requested by Developer but not specifically set out as Nuevo’s responsibility in the Programs shall not be deemed a breach of its obligations under the Programs.

Within 10 days of receipt of notice from Developer, should Nuevo dispute in writing Developer’s assertion that Nuevo has committed a Default under the PAPA, Developer shall not assume Nuevo’s Program responsibilities, but shall submit such dispute to arbitration under Section 19 of this Declaration, which arbitration shall be modified as provided herein. An arbitration under this section shall be conducted by a single arbitrator who shall be directed to provide an arbitration schedule that results in a decision within 45 days of the arbitrator’s selection. Among other matters, upon establishing a Default, such arbitrator shall have the power to assign Nuevo’s Program responsibilities to Developer.

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Should the Developer assume any work that is the responsibility of Nuevo under the Programs, Nuevo shall be indemnified by Developer for all Losses and all Environmental Losses associated with or arising out of Developer’s performance thereof. Provided however, Developer shall be entitled to deduct from the Additional Purchase Price attributable to the assumed work, the reasonable costs and expenses incurred in performance of the work. Developer shall not offset any amounts against Additional Purchase Price for Program activities for which Nuevo is not in Default. Any dispute with respect to the reasonableness of the costs incurred shall be resolved through arbitration and any amount not in dispute shall be promptly paid to Nuevo upon Developer’s completion of performance.

          5.4.1 Remedies Cumulative. All rights, options and remedies of Nuevo contained in the PAPA shall be construed and held to be cumulative, and none of them shall be exclusive of the other, and Nuevo shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or equity, whether or not stated in the PAPA. Further, Nuevo may exercise hereunder, any of the rights, options and remedies, as and to the extent, described in Sections 5 and 15 of this Development Declaration.

          5.4.2 Arbitration. EXCEPT FOR THE RIGHT OF EITHER PARTY TO APPLY TO A COURT OF COMPETENT JURISDICTION FOR TEMPORARY RESTRAINING ORDERS, PRELIMINARY INJUNCTIONS, WRITS OF ATTACHMENT, WRITS OF POSSESSION OR OTHER EQUITABLE OR PROVISIONAL RELIEF, ANY CONTROVERSY, DISPUTE OR CLAIM OF ANY KIND OR NATURE ARISING OUT OF, IN CONNECTION WITH, OR IN RELATION TO THE INTERPRETATION, PERFORMANCE OR BREACH OF THIS DECLARATION SHALL BE SUBMITTED TO ARBITRATION UNDER SECTION 19 OF THIS DECLARATION.

     Section 6. INTENTIONALLY OMITTED

     Section 7. Condition of the Property.

     7.1 Disclosures. Buyer expressly agrees to cause certain disclosures described below (“Disclosures”) to be inserted in the Final Subdivision Public Reports (“Public Report”) obtained by Buyer (and/or any builder/developer purchasing from Buyer) from the Department of Real Estate relating to the Project or, in the absence of a requirement for a Public Report, in a separate Disclosure instrument; Buyer shall cause each purchaser of a Home constructed at the Project to sign, prior to or contemporaneously with the execution of a purchase agreement for such Home, a Disclosure notice and a specific “assumption of risk” with respect thereto in such agreement. The Disclosure shall contain all information required by California law, including the ordinances, rules and regulations of any Governmental Agency and any other information that would be disclosed by a prudent developer/builder of Homes in the same geographical area, including those relating to nuisance (of any sort), noise, glare, traffic, transmission lines, magnetism associated therewith or otherwise, hazard zones, potential acts of God or nature, habitat restoration, protection of species (wildlife and vegetation), the existence of landfills and other man-made alterations to the Land, the existence of the Project; and, that the Land (including the Development Areas) and the Adjacent Parcel have had a number of historical uses including oil, gas and power production

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and associated residential and commercial structures and habitation and may contain contamination and buried trash and debris as a result of such use; and, there will be abandoned oil wells at the Project, and continuing Oil Operations (including, in Operator’s sole discretion, additional wells), as well as the construction and development of a master-planned Community.

     7.2 Further Disclosures. Without in any way limiting the generality of the foregoing provisions of this Section 7, Buyer expressly acknowledges it is aware of and has satisfied itself with respect to the following:

          7.2.1 Unocal Gas Plant. That (a) the Project contains certain real property that was formerly used by Unocal as a gas plant for the commercial production of natural gas, (b) the Unocal gas plant has been shut down and its operations discontinued, (c) Nuevo has caused the areas surrounding the Unocal gas plant to be cleaned up and remediated (“clean-up”) pursuant to a remedial action plan established by the Orange County Health Care Agency (“OCHCA”) which has issued a Conditional Closure Letter indicating its inspection and acceptance of such remediation efforts, (d) Buyer has received and reviewed to its satisfaction the Conditional Closure Letter and other written materials concerning the Unocal gas plant, its operation and the clean-up as part of the Information and (e) Nuevo does not warrant, represent or guarantee that the Unocal gas plant or surrounding areas are free from contamination or any other conditions whatsoever, as a result of its operations or otherwise.

          7.2.2 Faults. Buyer acknowledges that Nuevo has made Buyer aware that there are earthquake and other faults which exist on or near the Project. Further, Buyer acknowledges that there may be faults, unknown to Nuevo, which exist on or near the Project.

          7.2.3 Lessees on the Property. Buyer acknowledges that there (a) are surface leases on a portion of the Land and the Project, between Nuevo, as successor to Unocal, and Brea Green Recycling, Inc., dated February 1, 1997, and with Haynes Apiaries, dated December 29, 1992, as amended, for the keeping of bees, and (b) is an oil and gas lease between Seller and Aera Energy LLC, commonly referred to as the Indenture, as amended, by and between Unocal and Columbia Oil Producing Company dated February 26, 1901, affecting a portion of the Land. Buyer has been provided copies of such leases as part of the Information.

          7.2.4 Water Storage Tanks. The Property surrounds two (2) large, domestic water storage tanks currently in operation. The tanks are owned and operated by the City.

          7.2.5 Oil Wells and Change House. As part of the AS IS purchase of the Property (including the Development Areas) and the Project, Buyer understands and agrees that the wells and Change House (shown as “Changing House”) shown on Exhibit “N” to the Agreement have been identified “to the best of Nuevo’s knowledge” (as defined in Section 3.1C thereof).

FOR PURPOSES OF THIS SECTION 7, ALL REFERENCES TO “LAND” AND/OR “PROPERTY” SHALL MEAN AND INCLUDE OIL OPERATIONS.

NUEVO SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR ASSURANCE THAT THE PROJECT OR ANY HOMES CONSTRUCTED THEREIN WILL ENJOY ANY VIEW.

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     Section 8. Development Requirements, Conditions. Costs, Taxes and Assessments. Until the full reconveyance of the PAPA TDs, (a) Buyer shall use commercially reasonable efforts to satisfy all conditions and requirements of Governmental Agencies and/or with respect to Governmental Approval Documents and (b) Buyer shall pay and be responsible therefor and for all other costs and expenses, of every nature whatsoever, incurred in developing the Project. Such costs and expenses shall include, without limitation, the following:

     8.1 Buyer shall be responsible for all Governmental Approval Costs (as defined in herein), including those bond costs described in Section 1.3 thereof. If any such Governmental Approval Costs, pursuant to the terms of any agreement between Nuevo and any Governmental Agency with jurisdiction over the Project or any ordinance, administrative procedure or other regulation adopted by such Governmental Agency or otherwise, are charged to and paid by Nuevo, then Buyer shall reimburse Nuevo for the portion of such fees allocable to the Project and/or the Improvements to be constructed in connection therewith.

     8.2 Buyer shall be responsible for the cost of construction of all Buyer’s Improvements and for all other charges and costs for the Project and development pursuant to the Governmental Approval Documents and Governmental Approvals, including the costs of any bonds required in connection therewith.

     8.3 Buyer shall be responsible for all taxes and assessments for the Land after the Close.;

     8.4 Buyer shall pay and be solely responsible to the Governmental Agency as may be applicable, all fees, including street, transportation, connection or similar types of fees due for the Project and for the discharge of all conditions to the Governmental Approvals, including all maps. To the extent such fees continue to be required by any Governmental Agency or authority, Buyer agrees that all such fees shall be payable by Buyer whether or not the applicable enabling ordinance or other legislation is repealed, invalidated, terminated or revoked or if the Governmental Agency’s participation in funding or constructing such facilities is prohibited. In no event shall Buyer be entitled to a refund from Seller of any portion of any such fees or any portion of the Purchase Price due to a failure by the Governmental Agency to construct the facilities relating thereto or for any other reason.

     8.5 Should Buyer fail to satisfy, pay and/or discharge, or cause to be satisfied, paid and/or discharged prior to delinquency, any tax, assessment or other condition, requirement, charge, cost or expense upon or in connection with the Land and/or Project, or its or their development, as otherwise required herein, and if Buyer after ten (10) days’ written notice from Nuevo shall fail to pay and discharge the same, then Nuevo may, at its option, satisfy and/or pay any such conditions or amounts, respectively, or settle or discharge any action therefor or satisfy any judgment thereon, and all reasonable costs, expenses and other sums incurred or paid by Nuevo in connection therewith, including, without limitation, attorneys’ fees and court costs, shall be paid to Nuevo by Buyer within ten (10) days of a request therefor by Nuevo, which request shall be accompanied by an invoice for such fee or charge and reasonable supporting documentation. Any such reimbursement shall not relieve Buyer of its obligation to reimburse Nuevo for any subsequent billing.

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     Notwithstanding the above, Buyer may contest such matters in good faith and postpone such satisfaction and/or payment until resolution of the contested matter, or as required by law, whichever is sooner. If Buyer contests such matters in good faith and Nuevo exercises its rights hereunder, Nuevo may pay such amounts under protest and reimburse Buyer for any amounts paid from Buyer to Nuevo to the extent of any reduction resulting from such contest, to the extent Nuevo receives a refund thereof.

     8.6 Constructive Meaning of Certain Provision. Notwithstanding anything to the contrary elsewhere in this Declaration, where any obligation, covenant, restriction or duty of Buyer is limited herein to the period of time prior to the full reconveyance of the PAPA TDs (“Time period”), that Time Period shall automatically be extended to include any periods of time during which (a) the PM TD, or any portion thereof, is extant and not fully reconveyed and/or any amounts secured thereby have not been fully paid to Nuevo as required and (b) the Corporate Guaranty and/or SPC Guaranty, or any portion thereof, is/are extant and not fully reconveyed/discharged and/or any amounts secured thereby have not been fully paid to Nuevo as required.

     Section 9. Insurance.

     9.1 Insurance Types. From and after the date recordation of Declaration. Buyer shall, at its sole cost and expense, as required by the Agreement, maintain in full force and effect with companies satisfying the requirements specified below, the following insurance:

          9.1.1 Comprehensive General Liability Insurance. Buyer shall maintain Comprehensive or Commercial General Liability Insurance on an “occurrence” basis, with reasonably acceptable deductibles, and excess umbrella coverage, with a combined single limit for bodily injury and property damage of Twenty-Five Million Dollars ($25,000,000.00), reduced automatically to Three Million Dollars ($3,000,000) (a) with respect to the portion Transferred, upon the Transfer or Transfers in the aggregate (in a single or multiple transactions) to the same or a related Transferee of the fee interest in any portion of the Remainder Parcels constituting less than thirty (30) acres or (b) with respect to the rest of the Remainder Parcels, after the sale of the last Home at the Project to the Homebuying public (or an amount equal to the limit from time to time carried by Buyer, if greater), covering the following:

               9.1.1.1 Operations, Independent Contractors and Products and Completed Operations (which Buyer shall maintain in effect on at least an annual renewal basis for at least ten (10) years following the completion of the last Home at the Project;

               9.1.1.2 Owners’ and Contractors’ Protective Liability;

               9.1.1.3 Severability of Interest and Cross Liability clauses;

               9.1.1.4 Contractual Liability, including without limitation coverage for Buyer’s contractual indemnities in this Agreement;

               9.1.1.5 Personal Injury and Explosions, Collapse and Underground Hazards (X, C, U);

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               9.1.1.6 Broad Form Property Damage Liability, including completed operations.

               The limits of liability of the insurance coverage specified in this subsection may be provided by any combination of primary and excess liability insurance policies.

          9.1.2 Automobile Liability Insurance. Buyer shall maintain owned, hired and non-owed automobile liability insurance covering all use of all automobiles, trucks and other motor vehicles utilized by Buyer in connection with the requirements or obligations specified in any Development Document with a combined single limit for bodily injury and property damage of Five Million Dollars ($5,000,000.00) as to the Development Areas and One Million Dollars ($1,000,000.00) as to the Remainder Parcels (or in an amount equal to the limit from time to time carried by Buyer if greater).

     9.2 Waiver of Subrogation. Buyer hereby waives all rights against Nuevo and the Indemnitees (as that term is defined in Section 10 hereof) for damages caused by fire and other perils and any other risk.

     9.3 Named and Additional Insured. Each of the entities constituting Buyer shall be named insureds on the policy required by this Section 9. Nuevo shall be included as an additional insured under the coverage specified in subsections 9.1 above with the following provisions included within each applicable policy: “It is understood and agreed that coverage afforded by this Policy shall also apply to Nuevo Energy Company and Torch Energy Advisors Inc. and Torch Operating Company (collectively, “Torch”), and their members, partners and their constituent members, their parent companies, subsidiaries, and all of their respective officers, directors, shareholders, agents, representatives, employees and professional consultants, and all of their respective successors and assigns, as additional insureds, but only with respect to legal liability or claims caused by, arising out of or resulting from the acts or omissions of the named insured or others performing acts on behalf of the named insured in connection with their ownership, use and development of the Property (including the Development Areas) and the Project. This insurance is primary and any other insurance by such additional insureds is non- contributing with this insurance as respects claims or liability arising out of or resulting from the acts or omissions of the named insured, or of others performing on behalf of the named insured.”

     9.4 Insurance Policies. Each insurance policy required under this Section shall:

          9.4.1 Be issued by insurance carriers licensed and approved to do business in California, having a general rating of not less than an “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report. Should Buyer wish to maintain insurance issued by an Affiliate of Buyer, Buyer shall provide Seller with sufficient financial information to demonstrate that the financial ability of such is comparable to other insurance companies having the forgoing Best’s Insurance Report ratings. Such information shall include but not be limited to such Affiliate’s balance sheet and income statement, loss reserves and contingencies, and reinsurance arrangements.

          9.4.2 Contain a provision that the policy shall not be subject to material

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alteration to the detriment of Nuevo or Buyer or cancellation without at least thirty (30) days prior written notice given to Nuevo by registered mail;

          9.4.3 Provide that such policy or policies and the coverage evidenced thereby are primary and Nuevo’s insurance is noncontributing with such primary coverage; and,

          9.4.4 Contain severability of interest and cross liability clauses.

          Buyer may provide the insurance described in this Section 9 in whole or in part through a policy or policies covering other liabilities and projects of Buyer; provided, however, that any such policy or policies shall (a) specifically allocate to the Agreement the full amount of insurance required hereunder and (b) be subject to, without limitation, and contain, permit or otherwise unconditionally authorize the waiver contained in subsection 9.2 above; and provided further that any such policy or policies shall not otherwise dilute or impair the rights of Nuevo or in any way negate the requirements of this Declaration.

     9.5 Evidence of Insurance. As confirmation and evidence of each type of insurance coverage required by Section 9.1 and Section 30 hereof, Buyer shall satisfy the following requirements:

          9.5.1 Buyer shall comply with all payment obligations of each type of insurance, as specified in the subject policy quote or binder, whichever is relevant to the specific type of insurance coverage;

          9.5.2 Buyer shall comply with all terms and conditions of each subject quote or binder that require additional information be provided to the insurer prior to binding;

          9.5.3 Upon request of Buyer, Nuevo shall be provided with certificates issued by Buyer’s insurance carrier acceptable to Nuevo showing such policies in force for the specified period. Nuevo has the right to review certified policies as it may deem necessary. Evidence of any renewal insurance including specifically without limitation, the Products and Completed Operations insurance, shall be delivered to Nuevo not less than thirty (30) days prior to the expiration date on the term of the policy. Each policy and certificate shall be subject to reasonable approval by Nuevo. Should any policy expire or be cancelled before the expiration of the Agreement, or such later period as Buyer is required to carry such insurance as set forth herein, and Buyer fails immediately to procure other insurance as specified, Nuevo, upon ten (10) days written notice to Buyer, shall have the right, but shall have no obligation, to procure such insurance and to charge Buyer with one hundred ten percent (110%) of the cost to Nuevo of procuring such insurance. Buyer shall pay Nuevo any such amount within ten (10) days of written demand therefor.

     9.6 Damages. Nothing contained in these insurance requirements is to be construed as limiting the type, quality or quantity of insurance Buyer should maintain or the extent of Buyer’s responsibility for payment of damages resulting from its operations.

     9.7 Nuevo’s Election to Insure. Should Buyer fail to do so, Nuevo reserves the right (but shall have no obligation), upon ten (10) days notice to Buyer to effect a cure and procure such insurance, to procure the insurance itself, or any portion thereof. As provided above,

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Nuevo shall notify Buyer if Nuevo exercises its right, whereupon Buyer’s responsibility to carry such duplicative insurance shall cease. Nuevo further reserves the right at any time, upon thirty (30) days notice to Buyer, to require that Buyer resume the maintenance of any insurance for which Nuevo has elected to become responsible pursuant to this subsection 9.7.

     9.8 Contractors. Buyer shall not permit any architect, engineer or contractor to commence work on or relating to the Property (including Development Areas) or the Project until such parties have complied with Buyer’s customary insurance requirements. Buyer shall use commercially reasonable efforts to cause each such party to name Nuevo and Torch as additional insureds to such party’s general liability insurance policies. Buyer shall also include Nuevo and Torch in any indemnity provisions with such parties for defense and indemnification to the same extent Buyer is defended and indemnified. Failure by Buyer to discharge its obligations under this Section 9.8 shall not give rise to a right in Seller to exercise a remedy at law or equity, except to the extent Seller suffers Losses or Environmental Losses as a result thereof.

     Section 10. Indemnity. To the maximum extent permitted by law, and except to the limited extent provided to the contrary in the Agreement or in Exhibit “K” thereto, Nuevo, Torch and their members, partners and their constituent members, their parent companies and subsidiaries and their employees, officers, directors, shareholders, agents and representatives and all of their respective successors and assigns (collectively, the “Indemnitees”) shall not be liable for any Losses (as defined below) of any kind or character to any person or property arising from, caused by or relating to, with or without fault or negligence of an Indemnitee (a) the Property, the development or use of the Property, the performance of the Work or work at, relating to or in connection with the Property, and/or the construction, use or sale or other conveyance of Improvements or other improvements at, relating to or in connection with the Property, including, without limitation, any loss, damage, injury or claim arising from or caused by or alleged to have arisen from or have been caused by (i) the use of the Property during grading or other activities by Buyer or any of Buyer’s Representatives (as that term is defined in Section 12 below) in a manner that impacts operations relating to oil and gas or any other mineral or hydrocarbon or substance, or any related and/or any other operations, (ii) a defect in the design or construction of, or material in, any structure or other improvement at, relating to or in connection with the Property, or in any Work performed by Buyer or any of Buyer’s Representatives, or by Seller; (iii) the condition of the Property including any earthquake or other faults, or other natural hazards, disclosed or undisclosed, a defect in soils or in the preparation of soils (including any grading performed at, relating to or in connection with the Property prior to the date hereof by Nuevo or any other party), (iv) the presence or existence of any Hazardous (or toxic) Substances (including any methane gas and/or tar seeps), materials or waste (including any landfill) in, on or near the soil or groundwater at, relating to or in connection with the Property, whether known or unknown and whether resulting from occurrences prior to, on the date of or after the acquisition of the Property, including without limitation any liability under the Comprehensive Environmental Response, Compensation and Liability Act, the California Environmental Quality Act or any other law, (v) claims made by third parties for matters at, relating to or in connection with the Property and/or the Adjacent Property (in equity, tort or strict liability and/or rising out of, relating to or in connection with all agreements and contracts assumed by Buyer pursuant to the Agreement, including the Aera Agreement, Hover Agreement and the Agreement between Adjacent Landowners between Seller

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and Brea Walden, LLC, dated October 9, 2001, and recorded on October 9, 2001, as Instrument No. 20010710857 in the Official Records of Orange County,California), including any matter disclosed in Section 7, above, (vi) any act or omission of Buyer or any of Buyer’s Representatives, (vii) any accident or casualty at, relating to or in connection with the Property after the date this Declaration is recorded, (viii) a material misrepresentation by Buyer or any of Buyer’s Representatives, (ix) a violation or alleged violation by Buyer or any of Buyer’s Representatives of any law now or hereinafter enacted, (x) a slope erosion, sluffing or failure or subsurface geologic or groundwater condition at, relating to or in connection with the Property, as well as the effect on such slopes and subsurface areas of Buyer’s development at, relating to or in connection with the Property and use of the improvements at, relating to or in connection with the Property (including watering), (xi) the application of the principles of equity or strict liability with respect to any act or omission of Buyer or an Indemnitee or their respective licensees, invitees or contractors at, relating to or in connection with the Property, including without limitation the grading thereof and/or the existence of any contaminants or Hazardous Substances or materials in or on the soil or groundwater, or (xii) any other cause whatsoever at, relating to or in connection with the Property, Buyer’s use of the Property or Buyer’s performance under the this Declaration (including its covenants, representations and warranties made pursuant thereto and specifically including those of it and its Transferees made in Paragraphs 1 through 4, and otherwise in, the Assumption of Obligations shown at Section 32.3 below); (b) the negligence or willful misconduct of Buyer or any of Buyer’s Representatives in the development, construction, grading or other work performed off the Land or Project by Buyer, or otherwise in connection with the development of the Property, or any defect in any such Work; or (c) the Default by Buyer of any of its obligations under this Declaration.

          As a material part of the consideration of this Declaration, except as prohibited by law and/or as provided to the contrary below or in Exhibit “K” to the Agreement, Buyer hereby releases the Indemnitees from and waives on its behalf, and on behalf of its successors and assigns, all claims, demands and causes of action against the Indemnitees for any such loss, liability, damage, cost, expense, injury or claim, including court costs and attorneys’ fees arising out of, relating to or in connection with the matters in (a), (b) and (c) of the preceding paragraph (collectively, “Losses”) and agrees to indemnify, defend and hold harmless Nuevo and all of the Indemnitees and their property from all such Losses whether incurred or made by Buyer, Nuevo, any Indemnitee or any third parties/person(s). The foregoing release, waiver, indemnity and obligation to defend and hold harmless shall apply to any claim or action brought by a private party or by a Governmental Agency or entity under any statute or common law now or hereinafter in effect and is intended to apply with respect to Losses before or after the conveyance of all of the Homes and/or other improvements at, relating to or in connection with the Property. The foregoing release, waiver, indemnity and obligation to defend and hold harmless, and any similar covenants by Buyer elsewhere in this Declaration, are intended to apply to Losses incurred directly by Nuevo or any Indemnitee, or their property, as well as by Buyer or any third party or their property. With respect to design, construction methods, materials, locations and other matters for which Nuevo has given or will give its approval, recommendation or other direction, the foregoing release, waiver, indemnity and obligation to defend and hold harmless shall apply irrespective of Nuevo’s approval, recommendation or other direction.

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          Notwithstanding anything to the contrary above, nothing contained in this Section shall operate to relieve any Indemnitee to the extent of any Losses found by a court of competent jurisdiction to have been caused (a) solely by the reckless behavior, willful behavior or gross negligence or (b) by the intentional misconduct of such Indemnitee.

          BUYER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

          BUYER BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTE OR COMMON LAW PRINCIPLE OF SIMILAR EFFECT.

BUYER’S INITIALS _________	NUEVO’S INITIALS _________

This indemnity and release shall not apply to the extent (a) of any material breach by Nuevo of (i) its representations set forth in Section 3.1 C of the Agreement, (ii) its covenants set forth in 3.2 of the Agreement and/or (iii) its other obligations under this Declaration (taking into account, all provisions therein expanding, limiting or otherwise altering or modifying the legal and equitable rights and duties of the Parties); (b) attributable to civil or criminal penalties imposed upon Nuevo before the Close, but not paid or Nuevo taxes delinquent before the Close, but not paid; (c) of any claims, demands, causes of action, loss, liability, damage, cost, expense or injury including court costs and attorneys fees (collectively, “employment losses”), of Seller resulting from or relating to the employment relationship between Seller and any of Seller’s present or former employees or the termination of any such employment relationship, including without limitation OSHA claims, matters relating to employee health, severance pay and other similar benefits, if any, and any employment losses on behalf of any such present or former employee relating to the employment or termination of employment of any such employee by Seller prior to the Closing, including without limitation any claim for wrongful discharge, breach of contract, unfair labor practice, employment discrimination, unemployment compensation, or workers’ compensation or any employment losses of Seller in respect of any agreement, trust, plan, fund, or other arrangement under which benefits or employment is provided for any of Seller’s present or former employees; (d) of any Losses, whether incurred or made by Nuevo, Buyer, or Indemnitee or any third party, in connection with or arising out of any off-site activities (i.e., Seller’s actions performed off of the Property), including but not limited to, storage, handling, transportation, disposal or discharge, by Seller, of any materials, substances, and wastes from the Property (including without limitation produced water, drilling fluids, NORM, and other wastes); or (e) of any Losses to the extent they have been acknowledged and accepted by Operator as its responsibility or there is a final judgment or other non-appealable resolution of the issues allocating such responsibility solely to Operator.

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Except as provided above, this Indemnity and release shall apply to the extent of all Losses at, relating to or in connection with the Property, regardless of when they occur.

For purposes of this Section 10, the term Property shall include the Project.

     Notwithstanding the above, Buyer may, in its reasonable discretion, maintain a lawsuit or other action against Construction Entities, to obtain damages for losses suffered as a result of its indemnification and release given herein, to the extent caused by such Construction Entities. In that regard, to the extent it possesses and may assign same, Nuevo hereby conveys to Buyer a non-exclusive assignment of its rights and interests in and to any relevant contracts or subcontracts, for the limited purposes stated herein, without any obligation by Nuevo to participate in such lawsuit or action, as a party or otherwise, and without any responsibility, warranty, representation or direct or indirect liability for any outcome pursuant thereto or damages awarded therein. Construction Entities include contractors, subcontractors, materialmen or other independent entities, but not Nuevo, or Torch, their constituent partners, their officers, employees or any other related entities. Upon ten (10) days written request, Nuevo will provide Buyer with a list of such Construction Entities which (a) have supplied Nuevo with the Preliminary Notice prescribed by the California Civil Code for the maintenance of mechanic’s lien rights or (b) have an Independent (direct) Contract with Nuevo with respect to such Work, and a copy of any such contract.

     Section 11. Survival of Covenants. All of Buyer’s indemnification, defense and hold harmless covenants in this Declaration, including without limitation the covenants in the Sections hereof entitled “Indemnity” and “No Hazardous Substances,” and Buyer’s obligation to maintain completed operations insurance pursuant to the Section hereof entitled “Insurance,” shall survive the conveyance of all or any of the improvements built by Buyer at, relating to or in connection with the Property and shall be binding on Buyer until the last to occur of (a) such date as any action against the Indemnitees is absolutely barred by the applicable statute of limitations or (b) such date as any claim or action for which indemnification may be claimed under said Section is fully and finally resolved and, if applicable, any compromise thereof or judgment or award thereon is paid in full by Buyer and the Indemnitees are reimbursed by Buyer for any amounts paid by the Indemnitees in compromise thereof or upon a judgment or award thereon and in defense of such action or claim, including attorneys’ fees. Neither payment nor a finding of liability or of an obligation to defend shall be a condition precedent to the enforcement of any indemnity or duty to defend provision herein or elsewhere in any Development Document, and if any action or proceeding shall be brought against any Indemnitee alleging any fact or circumstances for which Buyer is to provide indemnification, Buyer upon notice from such Indemnitee shall defend the same at Buyer’s expense by counsel approved in writing by such Indemnitee. Buyer waives as defenses to its obligations in the this Declaration the pleading or defense of any statute of limitations.

     Section 12. No Hazardous Substances. Except as specifically allocated to Nuevo elsewhere in this Declaration, the responsibility for Hazardous Substances shall accrue solely to Buyer. Buyer shall use commercially reasonable efforts to comply with the following:

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     12.1 Buyer shall not engage in any “Hazardous Substance Activity” (as hereinafter defined) or allow Buyer, Buyer’s contractors, its or their respective subcontractors, agents, employees, licensees, invitees or representatives, or any other parties directly or indirectly employed by any one of the foregoing or reasonably under the control of any of the foregoing or for whose acts any of the foregoing may be liable (collectively, “Buyer’s Representatives”), to do so in violation of any “Environmental Law” (as hereinafter defined at 12.8).

     12.2 Buyer shall keep and maintain, and cause Buyer’s Representatives to keep and maintain, the Property in compliance with, and Buyer shall not cause or permit the Property to be in violation of, any Environmental Law. Buyer shall keep and maintain and cause Buyer’s Representatives to keep and maintain its Work in compliance with, and Buyer shall not cause any such Work or the Property to be in violation of, any Environmental Law.

     12.3 Buyer shall immediately advise Nuevo in writing of (a) any and all “Hazardous Substance Claims” (as hereinafter defined) against Buyer or the Property; (b) any remedial action taken by Buyer in response to any (i) “Hazardous Substance” (as hereinafter defined) in, on, under or about the Property or (ii) Hazardous Substance Claims; (c) Buyer’s discovery of any occurrence or condition at, relating to or in connection with the Property that could cause the Property to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law; and (d) Buyer’s discovery of any occurrence or condition on the Adjacent Property or on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be classified as “border-zone property” under the provisions of California Health and Safety Code Sections 25220 et seq., or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law. Buyer will provide Nuevo with copies of all communications with federal, state and local governments or Governmental Agencies relating to Hazardous Substance Claims.

     12.4 In the event any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the “Remedial Work”) is required under any Environmental Law or any judicial order or notice by any Governmental Agency or in response to any Hazardous Substance Claims because of, or in connection with, the breach by Buyer of any of its obligations under this Declaration or the current or future presence, suspected presence, threatened or existing Release (defined therein) or suspected Release of a Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor at, on, under or about the Property, or transportation of a Hazardous Substance to or from the Property, Buyer shall, within such period of time as may be required under applicable law, regulation or order, commence to perform, or cause to be commenced, and thereafter diligently prosecute to completion all such Remedial Work on any portion of the Property.

     12.5 Should Buyer at any time default in or fail to perform or observe any of its obligations under this Section entitled “No Hazardous Substances,” Nuevo shall have the right but not the obligation, without limitation to any of Nuevo’s other rights hereunder, upon twenty (20) days’ written notice to Buyer, to perform the same, and Buyer shall pay to Nuevo, immediately upon demand, One Hundred Ten Percent (110%) of all costs and expenses incurred by Nuevo in connection therewith, including without limitation actual attorneys’ fees.

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     12.6 Without limiting the generality of any Section of any of this Declaration dealing with Buyer’s indemnities, as of the date of execution of the Agreement, Buyer agrees to indemnify, defend and hold harmless Nuevo and all of the Indemnitees and their property, from and against any claim, action, suit, proceeding, loss, cost (including court costs and any clean-up costs), damage (including, without limitation, any consequential damage), liability, deficiency, fine, penalty, punitive damage or expense (including, without limitation technical consulting fees and attorneys’ fees) (collectively, the “Environmental Losses”), directly or indirectly, resulting from, arising out of, or based upon, with or without fault (a) the presence, release, use, generation, discharge, storage, disposal or clean-up of any Hazardous Substance to, on, in or from the Property, or any residual contamination therefrom affecting any natural resource or the environment, (b) the violation, or alleged violation by Buyer or Buyer’s Representatives of any statute, ordinance, notice, order, rule, regulation, permit, judgment or license relating to the use, generation, Release, discharge, storage, disposal or transportation of any Hazardous Substance in, on, under or about, to or from the Property or (c) any breach of the agreements and obligations of Buyer under this Section entitled “No Hazardous Substances”; provided, however that no Indemnitee shall be entitled to indemnification under this paragraph for any Environmental Loss as and to the extent established by a court of competent jurisdiction to have been caused (d) solely by its reckless behavior, willful behavior and/or gross negligence or (e) by the intentional misconduct of such Indemnitee. This waiver, indemnity and obligation to defend and hold harmless shall include, without limitation, any damage, liability, fine, penalty, punitive damage, cost or expense arising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources or the environment, nuisance, pollution, contamination, leak, spill, release or other adverse effect upon the environment. Except as prohibited by law or as provided to the contrary below or in Exhibit “K” to the Agreement, the above indemnification applies to all matters involving the Property or a portion thereof.

This indemnity and release shall not apply to the extent (a) of any material breach by Nuevo of (i) its representations set forth in Section 3.1 C of the Agreement, (ii) its covenants set forth in 3.2 of the Agreement and/or (iii) its other obligations under this Declaration (taking into account, all provisions therein expanding, limiting or otherwise altering or modifying the legal and equitable rights and duties of the Parties); (b) attributable to civil or criminal penalties imposed upon Nuevo before the Close, but not paid; (c) of any Environmental Losses, whether incurred or made by Nuevo, Buyer, or Indemnitee or any third party, in connection with or arising out of any off-site activities (i.e., Seller’s actions performed off of the Property), including but not limited to, storage, handling or transportation by Seller, of any materials, substances, and wastes produced from the Property (including without limitation produced water, drilling fluids and NORM); or (d) of any Environmental Losses to the extent they have been acknowledged and accepted by Operator as its responsibility or there is a final judgment or other non-appealable resolution of the issues allocating such responsibility solely to Operator.

Except as provided above, this Indemnity and release shall apply to the extent of all Environmental Losses at, relating to or in connection with the Property, regardless of when they occur.

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For purposes of this Section 12, the term Property (which includes the Development Areas) shall include the Project.

Notwithstanding the above, Buyer may, in its reasonable discretion, maintain a lawsuit or other action against Construction Entities, to obtain damages for losses suffered as a result of its indemnification and release given herein, to the extent caused by such Construction Entities. In that regard, to the extent it possesses and may assign same, Nuevo hereby conveys to Buyer a non-exclusive assignment of its rights and interests in and to any relevant contracts or subcontracts, for the limited purposes stated herein, without any obligation by Nuevo to participate in such lawsuit or action, as a party or otherwise, and without any responsibility, warranty, representation or direct or indirect liability for any outcome pursuant thereto or damages awarded therein. Construction Entities include contractors, subcontractors, materialmen or other independent entities, but not Nuevo, or Torch, their constituent partners, their officers, employees or any other related entities. Upon ten (10) days written request, Nuevo will provide Buyer with a list of such Construction Entities which (a) have supplied Nuevo with the Preliminary Notice prescribed by the California Civil Code for the maintenance of mechanic’s lien rights or (b) have an independent (direct) contract with Nuevo with respect to such Work, and a copy of any such contract.

     12.7 Without limiting the generality of any Section  in this Declaration dealing with Buyer’s Indemnities, and without limiting the generality of Section 12.6 above, Buyer agrees to indemnity, defend and hold harmless Seller and all of the Indemnitees who are “secured lenders” as that term is used in Section 736 of the California Code of Civil Procedure and their property, from and against any and all claims, costs and damages that a secured lender is authorized and allowed to bring and recover pursuant to said Section 736 of the California Code of Civil Procedure. Buyer shall not indemnify the Indemnitees under this Section 12.7 and the Indemnitees shall not proceed against Buyer under this Section 12.7 with respect to any claims or costs Indemnitees are not authorized or allowed to recover from Buyer under Section 736 of the California Code of Civil Procedure. All rights of Indemnitees under this Section 12.7 shall survive following the foreclosure of any deed of trust, including, without limitation, the PM TD, the PAPA Trust Deeds, the repayment of any sums payable pursuant to the PAPA, any other Development Document or the PM Note or any promissory note (or which are secured by any deed of trust), the reconveyance or termination of the Development Declaration or the PM TD, the PAPA Trust Deeds, or any other deed of trust as an encumbrance upon the Property, and Buyer’s transfer of the Property to and until the last to occur of the dates specified in Section 11 entitled “Survival of Covenants.”

     12.8 As used in this Declaration the following terms shall have the following meanings:

          “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Safe Drinking Water and Toxic Enforcement Act of 1986 (Cal. H&S Code Sections 25249.5-25249.13), the Carpenter-Presley-Tanner Hazardous Substance Account Act (Cal. H&S Code Sections 25300 et

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seq.), and the Porter-Cologne Water Quality Control Act, California Water Code Sections 13000, et seq., the California Health and Safety Code generally and any and all other present and future federal, state or local laws (whether under common law, statute, ordinance, rule, regulation or otherwise), permits, orders, determinations, notices and any other requirements of Governmental Agencies relating to the environment or to any Release, Hazardous Substance or Hazardous Substance Activity, as heretofore or hereafter amended from time to time.

          “Hazardous Substance” means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “extremely hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or “EP toxicity” and (b) ash produced by a resource recovery facility utilizing a municipal solid waste stream. Oil and natural gas are expressly excluded from the definition of Hazardous Substances.

          “Hazardous Substance Activity” means any actual, proposed or threatened storage, use, holdings, existence, release, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Substance from, under, into or on the Land or surrounding property; provided, however, that the use, installation, storage and maintenance by Buyer in compliance with all applicable laws, ordinances, notices, orders and regulations, of materials reasonably necessary and normally used in the development of the Land as contemplated in this Declaration, shall not be considered a Hazardous Substance Activity.

          “Hazardous Substance Claims” shall mean any and all enforcement, investigation, clean-up, removal or other Governmental Agency notices, actions, proceedings of any kind or nature, or orders threatened, instituted or completed pursuant to any Environmental Law, together with all claims made or threatened by any third party against Buyer, Nuevo, the other Indemnitees or the Property, relating to damage, construction, cost recovery compensation, loss or injury resulting from any Hazardous Substance.

          “Release” shall mean and include any accidental or intentional spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the air, land, surface water, ground water or the environment of any Hazardous Substance (including, without limitation, the abandonment or discarding of receptacles containing any Hazardous Substance).

     Section 13. Natural Hazard Zones. Seller has submitted to Buyer and Buyer acknowledges that it has received, read and approved the natural hazard zones (“Natural Hazard Zones”) disclosure materials attached as Exhibit “J” to the Agreement which have been provided by the Title Company. Buyer agrees that Seller has thereby fully discharged all of its obligations to Buyer, if any, under California law with respect to Natural Hazards Zones disclosures.

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     Section 14. Release.

     14.1 Declarant may release any portion of the Covered Property from this Development Declaration at any time and for any reason without the approval of Buyer.

     14.2 Upon the sale of a Home or other Improvement by Buyer to a member of the Home-buying public or other ultimate user, but not upon the sale of one or more Homes or any Improvement to any person or entity for resale to the public, Declarant shall, upon written request from Buyer, release such Home or Improvement from the encumbrance of this Development Declaration if Buyer shall not then be in Default of any of the terms and provisions of this Development Declaration. Such release shall be evidenced by a writing in recordable form, and upon the recordation thereof a Home or Improvement shall no longer be deemed a part of the Covered Property and shall be free of all of the terms and provisions of this Development Declaration. Declarant shall also, upon written request from Buyer, so release any portion of the Covered Property (i) dedicated or otherwise conveyed to and accepted by a Governmental Agency and/or (ii) consisting of any community facilities, concurrently with conveyance thereof to an Association comprised solely of owners of Homes.

     14.3 Notwithstanding anything to the contrary above, subject to paragraph (f) of this Section 14.3., from time to time, so long as there shall be no unrescinded notice of Default hereunder given by Declarant to Buyer, a partial reconveyance may be had and, upon the written request of Buyer (“Reconveyance Request”), will be given from the lien or charge of this Declaration subject to the following terms and conditions:

          (a) Release Price. Declarant shall have been paid all amounts then due under the Agreement, including the PAPA, Shea PAPA TD and this Declaration.

          (b) Advances. Buyer shall have repaid with interest all of the amounts expended by Declarant to protect the security of this Declaration, including without limitation any amounts expended for keeping senior encumbrances current, payment of taxes or attorneys’ fees.

          (c) Default. Buyer shall not be in Default of any of its other obligations hereunder (or under the Agreement) for which a notice of Default may be given hereunder, and is given by Declarant as provided herein, within five (5) days after receipt of a Buyer’s Reconveyance Request; provided however, subject to all the other requirements of this Section 14.3, that in such event, if Buyer satisfies Declarant, in Declarant’s reasonable discretion (e.g., by irrevocable instruction to escrowholder), that all proceeds from the sale of Homes to be so reconveyed will be held, as security for the cure of such Default and discharge of the underlying obligation, in a neutral escrow account pending a final determination of any controversy regarding such Default or alleged Default pursuant to Section 19 hereof, or in the alternative, by providing other adequate security, in Declarant’s reasonable discretion, for the cure of such Default and discharge of the underlying obligation (e.g., by the posting of an adequate bond or letter of credit in favor of Declarant), then Declarant shall reconvey the lien of this Declaration pursuant to such Reconveyance Request.

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          (d) Costs. Buyer shall pay all costs of preparing, executing and recording all documents necessary to accomplish the partial reconveyances contemplated herein. Such payments shall be in addition to any required release payments specified above. All such payments to Declarant shall be in cash or other immediately available funds.

          (e) Exempt Property. Without limiting the generality of the foregoing, Declarant shall not be required to release any portion of the Covered Property from the lien or charge of this Declaration which has not been legally mapped in accordance with the California Subdivision Map Act (or is not exempt therefrom) and, except as provided elsewhere in the this Declaration regarding Community Facilities, improved with a Home.

          (f) Reconveyance Request. The Reconveyance Request shall:

               (i) specify the Homes to be reconveyed;

               (ii) specify no more than ten (10) Homes per Reconveyance Request;

               (iii) subject to (ii), above, conform, to the extent possible, with phases of development approved by the California Department of Real Estate; and,

               (iv) for subsequent Reconveyance Requests after the first Reconveyance Request, be submitted only for the number of Homes previously sold under the immediately preceding Reconveyance Request.

Provided however, that in no event shall Buyer be entitled to have more than ten (10) Homes in its inventory reconveyed from the lien of this Declaration at any given point in time.

          (g) Reconveyance at Close of Home Escrow. Where all the conditions of (f), above, are not satisfied, and subject to the remaining provisions of this Section 14.3, Declarant shall provide a partial reconveyance of the lien of this Declaration on a Home-by-Home basis (pursuant to Reconveyance Requests) through escrows established for the sale of Homes to the Homebuying public, at the closing of such sale escrows.

          (h) Nuevo Designee. David Leach (or any other person(s) appointed by Declarant as his successor upon ten (10) days written notice to Buyer), shall be Declarant’s designee (“Designee”) for receipt of the partial reconveyances described in this Section 14.3. Subject to satisfaction by Buyer of all the requirements of Section 14.3, such Designee shall properly execute (or cause same to be executed) and acknowledge any such partial reconveyance and cause same to be received by Buyer within ten (10) business days of receipt of the Reconveyance Request therefor.

     Section 15. Enforcement: Assignment By Declarant.

     15.1 Declarant shall have all rights and remedies herein including the right to enforce by proceedings at law or in equity, all restrictions, conditions, covenants and reservations, now or hereafter imposed by the provisions of this Development Declaration or any amendment

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hereto, specifically including the right to prevent the violation of any such restrictions, conditions, covenants, or reservations and the right to recover damages or other compensation for such violation. Failure by Declarant to enforce any covenant, condition, or restriction herein contained in any certain instance or on any particular occasion shall not be deemed a waiver of such right on any future breach of the same or any other covenant, condition or restriction by Buyer. All rights, options and remedies of Declarant specified in this Development Declaration are cumulative, and no one of them shall be exclusive of any other, and Declarant shall have the right to pursue any one or all of such rights, options and remedies or any other remedy or relief which may be provided by law, whether or not stated in this Development Declaration.

     15.2 In addition to and without limiting the foregoing, Declarant may assign any of its rights and powers under this Development Declaration to any Successor (as that term is defined below) so long as such person or entity in writing agrees to assume the duties of Declarant pertaining to the particular rights and powers assigned. Upon the recordation of such writing accepting such assignment and assuming such duties, such assignee (“Successor”), to the extent of such assignment, shall have the same rights and powers and be subject to the same obligations and duties as are given to and assumed by Declarant herein. Without limiting the generality of the foregoing, Declarant may make such assignments as to the entire Covered Property or to any portion thereof.

     15.3 A Default under the Agreement shall be a Default hereunder.

     15.4 Subject to the provisions regarding Defaults set forth in this Declaration and those imposed by law, the violation or breach of any covenant, condition, restriction or provision contained herein shall give Declarant the right to enter upon such portion of the Land and/or Project upon or as to which said violation or breach exists and to summarily abate and remove, at the expense of Buyer, any structure, thing or condition that may be or exist therein contrary to the intent and meaning of this instrument.

     Declarant and any aggrieved owner of any portion of the Land and/or Project shall have the right to prosecute a proceeding at law or in equity against Buyer or any other person or persons who have violated or are attempting to violate any of the provisions, covenants, conditions, and restrictions set forth herein, to enjoin or prevent them from doing so, to cause said violation or breach to be remedied or to recover damages for said violation; provided, however, that nothing herein contained shall be deemed to impose upon Declarant any liability for the failure to correct or prosecute a violation or breach hereof or Default hereunder.

     Buyer shall be jointly and severally liable with each other person owning every portion of the Land and/or Project for the violation or breach of any covenant, condition, restriction or provision contained herein (i) existing upon the portion of the Land and/or Project owned by Buyer and/or such person or (ii) caused or committed by Buyer and/or such person.

     15.5 Notwithstanding anything to the contrary in this Section 15, for the reasons specified in the PURPOSE OF RESTRICTIONS hereto, except to the extent it would be a violation of the law or “public policy” of the State of California, Declarant may enforce the

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provisions of this Declaration for thirty (30) years after the recordation hereof with the County Recorder of Orange County California, even after Declarant has no ownership interest in the Covered Property or Project.

     Section 16. Amendments.

     Except as provided in this Development Declaration concerning (a) release of property from the Covered Property, (b) assignment by Declarant of its rights under this Development Declaration, and (c) reacquisition of the Covered Property by Declarant, this Development Declaration may only be amended by a writing executed by Declarant, Buyer and all entities having a fee ownership interest in the Land/Project, which amendment shall be recorded against the Covered Property.

     Section 17. Captions.

     The captions used herein are for convenience only and are not a part of this Development Declaration and do not in any way limit or amplify the terms and provisions hereof.

     Section 18. Governing Law.

     This Development Declaration shall be governed by and construed under the laws of the State of California.

     Section 19. ARBITRATION/ATTORNEYS’ FEES. EXCEPT FOR THE RIGHT OF EITHER PARTY TO APPLY TO A COURT OF COMPETENT JURISDICTION FOR TEMPORARY RESTRAINING ORDERS, PRELIMINARY INJUNCTIONS, WRITS OF ATTACHMENT, WRITS OF POSSESSION OR OTHER EQUITABLE OR PROVISIONAL RELIEF, ANY CONTROVERSY, DISPUTE OR CLAIM OF ANY KIND OR NATURE ARISING OUT OF, IN CONNECTION WITH, OR IN RELATION TO THE INTERPRETATION, PERFORMANCE OR BREACH OF THE AGREEMENT (INCLUDING THIS DECLARATION), ANY DEVELOPMENT DOCUMENT AND/OR THE USE OR DEVELOPMENT OF THE PROPERTY OR PROJECT, INCLUDING, WITHOUT LIMITATION, ANY CLAIM BASED ON CONTRACT, TORT OR STATUTE, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION BY THREE (3) ARBITRATORS IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT (THE “RULES”). EACH PARTY SHALL, IN ACCORDANCE WITH THE RULES, NOMINATE ONE (1) ARBITRATOR TO THE ARBITRATIONAL TRIBUNAL AND THE TWO (2) ARBITRATORS SO APPOINTED SHALL APPOINT THE THIRD ARBITRATOR IN ACCORDANCE WITH THE RULES, THE THREE (3) ARBITRATORS CONSTITUTING THE ARBITRATION TRIBUNAL; PROVIDED HOWEVER, IF THE AMOUNT IN CONTROVERSY IS LESS THAN ONE MILLION DOLLARS ($1,000,000), THE PARTIES WILL APPOINT ONE (1) ARBITRATOR UNDER THE RULES WHO WILL CONSTITUTE THE ARBITRATION TRIBUNAL. THE ARBITRATION SHALL BE HELD IN ORANGE COUNTY, CALIFORNIA. REASONABLE DISCOVERY SHALL BE ALLOWED IN CONNECTION WITH SUCH ARBITRATION. AT THE REQUEST OF A PARTY, THE ARBITRATION TRIBUNAL MAY ISSUE ORDERS FOR INTERIM RELIEF AS DEEMED NECESSARY TO SAFEGUARD PROPERTY THAT IS THE SUBJECT OF

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THE ARBITRATION OR IN ORDER TO ACCOMPLISH THE OBJECTIVES OF THIS DECLARATION. SUCH INTERIM MEASURES MAY ALSO BE SOUGHT FROM JUDICIAL AUTHORITY HAVING JURISDICTION. THE DECISION OF THE MAJORITY OF THE ARBITRATORS SHALL BE REDUCED TO WRITING, SHALL BE THE SOLE AND EXCLUSIVE REMEDY BETWEEN THE PARTIES REGARDING ANY AND ALL SUCH DISPUTES OR DIFFERENCES, AND SHALL BE FINAL AND BINDING ON ALL PARTIES TO THE ARBITRATION; AND, APPLICATION MAY BE MADE TO ANY COURT OF COMPETENT JURISDICTION FOR AN ORDER OF ENFORCEMENT AND SHALL BE ENFORCEABLE IN ANY COURT OF COMPETENT JURISDICTION. THE PARTIES AGREE TO EXCLUDE ANY RIGHT OF APPLICATION OR APPEAL TO THE COURTS OF ANY JURISDICTION IN CONNECTION WITH ANY QUESTIONS OF LAW ARISING IN THE COURSE OF ARBITRATION OR WITH RESPECT TO ANY AWARD MADE, EXCEPT FOR ENFORCEMENT PURPOSES. CONSEQUENTIAL, PUNITIVE, OR INCIDENTAL OR OTHER SIMILAR DAMAGES SHALL NOT BE ALLOWED.

     IN THE EVENT ANY SUCH ARBITRATION (OR OTHER PROCEEDING) IS BROUGHT TO ENFORCE OR INTERPRET ANY OF THE COVENANTS, TERMS OR PROVISIONS OF THE AGREEMENT (INCLUDING THIS DECLARATION), ANY DEVELOPMENT DOCUMENT AND/OR USE OR DEVELOPMENT OF THE PROPERTY OR PROJECT, THE PREVAILING PARTY IN ANY AND ALL SUCH ARBITRATION(S) OR OTHER PROCEEDING(S), INCLUDING ANY BANKRUPTCY PROCEEDINGS, SHALL BE ENTITLED TO RECOVER FROM THE NON-PREVAILING PARTY ALL OF THE ATTORNEYS’ FEES AND COSTS INCURRED BY SUCH PARTY IN EACH AND EVERY SUCH ARBITRATION OR OTHER PROCEEDING, INCLUDING ANY AND ALL APPEALS OR PETITIONS THEREFROM. AS USED IN THE AGREEMENT (INCLUDING THIS DECLARATION), ATTORNEYS’ FEES SHALL BE DEEMED, TO THE EXTENT ALLOWED BY LAW, TO MEAN THE FULL AND ACTUAL COSTS OF ANY LEGAL SERVICES ACTUALLY PERFORMED IN CONNECTION WITH THE MATTERS INVOLVED, CALCULATED ON THE BASIS OF THE USUAL FEE CHARGED BY THE ATTORNEYS PERFORMING SUCH SERVICES, AND SHALL NOT BE LIMITED TO “REASONABLE ATTORNEYS’ FEES” AS DEFINED IN ANY STATUTE OR RULE OF COURT. THE ABOVE APPLIES TO ALL MATTERS WHICH ARE THE SUBJECT OF THE ARBITRATION PROVIDED FOR HEREIN.

     Section 20. Severability. If any portion of this Declaration is or becomes illegal, null or void or against the public policy of the State of California, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against the public policy of the State of California, the remaining portions of this Declaration shall remain in force and effect to the fullest extent permissible by law and the Declaration, as a whole, shall then be interpreted in the manner fairest to both Parties taking into consideration the “bargained for exchange” contemplated by each of them in executing the Declaration.

     Section 21. Gender and Number. In this Development Declaration (unless the context requires otherwise), the masculine, feminine and neuter genders and the singular and the plural include one another.

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     Section 22. Covenants to Run with the Land; Term.

     22.1 The Covered Property shall be held, developed, conveyed, hypothecated, encumbered, leased, rented, used and occupied subject to the covenants, conditions, restrictions, indemnities, and other limitations set forth in this Development Declaration (collectively, the “Restrictions”). The Restrictions are intended and shall be construed as covenants and conditions running with, benefitting and binding the Covered Property and equitable servitudes upon the Covered Property and every part thereof, and all and each of the Restrictions shall benefit, be binding upon, burden and be enforceable by all persons having or acquiring any right, title or interest in the Covered Property (during their ownership of such interest), or any part thereof, and their successors and assigns.

     22.2 This Development Declaration shall continue in full force and effect for a term of sixty (60) years from the date it is recorded in the Office of the County Recorder, Orange County, California.

     22.3 Notwithstanding the foregoing, this Development Declaration shall, upon recordation in the Office of the County Recorder of Orange County, California of a notice of termination executed by Declarant, automatically terminate and be of no further force or effect as to any portion of the Covered Property reacquired by Declarant (as to which Declarant has not assigned its rights and obligations hereunder to a Successor Declarant), whether by grant deed, lot line adjustment or otherwise, but the Restrictions shall continue to apply as to the remainder of the Covered Property.

     22.4 Declarant may assign its enforcement rights and/or obligations hereunder only to an entity which (a) is a successor-in-interest to the indemnities and other rights and benefits provided herein in Declarant’s favor and (b) specifically assumes in writing such rights and obligations (“Successor”).

     Section 23. Notices.

     Any notice to be given or other document to be delivered by any Party to the other or others hereunder, and any payments from Buyer to Nuevo, may be delivered in person to an officer of any party, or may be delivered by Federal Express, private commercial delivery or courier service for next business day delivery, or may be deposited in the United States mail, duly certified or registered, return receipt requested, with postage prepaid, and addressed to the party for whom intended, as follows:

If to Nuevo:
Nuevo Energy Company
1021 Main, Suite 2100
Houston, Texas 77002
Attn: David A. Leach
Fax: (713)374-4899
Phone: (713)374-4802
Email: leachd@nuevoenergy.com

and

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Attn: General Counsel
Fax: (713) 374-4897
Phone: (713) 374-4880
Email: murchib@nuevoenergy.com

Copy to:

Nossaman, Guthner, Knox & Elliott, LLP
18101 Von Karman Avenue, Suite 1800
Irvine, California 92612-1047
Attn: William P. Tanner, III
Fax: (949) 833-7878
Phone: (949) 833-7800
Email: wtanner@nossaman.com

To Buyer:

Tonner Hills SSP, LLC
603 S. Valencia Avenue
Brea, CA 92823
Attention: Alan Toffoli
Fax: (714) 985-3605
Phone: (714) 792-2504
Attn: Alan Toffoli
Email: alan.toffoli@sheahomes.com

and

Tonner Hills 680 LLC
603 S. Valencia Avenue
Brea, CA 92823
Attn: Joe Fleischaker
Fax: (714) 223-3526
Phone: (714) 792-2592
Email: joe.fleischaker@sheahomes.com

Copy to:

Landmark Law Group, L.L.P.
10350 Santa Monica Boulevard, Suite 295
Los Angeles, CA 90025-5074
Attn: Gulwinder S. Singh
Fax: (310) 300-2310
Phone: (310) 300-2300 Ext. 101
Email: gss@llgllp.com

Notice may also be given by facsimile transmission (“Fax”) to any party at the respective Fax number given above or by email, provided receipt of such transmission shall be confirmed by follow-up notice within seventy-two (72) hours by another method authorized above. Any party

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hereto may from time to time, by written notice to the other, designate a different address which shall be substituted for the one above specified. If any notice or other document is sent by mail as aforesaid, the same shall be deemed served or delivered seventy-two (72) hours after the mailing thereof as above provided. Notice by any other method shall be deemed served or delivered upon actual receipt at the address or Fax number listed above.

     Section 24. Effect of Declaration.

     This Development Declaration is made solely for the purposes set forth herein. Declarant makes no warranties or representations, express or implied, as to the binding effect or enforceability of all or any portion of this Development Declaration, or as to the compliance of any of these provisions with public laws, ordinances and regulations applicable thereto.

     Section 25. Rights of Mortgagees.

     The breach of any Restrictions herein contained shall not defeat, invalidate nor impair the obligation or priority of any mortgage or deed of trust now or hereafter executed and constituting a lien upon the Covered Property or any portion thereof, which is made in good faith and for value; provided, however, that any party, including the holder or beneficiary of the mortgage or deed of trust (except for Declarant), which acquires title through private or judicial foreclosure, trustee’s sale or deed in lieu of foreclosure (a “Foreclosure-Purchaser”) and all successors and assigns of such Foreclosure-Purchaser shall take title subject to all of the Restrictions contained in this Development Declaration. Such Foreclosure-Purchaser shall not be liable for damages arising from the breach of any Restrictions performed or which were to have been performed prior to the time such Foreclosure-Purchaser acquires title to all or any portion of the Covered Property, and the Foreclosure-Purchaser shall have until six (6) months after acquisition of title to all or a portion of the Covered Property to correct any Default hereunder.

     Section 26. Waiver of Jury Trial.

     As set forth in the Agreement, Declarant and Buyer have each acknowledged that it has had the advice of counsel of its choice with respect to rights to trial by jury under the constitutions of the United States and the State of California. Both Declarant and Buyer expressly and knowingly waive and release all such rights to trial by jury in any action, proceeding or cross or counterclaim brought by either party against the other on any matters arising out of or in any way connected with this Development Declaration, Buyer’s use or development of the Covered Property and/or any claim for injury or damage.

     Section 27. No Agency or Partnership.

     27.1 Buyer and Nuevo expressly acknowledge and agree that they are not joint venturers, partners, or agents of each other and do not have fiduciary duties with respect to one another, in any manner whatsoever, in the acquisition, development or conveyance of the Property and/or Project. Nothing in this Declaration, nor any communication or other action between the Parties relating to the Property and/or Project, is intended or shall be construed to create a joint venture, partnership, agency or fiduciary relationship between Buyer and Nuevo or their respective owners, regardless of any common identity of ownership in Nuevo and Buyer.

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     27.2 Except as provided to the contrary elsewhere in the this Declaration, without limiting the generality of the foregoing subsection 27.1, Nuevo shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, consultants, purchaser, or any other entity for services performed or materials supplied or for any causes of action arising out of or in connection with the construction, sale or other conveyance of improvements on any of the Property and/or Project by Buyer; Nuevo shall not be liable for any debts or claims accruing in favor of any such entities against Buyer or others or against the Property and/or Project. Buyer is not and shall not be an agent of Nuevo for any purposes. Nuevo shall not be deemed to be in privity of contract with any contractor or provider of services at, relating to or in connection with the Property and/or Project or any purchaser or transferee thereof or any portion thereof, nor shall any payment of funds directly to a contractor, subcontractor or provider of services be deemed to create any third party beneficiary status or recognition of same by Nuevo under any of the this Declaration. Approvals or consents granted by a Party for any matters covered under this Declaration shall be construed to be solely for the benefit of the other Party.

     Section 28. Governmental Approvals.

     28.1 Buyer shall be responsible for the processing of Governmental Approvals (and until the full reconveyance of the PAPA TDs, with Seller’s involvement, assistance and prior approval of Material Changes, to be given in Seller’s reasonable discretion; thereafter, Buyer shall promptly give Seller written notice of any such Material Change). All such processing with respect to the Development Areas, shall be continuous so as to effect the Governmental Approvals at the earliest possible time. Notwithstanding the above, Buyer acknowledges and agrees that (a) Seller’s relationships and “standing” with the City are very significant elements in the viability of the Project and the opportunity to procure the Governmental Approvals therefor, and that its reasonable decisions regarding the processing of such Governmental Approvals and the Governmental Approval Documents will be made taking this into consideration, and (b) the method of payment of the Additional Purchase Price involves Seller in considerable risk, and, by necessity, therefore, in the timing and substance of such processing.

     28.2 In accordance with Section 28.1 above, the Buyer shall submit all applications for Governmental Approvals which involve Material Changes to and coordinate with Declarant; such applications must be approved in writing by Declarant, in its reasonable discretion, prior to filing with the appropriate Governmental Agency. Declarant shall have a period of seven (7) business days from receipt to disapprove, in its reasonable discretion, any applications provided by the Buyer. In the event of such disapproval, Declarant shall specify the reasons therefor and Buyer shall then revise and resubmit such applications and Declarant shall again have seven (7) business days for the approval/disapproval process. Failure to so disapprove within any time period described herein shall be deemed approval thereof. Buyer shall provide Declarant with copies of all written (and material) communications with the Governmental Agency processing such applications.

     28.3 “Material Change” or “material change” shall mean a change to a Governmental Approval Document after the date of execution of this Declaration, which significantly (a) reduces the chance of obtaining a material Governmental Approval or (b) diminishes or dilutes the potential rights or entitlements of the owner of the Project, and shall

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include, without limitation, a diminution in the number of residential Lots in the Area Plan, increased costs of, or increased restrictions on, the timing of development of the Project, and increased requirements for on or off site Improvements, if such diminution, increases or restrictions will have a substantial, adverse effect upon the economic viability of the Project.

     Section 29. INTENTIONALLY OMITTED.

     Section 30. Stand Alone Insurance. As a separate and distinct matter, not covered by the insurance requirements assumed by Buyer and contained elsewhere in this Declaration, Buyer shall obtain and keep in effect a single premium, ten-year term, “stand-alone” environmental insurance policy covering the entirety of the Covered Property (“SA Insurance”) to cover a portion of the risks described in Sections 10(a)(iv) and 12 hereof having a combined total limit of Twenty Million Dollars ($20,000,000), with a self-insurance retention of no greater than Two Hundred Fifty Thousand Dollars ($250,000); and, at least the following:

          (a) The insurance company is rated at least A- VIII in the latest Best’s Report;

          (b) Buyer (and its members, lenders, successors in interest to all or a portion of the Land and permitted assigns) and Seller (and all the Indemnitees) are Named Insureds;

          (c) First party clean-up and third party claims, both on-site and off-site, are covered on a “claims made” basis, to the extent “occurrence” based insurance is not available in the marketplace;

          (d) Personal and bodily injury, property damage, health, nuisance (e.g., from odor) and diminished property value on and off the Land and/or Project are covered;

          (e) Unknown, pre-existing conditions are covered, including underground storage tanks;

          (f) No third party claim is necessary to trigger coverage for occurrences arising from unknown, pre-existing conditions; and, defense and indemnity is available therefor, including coverage for the assertions of Governmental Agencies and any Home Owners’ Association (including internal costs, bonds to release liens and attachments, appeal bonds, pre and post judgment interest);

          (g) There is no “retroactive” time limitation on coverage; and

          (h) Cancellation may be effected only to the limited extent of specific Named Insured non-compliance.

Buyer shall pay the premium and all other amounts necessary for the procurement and maintenance in effect of such policy. Each of its entities constituting Buyer and Nuevo shall be named insureds on the SA Insurance.

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Upon discovering any potential claim which may be covered by the SA Insurance, Buyer shall promptly notify Insurer and Seller in writing, with a description of the potential claim and circumstances surrounding its assertion, and shall take all actions required by the SA Insurance, in accordance with all terms and provisions thereof, to assure full and complete coverage for such potential claims thereunder.

To the extent any insurance payment under such policy of SA Insurance is applied to reduce any liability imposed as a result of such a risk (or Buyer’s indemnity in Section 10), Buyer’s payment obligations pursuant to Sections 10(a)(iv) and/or 12 shall be reduced proportionately; provided however, that such SA Insurance and/or payment shall not otherwise dilute Buyer’s obligations under such Sections 10(a)(iv) or 12, or the Indemnities specified therein.

TO THE EXTENT THE SA INSURANCE HAS ALREADY BEEN PROCURED BY SELLER AND SELLER HAS DESIGNATED BUYER AS DEVELOPER UNDER THE POLICY PRIOR TO THE IMPOSITION OF THIS DECLARATION, BUYER SHALL BE RELIEVED OF ITS OBLIGATIONS UNDER THIS SECTION 30 TO PROCURE THE ORIGINAL POLICY. EXCEPT TO THE EXTENT MODIFIED BY THIS PARAGRAPH, BUYER’S OBLIGATIONS UNDER THIS SECTION 30 SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.

     Section 31. Further Assurances and Cooperation. Each of the Parties shall execute and deliver all additional papers, documents and other reasonable assurances, and shall do all acts and things reasonably necessary in connection with the performance of its obligations hereunder to carry out the intent of this Declaration, and shall cooperate with the other Party to ensure a smooth transition from Seller to Buyer regarding the ownership, possession and use of the Property and/or Project, including Operator’s use of the Land for Oil Operations, Seller’s conduct of the Permit Program and completion of the Restoration Plan, Aera Program and Hover Program (and Buyer’s observation and monitoring thereof), and Buyer’s use of the Property as property under development and needing the Governmental Approvals therefor, including the following (but limited, however, to matters arising out of, relating to or in connection with the rights and obligations of the Parties under this Declaration): (a) Buyer shall provide access and make available to Seller and Operator, during normal business hours, upon reasonable notice, copies of the Knowledge including all financial and accounting documents and information relating to Seller’s prior ownership, use and possession of the Property and/or Project, among other things, in order for Seller and Operator to (i) submit any reports to or filings with any Governmental Agency (including taxing authorities), (ii) wind up certain business activities with respect to the Property and/or Project and (iii) continue their general, corporate operations in the ordinary course of their business, as well as Seller’s conduct of the Permit, Aera and Hover Programs and (b) Seller shall provide reasonable assistance to Buyer in (i) assuming the role of Developer of the Development Areas and the Project and (ii) enforcing its rights and discharging its obligations under the Unocal Asset Purchase Agreement, without however, being required to spend money, participate in any formal controversy including litigation or arbitration or spend excessive employee or consultant time and effort in so doing. Additionally, Seller, in the conduct of the Permit Program, will keep Buyer informed periodically as to milestone/important events, solicit and consider from time-to-time comments and advice regarding its conduct of the

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Permit Program and provide Buyer the opportunity from time-to-time during normal business hours to observe its activities with respect to the Permit, Aera and Hover Programs.

     Section 32. Assumption of Obligations. As security for the proper discharge of Buyer’s duties and obligations under this Declaration, including without limitation, those described in Sections, , 9, 10, 11 and 12 of this Declaration Buyer hereby agrees as follows:

     32.1 Assumption of Obligations/Guaranties. Buyer will obtain for Seller’s benefit from any transferee entity to which/whom Buyer makes a Transfer hereunder, respectively (collectively and individually, “Transferee” or “Transferee Entities”), and deposit into Escrow, if applicable, a written assumption (“Assumption”) of all the duties and obligations of Buyer under this Declaration including without limitation those written Indemnities and related covenants of Buyer contained in Sections, 9, 10, 11 and 12 of this Declaration, in the form specified in Section 32.3, below, and limited only to the extent of the respective Property interests (or interest in this Declaration) transferred to each entity.

     32.2 Memorandum and/or Restrictions. Seller has recorded this Declaration against the Property (Development Areas and the Remainder Parcels), covering the matters in this Section 32, to secure the proper performance hereof and may, in its sole discretion, make the grant of conveyance to Buyer subject to restrictions and/or CC&Rs in the Grant Deeds ensuring that all successor owners of all or a portion of the Property, will be bound by the matters in this Section 32; provided however that any such matters in the Grant Deeds shall automatically be rendered void insofar, but only insofar, as to that portion of the Property sold to a member of the Home buying public, community association, property owner association or Governmental Agency.

     32.3 Further Covenants. Subject only to the matters in the Assumption of Obligations agreement incorporated below, to ensure the performance by Buyer (and its successors and assigns to all or a portion of the Property), of its obligations under this Declaration, any hypothecation or recording of claims against the Property, shall be made expressly subject to the rights of Seller hereunder. This provision shall be included in the Grant Deeds and any subsequent deed or conveyancing instrument for any of the Property. The Assumption of Obligations language to which every Transferee must be, and is hereby declared to be, bound appears below:

     The undersigned acknowledge and agree that they have received valuable consideration for executing this Assumption of Obligations and assuming all the obligations of Buyer under the Declaration (including specifically without limitation those obligations in Sections 9, 10, 11 and 12 of the Declaration) as the beneficiary of (a) the further transfer of the Property and (c) otherwise in connection with the recitals, covenants and promises between Seller and Buyer in the Declaration, and in exchange therefor, hereby assume, in addition to and not in lieu of the assumption by Buyer of all its duties and obligations under this Declaration, all of Buyer’s duties and obligations under the Declaration; provided, however, that each of

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the undersigned’s potential liability to Seller pursuant to this Assumption of Obligations shall be limited, to the fair market value of the Property held by such undersigned entity, except to the extent of any insurance, surety or other third party proceeds, contributions and/or liability from which they may benefit relating thereto and which they hereby agree to pursue in each instance with best efforts on behalf of Seller and for Seller’s benefit.

     Without in any way limiting the effect of the Indemnity Sections in the Declaration or of any other obligation, liability, responsibility or indemnity of Buyer under the Declaration, the following shall apply with respect to this Assumption of Obligations by the undersigned (jointly and severally, “Undersigned”) regarding the Indemnities of Buyer in favor of Seller against Losses and Environmental Losses, respectively, contained in Sections 10 and 12 of the Declaration (“Indemnity Sections”):

     (1)  In the event of any mediation, arbitration, reference proceeding, litigation or any other dispute resolution method, procedure and/or endeavor (“Indemnity Controversy”) for which defense and indemnity may be claimed by Seller against Buyer, Seller may demand defense and indemnity against Buyer and/or any or all of the Undersigned, at Seller’s sole discretion. Upon such demand, Buyer and/or the Undersigned to whom such demand is made shall immediately tender to Seller defense and indemnity pursuant to the terms of the Declaration.

     (2)  In any Indemnity Controversy, Buyer and/or any or all of the Undersigned may make a written request of any trier of fact (“Trier”) therein for a specific, special finding (“Finding”) that any liability of Seller for which defense and indemnity applies under the Declaration shall be identified and allocated in whole or in part by such Trier, in its sole discretion, to the various Property interests (“Allocation”). For purposes of this Assumption of Obligations, a “Finding” does not occur and is not effective until there is a final judgment or other final, non-appealable resolution of the dispute concerning the Allocation.

     (3)  In the event a Finding is made pursuant to this Assumption of Obligations, the Undersigned owning the various Property interests, to the extent specified in the Finding, shall have the sole responsibility to Seller, from the date of the Finding forward, for their portion of the Allocation. In the absence of a Finding or prior to the effectiveness of a Finding, Buyer and the Undersigned shall be jointly and severally responsible for the full amount of liability of Seller for which defense and indemnity applies under the Declaration. In no event shall Buyer or the Undersigned have the right to recover from Seller any defense and/or indemnity payments made to Seller under this Assumption of Obligations or the Declaration.

     (4)  To the extent any disputes arise between or among Buyer, the Undersigned, or any of them, regarding the matters described in this Assumption of Obligations, Buyer and the Undersigned shall resolve such disputes among themselves. Any such disputes shall not be a matter for which Seller shall be concerned or in which Seller shall be a party or participant, or have any liability whatsoever.

     Section 33. Unocal Asset Purchase Agreement. Except as described in Section 3.1.16 thereof, all the rights and privileges, as well as all the duties and obligations, of every nature and type whatsoever, under, in or relating to the Unocal Asset Purchase Agreement to the extent they

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relate to the interests acquired hereunder by Buyer, are hereby assigned by Nuevo to, and assumed by, Buyer.

     Section 34. Assignment of Recorded and Unrecorded Contracts, Agreements, Easements and Licenses. As of the Close, the matters described in Attachment 4 hereto have been assigned to Buyer and the grant deed to Buyer is subject thereto.

     Section 35. Payments; Interest. Any amounts which are due and owing to Nuevo or Buyer pursuant to the various terms of the this Declaration shall be paid in cash, bank cashier’s check or wire transfer.

     If any amounts are not paid when due, all such amounts shall bear interest as specified in the particular Section requiring such payment or, if not so specified, then at the rate of the lesser of ten percent (10%) per annum or the maximum allowable rate under then existing California law, from the due date until fully paid.

     Section 36. INTENTIONALLY OMITTED.

     Section 37. Intent of Definitions. The limitations, prohibitions, restrictions, requirements and obligations of Buyer in this Declaration, when expressed in respect of, in connection with or in relation to a defined term, shall mean, include and apply to all or any part or portion of such defined term. The use of the word “including” shall mean “including without limitation.”

     Section 38. Assignment. Assumption and Substitution. Effective upon the Close of Escrow, Buyer hereby assumes the following (collectively, the “Obligations”): (a) all of Nuevo’s liabilities, duties and obligations, both in its individual capacity and as original Developer, with respect to the Program as defined in the Mineral Payment and Performance Agreement made February 28, 2003 by and between Nuevo Energy Company and BlackSand Partners, L.P. (“Mineral PAPA”) and (b) those certain Nuevo liabilities, duties and obligations specified below (the “Assumed BlackSand PSA Obligations”) pursuant to that certain Purchase and Sale Agreement dated February 28, 2003 between Nuevo and BlackSand Ltd. (“BlackSand PSA”). Effective upon the Close of Escow, Nuevo hereby (c) assigns to Buyer, to the full extent assignable without Operator’s consent, all of its rights and benefits, both in its individual capacity and as original Developer, under the Mineral PAPA and (d) conveys to Buyer pursuant to the BlackSand PSA, to the full extent assignable without Operator’s consent, (i) an exclusive assignment of its right and benefits to the limited extent necessary for Buyer to properly complete, in a commercially reasonable manner, the discharge of the Obligations pursuant to the Mineral PAPA and (ii) reserving to itself the enjoyment of all the benefits, rights and privileges therein, a non-exclusive assignment of its other rights and benefits to the limited extent of affording Buyer contractual protection by BalckSand (but only to the extent of the contractual protection enjoyed by Nuevo) from any Losses (as defined therein) as a result of Buyer’s performance in the discharge of such Obligations, and the rights and benefits under Section 3.4, 3.5, 3.7, 5.24, 5.25 and 5.29 therein. To the extent that the cooperation or participation of

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Declarant is legally required to enable Buyer to assert rights to seek remedies under the Mineral PAPA, Declarant shall cooperate with Buyer and reasonably participate, as a party to legal proceedings or otherwise, at the cost and expense of Buyer who shall defend, indemnify and hold Declarant harmless form Losses resulting therefrom. If Operator challenges Buyer’s right to perform the Program as an assignee of Nuevo, the Parties agree to cooperate in good faith to resolve this issue. If such efforts do not result in resolution of the challenge within 90 days, and should either Party in good faith determine that performance of the Program by Buyer as an independent contractor resolves such challenge, the Parties agree, at either Party’s request, to execute an agreement that provides that Buyer shall perform the Program as an independent contractor. Such agreement shall in all other respects result in the performance of the duties, obligations, responsibilities of the Program by Buyer in the manner contemplated by this Agreement. In such event, the rights duties, liabilities and obligations of Seller and Buyer under this Agreement shall remain unchanged.

     The Assumed BlackSand PSA Obligations are contained in: (a) Section 3.6; (b) Section 3.1.4; (c) Section 3.7. 3; (d) Section 5.4 to the extent that such actions are required by the Mineral PAPA; (e) Section 5.13; (f) Section 5.17 other than the performance of the Well Abandonment Plan and the dismantling of two (2) water tanks and the relocation on a temporary basis one (1) water tank at the East Naranjal Tank Farm; (g) Section 5.24.2; and (h) Section 5.25 other than Seller’s obligation to make a Contingent Payment.

     Buyer expressly assumes and obligates itself to exercise all rights and benefits and to undertake, discharge and perform on a timely basis all Obligations in accordance with the terms and conditions set out in the Mineral PAPA and BlackSand PSA. For all purposes, Buyer agrees to stand in full substitution of Nuevo, both as Nuevo individually and as the original Developer in the Mineral PAPA, in performance of the Obligations whether such right, benefit, duty, obligation or liability arose before or after the Effective Date.

     In connection herewith, and without in any way limiting the effect of the Indemnities in Sections 3.7 and 3.9 of the Agreement and Sections 10 and 12 herein, or of any other obligation, liability or responsibility of Buyer under the Agreement or hereunder, Buyer shall provide Nuevo with a guaranty of performance and indemnity by Shea Homes Limited Partnership and Standard Pacific Corp., affiliates of Buyer. Such guaranty shall be in the form of Exhibit “P” to the Agreement.

     Section 39. Oil Assets/Oil Operations. Buyer acknowledges that Seller has informed Buyer that Seller has divested itself of the Mineral Estate to BlackSand Partners, L.P., the Operator, and that Buyer must conduct its activities subject to (a) the Operator Development Declaration and other Operator Development Documents executed pursuant to the BlackSand PSA and the Operator transaction described therein, as well as to (b) Seller’s agreements with Aera, pursuant to the Aera Agreement and (c) Seller’s agreements with Hover in the Hover Agreement.

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     Section 40. Resolution of Indemnity Obligations. The following shall apply to Buyer and all its successors and assigns to any portion of the Covered Property, with respect to the Indemnity obligations from Buyer in favor of Seller regarding Losses and Environmental Losses, respectively, more fully described in Sections 10 and 12 hereof (“Indemnity Sections”).

          (a) In the event of any mediation, arbitration, reference proceeding, litigation or any other dispute resolution method, procedure and/or endeavor (“Indemnity Controversy”) for which defense and indemnity may be claimed by Seller against Buyer, Seller may demand defense and indemnity against Buyer, Shea and/or TH 680 jointly and severally, at Seller’s sole discretion. Upon such demand, the entity to whom such demand is made shall immediately tender to Seller defense and indemnity pursuant to the terms of this Declaration.

          (b) In any Indemnity Controversy, Buyer, Shea and/or TH 680 may make a written request of any trier of fact (“Trier”) therein for a specific, special finding (“Finding”) that any liability of Seller for which defense and indemnity applies under this Declaration shall be identified and allocated in whole or in part by such Trier, in its sole discretion, to the various Property interests owned by Buyer, Shea and/or TH 680 (“Allocation”). For purposes hereof, a “Finding” does not occur and is not effective until there is a final judgment or other final, non- appealable resolution of the dispute concerning the Allocation.

          (c) In the event a Finding is made pursuant to this Section 40, the entities owning the various Property interests, to the extent specified in the Finding, shall have the sole responsibility to Seller, from the date of the Finding forward, for their portion of the Allocation. In the absence of a Finding or prior to the effectiveness of a Finding, Buyer, Shea and/or TH 680 shall be jointly and severally responsible for the full amount of liability of Seller for which defense and indemnity applies hereunder. In no event shall Buyer, Shea and/or TH 680 have the right to recover from Seller any defense and/or indemnity payments made to Seller under this Section 40.

          (d) To the extent any disputes arise between or among Buyer, Shea and/or TH 680 regarding the matters described in this Section 40, Buyer, Shea and/or TH 680 shall resolve such disputes among themselves. Any such disputes shall not be a matter for which Seller shall be concerned or in which Seller shall be a party or participant, or have any liability whatsoever.

     Section 41. Completion of Program Obligations. Upon completion of any of the Programs by Nuevo and Developer, and Final Acceptance thereof, the relevant sections pertaining to that Program shall be of no further force and effect in this Declaration. Within ten (10) business days of Developer’s written request, Declearant shall execute and deliver to Developer a recordable Amendment to this Declaration confirming that such Program is completed and deleting those sections pertaining to that Program from this Declaration.

     Section 42. Estoppel Certificate. Within ten (10) business days of a commercially reasonable, written request by Developer, Declarant shall issue an estoppel certificate confirming: (a) if true, that there are no Defaults under this Declaration or if not true specifying in reasonable detail the nature of such Defaults, (b) the extent to which any of the Programs have been completed, (c) such other items as Developer may reasonably request.

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     Section 43. No Limitation. Nothing in this Declaration is intended to limit or otherwise modify or amend the rights, privileges, duties and/or obligations of the Parties to and from each other or to and from third parties that arise pursuant to other documents or instruments between them.

     IN WITNESS WHEREOF, Declarant has executed this instrument the day and year first hereinabove written.

NUEVO ENERGY COMPANY, a Delaware corporation

By:

Title:

By:

Title:

State of California	)
)
County of Orange	)

     On ______________ before me, ________________________, personally appeared __________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

     Signature ____________________

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DEVELOPMENT DECLARATION

ATTACHMENT “1”

LEGAL DESCRIPTION OF COVERED PROPERTY

(All 810 Acres)

LEGAL DESCRIPTION OF COVERED PROPERTY

THOSE PORTIONS OF SECTIONS 1 AND 12, TOWNSHIP 3 SOUTH, RANGE 10 WEST AND SECTIONS 5, 6, 7 AND 8, TOWNSHIP 3 SOUTH, RANGE 9 WEST, IN THE RANCHO SAN JUAN CAJON DE SANTA ANA, IN THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, AND IN THE CITY OF BREA, IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 51, PAGE 7 OF MISCELLANEOUS MAPS, AND RECORD OF SURVEY FILED IN BOOK 12 PAGE 40, RECORD OF SURVEY NO. 91-1007 FILED IN BOOK 133, PAGES 41 THROUGH 46 INCLUSIVE AND RECORD OF SURVEY NO. 2001-1007, FILED IN BOOK 187, PAGES 02 THROUGH 07 INCLUSIVE, ALL OF RECORDS OF SURVEY, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY RECORDER, ALSO BEING DESCRIBED IN A DEED, BILL OF SALE AND ASSIGNMENT, RECORDED APRIL 10, 1996 AS INSTRUMENT NO. 19960175928 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 1

BEGINNING AT A WHITE POST 4 INCHES SQUARE IN MOUND WITH PITS AT THE NORTHEAST CORNER OF THE RANCHO SAN JUAN CAJON DE SANTA ANA, BEING ALSO THE SOUTHEAST CORNER OF THE RANCHO RINCON DE LA BREA; THENCE ALONG THE PATENT BOUNDARY OF SAID RANCHO RINCON DE LA BREA, NORTH 84° WEST 107.51 CHAINS TO A SAND STONE MARKED R. B. IN MOUND WITH PITS; THENCE ALONG SAID PATENT BOUNDARY NORTH 57° 42' WEST 43.67 CHAINS TO A WHITE POST 4 INCHES SQUARE IN MOUND OF STONE MARKED S. J. C. S. A. AT INTERSECTION OF THE PATENT LINES OF SAID RANCHOS SAN JUAN CAJON DE SANTA ANA AND RINCON DE LA BREA; THENCE ALONG THE PATENT LINE OF SAID RANCHO SAN JUAN CAJON DE SANTA ANA, NORTH 76° 25' WEST 62.67 CHAINS TO A 2'' × 4'' POST MARKED 62.67 IN MOUND WITH PITS; THENCE SOUTH 1° 45' WEST 58.96 CHAINS TO A 2'' × 4'' POST MARKED 20.60 IN MOUND WITH PITS; THENCE NORTH 89° EAST 20.00 CHAINS TO A 4'' × 4'' POST IN MOUND WITH PITS; THENCE SOUTH 1° 45' WEST 20.00 CHAINS TO A 2'' × 4'' POST MARKED 20.60 IN MOUND WITH PITS; THENCE NORTH 88° 39' EAST 55.48 CHAINS TO A 2'' × 4'' POST MARKED 20 IN MOUND WITH PITS’; THENCE SOUTH 0° 30' EAST 20.00 CHAINS TO A 2'' × 4'' POST IN MOUND WITH PITS; THENCE NORTH 89° 45'' EAST 134.63 CHAINS TO A 2'' × 4'' POST MARKED 40.10 IN MOUND WITH PITS UPON THE EASTERN BOUNDARY OF SAID RANCHO SAN JUAN CAJON DE SANTA ANA; THENCE ALONG SAME NORTH 4° WEST 47.51 CHAINS TO THE PLACE OF BEGINNING.

EXCEPTING THEREFROM THE WESTERLY 200 ACRES OF THE ABOVE DESCRIBED TRACT.

ALSO EXCEPTING THEREFROM ANY PORTION LYING NORTHERLY OF THE AGREED BOUNDARY LINE AND BOUNDED WESTERLY BY LINE, RUNNING NORTH 28° 30' EAST FROM THE WESTERN TERMINUS OF SAID LINE AS ESTABLISHED BY AGREEMENT BETWEEN THE UNION OIL COMPANY OF CALIFORNIA AND THE GRAHAM-LOFTUS OIL COMPANY, RECORDED JUNE 10, 1905 IN BOOK 120, PAGE 223 OF DEEDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND CONVEYED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA BY DEED RECORDED JUNE 28, 1940 IN BOOK

1051, PAGE 301 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERLY BOUNDARY OF SAID LANDS OWNED BY UNION OIL COMPANY OF CALIFORNIA, WHICH WESTERLY BOUNDARY IS ALSO THE EASTERLY BOUNDARY OF THAT CERTAIN 200-ACRE TRACT CONVEYED BY SAID UNION OIL COMPANY OF CALIFORNIA TO GEORGE CHAFFEY BY DEED DATED APRIL 25, 1899, RECORDED JUNE 20, 1899 IN BOOK 44, PAGE 79 OF DEEDS, WHICH POINT OF BEGINNING IS THE POINT OF INTERSECTION OF THE AFORESAID WESTERLY BOUNDARY WITH THE EASTERLY PROLONGATION OF THE CENTER LINE OF CENTRAL AVENUE AS THE SAME EXISTED ON MAY 23, 1940 BETWEEN BERRY STREET AND BREA CANYON ROAD; THENCE NORTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 73° 32' 24'' WITH THE EASTERLY PROLONGATION OF THE CENTER LINE OF SAID CENTRAL AVENUE AT SAID POINT OF INTERSECTION (ASSUMED AND TAKEN TO BEAR NORTH 15° 11' 16'' EAST), A DISTANCE OF 839.60 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 0° 10' 11'' EAST A DISTANCE OF 1250 FEET; THENCE SOUTH 89° 49' 49'' EAST A DISTANCE OF 500 FEET; THENCE SOUTH 65° 23' 11'' EAST A DISTANCE OF 604.15 FEET; THENCE SOUTH 0° 10' 11'' WEST A DISTANCE OF 1000 FEET; THENCE NORTH 89° 49' 49'' WEST A DISTANCE OF 1050 FEET TO THE TRUE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THE LAND CONVEYED TO BREA CHEMICALS, INC., BY DEED RECORDED JUNE 10, 1957 IN BOOK 3936, PAGE 314 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED FROM THE STEARNS RANCHOS COMPANY, A CORPORATION, TO UNION OIL COMPANY OF CALIFORNIA, A CORPORATION, DATED AUGUST 31, 1899, RECORDED SEPTEMBER 2, 1899 IN BOOK 44, PAGE 250 OF SAID DEEDS, DISTANT SOUTH 89° 10' 50'' WEST ALONG SAID LINE 3131.98 FEET FROM THE SOUTHEAST CORNER OF SAID LAND, SAID POINT OF BEGINNING BEING MONUMENTED BY UNION OIL COMPANY MONUMENT 11B; THENCE NORTH 9° 48' 11'' WEST 529.60 FEET TO A 2'' × 2'' STAKE AND THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 85° 48' 16'' WEST, 380.00 FEET TO A 2'' × 2'' STAKE; THENCE NORTH 4° 11' 44'' EAST 1750.00 FEET TO A 2'' × 2'' STAKE; THENCE SOUTH 85° 48' 16'' EAST 380.00 FEET TO A 2'' × 2'' STAKE; THENCE SOUTH 4° 11' 44'' WEST 1750.00 FEET TO A 2'' × 2'' STAKE AND THE TRUE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA RECORDED FEBRUARY 10, 1967 IN BOOK 8173, PAGE 641 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA RECORDED FEBRUARY 10, 1967 IN BOOK 8173, PAGE 647 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND DESCRIBED IN DEED TO THE BREA-OLINDA UNIFIED SCHOOL DISTRICT OF ORANGE COUNTY, CALIFORNIA, RECORDED SEPTEMBER 11, 1968 IN BOOK 8716, PAGE 437 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN PARCEL 1 OF THE DEED TO THE CITY OF BREA RECORDED JANUARY 16, 1969 IN BOOK 8846, PAGE 971 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM PARCELS A6471-4, A6471-5, A6471-6 AND A6471-7 OF THAT CERTAIN FINAL ORDER OF CONDEMNATION, SUPERIOR COURT CASE NO. 156220, A CERTIFIED COPY OF WHICH WAS RECORDED SEPTEMBER 29, 1970 IN BOOK 9417, PAGE 364 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM PARCELS 1 AND 2 AS SHOWN ON PARCEL MAP NO. 86-243, FILED IN BOOK 214, PAGES 28 THROUGH 31 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF SAID COUNTY RECORDER, TOGETHER WITH THE WEST HALF OF ASSOCIATED ROAD, 80.00 FEET WIDE, AS SHOWN SAID PARCEL MAP NO. 86-243, ADJOINING SAID PARCELS 1 AND 2 ON THE EAST, AND BOUND NORTHEASTERLY BY THE NORTHEASTERLY LINE OF SAID PARCEL MAP NO. 86-243, AND BOUND SOUTHERLY BY THE CENTERLINE OF LAMBERT ROAD AS SHOWN ON SAID PARCEL MAP NO. 86-243.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN PARCEL 1 OF PARCEL MAP NO. 83-1179, AS SHOWN ON A MAP FILED IN BOOK 218, PAGES 1 THROUGH 4 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN TRACT NO. 12562, AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 4 THROUGH 9 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN TRACT NO. 12563, AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 10 THROUGH 15 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND DESCRIBED IN THE DEED TO THE CITY OF BREA RECORDED MARCH 29, 1996 AS INSTRUMENT NO. 19960153320 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN PARCEL 1 OF A COUNTY OF ORANGE LOT LINE ADJUSTMENT NO. LL 2000-054, RECORDED AUGUST 13, 2001 AS INSTRUMENT NO. 20010557229 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

PARCEL 2

PARCEL 1 OF A COUNTY OF ORANGE LOT LINE ADJUSTMENT NO. LL 2000-054, RECORDED AUGUST 13, 2001 AS INSTRUMENT NO. 20010557229 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO BREA-OLINDA UNIFIED SCHOOL DISTRICT BY GIFT DEED RECORDED FEBRUARY 25, 2003 AS INSTRUMENT NO. 2003000207265 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION CONVEYED TO THE COUNTY OF ORANGE BY GRANT DEED RECORDED JUNE 4, 2003 AS INSTRUMENT NO. 2003000648901 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

PARCEL 3

THE LAND CONVEYED TO BREA CHEMICALS, INC., BY DEED RECORDED JUNE 10, 1957 IN BOOK 3936, PAGE 314 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED FROM THE STEARNS RANCHOS COMPANY, A CORPORATION, TO UNION OIL COMPANY OF CALIFORNIA, A CORPORATION, DATED AUGUST 31, 1899, RECORDED SEPTEMBER 2, 1899 IN BOOK 44, PAGE 250 OF SAID DEEDS, DISTANT SOUTH 89° 10' 50" WEST ALONG SAID LINE 3131.98 FEET FROM THE SOUTHEAST CORNER OF SAID LAND, SAID POINT OF BEGINNING BEING MONUMENTED BY UNION OIL COMPANY MONUMENT 11B; THENCE NORTH 9° 48' 11" WEST 529.60 FEET TO A 2" × 2" STAKE AND THE TRUE POINT OP BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 85° 48' 16" WEST, 380.00 FEET TO A 2" × 2" STAKE; THENCE NORTH 4° 11' 44" EAST 1750.00 FEET TO A 2" × 2" STAKE; THENCE SOUTH 85° 48' 16" EAST 380.00 FEET TO A 2" × 2" STAKE; THENCE SOUTH 4° 11' 44" WEST 1750.00 FEET TO A 2" × 2" STAKE AND THE TRUE POINT OF BEGINNING.

THE ABOVE DESCRIPTION WAS COMPILED FROM INFORMATION SUPPLIED BY FIRST AMERICAN TITLE COMPANY PRELIMINARY REPORT NO. 2033661, DATED JULY 16, 2003.

EXHIBIT “ ‘Al’ SITE DEPICTION”, IS FOR INFORMATIONAL PURPOSES ONLY.

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

PREPARED BY: THE KEITH COMPANIES UNDER THE DIRECTION OF: KATHLEEN SUSAN TETREAULT P.L.S. 7297 MY LICENSE EXPIRES 12/31/2004 August 20, 2003 JN: 13207.00

DEPICTION OF COVERED PROPERTY

BREA BLVD.
PM 68/18
PARCEL 1
R.S. NO.
TR 8820
MM 454/19-24
TR 9532
MM 454/25-28
R.S. NO. 2001-1007
57 FWY
91-1007
RANCHO RINCON DE LA BREA
RANCHO SAN JUAN CAJON DE SANTA ANA
PARCEL 1
LLA 2000-054
PARCEL 2
INST. NO. 20010557229, O.R.
N.A.P.
PARCEL 3
R.S.B. 187/2-7
R.S.B. 133/41-46
WILDCAT WAY
FORMERLY ASSOCIATED ROAD
VALENCIA AVE.
TR 9577
MM 438/4-12
LAMBERT ROAD
KRAEMER BLVD.
SCALE: 1" = 2000'

LEGEND

(#)	SEE PAGE NO.
CB	CITY OF BREA CITY LIMITS
CO	COUNTY OF ORANGE COUNTY LIMITS
R1	R.S. NO. 2001-1007, R.S.B. 187/2-7

BASIS OF BEARINGS

THE BASIS OF BEARINGS FOR THIS PROJECT IS THE N'LY LINE OF THE RANCHO SAN JUAN CAJON DE SANTA ANA, BETWEEN THE NE CORNER OF SAID RANCHO AND COMPROMISE CORNER NO. 1, BEING " N 85°05'11" W " PER RECORD OF SURVEY NO. 91-1007, AS SHOWN ON R.S.B. 133/41-46.

NOTES:

THE COURSES SHOWN HEREON ARE A COMPILATION OF R.S. NO. 91-1007, R.S. NO. 2001-1007, AND DEED INTERPRETATIONS THE SHOWN COMBINATION OF COURSES IS THE BEST REPRESENTATION OF THE SITE AS IT SHOULD EXIST ON THE GROUND.

THERE MAY BE EASEMENTS OF RECORD DELINEATED AND REFERENCED ON THE UNDERLYING MAPS OR THERE MAY BE OTHER RECORDED EASEMENTS WITHIN THE AREA, THAT ARE NOT SHOWN ON THIS DOCUMENT THAT COULD ENCUMBER SAID PARCELS HEREIN.

LICENSED LAND SURVEYOR
KATHLEEN SUSAN TETREAULT
Exp. 12/31/04
No. 7297
STATE OF CALIFORNIA

THIS EXHIBIT WAS PREPARED BY ME OR UNDER MY DIRECTION.

[signature]

The Keith Companies TKC

19 TECHNOLOGY DRIVE IRVINE, CA 92618 TEL: (949) 923-6000

DATE: AUGUST 20, 2003 | JOB NO. 13207.00

DEVELOPMENT DECLARATION

ATTACHMENT “2”

(Development Area)

LEGAL DESCRIPTION

THOSE PORTIONS OF TRACT NO. 16178, IN THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK _____, PAGES ___ THROUGH ___ INCLUSIVE OF MISCELLANEOUS MAP, IN THE OFFICE OF THE COUNTY RECORDER, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOTS 1 THROUGH 8, 10 AND 20, TOGETHER WITH LETTERED LOTS A, B, C, AND D OF SAID TRACT NO. 16178

CONTAINING: 210.149 ACRES, MORE OR LESS

ALSO AS SHOWN ON A DEPICTION, ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF.

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

PREPARED BY OR UNDER THE DIRECTION OF: KATHLEEN SUSAN TETREAULT, P.L.S. 7297 MY LICENSE EXPIRES 12/31/2004 December 4, 2003 JN: 13207.00.000

SHEET 1 OF 1

DEPICTION

TOTAL OVERALL = ± 210.153 AC.

TRACT 16178 (LETTERED)	
LOT A	= ±12.579 AC.
LOT B	= ±0.528 AC.
LOT C	= ±0.209 AC.
LOT D	= ±1.912 AC.
TOTAL	= ± 15.228 AC.

TRACT 16178 (NUMBERED)	
LOT 1	= ±15.432 AC.
LOT 2	= ±10.472 AC.
LOT 3	= ±42.524 AC.
LOT 4	= ±38.957 AC.
LOT 5	= ±23.904 AC.
LOT 6	= ±34.950 AC.
LOT 7	= ±13.218 AC.
LOT 8	= ±4.830 AC.
LOT 10	= ±9.771 AC.
LOT 20	= ±0.863 AC.
TOTAL	= ± 194.921 AC.

SCALE: 1" = 1500'

LOT 15
LOT 18
TRACT NO. 16178
LOT 11
LOT 12
LOT 7
LOT B
57 FREEWAY
CARMICHAEL DRIVE
LOT 19
LOT 21
WILDCAT WAY
LOT 13
LOT 6
LOT 5
LOT 14
LOT 17
OR 6846/971
LOT 16
VALENCIA AVE.
M.M. ____/____
LOT 1
LOT D
LOT 8
LOT 10
LOT 4
LOT A
LOT C
LOT 2
LOT 9
LOT 3
LOT 20
LAMBERT ROAD
KRAEMER BLVD.

LICENSED LAND SURVEYOR KATHLEEN SUSAN TETREAULT Exp. 12/31/04 No. 7297 STATE OF CALIFORNIA

THIS EXHIBIT WAS PREPARED BY ME OR UNDER MY DIRECTION.

The Keith Companies TKC

19 TECHNOLOGY DRIVE, IRVINE, CA 92618 (949) 923-6000

J.N. 13207.00.000 | DATE: 12/04/03

DEVELOPMENT DECLARATION

ATTACHMENT “3”

(Remainder Parcels)

LEGAL DESCRIPTION

THOSE PORTIONS OF SECTION 1, TOWNSHIP 3 SOUTH, RANGE 10 WEST AND THAT PORTION OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 9 WEST, SAN BERNARDINO MERIDIAN, AS PER MAP FILED IN BOOK 51, PAGE 7 OF RECORDS OF SURVEY, PORTIONS OF TRACT NO. 16178, AS SHOWN ON A MAP FILED IN BOOK ____, PAGES ___ THROUGH ____, INCLUSIVE OF MISCELLANEOUS MAPS, IN CITY OF BREA AND THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA, BOTH IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOT 9 OF SAID TRACT NO. 16178,

TOGETHER WITH LOTS 11 THROUGH 19 INCLUSIVE OF SAID TRACT NO. 16178,

ALSO TOGETHER WITH LOT 21 OF SAID TRACT NO. 16178,

ALSO TOGETHER WITH PARCEL 1 MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THAT PORTION OF SAID SECTION 1 MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWESTERLY CORNER OF SAID LOT 11;

THENCE ALONG THE SOUTHERLY BOUNDARY OF SAID LOT 11 NORTH 89°24'21" EAST 495.67 FEET TO THE SOUTHWESTERLY BOUNDARY OF A GRANT DEED TO METROPOLITAN WATER DISTRICT RECORDED FEBRUARY 10, 1967, IN BOOK 8173 AT PAGE 641 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE SOUTHEASTERLY ALONG SAID SOUTHWESTERLY BOUNDARY SOUTH 28°12'22" EAST 338.56 FEET TO THE NORTHERLY BOUNDARY OF TRACT NO. 12562 AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 4 THROUGH 9 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE WESTERLY ALONG SAID NORTHERLY BOUNDARY SOUTH 89°24'21" WEST 659.12 FEET TO THE EASTERLY BOUNDARY OF TRACT NO. 9532 AS SHOWN ON A MAP FILED IN BOOK 454, PAGES 25 THROUGH 28 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE NORTHERLY ALONG SAID EASTERLY BOUNDARY NORTH 00°39'09" EAST 300.07 FEET TO THE POINT OF BEGINNING.

CONTAINING: 3.977 ACRES, MORE OR LESS

ALSO TOGETHER WITH PARCEL 2 MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THAT PORTION OF SAID SECTION 1 MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT 11, SAID CORNER ALSO BEING ON THE WESTERLY BOUNDARY OF PARCEL A6471-4, AS CONVEYED BY A FINAL ORDER OF CONDEMNATION RECORDED SEPTEMBER 29, 1970, IN BOOK 9417, PAGE 364 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY;

THENCE SOUTHERLY ALONG SAID WESTERLY BOUNDARY SOUTH 10°52'43" WEST 306.11 FEET NORTHERLY BOUNDARY OF TRACT NO. 12563 AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 10 THROUGH 15 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE WESTERLY ALONG SAID NORTHERLY BOUNDARY SOUTH 89°24'21" WEST 890.93 FEET TO THE EASTERLY BOUNDARY OF A GRANT DEED TO METROPOLITAN WATER DISTRICT RECORDED FEBRUARY 10, 1967, IN BOOK 8173 AT PAGE 641 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE NORTHERLY ALONG SAID EASTERLY BOUNDARY THE FOLLOWING COURSES:

NORTH 23°43'24" WEST 110.38 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE EASTERLY AND HAVING A RADIUS OF 100.00 FEET;

NORTHERLY ALONG SAID CURVE 20.51 FEET THROUGH A CENTRAL ANGLE OF 11°45'15";

NORTH 11°58'09" WEST 182.51 FEET TO THE SOUTHWEST CORNER OF SAID LOT 12;

THENCE LEAVING SAID EASTERLY BOUNDARY ALONG THE SOUTHERLY BOUNDARY OF LOTS 12, “B” AND 11 OF SAID TRACT NO. 16178, NORTH 89°24'21" EAST 1037.25 FEET TO THE POINT OF BEGINNING.

CONTAINING: 6.694 ACRES, MORE OR LESS

ALSO TOGETHER WITH PARCEL 3 MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING THAT PORTION OF SAID SECTION 7 BOUND AS FOLLOWS:

NORTHERLY BY THE SOUTHERLY BOUNDARY OF SAID LOT 13.

EASTERLY BY THE WESTERLY BOUNDARY OF SAID LOT 13.

SOUTHERLY BY THAT CERTAIN COURSE ALONG THE NORTHERLY BOUNDARY LINE OF TRACT NO. 9577 AS PER MAP FILED IN BOOK 7438 AT PAGES 4 THROUGH 12, INCLUSIVE OF MAPS, IN THE OFFICE OF SAID COUNTY RECORDER, SAID COURSE SHOWN AS BEING (N 89°47'11"W 200.21') ON LAST SAID MAP.

WESTERLY BY THAT CERTAIN COURSE ALONG THE EASTERLY BOUNDARY LINE OF LAST SAID TRACT 9577, SHOWN AS BEING (N 00°12'49"E 250.00') ON LAST SAID MAP.

PARCEL 3 ALSO BEING DESCRIBED AS “EXCEPTION A” TO “PROPERTY PARCEL FOUR” IN A CORPORATION GRANT DEED TO STRATHAVEN ESTATES RECORDED MARCH 15, 1966 IN BOOK 7868, PAGE 323 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER

CONTAINING: 1.148 ACRES, MORE OR LESS

ALSO AS SHOWN ON A DEPICTION, ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF.

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

PREPARED BY OR UNDER THE DIRECTION OF: KATHLEEN SUSAN TETREAULT, P.L.S. 7297 MY LICENSE EXPIRES 12/31/2004 December 04, 2003 JN: 13207.00.000

SHEET 1 OF 3

DEPICTION

THOSE PORTIONS OF SECTION 1, TOWNSHIP 3 SOUTH, RANGE 10 WEST, TOGETHER WITH THAT PORTION OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 9 WEST, AS SHOWN ON A RECORD OF SURVEY FILED IN BOOK 51, PAGE 7 OF RECORDS OF SURVEYS, ALSO TOGETHER WITH LOTS 9, 11 THROUGH 19 AND 21 OF TRACT 16178, AS SHOWN ON A MAP FILED IN BOOK ____, PAGES ___ THROUGH ___, INCLUSIVE OF MISCELLANEOUS MAPS, IN THE CITY OF BREA, AND THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA

TRACT 16178	
LOT 9	= ±21.656 AC.
LOT 11	= ±69.751 AC.
LOT 12	= ±3.274 AC.
LOT 13	= ±339.220 AC.
LOT 14	= ±15.062 AC.
LOT 15	= ±1.309 AC.
LOT 16	= ±54.998 AC.
LOT 17	= ±7.523 AC.
LOT 18	= ±20.222 AC.
LOT 19	= ±45.461 AC.
LOT 21	= ±7.074 AC.
TOTAL	= ± 585.550 ACRES

TRACT 16178 (NAP)	
PARCEL 1	= ±3.977 AC.
PARCEL 2	= ±6.694 AC.
PARCEL 3	= ±1.148 AC.
TOTAL	= ± 11.819 ACRES

SCALE: 1" = 1500'

LOT 18
LOT 15
LOT 11
LOT 12
LOT 7
PARCEL 2
SEE DETAIL ON SHEET 2
PARCEL 1
CARMICHAEL DRIVE
57 FREEWAY
LOT 21
WILDCAT WAY
LOT 19
LOT 13
O.R. 8846/971
LOT 17
LOT 14
LOT 6
TRACT NO. 16178
LOT 5
INST. NO. 19960153320, O.R.
LOT 16
LOT 1
LOT B
LOT 10
VALENCIA AVE.
LOT 4
M.M. ____/____
LOT 2
LOT 9
LOT 20
LOT 3
R.S.B. 51/7
TRACT NO. 9577 M.M. 438/4-12
PARCEL 3 (SEE SHEET 3)
LAMBERT ROAD
KRAEMER BLVD.

LICENSED LAND SURVEYOR KATHLEEN SUSAN TETREAULT Exp. 12/31/04 No. 7297 STATE OF CALIFORNIA

THIS EXHIBIT WAS PREPARED BY ME OR UNDER MY DIRECTION.

The Keith Companies TKC
19 TECHNOLOGY DRIVE, IRVINE, CA 92618 (949) 923-6000

J.N. 13207.00.000 | DATE: 12/04/03

SHEET 2 OF 3

DEPICTION

THOSE PORTIONS OF SECTION 1, TOWNSHIP 3 SOUTH, RANGE 10 WEST, TOGETHER WITH THAT PORTION OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 9 WEST, AS SHOWN ON A RECORD OF SURVEY FILED IN BOOK 51, PAGE 7 OF RECORDS OF SURVEYS, ALSO TOGETHER WITH LOTS 9, 11 THROUGH 19 AND 21 OF TRACT 16178, AS SHOWN ON A MAP FILED IN BOOK ____, PAGES ___ THROUGH ___, INCLUSIVE OF MISCELLANEOUS MAPS, IN THE CITY OF BREA, AND THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA

TRACT NO. 16178
M.M. ______/______
LOT 11
NAP
LOT 7
SCALE: 1" = 400'
TRACT NO. 8532
M.M. 454/25-28
LOT "B"
LOT 12
P.O.B. PARCEL 2
SE CORNER LOT 11
O.R. 8173 / 641
LOT 11
P.O.B. PARCEL 1
SW CORNER LOT 11
S89°24'21"W
495.67'
N89°24'21"E 1037.25'
57 FREEWAY
PARCEL A6471-4
O.R. 9417/364
L2
C1
L3
L1
PARCEL 1
3.977 ±AC.
PARCEL 2
6.694 ±AC.
N00°39'09"E
300.07'
2 1
11 12
827.57'
659.12'
N89°24'21"E 2176.75'
339.25'
890.93'
S10°52'43"W
306.11'
R.S.B. 51/7
TRACT NO. 12562
M.M. 579/4-9
TRACT NO. 12563
M.M. 579/10-15
CARMICHAEL DRIVE

BEARING TABLE		
No.	BEARING	LENGTH
L1	S28°12'22"E	338.56'
L2	N11°58'09"W	182.51'
L3	N23°43'24"W	110.38'

CURVE TABLE			
NO.	RADIUS	DELTA	LENGTH
C1	100.00'	11°45'15"	20.51'

The Keith Companies TKC

19 TECHNOLOGY DRIVE, IRVINE, CA 92618 (949) 923-6000

J.N. 13207.00.000	DATE: 12/04/03

DEPICTION

SHEET 3 OF 3

THOSE PORTIONS OF SECTION 1, TOWNSHIP 3 SOUTH, RANGE 10 WEST, TOGETHER WITH THAT PORTION OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 9 WEST, AS SHOWN ON A RECORD OF SURVEY FILED IN BOOK 51, PAGE 7 OF RECORDS OF SURVEYS, ALSO TOGETHER WITH LOTS 9, 11 THROUGH 19 AND 21 OF TRACT 16178, AS SHOWN ON A MAP FILED IN BOOK _____, PAGES ___ THROUGH ___, INCLUSIVE OF MISCELLANEOUS MAPS, IN THE CITY OF BREA, AND THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA

< > = RECORD DATA PER TRACT 9577

TRACT NO. 16178
LOT 13
PARCEL 3
1.148 ±AC.
<N00°12'49"E>
<250.00'>
<200.21'>
<N89°47'11"W>
SANTA FE AVENUE
M.M. ______/______
TRACT NO. 9577
M.M. 438/4-12
LOT 3
LAMBERT ROAD
KRAEMER BLVD.
N

SCALE: 1" = 200'

The Keith Companies TKC

19 TECHNOLOGY DRIVE, IRVINE, CA 92618 (949) 923-6000

J.N. 13207.00.000 | DATE: 12/04/03

DEVELOPMENT DECLARATION

ATTACHMENT “4”

(Recorded and Unrecorded Contracts)

     List of Unrecorded Contracts, Agreements, Easements and Licenses

Contracts

     (1) The Commercial Lease and Agreement between Nuevo Energy Company, as Lessor, and Brea Green Recycling, Inc., as Lessee,-dated February 1, 1997;

     (2) The Letter Agreement between Haynes Apiaries and Union Oil Company of California dated December 29, 1992, as amended;

     (3) The Easement Agreement for Storm Drain Improvement between Nuevo Energy Company and Brea Olinda Venture L. L. C. dated November 3, 2000,

     (4) Asset Purchase Agreement dated February 16, 1996 by and among Union Oil Company of California, Union California Pipeline Company and Nuevo Energy Company, to the extent previously described in the Agreement, INSOFAR AND ONLY INSOFAR AS SAID ASSET PURCHASE AGREEMENT PERTAINS TO THE LAND, AND NOT THE OIL ASSETS UNDERLYING THE LAND;

     (5) Acquisition and Settlement Agreement entered into as of July 23, 2002, by and between Union Oil Company of California and Nuevo, together with all subsequent agreements required thereunder, insofar as such Acquisition and Settlement Agreement pertains to the Land; and

     (6) Acquisition Agreement entered into July 29, 2002, by and between Union Oil Company of California and Nuevo, together with all subsequent agreements required thereunder, insofar as such Acquisition Agreement pertains to the Land.

Additional Contracts, Licenses, Easements and Agreements

1.	Memorandum of Understanding between Nuevo, County of Orange and City of Brea dated December 10, 2002.

2.	Impact Mitigation Agreement between Brea Olinda Unified School District and Nuevo dated as of October 28, 2002.

3.	Oil Accommodation and Surface Development Agreement between Nuevo and Aera Energy LLC (“Aera”) dated September 9, 2003, to the extent described in the Agreement at Section 5.36.

4.	Utility Easement between Nuevo and Aera dated September 9, 2003, which shall be recorded by Aera in its sole discretion, subject to the provisions of Section 5.36 in the Agreement.

5.	Land Development License Agreement (Aera to Nuevo) and Memorandum of Land Development License Agreement between Nuevo and Aera dated September 9, 2003. (The Memorandum shall be recorded by Nuevo in its sole discretion.)

6.	Land Development License Agreement (Nuevo to Aera) and Memorandum of Land Development License Agreement between Nuevo and Aera dated September 9, 2003. (The Memorandum shall be recorded in Aera’s sole discretion.)

7.	Letter Agreement Concerning License Rights executed by Nuevo, Aera and Blacksand Energy Partners, L.P. (“Blacksand”) dated September 9, 2003.

8.	Land Development License Agreement between Nuevo, Aera and Blacksand dated September 9, 2003 and Memorandum to Land Development License Agreement between Nuevo and Aera dated September 9, 2003, which Memorandum shall be recorded in Aera’s sole discretion.

9.	License Agreement between Nuevo and Aera dated September 9, 2003.

10.	License Agreement between Nuevo and W B Scott Investment Company dated April 7, 1925.

11.	Consent Agreement between Nuevo and Shell Oil Company dated July 10, 1951.

12.	Agreement between Nuevo and General Petroleum dated February 17, 1939.

13.	Permit between Nuevo and Orange County Flood Control District dated August 10, 1962.

14.	Amended Easement between Nuevo and Secretary of the Army dated July 20, 1994.

15.	Water Line Agreement between Union Oil Company of California and Thompson Drilling Company dated March 29, 1988, as amended.

16.	Brea Canon Oil Company to General Petroleum Corporation dated May 1921.

17.	Master Services Agreement dated June 17, 2003 by and between Nuevo Energy Company, as Client and Tetra Tech, Inc., as Contractor (Technical Support for Remediation Services).

Contracts Relating to Entitlement Efforts at Tonner Hills

1.	Letter Agreements dated March 19, 2001 and October 1, 2002, by and between Deborah Linn Associates and Nuevo.

2.	Contract dated February 8, 2001, by and between Culbertson, Adams & Associates and Nuevo, as amended by letter dated July 16, 2002.

3.	Proposal dated June 18, 2002, from Earth Consultants International to Nuevo.

4.	Professional Service Agreement dated April 17, 2001, by and between The Keith Companies, Inc. and Nuevo.

5.	Professional Services Agreement dated June 15, 1998, by and between QST Environmental, Inc. and Nuevo, as amended February 27, 2002.

Contracts Relating to Revegetation Efforts at Tonner Hills

1.	Contract Agreement dated September 10, 2003 by and between Nuevo Energy Company, as Client and Nature’s Image, Inc., as Contractor (82 Acre Revegetation).

2.	Contract Agreement dated September 10, 2003 by and between Nuevo Energy Company, as Client and Nature’s Image, Inc., as Contractor (14 Acre Revegetation).

3.	Contract Agreement dated September 10, 2003 by and between Nuevo Energy Company, as Client and Nature’s Image, Inc., as Contractor (20 Acre Revegetation).

Revised 11/22/03

     Certain Non-Exclusive Rights-of-Way, Contracts and License Agreements

			Date
			Recording		Schedule 1.1 (c)	Green Map
File Number	Document Type	Dated	Information	Grantor	Order #	#’s
57534	ASSIGN BILL	5/12/71	5/13/75	Waste Water	119	504
	OF SALE		11410/1929 OR	Disposal Company

57862.2	Easement Agree		8/7/89	Kraemer Imperial	130	507
			60/368 OR	Associates to UNOCAL

65186	ROW	10/14/96	12/18/1996 Doc.	UNOCAL to	A	506
			No. 19960637286	NUEVO

55701	Deed		6/10/1957 3936/314 OR	UNOCAL	88

57534.1	QC		8/19/93	UNOCAL	120	504.1
			93/0558983 DOC

     (1) That certain “Corridor Easement” described in Item C and that certain “Street Easement” described in Item D in that certain Grant Deed dated October 3, 2001 by and between Nuevo and Brea Walden, LLC, recorded October 9, 2001 as Instrument No. 20010710856 in the Official Records of Orange County, California.

     (2) Waste Water Line Agreements:

Waste
Water
Co.
		File		Document
Dated	Recorded	No.	Book/Page	Number	Doc. Type	Grantor
5/1/1974	11/5/1974		11280/1845	3078	Assign & Bill of Sale	Waste Water Disposal Company

10/1/1995	4/10/1996			Recorder No. 19960175928	Deed & Bill of Sale and Assign	Unocal

11/2/1955	3/8/1956	U-11	3430/504	Unocal File No. 61987.3- Recorder No. 35165	ROW	Unocal

Attachment 1 to Non-Exclusive Assignment of
Contracts and Bill of Sale

Revised 11/22/03

Waste
Water
Co.
		File		Document
Dated	Recorded	No.	Book/Page	Number	Doc. Type	Grantor
4/25/1956	5/1/1956		3493/528	Unocal File No. 61987.47	Q.C. Deed	Waste Water Disposal Company

10/15/1996				Unocal File No. 65186	ROW	Unocal

4/2/1971	No	U-13		Unocal File No. 68869.3	ROW	Unocal

5/10/1928	No	U-14			ROW	West Coast Oil Co.

8/1/1978				Unocal File No. 57635 – ROW Green Map No. 633	ROW	E.H. Associates

Attachment 1 to Non-Exclusive Assignment of
Contracts and Bill of Sale

List of Recorded Rights of Way and Contracts

     Easements, Licenses, Rights-of-Way, etc.

			Date
			Recording		Schedule 1.1(c)	Green Map
File Number	Document Type	Dated	Information	Grantor	Order #	#’s
	ROW	4/8/63	4/19/63 6515/482	Pacific Lighting Gas Supply Co.	7	N/A (31.7)

	ROW	2/13/65	2/23/65 7422/249	Pacific Lighting Gas Supply Co.	8	317

	Easement	1/15/51	3/15/51 2158/495	UNOCAL

	Easement	8/23/88	5/9/89 89-243784	UNOCAL

502	ROW	2/22/08	39795	Industrial Oil CO.	5	601

5254	ROW		5/17/2001 58/365 Deeds	Brea Canon Oil CO.	22	602

5254A	ROW		4/28/1930 382/44 OR	Brea Canon Oil CO.	23	602

52980.1	ROW		4/28/1955 3047/183 OR	W B Scott Investment Company	44	612

53755	Easement		9/27/43 1215/34 OR	Anaheim Union Water Company	52

53755.2	Mod.		6/7/49 1855/8 OR	Anaheim Union Water Company	53

53755.3	Mod.		9/23/66 8057/221 OR	Anaheim Union Water Company	54

53755.4	Easement		1/7/71 9512/924 OR	State of California	55

53755.5	Easement		11/18/71 9892/217 OR	State of California	56

53755.7	ROW		9/26/72 10343/735 OR	Anaheim Union Water Company	58

53755.8	Assignment		11/29/72 10465/69 OR	Continental Mobile Housing, Inc.	59

54507	ROW		1/23/11 195/212 Deeds	Pacific Electric Land C	76

57241	Easement		9/30/70 451/102 OR	State of California	112	630

57595	ROW		3/16/77 12106/802 OR	Moreland Develop C	123

57595.1	ROW		6/8/77 12233/501 OR	Moreland Develop C	124

			Date
			Recording		Schedule 1.1(c)	Green Map
File Number	Document Type	Dated	Information	Grantor	Order #	#’s
57633.1	ROW		7/24/78 1269/1868 OR	IPS, A General Partnshp	125

57667	ROW		12/14/79 13437/789 OR	Moreland Develop C	126

57848	Grant of Easement		11/24/86 86/619178 OR	Fairway Associates	129

57981	ROW		11/2/89 80-59276 DOC	Sanitation, Inc.	136	500

58049	ROW		1/25/93 93-054367 DOC	Sanitation, Inc	137	500

62528			6/23/54 2755/502 OR	UNOCAL	140

7070.35	Deed		5/21/58 4291/396 OR	UNOCAL	159

7070.44	ROW		1/17/64 6886/922 OR	UNOCAL	160

7176.19	Deed		12/28/73 11044/678 OR	UNOCAL	168

7176.2	Deed		11/15/47 1599/131 OR	UNOCAL	169

	ROW		5-15-97 Document No. 19970226200	UNOCAL	A	666

	Deed	8/9/98	8-14-98 1998- 0533265	UNOCAL	A	736

19990774980	Easement & Agreement		11/5/1999 Doc. No. 19990774980	Unocal and Nuevo	A	402

Contracts/Agreements

     (1) The Indenture, as amended, by and between Union Oil Company of California and Columbia Oil Producing Company dated February 26, 1901.

     (2) Agreement Between Adjacent Landowners dated effective as of October 9, 2001 by and between Nuevo and Brea Walden, LLC, to the extent previously described in the Agreement at Section 5.37, said Agreement Between Adjacent Landowners being filed of record October 9, 2001, Instrument No. 20010710857 in the official records of Orange County, California.

     (3) Pipeline Easement Agreement dated September 13, 2002 by and between Union Oil of California and Nuevo Energy Company, said Memorandum of Pipeline Easement being filed of record December 6, 2002, Instrument No. 2002001104088 in the official records of Orange County, California.

     (4) Development Agreement dated December 4, 2002, between Nuevo and County of Orange, said Development Agreement being filed of record February 14, 2003, Instrument No. 2003000171873 in the official records of Orange County, California.

Additional Easements

Date	Grantor	Grantee	Rec. Bk./Pg.
12/14/1896	The Stearns Ranchos Company	Union Oil Company of California	7/10/97 30/11

2/21/1928	Brea Canon Oil Company	Waste Water Disposal Company	2/24/28 137/139

8/11/1986	City of Brea (County of Orange)	Union Oil Company of California	8/12/86 86-357255

10/16/1958	Collier Carbon and Chemical Corporation	Union Oil Company of California	11/3/58 4470/10

5/7/1996	Nuevo Energy Company	Union Oil Company of California, dba UNOCAL	5/26/1996 Inst. 19960254739

5/12/1902	The Stearns Ranches Company	Pacific Coast Oil Company	6/25/02 75/254

12/14/1896	The Stearns Ranches Company	Union Oil Company of California	7/10/97 30/11

4/19/1913	Union Oil Company of California	Pacific Light & Power Corporation	12/15/13 244/37

8/30/1928	Union Oil Company of California	County of Orange	11/8/28 220/38

9/17/1940	Union Oil Company of California	The Metropolitan Water District of Southern California	10/29/40 1067/308

2/11/1954	Union Oil Company of California	Amoniaco Corporation	2/16/54 2670/114

6/7/1957	Union Oil Company of California	Brea Chemical, Inc.	6/10/57 3936/324

4/1/1958	Union Oil Company of California	The Metropolitan Water District of Southern California	5/21/58 4291/400

7/27/1962	Union Oil Company of California	Boy Scouts of America, Los Angeles Area Council	8/1/62 6245/654

Date	Grantor	Grantee	Rec. Bk./Pg
10/2/1962	Union Oil Company of California	Southern California Edison Company	1/18/63 6399/705

Amended by unrecorded Amendment of Easement dated August 4, 2003 by Nuevo Energy Company, as Grantor to Southern California Edison Company, as Grantee.

3/1/1977	Union Oil Company of California	Southern California Edison Company	3/29/77 12123/814

9/18/1978	Union Oil Company of California	Southern California Edison Company	2/5/79 13024/1157

1/26/1982	Union Oil Company of California	Mobil Oil Corporation	3/31/82 Inst. 82-340271 (Los Angeles County)

9/13/1984	Union Oil Company of California	City of Brea	10/11/84 84-421551

9/10/1985	Union Oil Company of California	City of Brea	10/7/85 85-382994

7/3/1986	Union Oil Company of California	City of Brea	8/13/86 86-359858

9/2/1986	Union Oil Company of California	Brea H.O.P.E Inc.	10/1/86 86-459482

5/8/1987	Union Oil Company of California	City of Brea	5/11/87 87-26083

3/18/1996	Union Oil Company of California	City of Brea	3/29/96 Inst. 19960153323

3/18/1996	Union Oil Company of California	City of Brea	3/29/96 Inst. 19960153324

3/18/1996	Union Oil Company of California	City of Brea	3/29/96 Inst. 19960153322

3/18/1996	Union Oil Company of California	City of Brea	3/29/96 Inst. 1996013321

11/29/1988	Union Oil Company of California & Shell Oil Company	City of Brea	1/16/69 884/518

9/25/1995	Union Oil Company of California dba Unocal	UNOCAL California Pipeline Company	12/18/95 19950565134

Date	Grantor	Grantee	Rec. Bk./Pg
5/17/1988	Union Oil Company of California, dba UNOCAL	Southern California Edison Company	6/7/88 Inst. 88-268095

9/15/1995	Union Oil Company of California, dba UNOCAL	UNOCAL California Pipeline Company	10/25/95 Inst. 19950473641

12/11/1995	Union Oil Company of California, dba UNOCAL	Southern California Edison Company	1/4/96 Inst. 19960004773

1/14/1915	Union Oil Company of California, Columbia Oil Producing Company, General Petroleum Company	County of Orange	1/21/16 280/244

4/17/1954	Union Oil Company of California	The Metropolitan Water District of Southern California	7/8/54 2766/268

8/23/1988	Union Oil Company of California	Southern California Edison Company	5/9/1989 89-243784

Amended by unrecorded Amendment of Easement dated August 4, 2003 by Nuevo Energy Company, as Grantor to Southern California Edison Company, as Grantee.

EXHIBIT “J”
Natural Hazard Zones

     Natural Hazard Zones For more information regarding a particular Airport or the specified Public Record, please contact your local office of the U.S. Department of Transportation, Federal Aviation Administration.

B-4. Megan’s Law (California Civil Code §2079.10a)

The following notice is provided as an accommodation. California Civil Code Section 2079.l0a (commonly referred to as “Megan’s Law”) requires the following notice be provided as part of the purchase agreement to a buyer or lessee of residential property:

Notice: The California Department of Justice, sheriffs departments, police EXHIBIT G

PDR® INFORMATION PAGE
PDR is a registered trademark

THE COMPANY

PROPERTY DATA SERVICES, INC.
A Subsidiary of The First American Corporation
(the “Company”)
5601 E. La Palma Avenue, Anaheim, CA 92807

PROPERTY IDENTIFICATION & PDR DATE

PLEASE VERIFY THAT THE PROPERTY INFORMATION BELOW IS CORRECT.

Property Address: SEE ADDENDUM, BREA, CA 92821

Property Assessor’s Parcel Number: SEE ADDENDUM

PDR Date: Monday, July 29, 2002

ADDRESSEE

FIRST AMERICAN TITLE
ATTENTION: RON GOMEZ
2 FIRST AMERICAN WAY
SANTA ANA, CA 92707

Property Address: SEE ADDENDUM BREA CA 92821

NOTICE

The Company is pleased to provide Recipient with this Property Disclosure Report (“PDR”) for the Property identified above. Please note that this PDR is a contract subject to the Terms, Conditions, and Limitations on Liability set forth herein which should be reviewed carefully.

The information contained in this PDR is derived as of the PDR Date from certain specified Public Records within the control of the governmental entities described in Schedule A (“Natural Hazard Disclosure Summary”) and Schedule B (“Summary of Additional Disclosures”). The information set forth in Schedule A (a) relates to the natural hazard zones specified in California Civil Code § 1 103.2, and (b) is provided by the Company in accordance with the requirements of Civil Code § I103.4(c). The information set forth in Schedule B is provided by the Company to facilitate compliance with those disclosures specified in Schedule B. Please note that this PDR is NOT based upon a physical inspection of the Property.

THE “NATURAL HAZARD DISCLOSURE STATEMENT” FORM REQUIRED BY CALIFORNIA CIVIL CODE §1 103.2(a) (“THE LAW”) HAS BEEN COMPLETED AS OF THE PDR DATE IN ACCORDANCE WITH THE TERMS OF THIS PDR AND IS PROVIDED WITH THIS PDR AS AN ACCOMMODATION ONLY AND IS NOT PART OF THE PDR. PLEASE NOTE THAT THE LAW REQUIRES THAT THE STATUTORY FORM BE COMPLETED, EXECUTED, AND DELIVERED BY THE SELLER AND RESPECTIVE REAL ESTATE AGENTS TO THE BUYER. IN ADDITION TO THESE STATUTORY NATURAL HAZARD DISCLOSURES, CERTAIN OTHER INFORMATION IS ALSO PROVIDED IN THIS PDR FOR THE BENEFIT OF THE RECIPIENTS.

If you have any questions or comments regarding this PDR,
please contact the Company’s Customer Service Department at (800) 200-2561.

THIS PDR IS A CONTRACT. PLEASE READ IT CAREFULLY.
THIS PDR IS A REPORT PRODUCT AND IS NOT AN INSURANCE POLICY.

©2002 Property Data Services, Inc.

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

Addendum to
PDR No. 02PDS1669 (Control/File No. 318379)
Property Identification - Assessor Parcel Numbers

     This Addendum pertains solely to PDR No. 02PDS 1669 (Control/File # 318379) dated 29 July 2002 for disclosure information about twenty-three (23) parcels located in County of Orange, State of California as provided to Property Data Services, Inc. These parcels constitute the Property for the purpose of this PDR. The accompanying PDR is hereby issued for disclosures pursuant to a Transaction involving Property as provided by Customer as identified by the following assessor parcel numbers:

304-171-02	306-031-05	319-142-08
306-011-02	306-031-06	319-142-10
306-012-22	306-031-07	320-281-02
306-012-32	306-031-08	320-281-05
306-012-33	306-031-09	320-281-09
306-012-34	306-031-11	320-073-02
306-031-02	306-031-12	320-073-06
306-031-03	306-031-17

     This PDR applies only to the Property as identified by those parcel numbers specified above and to no others pursuant to the Transaction. Responses contained in this PDR apply only to the Property identified by those parcels described above and to no others pursuant to the Transaction. This Addendum is attached hereto and made a part of PDR No. 02PDS1669 (Control/File # 318379) as of this reference and is subject to the Terms, Conditions, and Limitations on Liability contained herein.

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

SCHEDULE A
NATURAL HAZARD DISCLOSURE SUMMARY

SPECIAL FLOOD HAZARD AREA

Is any portion of the Property located within a Special Flood Hazard Area (“SFHA”) according to the Public Record specified below as of the PDR Date?

Yes        No   X   Do not know / information not available from local jurisdiction

Public Record: Official Flood Insurance Rate Maps (“FIRM”) compiled and issued by FEMA pursuant to 42 United States Code §4001, et seq.

Note: If the Property is subject to either a Letter of Map Amendment (“LOMA”) or Letter of Map Revision (“LOMR”) issued by the Federal Emergency Management Agency (“FEMA”), a copy of the LOMA or the LOMR must be attached to the Natural Hazard Disclosure Statement (“NHDS”) or appropriate disclosure statement. The Company is not always able to determine if the Property is subject to a LOMA or a LOMR. Even if such information is available to the Company, the Company is unable to attach a copy of the LOMA or LOMR to the NHDS. If Seller is aware that the Property is subject to a LOMR or a LOMA, the Seller shall attach a copy to the NHDS and notify the Company.

AREA OF POTENTIAL FLOODING

Is any portion of the Property located within an Area of Potential Flooding according to the Public Record specified below as of the PDR Date?

Yes   X   No        Do not know / information not available from local jurisdiction

Public Record: Official dam inundation maps issued by the California Office of Emergency Services (“OES”) pursuant to California Government Code §8589.5.

VERY HIGH FIRE HAZARD SEVERITY ZONE

Is any portion of the Property located within a Very High Fire Hazard Severity Zone according to the Public Record specified below as of the PDR Date?

Yes        No   X

Public Record: Official maps issued by the California Department of Forestry and Fire Protection (“CDF”) pursuant to California Government Code §51178. NOTE: Publicly available data provided by local agencies responsible for fire prevention and suppression in this county pursuant to Government Code §§51179 and 65302(g) may be used to supplement CDF data. For more information, please contact the Company’s Customer Service Department.

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

WILDLAND - STATE RESPONSIBILITY AREA

Is any portion of the Property located within a Wildland - State Responsibility Area according to the Public Record specified below as of the PDR Date?

Yes   X   No

Public Record: Official maps issued by the California Department of Forestry and Fire Protection (“CDF”) pursuant to California Public Resources Code §4125.

EARTHQUAKE FAULT ZONE

Is any portion of the Property located within an Earthquake Fault Zone according to the Public Record specified below as of the PDR Date?

Yes   X   No

Public Record: Official earthquake fault zone or special study zone maps approved by the State Geologist and issued by the California Department of Conservation, California Geological Survey pursuant to California Public Resources Code §2622.

SEISMIC HAZARD ZONE

Is any portion of the Property located within a Seismic Hazard Zone (Area of Potential Liquefaction) according to the Public Record specified below as of the PDR Date?

Yes   X   No        Maps not yet released by state

Is any portion of the Property located within a Seismic Hazard Zone (Area of Potential Landslide) according to the Public Record specified below as of the PDR Date?

Yes   X   No        Maps not yet released by state

Public Record: Official seismic hazard zone maps approved by the State Geologist and issued by the California Department of Conservation, California Geological Survey pursuant to California Public Resources Code §2696.

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

SCHEDULE B
SUMMARY OR ADDITIONAL DISCLOSURES

B-1. Mello-Roos C.F.D. Act of 1982 & Improvement Bond Act of 1915 Assessments

Is the Property (1) located within one or more Mello-Roos Community Facilities District(s) as defined in California Government Code §53311 et seq. according to the Public Record specified below as of the PDR Date and/or (2) subject to one or more fixed lien assessment(s) collected in installments to secure bonds issued pursuant to the Improvement Bond Act of 1915 as set forth in California Streets and Highways Code §8500 et seq. according to the Public Record specified below as of the PDR Date?

YES, the Property IS subject to one or more of the specified special assessments.

X	NO, the Property IS NOT subject to the specified special assessments.

Public Record: Latest equalized assessment roll for real property taxes for the Property (“Assessment Roll”).

IMPORTANT NOTE ON CURRENT AND FUTURE ASSESSMENTS

     The following information is provided to facilitate a good faith effort to obtain information for the required disclosures. Company has made a good faith effort to obtain information from available Public Records; however, some local agencies have not made such Public Records available to Company. Company recommends that each party review the statutory guidelines and Public Records and obtain advice from an attorney if concerned about meeting the statutory requirements.

     The information above is derived from the Assessment Roll as of the PDR Date. Such information will NOT appear on the Assessment Roll if a district or assessment (a) is in the process of being formed as of the PDR Date, (b) has been stripped from the Assessment Roll as of the PDR Date due to delinquency, or (c) has been stripped from or zeroed out from the Assessment Roll as of the PDR Date as a result of judicial foreclosure1, or an exemption granted to the current property owner. For more information, please review a current preliminary title report or title commitment for the Property for possible additional assessment information that has been recorded in the official records of the county where the Property is located. Buyer should ask the Seller if he/she has received any notices of intent or has any information regarding the formation of assessment districts or other assessments which may affect the property.

1 As used herein, the term “foreclosure” refers to foreclosure due to delinquent assessment liens or delinquent ad valorem property taxes.

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

STATUTORY DISCLOSURE OBLIGATIONS

     California Civil Code §I 102.6(b) requires that a seller make a good faith effort to obtain a disclosure notice (“Notice of Special Tax”) concerning any special tax from the applicable local agency and to deliver such Notice to the buyer. To promote compliance, California Government Code §53340.2 and §53754 set forth a statutory form for this Notice and provide that the legislative body levying the special tax shall designate an office, department, or bureau of the local agency which shall set procedures to promptly respond to inquiries regarding current and future estimated tax liability. This Notice shall be furnished to an individual or an owner of property subject to a special tax levied by the local agency within five (5) working days of receiving a request for such Notice. The local agency may charge a reasonable fee for this service not to exceed ten dollars ($10.00). After a seller receives said Notice from the agency, said Notice must be provided to the buyer. THE COMPANY DOES NOT OBTAIN SUCH NOTICE AS A PART OF THIS PDR.

MELLO-ROOS C.F.D. ACT OF 1982 & THE IMPROVEMENT BOND ACT OF 1915

     California Civil Code § 1102.6(b) requires a Seller of real property to make a good faith effort to obtain and to deliver to the Buyer a “Notice of Special Tax” from each local agency which levies a special tax pursuant to:

     The Mello-Roos Community Facilities Act of 1982 authorizes the establishment of Mello-Roos Community Facilities District(s) (“CFD”), a special taxing authority allowing certain local governmental entities to finance certain designated public services and capital facilities including, but not limited to, police and fire protection services, ambulance and paramedic services, elementary and secondary schools, libraries, cultural facilities, and museums. This special tax is a lien on the property. For more details, please consult California Government Code §53311 et seq.

     The Improvement Bond Act of 1915 authorizes the legislative body of any city to issue special bonds to pay the cost of any work or improvement in any of the streets, avenues, lanes, alleys, courts, places, or public ways of the city, or in, over, or through any property or rights-of-way owned by the city authorized by the Improvement Act of 1911 (Division 7 (commencing with §5000)), or by the Municipal Improvement Act of 1913 (Division 12 (commencing with §10000)), or to pay the cost of any other work or improvement charged and assessed upon real property pursuant to any other law. For more details, please consult California Streets and Highways Code §8500 et seq.

B-2. Former Ordnance Locations (California Civil Code §1102.15)

As of the PDR Date, are there any Former Ordnance Locations within one (1) mile Radius of the Property according to the Public Record specified below?

X	NO, the Property IS NOT located within a one (1) mile Radius of a Former Ordnance Location according to the Public Record.

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

YES, the Property IS located within a one (1) mile Radius of Former Ordnance Location according to the Public Record as follows:

Public Record: “DERP-FUDS Projects in California” Reports, Project Information Retrieval System, United States Army Corps of Engineers (“USACE”) (http://pirs.mvr.usace.army.mil/) supplemented by “OE Project Fact Sheets - California,” USACE Engineering and Support Center, Huntsville, AL (www.hnd.usace.army.mil/oew/factsbts/states/cafact)

SCHEDULE B-2 DEFINITIONS AND REPORTING STANDARDS

     This Schedule uses the following definitions in addition to those specified in Section 1 of the “Terms, Conditions and Limitations on Liability”:

TERM	DEFINITION
Boundary - Approximate	The boundary of the specified Former Ordnance Location is an approximation only. Location map(s) and legal description(s) in the Public Record is not of adequate scale or clarity to define a distinct geographic boundary.

Boundary - Defined	The boundary of the specified Former Ordnance Location set forth in the location map(s) or legal description(s) in the Public Record is of adequate scale or clarity to define a distinct geographic boundary.

Former Ordnance Locations	Former state or federal ordnance locations which have been identified by an agency or instrumentality of the federal or state government as an area once used for military training purposes which may contain potentially explosive munitions.

Radius	A distance of one (1) mile in any direction using the Property as the origin. NOTE: The Property is mapped as a geocoded point based on information provided to the Company. Former Ordnance Locations are mapped as polygons as represented in size, shape, and position in the Public Record. The Boundary of a Former Ordnance Locations is factored into the calculation of the Radius; however, the physical boundary of the Property is not.

     This Schedule uses the following Reporting Standards in addition to those specified in Section 6 of the “Terms, Conditions and Limitations on Liability”:

•	The following information is NOT disclosed in this Schedule:

o	Former Ordnance Locations listed in inventories of other states or located in other states.

o	Properties currently operated or managed by the Department of Defense (including Base Realignment and Closure projects, unless specifically identified as eligible for investigation within the Public Record).

•	If the Public Record has identified potential or confirmed ordnance presence on any portion of a Former Ordnance Location, the entire site is so designated for purpose of disclosure in this Schedule.

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

•	Former Ordnance Locations consisting of multiple geographic locations are treated as a single site in this Schedule.

•	Former Ordnance Locations only include locations which were previously utilized for military training purposes; however, the Public Record includes sites used for other purposes.

•	Privately operated sites such as gun ranges are not included in this Schedule.

STATUTORY DISCLOSURE OBLIGATIONS AND DATA SOURCE

     California Civil Code §1102.15 requires the seller of residential real property who has actual knowledge of any Former Ordnance Locations within the “neighborhood area” (which is defined as being within one (1) mile of the residential real property) to give written notice of that knowledge to buyer as soon as practicable before transfer of title.

     The Formerly Utilized Defense Sites program was established to coordinate environmental cleanup of properties formerly controlled by the Department of Defense. In 1985, USACE assumed program management responsibilities. One of the goals of risk assessment is to detect the potential or confirmed presence of unexploded ordnance. At least a portion of project sites identified in the Public Record have been determined to have potential and/or confirmed ordnance presence subject to this risk assessment. Some of these project sites may be subject to further investigative and clean-up action. For more information about a particular project, please contact the Los Angeles or Sacramento office of the United States Army Corps of Engineers.

B-3. Airport Locations (California Civil Code §1102.17)

As of the PDR Date, are there any Airports identified in the specified Public Record located within a five (5) mile Radius of the Property?

X	NO, an Airport IS NOT located within a five (5) mile Radius of the Property.

YES, the following Airport(s) IS located within a five (5) mile Radius of the Property:

Public Record: “Sectional Aeronautical Charts” published by the United States Department of Transportation, Federal Aviation Administration, National Aeronautical Charting Office.

SCHEDULE B-3 DEFINITIONS AND REPORTING STANDARDS

     This Schedule uses the following definitions in addition to those specified in Section 1 of the “Perms, Conditions and Limitations on Liability”:

TERM	DEFINITION
Airport	Defined in the specified Public Record as (1) “Hard-surfaced runways 1500 ft. to 8069 ft. in length”; (2) “Hard surfaced runways greater than 8069 ft. in length or some multiple runways less than 8069 ft. in length”; or (3) “Open

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

TERM	DEFINITION
dot within hard-surfaced runway configuration indicates approximate VOR, VOR-DME, or VORTAC location.” The location of an Airport is based on a polygon, the position of which is based on the approximate location of that Airport’s runway(s), not upon the physical property boundary of that Airport.

Radius	A distance of five (5) miles in any direction using the Property as the origin. NOTE: The Property is mapped as a geocoded point based on information provided to the Company. Airports are mapped as polygons as represented in size, shape, and position in the Public Record. The physical property boundary of neither any Airport nor the Property is factored into the calculation of the Radius.

     This Schedule uses the following Reporting Standards in addition to those specified in Section 6 of the “Terms, Conditions and Limitations on Liability”:

•	The following information is NOT disclosed in this Schedule:

o	Airports located outside California.

o	Airports defined in the Public Record as “Other than hard-surfaced runways” (which may include dirt landing strips or roads).

o	Airports identified in the Public Record as “Abandoned - paved having landmark value, 3000 ft. or greater.”

o	Standard instrument departure routes, standard terminal arrival routes, or airways which may be located within the Radius.

STATUTORY DISCLOSURE REQUIREMENTS

     California Civil Code § 1102.17 requires the seller of residential real property who has “actual knowledge” that the property “is affected by or zoned to allow an industrial use described in §73la of the Code of Civil Procedure” to give written notice of that knowledge as soon as practicable before transfer of title. California Code of Civil Procedure §731(a) states:

“Whenever any city, city and county, or county shall have established zones or districts under authority of law wherein certain manufacturing or commercial or airport uses are expressly permitted, except in an action to abate a public nuisance brought in the name of the people of the State of California, no person or persons, firm or corporation shall be enjoined or restrained by the injunctive process from the reasonable and necessary operation in any such industrial or commercial zone or airport of any use expressly permitted therein, nor shall such use be deemed a nuisance without evidence of the employment of unnecessary and injurious methods of operation. Nothing in this act shall be deemed to apply to the regulation and working hours of canneries, fertilizing plants, refineries and other similar establishments whose operation produce offensive odors. “departments serving jurisdictions of 200,000 or more and many other local law enforcement authorities maintain for public access a data base of the locations of persons required to register pursuant to paragraph (1) of subdivision (a) of Section 290.4 of the Penal Code. The data base is updated on a quarterly basis and a source of information

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

about the presence of these individuals in any neighborhood. The Department of Justice also maintains a Sex Offender Identification Line through which inquiries about individuals may be made. This is a “900” telephone service. Callers must have specific information about individuals they are checking. Information regarding neighborhoods is not available through the “900” telephone service.

Additional Information: Megan’s Law does not require that the seller or seller’s agent to investigate or review the data base. However, this Notice does not exempt a seller or seller’s agent from complying with California Civil Code Sections 1102 and 2079 which require disclosure of any fact materially affecting the value and desirability of the Property.

     For more information regarding Megan’s Law, please visit the California Office of the Attorney General, Department of Justice website at: http://caag.state.ca.us/megan/index.htm.

INFORMATION ON NATURAL HAZARD DISCLOSURE

The following information is a summary of the most basic aspects of natural hazard disclosure requirements as set forth by the Residential Natural Hazard Disclosure Law. Please note that a property owner and his/her agent may still be subject to additional disclosures required by other State laws or county, city, or local ordinances.

Residential Natural Hazard Disclosure Law

     The Residential Natural Hazard Disclosure Law (California Civil Code §1103 et seq.) requires the location of residential real property (defined as property containing 1-4 family dwelling units) in relation to six (6) natural hazard zones/areas be disclosed to a “transferee” of such property. A “transferee” is anyone acquiring an interest in residential real property whether by sale, exchange, installment land contract, lease with option to purchase, option to purchase, or ground lease coupled with the improvements. Certain specific types of transactions set forth in Civil Code § 1103.1 are exempt, such as transfers ordered by a probate court, etc. Other than the excluded transactions, the specified disclosures are mandatory and can not be waived. Any such waiver is void as against public policy. The disclosures are to be made on the statutory form which is to be executed by the parties and agents.

     The Residential Natural Hazard Disclosure Law states that the required disclosures under this particular statute do not limit or abridge any obligation for disclosure created by any other provision of law or that may exist in order to avoid fraud, misrepresentation, or deceit in the transfer transaction and shall not change the duty of a real estate broker or salesperson pursuant to Civil Code §2079.

     Neither the transferor nor his/her agent is responsible for any error, inaccuracy, or omission of any information delivered pursuant to the law provided that such error, inaccuracy, or omission was not within their personal knowledge and was based on a report prepared by a licensed engineer, land surveyor, geologist, or expert in natural hazard discovery dealing with matters within the scope of the professional’s license or expertise. In the event that the information provided becomes inaccurate due to changes caused by governmental action, map

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

revisions, changed information, or other act of occurrence, the inaccuracy is not a violation of the Residential Natural Hazard Disclosure Law unless the transferor or agent has actual knowledge that the information has become inaccurate.

     Any person who fails to perform any duty prescribed by any provision of the Residential Natural Hazard Disclosure Law shall be liable in the amount of actual damages suffered by the transferee.

The Six Natural Hazard Zones/Areas

     California’s Residential Natural Hazard Disclosure Law requires the transferor (if acting alone) or the transferor’s agent to disclose to a prospective transferee if any portion of residential real property is located within any one of six designated natural hazard zones according to maps issued by the appropriate governmental agency:

Natural Hazard	Code Section (§) Defining the Zone/ Area

1. SPECIAL FLOOD HAZARD AREA	California Government Code §8589.3

2. AREA OF POTENTIAL FLOODING	California Government Code §8589.4/.5

3. VERY HIGH FIRE HAZARD SEVERITY ZONE	California Government Code §51178

4. WILDLAND -STATE RESPONSIBILITY AREA	California Public Resources Code §4125

5. EARTHQUAKE FAULT ZONE	California Public Resources Code §2622

6. SEISMIC HAZARD ZONE	California Public Resources Code §2696

     For more detailed information regarding these zones/areas, please see the section below entitled “The Six Natural Hazard Areas/Zones.”

Statutory Disclosure Form(s)

The Residential Natural Hazard Disclosure Law specifies the required disclosures are to be made pursuant to a specific form set forth in Civil Code §1103.2(a). This form is commonly referred to the “Natural Hazard Disclosure Statement.” This form is to be completed and executed by the property transferor, the transferee, and their respective agents. Another statutory form, “Local Option Real Estate Transfer Disclosure Statement,” should be completed and executed by the same parties with respect to certain disclosures if and when mandated by local ordinance.

For more information, copies of applicable statutes may be obtained at your local law library or on the Internet at http://www.leginfo.ca.gov/calaw.html.

THE SIX NATURAL HAZARD AREAS/ZONES

Special Flood Hazard Area (California Government Code §8589.3; 42 U.S.C. §4001 etseq.)

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

     Federal law requires the Federal Emergency Management Agency (“FEMA”) to compile Flood Insurance Rate Maps (“FIRM”) identifying areas of potential flooding from natural sources. Property located with a special flood hazard area (“SFHA”), designated as any Zone “A” or “V” on such maps, is subject to a one percent (1%) or greater chance of complete or partial flooding in any given year. FEMA defines this type of flood as the “base flood” which is more commonly known as a “100 year flood.” A 100 year flood has a 26% chance of occurring during any 30 year period.

•	Civil Code § 1103.2(c) states that a transferor or transferor’s agent MAY mark “No” on the SFHA component of the NHDS if FEMA has issued a Letter of Map Amendment (“LOMA”) confirming that the property is no longer within a SFHA, even if the FIRM has not yet been updated. Seller must attach a copy of the LOMA to the NHDS.

•	Civil Code § 1 103.2(d) states that a transferor or transferor’s agent MUST mark “Yes” on the SFHA component of the NHDS if FEMA has issued a Letter of Map Revision (“LOMR”) confirming that the property is within a SFHA and the location of the LOMR has been posted by appropriate local agencies, even if the FIRM has not yet been updated. Seller must attach a copy of the LOMR to the NHDS.

•	Federal law (42 United States Code 4001 et seq.) requires lienholders of structures determined to be within a SFHA have adequate flood insurance coverage in place from either (1) the National Flood Insurance Program (“NFIP”) which is administered by the Federal Insurance Administration (“FLA”), or (2) any licensed property/casualty insurance agent or any private insurance company that are writing flood insurance agreements with the FLA. In communities that participate in the NFIP, federally insured or regulated lenders require flood insurance for mortgages and other loans secured by structures located in a SFHA.

•	A parcel of property located outside a SFHA may still be subject to severe flooding. FEMA reports that 20% to 25% of all flood insurance claims come from owners of property located outside of a SFHA.

•	In both NFIP and non-participating communities, a lender has the discretion to require the purchase of flood insurance even if a property is not located within a SFHA.

•	For ways to protect a house from flooding, refer to FEMA Publication 312, “Homeowner’s Guide to Retrofitting.”

For more information, please contact FFMA or visit their official website at www.fema.Qov

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

Area of Potential Flooding (California Government Code §8589.4/.5)

     Local governmental agencies, utilities, and owners of a designated dam are required to prepare and submit inundation maps for review and approval by the California Office of Emergency Services (“OES”). These maps show areas of potential flooding in the event of sudden or total failure of any dam, failure of which would result in death or personal injury; however, these maps do not identify areas of potential flooding resulting from storms and other causes. The OES is required to review and approve maps that have been prepared and submitted to ensure that the maps meet all requirements before providing approved copies to appropriate public safety agencies of any local jurisdiction likely to be affected so that emergency procedures can be adopted for the evacuation and control of populated areas.

•	OES has yet to review and submit approved maps for numerous dams to local authorities.

•	Dam inundation maps depict a best estimate of water flow in the event of dam failure. Projected water flow is based on a scenario in which a full reservoir completely empties itself and does not account for run-off from other sources. These maps, most of which were created in the 1970’s, do not employ newer assumptions and map-making methods.

•	A property located outside an area of potential flooding may still be subject to severe flooding from other causes.

For more information, please contact the OES in Sacramento or visit their official website at
www.oes.ca.gov

Very High Fire Hazard Severity Zone (California Government Code §51178)

     Designated by the Director of the California Department of Forestry and Fire Protection (“CDFFP”), a Very High Fire Hazard Severity Zone (“VHFHS Zone”) is defined as real property not deemed to be a state responsibility pursuant to Public Resources Code §4125 et seq. Based on consistent statewide criteria and the severity of the fire hazard expected to prevail, VHFHS Zones are designated by fuel loading, slope, fire weather, and other factors. Designation allows identification and implementation of measures to retard the rate of spread and reduce the potential intensity of uncontrolled fires.

•	Government Code §51179 allows a “local agency” (defined as a city, county, city and county, or district responsible for fire protection within a VHFHS Zone), at its discretion, to make changes to the VHFHS Zone boundaries that may not be reflected on maps released by the CDFFP. For more information on this provision, please contact your local agency.

•	Any person who owns, leases, controls, operates, or maintains any occupied dwelling or occupied structure in, upon, or adjoining any land that is covered with flammable material and located within a VHFHS Zone has certain statutory duties of property maintenance. Please refer to Government Code §51182 et seq. for more information.

For more information, contact your local fire protection agency, the CDFFP, or visit the official CDFFP website at www.fire.ca.gov

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

Wildland - State Responsibility Area (California Public Resources Code §4125 et seq.)

     The State Board of Forestry classifies all lands within the State of California based on factors such as cover, beneficial use of water from watersheds, probable damage from erosion, and fire risks and hazards to determine those areas for which the financial responsibility of fire prevention and suppression is primarily the responsibility of the State. Fire prevention and suppression in all areas which are not within a Wildland - State Responsibility Area (“WSRA”) is primarily the responsibility of the local or federal agencies, as applicable.

For property located within a WSRA, a transferor must also disclose that:

1.	there may be substantial forest fire risks and hazards;

2.	except for property located within a county which has assumed responsibility for prevention and suppression of all fires (California Public Resources Code §4129), it is NOT the state’s responsibility to provide fire protection services to any building or structure located within wildlands unless the Department has entered into a cooperative agreement with a local agency (California Public Resources Code §4142); and

3.	the property owner is subject to the imposition of fire mitigation measures which may substantially impact and limit construction and remodeling of improvements and landscaping (California Public Resources Code §4291).

WSRAs include lands which are:

•	covered wholly or in part by forests or by trees producing or capable of producing forest products.

•	covered wholly or in part by timber, brush, undergrowth, or grass, whether of commercial value or not, which protect the soil from excessive erosion, retard runoff of water or accelerate water percolation, if such lands are sources of water which is available for irrigation or for domestic or industrial use.

•	in areas principally used or useful for range or forage purposes and are contiguous to the lands described above.

WSRAs do not include lands which are:

•	owned or controlled by the federal government or any agency of the federal government.

•	within the exterior boundaries of any city, except a city and county with a population of less than 25,000 if, at the time the city and county government is established, the county contains no municipal corporations.

•	located within the State but do not come within any of the classes specifically described as being included.

For more information, contact your local fire protection agency, contact the CDFFP, or visit the official CDFFP website at www.dre.ca.gov

Earthquake Fault Zone (California Public Resources Code §2622)

     The Alquist-Priolo Special Studies Zones Act of 1972, renamed the “Alquist-Priolo Earthquake Fault Zoning Act” in 1994 (“A-P Act”), regulates development and construction of buildings intended for human occupancy so as to mitigate hazards associated with surface fault

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

rupture and/or fault creep. State law requires the disclosure of only active faults known to date and delineated on Earthquake Fault Zone (“EF Zone”) (also know as “Special Study Zone”) maps approved by the State Geologist. “Active” faults are classified by the State Mining and Geology Board as those having surface displacement within about the last 11,000 years. EF Zones vary in size, but average one-quarter mile in width (i.e., the “typical” zone boundaries are set back approximately 660 feet on either side of the fault trace)

•	California Public Resources Code §2624 allows cities and counties to establish policies and criteria stricter than those set by the State respecting, but not limited to, permitting, development, and mapping of EF Zones.

•	A property that lies partially or entirely within a designated EF Zone may be subject to requirements for site-specific geologic studies and mitigation before any new or additional construction may take place. If an active fault is found on a property, structures generally will not be allowed to be constructed within 50 feet of the fault trace.

•	Information on EF Zone maps is not a sufficient substitute for geologic and geotechnical site investigations.

•	The A-P Act applies to new or renewed construction and development projects, including all divisions of land as well as most structures intended for human occupancy. Certain types of structures and developments are excluded, and exemptions may be granted, but such an exclusion or exemption does not excuse or limit disclosure obligations.

For more information, contact the California Department of Conservation, California
Geological Survey in Sacramento, San Francisco, or Los Angeles, or visit their official website at www.consrv.ca.gov

Seismic Hazard Zone (California Public Resources Code §2696)

     The Seismic Hazards Mapping Act (SHM Act”) requires the State Geologist to map areas subject to seismic hazards such as strong ground shaking, liquefaction, landslides, or other ground failure or other seismic hazards caused by earthquakes. The location and severity of seismic hazards resulting from earthquakes are based on technical evidence subject to debate among specialists. An earthquake capable of causing liquefaction or triggering a landslide may not uniformly affect all areas within a Seismic Hazard Zone (“SH Zone”).

•	California Public Resources Code §2698 allows cities and counties to establish policies and criteria stricter than those set by the State respecting, but not limited to, permitting, development, and mapping of SH Zones.

•	A property that lies partially or entirely within a designated SH Zone may be subject to requirements for site-specific geologic studies and mitigation before any new or additional construction may take place.

•	Information on SH Zone maps is not a sufficient substitute for geologic and geotechnical site investigations.

•	Although property within a SH Zone should not be automatically excluded from development, a SH Zone is an area where the potential for damage from seismic hazards is great enough to make it prudent to conduct geologic investigations to identify and mitigate hazards prior to development.

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

For more information, contact the California Department of Conservation, California Geological Survey in Sacramento, San Francisco, or Los Angeles, or visit their official website at www.consrv.ca.gov

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

TERMS, CONDITIONS, AND LIMITATIONS ON LIABILITY

SECTION 1. Definition of Terms

TERM	DEFINITION
Buyer	The party acquiring the interest in the Property directly from the Seller as a result of the Transaction (“Original Buyer”). The term “Buyer” shall also be deemed to include, as applicable, (a) anyone who receives the Property as a result of the death of the Original Buyer by operation of law, and (b) the trustee or successor trustee of a trust in which the Original Buyer is the trustor/settlor to whom the Property is transferred by the Original Buyer after the Effective Date.

Company	The Company as specified (with its address) on the Information Page of this PDR.

Damages Limit	The limitation on liability under this PDR as defined in Section 7 (“Limitation on Damages”) below.

Effective Date	The date on which the Transaction is consummated.

Information Page	The first page of this PDR which (a) identifies the Company; the PDR Date; and the Property; and (b) contains the name and address of who received this PDR.

PDR	This Property Disclosure Report (“PDR”) which consists of (a) Information Page, (b) Schedule A (“Natural Hazard Disclosure Summary”), (c) Schedule B (“Summary of Additional Disclosures”), (d) “Information on Natural Hazard Disclosures,” and (e) these “Terms, Conditions, and Limitations “on Liability.

PDR Date	The date specified on the Information Page as of which the information in the PDR Summaries was obtained from the Public Records.

PDR Summaries	Schedule A (“Natural Hazard Disclosure Summary”) and Schedule B (“Summary of Additional Disclosures”), both of which contain information about the specified Risk Elements for the Property as disclosed by the Public Records as of the PDR Date in compliance with the Reporting Standards.

Property	The real property identified on the Information Page provided either (i) a residential structure consisting of not more than four dwelling units is located on such real property, or (ii) the real property is zoned as of the PDR Date for residential use for not more than four dwelling units. The term “Property” does not include any interests beyond the lines described or referred to on the Information Page, nor any right, title, interest, estate or easement in abutting streets, alleys, or other rights of way, or water, watercourses, or waterways. The term “Property” may consist of more than one legal parcel if (1) each individual parcel is assigned an assessor’s parcel number that is identified on the Information Page or on an addendum to this PDR; (2) parcels are contiguous; and (3) parcels are transferred between the same Buyer and same Seller in the same Transaction.

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

TERM	DEFINITION
Public Record(s)	The records, data, or maps specified by the applicable governmental agency and which are publicly available as of the PDR Date and specified in the PDR Summaries.

Recipient	The Seller, Buyer, and each of their respective licensed real estate agents and brokers involved in the Transaction. This term does not include any third party.

Reporting Standards	The standards set forth in Section 6 below which are used for the reporting of the Risk Elements for the Property.

Residential Natural Hazard Disclosure Law	California Civil Code § 1 103 et seq.

Risk Element	Each specified risk element disclosed by the Public Records identified in the PDR Summaries which was reported in accordance with the Reporting Standards.

Seller	The owner of the Property interest involved in the Transaction on the PDR Date.

Transaction	The transaction between the Seller and the Buyer whereby on the Effective Date the Buyer acquires an interest in the Property as a result of the sale, exchange, installment land contract, lease with option to purchase, option to purchase, or ground lease coupled with the improvements.

SECTION 2. PDR Assurances and When the PDR is Effective.

     As of the PDR Date, this PDR accurately discloses the Risk Elements in the PDR Summaries for the Property in compliance with the Reporting Standards. This PDR shall be effective as of the Effective Date provided that (1) the fee for this PDR has been paid to the Company, and (2) the Transaction was consummated within three (3) months of the PDR Date.

SECTION 3. This PDR is NOT an Insurance Policy.

     This PDR is NOT AN INSURANCE POLICY. THIS PDR IS NOT A SUBSTITUTE FOR THE BUYER OBTAINING PROPERTY & CASUALTY INSURANCE POLICIES which will provide coverage against losses incurred as a result of earthquakes, fires, flooding, environmental hazards, or any other kind of risks associated with the Property. If Recipient wishes to obtain insurance for physical risks to the Property, various forms of coverage are available from private and public sources, such as fire or environmental insurance through private insurance carriers, flood insurance through the National Flood Insurance Program, and earthquake insurance through the California Earthquake Authority.

SECTION 4. No Third-Party Reliance.

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

     This PDR may be relied upon only by the Recipient within the limitations specified herein. This PDR may not be relied upon by any person or entity other than Recipient without the express written consent of the Company. Recipient shall not take any action that may induce a third party to rely on the information in this PDR.

SECTION 5. Other Information Within the Knowledge of the Company.

     The recipient recognizes that while it is possible the Company may have knowledge of other facts concerning the Property, the Company is under no duty or responsibility to disclose such information to the Recipient.

SECTION 6. PDR REPORTING STANDARDS.

6.1	This PDR is a Public Records Disclosure Report ONLY.

     This PDR is a Public Records disclosure report designed to assist the Seller of the Property and the Sellers’ agent to comply with those disclosure requirements as specified in the Residential Natural Hazard Disclosure Law and other specified laws. This PDR (a) may not satisfy disclosure obligations under other laws applicable to the transfer of the Property, and (b) does not disclose the specific or actual condition or character of the Property.

6.2	This PDR is NOT Based Upon an Inspection of the Property.

     This PDR is NOT based upon an inspection of the Property and should not be used as a substitute for (1) appropriate inspection(s) conducted by a qualified professional, (2) geologic, geotechnical, or other reports required by governmental agencies, or (3) any other inspections or reports required by applicable laws in connection with the transfer of residential real property.

6.3	Maps Are NOT a Part of this PDR.

     Maps that may be attached to this PDR are provided as an accommodation only and are NOT a part of this PDR. The locations of zones, areas, districts, the Property, and other information depicted on any maps, are APPROXIMATIONS ONLY. Recipient should rely only upon the reporting of the Risk Elements for the Property as set forth in the PDR Summaries.

6.4	Public Records Used as the Basis for this PDR-and Disclosure as to the Property.

     This PDR was prepared based upon a review of ONLY those Public Records specifically cited in the PDR Summaries. The Company makes no representation or warranty regarding the accuracy, completeness, validity, reliability, integrity, or accessibility of any Public Records used to prepare this PDR, nor does the Company assume any responsibility for any other information provided or not provided by the Seller, third parties or the Public Records.

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

6.5	The Public Records MAY Change After the PDR Date.

     From time to time the Public Records released and made publicly available by appropriate authorities are modified and, therefore, information regarding the location of the Property with respect to the Risk Element may change. The Company has no obligation to advise Recipient(s) of a change in the Public Records or to update the information in this PDR after the PDR Date. The Residential Natural Hazard Disclosure Law states that a transferor or transferor’s agent acting in compliance with California Civil Code § 1103.2 is not required to notify to a transferee if the information provided subsequently becomes inaccurate as a result of governmental action, map revision, changed information, or other act of occurrence, unless the transferor or agent has actual knowledge of the inaccuracy.

6.6	NATURAL HAZARD DISCLOSURES.

A.	“Property-Specific” versus “Structure-Specific” Reporting Standard.

     California’s Residential Natural Hazard Disclosure Law is “property-specific.” Therefore, if any portion of the Property is located within a specified natural hazard zone/area, then the entire Property is regarded as being located in that zone/area. This is different from the “structure-specific” standard for flood zone determinations under the National Flood Insurance Program which only identifies if the structure or mobile home on the Property is located within a special flood hazard area.

B.	Reporting of Risk Elements for Condominium Projects, Planned Unit Developments, and Other Properties with Common or Undivided Interests.

     Because California’s Residential Natural Hazard Disclosure Law requires disclosure if any portion of the Property is located within a specified natural hazard area/zone, “Yes” must be marked on the natural hazard disclosure statement if any portion of such a condominium project, planned unit development, or common area is located within a specified hazard area/zone, even if the primary lot comprising the Property is not directly affected by or located within the same hazard area/zone.

C.	Reporting of Risk Elements for Multiple, Parcel Transactions.

     A PDR may be issued for a Property with multiple legal parcels so long as all parcels (1) are assigned a valid assessor’s parcel number that is identified on the Information Page or on an addendum to this PDR; (2) are contiguous; and (3) are transferred between the same Buyer and same Seller in the same Transaction. Therefore, if one or more of said parcels constituting the Property is located within a specified Risk Element, then all parcels identified shall be considered to be affected by this Risk Element.

D.	Location of a Property Relative to a Specified Natural-Hazard Zone.

     The fact that the Property is located outside of a natural hazard area/zone according to the Public Records does not necessarily mean that the Property may not be subject to the effects of

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

that natural hazard. Regardless of the Property’s location with respect to a given natural hazard area/zone, the potential risk associated with such a natural hazard should be assessed and appropriate measures should be considered to minimize the impact of that natural hazard on the Property.

E.	Specific Reporting Practices regarding the Risk Element Information.

A. Special Flood Hazard Area (California Government Code §8589.3)
Federal law established the Federal Emergency Management Agency (“FEMA”) to compile Flood Insurance Rate Maps (“FIRM”) identifying areas of potential flooding from natural sources. FTRMs specify certain “zones” and are commonly used to determine requirements for flood insurance. Any type of zone “A” or “V” is classified by FEMA as a special flood hazard area (“SFHA”). Federal law mandates flood insurance if any part of the structure is located within a SFHA. However, the Residential Natural Hazard Disclosure Law mandates disclosure if any portion of the residential property is located within a SFHA. Therefore, even though a property may not be deemed to be located within a SFHA for federal flood insurance purposes, it may be within a SFHA for disclosure purposes under the Residential Natural Hazard Disclosure Law.

If the Property has been (a) excluded from the applicable FIRM due to a Letter of Map Revision (“LOMR”); or (b) included in the applicable FIRM due to a Letter of Map Amendment (“LOMA”), and the LOMR or LOMA has been provided to the Company, then this PDR will indicate the appropriate answer on Schedule A (“Natural Hazard Disclosure Summary”). Please note: The Company does not attach the LOMR or the LOMA to the statutory form. A copy of the LOMR or LOMA must be attached to the statutory disclosure form by the Seller or the Buyer must request that it be provided by the Seller.

B. Area of Potential Flooding (California Government Code §8589.5)
The California Office of Emergency Services (“OES”) provides the official maps with respect to areas of potential flooding under California Government Code §8589.4 but has yet to review and submit approved maps for numerous dams. Please note: (1) although dams may exist, if maps regarding a specific dam are not a part of the OES information, then this PDR may not reference all dams within an area of potential inundation for the Property; (2) if a map in the OES records shows areas of potential flooding, whether or not the map has been formally marked “approved” by the OES, the area is reported in this PDR as being within a potential flood area; and (3) although federal dams are not subject to state laws, the federal authorities have voluntarily provided maps or information for some dams and to the extent such information is part of the OES official records, the information on those dams is reported in this PDR.

C. Earthquake Fault Zone (California Public Resources Code §2622)
California’s Residential Natural Hazard Disclosure Law requires the disclosure of only those faults known to date that are classified as “active” by the State Geologist and delineated on Earthquake Fault Zone or Special Study Zone maps issued by the California Department of Conservation, California Geological Survey (“CGS,” formerly known as “Division of Mines and Geology”). However, such maps have only been created and approved for a portion of California. Therefore, if there is no official map for the area of the Property, the Earthquake

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

Fault Zone element of the Schedule A (“Natural Hazard Disclosure Summary”) will be marked “No.”

D. Seismic Hazard Zone (California Public Resources Code §2696)
California’s Residential Natural Hazard Disclosure Law also requires the disclosure of seismic hazard zones identified on official seismic hazard zone maps issued by the CGS as compiled by the State Geologist in compliance with California Public Resources Code §2696. These maps identify areas of potential liquefaction and areas of potential earthquake-induced landslides. Please note: (1) because official seismic hazard zone maps are currently available only for selected portions of the Bay Area and Southern California, the Seismic Hazard Zone element of the Schedule A (“Natural Hazard Disclosure Summary”) will be marked “Maps Not Available” for the Property if it is located in an area for which there is no official map; and (2) currently available official maps that include coastal communities do not identify potential areas of tsunami or seiche.

6.7	Additional Disclosures.

     Any additional disclosures contained in the Schedule B are subject to the Reporting Standards set forth in Schedule B with that specific disclosure.

SECTION 7. Limitation on Damages - PLEASE READ CAREFULLY.

     Recipient recognizes that the fee charged for this PDR is not of a magnitude or in the nature of an insurance premium and does not cover the potential liability associated with any such risks. Therefore, as part of the consideration for this PDR, each Recipient understands and agrees to the following damage limitations (“Damages Limit”):

(a) the Company’s liability to the Recipient shall only be for losses and damages suffered by that Recipient which are a direct result of any material error or omission contained in this PDR and shall be limited to the LESSER OF: (1) actual provable damages measured by diminution in the fair market value or fair rental value of the Property as of the Effective Date suffered by the Recipient as a result of such error, or (2) the fair market value or fair rental value of the Property as of Effective Date as established by the Transaction; and

(b) the Company shall not be liable for indirect, special, consequential, multiple, exemplary, or punitive damages (including but not limited to, personal injury, property damage, etc.) or other type of damage not listed and described in subparagraph (a) of this provision.

The Damages Limit shall apply to any and all claims, actions, or proceedings by Recipient(s) regardless of whether (i) this PDR contains multiple errors or omissions, (ii) the Property identified in this PDR consists of more than one parcel, and/or (iii) there is more than one Recipient. In no event shall the Company be liable for more than the Damages Limit on a cumulative basis for any and all claims made by any or all Recipients under this PDR. Each Recipient acknowledges that the Company shall have no responsibility or liability to the Recipient for any matters known to the Recipient (including errors in this PDR) and not disclosed to all other Recipients and the Company in writing prior to the Effective Date.

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

The Company’s obligations under this PDR shall not be affected or reduced as to the Recipient who has no knowledge of any such information which is not disclosed by another Recipient. The Company shall also not be liable for loss or damages (a) incurred by reason of the delay Recipient to file a claim to the extent that such delay prejudices the right of the Company or increases the amount of damages; and (b) voluntarily assumed by the Recipient in settling any claim or suit without the prior written consent of the Company. The Company shall be subrogated to any and all rights that the Recipient may have against any other person or entity (including any other Recipient) and such Recipient shall be obligated to cooperate with the Company in pursuing such rights.

SECTION 8. No Duty to Defend Recipient.

     In the event of any omission or inaccuracy in this PDR, the Company shall have NO DUTY TO DEFEND RECIPIENT or pay any costs or expenses incurred by a Recipient in defense of a claim by reason of any omission or inaccuracy in this PDR. Each Recipient acknowledges that Company has no obligation to defend Recipient based upon California Civil Code §2778 or any other law. The Company shall not be responsible or otherwise liable for any attorneys’ fees, expenses, and costs incurred in connection with any lawsuit, action, or proceeding based upon this PDR or a Recipient’s failure to comply with any state or federal disclosure requirements.

SECTION 9. Claims and Notices to the Company.

     All claims and notices shall be sent by Recipient as soon as practicable to the Company, Attn.: Legal Department. All claims must be initiated in a timely and efficient manner but, in no event, more than six (6) months after the discovery by the Recipient of the alleged error, claim, breach, or omission. Failure to make such claim within this period constitutes an absolute bar to the institution of any proceeding, claim, or action against the Company.

SECTION 10. Arbitration.

     Unless prohibited by applicable law, either the Company or the Recipient may require the other party to submit to binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Recipient arising out of or relating to this PDR or arising from any service of the Company performed in connection with its issuance of this PDR. Arbitration shall be governed by the commercial arbitration rules in effect on the date the demand for arbitration is made and the parties shall be entitled to discovery as permitted by applicable law. Arbitration shall be binding. In no event shall the arbitration award (a) exceed the Damages Limit (defined in Section 7 above), or (b) include attorneys’ fees. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. California law shall apply to an arbitration under this PDR. Under no circumstances shall the parties’ arbitration rights constitute a waiver of, or diminish in any way, the Damages Limit

END OF “TERMS, CONDITIONS, AND LIMITATIONS ON LIABILITY.”
END OF PDR.

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

NATURAL HAZARD DISCLOSURE STATEMENT

This statement applies to the following property:

Property Address:	SEE ADDENDUM, BREA CA 92821
APN Number:	SEE ADDENDUM

The transferor and his or her agent(s) disclose the following information with the knowledge that even though this is not a warranty, prospective transferees may rely on this information in deciding whether and on what terms to purchase the subject property. Transferor hereby authorizes any agent(s) representing any principal(s) in this action to provide a copy of this statement to any person or entity in connection with any actual or anticipated sale of the property. The following are representations made by the transferor and his or her agent(s) based on their knowledge and maps drawn by the state and federal governments. This information is a disclosure and is not intended to be part of any contract between the transferee and the transferor. THIS REAL PROPERTY LIES WITHIN THE FOLLOWING HAZARDOUS AREA(S):

A SPECIAL FLOOD HAZARD AREA (Any type Zone “A” or “V”) designated by the Federal Emergency Management Agency.

Yes____ No   X   Do not know and information not available from local jurisdiction

AN AREA OF POTENTIAL FLOODING shown on a dam failure inundation map pursuant to Section 8589.5 of the Government Code.

Yes____ No   X   Do not know and information not available from local jurisdiction

A VERY HIGH FIRE HAZARD SEVERITY ZONE pursuant to Section 51178 or 51179 of the Government Code. The owner of this property is subject to the maintenance requirements of Section 51182 of the Government Code.

Yes____ No   X

A WILDLAND AREA THAT MAY CONTAIN SUBSTANTIAL FOREST FIRE RISKS AND HAZARDS pursuant to Section 4125 of the Public Resources Code. The owner of this property is subject to the maintenance requirements of Section 4291 of the Public Resources Code. Additionally, it is not the state’s responsibility to provide fire protection services to any building or structure located within the wildlands unless the Department of Forestry and Fire Protection has entered into a cooperative agreement with a local agency for those purposes pursuant to Section 4142 of the Public Resources Code.

Yes____ No   X

AN EARTHQUAKE FAULT ZONE pursuant to Section 2622 of the Public Resources Code.

Yes____ No   X

Exhibit J

Property Address: SEE ADDENDUM BREA CA 92821

A SEISMIC HAZARD ZONE pursuant to Section 2696 of the Public Resources Code.

Yes   X   (Landslide Zone) Yes   X   (Liquefaction Zone)

No____ Maps not yet released by state ______________

THESE HAZARDS MAY LIMIT YOUR ABILITY TO DEVELOP THE REAL PROPERTY, TO OBTAIN INSURANCE, OR TO RECEIVE ASSISTANCE AFTER A DISASTER. THE MAPS ON WHICH THESE DISCLOSURES ARE BASED ESTIMATE WHERE NATURAL HAZARDS EXIST. THEY ARE NOT DEFINITIVE INDICATORS OF WHETHER OR NOT A PROPERTY WILL BE AFFECTED BY A NATURAL DISASTER. TRANSFEREE(S) AND TRANSFERORS(S) MAY WISH TO OBTAIN PROFESSIONAL ADVICE REGARDING THOSE HAZARDS AND OTHER HAZARDS THAT MAY AFFECT THE PROPERTY.

“The representations made in this Natural Hazard Disclosure Statement and the report are based upon information provided by a third party report as a substituted disclosure pursuant to California’s Civil Code Section 1103.4. Neither the transferor nor the transferor’s agent has (1) independently verified the information contained in this form and report, or (2) is personally aware of any inaccuracies in the information contained on the form.”

Transferor represents that the information herein is true and correct to the best of the transferor’s knowledge as of the date signed by the transferor.

Signature of Transferor	Date

Agent represents that the information herein is true and correct to the best of the agent’s knowledge as of the date signed by the agent. Agent hereby represents that he or she has received a copy of the Property Disclosure Report (PDR No. 02PDS 1669/Control No. 318379) issued by the Company.

Signature of Agent	Date

Signature of Agent	Date

Transferee represents that he or she has read and understands this document and has received a copy of the Property Disclosure Report (PDR No. 02PDS 1669/Control No. 318379) issued by the Company.

Signature of Transferee	Date

Based on Public Record data as of the PDR Date:	Monday, July 29, 2002
Escrow No:	2252674

Exhibit J

Revised 11/26/03

AGREEMENT

EXHIBIT “K”

PAYMENT AND PERFORMANCE AGREEMENT

(OPTION A)

DESCRIPTION		PAGE NO.
ATTACHMENT “1”	LEGAL DESCRIPTION OF LAND
ATTACHMENT “2”	SHEA PAPA TRUST DEED
ATTACHMENT “3”	TH680 PAPA TRUST DEED
ATTACHMENT “4”	MINERAL PAPA

 i

PAYMENT AND PERFORMANCE AGREEMENT

          This Payment and Performance Agreement (“PAPA”) is made this        day of            , 2003, by and between NUEVO ENERGY COMPANY, a Delaware corporation (“Nuevo”) and TONNER HILLS SSP, LLC, a Delaware limited liability company, and TONNER HILLS 680 LLC, A Delaware limited liability company (collectively, “Developer”). Nuevo and Developer are hereinafter individually or collectively referred to as a “Party” or the “Parties.”

PREAMBLE:

     A. Concurrently herewith, Developer has acquired from Nuevo that certain real property located in Orange County, California, more particularly described on Attachment “1” which is appended hereto and incorporated herein by this reference (“Property,” “Parcel” or “Land”).

     B. In accordance with the Purchase and Sale Agreement, of even date herewith, pursuant to which Developer acquired the Land (“Agreement” or “PSA”), the Parties are setting forth herein certain (i) obligations of Nuevo and Developer regarding the Programs (defined below in Section 2) and (ii) provisions for payments Developer is obligated to make to Nuevo.

     C. As described herein, Nuevo assumes certain specified obligations with respect to each of the Programs, and Developer expressly assumes other specific obligations as well as all obligations with respect to the Programs not specified as Nuevo’s responsibility.

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          NOW, THEREFORE, in consideration of the PREAMBLE, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including without limitation the conveyance of the Land to Developer by Nuevo, the Parties hereby covenant and agree as follows:

          1. Definitions. Unless otherwise expressly provided herein, the following words and phrases when used in this PAPA shall have the following meanings; all terms not specifically defined herein shall have the meaning prescribed for them in the Agreement or elsewhere in the Development Documents.

               1.1 Agreement. “Agreement” or “PSA” shall mean that certain agreement described in Paragraph “B” of the Preamble to this PAPA.

               1.2 BlackSand PSA. “BlackSand PSA” shall mean that certain Purchase and Sale Agreement between Nuevo and BlackSand dated February 28, 2003 (“BlackSand PSA”). Developer acknowledges that it has a copy of the BlackSand PSA together with all exhibits thereto. The terms “Property Minerals” and “Property Interests” as used in this PAPA are defined in the BlackSand PSA.

               1.3 Development Areas. “Development Areas” shall have the meaning prescribed in Section 1.1.10 of the Agreement.

               1.4 Development Documents. “Development Documents” shall have the meaning prescribed in Section 1.1.11 of the Agreement.

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               1.5 Development Reimbursement Monies. “Development Reimbursement Monies” shall have the meaning prescribed in Section 1.1.12 of the PSA.

               1.6 CDOGGR. CDOGGR shall mean the California Department of Conservation, Division of Oil, Gas and Geothermal Resources.

               1.7 Lessee. “Lessee” shall mean Aera Energy LLC as the Lessee of the Minerals described in that certain Oil and Gas Lease, as amended, dated February 26, 1901, and recorded in Book 2, Page 128 of the Official Records of Orange County, California.

               1.8 PAPA Trust Deed. “PAPA Trust Deed” or “PAPA TD” shall mean collectively that certain deed of trust securing this PAPA and other obligations specified therein in the form of Attachment “2” (individually, the “Shea PAPA Trust Deed”) and Attachment “3” (individually, the “TH680 Trust Deed”) which are appended hereto and incorporated herein by this reference. The PAPA Trust Deed shall be recorded as described in the Escrow Instructions.

               1.9 Parcel. “Parcel,” “Property” or “Land” shall have that meaning set out in Section 1.1.32 of the Agreement.

               1.10 Park. “Park” shall mean that portion of the Development Areas designated as Wildcatter Park insofar as Wildcatter Park overlays that certain Oil and Gas Lease

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described in Section 1.6, as more specifically depicted on the Level A Final Map for the Tonner Hills Project.

               1.11 Programs. “Programs” shall refer collectively to the Aera Program, the Permit Program and the Hover Program, each of which shall have the meaning set forth in Section 2 of this PAPA.

               1.12 Unavoidable Delay. “Unavoidable Delay” shall mean any prevention, delay or stoppage in the completion of a Party’s work as defined herein caused by fire, explosion, unavailability or breakdown of machinery or equipment or by acts of God, war, riot, civil insurrection, terrorism, labor disputes, inability to obtain labor or materials or reasonable substitutes therefore, any order, regulation, request or recommendation of a Governmental Agency, other similar matters or causes beyond the reasonable control of the responsible party other than for the payment of money; provided however, that nothing in this Section shall excuse the performance of any act rendered difficult solely because of the financial condition of a Party.

          2. Programs.

                    2.1 Aera Program. Nuevo has entered into an Oil Accommodation and Surface Development Agreement with Aera Energy LLC (“Aera Agreement”), a copy of which has been provided to Developer, under which (a) certain wells within the Park shall be shut-in, plugged and abandoned in accordance with the requirements of CDOGGR, (b) certain other wells shall be temporarily shut-in and accommodated to those

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standards established for well accommodation within the Development Areas as more particularly described in the Mineral PAPA that is Exhibit I to the Mineral Agreement; (c) certain pipeline and facilities shall be relocated by Aera within a relocation corridor (“Relocation Corridor”) and other surface facilities shall be removed, and (d) other activities shall be performed, all as more particularly set out in the Aera Agreement. Such activities are collectively referred to as the “Aera Program.”

                    2.1.1 Responsibilities for Aera Program. Both Nuevo and Developer hereby assume and agree to perform certain obligations and responsibilities contained in the Aera Agreement or related to the Aera Program. A description of such obligations, associated notices and time schedules are more particularly set out in the Aera Agreement and herein. The following table designates the tasks which each party hereby assumes the responsibility for performance:

Responsible Party	Task Found At	Task Number	Task
Nuevo	Aera Sec 1.1	1	Notice to Aera to shut down specified wells.

Developer	Aera Sec 1.2	2	Notice to Aera to shut down Columbia #17 Well.

Nuevo	Aera Sec 1.5 & 1.6	3	Execution of instruments accepting responsibility for applicable wells and filing Quitclaim and Report of Well Transfer (“Transfer Documents”).

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Responsible Party	Task Found At	Task Number	Task
Nuevo	Aera Sec 1.7	4	Acceptance of responsibility and control from Aera of Task No. 1 Wells and equipment affected by the transfer, future costs, indemnification and release provisions, except as to Columbia #17 Well, until Final Acceptance hereunder.

Developer	Aera Sec 1.7	5	Same as Task 4 insofar as same applies to Columbia #17 Well.

Developer	PAPA Sec 2.1.10	6	With respect to Columbia #23, 59 and 69 Wells, Developer shall execute Transfer Documents accepting responsibility for the wells simultaneous with Nuevo’s execution of Transfer Documents. With respect to wells under Task 1 and Columbia #70 Well, Developer shall execute Transfer Documents upon Final Acceptance.

Nuevo as to all Wells except Columbia #17 Well	Aera Sec 1.8	7	No right to produce applicable transferred Wells. Plug and abandon Wells.

Developer as to Columbia #17 Well and all Wells after Final Acceptance	PAPA Sec 2.1.10 Aera 1.8	8	No right to produce transferred Wells. Plug and abandon Wells.

Nuevo	Aera Sec 2.1	9	Preparation and submittal to Aera of engineering plan and design specifications for Columbia #27 Well.

Nuevo	Aera Sec 2.2	10	Payment to Aera for its portion of estimated Columbia #27 Well costs.

Nuevo	Aera Sec 2.3	11	Except as provided under Task 12, perform accommodation work for Colombia #27 Well not performed by Aera.

Developer	Aera Sec 2.3	12	Compaction of access road, fencing, security and aesthetic screening for Columbia #27 Well.

Nuevo	Aera Sec 2.4	13	Responsibility for (i) Wellbore or conductor casing damage caused by Nuevo, and (ii) excess downtime of wells to be returned to production cause by Nuevo.

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Responsible Party	Task Found At	Task Number	Task
Developer	Aera Sec 2.4	14	Task 13 (ii)Developer liable for excess downtime caused by Developer.

Developer	Aera Sec 2.5	15	Additional operations costs required as a result of the Encumbrance Documents.

Nuevo	Aera Sec 3.1	16	$30,000 deposit payment to Aera. Review and comment on plans to relocate Major Utilities and Minor Utilities into Relocation Corridor.

Developer	Aera Sec 3.2	17	Grade Relocation Corridor to within two (2) feet of final grade and preparation required to receive Major Utilities.

Nuevo	Aera Sec 3.3	18	Notice to Aera to remove steam generators. Make payment of $30,000 to Aera.

Nuevo	Aera Sec 4.1 PAPA Sec 2.1.5	19	Remediate oil impacted soils under Task 7 & 11. Name Aera as an additional Insured as to any environmental policy as to Affected Area.

Developer	Aera Sec 4.1 PAPA Sec 2.1.5	20	All remediation other than Task 19 within Affected Area.

Developer	Aera Sec 4.1	21	Remediation necessary to plug Columbia #17 Well (if plugged pursuant to Aera Program). Name Aera as an Additionally Insured on any environmental policy Developer acquires as to Affected Area.

Developer	Aera Sec 4.2	22	Other than for Task 19 environmental remediation, additional assessments and work within Affected Area to be performed at no cost to Aera.

Developer	Aera Sec 4.4	23	Duties to Aera if additional grading is required outside of the Affected Area.

Nuevo	Aera Sec 5.1 and 5.2	24	Provide and pay for required security fencing, aprons and gates while plugging or accommodating wells that are Nuevo’s responsibility under Tasks numbered 7 and 11. Submit plans to Aera for review and comment relating to foregoing.

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Responsible Party	Task Found At	Task Number	Task
Developer	Aera Sec 5.1 and 5.2	25	Provide and pay for all fencing, gates, aprons and grades other than as required by Task Number 24. Submit plans to Aera for review and comment relating to foregoing.

Nuevo	Aera Sec 6	26	Enter into Utility Easement

Nuevo	Aera Sec 7	27	Amend existing licenses

Nuevo	Aera Sec 8	28	Enter into reciprocal grading licenses

               2.1.2 Party Performance. Nuevo shall undertake the performance of those tasks and activities specifically designated herein as Nuevo’s responsibility. Developer shall undertake all tasks and activities under the Aera Agreement and in this PAPA that are not expressly assumed by Nuevo.

                    2.1.3 Commencement of Aera Program. With regard to the Tasks that are Nuevo’s responsibility, upon thirty days prior written notice from Developer, Nuevo shall (i) provide notice to Aera (accompanied by deposit or payment if so required) to commence those tasks and activities which are Aera’s express responsibility under the Aera Agreement and which are not conditioned upon the occurrence of a specified event, (ii) provide notice to Aera (accompanied by deposit or payment if so required) to commence those tasks and activities upon the occurrence of specified events if Aera’s performance is contingent upon such occurrence, (iii) commence its performance of activities associated with those tasks that are Nuevo’s responsibility.

                    2.1.4 Removal of Surface Facilities and Subsurface Pipelines. After transfer of the wells to Nuevo from Aera, as set forth in Section 2.1.1 above, and prior to commencement of grading operations, each wellhead impacted by the grading will be surveyed

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and marked by Nuevo one (1) time only and Developer will inspect and approve the markings. After inspection and approval of the well markings, Developer will be responsible for grading around the well casings without damaging them. Upon approval of the well markings, Developer shall proceed with grading in a timely manner and be responsible to pay, and shall be solely liable for any and all damage to any wells caused by Developer’s grading operations.

                    2.1.5 Remediation Responsibilities. With respect to the Aera Program, Nuevo shall be responsible for remediation and clean-up of any crude oil impacted soil attributable to the wells to be abandoned within the Park. Developer shall be fully responsible for all other remediation and clean-up activity of any kind or character, including but not limited to funding, implementing and completing all environmental testing, assessment, remediation, monitoring, reporting or other requirements with respect to all other environmental (including Hazardous Materials as defined in the Agreement), crude oil or oil well production impacts.

                    2.1.6 On-Site Representative. Nuevo and Developer shall each have the right to have representatives on-site at the time wells are abandoned or accommodated, before the grading begins and during the grading operations on the Parcel to observe such operations. Developer agrees to give Nuevo fifteen (15) days notice prior to commencement of grading to allow each to arrange to have a representative on-site.

                    2.1.7 Well Abandonment and Accommodation. As part of the Aera Program, Nuevo will relocate below the surface of the grade the operating wellhead for Columbia #27 Well. Developer shall be responsible for and shall install screening devices and other improvements as if such well were accommodated in the Development Areas under the

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Mineral PAPA. In addition, at Nuevo’s cost, Nuevo shall plug and abandon Wells 42, 58, 64, 66, 70, 73 and 75 lying within the Park and Well 28 located outside of the Park, but within the area subject to the oil and gas lease under which Aera Energy LLC is Lessee. Such wells shall be abandoned to the same standards as those wells abandoned within the Development Areas.

                    2.1.8 Developer Grading. Developer shall perform grading operations in a manner consistent with its obligations in the Mineral PAPA including but not limited to compliance with permits and the Development Documents, preparing and designing plans consistent therewith, providing appropriate notices, assuming responsibility for all remediation activity not assumed by Nuevo, accommodation of unidentified wells and preparing and submitting all required reports. In addition, Developer shall be responsible for all costs and expenses that result from damages to wells or facilities or injury to persons or property caused by Developer’s grading operations.

                    2.1.9 Aera Scope of Work. Among other matters, Aera is responsible under the Aera Agreement for the preparation and development of certain engineering plans and the relocation and removal of certain facilities and equipment. To the extent that Nuevo has not assigned the Aera Agreement in its entirety to Developer and Developer incurs damages as a result of Aera’s failure to perform, Nuevo shall use good faith and commercially reasonable efforts to secure Aera’s timely performance, but shall not be liable to Developer for Aera’s failure to timely perform. At Developer’s request, Nuevo shall assign to Developer any rights it has under the Aera Agreement necessary to assert a claim against Aera resulting from an alleged breach or failure to perform by Aera. With regard to such claim by Developer, Nuevo shall have no obligation or responsibility to participate in such lawsuit or

10

action, except to the extent that such participation is legally required in order for Developer to assert a claim. Nuevo shall reasonably cooperate with Developer and such cooperation or participation, as a party or otherwise, shall be at the cost and expense of Developer and Nuevo shall be indemnified from Losses resulting therefrom as provided in the Agreement. Nuevo makes no warranty or representation and shall have no liability for the outcome thereof or damages awarded therein.

                    2.1.10 Aera Program Final Acceptance. Upon delivery of Transfer Documents from Aera to Nuevo for Columbia #23, #59, and #69 wells, Final Acceptance shall be deemed to occur by Developer. For other wells, on a well-by-well basis, Nuevo shall notify Developer in writing that it has completed the abandonment or modification of each of the wells specified in Section 2.1.1. With respect to wells to be abandoned, Nuevo shall not provide such notice to Developer until it has submitted to CDOGGR the required summary and well report (“Report”). Within ten days of such notice, Developer shall conduct a final inspection of such abandoned or accommodated well and shall advise Nuevo in writing within ten days thereafter of acceptance of the work (“Final Acceptance”). Should Developer fail to inspect the well within the time period specified, Final Acceptance for such well shall be deemed to have occurred. Should Developer inspect the well and, in the exercise of its reasonable commercial judgment, deem such work to be substantially incomplete, it shall notify Nuevo in writing within such ten day period after the inspection specifying any unresolved items and the actions that Developer believes are reasonably necessary to gain Final Acceptance. Should CDOGGR reject the Report and request additional well abandonment work, Final Acceptance shall be deemed rejected and Nuevo, at its cost and expense, shall undertake those additional actions specified by CDOGGR. Upon completion of such additional work, Nuevo

11

shall submit its notice to Developer and the parties shall follow the procedures set out herein for securing Final Acceptance. If the parties cannot resolve any item for which acceptance is requested, such unresolved item shall be submitted to arbitration in accordance with the Agreement. Upon Final Acceptance, Nuevo shall transfer such wells to Developer who shall execute Transfer Documents removing Nuevo as the record operator. Upon Final Acceptance, Developer shall be deemed to have accepted full and complete responsibility and control of the abandoned wells and equipment, if any, affected by the transfer and Nuevo shall be expressly relieved from further responsibility as set out in Section 3.5. In no event will Developer, or its successors and assigns reenter or activate any abandoned or idled well.

               2.2 Permit Program. Nuevo shall perform all activities required by the Habitat Mitigation and Monitoring Plan (“Restoration Plan”) with respect to the PA-7 Habitat Restoration Area, the approximate 20-acre PA-4 Habitat Restoration Area and the remaining 87 acres of additional habitat restoration (“Remainder Habitat Restoration Area”). Collectively, such activities are referred to as the “Permit Program.”

                    2.2.1 Permit Program Implementation. With respect to the Permit Program, Nuevo shall continue to use commercially reasonable efforts to complete the program in a timely manner consistent with the Restoration Plan. Upon completion of the Permit Program with respect to the PA-4 Habitat Restoration Area, Nuevo shall advise Developer by written notice when it has received certification from the permitted biologist designated within the Restoration Plan (“Certification”) that the PA-4 Habitat Restoration Area is occupiable as required by the Restoration Plan. Nuevo shall further advise Developer by written notice when it has received a Certification that PA-7 is occupied as required by the Restoration Plan. Upon

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receipt of each Certification, Final Acceptance by the Developer, as defined in Section 3.5, shall be deemed to have occurred.

With respect to the Remainder Habitat Restoration Area, Final Acceptance shall occur upon the first anniversary of completion of the restoration scope of work for the area if the survivability standards for vegetation set out in the Restoration Plan have been met, as evidenced by the joint written opinion of the Chambers Group (representing Nuevo) and the Bon Terra Group (representing Developer), who shall act jointly as biological monitor under this PAPA for the Remainder Habitat Restoration Area. Either party, in its sole discretion, may appoint a different biological monitor to represent its interest, replacing the named biologist, to represent that Party’s interests by providing the other written notice. The biological monitors shall provide Developer and Nuevo with written notice of their opinion that the survivability standards have been attained, which certification shall be deemed Final Acceptance by the Developer. In the event the biological monitors determine that any species planted and maintained within the Remainder Habitat Restoration Area does not meet the survivability standards set out in the Restoration Plan, the monitors shall so advise Nuevo and Developer in writing, setting out (i) those additional actions to be taken or the number of additional plants required which, in the joint opinion of the biological monitors, are reasonably required to bring the Remainder Habitat Restoration Area into compliance with the Restoration Plan survivability standards and, (ii) the cost estimated by the biological monitors to complete such additional work (“Additional Cost”) Developer shall be entitled to withhold such “Additional Cost” from the Additional Purchase Price up to $150,000.00, which Additional Cost shall be placed into escrow pending Nuevo’s completion of the additional work. Irrespective of the estimated cost, Nuevo, at its own cost and expense, shall complete such additional work. Upon completion of such additional plantings or

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actions, the biological monitors shall then give an opinion certifying that such plantings or actions required of Nuevo have been satisfactorily completed. Upon certification by the biological monitors that the additional planting or additional actions have been completed by Nuevo, the Remaining Habitat Restoration Area shall be deemed Finally Accepted by Developer under Section 3.5 and the Additional Cost shall be released to Nuevo from escrow. It is not the intention of the parties that the release of the Additional Cost is conditioned upon meeting the survivability standards specified for subsequent years. Rather, it is the intention of the parties that the Additional Cost will be released upon completion of those actions taken after the first anniversary that the biological monitors believe are reasonably necessary to attain future survivability standards.

Nuevo shall be relieved of any and all liability related to each restoration area upon Final Acceptance as further provided in Section 3.5. Notwithstanding anything to the contrary contained herein, with respect to each area prior to receipt of Certification, Developer shall not be liable or responsible for any costs or increased costs which are related to the planting and revegetation of each area, all of which costs shall be the responsibility of Nuevo.

               2.3 Hover Program. Pursuant to the Hover Agreement, as defined in Section 1.1.28 of the Agreement, and Exhibit “G-2” more particularly entitled “First Amendment to Option Agreement” dated September 28, 2001 and the Agreement Between Adjacent Land Owners dated October 9, 2001 (collectively “Hover Agreements”), Nuevo undertook the following obligations:

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     Under Exhibit “G-2” to the Hover Agreement:

I.	Well Abandonment Plan (“WAP”)

II.	Remedial Action Plan (“RAP”).

III.	Corridor Easement, Street Easement, Drainage Easement and other Non-Exclusive Easements (includes dismantling two (2) water tanks and relocation on a temporary basis one (1) water tank at the East Naranjal Tank Farm).

     Under the Agreement Between Adjacent Landowners:

I.	Grant of Slope Easements

II.	Grant of Retention Basin Easements (includes possible relocation of oil field pipelines in Section 2.7 at Hover’s expense up to $25,000).

III.	Spoils Export Easement (includes possible relocation of oil field pipelines in Section 3.4 at Hover’s expense up to $50,000).

The rights, privileges, duties and obligations under the Hover Agreements retained by Nuevo and that collectively constitute the “Hover Program” are as follows:

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(a)	Well Abandonment Plan: The Well Abandonment Plan as it applies to E. Naranjal Wells No. 21, 22, 23 and 36 and is described at Item I. and at Item V. in Exhibit “G 2” to the Hover Agreement.

(b)	The Escrow Account: The escrow account, as referenced at Section 2.2.2 of the Hover Agreement, contains $600,000 which amount has been previously collected by Nuevo as a result of its “Soil Remediation” activities referenced in said Section 2.2.2. The balance of the escrow account is payable to Nuevo upon completion of the Well Abandonment Plan referenced above.

(c)	Stand-Alone Insurance: Nuevo is required to participate in the acquisition of an insurance policy. This requirement is fully addressed at Section 5.27 of the Hover Agreement.

(d)	Remedial Action Plan: The Hover Agreement’s “Remedial Action Plan” is described at Item II in Exhibit “G 2” to the Hover Agreement. Nuevo has previously received a closure letter from the Orange County Health Care Agency, subject only to removal of inaccessible soils which requires the removal of two water tanks at the East Naranjal tank farm and soils associated with East Naranjal Well 36, a well under the Well Abandonment Plan. Nuevo anticipates this will be finalized prior to the Close of the Agreement between Nuevo and Developer.

                    2.3.1 Hover Final Acceptance. Upon completion of the Hover Program, Nuevo shall provide Developer written notice, at which time Developer shall have ten

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days to inspect the work completed. Within ten days thereafter, Developer shall advise Nuevo that it concurs that the Hover Program has been substantially completed in accordance with the Hover Agreements. Such communication shall be deemed Final Acceptance and thereafter all duties, obligations and liabilities for the Hover Program shall be the sole responsibility of Developer as further provided in Section 3.5. Should Developer determine that the Hover Program has not been substantially completed in accordance with the Hover Agreement, it shall advise Nuevo of those items which it deems unsatisfactory and the actions it requests that Nuevo take. Upon completion of such additional actions by Nuevo, Developer shall again be notified and shall have ten days to inspect the work performed by Nuevo. Within ten days thereafter, Developer shall provide its Final Acceptance. Should Developer and Nuevo disagree on whether the Hover Program has been substantially completed, such matter shall be submitted to arbitration in accordance with this PAPA.

          3. Program Implementation.

               3.1 Duty to Cooperate. Developer shall use good faith, commercially reasonable efforts to timely and expeditiously perform its obligations and rights under this PAPA in a manner that minimizes the interruption or curtailment of production by Lessee or Operator. To the extent that Developer fails to fully and timely cooperate with Nuevo, and Nuevo, as a result of Developer’s acts or omissions, incurs penalties, damages or incremental costs in performing any of the Programs, such penalty, damage or cost shall be the responsibility of Developer and Developer hereby agrees to defend, indemnify and hold Nuevo harmless therefrom. Developer shall also be liable to Nuevo for any and all incremental reasonable cost or expense incurred by Lessee related to Lessee’s performance of its obligations in the Aera

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Program or a delay in returning temporarily shut-in wells to production which result from Developer’s failure to comply with the provisions of this Section. Developer expressly agrees to pay such incremental Lessee costs which shall not be deemed to be either Additional Purchase Price or Reimbursement Amounts and Developer hereby releases and shall defend, indemnify and hold Nuevo harmless therefrom. Nuevo shall use good faith, commercially reasonable efforts to timely and expeditiously perform its obligations and rights under this PAPA in a manner that minimizes the interruption of development of the Project by Developer. To the extent that Nuevo has not assigned in its entirety necessary to Developer any agreement with a third party to perform all or part of the Hover Program or the Permit Program, and Developer incurs damages as a result of any such third party’s failure to timely perform under such agreement, Nuevo shall use good faith and commercially reasonable efforts to secure such party’s performance, but shall not be liable to Developer for such party’s failure to timely perform. At Developer’s request, to the full extent assignable without consent, Nuevo shall assign to Developer any rights it has under such agreement necessary to assert a claim against such third party resulting from an alleged breach or failure to perform by such party. With regard to such claim by Developer, Nuevo shall have no obligation or responsibility to participate in such lawsuit or action, except to the extent that such participation is legally required in order for Developer to assert a claim. Nuevo shall reasonably cooperate with Developer and such cooperation or participation, as a party or otherwise, shall be at the cost and expense of Developer and Nuevo shall be indemnified from Losses resulting therefrom as provided in the Agreement. Nuevo makes no warranty or representation and shall have no liability for the outcome thereof or damages awarded therein.

               3.2 Insurance. Each Party shall use commercially reasonable efforts to name the other Parties as Additional Insured, on each Party’s standard blanket insurance policy

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covering its activities in connection herewith, for the duration of their construction or their activities on any portion of the Property.

               3.3. Performance by Each Party. Each party shall be responsible for bearing all costs and expenses associated with the performance of its obligations under each Program. Such costs shall not be considered Development Reimbursement Monies as defined in the Agreement. Each party shall timely commence and complete its respective responsibilities under each Program exercising commercially reasonable effort and care. With respect to each Program, Nuevo shall not be obligated to design, construct or install any improvements nor undertake work or activities other than those specified in Section 2. Should Developer’s failure to perform, including, without limitation its obligations under Section 2, other than for the payment of money, or should Nuevo’s failure to complete any aspect of the work or any Program result from an Unavoidable Delay, such required performance shall be excused for the period of time that the Unavoidable Delay prevents performance. Provided, however, that nothing in this Section shall excuse the performance of any act rendered difficult solely because of the financial condition of a party. In the event that any delay due to Unavoidable Delay is anticipated by a Party, such Party shall promptly notify the other parties of such delay, its cause and the estimated duration of the delay. Each Party shall exercise due diligence to shorten, mitigate and avoid the effects of the delay and shall keep all Parties informed as to its efforts.

               3.4 Independent Contractor. The acts or omissions of Lessee, Developer or Nuevo in accordance with the terms of this PAPA may not be imputed to the other parties unless expressly stated herein or otherwise agreed to in writing. Developer and Nuevo

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are each performing their obligations hereunder as independent contractors and not as a subcontractor or agent of Lessee or the other.

               3.5 Final Acceptance. At all times, Developer shall be solely responsible for and shall indemnify and hold Nuevo harmless from all Losses and Environmental Losses (as defined in the Agreement) related to activities in the Aera Program that are designated as Developer’s responsibility herein. Prior to Final Acceptance, as set out in each Program, Nuevo shall be responsible for and shall hold Developer harmless from all Losses associated with performance of activities designated as Nuevo’s responsibility in the Programs. At all times, after Final Acceptance of each Program segment performed by Nuevo, shall be released and Developer shall indemnify and hold Nuevo harmless from and be solely responsible for all Losses and Environmental Losses for that Program segment. Developer’s indemnities herein shall be deemed for all purposes to be an indemnity under Sections 3.7 and 3.9 of the Agreement. To the extent that any additional work is required to be performed after Final Acceptance, such work, if any, and all costs and expenses related thereto shall be borne by the Developer. After Final Acceptance by Developer of each Program component, Developer shall be solely responsible for all maintenance, revegetation, repair, replacement, removal, and reinstallation of any completed work including, but not limited to, the cost of future relocation of such work requested by Developer and performed by Lessee. After Final Acceptance by Developer of each task performed by Nuevo in the Aera Program, Developer shall be bound by and responsible for the indemnity and release provisions contained in Section 10 and 11 of the Aera Agreement. Prior to Final Acceptance of each Task performed by Nuevo, the obligations under Section 10 and 11 of the Aera Agreement shall be the responsibility of Nuevo.

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          4. Permit Program Reimbursement.

               4.1 Reimbursement Plan. Developer and Nuevo agree that Nuevo shall be paid an Additional Purchase Price for the performance of the Permit Program. The following payments shall be made, all of which are more specifically set out in the Agreement:

     (i) $2 million paid directly to Nuevo upon approval of U. S. Fish and Wildlife of the Restoration Plan. Provided, however, should such approval occur before Closing of the transaction as set out in the Agreement, such amount shall be paid as part of the Purchase Price at Closing.

     (ii) $3 million paid directly to Nuevo upon receipt of a Certification that the PA-7 habitat restoration area is being utilized by California gnatcatchers according to the United States Fish and Wildlife Service Biological Opinion performance standard.

     (iii) $1.5 million paid directly to Nuevo upon receipt of a Certification that the PA-4 habitat restoration area is occupiable by California gnatcatchers in accordance with United States Fish and Wildlife Service Biological Opinion performance standard.

     (iv) $2 million paid directly to Nuevo upon the one year anniversary of the completion of the planting of the revegetation set out in the initial Scope of Work required by the Restoration Plan for the Remaining Habitat Restoration Area.

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     Should the biologists fail to agree on either the satisfaction of the survivability standards or the additional actions to be taken to meet such standards, upon receipt of an arbitrator’s opinion that the standards have been met or upon completion of further actions set out by the arbitrator. Should the project be modified as a result of new or additional Government Agency requirements prior to Final Acceptance, all such costs shall be borne by Nuevo. However, should such Government Agency requirements result from the modifications requested by Developer or as a result of the mutual agreement of the Parties, such costs shall be borne by Developer.

          5. Liabilities and Responsibilities.

               5.1 Liability Allocation. Either Nuevo or Developer may seek arbitration as provided in Section 7.2.2 to obtain damages for losses suffered as a result of the failure to either Party to perform hereunder or to resolve disputed issues in the performance of the Programs. All disputes between the Parties herein shall be resolved through arbitration. Any award in such arbitration shall be limited to the recovery of actual direct damages. Neither Party shall be entitled to indirect, consequential, special, exemplary or punitive damages. After Final Acceptance by Developer, Developer shall have no cause of action against Nuevo, or its successors or assigns with respect to the Programs. Under no circumstances shall Developer assert any claim or cause of action against Lessee except to the extent such action is permitted by the Aera Agreement and Nuevo is indemnified and held harmless therefrom. Developer may, in its reasonable discretion, maintain a lawsuit, arbitration or other action against any construction entities hired by Nuevo (but not Nuevo itself) to perform work on the Programs pursuant to a written contract (“Construction Entities”), to obtain damages for losses suffered as a result of

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Nuevo’s failure to properly complete the Programs, to the extent caused by such Construction Entities. In that regard, to the extent it possesses and may assign same, Nuevo hereby conveys, transfers and assigns (and, if necessary, will convey, transfer and assign at such time as such cause of action arises) to Developer a nonexclusive assignment of its rights and interests in and to any relevant contracts or subcontracts, for the limited purposes stated herein, without any obligation by Nuevo to participate in such lawsuit or action, as a party or otherwise, and without any responsibility, warranty, representation or liability for any outcome pursuant thereto or damages awarded therein. Construction Entities include contractors, subcontractors, materialmen or other independent entities, but not Nuevo, their respective constituent partners, officers, employees or any other related entities. Upon ten (10) days written request, Nuevo will provide Lessee and Developer with a list of such Construction Entities which have supplied Nuevo with the Preliminary Notice prescribed by the California Civil Code for the maintenance of mechanic’s lien rights (see Exhibit “F” to the PSA). Nuevo further agrees to not enter into any contract with a Construction Entity that waives the liability for such entity’s negligence.

               5.2 The Programs and Party Responsibilities. Except as otherwise provided herein, each party shall cooperate with the other in the completion of the Programs and each Party shall perform its obligations in a commercially reasonable manner, and in good faith, as described below and elsewhere herein. It is understood and agreed that Developer shall have the primary responsibility for and shall, at its sole cost and expense, complete all work required to accomplish the “Developer Improvements,” including but not limited to: (a) soil remediation not designated as the responsibility of Nuevo in this PAPA, (b) relocation of third party easements and licenses (“TPEL”), (c) all matters to the extent allocated to Developer herein, and (d) Mass Grading operations in a commercially reasonable manner to attain completion of such

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operations in the shortest time so as to minimize the disruption of Lessee’s remaining oil operations. Developer shall fully cooperate with Nuevo and Lessee in the implementation of each Program. Developer shall (i) timely process all of its permit requests; (ii) comment on all applicable submittals of specifications or plans within ten days; and (iii) make all facilities available for accommodation under the Programs such that Nuevo may commence its activities hereunder in a timely manner. In addition, Developer remains responsible for those obligations set out as Developer’s responsibility in the Agreement this PAPA and other Development Documents whether or not a part of the Programs. The activities and tasks performed by Nuevo in each of the Programs shall be undertaken in accordance with standards promulgated at the time of such work by CDOGGR with respect to well abandonment or such other Governmental Agency having jurisdiction over the activity, all subject to, and as further described herein.

          6. PAPA Trust Deed.

               6.1 Obligations Secured by PAPA Trust Deeds. Certain obligations under the PAPA, including the obligations which are set out in the PAPA Trust Deeds hereunder, are secured by the PAPA Trust Deeds recorded against the Land in the form of Attachment “2” and Attachment “3” which are appended hereto and incorporated herein by this reference. The obligations secured by the PAPA Trust Deeds are described as follows:

                    6.1.1 Indemnities. The obligation to perform the indemnities and to pay any and all amounts, costs and fees for which the Developer is responsible as a result of

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the indemnity obligations contained herein and in Section 3.7, Section 3.9 and elsewhere in the Agreement.

                    6.1.2 Development Reimbursement Monies. The obligation to pay any and all amounts described in Section 2.2.3 and 2.2.4, if applicable, of the Agreement as Development Reimbursement Monies.

                    6.1.3 Agreement Payment Obligations. All other payment obligations under the Agreement, including without limitation, interest as described in Section 5.2 thereof.

               6.2 Partial Release of Homes. Except as provided in Section 14 of the Development Declaration, and Section C(5) of the PAPA Trust Deed attached hereto as Attachment “2,” and as further provided in the PAPA Trust Deeds, upon Nuevo’s receipt and approval of the amounts specified in, and upon compliance with the applicable provisions of, the PAPA Trust Deeds, Nuevo shall release portions of the Property from the lien or charge of the PAPA Trust Deeds, as provided for in the PAPA TDs.

               6.3 Release of Community Facilities. As further provided in the PAPA Trust Deed, concurrently with the conveyance to a Master Association or any Association or Governmental Agency of any Community Facilities, and upon written request accompanied by evidence of such Close of Escrow and conveyance satisfactory to Nuevo, Nuevo shall, without the payment of any consideration (other than reimbursement of Nuevo’s reasonable costs), release such Community Facilities from the lien or charge of the PAPA Trust Deeds.

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               6.4 Cross Default. The PAPA Trust Deeds shall provide that a default under the Shea PAPA Trust Deed (Attachment “2” hereof) shall be deemed a default under the TH680 PAPA Trust Deed (Attachment “3” hereof).

          7. Miscellaneous.

               7.1 Assumption of Obligations: As set out in the Agreement, Developer has assumed certain rights and all duties, obligations and liabilities of both Nuevo and of the Developer in the Mineral PAPA.

               7.2 Default/Cure. Upon the occurrence of an Event of Default or Default (as defined in Section 5.8.1 of the Agreement) by Nuevoin its performance of its responsibilities under any of the Programs, as set out herein, and Nuevo, has failed to cure or commence and continuously prosecute a cure within the time periods specified in Section 5.8.1 of the Agreement, Developer, at its option, may undertake and assume the Program work which it alleges Nuevo has failed to perform at Nuevo’s expense. Prior to assuming any work of Nuevo under the Programs, Developer will provide written notice to Nuevo after the expiration of the time periods set out in said Section 5.8.1 stating the factual basis of its claim that Nuevo has failed to cure the Default, advising Nuevo of its intention to assume responsibility for certain work under the Programs and providing reasonable specificity as to the work that it intends to assume responsibility for and perform. Nuevo’s failure to perform additional actions requested by Developer but not specifically set out as Nuevo’s responsibility in the Programs shall not be deemed a breach of its obligations under the Programs.

Within 10 days of receipt of notice from Developer, should Nuevo dispute in writing Developer’s assertion that Nuevo has committed a Default hereunder, Developer shall not

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assume Nuevo’s Program responsibilities, but shall submit such dispute to arbitration under Section 5.9 of the Agreement, which arbitration shall be modified as provided herein. An arbitration under this Section shall be conducted by a single arbitrator who shall be directed to provide an arbitration schedule that results in a decision within 45 days of the arbitrator’s selection. Among other matters, upon establishing a Default, such arbitrator shall have the power to assign Nuevo’s Program responsibilities to Developer.

Should the Developer assume any work that is the responsibility of Nuevo under the Programs, Nuevo shall be indemnified by Developer for all Losses and all Environmental Losses associated with or arising out of Developer’s performance thereof. Provided however, Developer shall be entitled to deduct from the Additional Purchase Price attributable to the assumed work, the reasonable costs and expenses incurred in performance of the work. Developer shall not offset any amounts against Additional Purchase Price for Program activities for which Nuevo is not in Default. Any dispute with respect to the reasonableness of the costs incurred shall be resolved through arbitration and any amount not in dispute shall be promptly paid to Nuevo upon Developer’s completion of performance.

                    7.2.1 Remedies Cumulative. All rights, options and remedies of Nuevo contained in this PAPA shall be construed and held to be cumulative, and none of them shall be exclusive of the other, and Nuevo shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or equity, whether or not stated in this PAPA. Further, Nuevo may exercise hereunder, any of the rights, options and remedies, as and to the extent, described in Sections 5 and 15 of the Development Declaration.

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                    7.2.2 Arbitration. EXCEPT FOR THE RIGHT OF EITHER PARTY TO APPLY TO A COURT OF COMPETENT JURISDICTION FOR TEMPORARY RESTRAINING ORDERS, PRELIMINARY INJUNCTIONS, WRITS OF ATTACHMENT, WRITS OF POSSESSION OR OTHER EQUITABLE OR PROVISIONAL RELIEF, ANY CONTROVERSY, DISPUTE OR CLAIM OF ANY KIND OR NATURE ARISING OUT OF, IN CONNECTION WITH, OR IN RELATION TO THE INTERPRETATION, PERFORMANCE OR BREACH OF THIS PAPA SHALL BE SUBMITTED TO ARBITRATION UNDER SECTION 5.9 OF THE AGREEMENT.

                    7.2.4 Acceleration; Default Amount. In the event of an uncured Event of Default, all of the amounts payable by Developer pursuant to this PAPA shall, at the option of Nuevo, following ten (10) days’ written notice, be immediately due and payable. The PAPA Trust Deed contains the following language:

“B. Additional Covenants. It is mutually agreed:

               (6) Acceleration. That upon default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder (or under the PAPA) or the Development Documents, Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and of written notice of default and of election to cause the Property to be sold, which notice Trustee shall cause to be filed for record. Beneficiary also shall deposit with Trustee this PAPA Trust Deed and all documents evidencing expenditures secured hereby.

After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of sale having been given as then

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required by law, Trustee, without demand on Trustor, shall sell the Property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone the sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee, or Beneficiary may purchase at such sale.

After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with the sale, Trustee shall apply the proceeds of sale to payment, FIRST, of the expenses of such sale, together with the reasonable expenses of this Trust, including Trustee’s fees, cost of evidence of title in connection with the sale and revenue stamps for documentary transfer tax on Trustee’s deed; SECOND, payment of all monies advanced, paid or expended by Beneficiary under the terms hereof and the PAPA not then repaid, together with the interest thereon as provided in the Agreement; THIRD, payment of the amount of all delinquent sums then due under the PAPA and all other sums secured hereby then remaining unpaid including those due under the Development Documents; and LAST the balance or surplus, if any, of such proceeds of sale to

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the person or persons legally entitled thereto, upon satisfactory proof of such right.

               E. Acceleration Upon Sale. Subject to contrary provisions of the Agreement, including 5.19, and Paragraphs “C” and “D” herein concerning partial reconveyances of Homes and Community Facilities, if Trustor shall Transfer (as defined in the Agreement) the Property, or any part thereof, or any interest therein, or shall be divested of its title or any interest therein in any manner or way, whether voluntarily or involuntarily, Beneficiary shall have the right, at its option, except as prohibited by law, to declare all of the indebtedness or obligations secured hereby, irrespective of the maturity date specified in any document or instrument evidencing the same, immediately due and payable.”

                    7.2.5 Waiver. No waiver by Nuevo of a default under any of the terms of this PAPA by Developer, and no delay or failure to enforce any of the terms of this PAPA shall be a waiver of or shall affect a default other than as specified in such waiver. The consent or approval by Nuevo to any act by Developer requiring Nuevo’s consent or approval shall not be deemed to waive or render unnecessary Nuevo’s consent or approval to or of any subsequent similar acts by Developer.

               7.3 Continuous Operation. Nuevo and Developer covenant to proceed continuously and diligently in accordance with the terms and conditions of this PAPA and as may be required under the Development Documents, and except where mutual agreement is expressly required, if either party does not proceed continuously and diligently the same shall, at the option of Nuevo, be considered as an event of default herein, except as such failure to so proceed is excused by reason of any Unavoidable Delay.

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               7.4 Assignment. The assignment by Developer of any interest in the property shall be done in a manner that is consistent with the Agreement and shall not relieve the Developer of its duties and obligations under the Agreement or this PAPA.

               7.5 Subdivision Maps and Applications. Subject to the provisions of the Development Documents, and provided there exists no material default thereunder, Nuevo as the beneficiary under the PAPA Trust Deed agrees, without cost to Nuevo, to execute any and all Nuevo approved Level B Final Maps, applications and petitions pertaining to the development of the Land.

               7.6 Captions. The captions used herein are for convenience only, are not part of this PAPA and do not in any way limit or amplify the scope or intent of the terms and provisions hereof.

               7.7 Invalidity of a Provision. If any provision of this PAPA shall be adjudged by a court of competent jurisdiction to be void, invalid, illegal or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this PAPA, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of this PAPA as a whole, but only to the extent that performance of such remaining provisions would not be inconsistent with the intent and purposes of this PAPA.

               7.8 Notices. Any notice to be given or other document to be delivered by any Party to the other or others hereunder, and any payments from Developer to Nuevo, may be delivered in person to an officer of any party, or may be delivered by Federal Express, private commercial delivery or courier service for next business day delivery, or may be deposited in the

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United States mail, duly certified or registered, return receipt requested, with postage prepaid, and addressed to the party for whom intended, as follows:

If to Nuevo:

Nuevo Energy Company
1021 Main, Suite 2100
Houston, Texas 77002
Attn: Phillip A. Gobe
Fax: (713)374-4817
Phone: (713)374-4832
Email: gobep@nuevoenergy.com

and

Attn: Phillip E. Sorbet
1200 Discovery Drive, Suite 500
Bakersfield, CA 93309
Fax: (661)395-5294
Phone: (661)395-5431
Email: sorbetp@nuevoenergy.com

Copy to:

Ullom Associates
16149 Redmond Way, Ste, 401
Redmond, Washington 98052
Fax: (425) 836-2870
Phone: (425) 836-2728
Email: ullomjw@aol.com

Nossaman, Guthner, Knox & Elliott, LLP
18101 Von Karman Avenue, Suite 1800
Irvine, California 92612-1047
Attn: William P. Tanner, III
Fax: (949) 833-7878
Phone: (949) 833-7800
Email: wtanner@nossaman.com

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If to Developer:

Tonner Hills SSP, LLC
603 South Valencia Avenue
Brea, CA 92823
Attn: Joe Fleischaker
Fax: (714) 223-3526
Phone: (714) 792-2592
Email: joe.fleischaker@sheahomes.com

Tonner Hills 680 LLC
603 South Valencia Avenue
Brea, CA 92823
Attn: Joe Fleischaker
Fax: (714) 223-3526
Phone: (714) 792-2592
Email: joe.fleischaker@sheahomes.com

Copy to:

Landmark Law Group LLP
10350 Santa Monica Boulevard, Suite 295
Los Angeles, CA 90025
Attn: Gulwinder S. Singh
Fax: (310) 300-2310
Phone: (310) 300-2300 Ext. 101
Email: gss@llgllp.com

          Notice may also be given by facsimile transmission (“Fax”) to any party at the respective Fax number given above or by email, provided receipt of such transmission shall be confirmed by follow-up notice within seventy-two (72) hours by another method authorized above. Any party hereto may from time to time, by written notice to the other, designate a different address which shall be substituted for the one above specified. If any notice or other document is sent by mail as aforesaid, the same shall be deemed served or delivered seventy-two (72) hours after the mailing thereof as above provided. Notice by any other method shall be deemed served or delivered upon actual receipt at the address or Fax number listed above.

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               7.9 Binding Effect. Subject to Section 7.2.3 concerning assignments, it is the intent of the Parties that the covenants, conditions, and agreements imposed by this PAPA shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns to all or any portion of the Land. In this regard, subject to Sections 6.2 through 6.3 concerning partial releases, all of the obligations of Developer as stated herein shall be binding upon and enforceable against any person other than Nuevo (or any successor to the rights of Nuevo hereunder) to whom Developer may transfer all or any portion of the Land.

               7.10 Further Assurances. Each of the Parties shall execute and deliver all additional papers, documents and other assurances, and shall do all acts and things reasonably necessary in connection with the performance of its obligations hereunder and to carry out the intent of the Parties.

               7.11 Time of Essence. Time is of the essence of each provision of this PAPA of which time is an element. Any reference in this PAPA to time for performance of obligations or to elapsed time shall mean consecutive calendar days, months or years, as applicable, unless otherwise explicitly indicated herein.

               7.12 Attorneys’ Fees. If any action or proceeding is instituted to enforce or interpret any provision of this PAPA the prevailing party shall by entitled to recover such amounts as the court may judge to be reasonable as costs incurred in such action, including, without limitation, court costs and attorneys’ fees.

               7.13 Payments. Any amounts which are due and owing to Nuevo or Developer pursuant to the various terms of the Development Documents shall be paid as specified. If any of these amounts are not paid when due, such amounts shall bear interest as specified in the particular Section of the Development Document requiring such payment or, if

34

not so specified, then at the maximum nonusurious rate which may be charged by a nonexempt lender.

               7.14 Term. This PAPA shall remain in effect from the date first shown above until the first to occur of Final Acceptance, the sale of the last Home to be developed or the Expiration of the Development Agreement between Nuevo and Orange County dated December 19, 2002. Expiration of this PAPA shall not terminate any payment obligation, indemnity obligation or assumption of liability all of which shall survive this PAPA and remain in full force and effect.

               7.15 Applicable Law. This PAPA and the documents in the forms attached as exhibits hereto shall be governed by and construed under the laws of the State of California.

               7.16 Lessee’s Rights, Obligations and Responsibilities. The parties recognize that the Lessee is not a signatory to this PAPA. All references to Lessee’s rights, obligations and responsibilities are for convenience. The parties executing this PAPA acknowledge that the Lessee’s responsibilities are more completely and fully set out in the Aera Agreement.

          The Parties have executed this PAPA on the date first set forth above.

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TONNER HILLS SSP, LLC, a Delaware limited liability company					NUEVO ENERGY COMPANY, a Delaware corporation

	By:	Standard Pacific of Tonner Hills, LLC,			By:
a Delaware limited liability company, a member
Its:

		By:	Standard Pacific Corp., a Delaware		By:
corporation, its sole member
Its:

By:
“Nuevo”
Title:

By:

Title:

By:	Shea Tonner Hills, LLC, a Delaware limited liability company, a member

	By:	Shea Homes Limited Partnership, a California limited partnership, its sole member

			By:	J.F. Shea LLC, a Delaware limited liability company, its General Partner

By:

Title:

By:

Title:

TONNER HILLS SSP, LLC, a Delaware limited liability company

By: , a member

By: , its sole member

By:

Title:

36

By:

Title:

By: , a member

By: , its sole member

By: , its General Partner

By:

Title:

By:

Title:

“Trustor”

“Developer”

37

ATTACHMENT 1 TO PAYMENT AND PERFORMANCE AGREEMENT

Legal Description of the Land

THOSE PORTIONS OF SECTIONS 1 AND 12, TOWNSHIP 3 SOUTH, RANGE 10 WEST AND SECTIONS 5, 6, 7 AND 8, TOWNSHIP 3 SOUTH, RANGE 9 WEST, IN THE RANCHO SAN JUAN CAJON DE SANTA ANA, IN THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, AND IN THE CITY OF BREA, IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A HAP FILED IN BOOK 51, PAGE 7 OF MISCELLANEOUS MAPS, AND RECORD OF SURVEY FILED IN BOOK 12 PAGE 40, RECORD OF SURVEY NO. 91-1007 FILED IN BOOK 133, PAGES 41 THROUGH 46 INCLUSIVE AND RECORD OF SURVEY NO. 2001-1007, FILED IN BOOK 187, PAGES 02 THROUGH 07 INCLUSIVE, ALL OF RECORDS OF SURVEY, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY RECORDER, ALSO BEING DESCRIBED IN A DEED, BILL OF SALE AND ASSIGNMENT, RECORDED APRIL 10, 1996 AS INSTRUMENT NO. 19960175928 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 1

BEGINNING AT A WHITE POST 4 INCHES SQUARE IN MOUND WITH PITS AT THE NORTHEAST CORNER OF THE RANCHO SAN JUAN CAJON DE SANTA ANA, BEING ALSO THE SOUTHEAST CORNER OF THE RANCHO RINCON DE LA BREA; THENCE ALONG THE PATENT BOUNDARY OF SAID RANCHO RINCON DE LA BREA, NORTH 84° WEST 107.51 CHAINS TO A SAND STONE MARKED R. B. IN MOUND WITH PITS; THENCE ALONG SAID PATENT BOUNDARY NORTH 57° 42' WEST 43.67 CHAINS TO A WHITE POST 4 INCHES SQUARE IN MOUND OF STONE MARKED S. J. C. S. A. AT INTERSECTION OF THE PATENT LINES OF SAID RANCHOS SAN JUAN CAJON DE SANTA ANA AND RINCON DE LA BREA; THENCE ALONG THE PATENT LINE OF SAID RANCHO SAN JUAN CAJON DE SANTA ANA, NORTH 76° 25' WEST 62.67 CHAINS TO A 2'' × 4'' POST MARKED 62.67 IN MOUND WITH PITS; THENCE SOUTH 1° 45' WEST 58.96 CHAINS TO A 2'' × 4'' POST MARKED 20.60 IN MOUND WITH PITS; THENCE NORTH 89° EAST 20.00 CHAINS TO A 4'' × 4'' POST IN MOUND WITH PITS; THENCE SOUTH 1° 45' WEST 20.00 CHAINS TO A 2'' × 4'' POST MARKED 20.60 IN MOUND WITH PITS; THENCE NORTH 88° 39' EAST 55.48 CHAINS TO A 2'' × 4'' POST MARKED 20 IN MOUND WITH PITS”; THENCE SOUTH 0° 30' EAST 20.00 CHAINS TO A 2'' × 4'' POST IN MOUND WITH PITS; THENCE NORTH 89° 45'' EAST 134.63 CHAINS TO A 2'' × 4'' POST MARKED 40.10 IN MOUND WITH PITS UPON THE EASTERN BOUNDARY OF SAID RANCHO SAN JUAN CAJON DE SANTA ANA; THENCE ALONG SAME NORTH 4° WEST 47.51 CHAINS TO THE PLACE OF BEGINNING.

EXCEPTING THEREFROM THE WESTERLY 200 ACRES OF THE ABOVE DESCRIBED TRACT.

ALSO EXCEPTING THEREFROM ANY PORTION LYING NORTHERLY OF THE AGREED BOUNDARY LINE AND BOUNDED WESTERLY BY LINE, RUNNING NORTH 28° 30' EAST FROM THE WESTERN TERMINUS OF SAID LINE AS ESTABLISHED BY AGREEMENT BETWEEN THE UNION OIL COMPANY OF CALIFORNIA AND THE GRAHAM-LOFTUS OIL COMPANY, RECORDED JUNE 10, 1905 IN BOOK 120, PAGE 223 OF DEEDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND CONVEYED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA BY DEED RECORDED JUNE 28, 1940 IN BOOK

1051, PAGE 301 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERLY BOUNDARY OF SAID LANDS OWNED BY UNION OIL COMPANY OF CALIFORNIA, WHICH WESTERLY BOUNDARY IS ALSO THE EASTERLY BOUNDARY OF THAT CERTAIN 200-ACRE TRACT CONVEYED BY SAID UNION OIL COMPANY OF CALIFORNIA TO GEORGE CHAFFEY BY DEED DATED APRIL 25, 1899, RECORDED JUNE 20, 1899 IK BOOK 44, PAGE 79 OF DEEDS, WHICH POINT OF BEGINNING IS THE POINT OF INTERSECTION OF THE AFORESAID WESTERLY BOUNDARY WITH THE EASTERLY PROLONGATION OF THE.CENTER LINE OF CENTRAL AVENUE AS THE SAME EXISTED ON MAY 23, 1940 BETWEEN BERRY STREET AND BREA CANYON ROAD; THENCE NORTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 73° 32' 24'' WITH THE EASTERLY PROLONGATION OF THE CENTER LINE OF SAID CENTRAL AVENUE AT SAID POINT OF INTERSECTION (ASSUMED AND TAKEN TO BEAR NORTH 15° 11' 16' EAST). A DISTANCE OF 839.60 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 0° 10' 11'' EAST A DISTANCE OF 1250 FEET; THENCE SOUTH 89° 49' 49'' EAST A DISTANCE OF 500 FEET; THENCE SOUTH 65° 23' 11'' EAST A DISTANCE OF 604.15 FEET; THENCE SOUTH 0° 10' 11'' WEST A DISTANCE OF 1000 FEET; THENCE NORTH 89° 49' 49'' WEST A DISTANCE OF 1050 FEET TO THE TRUE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THE LAND CONVEYED TO BREA CHEMICALS, INC., BY DEED RECORDED JUNE 10, 1957 IN BOOK 3936, PAGE 314 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED FROM THE STEARNS RANCHOS COMPANY, A CORPORATION, TO UNION OIL COMPANY OF CALIFORNIA, A CORPORATION, DATED AUGUST 31, 1899, RECORDED SEPTEMBER 2, 1899 IN BOOK 44, PAGE 250 OF SAID DEEDS, DISTANT SOUTH 89° 10' 50'' WEST ALONG SAID LINE 3131.98 FEET FROM THE SOUTHEAST CORNER OF SAID LAND, SAID POINT OF BEGINNING BEING MONUMENTED BY UNION OIL COMPANY MONUMENT 11B; THENCE NORTH 9° 48' 11'' WEST 529.60 FEET TO A 2'' × 2'' STAKE AND THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 85° 48' 16'' WEST, 380.00 FEET TO A 2'' × 2'' STAKE; THENCE NORTH 4° 11' 44'' EAST 1750.00 FEET TO A 2'' × 2'' STAKE; THENCE SOUTH 85° 48' 16'' EAST 380.00 FEET TO A 2'' × 2'' STAKE; THENCE SOUTH 4° 11' 44'' WEST 1750.00 FEET TO A 2'' × 2'' STAKE AND THE TRUE POINT OF BEGINNING.

AISO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA RECORDED FEBRUARY 10, 1967 IN BOOK 8173, PAGE 641 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA RECORDED FEBRUARY 10, 1967 IN BOOK 8173, PAGE 647 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALS0 EXCEPTING THEREFROM THE LAND DESCRIBED IN DEED TO THE BREA-OLINDA UNIFIED SCHOOL DISTRICT OF ORANGE COUNTY, CALIFORNIA, RECORDED SEPTEMBER 11, 1968 IN BOOK 8716, PAGE 437 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN PARCEL 1 OF THE DEED TO THE CITY OF BREA RECORDED JANUARY 16, 1969 IN BOOK 8846, PAGE 971 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM PARCELS A6471-4, A6471-5, A6471-6 AND A6471-7 OF THAT CERTAIN FINAL ORDER OF CONDEMNATION, SUPERIOR COURT CASE NO. 156220, A CERTIFIED COPY OF WHICH WAS RECORDED SEPTEMBER 29, 1970 IN BOOK 9417, PAGE 364 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM PARCELS 1 AND 2 AS SHOWN ON PARCEL MAP NO. 86-243, FILED IN BOOK 214, PAGES 28 THROUGH 31 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF SAID COUNTY RECORDER, TOGETHER WITH THE WEST HALF OF ASSOCIATED ROAD, 80.00 FEET WIDE, AS SHOWN SAID PARCEL MAP NO. 86-243, ADJOINING SAID PARCELS 1 AND 2 ON THE EAST, AND BOUND NORTHEASTERLY BY THE NORTHEASTERLY LINE OF SAID PARCEL, MAP NO. 86-243, AND BOUND SOUTHERLY BY THE CENTERLINE OF LAMBERT ROAD AS SHOWN ON SAID PARCEL MAP NO. 86-243.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN PARCEL 1 OF PARCEL MAP NO. 83-1179, AS SHOWN ON A MAP FILED IN BOOK 218, PAGES 1 THROUGH 4 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN TRACT NO. 12562, AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 4 THROUGH 9 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN TRACT NO. 12563, AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 10 THROUGH 15 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND DESCRIBED IN THE DEED TO THE CITY OF BREA RECORDED MARCH 29, 1996 AS INSTRUMENT NO. 19960153320 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN PARCEL 1 OF A COUNTY OF ORANGE LOT LINE ADJUSTMENT NO. LL 2000-054, RECORDED AUGUST 13, 2001 AS INSTRUMENT NO. 20010557229 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

PARCEL 2

PARCEL 1 OF A COUNTY OF ORANGE LOT LINE ADJUSTMENT NO. LL 2000-054, RECORDED AUGUST 13, 2001 AS INSTRUMENT NO. 20010557229 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO BREA-OLINDA UNIFIED SCHOOL DISTRICT BY GIFT DEED RECORDED FEBRUARY 25, 2003 AS INSTRUMENT NO. 2003000207265 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION CONVEYED TO THE COUNTY OF ORANGE BY GRANT DEED RECORDED JUNE 4, 2003 AS INSTRUMENT NO. 2003000648901 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

PARCEL 3

THE LAND CONVEYED TO BREA CHEMICALS, INC., BY DEED RECORDED JUNE 10, 1957 IN BOOK 3936, PAGE 314 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED FROM THE STEARNS RANCHOS COMPANY, A CORPORATION, TO UNION OIL COMPANY OF CALIFORNIA, A CORPORATION, DATED AUGUST 31, 1899, RECORDED SEPTEMBER 2, 1899 IN BOOK 44, PAGE 250 OF SAID DEEDS, DISTANT SOUTH 89° 10' 50" WEST ALONG SAID LINE 3131.98 FEET FROM THE SOUTHEAST CORNER OF SAID LAND, SAID POINT OF BEGINNING BEING MONUMENTED BY UNION OIL COMPANY MONUMENT 11B; THENCE NORTH 9° 48' 11" WEST 529.60 FEET TO A 2" X 2" STAKE AND THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 85° 48' 16" WEST, 380.00 FEET TO A 2" X 2" STAKE; THENCE NORTH 4° 11' 44" EAST 1750.00 FEET TO A 2" X 2" STAKE; THENCE SOUTH 85° 48' 16" EAST 380.00 FEET TO A 2" X 2" STAKE; THENCE SOUTH 4° 11' 44" WEST 1750.00 FEET TO A 2" X 2" STAKE AND THE TRUE POINT OF BEGINNING.

THE ABOVE DESCRIPTION WAS COMPILED FROM INFORMATION SUPPLIED BY FIRST AMERICAN TITLE COMPANY PRELIMINARY REPORT NO. 2033661, DATED JULY 16, 2003.

EXHIBIT “ ‘Al’ SITE DEPICTION ”, IS FOR INFORMATIONAL PURPOSES ONLY.

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

PREPARED BY: THE KEITH COMPANIES
UNDER THE DIRECTION OF:

KATHLEEN SUSAN TETREAULT P.L.S.7297
MY LICENSE EXPIRES 12/31/2004

August 20, 2003
JN: 13207.00

SHEA PAPA DEED OF TRUST

          This PAPA Trust Deed (“PAPA Trust Deed” or “PAPA TD”) is made this          day of          , 2003, by and among TONNER HILLS SSP, LLC, a Delaware limited liability company (“Shea” or “Trustor”), NUEVO ENERGY COMPANY, a Delaware corporation (“Trustee”) and NUEVO ENERGY COMPANY, a Delaware corporation (“Beneficiary”).

          Trustor hereby grants, assigns and transfers to Trustee in Trust, with Power of Sale:

PARCEL NO. 1: The real property (“Land”) in Orange County, described as follows, and all improvements thereon or added thereto from time to time: (See Attachment 1)

TOGETHER WITH the rents, issues and profits thereof and easements appurtenant thereto, subject to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues and profits; and, together with insurance proceeds, settlement proceeds, condemnation awards and payments in settlement or in lieu thereof, if any.

PARCEL NO. 2: All that certain personal property used solely in the operation of the Land, whether now owned or hereafter acquired by Trustor, including but not limited to all furniture, fixtures and equipment, including maintenance equipment and model complex furnishings and other decorations, and all renewals, replacements or substitutions thereof or additions thereto, and all materials and equipment acquired for use in or to be incorporated in the improvements constructed or to be constructed on the Land, and all renewals and replacements therefor, and all warranties in which Trustor may now or hereafter have an interest relating to work, labor, skill or

1

materials furnished in connection with the construction of any improvements on the Land and all plans and specifications which have been or will be prepared by or for Trustor related to improvements on the Land or to the adjacent lands of Beneficiary, whether constructed or not, and together with insurance proceeds, settlement proceeds, condemnation awards and payments in settlement or in lieu thereof.

          All of the Land and personal property granted, assigned and transferred by Trustor to Trustee together with all other property hereafter granted, assigned and transferred to Trustee under this Deed of Trust is referred to herein as the “Property.”

          FOR THE PURPOSE OF SECURING, in such order of priority as Beneficiary may determine:

          ONE: The following obligations of Trustor under that certain Payment and Performance Agreement (“PAPA”) of even date herewith between Beneficiary and Trustor as “Nuevo” and “Developer,” respectively (and any amendments or modifications thereto): The obligations pursuant to Section 6.1 of the PAPA entitled “Obligations secured by PAPA Trust Deed.”

          TWO: The performance of each agreement of Trustor contained in the PAPA and herein;

          THREE: The performance of any and all obligations of Trustor to Beneficiary which may hereafter be evidenced by an agreement or other writing reciting that such obligation is secured by this PAPA Trust Deed.

     A. Trustor’s Covenants. To protect the security of this PAPA Trust Deed, Trustor agrees, except as contemplated by the Transaction described in, or otherwise expressly provided to the contrary in, the Development Documents, or specifically authorized by Beneficiary in writing to the contrary:

          (1) Repairs. To keep the Property in good condition and repair; to pay when due all claims for labor performed and materials furnished therefor; to comply with all laws affecting the Property or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereof; not to commit, suffer or permit any act upon the Property in violation of law; to do all acts which from the character or use of the Property may be reasonably necessary for the proper care and maintenance thereof.

          (2) Insurance. To provide, maintain and deliver to Beneficiary insurance as required by the Development Documents. Following and during the continuance of an Event of Default by Trustor, the amount collected under any casualty insurance policy shall be applied by Beneficiary to the restoration of the Property, or if Beneficiary reasonably determines that its security is impaired or that restoration is not feasible, such amounts shall be applied against any indebtedness secured hereby and in such order as Beneficiary may determine, and any remainder shall be released to Trustor or the persons entitled thereto. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

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          (3) Claims. Following and during the continuance of an Event of Default by Trustor, to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee.

          (4) Encumbrances. To pay (and to provide Beneficiary with evidence of) at least ten days before delinquency all taxes and assessments affecting the Property, including assessments on appurtenant water stock and any Master Association and Association assessments, if any, when due; all encumbrances, charges and liens, with interest, on said Property or any part thereof, which appear to be prior or superior hereto; and all allowable expenses of this Trust, in connection with the payment of such items.

          (5) Failure to Pay. Upon an Event of Default by Trustor under this PAPA Trust Deed, then Beneficiary or Trustee, but without obligation to do so and without additional notice to or additional demand upon Trustor and without releasing Trustor from any obligation hereof, may: (a) make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes; (b) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; (c) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and (d) in exercising any such powers, pay allowable expenses.

          (6) Expenditures. To pay immediately and without demand all sums so expended by Beneficiary or Trustee to protect the security of this PAPA TD, with interest from date of expenditure at the maximum amount then allowed by law.

     B. Additional Covenants. It is mutually agreed:

          (1) Condemnation. Following and during the continuance of an Event of Default by Trustor, that any award of damages in connection with any condemnation for public use of or injury to the Property or any part thereof is hereby assigned and shall be paid to Beneficiary which may apply or release, or retain, such moneys received by it in the same manner and with the same effect as above provided for disposition of proceeds of casualty insurance.

          (2) Waiver. That by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.

          (3) Maps, etc. That at any time or from time to time, without liability therefor and without notice, but only upon written request of Beneficiary and presentation of this PAPA Trust Deed for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, Trustee shall: (a) reconvey any part of said Property; (b) consent to the making of any map or plat thereof; (c) join in granting any easement thereon; or (d) join in any extension agreement or any agreement subordinating the lien or charge hereof.

          (4) Full Reconveyance. That upon written request of Beneficiary stating that all sums secured hereby have been paid and other obligations secured hereby have been properly

3

discharged or waived by Beneficiary, and upon surrender of this PAPA Trust Deed to Trustee for cancellation and retention or other disposition as Trustee in its sole discretion may choose and upon payment of its fees, Trustee shall reconvey, without warranty, the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.”

          (5) Rents, Issues & Profits. That Trustor hereby assigns, gives to and confers upon Beneficiary the right, power and authority, during the continuance of these Trusts, to collect the rents, issues and profits of the Property, reserving unto Trustor the right, prior to any default by Trustor in payment of any indebtedness or discharge of any other obligation secured hereby or in performance of any agreement hereunder, to collect and retain such rents, issues and profits as they become due and payable. Upon any such default, Beneficiary may at any time without notice, either in person, by agent, or by receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Property or any part thereof, in its own name sue for or otherwise collect such rents, issues and profits, including those past due and unpaid, and apply the same, less allowable expenses of operation, upon any indebtedness or other obligation secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

          (6) Acceleration. That upon Default by Trustor in payment of any indebtedness or discharge of any obligation secured hereby or in performance of any agreement hereunder (or under the PAPA), Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written declaration of Default and demand for sale and of written notice of Default and of election to cause the Property to be sold, which notice Trustee shall cause to be filed for record. Beneficiary also shall deposit with Trustee this PAPA Trust Deed and all documents evidencing expenditures secured hereby.

          After the lapse of such time as may then be required by law following the recordation of said notice of Default, and notice of sale having been given as then required by law, Trustee, without demand on Trustor, shall sell the Property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone the sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee, or Beneficiary may purchase at such sale.

          After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with the sale, Trustee shall apply the proceeds of sale to payment, FIRST, of the expenses of such sale, together with the reasonable expenses of this

4

Trust, including Trustee’s fees, cost of evidence of title in connection with the sale and revenue stamps for documentary transfer tax on Trustee’s deed; SECOND, payment of all monies advanced, paid or expended by Beneficiary under the terms hereof and the PAPA not then repaid, together with the interest thereon as provided in the Agreement; THIRD, payment of the amount of all delinquent sums then due under the PAPA and all other sums (or costs to discharge obligations) secured hereby then remaining unpaid under the Agreement; and LAST the balance or surplus, if any, of such proceeds of sale to the person or persons legally entitled thereto, upon satisfactory proof of such right.

          (7) Substitution of Trustee. Beneficiary, or any successor in interest of Beneficiary under this PAPA Trust Deed, may, from time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed by the Beneficiary and duly acknowledged and recorded in the office of the recorder of the county or counties where the Property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the predecessor Trustee, succeed to all its title, estate, rights, powers and duties. Said instrument must contain the name of the original Trustor, Trustee and Beneficiary hereunder, the book and page where this PAPA Trust Deed is recorded and the name and address of the new Trustee. Beneficiary shall also have all of its other rights and remedies at law and equity in the event of a default by Trustor hereunder (or under the PAPA).

          (8) Binding Effect. This PAPA Trust Deed applies to and inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term Beneficiary shall include Beneficiary’s successor in interest under the PAPA. In this PAPA Trust Deed, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

          (9) Trustee’s Acceptance. That Trustee accepts this trust when this PAPA Trust Deed, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of any pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

          (10) Trustor’s Request for Notice of Default. The undersigned Trustor requests that a copy of any notice of Default and of any notice of sale hereunder be mailed to Trustor at the address specified herein for giving notices.

     C. Partial Reconveyances of Homes. Subject to the final paragraph of this Section C., from time to time, so long as there shall be no unrescinded notice of Default hereunder given by Trustee to Trustor, a partial reconveyance may be had and, upon the written request of Trustor (“Reconveyance Request”), will be given from the lien or charge of this PAPA Trust Deed subject to the following terms and conditions.

          (1) Release Price. Beneficiary shall have been paid all amounts then due under the Agreement, the PAPA and, this PAPA TD.

5

Revised 11/22/03

          (2) Advances. Trustor shall have repaid with interest all of the amounts expended by Beneficiary to protect the security of this PAPA Trust Deed, including without limitation any amounts expended for keeping senior encumbrances current, payment of taxes or attorneys’ fees.

          (3) Default. Trustor shall not be in Default of any of its other obligations hereunder (or under the PAPA or the Agreement) for which a notice of Default may be given hereunder, and is given by Trustee as provided in B.(6) above, within five (5) days after receipt of a Trustor’s Reconveyance Request; provided however, subject to all the other requirements of this Section C, that in such event, if Trustor satisfies Trustee, in Trustee’s reasonable discretion (e.g., by irrevocable instruction to escrowholder), that all proceeds from the sale of Homes to be so reconveyed will be held, as security for the cure of such Default and discharge of the underlying obligation, in a neutral escrow account pending a final determination of any controversy regarding such Default or alleged Default pursuant to Section 5.9 of the Agreement, or in the alternative, by providing other adequate security, in Trustee’s reasonable discretion, for the cure of such Default and discharge of the underlying obligation (e.g., by the posting of an adequate bond or letter of credit in favor of Trustee), then Trustee shall reconvey the lien of this PAPA TD pursuant to such Reconveyance Request.

          (4) Costs. Trustor shall pay all costs of preparing, executing and recording all documents necessary to accomplish the partial reconveyances contemplated herein. Such payments shall be in addition to any required release payments specified above. All such payments to Beneficiary shall be in cash or other immediately available funds.

          (5) Exempt Property. Without limiting the generality of the foregoing, Beneficiary shall not be required to release any portion of the Property from the lien or charge of this PAPA Trust Deed which has not been legally mapped in accordance with the California Subdivision Map Act (or is not exempt therefrom) and, except as provided in Paragraph (D) below, improved with a Home.

          (6) Reconveyance Request. The Reconveyance Request shall:

               (a) specify the Homes to be reconveyed;

               (b) specify no more than ten (10) Homes per Reconveyance Request;

               (c) subject to (b), above, conform, to the extent possible, with phases of development approved by the California Department of Real Estate; and,

               (d) for subsequent Reconveyance Requests after the first Reconveyance Request, be submitted only for the number of Homes previously sold under the immediately preceding Reconveyance Request.

Provided however, that in no event shall Trustor be entitled to have more than ten (10) Homes in its inventory reconveyed from the lien of this PAPA TD at any given point in time.

6

          (7) Reconveyance at Close of Home Escrow. Where all the conditions of (6), above, are not satisfied, and subject to the remaining provisions of this Section C, Trustee shall provide a partial reconveyance of the lien of this PAPA TD on a Home-by-Home basis (pursuant to Reconveyance Requests) through escrows established for the sale of Homes to the Homebuying public, at the closing of such sale escrows.

          (8) Nuevo Designee. David Leach (or any other person(s) appointed by Trustee as his successor upon ten (10) days written notice to Trustor), shall be Trustee’s designee (“ Designee”) for receipt of the partial reconveyances described in this Section C. Subject to satisfaction by Trustor of all the requirements of Section C, such Designee shall properly execute (or cause same to be executed) and acknowledge any such partial reconveyance and cause same to be received by Trustor within ten (10) business days of receipt of the Reconveyance Request therefor.

     D. Partial Reconveyance of Community Facilities. Concurrently with the conveyance to a Master Association or any Association or Governmental Agency, of any Community Facilities, and upon written request of Trustor accompanied by evidence of such close of escrow and conveyance satisfactory to Beneficiary, and provided that Trustor has satisfied all other requirements of paragraph “C” above, Beneficiary shall release such Community Facilities from the lien or charge of this PAPA Trust Deed without the payment of any release price attributable solely to such Community Facilities.

     E. Acceleration Upon Sale. Subject to contrary provisions of the Agreement, including 5.19, and Paragraphs “C” and “D” herein concerning partial reconveyances of Homes and Community Facilities, if Trustor shall Transfer (as defined in the Agreement) the Property, or any part thereof, or any interest therein, or shall be divested of its title or any interest therein in any manner or way, whether voluntarily or involuntarily, Beneficiary shall have the right, at its option, except as prohibited by law, to declare all of the indebtedness or obligations secured hereby, irrespective of the maturity date specified in any document or instrument evidencing the same, immediately due and payable.

     F. Notices. Any notice to be given or other document to be delivered by any Party to the other or others hereunder, and any payments from Trustor to Nuevo, may be delivered in person to an officer of any party, or may be delivered by Federal Express, private commercial delivery or courier service for next business day delivery, or may be deposited in the United States mail, duly certified or registered, return receipt requested, with postage prepaid, and addressed to the party for whom intended, as follows:

7

If to Nuevo:
Nuevo Energy Company
1021 Main, Suite 2100
Houston, Texas 77002
Attn: David A. Leach
Fax: (713) 374-4899
Phone: (713) 374-4802
Email: leachd@nuevoenergy.com

and

Attn: George B. Nilsen
Fax: (713) 374-4981
Phone: (713) 374-4973
Email: nilseng@nuevoenergy.com

Copy to:
Ullom Associates
16149 Redmond Way, Ste. 401
Redmond, Washington 98052
Fax: (425) 836-2870
Phone: (425) 836-2728
Email: ullomjw@aol.com

and

Nossaman, Guthner, Knox & Elliott, LLP
18101 Von Karman Avenue, Suite 1800
Irvine, California 92612-1047
Attn: William P. Tanner, III
Fax: (949) 833-7878
Phone: (949) 833-7800
Email: wtanner@nossaman.com

To Trustor:

Tonner Hills SSP, LLC
603 S. Valencia Avenue
Brea, CA 92823
Attention: Alan Toffoli
Fax: (714) 985-3605
Phone: (714) 792-2504
Attn: Alan Toffoli
Email: alan.toffoli@sheahomes.com

and

8

Tonner Hills 680 LLC
603 S. Valencia Avenue
Brea, CA 92823
Attn: Joe Fleischaker
Fax: (714) 985-3605
Phone: (714) 792-2592
Email: joe.fleischaker@shehomes.com

Copy to:

Landmark Law Group, L.L.P.
10350 Santa Monica Boulevard, Suite 295
Los Angeles, CA 90025-5074
Attn: Gulwinder S. Singh
Fax: (310) 300-2310
Phone: (310) 300-2300 Ext. 101
Email: gss@llgllp.com

Notice may also be given by facsimile transmission (“Fax”) to any party at the respective Fax number given above or by email, provided receipt of such transmission shall be confirmed by follow-up notice within seventy-two (72) hours by another method authorized above. Any party hereto may from time to time, by written notice to the other, designate a different address which shall be substituted for the one above specified. If any notice or other document is sent by mail as aforesaid, the same shall be deemed served or delivered seventy-two (72) hours after the mailing thereof as above provided. Notice by any other method shall be deemed served or delivered upon actual receipt at the address or Fax number listed above.

     G. Definitions. Except as specifically defined to the contrary herein, defined terms used in this PAPA Trust Deed shall have the same meanings prescribed in the Agreement or other Development Documents. When used herein, the word Land shall include the Project, and the word “including” shall mean “including without limitation.” “Default” (also referred to herein as “Event of Default”) is defined in Section 5.8.1 of the Purchase and Sale Agreement (“Agreement”) between Trustor and Beneficiary, of even date herewith, to which the PAPA and this PAPA TD are attached as Exhibit “K. ”

9

     H. Subordination. The lien of this PAPA TD shall be subordinated one time to a lender’s first deed of trust securing a loan used solely to purchase the Property and/or construct Project improvements thereon, only as described in and limited by the Subordination Agreement appended hereto as Attachment “2. ”

     I. Cross-Default. Any Default by Trustor under the Agreement, the PAPA and/or this PAPA TD shall conclusively and automatically be a Default by TH 680 under the Agreement, the PAPA and that certain Payment and Performance Agreement Trust Deed, of even date herewith, by and among TH 680 as Trustor, Nuevo as Trustee and Nuevo as Beneficiary, for which all of Trustee’s and Beneficiary’s rights, privileges, benefits and remedies thereunder may be exercised.

10

          Trustor, Trustee and Beneficiary have executed this PAPA Trust Deed as of the date first written above.

TONNER HILLS SSP, LLC, a Delaware limited liability company	NUEVO ENERGY COMPANY, a Delaware corporation

By: Standard Pacific of Tonner Hills, LLC, a Delaware limited liability company, a member	By:

By: Standard Pacific Corp., a Delaware corporation, its sole member	Its:

By:	By:

Title:	Its:

By:

Title:

By: Shea Tonner Hills, LLC, a Delaware limited liability company, a member

By: Shea Homes Limited Partnership, a California limited partnership, its sole member

By: J.F. Shea LLC, a Delaware limited liability company, its General Partner

By:

Title:

By:

Title:

“Trustor”	“Trustee”

and

“Beneficiary”

11

State of California	)

)

County of Orange	)

     On ____________________ before me, _________________, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature ______________

State of California	)

)

County of ___________	)

     On _____________ before me, __________________, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature ________________

12

LEGAL DESCRIPTION

THOSE PORTIONS OF TRACT NO. 16178, IN THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK       , PAGES        THROUGH          INCLUSIVE OF MISCELLANEOUS MAP, IN THE OFFICE OF THE COUNTY RECORDER, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOTS 1 THROUGH 8, 10 AND 20, TOGETHER WITH LETTERED LOTS A, B, C, AND D OF SAID TRACT NO. 16178

CONTAINING: 210.149 ACRES, MORE OR LESS

ALSO AS SHOWN ON A DEPICTION, ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF.

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

PREPARED BY OR
UNDER THE DIRECTION OF:

KATHLEEN SUSAN TETREAULT, P.L.S. 7297
MY LICENSE EXPIRES 12/31/2004

December 4, 2003
JN: 13207.00.000

SHEET 1 OF 1

DEPICTION

TOTAL OVERALL = ± 210.153 AC.

TRACT 16178 (LETTERED)	
LOT A	±12.579 AC.
LOT B	±0.528 AC.
LOT C	±0.209 AC.
LOT D	±1.912 AC.
TOTAL	± 15.228 AC.

TRACT 16178 (NUMBERED)	
LOT 1	±15.432 AC.
LOT 2	±10.472 AC.
LOT 3	±42.524 AC.
LOT 4	±38.957 AC.
LOT 5	±23.904 AC.
LOT 6	±34.950 AC.
LOT 7	±13.218 AC.
LOT 8	±4.830 AC.
LOT 10	±9.771 AC.
LOT 20	±0.863 AC.
TOTAL	± 194.921 AC.

SCALE: 1" = 1500'
LOT 18
LOT 15
TRACT NO. 16178
LOT 11
LOT 12
LOT 7
LOT 8
57 FREEWAY
CARMICHAEL DRIVE
LOT 19
LOT 21
WILDCAT WAY
LOT 13
LOT 6
LOT 5
LOT 14
LOT 17
D.R. 8846/971
LOT 16
VALENCIA AVE.
LOT 1
LOT D
LOT 8
LOT 10
LOT A
LOT C
M.M. ___/___
LOT 4
LOT 2
LOT 9
LOT 3
LOT 20
LAMBERT ROAD
KRAEMER BLVD.

LICENSED LAND SURVEYOR
KATHLEEN SUSAN TETREAULT
Exp. 12/31/04
No. 7297
STATE OF CALIFORNIA

THIS EXHIBIT WAS PREPARED BY ME OR UNDER MY DIRECTION.

The Keith Companies TKC
19 TECHNOLOGY DRIVE, IRVINE, CA 92618 (949) 923-6000

J.N. 13207.00.000 DATE: 12/04/03

SHEA
SUBORDINATION AGREEMENT

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR RIGHTS AND INTERESTS AND YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

          THIS SUBORDINATION AGREEMENT is made this          day of          , 2003, by and among TONNER HILLS SSP, LLC, a Delaware limited liability company, the owner (“Owner”) of the property described in Exhibit “A” (“Property”), NUEVO ENERGY COMPANY, a Delaware corporation (“Company”), beneficiary of the Trust Deed described herein, and          , a           (“Lender”).

RECITALS

          A. Owner has executed and acknowledged the following deed of trust which is Attachment “2” to the Payment and Performance Agreement between Owner and Company, dated          , 2003 (“PAPA”) and which

1

was recorded with the County Recorder of Orange County, California in favor of Company, encumbering the Property.

Date
Description	Recorded	Instrument No.
Shea PAPA Trust Deed

The Shea PAPA Trust Deed is referred to herein as the “Trust Deed,” “TD” or “Company Encumbrance.”

          B. Owner has executed, or is about to execute, a deed of trust (“Lender’s Encumbrance” or “Lender’s deed of trust”), note and certain loan documents (“Loan Documents”) which include Lender’s Encumbrance, in favor of          or a wholly owned financial institution subsidiary thereof (collectively, “Lender”) payable with interest and upon the terms and conditions described therein, which deed of trust is dated          and is recorded/recording concurrently herewith.

          C. It is a condition precedent to obtaining said loan (“Loan”) that Lender’s Encumbrance shall be a lien or charge upon the Property, prior and superior to the Company Encumbrance.

          D. Lender is willing to make the Loan provided the deed of trust securing the same is a lien or charge upon the Property prior and superior to the Company Encumbrance, and provided that Company will specifically subordinate the Company Encumbrances to the lien or charge of the deed of trust in favor of Lender. Company is willing that the deed of trust securing the Loan shall, when recorded, constitute a lien or charge upon the Property which is prior and superior to the Company Encumbrance, to the extent and as described herein.

          NOW, THEREFORE, for a valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged, it is hereby declared, understood and agreed as follows:

          (1) Lender’s Encumbrance, and any renewals, modifications or extensions thereof, shall be a lien or charge on the Property, prior and superior to the lien or charge of the Company Encumbrance.

2

          (2) The parties acknowledge it to be their intent, and hereby agree that, from and after the date of Lender’s recordation of a deed in lieu of foreclosure or Lender’s acquisition of the Property at a judicial or trustee’s sale held to foreclose Lender’s Encumbrance (collectively and individually “Acquisition”), the Company Encumbrance shall continue to encumber the Property; but, shall not be enforceable by the Company

               (a) Unless

                    (i) the purchaser at a judicial or trustee sale of the Property is not Lender, or (ii) Lender transfers the Property to a subsequent purchaser or transferee (collectively or individually, “Subsequent Transferee”);

OR

               (b) Until the Earlier of:

                    (i) Lender commences construction of Homes on the Property;

                    (ii) Lender offers for sale, or sells, a Home to the Homebuying public; or

                    (iii) the expiration of twelve (12) months after the Acquisition.,

The occurrence of any event in (a) or (b) shall be deemed an “Enforceability Event.”

               Upon the occurrence of an Enforceability Event, the Company Encumbrance shall no longer be junior to Lender’s Encumbrance and shall again be fully enforceable by the Company against Lender or a Subsequent Transferee, as the case may be; such Lender or Subsequent Transferee shall then be required to cure, within thirty (30) days of the Enforceability Event, any uncured Default under the Company Encumbrance, whether such Default occurred prior to or after the Acquisition.

               The act of transferring the Property to a Subsequent Transferee shall not trigger enforceability against Lender, but only against the Subsequent Transferee in accordance with the provisions of the Company Encumbrance. “Commencement of construction” shall mean the trenching of foundations and/or any or all later construction activities. “Offering for Sale” shall mean advertising sales to the public. “Sale” shall mean the close of escrow and/or the recordation of the deed conveying a Home, or buyer’s right to possession of the Home pursuant to a sales contract. “Property” shall include portions thereof. Other defined terms used herein shall have the meaning prescribed for them in the PAPA.

          (3) Lender would not make its Loan described above without this Subordination Agreement.

3

          (4) This Subordination Agreement shall be the whole and only agreement with regard to the subordination of the Company Encumbrance to the Lender’s Encumbrance. Company declares, agrees and acknowledges that:

          (a) Except as provided below, Company, in its reasonable discretion, has approved (i) the form of the note and deed of trust in favor of Lender, which documents provide for notice to, and a right to cure any default of Owner thereunder by, Company and (ii) all agreements, including but not limited to any Loan or escrow agreements, between Owner and Lender for the disbursement of the proceeds of Lender’s Loan; provided that the Company’s approval of same shall be deemed an approval solely in connection with the Company’s requirement to execute this subordination and shall not be deemed a consent to the terms and provisions of, nor for the Company to be bound by, the Loan Documents, nor approval for any other purpose;

          (b) Notwithstanding that the person or persons to whom Lender disburses the Loan proceeds uses such proceeds in contravention of the Loan Documents for purposes other than those provided for in the Loan Documents, the subordination herein made shall remain valid according to the terms hereof; and,

          (c) Company intentionally subordinates the Company Encumbrance in favor of the lien or charge upon the Property of the Lender’s Encumbrance and understands that in reliance upon, and in consideration of such subordination, specific loans and advances are being and will be made and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said subordination.

          The Company Encumbrance shall not be subordinate to any amounts payable as interest which are based upon any participation of Lender in appreciation, profits or any basis other than a percentage of the outstanding principal balance of the Loan. The foregoing sentence shall not be applicable to, nor in any way limit the subordination of the Company Encumbrance to Lender’s Encumbrance for (i) late payment charges assessed for failure to timely pay any amounts owed to Lender, (ii) any advances made by Lender to protect the security of Lender’s deed of trust, (iii) any expenses incurred to enforce Lender’s rights under Lender’s deed of trust, and (iv) interest which is based upon a percentage of the outstanding principal balance of the Loan. Company and Owner acknowledge that the Company Encumbrance is hereby being subordinated to those matters listed in subparagraphs (i), (ii), (iii) and (iv) above. This paragraph in no way implies that Lender’s Encumbrance or other related loan documents being executed concurrently with Lender’s Encumbrance presently provide for interest based upon any participation of Lender in appreciation, profits or any basis other than a percentage of the outstanding principal of the Loan.

          (5) All language in this Subordination Agreement, including without limitation, the language in paragraphs 2 and 4(a) and (c), above, limiting the rights of Lender shall prevail over any contrary language in the Loan Documents including the Lender’s Encumbrance; and,

4

          (6) A Default or Event of Default by Owner shall be deemed to have occurred under the Company Encumbrance as described therein. Notwithstanding its rights described therein, upon the occurrence of a Default, Company will give Lender at least fifteen (15) days prior written notice before recording a notice of Default or otherwise commencing any foreclosure proceedings under the Company Encumbrance, during which period Lender shall have the right, but not the obligation, to cure any such Default. In the event of a default by Owner under any of the Loan Documents, Lender shall give the Company at least fifteen (15) days prior written notice before recording a notice of default or otherwise commencing any foreclosure proceedings during which period the Company shall have the right, but not the obligation, to cure such default.

          (7) Neither Owner, nor any entity constituting Owner, nor any division, affiliate, subsidiary, parent or related entity may become a Lender as that term is defined herein, nor enjoy the rights and benefits conferred upon Lender herein, whether as successor-in-interest to, or transferee of, all or a portion of Lender’s rights and benefits under the Loan Documents and/or this Subordination Agreement, or otherwise.

“OWNER”

TONNER HILLS SSP, LLC, a Delaware limited liability company

By: Standard Pacific of Tonner Hills, LLC, a Delaware limited liability company, a member

By: Standard Pacific Corp., a Delaware corporation, its sole member

By:

Title:

By:

Title:

5

By: Shea Tonner Hills, LLC, a Delaware limited liability company, a member

By: Shea Homes Limited Partnership, a California limited partnership, its sole member

By: J.F. Shea LLC, a Delaware limited liability company, its General Partner

By:

Title:

By:

Title:

“COMPANY”

NUEVO ENERGY COMPANY, a Delaware corporation

By:

Its:

By:

Its:

“LENDER”

,
a ___________________ corporation

By:

Its:

By:

Its:

6

STATE OF CALIFORNIA	)

)

COUNTY OF ORANGE	)

          On this ______________day of ____________, 2000, before me, _______________________    , a Notary Public, personally appeared ________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument
WITNESS my hand and official seal.

Signature of Notary

Commission Expires:__________________

Subordination Agreement

STATE OF CALIFORNIA	)

)

COUNTY OF ORANGE	)

          On this                 day of                , 2000, before me,                       , a Notary Public in and for said state, personally appeared                    , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity(ies), and that by his/her signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s), acted, executed the instrument.
WITNESS my hand and official seal.

Notary Public
State of California

Commission Expires:_____________

STATE OF CALIFORNIA	)

)

COUNTY OF ORANGE	)

          On this                 day of                   , 2000, before me,                   , a Notary Public in and for said state, personally appeared                  , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity(ies), and that by his/her signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s), acted, executed the instrument.
WITNESS my hand and official seal.

Notary Public
State of California

Commission Expires:________________

LEGAL DESCRIPTION

THOSE PORTIONS OF TRACT NO. 16178, IN THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK    , PAGES     THROUGH    INCLUSIVE OF MISCELLANEOUS MAP, IN THE OFFICE OF THE COUNTY RECORDER, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOTS 1 THROUGH 8, 10 AND 20, TOGETHER WITH LETTERED LOTS A, B, C, AND D OF SAID TRACT NO. 16178

CONTAINING: 210.149 ACRES, MORE OR LESS

ALSO AS SHOWN ON A DEPICTION, ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF.

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

PREPARED BY OR
UNDER THE DIRECTION OF:

KATHLEEN SUSAN TETREAULT, P.L.S. 7297
MY LICENSE EXPIRES 12/31/2004

December 4, 2003 JN: 13207.00.000

Revised 11/24/03

ATTACHMENT 3 TO PAYMENT AND PERFORMANCE AGREEMENT

RECORDING REQUESTED BY:

Nuevo Energy Company
1021 Main, Suite 2100
Houston, Texas 77002
Attn: David A. Leach

WHEN RECORDED MAIL TO:

Nuevo Energy Company
1021 Main, Suite 2100
Houston, Texas 77002
Attn: David A. Leach

(Space above for Recorder’s Use)

TH 680 PAPA DEED OF TRUST

          This PAPA Trust Deed (“PAPA Trust Deed” or “PAPA TD”) is made this      day of    , 2003, by and among TONNER HILLS 680 LLC, a Delaware limited liability company (“TH 680” or “Trustor”), NUEVO ENERGY COMPANY, a Delaware corporation (“Trustee”) and NUEVO ENERGY COMPANY, a Delaware corporation (“Beneficiary”).

          Trustor hereby grants, assigns and transfers to Trustee in Trust, with Power of Sale:

PARCEL NO. 1: The real property (“Land”) in Orange County, described as follows, and all improvements thereon or added thereto from time to time: (See Attachment 1)

TOGETHER WITH the rents, issues and profits thereof and easements appurtenant thereto, subject to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues and profits; and, together with insurance proceeds, settlement proceeds, condemnation awards and payments in settlement or in lieu thereof, if any.

PARCEL NO. 2: All that certain personal property used solely in the operation of the Land, whether now owned or hereafter acquired by Trustor, including but not limited to all furniture, fixtures and equipment, including maintenance equipment and model complex furnishings and other decorations, and all renewals, replacements or substitutions thereof or additions thereto, and all materials and equipment acquired for use in or to be incorporated in the improvements constructed or to be constructed on the Land, and all renewals and replacements therefor, and all warranties in which Trustor may now or hereafter have an interest relating to work, labor, skill or

1

Revised 11/24/03

materials furnished in connection with the construction of any improvements on the Land and all plans and specifications which have been or will be prepared by or for Trustor related to improvements on the Land or to the adjacent lands of Beneficiary, whether constructed or not, and together with insurance proceeds, settlement proceeds, condemnation awards and payments in settlement or in lieu thereof.

          All of the Land and personal property granted, assigned and transferred by Trustor to Trustee together with all other property hereafter granted, assigned and transferred to Trustee under this Deed of Trust is referred to herein as the “Property.”

          FOR THE PURPOSE OF SECURING, in such order of priority as Beneficiary may determine:

          ONE: The following obligations of Trustor under that certain Payment and Performance Agreement (“PAPA”) of even date herewith between Beneficiary and Trustor as “Nuevo” and “Developer,” respectively (and any amendments or modifications thereto): The obligations pursuant to Section 6.1 of the PAPA entitled “Obligations secured by PAPA Trust Deed.”

          TWO: The performance of each agreement of Trustor contained in the PAPA and herein;

          THREE: The performance of any and all obligations of Trustor to Beneficiary under the Development Documents, or which may hereafter be evidenced by an agreement or other writing reciting that such obligation is secured by this PAPA Trust Deed.

     A. Trustor’s Covenants. To protect the security of this PAPA Trust Deed, Trustor agrees, except as contemplated by the Transaction described in, or otherwise expressly provided to the contrary in, the Development Documents, or specifically authorized by Beneficiary in writing to the contrary:

          (1) Repairs. To keep the Property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building, or other improvement which may be constructed, damaged or destroyed thereon and to pay when due all claims for labor performed and materials furnished therefor; to comply with all laws affecting the Property or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereof; not to commit, suffer or permit any act upon the Property in violation of law; to do all acts which from the character or use of the Property may be reasonably necessary for the proper care and maintenance thereof.

          (2) Insurance. To provide, maintain and deliver to Beneficiary insurance as required by the Development Documents. In addition, during the period of time that any construction is to take place on the Property, Trustor shall maintain course of construction insurance with a loss payable clause in favor of Beneficiary which insurance shall not be modified or canceled except upon at least thirty (30) days written notice to Beneficiary. Following and during the continuance of an Event of Default by Trustor, the amount collected under any casualty insurance policy shall be applied by Beneficiary to the restoration of the Property, or if Beneficiary reasonably determines that its security is impaired or that restoration

2

Revised 11/24/03

is not feasible, such amounts shall be applied against any indebtedness secured hereby and in such order as Beneficiary may determine, and any remainder shall be released to Trustor or the persons entitled thereto. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

          (3) Claims. Following and during the continuance of an Event of Default by Trustor, to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee.

          (4) Encumbrances. To pay (and to provide Beneficiary with evidence of) at least ten days before delinquency all taxes and assessments affecting the Property, including assessments on appurtenant water stock and any Master Association and Association assessments, if any, when due; all encumbrances, charges and liens, with interest, on said Property or any part thereof, which appear to be prior or superior hereto; and all allowable expenses of this Trust, in connection with the payment of such items.

          (5) Failure to Pay. Upon an Event of Default by Trustor under this PAPA Trust Deed, then Beneficiary or Trustee, but without obligation to do so and without additional notice to or additional demand upon Trustor and without releasing Trustor from any obligation hereof, may: (a) make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes; (b) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; (c) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and (d) in exercising any such powers, pay allowable expenses.

          (6) Expenditures. To pay immediately and without demand all sums so expended by Beneficiary or Trustee to protect the security of this PAPA TD, with interest from date of expenditure at the maximum amount then allowed by law.

     B. Additional Covenants. It is mutually agreed:

          (1) Condemnation. Following and during the continuance of an Event of Default by Trustor, that any award of damages in connection with any condemnation for public use of or injury to the Property or any part thereof is hereby assigned and shall be paid to Beneficiary which may apply or release, or retain, such moneys received by it in the same manner and with the same effect as above provided for disposition of proceeds of casualty insurance.

          (2) Waiver. That by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.

          (3) Maps, etc. That at any time or from time to time, without liability therefor and without notice, but only upon written request of Beneficiary and presentation of this PAPA Trust Deed for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, Trustee shall: (a) reconvey any part of said Property; (b) consent to the making of any map or plat thereof; (c) join in granting any easement

3

Revised 11/24/03

thereon; or (d) join in any extension agreement or any agreement subordinating the lien or charge hereof.

          (4) Full Reconveyance. That upon written request of Beneficiary stating that all sums secured hereby have been paid and other obligations secured hereby have been properly discharged or waived by Beneficiary, and upon surrender of this PAPA Trust Deed to Trustee for cancellation and retention or other disposition as Trustee in its sole discretion may choose and upon payment of its fees, Trustee shall reconvey, without warranty, the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.”

          (5) Rents. Issues & Profits. That Trustor hereby assigns, gives to and confers upon Beneficiary the right, power and authority, during the continuance of these Trusts, to collect the rents, issues and profits of the Property, reserving unto Trustor the right, prior to any default by Trustor in payment of any indebtedness or discharge of any other obligation secured hereby or in performance of any agreement hereunder, to collect and retain such rents, issues and profits as they become due and payable. Upon any such default, Beneficiary may at any time without notice, either in person, by agent, or by receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Property or any part thereof, in its own name sue for or otherwise collect such rents, issues and profits, including those past due and unpaid, and apply the same, less allowable expenses of operation, upon any indebtedness or other obligation secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

          (6) Acceleration. That upon Default by Trustor in payment of any indebtedness or discharge of any obligation secured hereby or in performance of any agreement hereunder (or under the PAPA), Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and of written notice of Default and of election to cause the Property to be sold, which notice Trustee shall cause to be filed for record. Beneficiary also shall deposit with Trustee this PAPA Trust Deed and all documents evidencing expenditures secured hereby.

          After the lapse of such time as may then be required by law following the recordation of said notice of Default, and notice of sale having been given as then required by law, Trustee, without demand on Trustor, shall sell the Property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone the sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall

4

Revised 11/24/03

be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee, or Beneficiary may purchase at such sale.

          After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with the sale, Trustee shall apply the proceeds of sale to payment, FIRST, of the expenses of such sale, together with the reasonable expenses of this Trust, including Trustee’s fees, cost of evidence of title in connection with the sale and revenue stamps for documentary transfer tax on Trustee’s deed; SECOND, payment of all monies advanced, paid or expended by Beneficiary under the terms hereof and the PAPA not then repaid, together with the interest thereon as provided in the Agreement; THIRD, payment of the amount of all delinquent sums then due under the PAPA and all other sums (or costs to discharge obligations) secured hereby then remaining unpaid including those due under the Agreement; and LAST the balance or surplus, if any, of such proceeds of sale to the person or persons legally entitled thereto, upon satisfactory proof of such right.

          (7) Substitution of Trustee. Beneficiary, or any successor in interest of Beneficiary under this PAPA Trust Deed, may, from time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed by the Beneficiary and duly acknowledged and recorded in the office of the recorder of the county or counties where the Property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the predecessor Trustee, succeed to all its title, estate, rights, powers and duties. Said instrument must contain the name of the original Trustor, Trustee and Beneficiary hereunder, the book and page where this PAPA Trust Deed is recorded and the name and address of the new Trustee. Beneficiary shall also have all of its other rights and remedies at law and equity in the event of a Default by Trustor hereunder (or under the PAPA).

          (8) Binding Effect. This PAPA Trust Deed applies to and inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term Beneficiary shall include Beneficiary’s successor in interest under the PAPA. In this PAPA Trust Deed, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

          (9) Trustee’s Acceptance. That Trustee accepts this trust when this PAPA Trust Deed, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of any pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

          (10) Trustor’s Request for Notice of Default. The undersigned Trustor requests that a copy of any notice of Default and of any notice of sale hereunder be mailed to Trustor at the address specified herein for giving Notices.

     C. Reconveyance. Subject to the final paragraph of this Section C., so long as there shall be no unrescinded notice of Default hereunder given by Trustee to Trustor and no event shall then be existing which would entitle Beneficiary to execute and deliver a notice of Default as provided herein, upon and

5

Revised 11/24/03

contemporaneously with the close of escrow for the sale of the last Home at the Project to a member of the Homebuying public, a full reconveyance may be had and, upon the request of Trustor, will be given from the lien or charge of this PAPA Trust Deed subject to the following terms and conditions:

          (1) Release Price. Beneficiary shall have been paid all amounts then due under the Agreement, the PAPA and this PAPA TD.

          (2) Advances. Trustor shall have repaid with interest all of the amounts expended by Beneficiary to protect the security of this PAPA Trust Deed, including without limitation any amounts expended for keeping senior encumbrances current, payment of taxes or attorneys’ fees.

          (3) Default. Trustor shall not be in Default of any of its other obligations hereunder (or under the PAPA) or under the Agreement.

          (4) Costs. Trustor shall pay all costs of preparing, executing and recording all documents necessary to accomplish the partial reconveyances contemplated herein. Such payments shall be in addition to any required release payments specified above. All such payments to Beneficiary shall be in cash or other immediately available funds.

          (5) Exempt Property. Without limiting the generality of the foregoing, Beneficiary shall not be required to release any portion of the Property from the lien or charge of this PAPA Trust Deed which has not been legally mapped in accordance with the California Subdivision Map Act (or is not exempt therefrom).

     D. Acceleration Upon Sale. Subject to contrary provisions of the Agreement, including 5.19, if Trustor shall Transfer (as defined in the Agreement) the Property, or any part thereof, or any interest therein, or shall be divested of its title or any interest therein in any manner or way, whether voluntarily or involuntarily, Beneficiary shall have the right, at its option, except as prohibited by law, to declare all of the indebtedness or obligations secured hereby, irrespective of the maturity date specified in any document or instrument evidencing the same, immediately due and payable.

     E. Notices. Any notice to be given or other document to be delivered by any Party to the other or others hereunder, and any payments from Buyer to Nuevo, may be delivered in person to an officer of any party, or may be delivered by Federal Express, private commercial delivery or courier service for next business day delivery, or may be deposited in the United States mail, duly certified or registered, return receipt requested, with postage prepaid, and addressed to the party for whom intended, as follows:

6

Revised 11/24/03

If to Nuevo:
Nuevo Energy Company
1021 Main, Suite 2100
Houston, Texas 77002
Attn: David A. Leach
Fax: (713)374-4899
Phone: (713)374-4802
Email: leachd@nuevoenergy.com

and

Attn: George B. Nilsen
Fax: (713) 374-4981
Phone: (713) 374-4973
Email: nilseng@nuevoenergy.com

Copy to:
Ullom Associates
16149 Redmond Way, Ste. 401
Redmond, Washington 98052
Fax: (425) 836-2870
Phone: (425) 836-2728
Email: ullomiw@aol.com

and

Nossaman, Guthner, Knox & Elliott, LLP
18101 Von Karman Avenue, Suite 1800
Irvine, California 92612-1047
Attn: William P. Tanner, III
Fax: (949) 833-7878
Phone: (949) 833-7800
Email: wtanner@nossaman.com

To Buyer:

Shea Homes Limited Partnership (“Shea”)
603 S. Valencia Avenue
Brea, CA 92823
Attention: Alan Toffoli
Fax: (714) 985-3605
Phone:(714) 792-2504
Attn: Alan Toffoli
Email:alan.toffoli@sheahomes.com

and

7

Revised 11/24/03

Tonner Hills 680 LLC 603 S. Valencia Avenue Brea, CA 92823 Attn: Joe Fleischaker Fax: (714)985-3605 Phone: (714)792-2592 Email: joe.fleischaker@sheahomes.com

Copy to:

Landmark Law Group, L.L.P.
10350 Santa Monica Boulevard, Suite 295
Los Angeles, CA 90025-5074
Attn: Gulwinder S. Singh
Fax: (310)300-2310
Phone: (310) 300-2300 Ext. 101
Email: gss@llgllp.com

Notice may also be given by facsimile transmission (“Fax”) to any party at the respective Fax number given above or by email, provided receipt of such transmission shall be confirmed by follow-up notice within seventy-two (72) hours by another method authorized above. Any party hereto may from time to time, by written notice to the other, designate a different address which shall be substituted for the one above specified. If any notice or other document is sent by mail as aforesaid, the same shall be deemed served or delivered seventy-two (72) hours after the mailing thereof as above provided. Notice by any other method shall be deemed served or delivered upon actual receipt at the address or Fax number listed above.

     F. Definitions. Except as specifically defined to the contrary herein, defined terms used in this PAPA Trust Deed shall have the same meanings prescribed in the Agreement or other Development Documents. When used herein, the word Land shall include the Project, and the word “including” shall mean “including without limitation. “ “Default” (also referred to herein as “Event of Default”) is defined in Section 5.8.1 of the Purchase and Sale Agreement (“Agreement”) between Trustor and Beneficiary, of even date herewith, to which the PAPA and this PAPA TD are attached as Exhibit “K.”

8

Revised 11/24/03

     G. CROSS-DEFAULT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, PAPA, OTHER DEVELOPMENT DOCUMENTS OR HEREIN, TRUSTOR AGREES AND HEREBY STIPULATES THAT (1) TRUSTOR HAS RECEIVED, REVIEWED AND UNDERSTANDS THE MEANING OF EACH AND EVERY PROVISION OF THAT CERTAIN PAYMENT AND PERFORMANCE AGREEMENT TRUST DEED, OF EVEN DATE HEREWITH, BETWEEN SHEA, AS TRUSTOR AND NUEVO, AS TRUSTEE AND BENEFICIARY (“SHEA PAPA TD”), INCLUDING SECTION I (CROSS-DEFAULT) THEREIN, AND (2) ANY DEFAULT BY SHEA UNDER THE SHEA PAPA TD, PAPA AND/OR AGREEMENT, SHALL CONCLUSIVELY AND AUTOMATICALLY BE A DEFAULT BY TRUSTOR HEREUNDER FOR WHICH ALL OF TRUSTEE’S AND BENEFICIARY’S RIGHTS, PRIVILEGES, BENEFITS AND REMEDIES HEREUNDER MAY BE EXERCISED.

Trustor’s Initials	Trustee’s and
Beneficiary’s Initials

     H. Shea Easement. This PAPA TD shall be subject and subordinate to that certain easement from TH 608 in favor of Shea for the completion of certain revegetation and other work to be completed by Shea on the TH 680 Land in connection with the Project, all as more fully agreed between Shea and TH 680, and approved by Beneficiary in its reasonable discretion.

9

Revised 11/24/03

          Trustor and Beneficiary have executed this PAPA Trust Deed as of the date first written above.

TONNER HILL 680 LLC, a Delaware limited liability company	NUEVO ENERGY COMPANY, a Delaware corporation

By:	By:

By:	Its:

By:	By:

By:	Its:

By:

By:

“Trustor”	“Trustee”

and

“Beneficiary”

10

Revised 11/24/03

State of California	)

)

County of Orange	)

     On ______________ before me, _____________    , personally appeared __________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature ____________________

State of California		)

)

County of	___________	)

     On ___________ before me, __________________    , personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature_________________

11

ATTACHMENT 1

TO PAPA DEED OF TRUST

(Legal Description of the TH 680 Land)

LEGAL DESCRIPTION

THOSE PORTIONS OF SECTION 1, TOWNSHIP 3 SOUTH, RANGE 10 WEST AND THAT PORTION OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 9 WEST, SAN BERNARDINO MERIDIAN, AS PER MAP FILED IN BOOK 51, PAGE 7 OF RECORDS OF SURVEY, PORTIONS OF TRACT NO. 16178, AS SHOWN ON A MAP FILED IN BOOK        , PAGES         THROUGH        , INCLUSIVE OF MISCELLANEOUS MAPS, IN CITY OF BREA AND THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA, BOTH IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOT 9 OF SAID TRACT NO. 16178,

TOGETHER WITH LOTS 11 THROUGH 19 INCLUSIVE OF SAID TRACT NO. 16178,

ALSO TOGETHER WITH LOT 21 OF SAID TRACT NO. 16178,

ALSO TOGETHER WITH PARCEL 1 MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     THAT PORTION OF SAID SECTION 1 MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWESTERLY CORNER OF SAID LOT 11;

THENCE ALONG THE SOUTHERLY BOUNDARY OF SAID LOT 11 NORTH 89°24'21'' EAST 495-67 FEET TO THE SOUTHWESTERLY BOUNDARY OF A GRANT DEED TO METROPOLITAN WATER DISTRICT RECORDED FEBRUARY 10, 1967, IN BOOK 8173 AT PAGE 641 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE SOUTHEASTERLY ALONG SAID SOUTHWESTERLY BOUNDARY SOUTH 28°12'22'' EAST 338.56 FEET TO THE NORTHERLY BOUNDARY OF TRACT NO. 12562 AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 4 THROUGH 9 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE WESTERLY ALONG SAID NORTHERLY BOUNDARY SOUTH 89°24'21'' WEST 659.12 FEET TO THE EASTERLY BOUNDARY OF TRACT NO. 9532 AS SHOWN ON A MAP FILED IN BOOK 454, PAGES 25 THROUGH 28 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE NORTHERLY ALONG SAID EASTERLY BOUNDARY NORTH 00°39’09” EAST 300.07 FEET TO THE POINT OF BEGINNING.

     CONTAINING: 3.977 ACRES, MORE OR LESS

ALSO TOGETHER WITH PARCEL 2 MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     THAT PORTION OF SAID SECTION 1 MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT 11, SAID CORNER ALSO BEING ON THE WESTERLY BOUNDARY OF PARCEL A6471-4, AS CONVEYED BY A FINAL ORDER OF CONDEMNATION RECORDED SEPTEMBER 29, 1970, IN BOOK 9417, PAGE 364 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY;

THENCE SOUTHERLY ALONG SAID WESTERLY BOUNDARY SOUTH 10°52'43'' WEST 306.11 FEET NORTHERLY BOUNDARY OF TRACT NO. 12563 AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 10 THROUGH 15 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE WESTERLY ALONG SAID NORTHERLY BOUNDARY SOUTH 89°24'21" WEST 890.93 FEET TO THE EASTERLY BOUNDARY OF A GRANT DEED TO METROPOLITAN WATER DISTRICT RECORDED FEBRUARY 10, 1967, IN BOOK 8173 AT PAGE 641 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER;

THENCE NORTHERLY ALONG SAID EASTERLY BOUNDARY THE FOLLOWING COURSES:

NORTH 23°43'24'' WEST 110.38 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE EASTERLY AND HAVING A RADIUS OF 100.00 FEET;

NORTHERLY ALONG SAID CURVE 20.51 FEET THROUGH A CENTRAL ANGLE OF 11°45'15'';

NORTH 11°58'09'' WEST 182.51 FEET TO THE SOUTHWEST CORNER OF SAID LOT 12;

THENCE LEAVING SAID EASTERLY BOUNDARY ALONG THE SOUTHERLY BOUNDARY OF LOTS 12, “B” AND 11 OF SAID TRACT NO. 16178, NORTH 89°24'21'' EAST 1037.25 FEET TO THE POINT OF BEGINNING.

CONTAINING: 6.694 ACRES, MORE OR LESS

ALSO TOGETHER WITH PARCEL 3 MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     BEING THAT PORTION OF SAID SECTION 7 BOUND AS FOLLOWS:

NORTHERLY BY THE SOUTHERLY BOUNDARY OF SAID LOT 13.

EASTERLY BY THE WESTERLY BOUNDARY OF SAID LOT 13 .

SOUTHERLY BY THAT CERTAIN COURSE ALONG THE NORTHERLY BOUNDARY LINE OF TRACT NO. 9577 AS PER MAP FILED IN BOOK 7438 AT PAGES 4 THROUGH 12, INCLUSIVE OF MAPS, IN THE OFFICE OF SAID COUNTY RECORDER, SAID COURSE SHOWN AS BEING (N89°47'11"W 200.21') ON LAST SAID MAP.

WESTERLY BY THAT CERTAIN COURSE ALONG THE EASTERLY BOUNDARY LINE OF LAST SAID TRACT 9577, SHOWN AS BEING (N 00°12'49"E 250.00') ON LAST SAID MAP.

PARCEL 3 ALSO BEING DESCRIBED AS “EXCEPTION A” TO “PROPERTY PARCEL FOUR” IN A CORPORATION GRANT DEED TO STRATHAVEN ESTATES RECORDED MARCH 15, 1966 IN BOOK 7868, PAGE 323 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER

CONTAINING: 1.148 ACRES, MORE OR LESS

ALSO AS SHOWN ON A DEPICTION, ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF.

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

PREPARED BY OR UNDER THE DIRECTION OF:

KATHLEEN SUSAN TETREAULT, P.L.S. 7297 MY LICENSE EXPIRES 12/31/2004 December 04, 2003 JN: 13207.00.000

DEPICTION

SHEET 1 OF 3

THOSE PORTIONS OF SECTION 1, TOWNSHIP 3 SOUTH, RANGE 10 WEST, TOGETHER WITH THAT PORTION OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 9 WEST, AS SHOWN ON A RECORD OF SURVEY FILED IN BOOK 51, PAGE 7 OF RECORDS OF SURVEYS, ALSO TOGETHER WITH LOTS 9, 11 THROUGH 19 AND 21 OF TRACT 16178, AS SHOWN ON A MAP FILED IN BOOK ____, PAGES ___ THROUGH ___, INCLUSIVE OF MISCELLANEOUS MAPS, IN THE CITY OF BREA, AND THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA

TRACT 16178	
LOT 9	= ±21.656 AC.
LOT 11	= ±69.751 AC.
LOT 12	= ±3.274 AC.
LOT 13	= ±339.220 AC.
LOT 14	= ±15.062 AC.
LOT 15	= ±1.309 AC.
LOT 16	= ±54.998 AC.
LOT 17	= ±7.523 AC.
LOT 18	= ±20.222 AC.
LOT 19	= ±45.461 AC.
LOT 21	= ±7.074 AC.
TOTAL	= ± 585.550 ACRES

TRACT 16178 (NAP)	
PARCEL 1	= ±3.977 AC.
PARCEL 2	= ±6.694 AC.
PARCEL 3	= ±1.148 AC.
TOTAL	= ± 11.819 ACRES

SCALE: 1" = 1500'

LOT 18
LOT 15
LOT 11
LOT 12
LOT 7
PARCEL 2
SEE DETAIL ON SHEET 2
PARCEL 1
CARMICHAEL DRIVE
57 FREEWAY
LOT 21
WILDCAT WAY
LOT 19
LOT 13
LOT 6
TRACT NO. 16178
LOT 5
INST. NO. 19960153320, O.R.
LOT 4
M.M. ___/___
LOT 13
R.S.B 51/7
O.R. 8846/971
LOT 17
LOT 14
LOT 16
VALENCIA AVE.
LOT 1
LOT 8
LOT 10
LOT 2
LOT 9
LOT 20
LOT 3
TRACT NO. 9577 M.M. 438/4-12
PARCEL 3 (SEE SHEET 3)
LAMBERT ROAD
KRAEMER BLVD.

LICENSED LAND SURVEYOR KATHLEEN SUSAN TETREAULT Exp. 12/31/04 No. 7297 STATE OF CALIFORNIA

THIS EXHIBIT WAS PREPARED BY ME OR UNDER MY DIRECTION.

The Keith Companies TKC
19 TECHNOLOGY DRIVE, IRVINE, CA 92618 (949) 923-6000

J.N. 13207.00.000 | DATE: 12/04/03

SHEET 2 OF 3

DEPICTION

THOSE PORTIONS OF SECTION 1, TOWNSHIP 3 SOUTH, RANGE 10 WEST, TOGETHER WITH THAT PORTION OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 9 WEST, AS SHOWN ON A RECORD OF SURVEY FILED IN BOOK 51, PAGE 7 OF RECORDS OF SURVEYS, ALSO TOGETHER WITH LOTS 9, 11 THROUGH 19 AND 21 OF TRACT 16178, AS SHOWN ON A MAP FILED IN BOOK ____, PAGES ___ THROUGH ___, INCLUSIVE OF MISCELLANEOUS MAPS, IN THE CITY OF BREA, AND THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA

SCALE: 1" = 400'
TRACT NO. 16178
M.M. ______/______
NAP
LOT 11
LOT 7
LOT "B"
LOT 12
TRACT NO. 8532
M.M. 454/25-28
O.R. 8173 / 641
P.O.B. PARCEL 1
SW CORNER LOT 11
P.O.B. PARCEL 2
SE CORNER LOT 11
57 FREEWAY
PARCEL A6471-4
O.R. 9417/364
S89°24'21"W
495.67'
PARCEL 1
3.977 ±AC.
L1
L2
C1
L3
N89°24'21"E 1037.25'
PARCEL 2
6.694 ±AC.
N00°39'09"E
300.07'
2 1
11 12
827.57'
659.12'
N89°24'21"E 2176.75'
339.25'
890.93'
S10°52'43"W
306.11'
R.S.B. 51/7
TRACT NO. 12562
M.M. 579/4-9
TRACT NO. 12563
M.M. 579/10-15
CARMICHAEL DRIVE

BEARING TABLE		
No.	BEARING	LENGTH
L1	S28°12'22"E	338.56'
L2	N11°58'09"W	182.51'
L3	N23°43'24"W	110.38'

CURVE TABLE			
NO.	RADIUS	DELTA	LENGTH
C1	100.00'	11°45'15"	20.51'

The Keith Companies TKC

19 TECHNOLOGY DRIVE, IRVINE, CA 92618 (949) 923-6000

J.N. 13207.00.000 | DATE: 12/04/03

SHEET 3 OF 3

DEPICTION

THOSE PORTIONS OF SECTION 1, TOWNSHIP 3 SOUTH, RANGE 10 WEST, TOGETHER WITH THAT PORTION OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 9 WEST, AS SHOWN ON A RECORD OF SURVEY FILED IN BOOK 51, PAGE 7 OF RECORDS OF SURVEYS, ALSO TOGETHER WITH LOTS 9, 11 THROUGH 19 AND 21 OF TRACT 16178, AS SHOWN ON A MAP FILED IN BOOK ____, PAGES ___ THROUGH ___, INCLUSIVE OF MISCELLANEOUS MAPS, IN THE CITY OF BREA, AND THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA

< > = RECORD DATA PER TRACT 9577

TRACT NO. 16178
LOT 13
PARCEL 3
1.148 ±AC.
<N00°12'49"E>
<250.00'>
<200.21'>
<N89°47'11"W>
SANTA FE AVENUE
M.M. ____/____
TRACT NO. 9577
M.M. 438/4-12
LOT 3
LAMBERT ROAD
KRAEMER BLVD.

SCALE: 1" = 200'

The Keith Companies TKC

19 TECHNOLOGY DRIVE, IRVINE, CA 92618 (949) 923-6000

J.N. 13207.00.000 | DATE: 12/04/03

REVISED 2/27/03
2:20 PM

ATTACHMENT 4 MINERAL PAPA

EXHIBIT I TO
PURCHASE AND SALE AGREEMENT
BETWEEN NUEVO AND BLACKSAND PARTNERS, L.P.

MINERAL

PAYMENT AND PERFORMANCE AGREEMENT

WELL ABANDONMENT AND OIL FIELD
ACCOMMODATION PROGRAM AND
OPERATOR/NUEVO IMPROVEMENTS

i

2.4.1.1 Default/Cure	21
2.4.1.2 Remedies Cumulative	21
2.4.1.3 Waiver	22
2.4.2. Continuous Operation	22
2.4.3. Assignment	23
2.4.4 Subdivision Maps and Applications	23
2.4.5. Captions	23
2.4.6. Invalidity of a Provision	23
2.4.7. Notices	23
2.4.8. Binding Effect:	25
2.4.9. Further Assurances	25
2.4.10. Time of Essence	25
2.4.12. Attorneys’ Fees	26
2.4.13 Payments	26
2.4.14 Applicable Law	26

ii

ATTACHMENTS

Attachment 1	LEGAL DESCRIPTION OF LAND
Attachment 2	LIST OF ENGINEERING FIRMS PER SECTION 2.1.9
Attachment 3	OIL FIELD RELATED THIRD PARTY EASEMENTS AND LICENSE–TPEL
Attachment 4	BREA FIELD DEVELOPMENT ACCOMMODATION PROGRAM

i

MINERAL

PAYMENT AND PERFORMANCE AGREEMENT

     This Payment and Performance Agreement (“Agreement” or “PAPA”) is made this ______ day of ______, 2003, by and between NUEVO ENERGY COMPANY, a Delaware corporation (“Nuevo”) and BLACKSAND PARTNERS, L.P., a Texas Limited Partnership (“Operator”). Such entities are hereinafter individually or collectively referred to as a “Party” or the “Parties.”

P R E A M B L E:

     A. Concurrently herewith, Operator has acquired from Nuevo that certain real property consisting of mineral interests located in Orange County, California, more particularly described on Attachment “1” which is appended hereto and incorporated herein by this reference (“Minerals”).

     B. In accordance with the Purchase and Sale Agreement of even date herewith, pursuant to which Operator is acquiring the Minerals, the Parties wish to set forth herein certain obligations of Operator, Nuevo and Developer (defined below in Section 1.2) regarding the Program (defined below in Section 2.1) and the construction of other improvements.

     C. As described herein and in the Development Declaration (defined in Section 1.3), Operator has assumed certain obligations with respect to the Program, which, pursuant to this Agreement, Nuevo is required to perform.

     NOW, THEREFORE, in consideration of the PREAMBLE and the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including without limitation the conveyance of the Minerals to Operator by Nuevo, the Parties hereby covenant and agree as follows:

     1. Definitions. Unless otherwise expressly provided herein, the following words and phrases when used in this Agreement shall have the following meanings; all terms not specifically defined herein shall have the meaning prescribed for them in the PSA or elsewhere in the Development Documents.

          1.1 PSA. “PSA” or “Purchase and Sale Agreement” shall mean that certain agreement described in Paragraph “B” of the Preamble to this Agreement.

          1.2 Developer. “Developer” shall mean Nuevo as the initial applicant to Governmental Agencies for development of the Project or any entity (or entities collectively or individually) which subsequently acquires all or any portion of the surface fee interest in the Parcel for the purpose of developing all or a portion of the Project, from and after the effective date of such acquisition.

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          1.3 Development Declaration.“Development Declaration” shall mean that certain Declaration of Development Covenants, Conditions and Restrictions encumbering the Parcel between Nuevo and Operator and recorded as described in the Repository Instructions.

          1.4 Development Documents. “Development Documents” shall have the meaning prescribed in the PSA.

          1.5 Final Acceptance.“Final Acceptance” means the date on which Developer or Operator has delivered an Acceptance Confirmation for those activities in each Program Segment set forth in Section 2.1.4.2, after it has conducted a final inspection of all work performed by the other or Nuevo in connection with the activity.

          1.6 Reimbursement Amounts. “Reimbursement Amounts” shall have the meaning given in Section 2.1.4. 1. of this Agreement.

          1.7 DRE. “DRE” shall mean the California Department of Real Estate or such other governmental agency of the State of California which administers the sale of subdivided lands pursuant to Sections 11000 et seq. of the California Business and Professions Code, or any similar California statute hereinafter enacted.

          1.8 Parcel.“Parcel” shall mean all that certain real property described on Attachment “1” which is appended hereto and incorporated herein by this reference, less and except the Minerals acquired by Operator.

          1.9 Program.“Program” has the meaning set forth in Section 2.1.

          1.10 Unavoidable Delay. “Unavoidable Delay” shall mean any prevention, delay or stoppage in the completion of a Party’s Work as defined herein caused by fire, explosion, unavailability or breakdown of machinery or equipment or by acts of God, war, riot, civil insurrection, labor disputes, inability to obtain labor or materials or reasonable substitutes therefor, any order, regulation, request or recommendation of a Governmental Agency, or other similar matters or causes beyond the reasonable control of the responsible party other than for the payment of money; provided, however, that nothing in this Section shall excuse the performance of any act rendered difficult solely because of the financial condition of a party.

     2. Well Abandonment and Oil Field Accommodation Program and Improvements.

          2.1 Program. Nuevo, at no cost and expense to Operator except as may be expressly provided in this Agreement, shall conduct a well abandonment and oil field accommodation program for the Parcel composed of those tasks and activities which are described in this Section 2 and are specifically set out in Attachment 4 hereto, which, together with those tasks and activities of Developer described in this Section 2 and specifically set out in Attachment 4 are hereinafter referred to as the “Program.” In connection with the performance of the Program, Nuevo shall, in the event of conveyance of the Parcel, enter into an agreement with any successor Developer which will provide for the performance by Developer of those tasks and activities described in this Section 2 as Developer’s responsibility. The Program shall

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be undertaken with Operator’s cooperation, and in accordance with standards promulgated at the time of such work by the California Department of Conservation, Division of Oil, Gas and Geothermal Resources (“CDOGGR) or such other governmental agency having jurisdiction over the activity, other legal and regulatory requirements, as amended from time to time (but such amendment applicable only to those activities for which Final Acceptance has not been received), and good oil field practices, all subject to the terms of this Agreement. Generally, the Program will be accomplished as follows:

            2.1.1 Operator’s Surface Facilities.

                   2.1.1.1 Removal of Surface Facilities and Subsurface Pipelines. Nuevo shall remove certain of Operator’s surface equipment as specified in Attachment 4, to the extent and when necessary in accordance with the applicable Developer Notice to Proceed within the Development Areas and lands adjacent thereto, including those areas designated for continued oil and gas operations, to accommodate Developer’s Grading Plan. This will include, but not be limited to, pumping units, concrete cellars and concrete pads immediately contiguous to the wellheads, power poles, transformers, manifolds, test bubbles, compressors, tanks, vessels and above ground pipelines. In addition, Nuevo shall drain, flush and cap subsurface pipelines, to the extent and when necessary in accordance with the applicable Developer Notice to Proceed within the Development Areas and lands adjacent thereto to accommodate Developer’s Grading Plan. Removal of subsurface pipelines to the extent deemed necessary or desirable shall be the responsibility of Developer. Prior to Nuevo’s commencement of work, Operator shall isolate and cease operation of all equipment and facilities to be removed and shall take such other steps as are reasonably necessary to allow such removal to be conducted in accordance with all applicable regulatory requirements and consistent with good oil field practices. The surface equipment will be removed from such wells, not just those to be abandoned, to facilitate the grading. Each wellhead will be surveyed and marked by Operator one (1) time only and Nuevo and Developer will inspect and approve the markings. After inspection and approval of the well markings, Developer will be responsible for grading around the well casings without damaging them. Upon approval of the well markings, Developer shall proceed in a timely manner and be responsible to pay, and shall be solely liable for, any and all damage to any wells caused by Developer’s grading operations.

     The acts or omissions of Developer or Nuevo in accordance with the terms of this Agreement may not be imputed to Operator unless expressly stated herein. Developer and Nuevo are each performing their obligations hereunder as independent contractors and not as a subcontractor or agent of Operator. Furthermore, the actions or omissions of Operator must be based upon a specific duty imposed by this Agreement or law upon Operator, and not delegated to Nuevo.

                   2.1.1.2 Remediation Responsibilities. Should Developer encounter soil that appears to be crude oil or oil well production impacted (evidenced by staining or odor), Developer shall immediately notify Operator’s field operations person and Nuevo’s on-site representative. Developer shall be fully responsible for funding, implementing and completing all environmental testing, assessment, remediation, monitoring, reporting or other requirements (with the assistance of Operator or Nuevo if the absence of such assistance would prevent Developer from properly performing such responsibilities) with respect to such crude oil or oil

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well production impacts. To the extent that such crude oil impact or oil well production impact is associated with active and producing wells or operational pipelines or facilities, Operator shall be responsible for completion of any required well, pipeline or facility repairs. Notwithstanding the foregoing, Nuevo at its sole cost and expense shall be and remain responsible for (i) those remediation activities described in the approved Remedial Action Plan submitted December 16, 1999, as amended October 3, 2001, December 27, 2001 and January 13, 2003 (“EIR Remediation”) and (ii) crude oil or other oil well production releases that result from work and activities undertaken by Nuevo in furtherance of this Agreement. Upon discovery of crude oil or oil well production contamination in the vicinity of a well identified in Schedule B of Attachment 4 or temporary or permanent pipeline or facility, Operator’s field operations person, Nuevo’s onsite representative and Developer’s on site representative shall determine as soon as reasonably practical if the soil is crude oil impacted as a result of a leak caused by (i) Operator’s ongoing production activity in which event costs associated with cleanup and remediation to oil field standards shall be the responsibility of Operator, (ii) the activities of Nuevo in performance of the Program including EIR Remediation in which event costs associated with cleanup and remediation shall be the responsibility of Nuevo or (iii) from any other causes in which event the costs associated with cleanup and remediation, including costs to bring cleanup associated with ongoing production activities from oil field standards to residential standards, together with clean up and remediation of all contamination other than the EIR Remediation, shall be Developer’s responsibility. The Parties agree that if Operator’s field operations person and Developer’s and Nuevo’s on site representatives cannot make such a determination or cannot agree on the source of the apparent soil contamination within seven (7) business days, Nuevo, Developer and Operator will designate a representative from a reputable, soils engineering firm that routinely does soils work (“Soil Firm”) who is familiar with soil contamination issues to designate the source of the apparent soil contamination. If the parties are unable to select a Soils Firm, any party to this Agreement may make application to the Superior Court of Orange County for the timely appointment of a Soil Firm. The Soil Firm’s representative shall take a sufficient number of samples to permit initial and follow-up testing and such representative’s determination as to all matters, including the allocation of costs, including its fees, shall be final and binding on the parties hereto. The parties shall use their commercially reasonable efforts to secure the determination by the Soil Firm’s representative of the source of the apparent soil contamination shall be made as soon as practicable after notification to the Soil Firm. If the Soil Firm’s representative cannot make a conclusive determination as to the source of the apparent soil contamination, the soil contamination shall be presumed to have been from other than ongoing production activity. The party whose actions are found to have created the contamination shall in addition to the clean up and remediation cost, pay for the Soil Firm’s work; and if more than one party is found to have created such contamination, the costs of the Soil Firm’s work will be prorated by such firm among the parties creating the contamination in proportion to that Parties’ contribution to such contamination.

            2.1.2. Third Party Easements and Licenses. Nuevo and Operator will cooperate with Developer in attempting to remove and/or relocate from the Development Areas oil field related easements and licenses for pipelines (“TPEL”) belonging to other entities, including those of Southern California Edison. Nuevo is not aware, to the best of its knowledge, of any other TPEL on or affecting the Parcel except as described in Attachment “3,” hereto. Nuevo and Operator shall not be required to incur any costs, in their efforts to cooperate in the removal and/or relocation of the TPEL. Temporary pipelines may be required in some areas

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while the grading is in progress. Operator and Nuevo will use commercially reasonable efforts, at no cost to Operator and Nuevo, to assist Developer at Developer’s expense in causing these pipelines to be reinstalled by the respective companies in permanent easements after the grading is complete. Operator agrees that upon Developer’s written notice, Operator will assist Developer in giving notice to the third party companies in an attempt to have the pipelines removed and replaced. Operator and Developer acknowledge receipt of copies of the easement documents, both recorded and unrecorded, listed on Attachment “3” hereto and incorporated herein by this reference.

            2.1.3. On-Site Representative. Nuevo, Operator and Developer shall each have the right to have representatives on-site both before the grading begins and during the grading operations on the Parcel to observe such grading operations. Developer agrees to give Operator sufficient notice prior to commencement of grading to allow Operator to arrange to have a representative on-site at Operator’s cost, if Operator so elects.

            2.1.4. Reimbursement.

                   2.1.4.1. Reimbursement Plan. Operator and Nuevo agree that the costs to implement the Program (“Reimbursement Amounts”) shall not be borne by Operator, unless otherwise provided herein. Notwithstanding any term in the Agreement to the contrary, Operator shall only be responsible for the cost of incremental work, if any, requested by Operator under Section 2.3.2. The parties recognize that the Project may be modified as a result of new or additional governmental requirements or as a result of the mutual agreement of the Developer and Operator or among Developer, Operator and Nuevo as specified herein. In no event shall any modification requested by Developer or any additional or new governmental requirements prior to Final Acceptance result in costs, expenditures or commitments by Operator.

                   2.1.4.2. Program Segments and Notices to Proceed. The Program shall be implemented into segments as shown below, and each Program Segment shall commence upon proper receipt of a written notice issued by Developer and delivered to Nuevo and Operator specifying the Program Segment to be performed (“NTP”), as follows:

Program Segment		Notice to Proceed (“NTP”)	Acceptance Confirmation
Pre-Phase I Initial Activity		NTP will be issued as mutually agreed between Nuevo and Developer.

•	Preliminary and detailed engineering		Not Applicable
and design

•	Permitting		Not Applicable

•	Remediation required by EIR		Developer

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Program Segment		Notice to Proceed (“NTP”)	Acceptance Confirmation
•	Initial abandonment of 25 idle and reabandoned wells		Not Applicable

Pre-Phase I Intermediate Activity		NTP will not issue prior to receipt of all required Operator permits or, to the extent certain activity can be commenced without permits, as
•	Begin procurement of all required materials and equipment	mutually agreed between Nuevo and Developer.	Not Applicable

•	Remove infrastructure and initial abandonment of active wells		Not Applicable

•	Begin construction of tank farm and field infrastructure		Not Applicable

Pre-Phase I Final Activity		NTP will not issue prior to receipt of all required Operator permits or, to the extent certain activity can be
•	Complete construction of tank farm and field infrastructure	commenced without permits, as mutually agreed between Nuevo and Developer.	Operator

•	Construct power system		Operator

•	Temporary removal of equipment		Not Applicable

Phase I		NTP will not issue prior to receipt of all required Operator permits or, to the extent certain activity can be commenced without permits, as
•	Raise/lower Phase I well heads	mutually agreed between Nuevo and Developer.	Operator

•	Final abandonment of Phase I wells		Developer

•	Accommodation of retained wells		Operator (and Developer for limited purpose of design compliance)

•	Remove infrastructure and initial abandonment of Phase II wells		Not Applicable

•	Temporarily remove Phase II retained well equipment		Not Applicable

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Phase II		NTP will not issue prior to receipt of all required Operator permits or to, the extent certain activity can be commenced without permits, as
•	Raise/lower Phase II well heads	mutually agreed between Nuevo and Developer.	Operator

•	Final abandonment of Phase II wells		Developer

•	Accommodation of retained wells (21 wells)		Operator (and Developer for limited purpose of design compliance)

•	Remove infrastructure and initial abandonment of Phase III wells (8 wells)		Not Applicable

•	Temporarily remove Phase II retained well equipment		Not Applicable

Phase III		NTP will not issue prior to receipt of all required Operator permits or, to the extent certain activity can be commenced without permits, as
•	Raise/lower Phase III well heads	mutually agreed between Nuevo and Developer.	Operator

•	Final abandonment of Phase III wells		Developer

•	Seismic Sensor installation		Developer

     Upon receipt of the NTP for any Program Segment specified above, Nuevo shall be obligated to commence the required work within forty-five (45) days and complete the work within the time duration specified in Attachment 4. Operator shall cooperate in good faith with Nuevo and Developer in the implementation of the Program. Operator shall (i) promptly process all permit requests; (ii) at its cost comment on all submittals of specifications or plans within ten (10) business days of receipt thereof; and (iii) at its cost make all facilities available for accommodation under the Program such that Nuevo may commence the Program Segment within 45 days of receipt of a NTP. To the extent that Operator fails to fully and timely cooperate with Nuevo, and Nuevo, as a result of Operator’s acts or omissions, incurs penalties, damages or incremental costs in performing the Program, such penalty, damage or cost shall be the responsibility of Operator and Operator hereby agrees to defend, indemnify and hold Nuevo harmless therefrom. Operator shall also be liable to Developer for any and all incremental reasonable cost or expense incurred by Developer in the development of the Development Areas as a result of Operator’s failure to comply with the provisions of this Section. Operator expressly agrees to pay such incremental Developer costs and defend, indemnify and hold Nuevo harmless therefrom. In addition to the foregoing, should Operator fail to temporarily or permanently shut in any well in accordance with the Program, Nuevo shall have the right, but not the obligation to shut-in such well at Operator’s sole risk and expense. In the event Developer abandons or

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suspends the Program other than as a result of Unavoidable Delay, and does not resume Program activity within the time period specified in Section 2.4.1.1 after receiving written notice from Operator, Nuevo shall restore such wells to production at Developer’s risk and sole expense provided that Nuevo has been prepaid by Developer an amount adequate to restore such wells. To the extent Nuevo acts as the Developer hereunder and fails properly to carry out the responsibilities and obligations allocated to Developer in this Section 2, Operator, after ten (10) days written notice to Nuevo, may take over and discharge such responsibilities and obligations at the sole cost and expense of Nuevo, to be reimbursed in cash to Operator within thirty (30) days of proper completion of such Work by Operator, fully in compliance with this PAPA and all plans and specifications for such Work.

            2.1.5. Anchor Points and Pulling Pads. As part of the Program, Nuevo shall be responsible for construction of the anchor points and pulling pads necessary for Operator’s continuing Oil Operations within the Exclusive Use Areas and Joint Use Areas within the Development Areas and graded areas adjacent thereto.

            2.1.6. Well Accommodation. As part of the Program, Nuevo will relocate below the surface of the Parcel, all operating wellheads in the Development Areas, and those required wells within the adjacent grading areas and Public Park areas, and as required by appropriate Governmental Agency rules as more particularly set out in Attachment 4, Schedule B.

            2.1.7. Insurance. Each Party shall use commercially reasonable efforts to name the other parties as Additional Insured, on each Party’s standard blanket insurance policy covering its activities related to the Minerals or in connection with the Program Improvements, for the duration of their construction or their activities on the Minerals and any portion of the Parcel.

            2.1.8. Completion of the Program.

                      2.1.8.1. Performance by Each Party. Nuevo shall timely commence and complete each Program Segment within the time duration specified in Attachment 4 after receipt of all required permits for such Segment. Phase I, II and III Segments will not commence until after completion of Developer’s grading for that Segment. In no event shall Nuevo or Operator be obligated to design, construct or install any improvements nor undertake work or activities other than those specified in Attachment 4. Should Developer or Operator’s failure to perform, including, without limitation, pursuant to Section 2.1.4, other than for the payment of money, or should Nuevo’s failure to complete any aspect of the work or any Program Segment result from an Unavoidable Delay, such required performance shall be excused for the period of time that the Unavoidable Delay prevents performance and the time duration for the Program Segment shall be extended by the length of time performance is delayed. Provided, however, that nothing in this Section shall excuse the performance of any act rendered difficult solely because of the financial condition of a party. In the event that any delay due to Unavoidable Delay is anticipated by a Party, such Party shall promptly notify the other parties of such delay, its cause and the estimated duration of the delay. Each Party shall exercise due diligence to shorten, mitigate and avoid the effects of the delay and shall keep all Parties informed as to its efforts.

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               2.1.8.2. Final Acceptance. Developer and Operator shall respectively conduct a final inspection of those activities in each Program Segment as set forth in Section 2.1.4.2 as to the items by their name in the “Acceptance Confirmation” in such section within fifteen (15) days of written notice of completion. In addition Operator shall have the right, but not the obligation, to perform a final inspection of the Developer’s work and comment on the same. Developer and Operator shall deliver to Nuevo (with a copy to the other) (i) its written confirmation of “Final Acceptance of all matters” (each an “Acceptance Confirmation”) for each activity in a Program Segment designated for its Acceptance or (ii) an Acceptance Confirmation of all matters it considers as completed and a detailed description of any items in the Program Segment designated for its Acceptance which it in good faith cannot give “Final Acceptance” together with its requirements therefore. The issuance of an Acceptance Confirmation of each completed activity within the Program Segment and of all matters shall be contingent upon acceptance of the work by the appropriate governmental authority to the extent required. If the parties cannot resolve any item for which an Acceptance Confirmation has not been given within 30 days, such unresolved item shall be submitted to arbitration in accordance with this Agreement. Upon completion of any outstanding items, Operator or Developer shall deliver an Acceptance Confirmation thereof to Nuevo and the other within 10 days of such completion. After Final Acceptance, Developer shall be responsible for and shall release, hold harmless and indemnify Operator and Nuevo from all claims, demands, losses or damages, of any sort whatsoever, relating to the design, engineering, permitting, maintenance, repair, replacement, relocation, removal and reinstallation of any abandoned wells, pipelines or facilities located within or adjacent to the Development Areas and all other matters for which it has given an Acceptance Confirmation and, together with all other work performed hereunder shall be referred to as “Developer Liability”. After Final Acceptance, Operator shall be responsible for and shall release, hold harmless and indemnify Developer and Nuevo from all claims, demands, losses or damages of any sort whatsoever, relating to the design, engineering, permitting, installation, repair, relocation, removal and reinstallation of all active wells, pipelines or facilities and all other matters for which it has given Final Acceptance (“Operator Liability”). It is the intention of the Parties that upon Final Acceptance, Nuevo shall have no further liability or obligation with respect to the Program and the wells, equipment and facilities accommodated under the Program. Upon Final Acceptance, Nuevo and Operator shall be relieved of any and all liability directly or indirectly related to Developer Liability; provided that notwithstanding the foregoing, so long as Nuevo is Developer, Nuevo shall not be relieved of Developer Liability. Upon Final Acceptance, as between Nuevo and Operator, Nuevo shall be relieved of further liability or obligation and Operator shall indemnify, release and hold Nuevo harmless from any and all claims, including third party claims, related to Operator Liability. Notwithstanding anything to the contrary contained herein, Operator, prior to Final Acceptance, shall not be liable or responsible for any increased costs which result from governmental requirements to obtain additional permits or remediate or restore the Parcel to a higher standard resulting from the real estate development and all such incremental or increased costs shall be the responsibility of Developer.

               2.1.8.3. Liability Allocation. Notwithstanding the above or the Indemnities Developer gives in its agreement to purchase the Parcel, at any time prior to Final Acceptance, Developer may, in its reasonable discretion, seek arbitration as provided in

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Section 2.1.4.3 against Nuevo to obtain damages for losses suffered as a result of the failure of Nuevo to timely or properly complete the Program Segment or work hereunder. All disputes between any of the Parties herein shall be resolved through arbitration. Any award in such arbitration shall be limited to the recovery of actual direct damages incurred by Developer. Developer shall not be entitled to indirect, consequential, special, exemplary or punitive damages. After Final Acceptance by Developer, Developer shall have no cause of action with respect to Developer’s Liability against Operator or Nuevo, or their successors or assigns. After Final Acceptance by Operator, Operator shall have no cause of action against Developer or Nuevo or their successors or assigns for Operator’s Liability but Operator or Developer may, in its reasonable discretion, maintain a lawsuit, arbitration or other action against any construction entities hired by Nuevo (but not Nuevo itself) to perform work on the Parcel pursuant to a written contract (“Construction Entities”), to obtain damages for losses suffered as a result of Nuevo’s failure to timely or properly construct the completed work, to the extent caused by such Construction Entities. In that regard, to the extent it possesses and may assign same, Nuevo hereby conveys, transfers and assigns (and, if necessary, will convey, transfer and assign at such time as such cause of action arises) to Operator and Developer a non-exclusive assignment of its rights and interests in and to any relevant contracts or subcontracts, for the limited purposes stated herein, without any obligation by Nuevo to participate in such lawsuit or action, as a party or otherwise, and without any responsibility, warranty, representation or liability for any outcome pursuant thereto or damages awarded therein. Construction Entities include contractors, subcontractors, materialmen or other independent entities, but not Operator or Nuevo, their respective constituent partners, officers, employees or any other related entities. Upon ten (10) days written request, Nuevo will provide Operator and Developer with a list of such Construction Entities which have supplied Operator and/or Nuevo with the Preliminary Notice prescribed by the California Civil Code for the maintenance of mechanic’s lien rights (See Exhibit “F” to the PSA). Nuevo further agrees to not enter into any contract with a Construction Entity that waives the liability for such entity’s negligence.

            2.1.8.4. Construction Easement. Operator and Developer, their respective successors and assigns, hereby grant to Nuevo together with the right to partition, grant and transfer the same, a nonexclusive easement in gross over the Parcel to the extent necessary to complete all work required by the Program.

      2.1.9. Developer Option to Purchase Wells. Developer may at any time prior to commencement of grading, elect to purchase any or all of Operator’s active wells lying within the Development Areas solely for the purpose of well abandonment by giving notice by certified mail of such well designation. The value of a producing oil well or an injection well shall be determined by mutual agreement of the parties taking into consideration the current condition of the well, the reserves assigned to the well, the well’s production, operating cost, plugging and abandonment cost, for an injector well, the replacement cost, and any other matter deemed relevant. For purposes of this Section 2.1.9, the value of a well shall be equal to the average of the values determined by the reserve engineers, one to be selected by each party from the list attached as Attachment 2. Each party shall select one company from such list by providing written notice thereof within ten days of the certification date of Operator’s notice. The value, once determined, shall be final. Prior to grading, the determined value shall be paid by Developer to Operator, and such costs to Developer shall not be considered as costs to

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implement the Program. Developer shall notify Operator within ten (10) days of receipt of the determination of values which wells it elects to purchase. Developer shall pay the amount to Operator within twenty (20) days of such notice. Upon receipt of such payment, Operator shall promptly (i) shut in any applicable wells, if active, and (ii) deliver to Developer a Bill of Sale for any such well and transfer operatorship to Developer. Developer shall (iii) assume operatorship and obtain all necessary permits and governmental approvals to act as Operator, (iv) not return any well it purchases to production, and (iv) cause such wells to be plugged and abandoned and all gathering lines and facilities abandoned and, if above ground, removed all in accordance with all Governmental Agency regulatory requirements at Developer’s sole cost and expense in the same time and manner required of Operator under the Program. Any ancillary costs associated with the purchase and plugging and abandonment of any such wells and removal of facilities therefor shall not be considered as Reimbursement Amounts.

          2.2. The Program and Party Responsibilities. Except as otherwise provided herein, Operator, Nuevo and Developer shall cooperate in the completion of the Program and each Party shall perform its obligations in a commercially reasonable manner, and in good faith, as described below and elsewhere herein:

     I. Post closure-Pre Grading Events

        A. Operator and Nuevo have mutually agreed or, if so indicated, shall mutually agree, in a manner consistent with Attachment 4 hereto, to the following matters as more specifically set out in Attachment 4 and schedules thereto:

i.	the location and size of the area for the expansion of the existing Tonner Canyon Tank Farm (“Tank Farm”), which will be required prior to the decommissioning of the existing East Naranjal Tank Farm (“EN Tank Farm”).

ii.	the general alignment and grade for service lines to the Tank Farm and plan facilities to accommodate the operating wells previously served by the East Naranjal Tank Farm. (References to grade within this Agreement refer only to those lines for which burial is required.) The final alignment and grade will be mutually agreed to so as to avoid conflict with future development to the extent possible and to avoid future interruption of service.

iii.	the general alignment and grade for the surface and subsurface installation of the 12KV service line from the existing electrical substation to the new site and to the existing Steams gas plant location (“Gas Plant”). The final alignment and grade have been selected as to minimize conflict with future development and avoid future interruption of service.

iv.	INTENTIONALLY OMITTED

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v.	shall mutually agree upon the location, alignment and grade of the “sales point” for the ConocoPhillips (formerly Tosco) pipeline to serve the Tank Farm.

vi.	shall mutually agree upon the location, alignment and grade of the gas gathering system and associated facilities, and service lines between the Gas Plant and the Tank Farm.

vii.	shall mutually agree upon the final grade elevations for each existing well remaining in the Development Areas, or impacted by grading for the Development Areas.

viii.	shall mutually agree upon access plans to provide for interim and final access to accommodate the Program work and all future oilfield-related activities.

          B. Developer, at Developer’s cost and expense, shall:

i.	Prepare the Grading Plan and process it through the appropriate Governmental Agency. The Grading Plan shall be designed to be completed in three phases to correspond to the work set out in Attachment 2, all as approved by the appropriate Governmental Agency.

ii.	Prepare a soils and geological review of the Grading Plan.

iii.	Satisfy, or cause to be satisfied, all mitigation measures precedent to grading found in the Final Tonner Hills EIR.

iv.	Prepare a preliminary utility master plan (“Street and Utility Improvement Plans”) to serve as a basis for the Facilities Plan (see C.v., below) and to be submitted to, and approved by, the appropriate Governmental Agency.

v.	Provide grade elevations for all wells to be retained or abandoned within the Development Areas or impacted by grading required for the Development Areas.

vii.	Obtain coverage under the National Pollutant Discharge Eliminating System (NPDES) statewide General Construction Activity Stormwater Permit from the State Water Quality Control Board.

viii.	Cause a Remedial Action Plan to be completed and processed through the County of Orange Health Care Agency, Division of Environmental Health, or such agency as may have current jurisdiction of any identified contaminants.

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          C. Nuevo at Developer’s cost and expense shall:

i.	Complete construction drawings for the expanded Tank Farm and facilities related thereto and process them through the appropriate Governmental Agencies (including, if necessary, the South Coast Air Quality Management District).

ii.	Complete improvement and relocation plans and process them through the appropriate Governmental Agencies (as necessary) for the relocation of the Tank Farm service lines, the East Naranjal Tank Farm service lines, the Gas Plant service lines, natural gas gathering lines and 12KV power lines.

iii.	Prepare and submit the well abandonment program, as set out in Attachment 4, for permitting through CDOGGR.

iv.	Prepare schematic facilities plans for pipelines and facilities (“Facilities Plan”) to service the wells to be accommodated within and adjacent to the Development Areas.

v.	Construct the Tank Farm improvements.

vi.	Remediate the identified contaminated soils associated with the EN Tank Farm. Exhumed soils will be isolated and stock piled for placement by Developer with the grading of the first phase of development in accordance with the approved Remedial Action Plan. Exhumed soils not meeting the criteria for placement on site will be removed from the site for appropriate disposal.

vii.	Decommission the EN Tank Farm once the service lines are connected to the improved Tank Farm.

viii.	Construct the new service lines as required to the Tank Farm, rerouting lines currently serving the East Naranjal Tank Farm, and prepare as-built plans for those service lines which are permanent.

ix.	Drain, flush and mark for grading any identified abandoned EN Tank Farm and Tank Farm pipelines.

x.	Construct the temporary or permanent (as applicable) gas gathering lines and facilities to the Gas Plant.

xi.	Flush and mark any identified abandoned below ground pipelines and facilities for grading.

xii.	Relocate the 12KV line from the existing electrical substation to the existing Gas Plant and Tank Farm as necessary.

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xiii.	Locate and mark all identified pipelines and facilities within the area to be graded.

xiv.	Relocate the point of sale for the ConocoPhillips (formerly Tosco) pipeline to the relocated ConocoPhillips (formerly Tosco) pipeline to connect to such new point of sale.

xv.	Complete the design drawing for all service-related facilities not otherwise contemplated herein.

xvi.	Prepare and submit fire and seismic protection plans for accommodated facilities.

     II. Site Clearing and Site Grading Events Within the Development Areas.

          A. Upon notice from Developer of the issuance of a grading permit, and prior to site clearing, Nuevo, with the cooperation of Operator, shall, after the receipt of the NTP on a Segment-by-Segment basis, in accordance with the work associated with the Program Segment as further set out in Attachment 4:

i.	“Shut in” the appropriate wells as necessary; and all appurtenant service lines and pipelines for such wells will be drained, flushed and marked in place.

ii.	Disassemble and remove the surface facilities for such wells (test bubbles, manifolds, valves, etc.).

iii.	Remove all well site equipment associated with such wells.

iv.	Remove all of Operator’s surface and subsurface power lines and transformers.

v.	Relocate, as necessary, power lines, pipelines and facilities to service wells located outside of the Development Areas.

vi.	Cause all identified wells impacted by grading to be clearly marked.

vii.	Commence well abandonment operations for those wells that are to be permanently abandoned. Identify and isolate any contaminated soils associated with the wells for remediation as called for in the approved Remedial Action Plan. Soils not meeting the criteria for placement in deep fills, if any, will be removed from the site for appropriate disposal.

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viii.	Remove and crush all well cellars associated with the wells to be abandoned and accommodated; the concrete will be crushed, and stockpiled for later placement by Developer.

ix.	Maintain full authority over the cleanup and remediation operations for any crude oil released as a result of Developer’s performance. All such costs shall be for the account of Developer.

x.	Provide Developer with copies of all inspection records and reports and test results for any contaminated soils associated with the well work.

          B. Upon the issuance of a grading permit, Developer at Developer’s cost shall, on a Segment-by-Segment basis, in accordance with the work associated with the applicable Program Segment as further set out in Attachment 4:

i.	Provide construction staking to define the limits of the area to be cleared and developed.

ii.	If not previously commenced, notify the appropriate Governmental Agencies and all interested parties of the commencement of the soils remediation program as required under the approved Remedial Action Plan. (This assumes that the majority of the soils remediation efforts will occur during the grading operations, and will utilize a modified direct burial approach.)

iii.	Coordinate grading with Nuevo, such that the scheduled sequence of wells to be shut-in or abandoned, as appropriate, is consistent with Developer’s grading program.

iv.	Provide notice to the grading contractor as to the well locations and the necessity of avoiding wells during the clearing and grading operation(s).

v.	Cause a comprehensive health and safety plan to be prepared and submitted to Nuevo and Operator and all the appropriate Governmental Agencies prior to commencement. The plan shall cover both grading and remediation activities.

vi.	If not previously remediated by Nuevo during the soils remediation process of those sites that are set out in Attachment 4 as Developer’s responsibility, remediate (at Developer’s cost) those specific sites requiring remediation identified in the approved Remedial Action Plan that lie within Development Areas or within the grading area adjacent to the Development Areas including

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exhuming and remediating the contaminated soils which it shall also isolate and stockpile for placement by the Developer in deep fills during the phased grading operation in accordance with the approved Remedial Action Plan. Soils not meeting the criteria for placement in deep fills, if any, will be removed by Developer (at Developer’s cost) from the site for appropriate disposal.

vii.	At all times comply with the mitigation measures of the Final Tonner Hills EIR, and the requirements, as applicable, of the USF&WS Resource Management Plan.

          C. During grading, Nuevo shall, on a Segment-by-Segment basis, in accordance with the Work associated with the applicable Program Segment as further set out in Attachment 4:

i.	Identify and isolate any contaminated soils associated with the wells for remediation as called for in the approved Remedial Action Plan. Isolated soils meeting the criteria of the approved Remedial Action Plan will be stockpiled for placement in deep fills by Nuevo. Soils not meeting the criteria will be removed from the site for appropriate disposal.

ii.	Provide Developer with copies of well abandonment reports for all well abandonment activities completed as provided to and from CDOGGR.

iii.	Design the final Facilities Plan in accordance with the Street and Utility Improvement Plans provided by Developer.

iv.	Relocate temporary service lines serving the oil operations as may be necessary.

          D. During grading, on a Segment-by-Segment basis, in accordance with the phasing plan, Developer shall:

i.	Prepare and process the Precise Area Plans and Level B Tentative Maps through the appropriate Governmental Agencies, showing the final lot layout and the Joint Use and Exclusive Use Areas to be retained around the wells remaining in operation. The Precise Area Plans will clearly identify all wells to be abandoned, and identify all abandoned wells that will require methane venting in accordance with the requirements of the Orange County Fire Authority and other appropriate Governmental Agencies.

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ii.	Grade the Development Areas in accordance with the approved Grading Plan.

iii.	Immediately notify Nuevo and Operator in the event Developer excavates any unidentified previously abandoned wells. Developer shall promptly reabandon such wells in accordance with the requirements of all appropriate Governmental Agencies.

iv.	Place soils stockpiled as a result of Developer’s remediation activities within deep fills in accordance with the criteria established within the approved Remedial Action Plan. The location and constituency components of these soils will be detailed and reported in the final grading report prepared by the Developer.

v.	Install all required erosion control devices in accordance with the approved Grading Plan, ensuring that storm runoff will be diverted from the area(s) affected by the Program.

vi.	At all times comply with the General Construction Activity Stormwater Permit.

vii.	Based upon the approved Precise Area Plans, provide Nuevo and Operator with grade elevations and staking for all wells.

viii.	Prepare the grading plans (“Grading Plans”) and process them for approval by the appropriate Governmental Agencies.

ix.	Prepare the final Street and Utility Improvement Plans and process them for approval by the appropriate Governmental Agencies. The Street and Utility Improvement Plans will identify the oil production service facilities as provided by Operator’s Facilities Plan.

x.	Prepare the Level B Final Maps and process them for approval by the appropriate Governmental Agencies, and record such maps at the County Recorder’s office. The Level B Final Maps will identify all Exclusive and Joint Use Areas.

xi.	Identify and dispose of any previously unidentified oil production facilities or third party facilities uncovered during the course of the grading operation.

xii.	Cleanup and remediate any crude oil released during the course of the grading operations according to standards approved by the appropriate Governmental Agency.

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xiii.	Prepare a final soils and geological report on the Development Areas and obtain from the appropriate Governmental Agency, a final compaction certificate relating thereto, within sixty (60) days of completion of grading for each phase.

xiv.	Reabandon or otherwise accommodate, if necessary, any unidentified wells or facilities within the Development Area in accordance with CDOGGR specifications and requirements.

          E. During grading, Developer and Nuevo shall cooperate with each other in the implementation of the Program, as follows:

i.	Design of the Precise Area Plans, Level B Tentative and Final Maps and final Street and Utility Improvement Plans to avoid conflicts between the oil production service facilities and the utilities required to service the Development Areas; Nuevo shall have the reasonable right of approval in event of design conflicts.

ii.	Design the Precise Area Plans to ensure that all Joint and Exclusive Use Areas necessary for the wells and facilities are shown to the Parties and meet all Parties’ joint satisfaction.

iii.	Identification and differentiation of naturally-occurring tar seep or oil-bearing sands from crude oil released as a result of oil operations; provided that unless Developer and Nuevo can conclusively determine that such contamination resulted from ongoing production activity, such contamination shall be presumed to be from naturally-occurring tar seep or oil-bearing sands.

     III. Post-Grading Events:

          A. Upon completion of Grading within the Development Areas, on a Segment-by-Segment basis in accordance with the approved phasing plan, Nuevo shall:

i.	Cause all abandoned wells within the Development Areas to be capped below those grades provided by Developer in accordance with CDOGGR and the requirements of the EIR, Planned Community Text and Area Plan. Final inspections of such wells shall be conducted by CDOGGR.

ii.	Cause all appropriate pumping equipment to be installed within the Exclusive Use Areas.

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iii.	Complete all oil production service facilities to be installed to service the producing and injection wells. Service lines will be connected to the new site and Tank Farm.

iv.	Install permanent pipelines and facilities as determined by Nuevo in its discretion as required for Operator’s continued operations in accordance with grading operations.

v.	Provide as-built drawings to Developer and Operator showing the line and grade for all installed facilities.

vi.	Install seismic monitoring devices as required by the mitigation measures in the Final Tonner Hills Environmental Impact Report.

          B. Upon completion of the GRADING within the Development Areas, on a phase-by-phase basis in accordance with the approved phasing plan, Developer shall:

i.	Install the utility systems in accordance with the approved Street and Utility Improvement Plans.

ii.	Install the street improvements in accordance with the approved Street and Utility Improvement Plans. Such Plans shall make provision for oil field related facilities to the extent deemed necessary by Nuevo to operate wells in the Development Areas. The utility and street improvements are anticipated to take four months beyond the completion of grading.

iii.	Install oil facility screening devices in accordance with the requirements of, and plans approved by, the appropriate Governmental Agencies.

iv.	Provide construction staking for the installation of Operator’s wells, pipelines and facilities within the Development Areas.

v.	Construct methane gas vents over abandoned oil wells as may be necessary to accommodate the housing development.

vi.	Construct all required active and passive methane mitigations as required by the Final Tonner Hills Environmental Impact Report, the Orange County Fire Authority or other Governmental Agency.

          C. Upon completion of grading within the Development Areas, Developer and Nuevo shall cooperate with each other to:

i.	Develop Homebuyer notification language to be supplied by Developer to future surface purchasers with respect to the past and

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continuing oil operations. State Proposition 65 language will be included in any Homebuyer notification.
ii.	Develop Homebuyer notification language for inclusion within the Division of Real Estate Public Report, Grant Deed or Covenants, Conditions and Restrictions, as may be appropriate or required as to the placement of remedial soils within the deep fills.

iii.	Satisfy any EIR mitigation measures regarding the past and continuing oil operations.

iv.	Obtain a conditional case closure letter from the County of Orange Health Care Agency, Division of Environmental Health for the approved Remedial Action Plan.

          2.3 Developer Improvements and Additional Payments. It is understood and agreed that Developer shall have the primary responsibility for and shall, at its sole cost and expense, complete all work required to accomplish the “Developer Improvements” including: (a) soil remediation, (b) relocation of third party easements and licenses (TPEL), (c) all matters to the extent allocated to Developer in Sections 2.1 and 2.2, hereof, (d) Mass/Grading operations in the best commercial manner and completion of such operations in the shortest time but, in all cases, within the time duration set out for the activity in Attachment 4, so as to minimize the disruption of Operator’s remaining Oil Operations, (e) after Final Acceptance by Developer of the completed work, Developer shall be solely responsible for all maintenance, repair, replacement, removal, and reinstallation of such completed work for which Developer assumes Developer’s Liability and for any liability as a result thereof or pertaining there to. Developer shall bear the cost of future relocation of such work requested by Developer and performed by Operator. Developer shall fully cooperate with Nuevo and Operator in the implementation of the Program. Developer shall (i) timely process all of its permit requests; (ii) comment on all applicable submittals of specifications or plans within five business days; and (iii) make all facilities available for accommodation under the Program such that Nuevo may commence the Project Segment. To the extent that Developer fails to fully and timely cooperate with Nuevo and Nuevo incurs penalties, damages or incremental costs in performing the Program, such penalty, damage or cost shall be the responsibility of Developer and Developer hereby agrees to indemnify and hold Nuevo harmless there from. Developer shall also be liable to Operator for any and all incremental cost or expense incurred by Operator in the performance of its work in the Program as a result of Developer’s (or Nuevo’s, if acting on behalf of Developer) failure to fully and timely perform and complete Developer’s Improvements. Developer shall use good faith, commercially reasonable efforts to timely and expeditiously perform its obligations and rights under this Agreement in a manner that minimizes the interruption or curtailment of production and shall be liable to and indemnify Operator for all losses resulting from the failure to do so.

                 2.3.1 Processing Costs – Employee Costs. Operator and Nuevo agree not to charge Developer for their employees or overhead costs allocable to such employees in the processing of the Governmental Approvals.

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                 2.3.2 Operator Improvements. Nuevo shall submit to Operator the preliminary and final detailed design and engineering of all facilities, pipelines and well accommodation plans (“Operator Improvements”) when completed. Operator shall have ten (10) business days to review and comment on the plans. All final decisions with respect to the plans including pipeline and facility locations, use of new, refurbished or salvaged equipment and materials and the staging of the work to be performed shall be made by Nuevo in the exercise of its reasonable discretion and in a manner consistent with customary oil field practices. Should Operator request changes or modifications to the design and engineering of Operator Improvements other than changes or modifications required by applicable law or governmental regulations and should Nuevo determine that such modifications can be incorporated into the Program within the time duration specified in Attachment 4, Nuevo shall make such modification provided that Operator prepays all incremental costs associated with such modification. Operator shall not request a modification to the wells or well classifications set out in Schedule B to Attachment 4 without first obtaining the written approval of Developer. Incremental costs associated with such well changes, if any, shall be pre-paid by Operator.

                 2.3.3. Governmental Modifications. Should the Program be modified to reflect changes that result from decisions of Governmental Entities, court orders or settlement of litigation or by agreement such that fewer wells are accommodated, abandoned, or less infrastructure is removed or altered, then Nuevo shall have no obligation or duty of any kind or character with respect to such wells or facilities that are removed from the Program.

          2.4 Miscellaneous.

                 2.4.1 Remedies,

                         2.4.1.1 Default/Cure. Each of the terms, conditions, covenants and provisions of the Development Documents is a material consideration for this Agreement, the breach of which shall be deemed a default hereunder. Said default shall be deemed to have occurred if a Party has not effected a cure within ten (10) days for payment of money hereunder and thirty (30) days for all other defaults of receipt of notice specifying the breach in the case of any of the obligations hereunder; provided, however, except as otherwise specified herein, in the case of a breach of any of Nuevo’s obligations hereunder, other than for the payment of money, which is not capable of being cured within said thirty (30) day period, no default shall be deemed to have occurred so long as Nuevo commences to cure such default within ten (10) days of Notice and thereafter diligently and continuously prosecutes the same to completion; provided however, that any such cure shall be accomplished within ninety (90) days of the event giving rise to the Notice.

                         2.4.1.2 Remedies Cumulative. All rights, options and remedies of either Party contained in this Agreement shall be construed and held to be cumulative, and none of them shall be exclusive of the other, and either Party shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or equity, whether or not stated in this Agreement. Further, either Party may exercise

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hereunder, any of the rights, options and remedies, as and to the extent, described in Sections 5 and 13 of the Development Declaration.

                    2.4.1.3 Arbitration. Except for the right of either party to apply to a court of competent jurisdiction for temporary restraining orders, preliminary injunctions, writs of attachment, writs of possession or other equitable or provisional relief, any controversy, dispute or claim of any kind or nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, without limitation, any claim based on contract, tort or statute, shall be settled by final and binding arbitration by three (3) arbitrators in accordance with the Rules of the American Arbitration Association then in effect (the “Rules”). Each party to the arbitration shall, in accordance with the Rules, nominate one (1) arbitrator to the arbitrational tribunal and the two (2) arbitrators so appointed shall appoint the third arbitrator in accordance with the Rules, the three (3) arbitrators constituting the arbitration tribunal. The arbitration shall be held in Orange County, California. Reasonable discovery shall be allowed in connection with such arbitration. At the request of a party, the arbitration tribunal may issue orders for interim relief as deemed necessary to safeguard property that is the subject of the arbitration or in order to accomplish the objectives of this Agreement. Such interim measures may also be sought from judicial authority having jurisdiction. The decision of the majority of the arbitrators shall be reduced to writing, shall be the sole and exclusive remedy between the parties regarding any and all such disputes or differences, and shall be final and binding on all parties to the arbitration; and, application may be made to any court of competent jurisdiction for an order of enforcement and shall be enforceable in any court of competent jurisdiction. The parties agree to exclude any right of application or appeal to the courts of any jurisdiction in connection with any questions of law arising in the course of arbitration or with respect to any award made, except for enforcement purposes. Consequential, punitive, or incidental or other similar damages shall not be allowed.

     In the event any such arbitration (or other proceeding) is brought to enforce or interpret any of the covenants, terms or provisions of this Agreement, the prevailing party in any and all such arbitration(s) or other proceeding(s), including any bankruptcy proceedings, shall be entitled to recover from the non-prevailing party all of the attorneys’ fees and costs incurred by such party in each and every such arbitration or other proceeding, including any and all appeals or petitions there from. As used in this Agreement, attorneys’ fees shall be deemed, to the extent allowed by law, to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services, and shall not be limited to “reasonable attorneys’ fees” as defined in any statute or rule of court.

                    2.4.1.4 Waiver. No waiver by either party of a default under any of the terms of this Agreement by the other, and no delay or failure to enforce any of the terms of this Agreement shall be a waiver of or shall affect a default other than as specified in such waiver. The consent or approval of either party to any act by the other requiring consent or approval shall not be deemed to waive or render unnecessary consent or approval to or of any subsequent similar acts.

            2.4.2. Continuous Operation. Operator agrees to use good faith, commercially reasonable efforts to cooperate with Nuevo so that Nuevo can proceed

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continuously, diligently and in a timely manner in accordance with the terms and conditions of this Agreement and in accordance with and as required under the Development Documents, and except where mutual agreement is expressly required, if Nuevo cannot proceed continuously and diligently due to Operator’s unexcused failure to cooperate the same shall, at the option of Nuevo, be considered as an event of default herein, except as such failure to so proceed is excused by reason of any Unavoidable Delay.

            2.4.3. Assignment. Nuevo may assign its rights hereunder at any time without the consent of Developer.

            2.4.4. Subdivision Maps and Applications. Subject to the provisions of the Development Documents, if required to do so, and provided there exists no default thereunder, Operator agrees, without cost to Operator and Nuevo, to execute any and all Developer approved Level B Final Maps, applications and petitions pertaining to the development of any portion of the Parcel.

            2.4.5. Captions. The captions used herein are for convenience only, are not part of this Agreement and do not in any way limit or amplify the scope or intent of the terms and provisions hereof.

            2.4.6. Invalidity of a Provision. If any provision of this Agreement shall be adjudged by a court in a final and non-appealable judgment to be void, invalid, illegal or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of this Agreement as a whole, but only to the extent that performance of such remaining provisions would not be inconsistent with the intent and purposes of this Agreement.

            2.4.7. Notices. Any notice to be given or other document to be delivered by any Party to the other or others hereunder, and any payments between parties, may be delivered in person to an officer of any party, or may be delivered by Federal Express, private commercial delivery or courier service for next business day delivery, or may be deposited in the United States mail, duly certified or registered, return receipt requested, with postage prepaid, and addressed to the party for whom intended, as follows:

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If to Nuevo (“Nuevo”):

Nuevo Energy Company
1021 Main, Suite 2100
Houston, Texas 77002
Attn: Phillip A. Gobe
Phone: 713-374-4832
Fax: 713-374-4817
Email: gobep@nuevoenergy.com

and

Attn: Phillip E. Sorbet
Phone: 661-395-5431
Fax: 661-395-5294
Email: sorbetpp@nuevoenergy.com

Copy to:

Ullom Associates
16149 Redmond Way, Ste. 401
Redmond, Washington 98052
Fax: (425) 836-2870
Phone: (425) 836-2728
Email: ullomjw@aol.com

Nossaman, Guthner, Knox & Elliott, LLP
18101 Von Karman Avenue, Suite 1800
Irvine, California 92612-1047
Attn: William P. Tanner, III
Fax: (949) 833-7878
Phone: (949)833-7800
Email: wtanner@nossaman.com

To Operator: BlackSand Partners, L.P.

Attn: Tim Collins
1801 Broadway, Suite 600
Denver, Colorado 80202
Fax: (303) 296-0329
Phone: (303) 296-1908
Email: timdenver@aol.com

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Copy to:

Arthur Wright, Esq.
Thompson & Knight LLP
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201
Fax: (214) 999-1695
Phone: (214)969-1409
Email: arthur.wright@tklaw.com

To Developer:

To be added upon execution of this Agreement by any Developer.

          Notice may also be given by facsimile transmission (“Fax”) to any party at the respective Fax number given above or by email, provided receipt of such transmission shall be confirmed by follow-up notice within seventy-two (72) hours by another method authorized above. Any party hereto may from time to time, by written notice to the other, designate a different address which shall be substituted for the one above specified. If any notice or other document is sent by mail as aforesaid, the same shall be deemed served or delivered seventy-two (72) hours after the mailing thereof as above provided. Notice by any other method shall be deemed served or delivered upon actual receipt at the address or Fax number listed above.

            2.4.8. Binding Effect. Subject to Section 2.3.3 concerning assignments, it is the intent of the Parties that the covenants, conditions, and agreements imposed by this Agreement (i) shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns to all or any portion of the Minerals or to a Developer and (ii) all of the obligations of Nuevo as stated herein shall be binding upon and enforceable against Nuevo by any successor to Buyer.

            2.4.9. Further Assurances. Each of the Parties shall execute and deliver all additional papers, documents and other assurances, and shall do all acts and things reasonably necessary in connection with the performance of its obligations hereunder and to carry out the intent of the Parties.

            2.4.10. Time of Essence. Time is of the essence of each provision of this Agreement of which time is an element. Any reference in this Agreement to time for performance of obligations or to elapsed time shall mean consecutive calendar days, months or years, as applicable, unless otherwise explicitly indicated herein.

            2.4.11. Term. This Agreement shall remain in effect from the date first shown above until Final Acceptance or the Expiration of the Development Agreement between Nuevo and Orange County dated December 19, 2002. Expiration of this Agreement shall not terminate any payment obligation, indemnity obligation or assumption of liability all of which shall survive this Agreement and remain in full force and effect.

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            2.4.12. Attorneys’ Fees. If any action or proceeding is instituted to enforce or interpret any provision of this Agreement the prevailing party shall by entitled to recover such amounts as the court may judge to be reasonable as costs incurred in such action, including, without limitation, court costs and attorneys’ fees.

            2.4.13 Payments. Any amounts which are due and owing to Nuevo or Operator pursuant to the various terms of the Development Documents shall be paid as specified. If any of these amounts are not paid when due, such amounts shall bear interest as specified in the particular Section of the Development Document requiring such payment or, if not so specified, then at the maximum non usurious rate which may be charged by a nonexempt lender.

            2.4.14 Applicable Law This Agreement and the documents in the forms attached as exhibits hereto shall be governed by and construed under the laws of the State of California.

     The Parties have executed this Agreement on the date first set forth above.

BLACKSAND PARTNERS, L.P.,			NUEVO ENERGY COMPANY,
a Texas Limited Partnership			a Delaware corporation

By:	BlackSand Energy, Inc.,
	a Delaware corporation		By:	-s- George B. Nilsen

George B. Nilsen
Its:	General Partner		Its:	Senior Vice President

By:	-s- Tim Collins		By:

	Tim Collins			Phillip A. Gobe
Its:	President	Its:		Chief Operating Officer

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performance of obligations or to elapsed time shall mean consecutive calendar days, months or years, as applicable, unless otherwise explicitly indicated herein.

            2.4.1 1. Term. This Agreement shall remain in effect from the date first shown above until Final Acceptance or the Expiration of the Development Agreement between Nuevo and Orange County dated________. Expiration of this Agreement shall not terminate any payment obligation, indemnity obligation or assumption of liability all of which shall survive this Agreement and remain in full force and effect.

            2.4.12. Attorneys’ Fees. If any action or proceeding is instituted to enforce or interpret any provision of this Agreement the prevailing party shall by entitled to recover such amounts as the court may judge to be reasonable as costs incurred in such action, including, without limitation, court costs and attorneys’ fees.

            2.4.13 Payments. Any amounts which are due and owing to Nuevo or Operator pursuant to the various terms of the Development Documents shall be paid as specified. If any of these amounts are not paid when due, such amounts shall bear interest as specified in the particular Section of the Development Document requiring such payment or, if not so specified, then at the maximum non usurious rate which may be charged by a nonexempt lender.

            2.4.14 Applicable Law. This Agreement and the documents in the forms attached as exhibits hereto shall be governed by and construed under the laws of the State of California.

     The Parties have executed this Agreement on the date first set forth above.

BLACKSAND PARTNERS, L.P.,		NUEVO ENERGY COMPANY,
a Texas Limited Partnership		a Delaware corporation

By:	BlackSand Energy, Inc.,
	a Delaware corporation	By:	-s- [ILLEGIBLE]
Its:	General Partner	Its:	Chief Operating Officer

By:		By:
Its:

TIM COLLINS		“Developer”

Its:	Chairman
By:
Its:

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ATTACHMENT “1”

THOSE PORTIONS OF SECTIONS 1 AND 12, TOWNSHIP 3 SOUTH, RANGE 10 WEST AND SECTIONS 5, 6, 7 AND 8, TOWNSHIP 3 SOUTH, RANGE 9 WEST, I N THE RANCHO SAN JUAN CAJON DE SANTA ANA, IN THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, AND IN THE CITY OF BREA, IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 51, PAGE 7 OF MISCELLANEOUS MAPS, AND RECORD OF SURVEY FILED IN BOOK 12 PAGE 40, RECORD OF SURVEY NO. 91-1007 FILED IN BOOK 133, PAGES 41 THROUGH 46 INCLUSIVE AND RECORD OF SURVEY NO. 2001-1007, FILED IN BOOK 187, PAGES 02 THROUGH 07 INCLUSIVE, ALL OF RECORDS OF SURVEY, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY RECORDER, ALSO BEING DESCRIBED IN A DEED, BILL OF SALE AND ASSIGNMENT, RECORDED APRIL 10, 1996 AS INSTRUMENT NO. 19960175928 OF OFFICIAL RECORDS, I N THE OFFICE OF SAID COUNTY RECORDER, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 1

BEGINNING AT A WHITE POST 4 INCHES SQUARE IN MOUND WITH PITS AT THE NORTH EAST CORNER OF THE RANCHO SAN JUAN CAJON DE SANTA ANA, BEING ALSO THE SOUTH EAST CORNER OF THE RANCHO RINCON DE LA BREA; THENCE ALONG THE PATENT BOUNDARY OF SAID RANCHO RINCON DE LA BREA, NORTH 84° WEST 107.51 CHAINS TO A SAND STONE MARKED R.B. IN MOUND WITH PITS; THENCE ALONG SAID PATEN" BOUNDARY NORTH 57° 42' WEST 43.67 CHAINS TO A WHITE POST 4 INCHES SQUARE IN MOUND OF STONE MARKED S. J. C. S. A. AT INTERSECTION OF THE PATENT LINES OF SAID RANCHOS SAN JUAN CAJON DE SANTA ANA AND RINCON DE LA BREA; THENCE ALONG THE PATENT LINE OF SAID RANCHO SAN JUAN CAJON DE SANTA ANA, NORTH 76° 25’ WEST 62.67 CHAINS TO A 2" X 4" POST MARKED 62.67 IN MOUND WITH PITS; THENCE SOUTH 1° 45' WEST 58.96 CHAINS TO A 2" X 4" POST MARKED 20.60 I N MOUND WITH PITS; THENCE NORTH 89° EAST 20.00 CHAINS TO A 4' X 4' POST IN MOUND WITH PITS; THENCE SOUTH LO 45' WEST 20.00 CHAINS TO A 2" X 4" POST MARKED 20.60 I N MOUND WITH PITS; THENCE NORTH 88O 39' EAST 55.48 CHAINS TO A 2' X 4' POST MARKED 20 IN MOUND WITH PITS; THENCE SOUTH 0° 30' EAST 20.00 CHAINS TO A 2' X 4' POST IN MOUND WITH PITS; THENCE NORTH 89° 45' EAST 134.63 CHAINS TO A 2" X 4" POST MARKED 40.10 IN MOUND WITH PITS UPON THE EASTERN BOUNDARY OF SAID RANCHO SAN JUAN CAJON DE SANTA ANA; THENCE ALONG SAME NORTH 4° WEST 47.51 CHAINS TO THE PLACE OF BEGINNING.

EXCEPTING THERE FROM THE WESTERLY 200 ACRES OF THE ABOVE DESCRIBED TRACT.

ALSO EXCEPTING THEREFROM ANY PORTIONLYING NORTHERLY OF THE AGREED BOUNDARY LINE AND BOUNDED WESTERLY BY LINE, RUNNING NORTH 28° 30’ EAST FROM THE WESTERN TERMINUS OF SAID LINE AS ESTABLISHED BY AGREEMENT BETWEEN THE UNION OIL COMPANY OF CALIFORNIA AND THE GRAHAM-LOFTUS OIL COMPANY, RECORDED JUNE 10, 1905 IN BOOK 120, PAGE 223 OF DEEDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND CONVEYED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA BY DEED RECORDED JUNE 28, 1940 IN BOOK

1051, PAGE 301 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERLY BOUNDARY OF SAID LANDS OWNED BY UNION OIL COMPANY OF CALIFORNIA, WHICH WESTERLY BOUNDARY IS ALSO THE EASTERLY BOUNDARY OF THAT CERTAIN 200-ACRE TRACT CONVEYED BY SAID UNION OIL COMPANY OF CALIFORNIA TO GEORGE CHAFFEY BY DEED DATED APRIL 25, 1899, RECORDED JUNE 20, 1899 IN BOOK 44, PAGE 79 OF DEEDS, WHICH POINT OF BEGINNING IS THE POINT OF INTERSECTION OF THE AFORESAID WESTERLY BOUNDARY WITH THE EASTERLY PROLONGATION OF THE CENTER LINE OF CENTRAL AVENUE AS THE SAME EXISTED ON MAY 23, 1940 BETWEEN BERRY STREET AND BREA CANYON ROAD; THENCE NORTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 73° 32' 24" WITH THE EASTERLY PROLONGATION OF THE CENTER LINE OF SAID CENTRAL AVENUE AT SAID POINT OF INTERSECTION (ASSUMED AND TAKEN TO BEAR NORTH 15° 11' 16" EAST), A DISTANCE OF 839.60 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 0° 10' 11" EAST A DISTANCE OF 1250 FEET; THENCE SOUTH 89° 49' 49" EAST A DISTANCE OF 500 FEET; THENCE SOUTH 65° 23' 11" EAST A DISTANCE OF 604.15 FEET; THENCE SOUTH 0° 10' 11" WEST A DISTANCE OF 1000 FEET; THENCE NORTH 89° 49' 49" WEST A DISTANCE OF 1050 FEET TO THE TRUE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THE LAND CONVEYED TO BREA CHEMICALS, INC., BY DEED RECORDED JUNE 10, 1957 IN BOOK 3936, PAGE 314 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED FROM THE STEARNS RANCHOS COMPANY, A CORPORATION, TO UNION OIL COMPANY OF CALIFORNIA, A CORPORATION, DATED AUGUST 31, 1899, RECORDED SEPTEMBER 2, 1899 IN BOOK 44, PAGE 250 OF SAID DEEDS, DISTANT SOUTH 89° 10' 50" WEST ALONG SAID LINE 3131.98 FEET FROM THE SOUTHEAST CORNER OF SAID LAND, SAID POINT OF BEGINNING BEING MONUMENTED BY UNION OIL COMPANY MONUMENT 11B; THENCE NORTH 9° 48' 11" WEST 529.60 FEET TO A 2" X 2" STAKE AND THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 85° 48' 16" WEST, 380.00 FEET TO A 2" X 2" STAKE; THENCE NORTH 4° 11' 44" EAST 1750.00 FEET TO A 2" X 2" STAKE; THENCE SOUTH 85° 48' 16" EAST 380.00 FEET TO A 2" X 2" STAKE; THENCE SOUTH 4° 11' 44" WEST 1750.00 FEET TO A 2" X 2" STAKE AND THE TRUE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA RECORDED FEBRUARY 10, 1967 IN BOOK 8173, PAGE 641 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA RECORDED FEBRUARY 10, 1967 IN BOOK 8173, PAGE 647 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND DESCRIBED IN DEED TO THE BREA-OLINDA UNIFIED SCHOOL DISTRICT OF ORANGE COUNTY, CALIFORNIA, RECORDED SEPTEMBER 11, 1968 IN BOOK 8716, PAGE 437 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN PARCEL 1 OF THE DEED TO THE CITY OF BERA RECORDED JANUARY 16, 1969 IN BOOK 8846, PAGE 971 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THERE FORM PARCELS A6471-4, A6471-5, A6471-6 AND A6471-7 OF THAT CERTAIN FINAL ORDER OF CONDEMNATION, SUPERIOR COURT CASE NO. 156220, A CERTIFIED COPY OF WHICH WAS RECORDED SEPTEMBER 29, 1970 IN BOOK 9417, PAGE 364 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM PARCELS 1 AND 2 AS SHOWN ON PARCEL MAP NO. 86-243, FILED IN BOOK 214, PAGES 28 THROUGH 31 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF SAID COUNTY RECORDER, TOGETHER WITH THE WEST HALF OF ASSOCIATED ROAD, 80.00 FEET WIDE, AS SHOWN SAID PARCEL MAP NO. 86-243, ADJOINING SAID PARCELS 1 AND 2 ON THE EAST, AND BOUND NORTHEASTERLY BY THE NORTHEASTERLY LINE OF SAID PARCEL MAP NO. 86-243, AND BOUND SOUTHERLY BY THE CENTERLINE OF LAMBERT ROAD AS SHOWN ON SAID PARCEL MAP NO. 86-243.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN PARCEL 1 OF PARCEL MAP NO. 83-1179, AS SHOWN ON A MAP FILED IN BOOK 218, PAGES 1 THROUGH 4 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN TRACT NO. 12562, AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 4 THROUGH 9 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN TRACT NO. 12563, AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 10 THROUGH 15 INCLUSIVE OF MISCELLANEOUS MAPS IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND DESCRIBED IN THE DEED TO THE CITY OF BERA RECORDED MARCH 29, 1996 AS INSTRUMENT NO. 19960153320 OF OFFICIAL RECORDS IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN PARCEL 1 OF A COUNTY OF ORANGE LOT LINE ADJUSTMENT NO. LL 2000-054, RECORDED AUGUST 13, 2001 AS INSTRUMENT NO. 20010557229 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCEL OF LAND:

BEGINNING AT A POINT ON THE EASTERLY BOUNDARY OF PARCEL 1 OF PARCEL MAP NO. 86-243, FILED IN BOOK 214, PAGES 28 THROUGH 31 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF SAID COUNTY RECORDER, SAID POINT BEING THE SOUTHERLY TERMINUS OF A COURSE SHOWN AS “N 10°33' 18"E 381.48' ” ON SAID RECORD OF SURVEY NO. 2001-1007; THENCE SOUTHEASTERLY ALONG THE EASTERLY BOUNDARY OF SAID PARCEL 1 OF PARCEL MAP NO. 86-243, SOUTH 60°42' 49" EAST 43.00 FEET TO THE TRUE POINT OF BEGINNING;

THENCE NORTH 10°42'00" EAST 141.00 FEET
THENCE NORTH 15°02'00" EAST 103.00 FEET
THENCE NORTH 26°29'00" EAST 105.00 FEET

THENCE NORTH 46°26'07'' WEST 92.94 FEET TO A POINT ON SAID EASTERLY BOUNDARY OF PARCEL 1 OF PARCEL MAP NO. 86-243, SAID POINT ALSO BEING THE NORTHERLY TERMINUS OF SAID COURSE SHOWN AS “ N10°33'18'' E 381.48”;

THENCE SOUTHERLY ALONG SAID COURSE SOUTH 10°33’18” WEST 381.48 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL 2

PARCEL 1 OF A COUNTY OF ORANGE LOT LINE ADJUSTMENT NO. LL 2000-054, RECORDED AUGUST 13, 2001 AS INSTRUMENT NO.20010557229 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCEL OF LAND:

BEGINNING AT A POINT ON THE EASTERLY BOUNDARY OF PARCEL 1 OF PARCEL MAP NO. 86-243, FILED IN BOOK 214, PAGES 28 THROUGH 31 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF SAID COUNTY RECORDER, SAID POINT BEING THE SOUTHERLY TERMINUS OF A COURSE SHOWN AS “ N 10°33'18"E 381.48'” ON SAID RECORD OF SURVEY NO. 2001-1007; THENCE SOUTHEASTERLY ALONG THE EASTERLY BOUNDARY OF SAID PARCEL 1 OF PARCEL MAP NO. 86-243, SOUTH 60°42'49" EAST 43.00 FEET TO THE TRUE POINT OF BEGINNING;

THENCE NORTH 10°42'00" EAST 141.00 FEET
THENCE NORTH 15°02'00" EAST 103.00 FEET
THENCE NORTH 26°29'00" EAST 105.00 FEET
THENCE NORTH 46°26'07" WEST 92.94 FEET TO A POINT ON SAID EASTERLY BOUNDARY OF PARCEL 1 OF PARCEL MAP NO. 86-243, SAID POINT ALSO BEING THE NORTHERLY TERMINUS OF SAID COURSE SHOWN AS “ Nl0°33'18"E 381.48' ”;

THENCE SOUTHERLY ALONG SAID COURSE SOUTH 10°33'18" WEST 381.48 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL 3

THE LAND CONVEYED TO BREA CHEMICALS, INC., BY DEED RECORDED JUNE 10, 1957 IN BOOK 3936, PAGE 314 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED FROM THE STEARNS RANCHOS COMPANY, A CORPORATION, TO UNION OIL COMPANY OF CALIFORNIA, A CORPORATION, DATED AUGUST 31, 1899, RECORDED SEPTEMBER 2, 1899 IN BOOK 44, PAGE 250 OF SAID DEEDS, DISTANT SOUTH 89° 10' 50" WEST ALONG SAID LINE 3131.98 FEET FROM

THE SOUTHEAST CORNER OF SAID LAND, SAID POINT OF BEGINNING BEING MONUMENTED BY UNION OIL COMPANY MONUMENT 11B; THENCE NORTH 9° 48' 11" WEST 529.60 FEET TO A 2" × 2" STAKE AND THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 85° 48' 16" WEST, 380.00 FEET TO A 2" × 2" STAKE; THENCE NORTH 4° 11' 44" EAST 1750.00 FEET TO A 2" × 2" STAKE; THENCE SOUTH 85° 48' 16" EAST 380.00 FEET TO A 2" × 2" STAKE; THENCE SOUTH 4° 11' 44" WEST 1750.00 FEET TO A 2" × 2" STAKE AND THE TRUE POINT OF BEGINNING.

THE ABOVE DESCRIPTION WAS COMPILED FROM INFORMATION SUPPLIED BY FIRST AMERICAN TITLE COMPANY PRELIMINARY REPORT NO. 2033601, DATED JUNE 15, 2000 AND PRELIMINARY REPORT NO. 2033661, DATED JUNE 21, 2002.

EXHIBIT “ ‘A1’ SITE DEPICTION ”, IS FOR INFORMATIONAL PURPOSES ONLY.

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

PREPARED BY: THE KEITH COMPANIES
UNDER THE DIRECTION OF:

KATHLEEN SUSAN TETREAULT P.L.S.7297
MY LICENSE EXPIRES 12/31/2004

January 31, 2003
JN: 13207.00

ATTACHMENT “2”

LIST OF ENGINEERING FIRMS PER SECTION 2.1.9

Cawley, Gillespie & Associates, Inc.

DeGolyer & McNaughton, Inc.

Netherland, Sewell & Associates, Inc.

Ryder Scott Company

ATTACHMENT 3 TO EXHIBIT “I”
RELATED THIRD-PARTY EASEMENTS,
CONTRACTS AND LICENSE AGREEMENTS

(Oil Field Related Third Party Easements and License – TPEL)

Recording
Document Type	Date	Grantor	Grantee	Information

Right-of-way	1/26/82	Union Oil Company of	Mobil Oil	82-340271
		California	Corporation	Los Angeles Country
License	8/21/67	Union Oil Company of	Shell Oil	Unrecorded
		California	Company
License PSA	11/10/88	Union Oil Company of California	Shell Western E&P Inc.	Unrecorded
Easement	7/27/62	Union Oil Company of	Boy Scouts of	8/1/62
		California	America,Los	6245/654
Angeles Area
Council
Easement	9/13/84	Union Oil Company of	City of Brea	10/11/84
		California		84-421551
Easement	9/10/85	Union Oil Company of	City of Brea	10/7/85
		California		85-382994
Easement	9/2/86	Union Oil Company of	Brea H.O.P.E.	10/1/86
		California	Inc	86-459482
Easement	3/18/96	Union Oil Company of	City of Brea	3/29/96
		California		Inst. 19960153323
Easement	3/18/96	Union Oil Company of	City of Brea	3/29/96
		California		Inst. 19960153324
Easement	1/26/82	Union Oil Company of California	Mobil Oil Corporation	3/31/82 Inst. 82-340271 [Los Angeles County]
Easement	8/12/67	Union Oil Company of	Shell Oil Company	N/A
California
Easement	11/10/88	Union Oil Company of	Shell Western	N/A
		California	E&P Inc.
Easement	4/1/58	Union Oil Company of	The Metropolitan	5/21/58
		California	Water District of Southern California	4291/400
Easement for oil	10/16/58	Collier Carbon and	Union Oil	11/3/58

Recording
Document Type	Date	Grantor	Grantee	Information

Wells		Chemical Corporation	Company of California	4470/10
Non-Exclusive Easement and Right-of-way	7/27/62	Union Oil Company of California	Boy Scouts of America, Los Angeles Area Council.	8/1/62 6245/654
Right-of-way	10/2/62	Union Oil Company of California	Southern California Edison Company	1/18/63 6399/705
Grant of Easement	9/18/78	Union Oil Company of California	Southern California Edison company	2/5/79 13024/1157
Grant of Easement	5/17/88	Union oil Company of California, dba UNOCAl	Southern California Edison Company	6/7/88 Inst. 88-268095
Easement	9/15/95	Union Oil Company of California,dba UNOCAI	UNOCAL California Pipeline Company	10/25/95 Inst. 1995047364
Grant of	12/11/95	Union Oil Company of	Southern	1/4/96
Easement		California, dba UNOCAl	California Edison Company	Inst. 19960004773
Easement PSA	3/18/96	Union Oil Company of	City of Brea	3/29/96
		California		Inst. 19960153322
Easement PSA	3/18/96	Union Oil Company of	City of Brea	3/29/96
		California		Inst. 19960153323
Easement PSA	3/18/96	Union Oil Company of	City of Brea	3/29/96
		California		Inst. 19960153324
Easement	5/7/96	Nuevo Energy	Union Oil	5/26/96
		Company	Company of California dba UNOCAl	Inst. 19960254739
Pipeline Right-	5/12/02	The Sterns Ranchos	Pacific Coast Oil	6/25/02
Of-Way		Company	Company	Do not have recording info.
License	5/1/59	Union Oil Company of California	Shell oil Company	DO not have recording info.

Any other Third Party Easement or License disclosed in Preliminary Title Report #OR-2252674, dated September 13,2002, First American Title Company.

ADDITIONAL CONTRACTS AND GIFT DEED

1.	Memorandum of Understanding between Nuevo, County of Orange and City of Brea dated December 10,2002 regarding pre-annexation.

2.	Development Agreement dated December 4, 2002, between Nuevo and County of Orange.

3.	Impact Mitigation Agreement between Brea Olinda Unified School District and Nuevo dated as of October 28, 2002.

4.	Gift Deed dated January 30,2003 from Nuevo to the Brea-Olinda Unified School District Conveying 0.425 acres, recorded on February , 2003 as Instrument No. .

Attachment 4
Brea Field Development Accommodat[ILLEGIBLE]

Agency
		Category	Responsible		Approval
Cost ($)	Duration	Activity	Party	Action	Required

PRE-PHASE I Initial Activity
170,000	7 weeks	G,T	Nuevo	Preliminary Engineering Design: Pipelines, Tank Farms, Utilities, Power System
300,000	7 weeks	T	Nuevo	SCAQMD Permitting: Tank Farm(s), Compressors, Pumps, Vessel, etc.	SCAQMD
	3 months	R	Developer	Re-vegetation of Open Space (Reference Schedule E)	USA COE
3,061,500	36 weeks	A,B,C,D,E	Nuevo	Begin Procurement: Tanks, Vessels, Pipe, Transformers, Pumps
1,830,000	20 weeks	G	Nuevo	Detailed Engineering Design
2,080,000	20 weeks	M,O	Nuevo	Initial Abandonment of Idle Wells & Re-Abandonments (25 Total) Covering All Phases of Project (Reference Well Work Listing - Schedule B)	CALDOGGR
PRE-PHASE I Intermediate Activity
3,061,500	36 weeks	A,B,C,D,E	Nuevo	Continue Procurement: Tanks, Vessels, Pipe, Transformers, Pumps
1,908,200	4 months	R	Nuevo	Remediation Required by EIR (Reference Schedule D)	OCHCA
	4 weeks	G	Nuevo	Building Permits: Tanks, Power System, Vessels	BLDGDEPT
1,150,000	13 weeks	I,M	Nuevo	Removal of lnfrastructure within Development Area (Reference Drawings BO-200-2003, 2004, 2005) and Initial Abandonment of Active Wells (17 wells) for Phase 1 (Reference Well Work Listing — Schedule B)	OCHCA

1,000,000	30 weeks	A,C,F	Nuevo	Begin Construction of Field Infrastructure
1,000,000	30 weeks	D	Nuevo	Begin Construction of Power System
456,000	19 weeks	B	Nuevo	Construct Expanded Tonner Canyon Tank Facility	SCAQMD
			Developer	Tentative Map (needed prior to grading)
PRE-PHASE I Final Activity
1,661,000	30 weeks	A,C,F	Nuevo	Construct Field Infrastructure
			Developer	Corehouse Demolition
1,840,000	30 weeks	D	Nuevo	Construct Power System
500,000	4 weeks	L	Nuevo	Temporary Removal of Equipment for Accommodated Wells (46 wells) for Phase I in Development and Grading Areas (Reference Well Work Listing — Schedule B)
3,417,936	9 months	I,R	Nuevo	last Naranjal Tank Farm Demolition & Remediation	OCHCA
PHASE I
			Developer	Grading to include line and grade for wells and associated permanent infrastructure
2,135,000	17 weeks	P	Nuevo	Raise/Lower Wellheads of All Phase I Accommodated Wells (46 Wells) (Reference Well Work
Listing-Schedule B)
165,000	4 weeks	M,O	Nuevo	Final Abandonment of Phase I Wells (35 Idle, Re-Abandonments & Active Wells) (Reference Well Work Listing -Schedule B)	CALDOGGR

1,941,000	17wwks	L	Nuevo	Accommodation for Phase I Accommodated Wells (46 Wells) ( Reference Well Work Listing • Schedule B)
225,000	13 weeks	I,R	Nuevo	Removal of Infrastructure (Reference Drawings BO-200-2003, 2004, 2005) within Development Area and Initial Abandonments of Active Wells (8 wells) for Phase II (Reference Well Work Listing — Schedule B)	CALDOGGR
200,000	4 weeks	I,L	Nuevo	Temporary Removal of Equipment for Accommodated Wells (21 wells) for Phase II (Reference Well Work Listing Schedule B)
PHASE II
			Developer	Grading to include line and grade for wells and associated permanent infrastructure
900,000	17 weeks	P	Nuevo	Raise/Lower Wellheads of All Phase H Accommodated Wells (21 Wells) (Reference Well Work Listing -Schedule B)
85,000	4 weeks	M,O	Nuevo	Final Abandonment of Phase II Wells (14 Idle, Re-Abandonments & Active Wells) (Reference Well Work Listing Schedule B)	CALDOGGR
1,018,000	17 weeks	L,H	Nuevo	Accommodation for Phase II Accommodated Wells (21 wells) ( Reference Well Work Listing — Schedule B)
100,000	4 weeks	I,R	Nuevo	Removal of Infrastructure and Initial Abandonment of Active Wells (3 wells) for Phase III Reference	CALDOGGR
Well Work Listing Schedule B)
PHASE III
			Developer	Grading to include line and grade for wells and associated permanent infrastructure
92,000	1 week	M,O	Nuevo	Final Abandonment of Phase III Wells (4 idle and active wells) (Reference Well Work Listing — Schedule B)	CALDOGGR
84,000	4 weeks	S	Nuevo	Seismic Sensor Installation	BLDGDEPT

Schedule A

Accommodation Categories

Activity	Brea
Code	Accommodation Costs	($M)

	Infrastructure
A	Water flood	695
B	Production Gathering	2,822
C	Gas Collection	2,296
D	Electrical	5,247
E	Taxes / Freight	1,060
F	Misc.(NDE & Cathodic Protection)	300
G	Engineering	2,000

	Total Infrastructure	14,420

	Other
H	Noise Control, Fencing, & Screens	600
I	Demolition	1,000
J	New Warehouse	76
L	PCP or SPS Units (46)	2,875
M	Well Abandonments (46)	2,760
O	Well Reabandonments (10)	1,000
P	Raise / Lower Wellheads (74)	3,039
R	Soil Remediation	3,850
S	Seismic	80
T	Permits	300

	Total - Other	15,580

	Grand Total	30,000

Schedule B

Well Work Listing

	Abandonments
Development					Vaulted	Peripheral
Phase	Idle Wells	Active Wells		Reabandonments *	Wells	Wells

1	EN 17	EN 16		EN 1	EN 26	36	RD
1	EN 18	32	RD	EN 2	46	52
1	33	34		35	79	52	A
1	40	51	A	39	89	55
1	50	75	RD	92	90	55	A
1	51	91			147	73
1	152	144			148	160
1	199	165			150	163
1	215	207			151	173
1	216	208			153	174
1	257	218			171	196
1	268	244			198	206
1	284	258			221	209
1		283			232	210
1		301			256	213
1		304			269	222
1		309			285	223
1					287	224
1					288	225
1					292	249
1					294	282
1					159	302
1					217 RD2
1					247
2	145	80		17	87	37
2	146	81 RD		41	134	74
2		88		42	180	133
2		100		44	211	141
2		164			230	168
2		178			259	176
2		203			276	177
2		251			281	181
2					293	190
2						219
2						220
2						241
2
2
2
2
2
2
2
2
3	197	130
3		192
3		194
Total Wells	16	28		9	33	34

* Reabandonments subject to verification of need

Schedule C

Drawing List

Drawing Number	Drawing Title

BO-200-2001	Conceptual Pipeline/Electrical Corridor
BO-200-2003	Existing Oil Gathering System for Real Estate Development
BO-200-2004	Existing Gas Gathering System for Real Estate Development
BO-200-2005	Existing Water Injection System for Real Estate Development

Schedule D

Remediation Required By EIR (Nuevo)

As set out in the approved Remedial Action Plan
submitted December 16, 1999, as amended
October  3, 2001, December 27, 2001 and January 13, 2003

Schedule E

Re-Vegetation Of Open Space

As set out in the Biological Assessment included within the
Biological Opinion dated December 30, 2002 as used by
the US Army Corps of Engineers in its Section 404 Permit

12/3/03

EXHIBIT “L”

DD SUBORDINATION AGREEMENT

(For Use Only With SPC Guaranty – Exhibit “S”)

Nuevo Shea - DD Subordination Agreement (Ex. L)	Subordination Agreement

EXHIBIT “L”

RECORDING REQUESTED BY:
Tonner Hills SSP, LLC
603 S. Valencia Avenue
Brea, CA 92823
Attn: Joe Fleischaker

WHEN RECORDED MAIL TO:

LENDER ADDRESS

[Space Above Line For Recorder’s Use Only]

DEVELOPMENT DECLARATION
SUBORDINATION AGREEMENT

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR RIGHTS AND INTERESTSAND YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

     THIS SUBORDINATION AGREEMENT (“DD Subordination Agreement”) is made this        day of,____________ 200_, by and among TONNER HILLS SSP, LLC, a Delaware limited liability company, the owner (“Owner”) of the property described in Exhibit “A” (“Property”), NUEVO ENERGY COMPANY, a Delaware corporation (“Company”), Declarant under the Development Declaration described herein, and___________, a___________ (“Lender”).

R E C I T A L S

     A.     Owner has executed and acknowledged the following Development Declaration imposed by Company against the Property, and encumbering the record title thereof. The Development Declaration is Exhibit “I” to that certain Purchase and Sale Agreement between Owner and Company, dated____________, 2003 (“IPSA”) and which was

Nuevo Shea - DD Subordination Agreement (Ex. L)	Subordination Agreement

1

recorded with the County Recorder of Orange County, California in favor of Company, encumbering the Property, as follows:

Date
Description	Recorded	Instrument No.

Development Declaration

The Development Declaration is referred to herein as the “Company Encumbrance.”

     B.     Owner has executed, or is about to execute, a deed of trust (“Lender’s Encumbrance” or “Lender’s deed of trust”), note and certain loan documents (“Loan Documents”) which include Lender’s Encumbrance, in favor of____________ or a wholly owned financial institution subsidiary thereof (collectively, “Lender”) payable with interest and upon the terms and conditions described therein, which deed of trust is dated____________and is recorded/recording concurrently herewith.

     C.     It’s a condition precedent to obtaining said loan (“Loan”) that Lender’s Encumbrance shall be a lien or charge upon the Property, prior and superior to the Company Encumbrance.

     D.     Lender is willing to make the Loan provided the deed of trust securing the same is a lien or charge upon the Property prior and superior to the Company Encumbrance, and provided that Company will specifically subordinate the Company Encumbrance to the lien or charge of the deed of trust in favor of Lender. Company is willing that the deed of trust securing the Loan shall, when recorded, constitute a lien or charge upon the Property which is prior and superior to the Company Encumbrance, to the extent and as described herein, because Owner has executed and delivered to Company that certain SPC Guaranty in the form of Exhibit “S” to the PSA.

     NOW, THEREFORE, in consideration of the Recitals and for other valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged, it is hereby declared, understood and agreed as follows:

     (1)  Lender’s Encumbrance, and any renewals, modifications or extensions thereof, shall be a lien or charge on the Property, prior and superior to the lien or charge of the Company Encumbrance.

     (2)  The parties acknowledge it to be their intent, and hereby agree that, from and after the date of Lender’s recordation of a deed in lieu of foreclosure or Lender’s acquisition of the Property at a judicial or trustee’s sale held to foreclose Lender’s Encumbrance (collectively and individually “Acquisition”), the Company Encumbrance shall continue to encumber the Property, but, shall not be enforceable by the Company

2

          (a) Unless

               (i) the purchaser at a judicial or trustee sale of the Property is not Lender, or (ii) Lender transfers the Property to a subsequent purchaser or transferee (collectively or individually, “Subsequent Transferee”);

OR

          (b) Until the Earlier of:

               (i) Lender commences construction of Homes on the Property;

               (ii) Lender offers for sale, or sells, a Home to the Homebuying public; or

               (iii) the expiration of twelve (12) months after the Acquisition.

The occurrence of any event in (a) or (b) shall be deemed an “Enforceability Event.”

          Upon the occurrence of an Enforceability Event, the Company Encumbrance shall no longer be junior to Lender’s Encumbrance and shall again be fully enforceable by the Company against Lender or a Subsequent Transferee, as the case may be; any Subsequent Transferee, but not Lender unless an Enforceability Event in (b)(i) or (ii) has occurred, shall then be required to cure, within thirty (30) days of the Enforceability Event, any uncured Default under the Company Encumbrance, whether such Default occurred prior to or after the Acquisition, or. if given the nature of the Default. more than thirty (30)days would be reasonably required for such cure, then the Subsequent Transferee shall have a reasonable time to effectuate such cure so long as such cure is commenced within such thirty (30) day period and diligently pursued to completion.

          The act of transferring the Property to a Subsequent Transferee shall not trigger enforceability against Lender, but only against the Subsequent Transferee in accordance with the provisions of the Company Encumbrance. “Commencement of construction” shall mean the trenching of foundations and/or any or all later construction activities. “Offering for Sale” shall mean advertising sales to the public. “Sale” shall mean the close of escrow and/or the recordation of the deed conveying a Home, or buyer’s right to possession of the Home pursuant to a sales contract. “Property” shall include portions thereof. Other defined terms used herein shall have the meaning prescribed for them in the PSA.

     (3)  Lender would not make its Loan described above without this Subordination Agreement.

     (4)  This Subordination Agreement shall be the whole and only agreement with regard to the subordination of the Company Encumbrance to the Lender’s Encumbrance. Company declares, agrees and acknowledges that:

     (a)  Except as provided below, Company, in its reasonable discretion, has approved (i) the form of the note and deed of trust in favor of Lender, which documents

3

provide for notice to, and a right to cure any default of Owner there under by, Company and (ii) all agreements, including but not limited to any Loan or escrow agreements, between Owner and Lender for the disbursement of the proceeds of Lender’s Loan; provided that the Company’s approval of same shall be deemed an approval solely in connection with the Company’s requirement to execute this subordination and shall not be deemed a consent to the terms and provisions of, nor for the Company to be bound by, the Loan Documents, nor approval for any other purpose;

     (b)  Notwithstanding that the person or persons to whom Lender disburses the Loan proceeds uses such proceeds in contravention of the Loan Documents for purposes other than those provided for in the Loan Documents, the subordination herein made shall remain valid according to the terms hereof; and,

     (c)  Company intentionally subordinates the Company Encumbrance in favor of the lien or charge upon the Property of the Lender’s Encumbrance and understands that in reliance upon, and in consideration of such subordination, specific loans and advances are being and will be made and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said subordination.

     The Company Encumbrance shall not be subordinate to any amounts payable as interest which are based upon any participation of Lender in appreciation, profits or any basis other than a percentage of the outstanding principal balance of the Loan. The foregoing sentence shall not be applicable to, nor in any way limit the subordination of the Company Encumbrance to Lender’s Encumbrance for (i) late payment charges assessed for failure to timely pay any amounts owed to Lender, (ii) any advances made by Lender to protect the security of Lender’s deed of trust, (iii) any expenses incurred to enforce Lender’s rights under Lender’s deed of trust, and (iv) interest which is based upon a percentage of the outstanding principal balance of the Loan. Company and Owner acknowledge that the Company Encumbrance is hereby being subordinated to those matters listed in subparagraphs (i), (ii), (iii) and (iv) above. This paragraph in no way implies that Lender’s Encumbrance or other related loan documents being executed concurrently with Lender’s Encumbrance presently provide for interest based upon any participation of Lender in appreciation, profits or any basis other than a percentage of the outstanding principal of the Loan.

     (5)  All language in this Subordination Agreement, including without limitation, the language in paragraphs 2 and 4(a) and (c), above, limiting the rights of Lender shall prevail over any contrary language in the Loan Documents including the Lender’s Encumbrance; and,

     (6)  A Default or Event of Default by Owner shall be deemed to have occurred under the Company Encumbrance as described therein. Notwithstanding its rights described therein, upon the occurrence of a Default, Company will give Lender at least fifteen (15) days prior written notice before recording a notice of Default or otherwise commencing any foreclosure or other proceedings under the Company Encumbrance, during which period Lender shall have the right, but not the obligation, to cure any such Default. In the event of a default by Owner under any of the Loan Documents, Lender shall give the

4

Company at least fifteen (15) days prior written notice before recording a notice of default or otherwise commencing any foreclosure proceedings, during which period the Company shall have the right, but not the obligation, to cure such default.

     (7) Neither Owner, nor any entity constituting Owner, nor any division, affiliate, subsidiary, parent or related entity may become a Lender as that term is defined herein, nor enjoy the rights and benefits conferred upon Lender herein, whether as successor-in-interest to, or transferee of, all or a portion of Lender’s rights and benefits Under the Loan Documents and/or this Subordination Agreement, or otherwise.

     (8) Notwithstanding anything to the contrary in this DD Subordination Agreement, this DD Subordination Agreement shall remain viable only for so long as the SPC Guaranty remains in full force and effect according to its terms in favor of Company; upon the lapse or termination of the SPC Guaranty, this DD Subordination Agreement shall automatically become void and of no effect, the Development Declaration shall be enforceable to the fullest extent legally permissible with“respect to the Covered Property (as defined therein) and the Development Declaration shall again be superior in priority, in all respects, to the Lender’s Encumbrance.

“OWNER”

TONNER HILLS SSP, LLC, a Delaware limited
liability company

By: Standard Pacific of Tonner Hills, LLC, a
Delaware limited liability company, a member

By: Standard Pacific Corp., a Delaware
corporation, its sole member

By:

Title:

By:

Title:

5

By: Shea Tonner Hills, LLC, a Delaware limited liability company, a member

By: Shea Homes Limited Partnership, a California limited partnership, its sole member

By: J.F. Shea LLC, a Delaware limited liability company, its General Partner

By:

Title:

By:

Title:

“COMPANY”

NUEVO ENERGY COMPANY, a Delaware corporation

By:

Its:

By:

Its:

“LENDER”

,
a ___________________ corporation

By:

Its:

By:

Its:

6

STATE OF CALIFORNIA	)
)
COUNTY OF ORANGE	)

     On this     day of     , 2000, before me,      ,a Notary Public, personally appeared      , Personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.

Signature of Notary

Commission Expires:

STATE OF CALIFORNIA	)
)
COUNTY OF ORANGE	)

     On this     day of     , 2000, before me,      , a Notary Public, in and for said state, personally appeared      , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s)whose name(s) is are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity(ies), and that by his/her signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s), acted, executed the instrument.
WITNESS my hand and official seal.

Notary Public
State of California

Commission Expires:

STATE OF CALIFORNIA	)
)
COUNTY OF ORANGE	)

     On this     day of     , 2000, before me,     , a Notary Public in and for said state, personally appeared     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) idare subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity(ies), and. that by his/her signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s), acted, executed the instrument. WITNESS my hand and official seal.

Notary Public
State of California

Commission Expires:

EXHIBIT “A”

Legal Description of Property

LEGAL DESCRIPTION

THOSE PORTIONS OF TRACT NO.16178, IN THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK         , PAGES          THROUGH         INCLUSIVE OF MISCELLANEOUS MAP, IN THE OFFICE OF THE COUNTY RECORDER, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOTS 1 THROUGH 8, 10 AND 20, TOGETHER WITH LETTERED LOTS A, B, C, AND D OF SAID TRACT NO. 16178

CONTAINING: 210.149 ACRES, MORE OR LESS

ALSO AS SHOWN ON A DEPICTION, ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF.

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

PREPARED BY OR
UNDER THE DIRECTION OF:

KATHLEEN SUSAN TETREAULT, P.L.S.7297 MY LICENSE EXPIRES 12/31/2004

December 4, 2003
JN: 13207.00.000

SHEET 1 OF 1

DEPICTION

TOTAL OVERALL = ± 210.153 AC.

TRACT 16178 (LETTERED)	
LOT A	±12.579 AC.
LOT B	±0.528 AC.
LOT C	±0.209 AC.
LOT D	±1.912 AC.
TOTAL	± 15.228 AC.

TRACT 16178 (NUMBERED)	
LOT 1	±15.432 AC.
LOT 2	±10.472 AC.
LOT 3	±42.524 AC.
LOT 4	±38.957 AC.
LOT 5	±23.904 AC.
LOT 6	±34.950 AC.
LOT 7	±13.218 AC.
LOT 8	±4.830 AC.
LOT 10	±9.771 AC.
LOT 20	±0.863 AC.
TOTAL	± 194.921 AC.

SCALE: 1" = 1500'
LOT 18
LOT 15
TRACT NO. 16178
LOT 11
LOT 12
LOT 7
LOT B
57 FREEWAY
CARMICHAEL DRIVE
LOT 19
LOT 21
WILDCAT WAY
LOT 13
LOT 6
LOT 5
LOT 14
LOT 17
O.R. 8846/971
LOT 16
VALENCIA AVE.
LOT 1
LOT D
LOT 8
LOT 10
M.M. ____/____
LOT 4
LOT A
LOT C
LOT 2
LOT 9
LOT 3
LOT 20
LAMBERT ROAD
KRAEMER BLVD.

LICENSED LAND SURVEYOR
KATHLEEN SUSAN TETREAULT
Exp. 12/31/04
No. 7297
STATE OF CALIFORNIA

THIS EXHIBIT WAS PREPARED BY ME OR UNDER MY DIRECTION.

The Keith Companies TKC
19 TECHNOLOGY DRIVE, IRVINE, CA 92618 (949) 923-6000

J.N. 13207.00.000 | DATE: 12/04/03

Revised 11/22/03

AGREEMENT

EXHIBIT “M”

EASEMENT AGREEMENT
GRANTING EASEMENTS FROM TONNER HILLS SSP, LLC AND
TONNER HILLS 680 LLC TO NUEVO

EASEMENT AGREEMENT

THIS EASEMENT AGREEMENT (“Agreement” or “Easement Agreement”), is made effective the    day of      ,      2003, by and between TONNER HILLS SSP, LLC, a Delaware limited liability company (“Shea”) and TONNER HILLS 680, a Delaware limited liability company (“TH 680”) and their successors in interest and assigns (collectively, “Grantor”) and NUEVO ENERGY COMPANY, a Delaware corporation, and its successors in interest and assigns (“Nuevo” or “Grantee”).

RECITALS

     A. Grantor is the owner of the surface, fee interest in that certain real property consisting of approximately 810 acres, located in the sphere of influence of the City of Brea, County of Orange, State of California, more fully described on Attachment 1 (“Property” or “Land”). The Property includes the Development Areas on which the Project will be developed by Shea, and certain non-developable portions of the Property (“Remainder Parcels”), which include areas of the Property used exclusively (i) by TH 680 as open space and (ii) by Operator for Oil Operations (“Retained Properties” or “Retained Land”).

     B. Grantees old Grantor the Property pursuant to that certain Purchase and Sale Agreement dated           , 2003 (“Purchase and Sale Agreement” or “PSA”), to which this Easement Agreement is Exhibit “M.”

     C. Nuevo has previously (i) sold the Oil Assets and Facilities to the Operator for its continuing Oil Operations in the Land (including the Development Areas, Remainder Parcels and Retained Properties) and (ii) has consummated the Aera Agreement, Exhibit “O’ to the PSA, with Aera Energy LLC.

     D. The parties now desire to enter into this Easement Agreement upon such terms and conditions as are hereinafter set forth, with the understanding that all rights granted herein by Grantor to Grantee are in addition to and not in limitation of, the rights enjoyed by Grantee under the PSA and Grant Deeds, Exhibit “G” thereto.

1

     F. Initially capitalized terms not otherwise defined herein shall have the meanings given in the Purchase and Sale Agreement, unless specifically defined otherwise herein.

     NOW THEREFORE, in consideration of the Recitals, mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantee and Grantor hereby agree as follows:

I. GRANT OF EASEMENTS TO NUEVO

     GRANTOR HEREBY GRANTS TO NUEVO/GRANTEE AND, ITS SUCCESSORS AND ASSIGNS, WITH THE RIGHT AND POWER TO GRANT AND TRANSFER ALL OR A PORTION OF SAME, THE FOLLOWING EASEMENTS:

     A. A blanket, non-exclusive surface and subsurface easement and right-of-way over, under, in and through the Property described on Attachment 1 for access, ingress and egress to complete all work, construct all improvements and otherwise discharge all its obligations pursuant to the PSA, including without limitation (1) the Hover Program described in Section 5.37 thereof, (2) the Permit Program described in Section 5.35 thereof, (3) the Aera Program described in Section 5.36 thereof, and (4) the PAPA at Exhibit “K,” thereto.

     B. A blanket, non-exclusive surface and subsurface easement and right-of-way over, under, in and through the Property for access, ingress and egress for the purposes described below:

          (1) To complete all work, construct all improvements and otherwise discharge all its obligations affecting the Property pursuant to (a) the Development Documents to which Grantor or Grantee is a party which are recorded (“recorded”) in the Official Records of Orange County, California, to the extent Grantor or any successor-in-interest does not properly complete all such work, construct all such improvements and/or discharge such obligations, (b) the Development Documents to which Grantor or Grantee is a party which are not so recorded, to the extent Grantor or any successor-in-interest does not properly complete all such work, construct all such improvements and or discharge such obligations, and (c) the requirements of any Governmental Agency, as defined in the PSA and at Attachment 2;

          (2) To complete all work, construct all improvements and otherwise discharge all its obligations affecting the Property not described in Section I.B.(l) above, but which are, in Nuevo’s reasonable discretion, necessary as a result of, arising out of or relating to such matters described in Section I.B.(1);

          (3)Without in any way diluting or diminishing the indemnities of Grantor more fully described in Sections 3.7 and 3.9 of the PSA, to complete all work, construct all improvements and/or otherwise discharge all obligations or alleged obligations which are, in Nuevo’s sole discretion, necessary in order to prevent, limit, discharge and/or compromise or settle any Losses and/or Environmental Losses, defined in Section Sections 3.7 and 3.9 of the PSA, respectively, including without limitation, Losses and/or Environmental Losses which are the result of action, inaction or omission of She a, TH 680 and/or any guarantor under the Corporate Guaranty, Exhibit “P” to the PSA and/or guarantor under the SPC Guaranty, .“Exhibit “S” to the PSA.

2

II. NO SUBORDINATION

     GRANTOR AGREES THAT NEITHER THIS EASEMENT AGREEMENT, NOR ANY PROVISION HERE OF, SHALL BE SUBORDINATED TO ANY DEBT INSTRUMENT,OR INSTRUMENT OF ANY KIND FOR ANY PURPOSE.

III. FURTHER COVENANTS AND RESTRICTIONS

     GRANTOR AND GRANTEE AGREE AS FOLLOWS:

     1. Limitation on Exercise of Rights Granted Herein. Notwithstanding any thing to the contrary in Section I, above, Grantee may only exercise (“Exercise”) the rights granted in this Easement Agreement subject to the following:

           1.1 With regard to Section IB., the Exercise may only be commenced (a) after a determination in the reasonable judgment of Grantee that such Exercise is necessary to prevent, mitigate, terminate, halt or clean up (individually and collectively, “remedial action”) Losses or Environmental Losses, or the situation causing same (which shall be deemed to include any Losses described in the BlackSand PSA), or to preserve the value of the Property (b) written notice (“notice”) to Grantor by Grantee to take action specified in the notice to accomplish the remedial action and (c) failure by Grantor to commence such remedial action (and continuously process it to completion) within ninety (90) days of receipt of such notice, except in the case of an emergency, in which case commencement must occur within a reasonable period based upon the extant circumstances.

          1.2 The Exercise may only be conducted by Grantee so as to (a) accomplish Grantee’s purpose in a commercially reasonable manner, minimizing interference with the activities of Grantor, (b) avoid, to the extent possible, any entry onto a Lot, or any building pad on a Lot and (c) return the Land to its original condition, reasonable wear and tear excepted, after completion of the Exercise.

IV. MISCELLANEOUS PROVISIONS

     1. Incorporation of Recitals sand Attachments.Nuevo and Grantor hereby incorporate into the terms of this Agreement each and every one of the Recitals contained in paragraphs A through F, and Attachments 1 and 2 (with their attachments and exhibits, if any), as though fully set forth herein.

     2. Attorneys’ Fees. Subject to Section 5.9 of the PSA, in the event of any dispute between the parties hereto or the institution of any action or proceeding to interpret or enforce this Easement Agreement, or arising out of the subject matter of this Easement Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to recover its actual expenses, attorneys’ fees and costs, including professional or expert consultation or testimony and paralegal fees, both at trial and on any appeal and in any administrative proceeding, including any bankruptcy proceeding.

     3. Notices. Any notice to be given or other document to be delivered by any party to the other or others hereunder, and any payments from Grantor to Grantee, may be delivered in

3

person to an officer of any party, or may be delivered by Federal Express, private commercial delivery or courier service for next business day delivery, or may be deposited in the United States mail, duly certified or registered, return receipt requested, with postage prepaid, and addressed to the party for whom intended, as follows:

If to Nuevo:
Nuevo Energy Company
1021 Main, Suite 2100
Houston, Texas 77002
Attn: David A. Leach
Fax: (713) 374-4899
Phone: (713) 374-4802
Email: leachd@nuevoenergy.com

and

Attn: Hemant Patel
Fax: (713) 374-4981
Phone: (713) 374-4809
Email: hemant.patel@nuevoenergy.com

Copy to:
Ullom Associates
16149 Redmond Way, Ste. 401
Redmond, Washington 98052
Fax: (425) 836-2870
Phone: (425) 836-2728
Email: ullomjw@aol.com

Nossaman, Guthner, Knox & Elliott, LLP
18101 Von Karman Avenue, Suite 1800
Irvine, California 92612-1047
Attn: William P. Tanner, III
Fax: (949) 833-7878
Phone: (949) 833-7800
Email: wtanner@nossaman.com

To Buyer:
Tonner Hills SSP, LLC
603 S. Valencia Avenue
Brea, CA 92823
Attention: Alan Toffoli
Fax: (714) 985-3605
Phone:(714) 792-2504
Attn: Alan Toffoli
Email: alan.toffoli@sheahomes.com

4

and

Tonner Hills 680 LLC
603 S. Valencia Avenue
Brea, CA 92823
Attn: joe Fleischaker
Fax: (714) 985-3605
Phone: (714) 792-2592
Email: joe.fleischaker@sheahomes.com
Copy to:
Landmark Law Group, L.L.P.
10350 Santa Monica Boulevard, Suite 295
Los Angeles, CA 90025-5074
Attn: Gulwinder S. Singh
Fax: (310) 300-2310
Phone: (310) 300-2300 Ext. 101
Email: gss@llgllp.com

Notice may also be given by facsimile transmission (“Fax”) to any party at the respective Fax number given above or by email, provided receipt of such transmission shall be confirmed by follow-up notice within seventy-two (72) hours by another method authorized above. Any party hereto may from time to time, by written notice to the other, designate a different address which shall be substituted for the one above specified. If any notice or other document is sent by mail as aforesaid, the same shall be deemed served or delivered seventy-two (72) hours after the mailing thereof as above provided. Notice by any other method shall be deemed served or delivered upon actual receipt at the address or Fax number listed above.

     4. Interpretation: Governing Law. This Easement Agreement shall be construed according to its fair meaning and as if prepared by both parties hereto. This Easement Agreement shall be construed in accordance with the laws of the State of California. Any action shall be brought in a court of competent jurisdiction located in Orange County, California.

5

     5. No Waiver. No delay or omission by either party hereto in exercising any right or power accruing upon the compliance or failure of performance by the other party hereto under the provisions of this Easement Agreement shall impair any such right or power or to be construed to be a waiver thereof. A waiver by either party hereto of a breach of any of the covenants, conditions or agreements hereto to be performed by the other party shall not be construed as a waiver of any succeeding breach of the same or other covenants, agreements, restrictions or conditions hereof.

     6. Modifications. Any alteration, change or modification of or to this Easement Agreement, in order to become effective, shall be made by written instrument, and in each such instance executed on behalf of each party hereto, and duly recorded by the Orange County recorder.

     7. Severability. If any term, provision, condition or covenant of this Easement Agreement or the application thereof to any party or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this instrument, or the application of such term, provision, condition or covenant to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Easement Agreement shall be valid and enforceable to the fullest extent permitted by law.

     8. Time is of the Essence. Time is hereby expressly made of the essence in this Easement Agreement and each term and provision hereof, and the parties specifically agree to strictly comply and perform their obligations herein in the time and manner specified and waive any and all rights to claim such compliance by mere substantial compliance with the terms of this Easement Agreement.

     9. Authority and Capacity. Each of the persons signing this Easement Agreement represents and warrants that he or she is authorized to execute and deliver this Easement Agreement and that this Easement Agreement will be binding upon the party for whom such person has signed, and that the signature of no other party or person is required in order to bind such party. Each person executing this Easement Agreement on behalf of a corporation or other entity represents and warrants that he or she is duly authorized to execute and deliver this Easement Agreement on behalf of such corporation or other entity in accordance with authority granted under the formation documents of such entity, that all conditions to the exercise of such authority have been satisfied, and that this Easement Agreement will be binding upon such entity in accordance with its terms.

     10. Titles and Captions. Titles and captions are for convenience only and shall not constitute a portion of this Easement Agreement.

     11. Gender. As used in this Easement Agreement, masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others wherever and whenever the context so dictates.

6

     12. Execution in Counterparts. This Easement Agreement may be executed in several counterparts, and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

     13. Partition. The easements granted herein to Grantee may be partitioned and/or assigned in its sole discretion, including without limitation, to any contractors, subcontractors, licensees and invitees.

     14. Binding Effect; Runs with the Land. This Easement Agreement and each and all of its provisions shall bind and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto and/or to the Property and/or any portion thereof. Every person or entity who (or which) now or hereafter owns or acquires any right, title or interest in or to any portion of the Property, shall be deemed to have consented and agreed to each and all of the provisions hereof, whether or not any reference to this Easement Agreement is contained in the instrument by which such person or entity acquired an interest therein.

     15. Termination. The provisions of this Easement Agreement shall be automatically void and of no effect, without the requirement of any further action by Grantee or Grantor, to the extent of any transfer of the Property to the purchaser of a Home, a Governmental Agency or a Homeowners Association or other Association comprised entirely of Homeowners.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

“Grantee”

NUEVO ENERGY COMPANY, a Delaware corporation

By:

Title:

By:

Title:

7

“Grantor”

Tonner Hills SSP, LLC, a Delaware limited liability company

By: Standard Pacific of Tonner Hills, LLC, a Delaware limited liability company, a member

By: Standard Pacific Corp. a Delaware corporation, its sole member

By

Title

By

Title

By: Shea Tonner Hills, LLC, a Delaware limited liability company, a member

By: Shea Homes Limited Partnership, a California limited partnership, its sole member

By: J.F. Shea LLC, a Delaware limited liability company, its General Partner

By

Title

By

Title

8

TONNER HILLS 680 LLC, a Delaware limited liability company

By:

By:

By:

By:

By:

By:

9

State of California	)
)
County of Orange	)

     On ____________________before me, ___________________________, personally appeared, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature

State of California	)
)
County of Orange	)

     On ____________________before me, ___________________________, personally appeared, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature

State of California	)
)
County of Orange	)

     On ____________________before me, ___________________________, personally appeared, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature

State of California	)
)
County of Orange	)

     On ____________________before me, ___________________________, personally appeared, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature

ATTACHMENT 1 TO EASEMENT AGREEMENT

(LEGAL DESCRIPTION AND MAP OF THE PROPERTY/LAND
INCLUDING DEVELOPMENT AREAS, REMAINDER PARCELS
AND RETAINED PROPERTIES)

Attachment 1

Page 1 0f 1

Legal Description of the Land

THOSE PORTIONS OF SECTIONS 1 AND 12, TOWNSHIP 3 SOUTH, RANGE 10 WEST AND SECTIONS 5, 6, 7 AND 8, TOWNSHIP 3 SOUTH, RANGE 9 WEST, IN THE RANCHO SAN JUAN CAJON DE SANTA ANA, IN THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, AND IN THE CITY OF BREA, IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 51, PAGE 7 OF MISCELLANEOUS MAPS, AND RECORD OF SURVEY FILED IN BOOK 12 PAGE 40, RECORD OF SURVEY NO. 91-1007 FILED IN BOOK 133, PAGES 41 THROUGH 46 INCLUSIVE AND RECORD OF SURVEY NO. 2001-1007, FILED IN BOOK 187, PAGES 02 THROUGH 07 INCLUSIVE, ALL OF RECORDS OF SURVEY, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY RECORDER, ALSO BEING DESCRIBED IN A DEED, BILL OF SALE AND ASSIGNMENT, RECORDED APRIL 10, 1996 AS INSTRUMENT NO. 19960175928 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 1

BEGINNING AT A WHITE POST 4 INCHES SQUARE IN MOUND WITH PITS AT THE NORTHEAST CORNER OF THE RANCHO SAN JUAN CAJON DE SANTA ANA, BEING ALSO THE SOUTHEAST CORNER OF THE RANCHO RINCON DE LA BREA; THENCE ALONG THE PATENT BOUNDARY OF SAID RANCHO RINCON DE LA BREA, NORTH 84° WEST 107.51 CHAINS TO A SAND STONE MARKED R. B. IN MOUND WITH PITS; THENCE ALONG SAID PATENT BOUNDARY NORTH 57° 42’ WEST 43.67 CHAINS TO A WHITE POST 4 INCHES SQUARE IN MOUND OF STONE MARKED S. J. C. S. A. AT INTERSECTION OF THE PATENT LINES OF SAID RANCHOS SAN JUAN CAJON DE SANTA ANA AND RINCON DE LA BREA; THENCE ALONG THE PATENT LINE OF SAID RANCHO SAN JUAN CAJON DE SANTA ANA, NORTH 76° 25’ WEST 62.67 CHAINS TO A 2” X 4’ POST MARKED 62.67 IN MOUND WITH PITS; THENCE SOUTH 1° 45’ WEST 58.96 CHAINS TO A 2” X 4” POST MARKED 20.60 IN MOUND WITH PITS; THENCE NORTH 89° EAST 20.00 CHAINS TO A 4” X 4” POST IN MOUND WITH PITS; THENCE SOUTH 1° 45’ WEST 20.00 CHAINS TO A 2” X 4” POST MARKED 20.60 IN MOUND WITH PITS; THENCE NORTH 88°39’ EAST 55.48 CHAINS TO A 2” X 4” POST MARKED 20 IN MOUND WITH PITS; THENCE SOUTH 0° 30’ EAST 20.00 CHAINS TO A 2” X 4” POST IN MOUND WITH PITS; THENCE NORTH 89° 45” EAST 134.63 CHAINS TO A 2” X 4” POST MARKED 40.10 IN MOUND WITH PITS UPON THE EASTERN BOUNDARY OF SAID RANCHO SAN JUAN CAJON DE SANTA ANA; THENCE ALONG SAME NORTH 4° WEST 47.51 CHAINS TO THE PLACE OF BEGINNING.

EXCEPTING THEREFROM THE WESTERLY 200 ACRES OF THE ABOVE DESCRIBED TRACT.

ALSO EXCEPTING THEREFROM ANY PORTION LYING NORTHERLY OF THE AGREED BOUNDARY LINE AND BOUNDED WESTERLY BY LINE, RUNNING NORTH 28° 30’ EAST FROM THE WESTERN TERMINUS OF SAID LINE AS ESTABLISHED BY AGREEMENT BETWEEN THE UNION OIL COMPANY OF CALIFORNIA AND THE GRAHAM-LOFTUS OIL COMPANY, RECORDED JUNE 10, 1905 IN BOOK 120, PAGE 223 OF DEEDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND CONVEYED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA BY DEED RECORDED JUNE 28, 1940 IN BOOK

1051, PAGE 301 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERLY BOUNDARY OF SAID LANDS OWNED BY UNION OIL COMPANY OF CALIFORNIA, WHICH WESTERLY BOUNDARY IS ALSO THE EASTERLY BOUNDARY OF THAT CERTAIN 200-ACRE TRACT CONVEYED BY SAID UNION OIL COMPANY OF CALIFORNIA TO GEORGE CHAFFEY BY DEED DATED APRIL 25, 1899, RECORDED JUNE 20, 1899 IN BOOK 44, PAGE 79 OF DEEDS, WHICH POINT OF BEGINNING IS THE POINT OF INTERSECTION OF THE AFORESAID WESTERLY BOUNDARY WITH THE EASTERLY PROLONGATION OF THE CENTER LINE OF CENTRAL AVENUE AS THE SAME EXISTED ON MAY 23, 1940 BETWEEN BERRY STREET AND BREA CANYON ROAD; THENCE NORTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 73” 32’ 24” WITH THE EASTERLY PROLONGATION OF THE CENTER LINE OF SAID CENTRAL AVENUE AT SAID POINT OF INTERSECTION (ASSUMED AND TAKEN TO BEAR NORTH 15° 11’ 16” EAST), A DISTANCE OF 839.60 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 0° 10’ 11” EAST A DISTANCE OF 1250 FEET; THENCE SOUTH 89° 49’ 49” EAST A DISTANCE OF 500 FEET; THENCE SOUTH 65° 23’ 11” EAST A DISTANCE OF 604.15 FEET; THENCE SOUTH 0° 10’ 11” WEST A DISTANCE OF 1000 FEET; THENCE NORTH 89° 49’ 49” WEST A DISTANCE OF 1050 FEET TO THE TRUE POINT OF BEGINNING.

A1SO EXCEPTING THEREFROM THE LAND CONVEYED TO BREA CHEMICALS, INC., BY DEED RECORDED JUNE 10, 1957 IN BOOK 3936, PAGE 314 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED FROM THE STEARNS RANCHOS COMPANY, A CORPORATION, TO UNION OIL COMPANY OF CALIFORNIA, A CORPORATION, DATED AUGUST 31, 1899, RECORDED SEPTEMBER 2, 1899 IN BOOK 44, PAGE 250 OF SAID DEEDS, DISTANT SOUTH 89° 10’ 50” WEST ALONG SAID LINE 3131.98 FEET FROM THE SOUTHEAST CORNER OF SAID LAND, SAID POINT OF BEGINNING BEING MONUMENTED BY UNION OIL COMPANY MONUMENT 11B; THENCE NORTH 9° 48’ 11” WEST 529.60 FEET TO A 2” X 2” STAKE AND THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 85° 48’ 16” WEST, 380.00 FEET TO A 2” X 2” STAKE; THENCE NORTH 4° 11’ 44” EAST 1750.00 FEET TO A 2” X 2” STAKE; THENCE SOUTH 85° 48’ 16” EAST 380.00 FEET TO A 2” X 2” STAKE; THENCE SOUTH 4° 11’ 44” WEST 1750.00 FEET TO A 2” X 2” STAKE AND THE TRUE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA RECORDED FEBRUARY 10, 1967 IN BOOK 8173, PAGE 641 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA RECORDED FEBRUARY 10, 1967 IN BOOK 8173, PAGE 647 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND DESCRIBED IN DEED TO THE BREA-OLINDA UNIFIED SCHOOL DISTRICT OF ORANGE COUNTY, CALIFORNIA, RECORDED SEPTEMBER 11, 1968 IN BOOK 8716, PAGE 437 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN PARCEL 1 OF THE DEED TO THE CITY OF BREA RECORDED JANUARY 16, 1969 IN BOOK 8846, PAGE 971 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM PARCELS A6471-4, A6471-5, A6471-6 AND A6471-7 OF THAT CERTAIN FINAL ORDER OF CONDEMNATION, SUPERIOR COURT CASE NO. 156220, A CERTIFIED COPY OF WHICH WAS RECORDED SEPTEMBER 29, 1970 IN BOOK 9417, PAGE 364 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM PARCELS 1 AND 2 AS SHOWN ON PARCEL MAP NO. 86-243, FILED IN BOOK 214, PAGES 28 THROUGH 31 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF SAID COUNTY RECORDER, TOGETHER WITH THE WEST HALF OF ASSOCIATED ROAD, 80.00 FEET WIDE, AS SHOWN SAID PARCEL MAP NO. 86-243, ADJOINING SAID PARCELS 1 AND 2 ON THE EAST, AND BOUND NORTHEASTERLY BY THE NORTHEASTERLY LINE OF SAID PARCEL MAP NO. 86-243, AND BOUND SOUTHERLY BY THE CENTERLINE OF LAMBERT ROAD AS SHOWN ON SAID PARCEL MAP NO. 86-243.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN PARCEL 1 OF PARCEL MAP NO. 83-1179. AS SHOWN ON A MAP FILED IN BOOK 218, PAGES 1 THROUGH 4 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN TRACT NO. 12562, AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 4 THROUGH 9 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN TRACT NO. 12563, AS SHOWN ON A MAP FILED IN BOOK 579, PAGES 10 THROUGH 15 INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THE LAND DESCRIBED IN THE DEED TO THE CITY OF BREA RECORDED MARCH 29, 1996 AS INSTRUMENT NO. 19960153320 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN PARCEL 1 OF A COUNTY OF ORANGE LOT LINE ADJUSTMENT NO. LL 2000-054, RECORDED AUGUST 13, 2001 AS INSTRUMENT NO. 20010557229 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

PARCEL 2

PARCEL 1 OF A COUNTY OF ORANGE LOT LINE ADJUSTMENT NO. LL 2000-054, RECORDED AUGUST 13, 2001 AS INSTRUMENT NO. 20010557229 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO BREA-OLINDA UNIFIED SCHOOL DISTRICT BY GIFT DEED RECORDED FEBRUARY 25, 2003 AS INSTRUMENT NO. 2003000207265 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

ALSO EXCEPTING THEREFROM THAT PORTION CONVEYED TO THE COUNTY OF ORANGE BY GRANT DEED RECORDED JUNE 4, 2003 AS INSTRUMENT NO. 2003000648901 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER.

PARCEL 3

THE LAND CONVEYED TO BREA CHEMICALS, INC., BY DEED RECORDED JUNE 10, 1957 IN BOOK 3936, PAGE 314 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DEED FROM THE STEARNS RANCHOS COMPANY, A CORPORATION, TO UNION OIL COMPANY OF CALIFORNIA, A CORPORATION, DATED AUGUST 31, 1899, RECORDED SEPTEMBER 2, 1899 IN BOOK 44, PAGE 250 OF SAID DEEDS, DISTANT SOUTH 89° 10’ 50” WEST ALONG SAID LINE 3131.98 FEET FROM THE SOUTHEAST CORNER OF SAID LAND, SAID POINT OF BEGINNING BEING MONUMENTED BY UNION OIL COMPANY MONUMENT 11B; THENCE NORTH 9° 48’ 11” WEST 529.60 FEET TO A 2” X 2” STAKE AND THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE NORTH 85° 48’ 16” WEST, 380.00 FEET TO A 2” X 2” STAKE; THENCE NORTH 4° 11’ 44” EAST 1750.00 FEET TO A 2” X 2” STAKE; THENCE SOUTH 85° 48’ 16” EAST 380.00 FEET TO A 2” X 2” STAKE; THENCE SOUTH 4° 11’ 44” WEST 1750.00 FEET TO A 2” X 2” STAKE AND THE TRUE POINT OF BEGINNING.

THE ABOVE DESCRIPTION WAS COMPILED FROM INFORMATION SUPPLIED BY FIRST AMERICAN TITLE COMPANY PRELIMINARY REPORT NO. 2033661, DATED JULY 16, 2003.

EXHIBIT “ ‘Al’ SITE DEPICTION ”, IS FOR INFORMATIONAL PURPOSES ONLY.

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

PREPARED BY: THE KEITH COMPANIES UNDER THE DIRECTION OF:

KATHLEEN SUSAN TETREAULT P.L.S. 7297 MY LICENSE EXPIRES 12/31/2004

August 20, 2003
JN: 13207.00

SHEET 1 OF 4 SHEETS

Depiction of the Land

BREA BLVD.
PM 68/18
PARCEL 1
R.S. NO.
TR 8820
MM 454/19-24
TR 9532
MM 454/25-28
R.S. NO. 2001-1007
57 FWY
CO
CB
91-1007
RANCHO RINCON DE LA BREA
RANCHO SAN JUAN CAJON DE SANTA ANA
PARCEL 1
LLA 2000-054
INST. NO. 20010557229, O.R.
PARCEL 2
PARCEL 3
N.A.P.
VALENCIA AVE.
WILDCAT WAY
FORMERLY ASSOCIATED ROAD
R.S.B. 187/2-7
R.S.B. 133/41-46
TR 12562
MM 579/1-9
TR 12563
MM 576/10-13
PM 86-243
P.M.B. 214/28-31
TR 9577
MM 438/4-12
LAMBERT ROAD
KRAEMER BLVD.
SCALE: 1"= 2000'

LEGEND

(#)	SEE PAGE NO.
CB	CITY OF BREA CITY LIMITS
CO	COUNTY OF ORANGE COUNTY LIMITS
R1	R.S. NO. 2001-1007, R.S.B. 187/2-7

BASIS OF BEARINGS

THE BASIS OF BEARINGS FOR THIS PROJECT IS THE N'LY LINE OF THE RANCHO SAN JUAN CAJON DE SANTA ANA, BETWEEN THE NE CORNER OF SAID RANCHO AND COMPROMISE CORNER NO. 1, BEING " N 85°05'11" W " PER RECORD OF SURVEY NO. 91-1007, AS SHOWN ON R.S.B. 133/41-46.

NOTES:

THE COURSES SHOWN HEREON ARE A COMPILATION OF R.S. NO. 91-1007, R.S. NO. 2001-1007, AND DEED INTERPRETATIONS THE SHOWN COMBINATION OF COURSES IS THE BEST REPRESENTATION OF THE SITE AS IT SHOULD EXIST ON THE GROUND.

THERE MAY BE EASEMENTS OF RECORD DELINEATED AND REFERENCED ON THE UNDERLYING MAPS OR THERE MAY BE OTHER RECORDED EASEMENTS WITHIN THE AREA, THAT ARE NOT SHOWN ON THIS DOCUMENT THAT COULD ENCUMBER SAID PARCELS HEREIN.

LICENSED LAND SURVEYOR
KATHLEEN SUSAN TETREAULT
Exp. 12/31/04
No. 7297
STATE OF CALIFORNIA

THIS EXHIBIT WAS PREPARED BY ME OR UNDER MY DIRECTION.

The Keith Companies TKC

19 TECHNOLOGY DRIVE IRVINE, CA 92618 TEL: (949) 923-6000

DATE: AUGUST 20, 2003 | JOB NO. 13207.00

V:\PROJECTS\13207.00\DWG\SURMAP\SYMED110.DWG

SHEET 2 OF 4 SHEETS

Depiction of the Land

RANCHO RINCON DE LA BREA
N76°01'32"W 2026.00'
℄ BREA BLVD.
S67°35'45"W
(RAD)
80'
40'
40'
60'
30'
30'
50'
100'
RANCHO SAN JUAN
CAJON DE SANTA ANA
E'LY LINE P.M. 68/18
ACCEPTED AS THE
E'LY LINE OF THE W'LY
200 ACRES BK. 30,
PG. 11 OF DEEDS
PARCEL 1
118.979± AC.
R.S. NO. 91-1007
S'LY & W'LY LINE
PCL A6471-7
O.R. 9417/364
COMPROMISE
CORNER 2
N68°19'17"W
(RAD)
R.S. NO. 2001-1007
R.S.B. 113/41-46
N64°42'53"W
604.15'
O.R. 1051/301
N00°50'29"E
1250.00'
N00°50'29"E
1000.00'
N00°38'59"E 3358.41'
N68°52'10"W
(RAD)
O.R. 9417/364
W'LY LINE PCL
A6471-4
PCL 2 O.R.
10983/742
SEE SHEET 3
57 FREEWAY
R.S.B. 187/12-7
O.R. 8173/647
N28°12'45"W
908.77'
CO
CB
N89°23'58"E
659.12'
N89°23'58"E
890.73'
N'LY LINE TR. 12562
M.M. 579/4-9
N'LY LINE TR. 12563
M.M. 579/10-15
SCALE: 1" = 600'

BEARING TABLE		
NO.	BEARING	DISTANCE
L1	N57°15'12"W	858.97'
L2	N57°15'12"W	644.58'
L3	N89°09'31"W	500.00'
L4	N89°09'31"W	280.34'
L5	N21°23'13"E	312.58'
L6	N11°58'32"W	324.19'
L7	N23°43'47"W	110.39'
L8	N10°52'49"E	489.31'
L9	N17°06'55"E	475.03'
L10	N23°47'14"E	236.91'
L11	N02°34'53"W	275.14'
L12	N26°22'45"E	233.46'
L13	N29°20'20"E	167.73'
L14	N46°03'03"E	172.40'
L15	N79°36'12"W	140.80'
L16	N20°54'40"E	65.19'
L17	N13°57'34"W	206.20'
L18 (R1)	N30°40'03"E N30°40'05"E	108.55'
L19	N82°25'05"W	111.22'
L20	N80°13'39"W	122.62'
L21	N89°55'08"E	161.20'
L22	N55°31'23"W	177.43'
L23	N24°59'08"E	205.00'
L24	N80°00'51"E	128.30'
L25	N66°33'52"E	20.00' (RAD)
L26	N57°15'12"W	214.39'

CURVE TABLE			
NO.	DELTA	RADIUS	LENGTH
C1	33°21'45"	100.00'	58.23'
C2	11°45'15"	100.00'	20.51'
C3	00°32'53"	3079.00'	29.47'
C4	01°01'53"	550.00'	9.90'

NOTE:
SEE SHEET 1 FOR BASIS OF BEARINGS AND SURVEYORS NOTES.

The Keith Companies | TKC

19 TECHNOLOGY DRIVE IRVINE, CA 92618 TEL: (949) 923-600C

DATE: AUGUST 20, 2003 JOB NO. 13207.00

...\13207.00\DWG\SYMEO111.DWG

SHEET 3 OF 4 SHEETS

Depiction of the Land

P.O.C.
COMPROMISE CORNER NO. 2
N70°16'38"W (RAD)
N71°02'58"W (RAD)
N57°20'54"W 2123.48'
1836.77'
COMPROMISE CORNER NO. 1
RANCHO RINCON DE LA BREA
BASIS OF BEARINGS
N85°05'11"W 7072.20'
RANCHO SAN JUAN CAJON DE SANTA ANA
PCL. A6471-6
O.R. 9417/364
INST. NO. 2003000207265,O.R.
PARCEL 1
LLA 2000-054
INST. NO. 20010557229, O.R.
P.O.B. EXCEPTION
T.P.O.B. EXCEPTION
57 FREEWAY
E'LY LINE PCL A6471-4 O.R. 9417/364
N'LY LINE PCL 1, P.M. NO. 85-243, P.M.B 214/28-31
N32°32'37"W (RAD)
PARCEL 2
676.910± AC.
FORMERLY ASSOCIATED ROAD WILDCAT WAY
RS NO. 2001-1007
R.S.B. 187/2-7
N83°29'28"W P.C.C. (RAD)
N60°48'22"E P.R.C. (RAD)
SEE SHEET 2
SEE SHEET 4
SCALE: 1" = 800'
3337.81'
S'LY LINE 30/11 DEEDS
2771.09'
N89°47'24"W 6048.90'
℄ LAMBERT ROAD
TR. NO. 9577
438/4-12 M.M.

CURVE TABLE			
NO.	DELTA	RADIUS	LENGTH
C1	29°24'44"	720.00'	369.60'
C2	35°42'10"	720.00'	448.66'
C3	27°30'00"	920.00'	441.57'
C4	23°26'51"	730.00'	298.74'
C5	00°46'20"	2921.00'	39.37'

BEARING TABLE		
NO.	BEARING	DISTANCE
L1	N00°13'06"E	162.71'
L2	N34°00'32"E	704.41'
L3	N32°32'37"W	40.00' (RAD)
L4	N23°26'08"W	490.71'
L5	N60°42'49"W	177.75'
L6	N10°33'18"E	381.48'
L7	N70°17'56"W	767.11'
L8	N01°13'49"E	246.57'
L9	N48°45'05"W	107.84'
L10	N14°37'00"E	175.10'
L11	N22°40'23"W	226.00'
L12	N17°41'23"E	368.65'
L13	N28°01'50"W	126.22'
L14	N30°17'32"W	153.89'
L15	N17°34'41"W	128.21'
L16	N80°37'26"W	117.15'
L17	N59°34'14"E	65.00'
L18	N31°40'08"W	446.26'
L19	N57°20'54"E	286.71'
L20	S60°42'49"E	43.00'
L21	N10°42'00"E	141.00
L22	N15°02'00"E	103.00'
L23	N26°29'00"E	105.00'
L24	N46°26'07"W	92.94'

NOTE:
SEE SHEET 1 FOR BASIS OF BEARINGS, LEGEND AND SURVEYORS NOTES.

The Keith Companies TKC

19 TECHNOLOGY DRIVE IRVINE, CA 92618 TEL: (949) 923-6000

DATE: AUGUST 20, 2003 JOB NO. 13207.00

SHEET 4 OF 4 SHEETS

Depiction of the Land

RANCHO RINCON DE LA BREA
BASIS OF BEARING
N85°05'11"W 7072.20'
RANCHO SAN JUAN CAJON DE SANTA ANA
PARCEL 1
LLA 2000-054
INST. NO. 20010557229, O.R.
PARCEL 2
676.910± AC.
NE'LY COR RO. SAN JUAN CAJON DE SANTA ANA
P.O.B.
SCALE: 1" = 800'
1.775± AC.
N.A.P. CB
O.R. 8846/971
INST. NO. 19960153320 O.R.
P.O.B.
N.A.P.
4.285± AC.
PARCEL 3
O.R. 3935/314
15.266± AC.
N05°13'10"E 1750.00'
RS NO. 2001-1007
R.S.B. 187/2-7
E'LY LINE RANCHO SAN JUAN CAJON DE SANTA ANA
N03°27'21"W 2361.14'
3127.24'
SEE SHEET 3
N00°06'07"E 1964.15'
RS NO. 91-1007
R.S.B. 133/41-46
VALENCIA AVE.
SEE DETAIL "B"
INST. NO. 2003000648901, O.R.
S'LY LINE 30/11 DEEDS.
N89°47'12"W 2258.05' CO
2711.09'
N89°47'24"W
6048.90'
N'LY LINE INST. NO. 87-039247, O.R.
E'LY LINE SECTION 7
R.S.B. 13/8
R.S.B. 91/12
N00°10'32"E 543.66'
SEE DETAIL "A"
N89°53'53"W 2568.80' CO
LAMBERT ROAD

BEARING TABLE		
NO.	BEARING	DISTANCE
L1	N85°46'50"W	380.00'
L2	N25°02'43"E	25.00'
L3	N45°23'28"E	296.17'
L4	N89°48'26"E	111.66'
L5	N57°13'12"W	135.94'
L6	N11°26'47"W	158.64'
L7	N21°12'05"E	217.91'
L8	N43°25'50"E	115.35'
L9	N80°04'53"E	132.44'
L10	N64°11'51"W	146.78'
L11	N13°24'37"W	250.76'

BEARING TABLE		
NO.	BEARING	DISTANCE
L12	N63°07'35"W	60.00'
L13	N26°52'25"E	30.00'
L14	N63°07'35"W	155.06'
L15	N44°06'22"W	75.09'
L16	N00°53'38"E	120.00'
L17	N45°53'38"E	105.00'
L18	N89°06'22"W	132.00'
L19	N44°06'22"W	120.00'
L20	N00°53'38"E	165.00'
L21	N26°52'11"E	132.00'
L22	N08°46'45"W	529.60'

BEARING TABLE		
NO.	BEARING	DISTANCE
L23	N80°07'35"W	474.88'
L24	N63°07'35"W	55.00'
L25	N85°02'26"W	101.96'
L26	N00°49'10"W	250.00'
L27	N00°06'07"E	480.32'
L28	N85°02'26"W	142.10'
L29	N00°06'07"E	56.42'
L30	N89°53'53"W	585.00'
L31	N89°47'24"W	3337.81'
L32	N89°47'12"W	20.04'
L33	N86°32'39"E	2.31'
L34	N89°47'12"W	2258.05'

L33
N03°27'21"W 3127.24'
N03°27'21"W 526.12'
N02°29'54"W 525.48'
L34
L32

DETAIL "A"
N.T.S.

NOTE:
SEE SHEET 1 FOR BASIS OF BEARINGS, LEGEND AND SURVEYORS NOTES.

L22
N03°27'21"W 3127.24'
N89°47'44"W 3131.33'
2289.20'
N89°47'12"W

DETAIL "B"
N.T.S.

The Keith Companies | TKC
19 TECHNOLOGY DRIVE IRVINE, CA 92618 TEL: (949) 923-6000
DATE: AUGUST 20, 2003 | JOB NO. 13207.00

ATTACHMENT 2 TO EASEMENT AGREEMENT

DEFINITION OF GOVERNMENTAL AGENCY)

     “Governmental Agency” shall mean the State of California (“State”) and any governmental body of the State, and shall also include all “public” and “quasi-governmental” entities within the State; and, any federal agency or body with jurisdiction over the Land, or any portion thereof, for any reason or purpose.

Attachment 2

EXHIBIT N

Brea - Olinda Field: Well Information

		Spud	Compl.	Status
Well	APl No.	Date	Date	As of 8/8/02
Stearns 9	059-06952	7/24/00	7/9/01	SI
Stearns 12	059-06955	6/4/00	8/10/01	Prod
Stearns 13	059-06956	1/26/01	7/17/01	Prod
Stearns 14	059-06957	11/8/00	1/1/01	SI
Stearns 15	059-06958	1/3/01	3/8/01	SI
Stearns 18	059-06961	8/1/01	10/18/01	SI
Stearns 21	059-06964	5/22/01	7/15/01	SI
Stearns 26	059-06969	9/25/02	8/9/03	SI
Stearns 27	059-06970	4/23/03	7/10/03	SI
Stearns 28	059-06971	7/18/03	8/21/03	SI
Stearns 29	059-06972	8/16/03	10/22/03	SI
Stearns 32RD	Same	5/2/57	5/19/57	Prod
Stearns 33	059-07121	8/15/06	9/2/07	SI
Stearns 34	059-07122	9/4/06	3/2/08	Prod
Stearns 36	059-07124	7/27/14	8/22/14	SI
Stearns 37	059-07125	7/23/07	8/20/08	Prod
Stearns 38	059-07682	9/23/08	7/27/09	SI
Stearns 39	059-07683	11/5/07	5/19/09	SI
Stearns 40	059-07684	4/23/08	4/26/09	SI
Stearns 45	059-07689	1/16/09	11/1/56	SI
Stearns 46	059-07690	2/22/09	12/5/09	Prod
Stearns 50	059-07695	8/20/09	4/10/10	SI
Stearns 51	059-07696	2/9/10	4/23/12	SI
Stearns 51 A	059-00931	9/4/64	9/17/64	Prod
Stearns 52	059-07697	2/25/10	2/15/13	Prod
Stearns 52A	059-00932	7/13/64	7/29/64	SI
Stearns 53	059-07698	8/15/12	1/28/14	Prod
Stearns 54	059-07699	6/17/14	12/17/15	SI
Stearns 55	059-07700	3/30/18	11/2/19	SI
Stearns 55A	059-00933	6/1/63	6/13/63	SI
Stearns 57	059-07702	11/14/21	5/11/21	SI
Stearns 58	059-07703	10/14/20	1/31/21	Prod

Exhibit N

Brea - Olinda Field: Well Information

		Spud	Compl.	Status
Well	API No.	Date	Date	As of 8/8/02
Stearns 59	059-07704	6/9/20	10/3/20	Prod
Stearns 60	059-07705	5/29/20	11/25/20	Prod
Stearns 61	059-07706	6/16/20	2/17/21	RD
Stearns 61RD	Same	9/7/20	9/18/20	SI
Stearns 62	059-07707	7/1/20	9/30/20	RD
Stearns 62RD	Same	6/2/48	6/26/48	SI
Stearns 63A	059-07709	3/21/49	4/16/49	Prod
Stearns 64	059-07710	12/20/20	3/9/21	Prod
Stearns 65A	059-07713	9/11/26	12/30/26	Prod
Stearns 66	059-07712	1/15/26	8/31/26	SI
Stearns 68	059-07715	4/22/26	8/29/26	SI
Stearns 69	059-07716	1/25/27	9/27/27	Prod
Stearns 71	059-07718	12/20/27	7/8/28	Prod
Stearns 72	059-06831	6/22/42	7/16/42	SI
Stearns 73	059-06832	8/8/42	8/27/42	SI
Stearns 74	059-07719	9/13/42	10/9/42	Prod
Stearns 75	059-06833	12/30/42	3/12/43	RD
Stearns 75RD	Same	10/11/93	10/23/93	Prod
Stearns 76	059-06834	1/28/43	4/24/43	SI
Stearns 77	059-06835	3/28/43	5/3/43	SI
Stearns 78	059-06836	5/30/43	6/16/43	Inject
Stearns 79	059-06837	4/4/57	4/12/57	Prod
Stearns 80	059-06838	11/25/46	12/27/46	Prod
Stearns 81	059-06839	5/31/44	6/13/46	RD
Stearns 81RD	Same	12/10/63	12/19/63	Prod
Stearns 83	059-06841	8/21/43	9/25/43	Prod
Stearns 84	059-06842	12/23/43	NC	RD
Stearns 84RD	Same	N/A	3/18/44	SI
Stearns 85	059-06843	2/8/45	7/14/45	SI
Stearns 86	059-06844	5/26/44	7/7/44	Prod
Stearns 87	059-06845	6/23/44	9/4/46	Prod
Stearns 88	059-06846	6/11/44	9/30/46	Prod
Stearns 89	059-00044	10/4/46	10/24/46	Prod
Stearns 90	059-06847	12/5/60	12/17/60	Prod
Stearns 91	059-06848	10/28/46	11/21/46	Prod
Stearns 93				N.D.

Exhibit N

Brea - Olinda Field: Well Information

		Spud	Compl.	Status
Well	API No.	Date	Date	As of 8/8/02
Stearns 94				N.D.
Stearns 95	059-06849	1/2/47	1/12/47	SI
Stearns 96	059-06850	12/18/46	12/30/46	SI
Stearns 97	059-06855	1/15/47	1/23/47	SI
Stearns 98	059-06856	11/8/46	11/22/46	SI
Stearns 99	059-06857	7/30/47	8/17/47	Inject
Stearns 100	059-06858	10/27/47	11/23/47	Prod
Stearns 101	059-06859	3/12/48	4/9/48	Prod
Stearns 102	059-06860	7/29/48	8/27/48	SI
Stearns 103	059-07672	9/21/47	11/11/47	SI
Stearns 104	059-06861	3/23/48	4/16/48	SI
Stearns 105	059-06862	12/10/47	1/18/48	SI
Stearns 106	059-06863	2/11/48	4/3/48	Prod
Stearns 107	059-06864	4/17/48	5/21/48	SI
Stearns 108	059-06865	5/27/48	6/16/48	Prod
Stearns 109	059-06866	3/29/49	6/7/49	SI
Stearns 110	059-06867	9/10/48	10/12/48	SI
Stearns 111	059-06868	10/30/48	11/29/48	Prod
Stearns 112	059-06869	10/24/48	11/17/48	Prod
Stearns 113	059-07673	12/12/48	2/4/49	Prod
Stearns 114	059-06870	12/12/48	1/8/49	Prod
Stearns 116	059-06872	6/4/49	6/24/49	Prod
Stearns 117	059-06873	7/4/49	8/11/49	SI
Stearns 118	059-06874	4/22/51	5/19/51	Prod
Stearns 119	059-06875	2/16/52	3/20/52	Prod
Stearns 120	059-06901	7/9/51	8/5/51	Prod
Stearns 121	059-06902	9/25/51	10/19/51	Prod
Stearns 122	059-06903	10/26/51	11/10/51	Prod
Stearns 123	059-06904	11/29/51	1/10/52	Prod
Stearns 124	059-06905	3/29/52	4/27/52	SI
Stearns 125	059-06906	4/29/52	5/18/52	SI
Stearns 127	059-06908	2/15/53	3/10/53	Prod
Stearns 128	059-06909	11/14/51	11/24/51	Prod
Stearns 129	059-06876	5/2/53	5/25/53	Prod
Stearns 130	059-06877	8/9/53	9/5/53	Prod
Stearns 131	059-06878	9/9/53	9/14/53	Prod

Exhibit N

Brea - Olinda Field: Well Information

		Spud	Compl.	Status
Well	API No.	Date	Date	As of 8/8/02
Stearns 132	059-06879	8/26/53	9/9/53	Prod
Stearns 133	059-06880	2/12/54	2/20/54	Prod
Stearns 134	059-06881	1/24/54	2/11/54	Prod
Stearns 135	059-06882	9/16/53	9/26/53	Prod
Stearns 136	059-06883	3/16/54	3/25/54	Prod
Stearns 137	059-06884	2/23/54	3/11/54	Prod
Stearns 138	059-06885	3/30/54	4/28/54	SI
Stearns 139	059-06886	11/6/56	11/19/56	Prod
Stearns 140 OH	059-06887	11/26/56	NC	RD
Stearns 140RD1	Same	N/A	NC	RD
Stearns 140RD2	Same	1/10/57	1/14/57	SI
Stearns 141	059-06888	12/7/54	12/24/54	Inject
Stearns 142	059-06889	12/28/54	1/14/55	Prod
Stearns 143	059-06890	1/16/55	1/23/55	SI
Stearns 144	059-06891	10/18/56	10/31/56	Prod
Stearns 145	059-06892	2/14/57	2/23/57	SI
Stearns 146	059-06893	3/7/57	3/17/57	SI
Stearns 147	059-06894	3/23/57	3/30/57	Prod
Stearns 148	059-06895	10/6/57	10/11/57	SI
Stearns 149	059-06896	1/16/57	2/9/57	Prod
Stearns 150	059-06897	4/18/57	4/30/57	Prod
Stearns 151	059-06898	10/29/57	11/9/57	Prod
Stearns 152	059-06899	5/19/57	5/27/57	SI
Stearns 153	059-06900	6/23/57	6/30/57	Prod
Stearns 154	059-06910	6/13/57	6/20/57	Prod
Stearns 155	059-06911	5/31/57	6/12/57	Prod
Stearns 156	059-06912	7/22/57	8/1/57	Prod
Stearns 157	059-06913	7/5/57	7/17/57	SI
Stearns 158	059-06914	8/24/57	9/3/57	SI
Stearns 159	059-06915	9/8/57	9/18/57	Prod
Stearns 160	059-06916	9/20/57	10/8/57	Prod
Stearns 161	059-06917	8/6/57	8/22/57	Prod
Stearns 162 OH	059-00934	11/10/57	11/19/57	RD
Stearns 162RD	Same	9/17/64	10/1/64	SI
Stearns 163	059-06918	10/16/57	10/24/57	Prod
Stearns 164	059-06919	3/8/60	3/16/60	Prod

Exhibit N

Brea - Olinda Field: Well Information

		Spud	Compl.	Status
Well	API No.	Date	Date	As of 8/8/02
Stearns 165	059-06920	3/21/60	4/2/60	Prod
Stearns 166	059-06921	5/16/60	5/24/60	Prod
Stearns 167	059-06922	11/21/57	11/29/57	Prod
Stearns 168	059-06923	2/20/60	3/2/60	Inject
Stearns 169	059-06924	12/12/57	1/12/58	Prod
Stearns 170	059-06925	6/13/60	6/28/60	Prod
Stearns 171	059-06926	12/19/60	12/29/60	Prod
Stearns 172	059-06927	5/2/60	5/12/60	Prod
Stearns 173	059-06928	5/28/60	6/12/60	Prod
Stearns 174	059-06929	4/6/60	4/26/60	Prod
Stearns 175	059-06930	2/26/60	4/24/60	Prod
Stearns 176	059-06931	7/5/60	7/27/60	Prod
Stearns 177	059-06932	8/1/60	8/23/60	Prod
Stearns 178	059-06933	8/24/60	9/5/60	Prod
Stearns 179	059-06934	1/10/61	1/23/61	Prod
Stearns 180	059-06935	9/6/60	9/20/60	Prod
Stearns 181	059-06936	11/1/60	11/13/60	Prod
Stearns 182	059-06937	10/18/60	10/31/60	Prod
Stearns 183	059-06938	10/6/60	10/17/60	Prod
Stearns 184	059-06939	9/23/60	10/5/60	Prod
Stearns 185	059-06940	8/6/60	9/1/60	Prod
Stearns 186	059-06941	2/21/61	3/7/61	Prod
Stearns 187 OH	059-06942	3/13/61	3/24/61	N/A
Stearns 187RD	Same	3/25/61	4/5/61	SI
Stearns 188	059-06943	12/30/60	1/9/61	Prod
Stearns 189	059-06944	12/25/63	1/9/64	Prod
Stearns 190	059-06945	11/19/63	12/2/63	Prod
Stearns 191	059-06946	1/30/61	2/20/61	Prod
Stearns 192	059-06947	10/14/61	11/3/61	Prod
Stearns 193 OH	059-06948	11/14/60	12/4/60	RD
Stearns 193RD	Same	7/28/73	8/7/73	SI
Stearns 194	059-06949	4/13/61	5/6/61	Prod
Stearns 195				N.D.
Stearns 196	059-06950	1/2/62	1/15/62	Prod
Stearns 197	059-07674	3/7/64	3/15/64	SI
Stearns 198	059-07675	7/1/63	7/21/63	Prod

Exhibit N

Brea - Olinda Field: Well Information

		Spud	Compl.	Status
Well	API No.	Date	Date	As of 8/8/02
Stearns 199	059-07853	10/12/63	10/27/63	SI
Stearns 200	059-00926	12/6/63	12/17/63	SI
Stearns 201	059-07676	10/28/63	11/11/63	SI
Stearns 202	059-07852	11/14/64	1/5/65	SI
Stearns 203	059-07677	1/10/64	2/2/64	Prod
Stearns 204				N.D.
Stearns 205				N.D.
Stearns 206	059-07678	6/13/64	7/1/64	Prod
Stearns 207	059-00935	3/16/64	4/3/64	Prod
Stearns 208	059-07114	8/8/64	9/2/64	Prod
Stearns 209	059-07115	10/2/64	10/22/64	Prod
Stearns 210	059-00936	11/11/64	11/26/64	Prod
Stearns 211	059-07116	12/24/63	1/27/64	Prod
Stearns 212				N.D.
Stearns 213	059-07117	7/30/64	9/12/64	Prod
Stearns 214	059-07118	11/28/64	12/19/64	SI
Stearns 215	059-07119	12/21/64	1/15/65	Prod
Stearns 216	059-00045	5/13/65	5/23/65	SI
Stearns 217 OH	059-00937	5/1/65	5/13/65	RD
Stearns 2 17RD1	Same	1/17/73	1/25/73	RD
Stearns 217RD2	Same	11/21/88	12/10/88	Prod
Stearns 218	059-07120	4/6/65	5/1/65	Prod
Stearns 219	059-00046	12/13/66	1/6/67	SI
Stearns 220	059-20072	10/7/67	10/21/67	Prod
Stearns 221	059-20073	7/25/67	8/8/67	Prod
Stearns 222	059-20080	8/8/67	8/18/67	Prod
Stearns 223	059-20081	8/19/67	8/30/67	Prod
Stearns 224	059-20088	9/1/67	9/12/67	Prod
Stearns 225	059-20107	10/24/67	11/4/67	Prod
Stearns 226	059-20133	2/21/68	3/5/68	Prod
Stearns 227	059-20134	12/21/68	1/7/69	Prod
Stearns 228	059-20135	3/6/68	3/21/68	Prod
Stearns 229	059-20136	4/8/68	4/23/68	Prod
Stearns 230	059-20275	9/16/69	10/14/69	Prod
Stearns 231	059-20276	1/31/69	2/16/69	Prod
Stearns 232	059-20277	11/3/69	12/9/69	Prod

Exhibit N

Brea - Olinda Field: Well Information

		Spud	Compl.	Status
Well	API No.	Date	Date	As of 8/8/02
Stearns 233	059-20274	1/7/69	1/28/69	Prod
Stearns 234	059-20160	3/22/68	4/7/68	Prod
Stearns 235	059-20235	10/25/68	11/1/68	Prod
Stearns 236 OH	059-20310	3/21/69	3/28/69	RD
Stearns 236RD	Same	3/21/69	4/12/69	Prod
Stearns 237	059-20278	5/28/69	6/12/69	Prod
Stearns 238	059-20314	4/15/69	5/5/69	Prod
Stearns 239	059-20315	5/7/69	5/27/69	Prod
Stearns 240	059-20303	3/4/69	3/19/69	Prod
Stearns 241	059-20321	6/13/69	6/25/69	Prod
Stearns 242	059-20322	6/26/69	7/13/69	Prod
Stearns 243	059-20323	7/14/69	7/29/69	Prod
Stearns 244	059-20370	10/28/69	11/1/69	Prod
Stearns 245				N.D.
Stearns 246	059-20360	8/11/69	8/29/69	SI
Stearns 247	059-20361	9/2/69	9/14/69	Prod
Stearns 248	059-20362	7/31/69	8/8/69	Prod
Stearns 249	059-20371	10/15/69	10/24/69	Prod
Stearns 250				N.D.
Stearns 251	059-20455	7/11/70	7/27/70	Prod
Stearns 252				N.D.
Stearns 253				N.D.
Stearns 254 OH	059-20457	7/28/70	9/4/70	RD
Stearns 254RD	Same	9/5/70	9/12/70	Prod
Stearns 255	059-20436	4/21/70	4/24/70	Prod
Stearns 256	059-20437	4/15/70	4/20/70	Prod
Stearns 257	059-20438	5/1/70	5/5/70	SI
Stearns 258	059-20439	4/28/70	5/1/70	Prod
Stearns 259	059-20450	5/27/70	6/9/70	Prod
Stearns 260	059-20451	5/6/70	5/26/70	Prod
Stearns 261	059-20454	6/11/70	6/30/70	Prod
Stearns 262	059-20521	9/11/71	9/15/71	Prod
Stearns 263	059-20522	8/31/71	9/3/71	Prod
Stearns 264	059-20523	8/28/71	8/31/71	SI
Stearns 265	059-20524	9/3/71	9/7/71	SI
Stearns 266	059-20525	9/7/71	9/11/71	SI

Exhibit N

Brea - Olinda Field: Well Information

		Spud	Compl.	Status
Well	API No.	Date	Date	As of 8/8/02
Stearns 267	059-20537	9/7/71	9/16/71	SI
Stearns 268	059-20643	8/12/73	8/21/73	Prod
Stearns 269	059-20843	8/13/76	8/26/76	SI
Stearns 270				N.D.
Stearns 271				N.D.
Stearns 273	059-21402	12/12/88	1/15/89	Prod
Stearns 274	059-21406	8/15/89	10/12/89	Prod
Stearns 275				N.D.
Stearns 276	059-21407	7/22/89	8/21/89	Prod
Stearns 277				N.D.
Stearns 278				N.D.
Stearns 279 OH	059-21497	3/31/93	4/13/93	RD
Stearns 279RD	Same	4/16/93	4/23/93	SI
Stearns 280	059-21529	10/25/96	12/7/96	Prod
Stearns 281	059-21530	10/4/96	10/23/96	Prod
Stearns 282	059-21534	2/11/97	2/26/97	Prod
Stearns 283	059-21531	12/28/96	1/7/97	Inject
Stearns 284	059-21532	1/9/97	1/21/97	Inject
Stearns 285	059-21533	12/14/96	12/25/96	Prod
Stearns 286	059-21535	1/25/97	2/8/97	Prod
Stearns 287	059-21536	3/22/97	4/3/97	Inject
Stearns 288	059-21537	4/7/97	4/17/97	Prod
Stearns 289	059-21538	3/1/97	3/12/97	Prod
Stearns 290	059-21540	5/24/97	6/11/97	Inject
Stearns 291	059-21539	3/15/97	3/25/97	Inject
Stearns 292	059-21541	4/23/97	5/2/97	Inject
Stearns 293	059-21542	3/27/97	4/15/97	Inject
Stearns 294	059-21543	5/7/97	5/21/97	Inject
Stearns 295	059-21544	6/15/97	8/30/97	Prod
Stearns 296	059-21545	7/2/97	7/17/97	Prod
Stearns 297	059-21550	1/24/98	3/11/98	Prod
Stearns 298	059-21551	1/5/98	2/13/98	Prod
Stearns 299	059-21549	12/15/97	1/17/98	Prod
Stearns 301	059-21627	11/30/01	1/5/02	Inject
Stearns 302	059-21629	11/19/01	1/5/02	Inject
Stearns 304	059-21628	10/29/01	12/3/01	Prod

Exhibit N

Brea - Olinda Field: Well Information

		Spud	Compl.	Status
Well	API No.	Date	Date	As of 8/8/02
Stearns 309	059-21630	11/8/01	12/3/01	Inject

Exhibit N

P & A LIST

		Spud	Compl.	Status
WelI	APl No.	Date	Date	As of 8/8/02
Stearns 1	059-07018	2/8/00	2/10/01	Abd
Stearns 2	059-07019	3/20/00	8/10/00	Abd
Stearns 3	059-07020	3/16/00	6/10/00	Abd
Stearns 4	059-07021	5/30/02	9/4/02	Abd
Stearns 5	059-07022	6/26/00	5/18/01	Abd
Stearns 6	059-07023	5/25/00	4/24/01	Abd
Stearns 7	059-07024	5/25/00	11/5/00	Abd
Stearns 8	059-07025	10/22/00	6/28/01	Abd
Stearns 10	059-06953	1/14/00	8/4/00	Abd
Stearns 11	059-06954	9/19/00	2/3/01	Abd
Stearns 16	059-06959	3/19/01	4/30/01	Abd
Stearns 17	059-06960	3/7/01	10/17/01	Abd
Stearns 19	059-06962	3/15/01	8/22/01	Abd
Stearns 20	059-06963	10/3/01	5/16/02	Abd
Stearns 22	059-06965	4/27/01	9/15/01	Abd
Stearns 23	059-06966	7/1/01	10/1/01	Abd
Stearns 24	059-06967		7/25/01	Abd
Stearns 25	059-06968		2/15/02	Abd
Stearns 30	059-06973	11/20/03	4/3/04	Abd
Stearns 31	059-06974	11/13/03	7/23/04	Abd
Stearns 32	059-06975	8/28/05	12/14/07	Abd
Stearns 35	059-07123	12/1/06	6/13/07	Abd
Stearns 41	059-07685	3/30/08	6/7/10	Abd
Stearns 42	059-07686	6/12/08	9/14/12	Abd
Stearns 43	059-07687	1/4/09	5/9/11	Abd
Stearns 44	059-07688	8/27/08	8/19/09	Abd
Stearns 47A	059-07691	5/3/09	10/11/09	Abd
Stearns 47B	059-07692	10/20/09	12/31/14	Abd
Stearns 48	059-07693	5/24/09	7/18/10	Abd
Stearns 49	059-07694	3/17/10	12/31/14	Abd
Stearns 56	059-07701	5/14/21	11/18/26	Abd
Stearns 63	059-07708	11/1/20	12/31/20	Abd
Stearns 65	059-07711	2/21/21	5/18/21	Abd
Stearns 67	059-07714	1/27/26	11/24/26	Abd
Stearns 70	059-07717	2/3/27	6/19/27	Abd

		Spud	Compl.	Status
Well	API No.	Date	Date	As of 8/8/02
Stearns 82	059-06840	3/22/21	Abdn	Abd
Stearns 92	059-01918	1/2/47	1/23/47	Abd
Stearns 115	059-06871	5/1/49	5/26/49	Abd
Stearns 126 OH	059-06907	3/16/53	NC	Abd
Stearns 126RD	Same	N/A	5/1/53	Abd
Stearns 272	059-20893	12/8/77	12/17/77	Abd
Naranjal 1	059-07083	7/25/10	2/29/11	Abd
Naranjal 2	059-07084	11/21/10	11/4/11	Abd
Naranjal 4	059-07086	4/9/14	8/26/14	Abd
Naranjal 8	059-07090	2/7/17	10/12/18	Abd
Naranjal 10				Abd
Naranjal 10A	059-07092			Abd
Naranjal 11	059-07093			Abd
Naranjal 12				Abd
Naranjal 12A	059-07094			Abd
Naranjal 42	059-07101	8/13/48	8/20/48	Abd
Naranjal 42A	059-00005	9/23/48	9/30/48	Abd
Naranjal 44	059-07103	8/13/51	9/18/51	Abd
Naranjal 50	059-07108	11/4/54	11/30/54	Abd
Naranjal 56	059-20292			Abd
Naranjal 57		9/16/71	9/26/71	Abd
Naranjal 3	059-07085	10/2/12	6/18/15	Abd
Naranjal 13	059-07096	4/13/28		Abd
Naranjal 31-2	059-05593	10/15/47	11/15/47	Abd
Naranjal 33-3	059-05595	2/2/48	3/2/48	Abd
Naranjal 38-3	059-05599	6/20/48	7/14/48	Abd
Naranjal 40-34	037-16460			Abd
Naranjal 40-34RD	Same	10/22/54	11/9/54	Abd
Naranjal 43-2	059-07102	1/12/49	3/7/49	Abd
Naranjal 45-2	059-07104	9/21/51	10/7/51	Abd
Naranjal 52-3	059-07110	7/19/60	7/31/60	Abd
Naranjal 54-3	059-07112	7/12/61	9/4/61	Abd

		Spud	Compl.	Status
Well	API No.	date	Date	As of 8/8/02
Naranjal 67-2	059-20924	9/27/78	10/3/78	Abd

OBO WELLS

Wells operated by AERA      **Data As of August 1, 2002

This list does not contain well status as we do not operate these wells and we do not have access to them.

Royalty Interest Only - Subject to Oil & Gas Lease

Columbia

Well No.	API Number	Spud Date	Comp Date		Sec.	Twnship	Range
1	059-07585	4/1/01	2/11/02	647.0	8	3S	9W
2	059-07586	6/4/01	5/27/02	652.0	8	3S	9W
3	059-07587	10/29/01	2/7/02	638.0	8	3S	9W
4	059-07588	12/24/01	2/8/02	589.0	8	3S	9W
5	059-07589	12/31/02	2/7/03	650.0	8	3S	9W
6	059-07590	1/28/03	5/2/03	697.0	8	3S	9W
7	059-07591	2/8/03	7/24/03	624.0	8	3S	9W
8	059-07592	9/14/03	1903	670.0	8	3S	9W
9	059-07593	10/10/03	7/30/04		8	3S	9W
10	059-07594	10/3/03	1/8/04	674.0	8	3S	9W
11	059-07595	1/8/04	6/8/04	701.0	8	3S	9W
12	059-07596	9/8/04	1/31/05	656.0	8	3S	9W
13	059-07597	10/20/05	12/1/06	536.0	8	3S	9W
14	059-07598	12/20/06	5/12/08	598.0	8	3S	9W
15	059-07599	11/30/06	2/10/08	551.5	8	3S	9W
16	059-07600	1/1/08	6/1/09	535.7	8	3S	9W
17	059-07626	4/24/08	6/22/12	521.0	8	3S	9W
18	059-07627	1/1/08	12/7/09	521.0	8	3S	9W
19	059-07628	1/1/09	3/29/11	523.0	8	3S	9W
20	059-07629	8/12/09	1/11/11	523.0	8	3S	9W
21	059-07630	12/28/08	3/23/12	533.0	8	3S	9W
21 RD	059-07630	4/1/13	2/3/14	533.0	8	3S	9W
22	059-07631	1/19/10	9/1/12	588.0	8	3S	9W
23	059-07632	6/29/12	11/4/12	547.0	8	3S	9W
23 RD	059-07632	11/18/12	2/23/14	547.0	8	3S	9W
24	059-07633				8	3S	9W
25	059-17634	5/8/14	9/3/15	592.3	8	3S	9W
26	059-07635	10/1/15	7/31/17	644.0	8	3S	9W
27	059-07636	2/29/16	2/7/17	588.0	8	3S	9W
28	059-07637	8/16/16	9/14/19	586.0	8	3S	9W
29	059-07638	2/22/17	4/6/18	537.0	8	3S	9W
30	059-07639	9/29/17	12/30/18	574.0	8	3S	9W
31	059-07640	10/8/18	4/20/20	652.0	8	3S	9W

Wells operated by AERA     **Data As of August 1, 2002

This list does not contain well status as we do not operate these wells and we do not have access to them.

Royalty Interest Only - Subject to Oil & Gas Lease

Columbia

Well No.	API Number	Spud Date	Comp Date		Sec.	Twnship	Range
32	059-07641	4/4/19	12/16/19	660.0	8	3S	9W
33	059-07642	1/12/20	5/8/21	666.0	8	3S	9W
34	059-07643	4/23/20	11/20/20	693.0	8	3S	9W
35	059-07644	7/31/20	4/7/21	709.0	8	3S	9W
36	059-07645	9/20/20	5/7/21	717.0	8	3S	9W
37	059-07646				8	3S	9W
38	059-07647				8	3S	9W
39	059-07648				8	3S	9W
40	059-07649			652.0	8	3S	9W
41	059-07775	3/19/59	4/1/59	533.0	8	3S	9W
42	059-07776	4/2/59	4/16/59	553.0	8	3S	9W
43	059-07777	4/16/59	4/29/59	701.0	8	3S	9W
44	059-07778	8/26/59	10/11/59	656.0	8	3S	9W
45	059-07779	10/14/59	10/28/59	535.0	8	3S	9W
46	059-07780	5/24/60	6/20/60	567.0	8	3S	9W
46RD	059-07780	N/A	6/24/60	567.0	8	3S	9W
47	059-07781	4/20/60	5/22/60	632.0	8	3S	9W
48	059-07782	10/4/60	10/25/60	565.0	8	3S	9W
49	059-07783	6/22/60	7/4/60	542.0	8	3S	9W
50	059-07784	10/22/60	11/17/60	565.0	8	3S	9W
51	059-07785	11/9/60	11/17/60	584.0	8	3S	9W
52	059-07786	6/27/61	7/17/61	524.0	8	3S	9W
53	059-07787	6/14/61	7/5/61	527.0	8	3S	9W
54	059-07788	6/30/66	7/10/66	528.0	8	3S	9W
55	059-07789	6/25/66	7/10/66	537.0	8	3S	9W
56	059-07790	7/26/66	8/9/66	533.0	8	3S	9W
57	059-00419	12/30/66	1/11/67	539.0	8	3S	9W
58	059-07791	6/9/66	6/30/66	553.0	8	3S	9W
59	059-00420	8/2/66	8/6/66	568.0	8	3S	9W
60	059-07792	8/7/66	8/23/66	629.4	8	3S	9W
61	059-00015	1/18/67	1/28/67	629.5	8	3S	9W
62	059-07793	6/19/66	7/1/66	590.0	8	3S	9W
63	059-07794	8/16/66	9/3/66	566.0	8	3S	9W
64	059-00203	1/5/67	1/16/67	574.0	8	3S	9W

Wells operated by AERA     **Data As of August 1, 2002

This list does not contain well status as we do not operate these wells and we do not have access to them.

Royalty Interest Only - Subject to Oil & Gas Lease

Columbia

Well No.	API Number	Spud Date	Comp Date		Sec.	Twnship	Range
65	059-07656	7/20/66	8/2/66	561.0	8	3S	9W
66	059-00016	1/11/67	1/24/67	564.1	8	3S	9W
68	059-20461	9/14/70	10/6/70	525.3	8	3S	9W
69	059-20492	1/28/71	2/9/71	570.0	8	3S	9W
70	059-20518	6/7/71	6/24/71	570.0	8	3S	9W
72	059-21280	3/19/85	4/1/85	545.0	8	3S	9W
73	059-21319	11/23/85	1/9/86	579.0	8	3S	9W
74	059-21320	12/8/85	1/18/86	594.0	8	3S	9W
75	059-21321	12/18/85	1/23/86	588.0	8	3S	9W

CHANGING HOUSE

LEGAL DESCRIPTION

THAT PORTION OF PARCEL 1 OF LOT LINE ADJUSTMENT NO. LL 2000-054, IN THE UNINCORPORATED TERRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA, RECORDED AUGUST 13, 2001, AS INSTRUMENT NO. 20010557229 OF OFFICIAL RECORDS, ALSO AS SHOWN ON RECORD OF SURVEY NO. 2001-1007 FILED IN BOOK 187, PAGES 02 THROUGH 07 INCLUSIVE OF RECORDS OF SURVEY, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEASTERLY CORNER OF SOUTHEAST QUARTER OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 9 WEST, SAN BERNARDINO MERIDIAN IN THE RANCHO SAN JUAN CAJON DE SANTA ANA, SAID POINT ALSO BEING THE EASTERLY TERMINUS OF A COURSE SHOWN AS “ N 89°47’12” W 2289.20’ ”, AS SHOWN ON SAID RECORD OF SURVEY, SAID COURSE BEARS NORTH 89°47’21” WEST FOR THIS DESCRIPTION;

THENCE NORTH 30°25’00” WEST 2984.00 FEET TO THE TRUE POINT OF BEGINNING;

THENCE NORTH 56°12’00” WEST 261.00 FEET;
THENCE SOUTH 88°04’00” WEST 125.00 FEET;
THENCE NORTH 40°43’32” EAST 288.63 FEET;
THENCE SOUTH 69°16’00” EAST 117.00 FEET;
THENCE SOUTH 59°29’00” EAST 190.00 FEET;
THENCE SOUTH 28°20’00” WEST 252.00 FEET; TO THE TRUE POINT OF BEGINNING.

CONTAINING 1.872 ACRES, MORE OR LESS.

ALSO AS SHOWN ON DEPICTION, ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF.

SUBJECT TO COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, EASEMENTS AND RIGHTS-OF-WAY OF RECORD, IF ANY.

PREPARED BY: THE KEITH COMPANIES UNDER THE DIRECTION OF:

KATHLEEN SUSAN TETREAULT P.L.S. 7297 MY LICENSE EXPIRES 12/31/2004

August 20, 2003 JN: 13209.00.042

TONNER HILLS CHANGING HOUSE

IAT A PORTION OF THE RANCHO SAN JUAN CAJON DE SANTA ANA, IN THE UNINCORPORATED RRITORY OF THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON RECORD OF URVEY NO. 2001-1007, FILED IN BOOK 187, PAGES 2-7, RECORDS OF SURVEY.

S69°16'00"E
117.00'
S59°29'00"E
190.00'
N40°43'32"E
288.63'
1.872 ±AC.
S88°04'00"W
125.00'
S28°20'00"W
252.00'
N56°12'00"W
261.00'
T.P.O.B.
R.S. NO. 2001-1007
R.S.B. 187/2-7
PARCEL 1
LLA. LL-2000-054
INST. NO. 20010557229, O.R.
SCALE 1"= 500'
INSTRUMENT NO.
19960153320, O.R.
P.O.B.
NE COR. SE 1/4
SECTION 7
N89°47'12"W 2289.30' PER R.S. NO. 2001-1007
N89°47'21"W 2289.30'
7
8
LAMBERT ROAD

LICENSED LAND SURVEYOR
KATHLEEN SUSAN TETREAULT
Exp. 12/31/04
No. 7297
STATE OF CALIFORNIA

S EXHIBIT WAS PREPARED
IE OR UNDER MY DIRECTION

The Keith Companies | TKC

19 TECHNOLOGY DRIVE IRVINE, CA 92618 TEL: (949) 923-6000

DATE: AUGUST 20, 2003 | JOB NO. 13207.00.042

EXHIBIT O

OIL ACCOMMODATION AND SURFACE DEVELOPMENT AGREEMENT

THIS OIL ACCOMMODATION AND SURFACE DEVELOPMENT AGREEMENT (“Agreement”) is made and entered into this 9th day of September, 2003, by and between the Nuevo Energy Company, a Delaware Corporation (“Nuevo”) and Aera Energy LLC, a California limited liability company (“Aera”).

WHEREAS, Nuevo owns fee title (except the minerals) to certain real property located in Orange County, California, and more particularly described on Exhibit “A” (the “Property”); and,

WHEREAS, BlackSands Limited Partnership owns the mineral interest in the Property; and

WHEREAS, Aera owns the oil and gas leasehold interests for the Property pursuant to a written lease dated February 26, 1901, a copy of which is attached as Exhibit “B” (such lease, together with all amendments thereto, is referred to herein as the “Lease”); and

WHEREAS, Aera is currently conducting oil and gas operations on and adjacent to the Property which include among other things the production and conveyance of crude oil and related substances; and,

WHEREAS, the Property, in its entirety, lies within the so-called Tonner Hills project and Nuevo has prepared a subdivision map for Tract 16178 specifying a certain area of the Property as depicted on Exhibit “C” (the “Affected Area”) to be developed as residential property, park and road within said project; and,

WHEREAS, Nuevo wants Aera to (i) conduct future operations under the Lease subject to the governmental agency approvals and permits for the Tonner Hills project as provided in Section 2.5 and (ii) give up it’s right to occupy the Affected Area and, except for the limited re-entry rights reserved in the Quitclaim attached as Exhibit “F”, quitclaim Aera’s future rights of surface entry to the Affected Area; and,

WHEREAS, Nuevo is willing to assume the obligations set forth herein to plug and abandon wells, remove oil-related facilities, and restore the surface of the Affected Aera as required by the Lease and applicable laws and regulations;

NOW THEREFORE, in consideration of the mutual promises and agreements hereinafter made and exchanged, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. WELL TRANSFERS

1.1. Within 30 days after Nuevo’s written notice, Aera will shut down the following seven (7) active wells on the Property.

Columbia # 28	Columbia # 66
Columbia # 42	Columbia # 73
Columbia # 58	Columbia # 75
Columbia # 64

1

1.2 Within 30 days after Nuevo’s written notice, which notice may be made simultaneous with or at a different time than the notice in 1.1. above, Aera will shut down the following active well on the Property:

Columbia # 17

1.3 Nuevo will not deliver notice for Aera to shut down any active well unless and until Nuevo has submitted a rough grading plan for final approval from the applicable governmental agencies with the intent to commence actual grading operations on the Affected Area within 150 days.

1.4 With respect to all active wells to be shut down by Aera, Aera will leave each well and wellsite in the condition as follows:

i) The flow line from each well will be flushed back to Aera’s header.

ii) The well cellar will be free of all fluids

iii) The wellhead will be left intact with the casing valves and master and/or wing valves shut

iv) If not removed altogether, the electrical panel will be locked in the “off position.

   Aera will have the option but not the obligation to remove and retain all facilities and equipment associated with all wells being transferred to Nuevo, including by way of example only and without limitation all pumping units, motors, rods, tubing, flowlines, meters, electrical panels, compressors, and treating facilities. Notwithstanding the foregoing, Aera will not remove the casing or wellhead from any of the wells. Aera will notify Nuevo of its intention for these facilities at the time that Aera submits the Bill of Sale and Report of Well Transfer to Nuevo as described below in Section 1.5. If Aera elects not to retain the facilities and equipment, it shall become the property of Nuevo. Should Aera elect to remove rods and/or tubing from the well it shall install a valve or other means to secure the well in a shut-in state and that shall allow access to pump fluids into the well.

1.5 Aera will use commercially reasonable efforts to complete the work specified in Section 1.4 for the wells specified in Sections 1.1 and 1.2 above within forty-five (45) days following the receipt of each notice from Nuevo. Upon completion of such work for each well to be transferred, Aera will execute the following documents (collectively the “Transfer Documents”) to Nuevo

i) A Report of Well Transfer in substantially the form of Exhibit “D”, for each well shut down at Nuevo’s request.

ii) A Bill of Sale substantially the form of Exhibit “E”, for the facilities associated with each well shut down at Nuevo’s request

iii) With respect to the wells specified in Section 1.1, a Quitclaim of Surface Entry, substantially the form of Exhibit “F”, as to that portion of the Affected Area identified on Exhibit “C” as the “Phase I Vacated Property”.

iv) With respect to the Columbia #17 well, a Quitclaim of Surface Entry, substantially the form of Exhibit “F”, as to that portion of the Affected Area identified on Exhibit “C” as the “Phase II Vacated Property”.

Within ten (10) days after receipt of the Transfer Documents, Nuevo will execute all instruments as evidence that it has accepted responsibility for the wells and will file the

2

Quitclaim of record in Orange County, California and the Report of Well Transfer with the California Division of Oil Gas & Geothermal Resources.

1.6 Concurrently with the delivery of the Transfer Documents for the wells specified in Section 1.1. above, Aera will also deliver Transfer Documents transferring responsibility to Nuevo for the following idle well and previously abandoned wells within the Affected Area:

Columbia # 23	Columbia # 69
Columbia # 59	Columbia # 70

The Columbia #70 well shall be left in the condition as described in paragraph 1.4 above.

1.7 Upon Aera’s execution and delivery of the Transfer Documents to Nuevo, Nuevo will be deemed to have accepted full and complete responsibility and control of all further operations on the wells and equipment (not removed by Aera) affected by the transfer. At all times thereafter, Nuevo will be solely responsible to perform all work and bear all costs associated with plugging and abandoning the transferred wells and will be bound by the indemnity and release provisions of Sections 10 and 11 of this Agreement.

1.8 Nuevo will have no right to produce hydrocarbon products from the transferred wells or the Affected Area. Pursuant to the Lease terms, Aera will reserve and retain the exclusive right to develop, redevelop, and produce all remaining hydrocarbon reserves at depths greater than 500 feet beneath the surface of the Affected Area. Nuevo shall plug and abandon the wells specified in Section 1.1 and the Columbia #70 well as desired or required to proceed with development of the Tonner Hills project.

2. WELL ACCOMMODATION The Columbia # 27 well will be accommodated and retained by Aera as a producing oil well under the Lease. As used herein, the term “accommodate” shall mean all of the activities desired by or required of Nuevo, as generally described in this Section, to make the Columbia #27 well operational, secure, and aesthetically pleasing.

2.1 Nuevo will prepare an engineering plan and design specifications for the Columbia #27 well, its pad, gathering and utility lines and submit it to Aera for review and comment prior to finalization. The final design specifications will include cost estimates and time schedules for both (i) Aera’s portion, and (ii) Nuevo’s portion for completing the accommodation work, will be generally consistent with the design for wells within and adjacent to housing development elsewhere in the Tonner Hills project, and will be acceptable to Aera in its reasonable discretion.

2.2 All costs associated with accommodating the Columbia # 27 well will be borne by Nuevo. Aera will perform all downhole work within the wellbore and all work on surface pumping unit. The accommodation work will begin within 30 days after finalization of the plans and specifications and Aera’s receipt of payment for 100% of Nuevo’s portion of the estimated costs of the operation. Aera shall use commercially reasonable efforts to complete its portion of the accommodation work within the time period specified in the final design specifications.

3

2.3 Nuevo will perform all other work necessary to accommodate the Columbia # 27 at its sole cost. The Nuevo work will include by way of example and without limitation all grading, excavation, and compaction of the pad and access road, fencing, security, and aesthetic screening or landscaping, and the relocation and replacement of the power and flow lines serving the well.

2.4 In the event that Nuevo damages the wellbore or conductor casing during its operations, Aera will perform all necessary repairs at Nuevo’s expense. Nuevo will not be liable for damages arising from downhole work performed by Aera at the request of Nuevo, or for the repair of any existing damage discovered during downhole operations not attributable to Nuevo. Any well down time attributable to Nuevo in excess of the period set forth in the schedule described in Section 2.1 above will be reimbursed by Nuevo according to the average of the previous six months’ production using the daily posted price for each day for which the reimbursement is due.

2.5 Aera’s use of the Property shall henceforth be subject to the terms, conditions, and limitations specified in the documents listed in Exhibit “I” (the “Encumbrance Documents”), provided however that any and all costs to comply with any term, provision, or restriction of the Encumbrance Documents shall be borne solely by Nuevo. Nuevo represents and warrants that Nuevo has not granted and to its Knowledge is not aware of any restrictions or limitations to the use of the Property other than those that are contained in Encumbrance Documents. In the event that Aera is requested to bring its present or future oil operations into compliance with any provision of the Encumbrance Documents, Aera shall not be required to perform any work or expend any money until and unless Aera receives an advance deposit from Nuevo for 100% of the estimated cost of such work. The provisions of Section 9 will govern the accounting for such work.

3. FACILITIES AND EQUIPMENT

3.1 Upon receipt of a deposit of $30,000 from Nuevo, Aera will commence preparation of engineering plans to relocate five “Major Utilities”, identified as one 12kV power line, two gas lines, a wastewater line, and an oil and water dispersion line, to locations outside the Affected Area. Nuevo has identified a “Relocation Corridor” acceptable to Aera as depicted on Exhibit “C” located on the east side of the Affected Area and west of Valencia Avenue. Aera’s design and engineering plans will also include plans to relocate the “Minor Utilities”, identified as the power distribution and gathering lines serving individual wells to be retained by Aera that may be affected by the Tonner Hills development. Nuevo will be provided a draft of the relocation plans for review and comment prior to finalization. Final plans will include a commercially reasonable cost estimate and work schedule for performing relocation of the Major Utilities and the Minor Utilities. Aera will use commercially reasonable efforts to provide final plans and commercially reasonable cost estimates to Nuevo within 90 days following receipt of the Nuevo deposit.

3.2 At any time after the completion of the final relocation plans, Nuevo may give Aera written notice to relocate the Major Utilities or the Minor Utilities or both. Nuevo agrees that the Relocation Corridor will, at no cost to Aera, be graded to within 2 feet of final grade and will otherwise be fully prepared to receive the Major Utilities at the time such notice respecting the Major Utilities is delivered. Such notice will be accompanied

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by payment of 100% of the estimated cost of the requested operation. Aera will use commercially reasonable efforts to complete the requested relocation within 180 days after the above conditions have been met and all required permits have been received. Notwithstanding the foregoing, the parties agree that Aera will not be required to disturb or shut down its existing utilities until the relocation is complete and the replacement utilities have been put into service.

3.3 At any time after the execution of this Agreement, Nuevo may deliver notice to Aera to remove three (3) steam generators from the Property. Nuevo’s notice will be accompanied by a payment of thirty thousand dollars ($30,000.00) to cover the estimated costs of removal. Aera may relocate or demolish the steam generators at Aera’s sole option provided they are removed from the Property. Nuevo will not be liable for any costs exceeding $30,000.00, but will be entitled to a refund if the operation costs are less than $30,000.00 in the manner specified in Section 9. Aera will use commercially reasonable efforts to complete the operation within ninety (90) days after receipt of payment, however Aera will have no responsibility to demolish, remove or remediate any pad or concrete foundation associated with the steam generators.

4. ENVIRONMENTAL MATTERS

4.1 As a material part of the consideration for this Agreement, Nuevo agrees to be solely responsible for and to perform all work and bear all costs of environmental remediation within the Affected Area or associated with any well transferred to or accommodated by Nuevo pursuant to this Agreement in accordance with any and all obligations under the Lease or other contract and any and all applicable laws and regulations. In addition, Nuevo agrees that the Affected Area will be included on any policy of insurance obtained to cover losses associated with environmental claims for the Tonner Hills project, and that Aera Energy LLC will be named as Additionally Insured on any such policy.

4.2 Nuevo represents and warrants that, prior to entering into this Agreement, Nuevo has inspected the Affected Area, observed the physical characteristics and conditions thereof, performed a comprehensive investigation, and in all material respects satisfied itself as to the physical and environmental condition of the Affected Area. In its evaluation of the Affected Area, Nuevo directed QST Environmental, an independent environmental engineering firm, to prepare a Phase I Environmental Site Assessment dated January 9, 1998, and the Phase II Environmental Site Assessment dated December 15 1998. Other than the Environmental Site Assessments recited herein, Aera represents and warrants that to its actual knowledge (meaning to the actual current knowledge of George L. Basye), without any duty to investigate any private or public records, including those of Aera, it is not aware of any other environmental matters that materially affect the Affected Area. Nuevo agrees and covenants that it will perform all of its obligations for environmental remediation associated with the Affected Area hereunder at its sole cost, risk and expense, in accordance with an approved Remedial Action Plan, and to a standard that is suitable for Nuevo’s intended future use of the Affected Area. The parties recognize that additional Environmental Assessments and/or remediation work may be necessary in the event that the Affected Area is proposed to be used in the future for purposes other than those that Nuevo presently intends pursuant to the Tonner Hills Project. Any such additional assessments and work shall be performed at no cost or liability to Aera.

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4.3 Nuevo represents and warrants that it is a sophisticated company with extensive experience in oil and gas producing operations. Nuevo acknowledges that the Property has previously been used to produce, treat, and store crude oil, natural gas and gas liquids, and other petroleum and chemical products, and that environmental conditions requiring remediation are known to exist on properties that have been in such use and may remain on the Property. Nuevo has sought and received, to its best knowledge, competent advice regarding all material conditions relevant to the Property and to the obligations Nuevo is undertaking pursuant to this Agreement.

4.4 If field conditions require Nuevo to perform additional grading on the Property outside of the Affected Area, Nuevo will submit the plans to Aera for review and comment at least 10 business days prior to commencing operations. All additional facility relocations and well accommodations requested by Nuevo will be performed in materially the same manner as provided in Section 3.1 and Section 2, respectively, and Nuevo will be responsible for all environmental matters as provided in this Section 4. The indemnity and release provisions of Sections 10 and 11 shall govern such additional grading in the same manner as they apply to the Affected Area and the Vacated Property. Any such additional grading, remediation, and accommodation work i) will be immediately adjacent to the Affected Area, ii) will be incidental to and reasonably necessary for the development of the Tonner Hills Project as presently planned, iii) will not be commenced without the prior written approval of Aera pursuant to this Section 4.4, and iv) will be performed at no cost or risk to Aera. With respect to the Incidental Grading Area identified on Exhibit “C”, the approval specified in 4.4.iii) will be waived provided that such area has been addressed in the planning process specified in Section 3 above. In no event will Aera be required to permanently abandon any producing wells or permanently relinquish any surface occupancy rights in addition to those specified elsewhere in this Agreement. Additionally, any slopes or other improvements made under this Section 4.4 will be maintained at no cost to Aera.

5.    ROAD ACCESS AND SECURITY FOR ONGOING OIL OPERATIONS

5.1 Nuevo will provide security fencing required by governmental agencies and uninterrupted road access to serve all of Aera’s operations on the Property during all grading and development activities. Nuevo will prepare an engineering plan showing the proposed final fencing, gates, aprons, and grades for entry and access to Aera’s oil operations after grading and development are complete. Nuevo will submit the plans to Aera for review and comment prior to finalization, and the final design will meet all requirements of the California Division of Oil Gas & Geothermal Resources and will be acceptable to Aera in Aera’s reasonable discretion.

5.2 Nuevo will be responsible to perform all work and pay all costs associated with planning and implementing the operations contemplated in this Section 5.

6.    UTILITY EASEMENT

Concurrent with the execution of this Agreement, the parties will enter into a Utility Easement in the form attached hereto as Exhibit “G”. Aera will make a payment in the amount of Fifteen Thousand Dollars ($15,000.00) as consideration for Nuevo’s execution of the Utility Easement. Aera will have the irrevocable right in its sole discretion to record the Utility Easement in the official records of Orange County California at any time after either a)

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the recordation of the Level A final map for Tract 16178, or b) December 31, 2003, whichever occurs earlier. The area affected by Easement will be reflected on the Tonner Hills “A” map filed by Nuevo and on all subsequent subdivision or conveyance maps filed by Nuevo, its successors and assigns. Aera and Nuevo will each bear 50% of the cost of preparing the Utility Easement, including the cost of the legal description and map exhibits.

7. EXISTING LICENSE AGREEMENTS

Nuevo and Aera each hold existing license rights on one another’s property for pipelines and power lines serving their respective local oilfield operations. Concurrently with the execution of this Agreement, the parties will enter into amendments to the license agreements providing that existing production facilities covered thereunder will continue to be operated so long as such facilities are utilized in their present locations, subject to a one-time relocation provision, and giving Nuevo the right to transfer the licenses to BlackSand Partners as successor to Nuevo’s local oil operations. The facilities relocations performed under Section 3 of this Agreement shall constitute the one-time relocation with respect to Aera’s licenses for the Major Facilities.

8. GRADING LICENSE

Concurrently with the execution of this Agreement, the parties will enter into reciprocal Grading Licenses in the form attached hereto as Exhibit “H” granting each party the right to enter on the other party’s property and conduct grading operations to support each party’s land development projects. Aera will have the irrevocable right in its sole discretion to record a memorandum of the Grading Licenses granted to Aera in the official records of Orange County California at any time after either a) the recordation of the Level A final map for Tract 16178, or b) December 31, 2003, whichever occurs earlier. Nuevo will have the irrevocable right in its sole discretion to record a memorandum of the Grading License granted to Nuevo in the official records of Orange County California at any time of its choosing.

9. COSTS AND ACCOUNTING

   Any deposit made by Nuevo pursuant to this Agreement represents an advance payment for the commercially reasonable estimated costs of the project for which the deposit is made and, except as may be expressly provided to the contrary herein, does not represent the limit of Nuevo’s obligation to reimburse 100% of Aera’s actual costs for each operation performed. Aera will have the right to commingle any such deposit with Aera’s other cash assets. A final reconciliation will be performed within sixty (60) days after the completion of the each project to be performed by Aera under this Agreement based on actual invoices paid for such project. Aera will furnish Nuevo with a cost summary detail report based upon actual charges for each such project and agrees to return any unspent portions of the deposit or, in the event of shortfall, Nuevo agrees to pay any amount expended in excess of the deposit. In the event that either party does not pay the amount owed within thirty (30) days following receipt of written demand, the unpaid amount will bear interest at ten percent (10%) per annum, but in any event not in excess of the highest rate allowable by California law to be charged by non-exempt lenders in business related transactions, from the demand date until paid in full. At any time within 180 days after payment, Nuevo shall have the right to audit Aera and its vendors’ records as to all costs paid by Nuevo to Aera hereunder. Aera shall use good faith and commercially reasonable

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efforts to promptly respond to inquiries resulting from such audit. Both Aera and Nuevo shall diligently and in good faith work to resolve any of such inquiries.

10. INDEMNIFICATION

As a material part of the consideration for this Agreement, Nuevo hereby agrees to indemnify, defend (with counsel reasonably satisfactory to Aera) and hold Aera and its agents, employees, officers, directors, members, affiliated companies, contractors, consultants, successors, assigns (collectively “Indemnitees”) entirely harmless from and against any loss, damage, injury, casualty, suit, penalty, fine, lien, liability, claim, cost, or expense (including, but not limited to, attorneys’ fees, litigation costs including expert witness fees and costs, other costs of investigation and costs, and fees for appeal) of any kind or character arising from or caused by (i) any use of the Affected Area by Nuevo, (ii) any act or omission of Nuevo occurring on or in connection with the Affected Area, (iii) any bodily injury (including death), property damage and destruction, accident, fire, or other casualty on or about the Affected Area arising out of any act or omission of Nuevo occurring on or in connection with the Affected Area, (iv) any violation or alleged violation by Nuevo of any applicable law, ordinance, code, regulation or approval occurring on or in connection with the Affected Area, (v) any failure by Nuevo to maintain the Affected Area in a safe, clean, and sanitary condition, (vi) any breach by Nuevo of any provision of this Agreement, (vii) any damage or alleged damage to natural resources or any environmental medium arising out of any act or omission of Nuevo occurring on or in connection with the Affected Area, (viii) any claim made by a mineral owner arising out of actions contemplated in this Agreement occurring on or in connection with the Affected Area, (ix) any claim made by any of Nuevo’s successors or assigns pertaining to the suitability of the Affected Area for a particular use, (x) the cost of compliance with any provision of the Encumbrance Documents in excess of what is required or allowed by the Lease, and (xi) the cost of compliance with any judicial or governmental authority order or decision arising out of any of the foregoing matters for which Nuevo has agreed to indemnify the Indemnitees as provided in this Section.

The foregoing indemnification obligation will survive the expiration and termination of this Agreement and will apply even though the indemnified event or occurrence arises from or is caused by the concurrent or contributory negligence (whether active or passive of any kind or nature) or fault of an Indemnitee; provided, however, such indemnification obligation will not apply if the indemnified event or occurrence is caused by the gross negligence or willful misconduct of an Indemnitee.

11. ASSUMPTION OF RESPONSIBILITY AND RELEASE

11.1 Upon Aera’s delivery of the Transfer Documents as provided in Section 1 of this Agreement, Nuevo will assume control and responsibility for all subsequent operations and activities conducted on and with respect to the that portion of the Property recited in the Transfer Documents (the “Vacated Property”). From that date forward, with respect to the Vacated Property, Aera will be deemed to have fully complied with all of its obligations under this Agreement, and will also be deemed to have fully satisfied all of its obligations under the Lease such that Aera will be fully released from any and all obligations performed or to be performed by Aera under the Lease. Nuevo acknowledges that said release by Nuevo of said obligations of Aera is a material inducement to the execution and delivery of this Agreement by Aera, and that said release constitutes a material consideration to Aera under this Agreement.

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11.2 As of the date of delivery of the Transfer Documents, Nuevo will automatically and immediately become fully responsible and liable for any condition of the Vacated Property caused by or attributable to operations conducted by Aera or its predecessors in interest, regardless of whether the same was disclosed in the Environmental Site Assessments detailed in Section 4.2, or was caused by or attributable to operations conducted under the Lease, even though Aera would otherwise have the responsibility and liability for correcting or remedying such condition in its capacity as the lessee or former lessee under the Lease. Nuevo will be deemed to have accepted the Vacated Property in its “AS IS” and “WITH ALL FAULTS” physical, environmental and entitled condition. Upon the occurrence described in the immediately preceding sentence, NUEVO WAIVES ANY AND ALL WARRANTIES AND CLAIMS OF ANY TYPE OR KIND WHATSOEVER AGAINST AERA WITH RESPECT TO THE PROPERTY, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND USE.

11.3 Aera expressly disclaims any representation or warranty, express or implied, by Aera regarding the adequacy, accuracy or completeness of any reports, plans or studies or other documents previously delivered to Nuevo or made available for review by Nuevo, and Nuevo acknowledges, agrees to and accepts such disclaimer. Nuevo further represents and warrants that, in entering into this Agreement, Nuevo has not relied on any representation, warranty, promise or statement, express or implied, of Aera or anyone acting for or on behalf of Aera, except as may expressly be set forth in this Agreement. Nuevo has independently verified all matters material to the Property prior to the date of this Agreement, and Nuevo is assuming all obligations set forth herein based on Nuevo’s own prior investigation and examination of the Property.

11.4 Nuevo waives its right to recover from Aera and Aera’s affiliated companies, and their respective officers, directors, shareholders, employees, agents and representatives any and all damages, losses, liabilities, costs or expenses whatsoever (including without limitation reasonable attorneys’ fees and costs) and claims therefor, whether direct or indirect, known or unknown, foreseen or unforeseen, which may arise from any aspect of the Affected Area, including without limitation the physical condition of the Affected Area, the Affected Area’s compliance or lack of compliance with any law or regulation applicable thereto (including without limitation federal, state or local environmental laws), and the presence of any “Hazardous Substance” located in, on or under the Affected Area. For purposes of this Agreement, the term “Hazardous Substance” will mean any hazardous or toxic substance, material or waste that is now or in the future becomes regulated by any local, state or federal governmental authority, including without limitation radon, methane gas, asbestos or asbestos-containing-materials, petroleum or petroleum by-products, and lead-based paint. Nuevo expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR.”

In this connection and to the extent permitted by law, Nuevo hereby agrees, represents and warrants that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs,

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losses and expenses which are presently unknown, unanticipated and unsuspected, and Nuevo further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed on in light of that realization, and Nuevo nevertheless hereby intends to release, discharge and acquit Aera and Aera’s affiliated companies, and their respective, officers, directors, shareholders, employees, agents and representatives from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included in the waivers and matters released as set forth in this Section 11. The provisions of this Section are material and included as a material portion of the consideration given to Aera by Nuevo in exchange for Aera’s performance hereunder. Aera and Nuevo have each initialed this Section to further indicate their awareness and acceptance of each and every provision hereof.

-s- Nuevo’s Initials	-s- Area’s Initials
Nuevo’s Initials	Aera’s Initials

12. ARBITRATION OF DISPUTES

ANY CONTROVERSY BETWEEN THE PARTIES HERETO WILL BE SUBMITTED TO ARBITRATION IN ORANGE COUNTY, CALIFORNIA, ON THE REQUEST OF EITHER PARTY. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES WILL BE DETERMINED BY ARBITRATION IN ACCORDANCE WITH TITLE 9 OF PART 3 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE (I.E., CCP §§ 1280 THROUGH 1294.2), INCLUDING ITS PROVISIONS FOR THE ENFORCEMENT OF AGREEMENTS TO ARBITRATE AND ENFORCEMENT AND VACATION OF ARBITRATION AWARDS. ALL STATUTES OF LIMITATIONS WHICH WOULD OTHERWISE BE APPLICABLE WILL APPLY TO ANY ARBITRATION PROCEEDING UNDER THIS PARAGRAPH. JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT HAVING JURISDICTION AND WILL BE FINAL AND BINDING.

NO PROVISION OF, NOR THE EXERCISE OF ANY RIGHTS UNDER THIS SECTION WILL LIMIT THE RIGHT OF ANY PARTY TO OBTAIN PROVISIONAL OR ANCILLARY REMEDIES SUCH AS INJUNCTIVE RELIEF, ATTACHMENT, OR THE APPOINTMENT OF A RECEIVER FROM A COURT HAVING JURISDICTION BEFORE, DURING, OR AFTER THE PENDENCY OF ANY ARBITRATION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR PURSUIT OF PROVISIONAL OR ANCILLARY REMEDIES WILL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF. TO SUBMIT THE DISPUTE TO ARBITRATION.

WHENEVER AN ARBITRATION IS REQUIRED, THE ARBITRATOR OR REFEREE WILL BE SELECTED IN ACCORDANCE WITH THIS SECTION. WITHIN FIVE (5) DAYS AFTER WRITTEN NOTICE OF ANY DISPUTE IS GIVEN TO THE OTHER PARTY, THE PARTIES WILL ATTEMPT TO AGREE ON A MUTUALLY ACCEPTABLE ARBITRATOR. IN THE EVENT THE PARTIES ARE UNABLE TO SO AGREE WITHIN SUCH FIVE (5) DAY PERIOD, THEN EITHER PARTY MAY PETITION THE ORANGE COUNTY SUPERIOR COURT FOR THE APPOINTMENT OF THE ARBITRATOR FOLLOWING THE PROCEDURES SET FORTH IN CODE OF CIVIL PROCEDURE SECTION 1281.6. THE DISPUTED MATTER WILL ONLY BE HEARD BY THE ARBITRATOR OR REFEREE WHO IS A RETIRED STATE OR FEDERAL COURT JUDGE WITH CIVIL TRIAL EXPERIENCE OF THE GENERAL TYPE OF THE MATTER IN DISPUTE. THE ARBITRATOR OR

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REFERREE WILL APPLY CALIFORNIA LAW AND BE BOUND BY PRECEDENT AND STATUTORY RULES AS THOUGH THEY WERE JUDGES SITTING IN A CALIFORNIA COURT. STATEMENTS OF ARBITRATION AWARDS WILL BE IN WRITING. THE PARTIES WILL BE ENTITLED IN ANY ARBITRATION HEREUNDER, TO SUCH RIGHTS OF DISCOVERY AS DETERMINED BY THE ARBITRATOR. IN THE EVENT OF ANY DISPUTE GOVERNED BY THIS SECTION, EACH OF THE PARTIES WILL PAY ALL OF ITS OWN EXPENSES, AND, SUBJECT TO THE AWARD OF THE ARBITRATOR, WILL PAY AN EQUAL SHARE OF THE ARBITRATORS’ OR REFEREES’ FEES. THE ARBITRATOR WILL HAVE THE POWER TO AWARD RECOVERY OF ALL COSTS AND FEES (INCLUDING ATTORNEYS’ FEES, ADMINISTRATIVE FEES, ARBITRATORS’ FEES, AND COURT COSTS) TO THE PREVAILING PARTY. THE ARBITRATOR WILL NOT HAVE THE POWER TO AWARD PUNITIVE DAMAGES OR TREBLE DAMAGES OF ANY TYPE.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARILY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

-s- Nuevo’s Initials	-s- Area’s Initials
Nuevo’s Initials	Aera’s Initials

13. FORCE MAJEURE

If the performance of any obligations of either party under this Agreement is interrupted or delayed in whole or in part by any occurrence or condition beyond that party’s control including, without limitation, acts of God, war, riot, strike, storm, earthquake, fire, other natural forces, inability to obtain necessary labor, equipment, material, or permits, or any act, order, or requirement of governmental, regulatory, or judicial authorities or agencies, then the party so affected will be excused from any further performance for whatever period of time such occurrence or condition exists and for such additional time as is reasonably necessary to remedy the effects of that occurrence or condition. Financial inability will be excluded as a condition of force majeure.

14. COMPLIANCE

All work undertaken by either party under this Agreement will be in compliance with all applicable laws, regulations, and permits, and in a manner consistent with good oil and gas field practices and procedures. Except as may be otherwise specified herein, the party performing the work will be solely responsible for obtaining all permits, waivers, and regulatory approvals that may be required to perform the work required of that party. Nuevo will furnish Aera copies of all final closure documents and reports received from the

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approving agencies, including at a minimum a “No Further Action” letter from the Orange County Healthcare Agency and the Report of Well Abandonment from the Division of Oil, Gas & Geothermal Resources, for all Work performed on the Affected Area promptly upon receipt of such documents and reports.

15. USE OF INDEPENDENT CONTRACTOR(S)

Either party, in its sole discretion, may utilize an independent contractor or contractors to undertake and complete the work required of that party.

16. LIMITATION ON ASSIGNMENT

Any assignment, transfer or conveyance of this Agreement, or any part hereof, or any right or duty created herein, will not be effective until and unless the assigning party has delivered notice of the transfer to the non-assigning party together with a document executed by the assignee expressly assuming all obligations of the assigning party under this Agreement. If requested by the non-assigning party, assignor and assignee will provide reasonable financial assurances to ensure that assignee is financially able to perform all the obligations of this Agreement. Notwithstanding the foregoing, prior approval is hereby granted by Aera of an assignment hereunder by Nuevo of all or any part of its rights, title and interests under this Agreement to Shea Homes Limited Partnership or to a limited liability company or other affiliated entity in which Shea Homes Limited Partnership owns no less than a fifty one percent (51%) interest. Such approval shall not constitute a novation of this Agreement, and Nuevo shall remain secondarily liable in the event that the assignee does not perform as herein provided.

17. RECORDING AND FILING

This Agreement will not be recorded or filed in or with any public or government office, agency, or records repository, by either party, or their successors or assigns, without the prior written consent of the other party.

18. NOTICES

Any notices to be given under this Agreement will be given in writing. Such notices will be delivered either by private commercial delivery, courier service, personal delivery, facsimile, or first-class regular U.S. mail, postage prepaid. Any such notice will be considered given when actually received. For purposes hereof, the addresses of the parties are:

Aera:	Aera Energy LLC Attn.: Jeff Maisch 3030 Saturn Street, #101 Brea, CA 92821 Phone: (714) 577-8258 Facsimile: (714) 577-9149

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With a copy to:	Aera Energy LLC Attn: Coastal Asset/Land P.O. Box 11164 Bakersfield, CA 93389-1164 Phone: (661) 665-5791 Facsimile: (661) 665-5973

Nuevo:	Nuevo Energy Company Attn: David Leach 1021 Main Street, Suite 2100 Houston TX 77002 Phone: (713) 374-4802 Facsimile: (713) 374-4899

19. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to this matter and supersedes all prior negotiations, statements, representations, discussions, correspondence, offers, agreements, and understandings relating to this matter whether oral or written. This Agreement may be modified, amended, or supplemented only by written agreement executed by the parties. In the event of a conflict between this Agreement and the Lease, the provisions of this Agreement will have superceding effect and will govern.

20. APPLICABLE LAW

This Agreement and disputes regarding the interpretations of any of its provisions, any disputes involving claims of breach, any other documents executed and delivered pursuant hereto, and the legal relations between the parties with respect to this Agreement, will be governed and construed in accordance with the laws of the State of California without regard to rules concerning conflicts of laws.

21. HEADINGS

The headings used in this Agreement are inserted for convenience only, and will be disregarded in construing it.

22. AUTHORITY

The persons and parties making and executing this Agreement represent and warrant that each has the requisite power and authority, financial and otherwise, to execute and deliver this Agreement and when so executed and delivered it will constitute the legal and binding obligation of such party enforceable in accordance with its terms and conditions.

23. BINDING EFFECT

All covenants, rights and obligations under this Agreement will be appurtenant to and run with the Property and will be binding upon and inure to the benefit of the parties respective successors, assigns and transferees whether they be individuals, or duly organized business organizations, and whether they be private or public and whether the transfer be voluntary or involuntary.

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24. COOPERATION

The parties will execute and deliver such additional documents and will use all reasonable efforts to take or cause to be taken all actions as may be necessary or advisable to make effective the intent and purposes of this Agreement.

25. COST AND EXPENSES

Except as otherwise expressly provided herein, each party will bear and pay its own costs and expenses, including, but not limited to, attorney fees and environmental fees incurred in connection with this Agreement.

26. NO JOINT VENTURE, PARTNERSHIP, OR AGENCY

Nothing contained in this Agreement will be deemed to create a joint venture, partnership, tax partnership, or agency relationship between the parties.

27. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which will be construed together and constitute one agreement. The signature of any party on any counterpart will be deemed a signature on and may be appended to any other counterpart. This Agreement will not be binding on any party unless signed by all parties.

28. AGREEMENT AND TERMS CONFIDENTIAL

Aera and Nuevo agree that this Agreement and each of its terms is confidential in nature, and each party agrees not to disclose this Agreement or any of its terms to any third party without the express written consent of the other, which consent will not be unreasonably delayed or withheld; provided, however, that if either party has entered into negotiations or subsequently a written agreement for the sale of the Property to a purchaser, that party may show this Agreement to the purchaser in order for the purchaser to adequately conduct a due diligence investigation that may enable the sale to close, all without obtaining prior written consent. Nothing in this Section will prevent either party from complying with a court order compelling disclosure of this Agreement or an administrative process directing or compelling disclosure of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day, month, and year first above written.

“Nuevo”		“Aera”

Nuevo Energy Company		Aera Energy LLC
a Delaware Corporation		A California Limited Liability Company

By:	/s/ David A. Leach	By:	/s/ Van N. Schultz

	David A. Leach		Van N. Schultz
Its: Attorney-in-Fact		Its: Vice President – SD & J

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Exhibit “A”

Description of the Steams-Columbia property.

Exhibit “B”

Copy of the 1901 “Columbia Lease”.

Exhibit “C”

Map of the Affected Area, identifying “Phase I Phase II Vacated Property” and the “Relocation Corridor”.

Exhibit “D”

DOGGR Report of Well Transfer form.

Exhibit “E”

Bill of Sale.

Exhibit “F”

Quitclaim of Surface Entry.

Exhibit “G”

Utility Easement.

Exhibit “H”

Land Development License Agreement

Exhibit “I”

Encumbrance Documents (a/k/a “Compendium of Approved Documents”).

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EXHIBIT “A”

“PROPERTY”

Orange County, California

All that portion of Sections 5 and 8, Township 3 South, Range 9 West comprising 100 acres described as being situated within the limits of the Rancho San Juan Cajon de Santa Ana, and is the easterly one hundred (100) acres of that certain tract of land containing 1,214.89 acres described in and conveyed by that certain deed made and executed by the Stearns Ranchos Company, a corporation, to the Union Oil Company of California, a corporation, bearing date the 4th day of December, 1896, and recorded in the office of the County Recorder of said County of Orange in Book 30 of Deeds at page 11; the northerly line of the said 100 acre tract being the northerly line of said Rancho San Juan Cajon de Santa Ana and of said 1,214.89 acre tract, its easterly line being the easterly line of said Rancho and said 1,214.89 acre tract, its southerly line being the southerly line of said last mentioned tract, and its westerly line being a line drawn parallel with its said easterly line and at such a uniform distance westerly therefrom as will include within the limits of the said tract 100 acres of land, no more and no less.

Exhibit “B”

Columbia Lease

as retyped from poor copy found in

Lease File CA 7015

          THIS INDENTURE, Made and entered into in duplicate this 26th day of February, 1901, by and between Union Oil Company of California, a corporation organized and existing under the laws of the State of California, and having its principal place of business at Los Angeles, California, party of the first part, and Columbia Oil Producing Company, a corporation organized and existing under the laws of the State of California and having its principal place of business at Los Angeles, California, party of the second part,

          WITNESSETH:

          That for an in consideration of the rents and royalties to be paid by party of the second part to party of the first part, hereinafter specified, and of the covenants, agreements and stipulations by said party of the second part hereinafter undertaken to be done and performed, the said party of the first part doth hereby grant, lease, and demise and let unto the party of the second part, its successors and assigns, for the term and time for the purposes, and under and in accordance with the stipulations, agreements and conditions herein set forth, the 100 acre tract of land hereinafter described, together with the exclusive right to operate, mine, tunnel and drill for, and to otherwise develop, collect and obtain crude petroleum oil, asphaltum, maltha, tar, gas, and any and all other hydrocarbon substances in, upon and under the 100 acre tract of land hereinafter described; together also with the right to take, remove, held, own, market and otherwise to use, enjoy and dispose of (subject to the payment of the rents and royalties herein provided) all of said petroleum oil and any and all of said other substances out of, from and away from said 100 acre tract of land (which may be produced and saved by party of the second part) which said tract of land is situated within the limits of the Rancho San Juan Cajon de Santa Ana, in the County of Orange, State of California, and is the easterly one hundred (100) acres of that certain larger tract of land containing 1214.89 acres described in and conveyed by that certain deed made and executed by the Sterns Ranchos Company, a corporation, to the party of the first part herein, bearing date the 4th day of December, 1896, and recorded in the office of the County Recorder of said County of Orange in Book 30 of Deeds at page 11; (the northerly line of the said 100 acre tract being the northerly line of said Rancho San Juan Cajon de Santa Ana and of said 1214.89 acre tract, its easterly line being the easterly line of said Rancho and of said 1214.89 acre tract, the southerly line being the southerly line of said last mentioned tract, and its westerly line being a line drawn parallel with its said easterly line and at such a uniform distance westerly therefrom as will include within the limits of the said tract 100 acres of land, no more and no less.)

          TOGETHER with the right and privilege at any and all times, during the continuance of this contract, to enter and travel in, upon and over any and all portions of said demised premises, and thereon to build, erect, hold, operate, maintain and enjoy any and all necessary or convenient roads, derricks, rigs, boilers, engines, machinery, pumping stations and plants, jacks, boarding houses, bunk houses, stables, pipelines, tanks, telephone lines, and any and all other means, appliances, machinery and structures, proper or convenient for use in connection with the development, collection, storage (and (or transportation of any and all of said hydrocarbon substances.

          TOGETHER also with the right, at any and all times, during the continuance of this contract, to take, develop and use any and all water on said demised premises that may be necessary or convenient for operating machinery and for domestic and stock purposes and uses in connection with the operations of party of the second part under this contract, and for use in sinking and drilling wells and driving tunnels and making excavations on and in said tract, and otherwise in connection with operating for and developing, removing and marketing said oil and said other substances on, in and from said demised premises.

          AND ALSO the right to lay, construct, operate and maintain on, over, upon and across and to remove from the lands belonging to the party of the first part adjacent to the said 100 acre tract on the west thereof, any pipe line or pipe lines necessary or convenient for the transportation of oil or other liquids which may be produced upon said 100 acre tract (such pipe line or pipe lines to be buried if so requested by party of the first part to a depth of at least twelve inches); and also like rights of way of and for roads on and over said lands for the purposes of ingress to and egress from said 100 acre tract; and also the right to use for this purpose all roads already constructed and which may hereafter be constructed on said lands adjacent to said demised premises.

          TO HAVE AND TO HOLD the said one hundred acre tract of land and all and singular said rights, privileges, interests and easements herein granted, unto the said party of the second part, its successors and assigns, for and during the times and periods and subject to all the terms, conditions, stipulations and agreements herein specially set forth.

          It is covenanted and agreed by and between the parties hereto as follows:

          FIRST: That as soon as practicable after the execution and delivery of this instrument the exact location of the westerly line of the said 100 acre tract shall be fixed and determined by a competent surveyor or competent surveyors to be selected by the parties hereto, and shall be by them marked and designated upon the ground by permanent monuments placed at the northern and southern termini thereof.

          SECOND: The party of the second part agrees that it will within the period of sixty (60) days from the date hereof commence operations on said tract, and that it shall and will sink or drill wells in said tract at the rate of four (4) wells per year for the period of twenty (20) years from and after the date hereof, provided that the party of the second part shall be able to sink as many as four wells per year on said tract by the diligent and continuous operation of two strings of drilling tools thereon; it being understood that if four wells cannot be sunk on said tract in any year by the diligent and continuous operation of two strings of drilling tools, the obligation of the party of the second part in this behalf shall nevertheless be considered to have been, and shall be, fully performed for such year if two strings of drilling tools shall have been diligently and continuously operated on said tract during such year.

          IT IS FURTHER UNDERSTOOD AND AGREED, however, that the foregoing agreement fixes only the minimum number of wells to be sunk or the minimum number of strings of tools to be operated, and that party of the second part may sink in any year in said term of twenty years and in the aggregate during said term as many wells hereunder as it sees fit, there being no maximum limit fixed to the number of wells to be sunk hereunder during said term of twenty years; and that in case party of the second part in any of said years shall sink a well or wells on said tract in excess of said number of four wells required to be sunk in each year, then the well or wells so sunk in excess of said required yearly number shall be applied on the wells required to be sunk thereafter, in such manner and for such year or years as the said party of the second part shall elect.

          IT IS FURTHER UNDERSTOOD AND AGREED that if the party of the second part shall fail for any one year to sink the said required number of wells for that year, or to operate continuously and diligently during the same with two strings of tools as herein expressed and stated, the party of the second part shall forfeit all rights under this grant to drill or sink upon said tract other wells than those already completed as herein defined, or on which work is being done in good faith at the time of such forfeiture, and shall also forfeit the right to begin any new tunnels, excavations or other works thereon.

          It is being particularly understood and agreed, however, that said party of the second part shall not be bound to carry on said work of drilling wells on Sundays, or on legal holidays, or at nights when by reason of excessive gas or otherwise it is unsafe to drill at nights, or when prevented by the weather, strikes, unavoidable shortage of water, accidents or other unavoidable causes, and that the failure of party of the second part, at any time, to diligently and continuously operate two strings of tools shall be deemed to be excused, and shall be excused if such failure occurs by reason of any of the causes or reasons above named, and by such failure to operate party of the second part shall neither forfeit nor loose any of its rights hereunder.

          IT IS FURTHER UNDERSTOOD AND AGREED that the right and privilege hereby granted to drill or construct new wells, tunnels, or excavations for the development of said hydro-carbon substances upon said tract shall in any event cease and determine at and from the expiration of said term of twenty (20) years from the date of this instrument. It being understood and agreed, however, that the party of the second part shall have the right to complete such wells or other works as may have been commenced at the time of the expiration of said term, and work whereon is in active progress.

          THIRD: The party of the second part agrees that during the year ending February 26th, 1902 it will operate only upon the easterly one-half of said 100 acre tract; it being understood that subsequent to said date party of the second part shall and may operate where and as it deems best; provided only that the party of the second part shall and may operate where and as it deems best; provided only that the part of the second part shall not, nor shall its successors or assigns, at any time drill, bore or otherwise operate for oil or other substances aforesaid at any point or points distant less than one hundred (100) feet from the westerly line of said 100 acre tract. And in consideration of the premises, and for the protection of the said party of the second part, and for the benefit of said demised premises and as an incident and supplement of and to said grant of rights therein, the said party of the first part for itself and its successors in interest in and to the strip of land hereafter described, doth hereby covenant and agree that so long as the rights and privileges herein granted to the said party of the second part to prospect, drill for and otherwise operate for the discovery of oil, and other such like substances upon said 100 acre tract shall continue to exist and be and remain in force and effect as herein provided, it, the said party of the first part shall not, and they, its said successors in interest shall not drill or otherwise operate for or secure or take any oil of other of said hydro-carbon substances in or from a strip of land of the uniform width of one hundred (100) feet adjoining the said 100 acre tract on the west thereof and running north and south along the westerly boundary of the same, and that after the termination of the said right and privilege herein granted to the party of the second part to commence new wells or other works of said party of the second part shall continue to produce oil, or other such substances, in commercial quantities, the party of the first part shall not and it agrees for itself, its successors and assigns, that it and they shall not, and will not, put down any well or wells, or otherwise operate for or secure oil or any other of said hydro-carbon substances within a distance of two hundred (200) feet of or from any such producing well, tunnel or excavation, or of or from any such work in process of construction in accordance with the agreements and stipulations hereinbefore contained; it being understood that the foregoing stipulation and agreement shall apply, not only to said 100 acre tract, but also to the said strip of land.

          FOURTH: Whenever the party of the second shall have found oil in any well in quantities sufficient to pay to pump, such well shall be deemed to be and shall be, and shall be counted as, a completed well, for all and singular the purposes of this agreement; and whenever party of the second part shall have sunk any well to a depth of five hundred feet, although oil be not not discovered in paying quantities, the same shall be deemed to be and shall be, and shall be counted as, a completed well for all and singular the purposes of this agreement.

          FIFTH: The party of the first part shall receive and have, and party of the second part shall pay and deliver to party of the first part, as and for rent and royalty, a one-fourth (1/4) part of the net production of all oil, or other hydro-carbon substances, taken or obtained by said party of the second part in commercial quantities from any tunnels, wells, or excavations sunk or made on said 100 acre tract, or any portion thereof, hereunder, and said rent and royalty shall be so paid by said party of the second part to said party of the first part as long as said party of the second part shall operate or pump any wells upon said 100 acre tract, or take from said premises any of.said substances.

          By the term “net production” is meant the entire amount of oil, or other hydro-carbon substances, produced and saved from any tunnel excavations or wells on said premises, after deduction shall have been made for and of any and all fuel used by said party of the second part in connection with its operations on said premises. Said rents and royalties shall be delivered to party of the first part in kind, and, if they be liquids, at and from the storage tanks of party of the second part, on said premises, deliveries of all rents and royalties produced during each calendar month shall be made not later than the 15th day of the month next succeeding. The parties hereto shall, on the 15th day of each month, make an accounting and settlement of and for the royalty oil or other hydro-carbon substances produced and saved under this contract from said premises during the preceding calendar month.

          In the event that party of the first part shall fail or neglect to provide suitable means of transportation and storage for the receipt and transportation of its royalties, at the times and places when and where the same are to be delivered, as aforesaid, then the party of the second part may store, transport and market the same; and in such case party of the second part shall be entitled to a credit for, and shall receive, the usual and reasonable rates for such storage and transportation, and for its service in marketing such royalties, and shall account for and pay to party of the first part the excess after deduction of such charges.

          SIXTH: Party of the second part shall keep a full, correct and accurate account of all oil, or said other substances produced and saved by it on and from said premises under this agreement, which said account may at all times, during office hours, be inspected by the duly authorized officers of party of the first part, who shall also have free access to said premises at all reasonable times and to the wells sunk thereon, and to the storage tanks, for the purpose of measuring and gauging the oil and other substances produced and saved from said premises.

          SEVENTH: That party of the second part shall and will diligently and in a business like manner pump or otherwise operate and care for the wells and other works sunk or made on the said 100 acre tract at all times, so long as it shall remain in possession and control of the same; it being understood and agreed, however, that said party of the second part shall not be, and it is not, bound to operate its works at night, on Sundays, or on legal holidays, nor when prevented by the weather, strikes, unavoidable shortage of water, accidents, or other unavoidable causes, nor during such times as for any reason it is unable to secure tank cars for the transportation of said oil, in all cases in which the party of the second part is at liberty under this contract to transport its oil otherwise than by or through pipe-lines of party of the first part.

               It is also particularly understood and agreed that if, at any time, the price which can be obtained at the wells for oil produced on and from said premises shall drop to, or be fifty cents, or less, per barrel of 42 gallons, then during such period or periods in which the market price of said oil shall be fifty cents, or less, per barrel at the wells, party of the second part shall not be obligated to pump, drill or otherwise work or operate on said premises for oil, and it shall neither forfeit nor lose any of its rights hereunder for failure to operate during said period or periods of low price of oil.

          EIGHTH: At the expiration of the time hereinabove designated within which party of the second part is given the right to sink new wells, drive new tunnels or make new excavations hereunder; to-wit, twenty years from and after February 26, 1901, or after the sooner termination of such rights, party of the second part shall cease all further prosecution of such work on said premises, excepting on and in any wells which have been completed, as hereinbefore defined, or on or in any wells or other works which at the time are in process of completion it being particularly understood and agreed that party of the second part shall have the right to complete any well or wells, tunnels or excavations which may have been started before such expiration of the time within which it have the right to do such work hereunder and on which work is in active progress, which wells, tunnels and excavations shall be deemed to be, shall be, and shall be treated in all respect as though sunk, drilled or prosecuted to completion prior to the expiration of such time within which the party of the second part has the right to drill or sink additional wells or commence said other works hereunder. It is further understood and agreed that the party of the second part shall, at all times, either before or after the termination of its right to commence additional wells, funnels and excavations hereunder, have the right to repair, clean, deepen, extend, or otherwise operate on and in any and all wells, tunnels or excavations which may have been completed, as defined hereunder, or which are in process of completion at the termination of such right.

          NINTH: The party of the second part hereby covenants and agrees that in case of abandonment of any well, it shall and will use its best endeavors to shut off from the oil bearing rock any and all water it may have encountered in drilling.

          TENTH: It is further particularly understood and agreed that after termination of the right of the party of the second part to sink additional wells or commence other new work on said premises hereunder, whether said right shall terminate prior to or upon the expiration of said term of twenty years, said party of the second part shall have the right to retain, deepen, extend, clean out, repair, pump and otherwise work and operate all and singular the well, tunnels and excavations completed, as herein defined, or commenced to be sunk made by said party of the second part prior to the expiration of its right to commence new work hereunder and on which work is in progress, and to secure, remove, have, enjoy and market all and singular the oil and said other substances therefrom/ so long as said works, or any thereof, shall produce oil, or any of said other any thereof, shall produce oil, any of said other substances, in quantities sufficient to pay to pump, or secure and save; and party of the first part hereby grants, confirms, and extends to party of the second part, for such purposes, all and singular the rights, privileges, easements and interests heretofore described and granted to construct, erect, keep, maintain, and operate all water and sources of water supply, all roads, pipe-lines, telephone lines, appliances, machinery, buildings and structures of whatever nature necessary or convenient for use in connection with the pumping or otherwise operating said wells, and other works, and the developing, securing, removing and marketing such oil or other products, so long as said wells, tunnels, or excavations, or any thereof, shall produce oil, or any of said other substances, in quantities sufficient to pay to pump, or otherwise secure and save.

          ELEVENTH: At the termination of the rights of the party of the second part hereunder, either in whole or in part, or on the final abandonment of said wells, or any thereof,

drilled, or sunk hereunder, party of the second part shall have the right to remove from said premises any and all tubings, casings, rigs, pipes, machinery, telephone lines, and any and all other appliances and structures of whatever nature owned by it, or placed by it upon said premises.

          TWELFTH: And as a further consideration for the making of the said lease and grants, the party of the second part for itself, its successors and assigns, hereby covenants and agrees with the party of the first part, its successors and assigns, that in all cases of shipments by it of oils produced upon said 100 acre tract under this agreement, to points of delivery at which delivery can be conveniently made through the pipe lines owned or controlled by party of the first part, or by combination of said pipe lines with other transportation lines or facilities, the party of the second part shall make such deliveries through and by means of said pipe-lines of party of the first part, and party of the first part agrees that is shall and will receive, and with diligence and reasonable promptness deliver all such oils to any and all such points as party of the second part may desire oil delivered and which it can conveniently reach by its pipe-lines, or by combination thereof with other transportation facilities. And party of the first part further agrees that it shall and will charge for such transportation of said oil, whether it be transported entirely through its own pipe lines, or by combination thereof with other transportation lines or facilities, rates and charges in no case higher than the usual rates and charges for such service, and that in case said oil could be delivered, or procured to be delivered by party of the second part at such points by means of transportation lines or facilities not owned or controlled in whole or in part by party of the first part, the charges of the party of the first part for transporting said oil to such point or points shall not, and will not be greater than the cost would be to party of the second part of delivering said oil by such other transportation lines or methods. And it is agreed that in no event shall the party of the first part charge, or the party of the second part be obligated to pay, for the transporting of said oil from said demised premises to either San Pedro or Los Angeles, a greater charge than fifteen (15C) cents per barrel of 42 gallons. It is further agreed in case of delivery by party of the second part, on sales to any railroad or to any refinery within one-half mile of Olinda, it may make such arrangements for the transportation and delivery of its oil at such point as it sees fit, and the foregoing provision and requirement shall not apply to such point or points.

          It is further particularly understood and agreed that all and singular the foregoing provisions concerning the transportation of oil by and through pipe lines of party of the first part apply exclusively and only to oil of a gravity higher, that is to say, lighter, than 16° Baume.

          THIRTEENTH: The following covenants herein contained by and on behalf of party of the second part are of the essence of this contract, to-wit

          1st To make delivery of oil produced from said demised premises by and through the pipe lines of party of the first part in cases when so required by the provisions of this contract made in that behalf.

          2nd To pay and deliver the rent and royalty in and by this contract stipulated and required to be paid party of the first part by party of the second part of and from the crude petroleum oil and other hydro-carbon substances produced or secured and saved from said demised premises.

          3rd To pump or otherwise operate wells and other works of party of the second part on and in said demised premises diligently and in a businesslike manner in accordance with the provision of this contract in that behalf.

          And it is agreed that upon the material failure of party of the second part to keep and perform all or anyone of said essential covenants, and upon the continuance of such material failure or default for a period of thirty (30) days after service of written notice given by party of the first part to the party of the second part, particularly designating the matter or thing constituting such material failure or default, this lease and contract and all the rights, privileges, interests, easements, servitudes and hereditaments by it created and granted (excepting the rights and privileges hereinbefore contained for removal of property on the termination of this contract) may forthwith re-enter upon each and every portion of said demised premises affected hereby in possession of the party of the second part, and the same and every portion thereof have, hold and enjoy as if this instrument had never been executed.

          FOURTEENTH: It is hereby expressly understood, covenanted and agreed that the lease of the above described peremises is made, and the right of possession of said premises under said lease is given, solely and exclusively for all and singular the purposes hereinabove set forth, that is to say, to fully assure to the party of the second part the full and complete exercise and enjoyment of all and singular the rights, interests, privileges, easements, servitudes and hereditaments herein granted to said party of the second part, and in all respects to protect it therein; and that the party of the first part, its successors and assigns, shall have the right to use, enjoy and occupy the said demised premises, subject only to the possession, rights, interests, privileges, easements, servitudes and hereditaments herein given and granted to the party of the second part, and for such purpose and purposes, and in such manner as shall not in any way interfere with the full, free and complete exercise and enjoyment by the said party of the second part of the said possession, rights, interests, privileges, easements, servitudes, and hereditaments, and that said party of the second part at the expiration and termination of its right to occupy and possess the said demised premises in whole or in part as hereinbefore expressed, will quit and surrender the said premises in whole or in part as the case may be, subject nevertheless to the right already reserved to the party of the second part in the foregoing ELEVENTH article hereof to remove from said premises, and from any portion thereof, within a reasonable time, any and all tubings, casings, rigs, pipes, machinery, telephone lines, and any and all other appliances and structures or whatever nature owned by it or placed by it upon said premises, or any part thereof.

          All and singular the grants, covenants and agreements herein contained and made by and on behalf of party of the first part shall be and are covenants running with the land in favor of the party of the second part, and binding upon and against the party of the first part, and its successors in interest, in, of, to and respecting said demised premises.

          All of the provisions, covenants, agreements and stipulations herein contained, by which either one of the parties hereto is bound, shall in like manner be binding upon the successors and assigns of the party so bound; and those which are for the benefit of either of the parties shall in like manner inure to the benefit of the successors and assigns of the party so benefitted.

          IN WITNESS WHEREOF each one of the corporations, parties hereto, has on the day and year first above written, caused to be hereunto set its corporate name and its corporate seal to be affixed by its President and its Secretary thereunto duly authorized by a resolution of its

Board of Directors, copies of which resolutions, respectively designated Exhibit A and Exhibit B, are hereto annexed and hereby referred to and by reference made a part hereof.

UNION OIL COMPANY OF CALIFORNIA

BY_(Signed) Lyman Stewart _________
Its President.

(SEAL)

BY ____” ____ W. A. Carney _________
Its Secretary.

SHEET 1 OF 1 SHEETS

EXHIBIT "C"

AFFECTED AREA
RELOCATION CORRIDOR
INCIDENTAL GRADING AREA

LOT 16
"Phase I Vacated Property"
LOT 10
LOT "E"
LOT "D"
LOT 9
"Phase II Vacated Property"
LOT 20
VALENCIA AVE
SCALE: 1" = 200'

LEGEND

AFFECTED AREA
RELOCATION CORRIDOR
INCIDENTAL GRADING AREA

The Keith Companies TKC
Orange County Division 19 Technology Drive, Irvine CA 92618 (949) 923-6000

J.N. 13207.00.042 | DATE: 9/5/2003

Exhibit “D”

REPORT OF PROPERTY/WELL TRANSFER OR ACQUISITION
(To be completed by old and new operators)

Please complete and return this form to:
(date)
Division of Oil, Gas, and Geothermal Resources

Effective date of transfer / acquisition		, date of possession	,

	(date)		(if different)

, transferred

(old operator)

the following wells to

(new operator)

NOTE: Pursuant to Section 3202 of the Public Resources Code, before wells will be transferred, the new operator must provide proper bond coverage and well information for all transferred active, idle, and/or plugged and abandoned wells.

Well Designation	Field or County	Sec. T. R.	API Number

(if additional space is needed, use separate sheets.)

Legal description of the land where the well(s) is (are) located:

OLD OPERATOR	NEW OPERATOR

(operator name)	(operator name)

(address)	(address)

Phone ( )	Phone ( )

By	By

(signature) (date)	(signature) (date)

(printed name) (title)	(printed name) (title)

Note: By signing this form, both the old operator and the new operator certify that the new operator owns the mineral interest or holds a valid and effective lease giving the new operator the right to operate the well or wells being transferred.

EXHIBIT “E”

BILL OF SALE

          For valuable consideration, the receipt and adequacy of which is hereby acknowledged, AERA ENERGY LLC, A CALIFORNIA LIMITED LIABILITY COMPANY (“Transferor”), to the fullest extent legally permissible (and only to the extent legally permissible), hereby sells, assigns, transfers, grants, sets over and delivers unto NUEVO ENERGY COMPANY, A DELAWARE CORPORATION (“Transferee”), all of Transferor’s right, title, interest, estate, power and privilege in and to the title, interest, estate, power and privilege in and to (i) the wells listed on Attachment 1 (the “Wells”) and (ii) all of Transferor’s fixtures, equipment and personal property associated with the Wells and not retained by Transferor (the “Personalty”). THE WELLS AND THE PERSONALTY ARE CONVEYED IN “AS IS,” “WHERE IS” CONDITION, WITH ALL FAULTS AND DEFECTS, WITHOUT WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OF ANY KIND, INCLUDING WITHOUT LIMITATION, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, HABITABILITY, MERCHANTABILITY, SUITABILITY OR QUALITY.

          1.     Transferee warrants, represents and acknowledges it is hereby acquiring the Wells and Personalty based solely upon Transferee’s own independent investigations and inspections of the Wells and Personalty, and not in reliance on any information provided by Transferor or Transferor’s agents or contractors.

          2.     Transferee warrants, represents and acknowledges it is hereby acquiring the Wells and Personalty subject to and in satisfaction of the terms and conditions of that certain Oil Accommodation and Surface Development. Agreement dated September      , 2003 between the Transferor and Transferee.

          3.     This Bill of Sale shall bind and inure to the benefit of the parties and their respective successors, legal representatives and assigns.

          4.     This Bill of Sale may be executed in counterparts with the same force and effect as if the parties hereto had executed one instrument and each such counterpart shall constitute an original hereof.

          Executed and effective this        day of                      , 20    .

“TRANSFEROR” AERA ENERGY LLC	“TRANSFEREE” NUEVO ENERGY COMPANY

By:	By:

George B. Nilsen
Its:	Its: Vice President

ATTACHMENT 1

WELLS

     The following wells located in Section 8, Township 3 South, Range 9 West in Orange County, California, to-wit:

EXHIBIT “F”

Form for Relinquishment of Surface Rights to the Vacated Property

RECORDED AT THE REQUEST OF	)
AND WHEN RECORDED RETURN TO:	)
)
Aera Energy LLC	)
3030 Saturn Street, Suite 101)
Brea, CA 92821)
)

No Documentary Tax Due		Space above this line for
No Consideration Paid		Recorder’s use only

PARTIAL QUITCLAIM OF OIL & GAS LEASE

WHEREAS, By oil and gas lease dated February 26, 1901 and recorded at Book 2, Page 128 of the Lease Records of Orange County CA,, Union Oil Company, as Lessor, granted certain rights to Columbia Oil Producing Company, as Lessee (such lease and any memorandums or amendments thereto being hereafter collectively referred to as “Said Lease”); and

WHEREAS, Aera Energy LLC, a California limited liability company (hereinafter called “Aera”) is the owner and holder of Said Lease as successor in interest to Columbia Oil Producing Company; and

WHEREAS, Aera desires to quitclaim and relinquish certain rights to occupy a portion of the surface of Said Lease, subject to the terms, conditions and reservations set forth below.

NOW THEREFORE, for a valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Aera does hereby remise, release, and forever quitclaim unto the persons legally entitled thereto, as their interests may appear, the following interests in Said Lease,

The right to enter on or occupy that portion of Said Lease identified in the attached Exhibit “A” as the “Phase I Vacated Property”, from the surface of the earth down to an including a depth of Five Hundred Feet (500’), for any purpose other than those purposes explicitly reserved in this instrument. The area and depth described in this paragraph are referred to herein as the “Vacated Property”.

RESERVING unto Aera, its successors and assigns the following rights and privileges:

     (a)     other than the right to occupy the Vacated Property, the right to operate for, extract and sell any and all oil, gas, minerals, and other hydrocarbons by whatsoever name known, and all products derived from any of the foregoing that may be produced from beneath the Vacated Property pursuant to the terms of Said Lease below a depth of 500 feet below the finished grade of each portion of the Property (the “Oil, Gas & Minerals”),

     (b)     together with the right and easement (including the right to grant the same to others) to whipstock or directionally drill and mine from lands other than the Vacated Property, oil or gas wells, and for such whipstocked or directionally-drilled wells, tunnels, and shafts to pass through the Vacated Property at depths greater than 100 feet below finished grade, and to bottom such wells under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain, repair, deepen, and operate any such wells,

     (c)     except for the rights herein relinquished, all right, title and interest in and to privileges and benefits, express and implied, to explore for and produce the Oil Gas & Minerals under the terms of Said Lease,

     (d)     the right, but not the duty, to re-enter onto the Vacated Property and perform an investigation and remediation in accordance with applicable environmental laws in response to any assertion or claim that there exists on the Vacated Property any condition of the soil, surface waters, groundwaters that (i) requires investigatory, corrective or remedial measures, and/or (ii) comprises a basis for claims of and/or liabilities in respect of the ownership or operation of the Vacated Property. The agreed upon standard for any remediation shall be no more stringent that that which is required by applicable environmental laws and any government agency with jurisdiction to enforce such laws.

This Partial Quitclaim is granted pursuant to that certain “Oil Accommodation and Surface Development Agreement” dated September         , 2003 by and between Aera and Nuevo Energy Company.

This instrument is executed on this          day of            , 200   .

AERA ENERGY LLC

By:

Its:

STATE OF CALIFORNIA	:
:
COUNTY OF	:

          On         , before me,              , personally appeared                         of the Aera Energy LLC, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.

Notary Public

Exhibit “G” Form of Easement

RECORDED AT THE REQUEST OF	)
AND WHEN RECORDED RETURN TO:	)
)
AERA ENERGY LLC	)
3030 SATURN STREET, SUITE 101)
BREA, CA 92821)
)

Space above this line for
Recorder’s use only

UTILITY EASEMENT

FOR A GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, NUEVO ENERGY COMPANY (“Owner”) does hereby grant and convey to AERA ENERGY LLC (“Grantee”) and to its successors and assigns the following rights over a portion of that certain real property (the “Property”) legally described on Exhibit “A” attached hereto which is owned by Owner and located in Orange County California:

1.     Scope of Easement. A non-exclusive perpetual easement and right of way in, on, over, under, across and along the following described portions of the Property for the following described purposes (collectively referred to herein as the “Easement Rights”): Those certain four (4) strips of land legally described on Exhibit “B” attached hereto and graphically depicted on Exhibit “C” attached hereto (the “Easement Area”), for the purposes, from time to time, of constructing, using, operating, inspecting, maintaining, altering, repairing, replacing, reconstructing, inspecting, changing the size of and removing or abandoning in place facilities, including but not limited to: (i) up to four (4) underground pipelines for transmission of oil, natural gas, water, waste water, and sanitary sewer; (ii) pump stations; (iii) overhead electric power transmission lines and communication lines to the extent necessary to serve the pipelines and pump stations; (iv) an all-weather access and service road, and (v) all surface and subsurface equipment appurtenant, necessary or convenient to any of these purposes (collectively referred to herein as “Facilities”) on, in, over, under and through the Easement Area. The Facilities referred to herein do not include any existing facilities that may be present on the Property as of the date of this instrument. Grantee shall also have the right to clear and keep clear the Easement Area from all vegetation and debris, and to use such temporary working space within fifteen feet (15’) adjacent to the Easement Area as is reasonably required for the installation, removal or relocation of any of the Facilities. Provided however should Grantee not construct the Facilities for which this Easement is granted within the earlier of ten (10) years from the receipt of all final governmental approvals for that project currently designated Puente Hills, or twenty-five (25) years from the date hereof, or should Grantee fail to pay the consideration specified in Section 2 , this Easement shall be extinguished and Grantee shall promptly deliver a Quitclaim of all Easement Rights granted hereunder to Owner in recordable form.

2.     Consideration. In consideration of Owner granting to Grantee the rights contained herein, Grantee shall pay to Grantor the following consideration: (i) Fifteen Thousand Dollars ($15,000.00) upon execution of this easement; and, (ii) One Hundred Thousand Dollars ($100,000.00) at such time as Grantee submits the Construction Notice, as defined in Section 4 below.

3.     Rights of Ingress and Egress. The rights of ingress, egress, and access to, from in, over, across and through the Easement Area in order to enjoy the Easement shall be along the route designated by Owner and acceptable to Grantee in Grantee’s reasonable discretion.

4.     Construction Notice. Not less than 90 days prior to commencing construction of any Facilities, Grantee shall notify Owner in writing of the proposed alignment of the Facilities (the “Construction Notice”), which shall be located along a single continuous route anywhere within the strips of land described in Exhibit B. The Construction Notice shall include drawings showing the detailed proposed design for the facilities and will allow Owner a thirty (30) day period in which to comment on the proposed design. Grantee shall use commercially reasonable efforts to accommodate Owner’s reasonable requests for design modifications to reduce impacts to ongoing oil operations, housing development or grading operations. Within 30 days after construction is actually commenced, as evidenced by trenching for pipelines, Grantee shall execute and deliver to Owner a recordable quitclaim of the Easement Rights pertaining to that portion of the Easement Area which is not included in the Construction Notice. Within a reasonable time after completion of construction, Grantee shall provide Owner with a set of “as built” drawings for the facility.

5.     Governmental Approvals and Regulations. The design, construction, installation, maintenance and repair of all facilities shall be in compliance with the Encumbrance Documents (as defined below) and with all applicable governmental requirements, rules and regulations.

6.     Relocation of Facilities. In the event that Owner wishes to relocate any Facilities installed within the Easement Area subsequent to the execution date of this Easement, Grantee shall, following not less than ninety (90) days written notice from Owner, relocate the Facilities to an alternate location on the Property, which alternate location shall be represented by the recorded “Replacement Easement” (as defined below). Such alternate location shall be provided by Owner at no cost to Grantee and shall be acceptable to Grantee in Grantee’s reasonable discretion. Owner shall be solely responsible for the payment to Grantee of all reasonable “Relocation Costs” including without limitation the cost of abandoning the existing Facilities and designing, engineering, permitting, bonds, labor and material for the relocated Facilities. Upon the completion of the relocation of the Facilities and the receipt of payment of all Relocation Costs, Grantee shall execute, in recordable form, a quitclaim deed for that portion of the Easement Area so vacated. Concurrently with Owner’s delivery to Grantee of a request for Grantee to relocate all or any of the Facilities, Owner shall present to Grantee an easement document covering the relocation area (the “Replacement Easement”) which shall be identical in all material respects to this Utility Easement.

7.     Limitations on Use of Surface Area. Grantee’s use of the Easement Area is expressly subject to the terms, conditions, and limitations specified in the documents listed in Exhibit “D” (the “Encumbrance Documents”). Owner represents and warrants that Owner has not granted and, to its knowledge, is not aware of any restrictions or limitations to the use of the Easement Area other than those that are contained in Encumbrance Documents or otherwise disclosed on Exhibit “D”. Owner agrees not to erect, place, construct or maintain, or permit the erection, placement, construction or maintenance of any permanent building or similar above-ground structure within the Easement Area. Owner further agrees not to plant or allow the planting of any landscaping within the Easement Area without the prior written consent of the Grantee. Grantee shall at all times have the right to clear and keep clear the Easement Area of all growth and vegetation that may limit, endanger or interfere with any of the rights and privileges herein granted.

8.     Runs With the Land. The easement granted herein shall run with the land and the benefits and burdens herein created shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties hereto. The rights and easements herein granted shall be assignable together or separately, in whole or in part to any successor in interest to Grantee’s Brea area real estate or oil & gas operations, or to any public or private utility having jurisdiction over any of the Facilities. Owner shall disclose the existence of this easement in writing to Owner’s successors and assigns, and shall explicitly recite this easement in writing in any future transfer, assignment, or encumbrance documents

9.     Grantee shall exercise the rights herein granted in such manner as to interfere as little as may be practicable with Owner’s use and enjoyment of the Easement Area. All work performed by Grantee shall be in a workmanlike manner consistent with the approved design, exercising all due caution and safety in enjoyment of the rights granted hereunder.

10.     Grantee shall coordinate and fully cooperate with Owner’s contractors and shall make all reasonable efforts to accommodate Owner’s construction schedule in connection with Owner’s construction and any reconstruction of all or any part of improvements to be made or made by Owner on or about the Easement Area. In performing any work in the Easement Area, Grantee, its employees, agents and contractors shall observe the following:

          10.1 Grantee shall provide Owner with not less than seventy-two (72) hours’ advance written notice (which may be given by facsimile transmission or otherwise) of the intention of Grantee, its employees, agents or contractors to perform work in the Easement Area, specifying the purpose, location and anticipated period of time required for the work. Grantee shall comply with such reasonable requests regarding Grantee’s work as Owner may timely make in response to Grantee’s notice.

          10.2 Grantee, its employees, agents and contractors will perform all work in the Easement Area between the hours of 6:00 a.m. and 700 p.m. unless Owner has granted its consent to the performance of work at another time.

          10.3 Unless the work to be performed in the Easement Area requires construction or demolition, including the cutting of asphalt and/or excavation of soil, the foregoing restrictions shall not apply to work which may be performed by Grantee’s employees, agents and contractors in a period of thirty (30) minutes or less in any twenty-four (24) hour period.

          10.4 None of the foregoing restrictions shall apply in the event of an emergency.

          10.5 Grantee shall at all times secure Grantee’s work so that the Easement Area and surrounding areas are safe from pedestrian and vehicular traffic and shall maintain and require the contractors to maintain customary insurance contracts naming Owner as an additional insured.

          10.6 Grantee shall maintain the surface of the Easement Area in a manner consistent with the Encumbrance Documents and all applicable laws and regulations.

11. Operations and Maintenance All improvements hereafter installed in the Easement Area shall be buried not less than three (3) feet from the finished surface of the Easement Area except for roads and manholes, which shall be flush with the ground surface, power lines and pump stations. All such improvements shall be installed, operated, maintained and repaired in accordance with all applicable laws, rules and regulations. Grantee shall have the right to install a maximum of two (2) pump stations above the surface of the Easement Area. The Easement Area shall be expanded to include an additional pad area of up to twenty five feet by forty feet (25’x 40’) to accommodate each pump station required, which additional pad area shall be provided by Owner at no additional charge. Proposals for any pump station shall be subject to the Construction Notice provisions of Section 4. If required by Owner, all pump stations shall at be aesthetically screened at Grantee’s expense.

12. Repairs. Grantee shall, at Grantee’s sole cost and expense, timely restore to their prior condition or better, any and all improvements in, on and under the Easement Area, which are damaged or destroyed by Grantee, or its employees or agents. In the event that all such damaged or destroyed improvements are not fully restored within (i) Sixty (60) business days following written notice from Owner or (ii) the substantial completion of Grantee’s work, whichever is later, Owner shall have the right to make all such repairs and reconstruction at Grantee’s sole cost and expense and should Grantee not fully reimburse Owner for all of Owner’s necessary and reasonable costs and expenses so incurred within thirty (30) days following Owner’s delivery of an invoice and reasonably supporting back-up data, the amount demanded shall bear interest at the Bank of America National Association’s prime (reference) rate of interest but in any event not in excess of the maximum rate of interest which can be charged by non-exempt lenders in business related transactions in the State of California.

13. Prior Rights, Taxes. Owner grants this easement subject only to any and all covenants, conditions, restrictions, reservations, easements, rights, rights-of-way, encumbrances and other matters which are of record or are disclosed on Exhibit “D”. Grantee shall be responsible for and pay any and all taxes, assessments, fees and levies which arise out of or are attributable to Grantee’s ownership interest or rights in the easement and any Facility constructed by or on behalf of Grantee under the Easement Area. The foregoing is not intended to cause Grantee to pay Owner’s real property taxes which are not related to the value or existence of the Facilities.

15. Indemnity. The rights granted herein shall be reasonably exercised by Grantee, and Grantee shall indemnify, defend and hold harmless Owner from all risks, claims demands or causes of action for any damage, injury, death, disease, loss, cost, expense, claim, action, penalty, fine and damage or destruction to property, both real and personal, incurred or made by Grantee and/or Owner, their respective employees, agents, representatives, contractors, or any third party, including governmental agencies, which results from Grantee’s and its employees’, agents’ and contractors’ use or enjoyment of the Easement Area and/or from the Facilities placed in the ground, except to the extent arising from the gross negligence or willful misconduct of Owner or its employees, agents, contractors or representatives.

16. Notices. Any notice required to be given or delivered to any party shall be deemed to have been received when personally delivered or seventy-two (72) hours following deposit of the same in any United States Post Office, registered or certified, postage prepaid, or upon confirmation of delivery by facsimile transmission, provided that delivery is made Monday through Friday, and prior to 1:00 p.m. on Friday, addressed as follows:

Owner:	Nuevo Energy Company 1021 Main Street, Suite 2100 Houston, TX 77002 Attention: David Leach Telephone: (713) 374-4802 Facsimile: (713) 374-4899

Grantee:	Aera Energy LLC 3030 Saturn Street, Suite 101 Brea, CA 92821 Attention: George L. Basye Telephone: (714) 577-9146 Facsimile: (714)577-9149

With a copy to:	Aera Energy LLC P.O. Box 11164 Bakersfield, CA 93389-1164 Attention: Coastal Asset/Land

       Each party may change its address or facsimile number for delivery of notice by delivering written notice of such change to the other party.

       IN WITNESS WHEREOF, this instrument is duly executed this    day of September, 2003.

OWNER:	GRANTEE:

NUEVO ENERGY COMPANY	AERA ENERGY LLC

By:	By:

David A. Leach	T.E. Enders
Its: Attorney-in-Fact	Its: Attorney-in-Fact

STATE OF CALIFORNIA	:
:
COUNTY OF ORANGE	:

          On             , before me,             , personally appeared David A. Leach, Attorney-in-Fact of the Nuevo Energy Company, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.

Notary Public

STATE OF CALIFORNIA	:
:
COUNTY OF KERN	:

          On             , before me,             , personally appeared T.E. Enders, Attorney-in-Fact of Aera Energy LLC, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.

Notary Public

Exhibit “H”

LAND DEVELOPMENT LICENSE AGREEMENT

     THIS LAND DEVELOPMENT LICENSE AGREEMENT (“Agreement”) is made as of September     , 2003, by and between Aera Energy LLC (“Aera”), and Nuevo Energy Company (“Licensee”).

RECITALS

     A. Aera is the owner of certain real property located in Orange County, California, more particularly described in Exhibit “A” to this Agreement (“Property”).

     B. Licensee is the owner of certain real property located in Orange County, California, which real property is adjacent to the Property and is more particularly described in Exhibit “B” to this Agreement (“Nuevo Property”).

     C. In connection with certain construction Licensee is performing or intends to perform on the Nuevo Property, Licensee desires to enter on the Property for the purposes hereinafter set forth.

     D. Aera is willing to permit Licensee to enter on the Property subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Licensee and Aera agree as follows:

     1. LICENSE

        1.01. Purposes. In connection with Licensee’s proposed grading and installation of land improvements on the Nuevo Property, Licensee intends to enter upon the Property pursuant to this Agreement for the following purposes only:

               (i) staking and prestaking activities in connection with grading, slope stabilization and mass excavation and related activities on the Nuevo Property;

               (ii) ingress to and egress from the Nuevo Property in connection with grading, slope stabilization and Licensee’s excavation activities on the Nuevo Property;

               (iii) ingress to and egress from the Nuevo Property for planting, maintenance and fuel modification of plants and vegetation on the Property and the Nuevo Property and related activities as approved by Aera and required by Governmental Authorities (as defined below) in connection with Licensee’s Work on the Nuevo Property;

               (iv) the possible construction of shear keys and toe key trenches on the Property in connection with grading activities on the Nuevo Property. The shear keys and toe key trenches may, to the extent permitted by and pursuant to the Work Plan (as defined below), be located partially on the Property; and

               (v) ingress and egress from the Nuevo Property for construction and maintenance of drainage and erosion control structures on the Nuevo Property

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               (vi) such other access and construction of such other improvements as may be necessary and advisable by Licensee and approved by Aera.

               (vii) Any remedial grading required in connection with grading activities on the Nuevo Property and set forth in the Work Plan

        The activities and work permitted to be performed by Licensee on the Property are referred to herein as the “Work.”

        1.02. Permit to Enter Premises. Aera hereby grants to Licensee a nonexclusive revocable license and permission to enter upon the Property for performance of the Work and for no other purpose, subject to Licensee’s strict compliance with all the terms of this Agreement and provided that the following conditions precedent have been met i) Licensee has delivered to Aera the deposits specified in Section 1.03, and ii) Licensee has received from Aera written notice (“Start Notice”) that the “Oil Accommodation Work” (defined in Section 1.03 below) has been completed or has otherwise been granted written permission to enter upon the Property as part of the Work Plan. The license shall continue for the period of time described in Section 6 below. Licensee shall use commercially reasonable efforts not to interfere with the use or enjoyment thereof by Aera or its representatives, employees, agents, independent contractors, or joint venture partners. Licensee shall not permit any other party, except Licensee’s duly authorized representatives, employees, agents, independent contractors, and any subcontractors of such independent contractors (collectively “Licensee’s Representatives”), to enter or use the Property during the term of this Agreement unless such entry or use is pursuant to the Work Plan (as defined below).

        1.03. Deposit and Payment for Oil Accommodation Work. Licensee will deliver to Aera notice of its intent to commence at least 150 days prior to actual grading operations on the Property together with its grading plan. Licensee shall remit to Aera a deposit of $20,000 at the same time as notice is given. The deposit shall be utilized by Aera to prepare engineering plans for the evaluation of any necessary relocation and demolition of certain oil field facilities and pipelines (“Oil Accommodation Work”) together with a commercially reasonable cost estimate and work schedule for performing such Oil Accommodation Work. The engineering evaluation shall reflect both pre-grading and post-grading Oil Accommodation Work. Aera will use commercially reasonable efforts to provide the cost estimate for the Oil Accommodation Work within 45 days of receipt of the aforementioned notice from Licensee. Licensee shall then remit to Aera the amount of such cost estimate, less any unspent funds from the initial deposit. Aera shall then use commercially reasonable efforts to perform its work such that all pre-grading Oil Accommodation Work is performed and completed prior to the commencement of grading operations. Once Licensee has completed its grading operations, Aera shall promptly commence and perform any post-grading Oil Accommodation Work, if any, in a diligent and commercially reasonable manner.

        1.04. Reconciliation of Oil Accommodation Work. The deposit made by Licensee for the Oil Accommodation Work represents an advance payment for the commercially reasonable estimated costs of such work and, except as may be expressly provided to the contrary herein, does not represent the limit of Licensee’s obligation to reimburse 100% of Aera’s actual costs for each operation performed. Aera will have the right to commingle any such deposit with Aera’s other cash assets. A final reconciliation will be performed within sixty (60) days after the completion of the Oil Accommodation Work based on actual invoices paid for such project. Aera will furnish Licensee with a cost summary detail report based upon actual charges for each such project and agrees to return any unspent portions of the deposit or, in the

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event of shortfall, Licensee agrees to pay any amount expended in excess of the deposit. In the event that either party does not pay the amount owed within thirty (30) days following receipt of written demand, the unpaid amount will bear interest at ten percent (10%) per annum, but in any event not in excess of the highest rate allowable by California law to be charged by non-exempt lenders in business related transactions, from the demand date until paid in full. At any time within 120 days after payment, Licensee shall have the right to audit Aera and its vendors’ records as to all costs paid by Licensee to Aera hereunder. Aera shall use good faith and commercially reasonable efforts to promptly respond to inquiries resulting from such audit. Both Aera and Licensee shall diligently and in good faith work to resolve any of such inquiries.

     2. SUPERVISION BY AERA REPRESENTATIVE.

        2.01. Aera Representative. Licensee acknowledges that all aspects of the Work must be carried out in accordance with the Work Plan and the Work Plan shall be subject to written approval of an Aera-appointed representative (“Aera Representative”). The Aera Representative shall at all times represent Aera and Aera’s interests with regard to the Work at the Property and may, in Aera’s discretion, represent Aera before any governmental or quasi-governmental agency, entity, department or regulatory authority (“Governmental Authority(ies)”) having or asserting jurisdiction over the Property or Work. Licensee acknowledges that Aera and/or the Aera Representative may perform certain tests on the Property or, with Licensee’s prior written approval, the Nuevo Property (including, without limitation, geologic and soil exploration, soils tests, compaction tests, and drainage tests) prior to or during the course of the Work to ensure that the Work is in accordance with the Work Plan. Aera shall use commercially reasonable efforts to minimize the delay, suspension or termination of the Work. Licensee and the Licensee Representatives shall reasonably cooperate with Aera and/or the Aera Representative in connection with such testing. If the Aera or the Aera Representative provides Licensee with notice that the Work materially deviates from the Work Plan or is not being performed in accordance with applicable code requirements or otherwise poses a potential danger to the human health or safety, oil operations, structures or improvements, including any future improvements, on or adjacent to the Property, and Licensee does not cure such deficiency within one (1) business day (or if more than one (1) business day is reasonably required to effectuate such cure, a reasonable time, provided Licensee has commenced to cure within such one (1) business day period an diligently pursues the cure thereafter) then Aera and/or Aera Representative shall have the right to order Licensee to immediately cease work . Such notice may be given orally provided that it is followed up in writing within one (1) business day. Upon any such suspension, Licensee and Aera shall use good faith efforts to agree upon a modification to the Work Plan so as to eliminate the hazardous condition, deviation from the Work Plan, or lack of compliance so that the Work can be recommenced in accordance with the modified Work Plan. Initially, the Aera Representative shall be Pacific Soils Engineering, Inc., 3002 Dow Avenue, Suite 514, Tustin, California 92780, Attention: Jim Castles (Phone: 714/730-2122, FAX: 714/730-5191). Aera may change the Aera Representative at any time upon five (5) days written notice to Licensee.

        2.02. Work Plan. No later than fifteen (15) business days prior to commencement of any portion of the Work at the Property, Licensee shall prepare and deliver to Aera and the Aera Representative, in writing, complete plans for the Work and time schedules for completion of the Work. Plans for the Work shall include, but not be limited to, the following:

               (i) Engineering plans and specifications;

               (ii) Grading plans;

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               (iii) Drainage plans;

               (iv) Geology and soils reports; and

               (v) Environmental mitigation and remediation plans, if required by law, regulation or any Governmental Authority (provided, however, any necessary mitigation and remediation for environmental matters shall be incorporated at the Nuevo Property without impact or liability to the Property).

          The time schedules of the Work shall include, but not be limited to, the following:

               (a) The anticipated date for obtaining all required Governmental Authority permits, consents, authorizations or approvals (including, without limitation, grading permits) required for the commencement and completion of the Work (“Approvals”);

               (b) The anticipated dates for completion and approval, respectively, of any environmental impact report, assessment or declaration required by law, regulation or any Governmental Authority related to the Property;

               (c) The anticipated date for completion of each major item of construction in connection with the Work, including but not limited to, remediation (including re-seeding and re-vegetation) of the Property.

          The Aera Representative shall respond to the proposed Work Plan within 10 business days and Licensee and Aera shall use good faith efforts to resolve any concerns any so the work can be commenced without delay.

          As used herein, the term “Work Plan” shall mean the plans for the Work and the Work time schedules, as approved in writing by the Aera Representative, and a detailed description of the activities to be conducted by the Aera Representative as agreed upon under Section 4.01 below.

        2.03. Work Product and Other Documentation. Licensee shall, at Licensee’s cost, deliver to the Aera Representative promptly upon preparation by Licensee or any Licensee Representative or upon receipt by Licensee or any Licensee Representative copies of documents, maps, plans or other written work product relating to the Work including, by way of example only, the following:

               (i) any and all applications, correspondence or other written communications to or from any Governmental Authority regarding any Approval with respect to the Work or any activities to be conducted at the Property pursuant to this Agreement;

               (ii) any and all site plans and surveys of the Nuevo Property which reflects any proposed or final edge conditions that relate to the Property or any portion thereof;

               (iii) any and all construction plans, geotechnical reports (including maps), soils reports, environmental audits, grading plan reviews, interim and final grading compaction reports, engineering data, studies, or other documents or written material pertaining to the Property (or any portion thereof) or the Work (or any portion thereof).

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        2.04. Submissions to Governmental Authority. Licensee shall not submit any correspondence, applications or written materials (including, without limitation, any interim or final geotechnical reports or compaction reports) to any Governmental Authority regarding the Work, the Property or any portion of either of the foregoing without the prior written consent of the Aera Representative. Licensee shall provide the Aera Representative (i) with at least ten (10) days’ prior notice of all public hearings before or public meetings with any Governmental Authority or with a representative of a Governmental Authority involving the Work, and (ii) with reasonable prior notice for all non-public meetings with any Governmental Authority or with a representative of a Governmental Authority involving the Work. In its capacity in representing the interests of Aera, the Aera Representative may, at Aera’s discretion, appear at any such public or non-public hearings or meetings and participate therein, but shall not oppose any action by Licensee so long such action is consistent with the Work Plan.

        2.05. Review of Work Plan. In order to permit the Aera Representative to have adequate current knowledge regarding the Work, Licensee shall, at a frequency to be agreed to as part of the Work Plan, deliver a written report to the Aera Representative of the current state of the Work and/or processing of applications or Approvals with Governmental Authorities as compared with the Work Plan. In addition, Licensee’s Representatives and the Aera Representative shall periodically review the Work Plan and, subject to the consent of the Aera Representative, Licensee may revise the Work Plan in light of current circumstances.

        2.06. Conditions to Entry Upon the Property. Licensee and/or the Licensee Representatives shall not enter onto the Property for any purpose other than in accordance with the time schedules in the Work Plan approved by the Aera Representative unless at least three (3) business day advance written or oral notice of such entry has been given to the Aera Representative, and neither Aera nor Aera’s Representative objects.

        2.07. Relationship of Aera and Licensee. Nothing contained in this Agreement, including without limitation the right of the Aera Representative to consent to the Work Plan, shall be deemed or construed to create a partnership, tenancy in common, joint tenancy, joint employer liability, joint venture or co-ownership by or between Aera and Licensee. Neither Aera now the Aera Representative shall in any way be responsible or liable for any of the obligations or duties of Licensee with respect to the Property or otherwise or Licensee’s performance of the Work or Work Plan. At all times consistent with the terms and provisions of this Agreement, Licensee shall be free to determine its own policies and practices in the conduct of its business and activities concerning the performance of the Work and the Work Plan.

     3. LICENSEE’S PERFORMANCE.

        3.01. Performing the Work. Licensee shall devote and shall cause each Licensee Representative to devote such time, effort and skill as may be necessary for the timely, safe, efficient and successful conduct in completion of the Work pursuant to the Work Plan. All Work performed at the Property by Licensee and/or any Licensee Representative shall be performed strictly in accordance with the Work Plan approved by the Aera Representative. Licensee shall not permit the use of the Property, or any part thereof, except in strict compliance with the provisions of this Agreement.

        3.02. Equipment at the Property. Licensee and Licensee’s Representatives shall not install or otherwise bring onto the Property any equipment or materials except during such time as such equipment is being actively used in connection with the performance of the Work or such materials are being incorporated into the Property pursuant to the terms of the Work

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Plan. Specifically, Licensee and/or the Licensee Representatives shall not store overnight or at any time equipment or materials at the Property.

        3.03. Maintenance and Condition of the Property. Licensee shall take such commercially reasonable actions as necessary to protect the Property from any potential danger to the human health or safety, oil operations, structures or improvements, including any future improvements, in connection with the Work. Licensee’s obligation in this regard shall extend to any other property [including, without limitation, any real property owned by Aera in the vicinity of the Property and any Aera oil field operations (including production capacity of such operations)] that may be affected by the Work. Licensee shall not create any drainage conditions that will adversely affect Aera’s property. Upon commencement of any portion of the Work at the Property, Licensee shall be responsible for maintaining the Property in a safe and non-hazardous condition, at its sole expense. Upon the earlier of (i) completion of the Work, (ii) termination or expiration of this Agreement, or (iii) Licensee’s departure from the Property other than upon completion of the Work, termination or expiration of this Agreement, or other shut-down or termination of the Work prior to completion thereof, Licensee shall perform or cause to be performed at its sole expense (a) the removal of any installations made to the Property by Licensee and/or the Licensee Representatives [except for those installations (such as erosion control or drainage systems) that pursuant to the Work Plan are intended to be permanent], and (b) all other repairing and restoration of the Property and adjoining property and any portion thereof (including but not limited to the removal of debris including excess soil) required to restore the Property and such adjoining property to at least as good a condition as existed prior to Licensee’s entry onto the Property subject to the portions of the Work which are intended by the Work Plan to be permanent.

        3.04. No Construction Without Permission. No structures or other improvement of any kind shall be constructed and no grading or moving of earth (including customary soils or subsoils, drainage or other engineering tests) shall be undertaken on the Property by Licensee or the Licensee Representatives except pursuant to the Work Plan. Approval or consent by the Aera Representative to the Work Plan shall not be deemed to constitute an approval of any architectural or engineering design or to be a representation or warranty by Aera or the Aera Representative as to the adequacy or sufficiency of the Work Plan or the improvements contemplated thereby for any use or purpose; but such approval or consent shall be nothing more than an approval of Aera and the Aera Representative as required hereunder in connection with Licensee’s performance of the Work. Aera, by the approval of the Aera Representative of the Work Plan, assumes no responsibility or liability for any defect in any improvements constructed, grading done or other activities undertaken on the basis of the Work Plan. All improvements made by Licensee or a Licensee Representative at the Property shall either become the sole property of Aera upon expiration or termination of this Agreement, subject to Licensee’s perpetual obligation to repair and maintain without the payment of any consideration to Licensee, or shall be removed by Licensee pursuant to the Work Plan.

        3.05. Government Regulations. Licensee shall comply and shall cause all Licensee’s Representatives to comply with all governmental laws, regulations, ordinances, codes and Approvals applicable to the Property and the Work. Licensee and all Licensee Representatives who enter upon the property pursuant to this Agreement do so at their own risk, and shall comply with any and all requirements contained in the Work Plan.

        3.06. Prohibited Activities. Licensee shall cause all Licensee Representatives to observe strict fire and smoking precautions. Such precautions shall include, by way of example only, the absolute prohibition of open fires, smoking in designated areas only and provision for

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safe disposal of smoking materials in such designated areas. Licensee shall prevent the bringing onto the Property of any explosives or explosive devices, hazardous waste, hazardous materials, hazardous substances, alcoholic beverages, drugs, contraband, controlled substances, firearms or other dangerous weapons and the procedures necessary to implement such prohibition shall be a component of the Work Plan.

        3.07. As-Built Plans. At the time agreed to as part of the Work Plan Licensee shall provide to the Aera Representative any “as-built” plans of the Work completed that may be obtained by Licensee, in its discretion. In addition, Licensee shall provide to the Aera Representative the Final Geotechnical Reports and Final Compaction Reports for the Work as submitted to the applicable Governmental Authorities together with all Governmental Authority approval forms and correspondence to or from such Governmental Authorities related to such Reports.

     4. WORK AND RELATED COSTS.

        4.01. Cost. The cost and expense of the Work and any and all related costs including, without limitation, the cost of obtaining and complying with the Approvals required for performance of the Work, shall be the sole responsibility of Licensee. Licensee shall reimburse to Aera, from time to time, for the actual out of pocket costs incurred by Aera for services rendered by the Aera Representative in connection with the Work and consistent with the Work Plan. Such reimbursement shall be remitted within fifteen (15) days after receipt by Licensee of a copy of the statement for such services from the Aera Representative. By way of example and not limitation, the Aera Representative activities at the Property may include periodic on-site monitoring and testing of the progress of the Work during the construction of the shear keys, toe key trenches, drainage and erosion control structures, and removal and recompaction of unsuitable materials in order to confirm that the progress and performance of the Work are in accordance with the Work Plan.

     4.02. Liens.

               (i) Licensee shall not suffer or permit to be enforced against the Property, or any part thereof, any mechanics’, materialmen’s, contractors’ or subcontractors’ liens or any claim for damage arising from the work or any construction, excavation, survey, tests, grading, restoration, replacement or improvement, performed by Licensee or a Licensee Representative. Licensee shall pay or cause to be paid all such liens or claims before any action is brought to enforce the same against the Property. Licensee expressly agrees to indemnify, defend (with counsel reasonably satisfactory to Aera) and hold Aera and the “Indemnitees” (defined in Section 4.05) and the Property free and harmless from all liability for any and all such liens and claims, together with reasonable attorneys’ fees and all costs and expenses in connection therewith.

               (ii) At Licensee’s option, Licensee shall: (i) provide to Aera a Standby Irrevocable Letter of Credit in form and content satisfactory to Aera issued by a U.S. Bank with a branch in Orange County, California, in an amount determined pursuant to the Work Plan; or (ii) or Licensee shall record its construction contracts, and shall obtain and record payment bonds, pursuant to Section 3235 of the California Civil Code and obtain performance bonds covering the Work in amounts, form and substance reasonably acceptable to Aera. Aera shall be named as co-obligee on all such bonds.

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               (iii) The requirements of Section 4.02 (ii) shall be waived for Licensee and for the Assignees expressly approved by Aera in Section 9.01.

        4.03. Lien Contest. Notwithstanding anything to the contrary set forth above, if Licensee shall in good faith contest the validity of any such lien or claim, then Licensee shall, at its expense, defend itself and Aera against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before any enforcement thereof against Aera or the Property. In such event and if Aera shall so require, Licensee shall procure and record or furnish to Aera a surety bond in accordance with California Civil Code Section 3143, a standby irrevocable letter of credit in a form reasonably satisfactory to Area or other acceptable security satisfactory to Aera in an amount at least equal to 150% of such contested lien or claim indemnifying Aera against liability for the same, and holding the Property free from the effect of any such lien or claim. Aera reserves the right at any time and from time to time to post and maintain on the Property, or any portion thereof or improvement thereon, such notices of nonresponsibility or otherwise as may be necessary to protect Aera against liability for all liens and claims.

        4.04. Aera Payment of Claims. Except for Licensee’s right to contest mechanics lien claims in the manner set forth in Section 4.03 above, whenever under any provision of this Agreement, Licensee shall be obligated to make any payment or expenditure, or to do any act or thing or to incur any liability whatsoever, if Licensee fails, or refuses or neglects to perform as herein required within ten (10) days of written request from Aera, then Aera shall be entitled but shall not be obligated to make any such payment or expenditure, or to do any such act or thing, or to incur any such liability, all on behalf of and at the cost under the account of Licensee. In such event the amount thereof shall be due and payable from Licensee to Aera upon demand. Any payments to be so made by Licensee to Aera, if not paid when due, shall bear interest from the respective dates of payment at ten percent (10%) per annum, but in any event, not in excess of the highest rate allowable by California law to be charged by non-exempt lenders in business related transactions, from the due date until paid in full by Licensee.

        4.05. Licensee’s Indemnification.

               (i) As a material part of the consideration for this Agreement, Licensee hereby agrees to indemnify, defend (with counsel reasonably satisfactory to Aera) and hold Aera and its agents, employees, officers, directors, members, affiliated companies, contractors, consultants, successors, assigns, and the Aera Representative (collectively “Indemnitees”) entirely harmless from and against any loss, damage, injury, casualty, suit, penalty, fine, lien, liability, claim, cost, or expense (including, but not limited to, attorneys’ fees, litigation costs including expert witness fees and costs, other costs of investigation and costs, and fees for appeal) of any kind or character arising from or caused by (i) any use of the Property or areas adjacent thereto by Licensee or a Licensee Representative, (ii) any act or omission of Licensee or a Licensee Representative, (iii) any bodily injury (including death), property damage and destruction, accident, fire, or other casualty on or about the Property or areas adjacent thereto arising out of any act or omission of Licensee or a Licensee Representative, (iv) any violation or alleged violation by Licensee or a Licensee Representative of any applicable law, ordinance, code, regulation or Approval, (v) any failure by Licensee or a Licensee Representative during the course of the Work to maintain the Property or areas adjacent thereto in a safe, clean, and sanitary condition, (vi) any loss or theft whatsoever of any property or anything placed or stored by Licensee or a Licensee Representative on or about the Property, (vii) any breach by Licensee of any provision of this Agreement, (viii) any damage or alleged damage to natural resources or any environmental medium arising out of any act or omission of Licensee or a

MP915501 – 8

Licensee Representative, (ix) any costs in removing Licensee or a Licensee Representative from the Property or restoring the same, and (x) the cost of compliance with any judicial or Governmental Authority order or decision arising out of any of the foregoing matters for which Licensee has agreed to indemnify the Indemnitees as provided in this Section 4.05.

               The foregoing indemnification obligation shall survive the expiration and termination of this Agreement and shall apply even though the indemnified event or occurrence arises from or is caused by the concurrent or contributory negligence (whether active or passive of any kind or nature) or fault of an Indemnitee; provided, however, such indemnification obligation shall not apply if the indemnified event or occurrence is caused by the gross negligence or willful misconduct of an Indemnitee.

               (ii) In addition to and not in limitation of Aera’s other rights and remedies under this Agreement, should Licensee fail within thirty (30) days of a written request from Aera to fulfill Licensee’s obligations under Section 4.05(i) above, then in any such case, the Indemnitees may, at their respective options, pay any Claim, or settle or discharge any Claim, or satisfy any judgment thereon. All costs, expenses and other sums incurred by the Indemnitees in connection therewith (including, but not limited to, reasonable attorneys’ fees and costs of litigation, investigation, expert witness fees and costs, and costs of appeal) shall be paid to the Indemnitees by Licensee within thirty (30) days following written demand and delivery of invoices, together with interest thereon at the rate established in Section 4.04 above from the date incurred or paid until repaid. Any default either in such initial failure to pay or subsequent repayment to the Indemnitees shall, at Aera’s option, constitute a breach under this Agreement.

     5. INSURANCE. During the term of this Agreement, Licensee shall maintain and cause all contractors entering on the Property to maintain the following kinds and amounts of insurance coverage:

        5.01. General Liability. A minimum of Three Million Dollars ($3,000,000) combined single limit per occurrence. Three Million Dollars ($3,000,000) combined single limit in the annual aggregate for bodily injury, property damage, personal injury and advertising injury. The coverage shall include contractual liability (including assumed liability for personal injury and advertising injury) broad form property damage liability, XCU (explosion, collapse and underground) coverages, products and completed operations coverage. Medical expense (medical payments) coverage shall be to the limits of the policy if Licensee is found legally liable for the incident. Defense costs shall apply in addition to the limit of liability. Coverage shall be provided on an occurrence form. Limits may be provided in a layered program (e.g. by means of primary and umbrella or excess liability policies.

        5.02. Automobile Liability. A minimum of One Million Dollars ($1,000,000) combined single limit per accident (without annual aggregate) for bodily injury and property damage. Defense costs shall apply in addition to the limit of liability. Coverage shall include contractual liability and shall apply to owned, hired and non-owned autos. Limits may be provided in a layered program (e.g. by means of primary and umbrella or excess liability policies).

        5.03. Workers’ Compensation and Employers’ Liability. Statutory workers’ compensation coverage as required by the State of California and employers’ liability limits of not less than One Million Dollars ($1,000,000) bodily injury by accident, One Million Dollars ($1,000,000) bodily injury by disease, and One Million Dollars ($1,000,000) bodily injury by disease each employee.

MP915501 – 9

        5.04. Builders’ Risk. During the term of the license from the date of the commencement of Licensee’s Work to the date upon which completion of the Work occurs, Licensee shall procure and maintain or cause to be procured and maintained builders’ risk insurance on the Work. The policies shall be written on an “all risk” or “special form” basis and shall include coverage for replacement cost, collapse, demolition, soft costs and increased costs of construction resulting from operations of building codes, laws or ordinance. Coverage shall apply to any construction scaffolding, temporary barricades and other construction equipment, supplies and materials, on site, off site and while in transit.

        5.05. Mandatory Insurance Provisions. Licensee’s insurance policies shall contain or be endorsed to contain.

               (i) With regard to general liability, automobile liability, umbrella and excess liability and pollution liability, if applicable, the following:

                    (a) A provision naming Aera Energy LLC as additional insured with respect to liability arising out of Licensee’s operations in and about the Property. The coverage shall contain no special limitations on the scope of protection afforded to Aera. For general liability coverages, the additional insured clause shall be no more restrictive than the coverage afforded by ISO Form No. CG 20 26 11 85 entitled “Additional Insured – Designated Person or Organization. For automobile liability coverages the additional insured clause shall be no more restrictive than ISO endorsement number CA 20 48 07 97 entitled “Designated Insured Endorsement”. Excess and umbrella liability policies may include following form additional insured provisions in lieu of specific endorsement language.

                    (b) A provision stating that the policy shall be primary and non- contributing with respect to claims covered thereby and any self-insurance program or separate insurance carried by Aera shall be excess and noncontributing with respect to such claims.

                    (c) A provision similar to the ISO “separation of insureds” provision or other commonly used “severability of interests” provisions. This provision shall apply the coverage separately to each insured (except with respect to the limits of liability).

                    (d) Language stating that any failure to comply with the reporting provisions of the policies shall not affect the coverage provided Aera.

                    (e) No cross suits exclusions.

               (ii) With regard to all coverages (i.e. general liability, automobile liability, umbrella and excess liability, workers’ compensation/employers liability, and any other required or voluntary insurance), the following:

                    (a) Licensee shall request that its insurance policies be properly endorsed, if necessary, to prevent the invalidation of said insurance by reason of the waiver. Licensee shall request that the documents evidencing insurance compliance acknowledge the waiver of subrogation or the insurer’s waiving of its right of recovery. In the case of workers’ compensation and employers’ liability insurance, Licensee shall specifically provide an endorsement from the insurer waiving its right of recovery against Aera.

                    (b) Each policy shall be endorsed to state the coverage shall not be cancelled, suspended, voided, allowed to expire or be reduced in coverage or limits (except by

MP915501 – 10

payment of losses thereunder) by any party, except after thirty (30) days’ prior written notice by certified mail, return receipt requested, has been given to Aera. Any notice of cancellation due to nonpayment of premium shall at a minimum comply with the requirement set forth by California law but in no event be less than ten (10) business days.

                    (c) The mailing address for all notices pertinent to these policies shall be sent to Aera at the addresses set forth herein for notices.

        5.06. Acceptability of Licensee’s Insurers. Insurance shall be placed with insurers licensed to do business and admitted in the state of California and having an A.M. Best Company (Best’s Key Rating Guide) rating of no less than A VII.

        5.07. Verification of Coverage.

               (i) At least ten (10) days prior to the commencement of or any Work for any purpose, Licensee shall furnish Aera with original certificates of insurance and original endorsements evidencing insurance coverage required herein. The certificates and endorsements for each insurance policy shall, by typed name, identify the person authorized by that insurer to bind the coverage on its behalf.

               (ii) Failure of Aera to request or receive complete or partial documents will not in any way waive Aera’s rights under this Agreement. Aera reserves the right to require complete, certified copies of all required insurance policies at any time. Failure to request such policies will not waive any rights or constitute an admission of any kind. Receipt of such certificates, endorsements or policies by Aera does not constitute approval as to their form or content.

        5.08. Waiver of Subrogation. Licensee hereby waives: (i) any rights of recovery against Aera for injury or loss to persons and to real and personal property, including loss or use thereof, covered by insurance, to the extent of the injury or loss covered thereby; and (ii) on behalf of its insurance companies, any right of subrogation that it may have against Aera. Any policies of insurance which Licensee obtains hereunder shall include a clause or endorsement denying the insurer any right or subrogation against Aera.

        5.09. Contractors’ Insurance Requirements. Licensee shall require its contractors to provide evidence of insurance. All coverages for each such contractor or other party shall be subject to all of the requirements stated in Section 5.01, 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, except as follows:

               (i) General Liability. Limits for general liability for any general contractors engaged in construction shall be for a minimum limit of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence per project, and Two Million Dollars ($2,000,000) combined single limit in the annual aggregate for bodily injury, property damage, personal injury and disability injury.

               (ii) Automobile Liability. Limits for automobile liability for any general contractors engaged in construction shall be for a minimum limit of not less than One Million Dollars ($1,000,000) per accident without annual aggregate.

MP915501 – 11

        5.010. Blanket Policy. Any policy required by the provisions of this Section     may be made a part of a blanket policy of insurance so long as such blanket policy contains all of the provisions required herein and does not reduce the coverage or impair Aera’s rights.

        5.011. Professional Liability. Engineers shall provide professional liability coverage for performance of professional services at limits not less than One Million Dollars ($1,000,000) per claim and Three Million Dollars ($3,000,000) in the annual aggregate. Such coverage shall be on an “occurrence” basis; or, if on a “claims made” basis shall be retroactive to the earliest of the date they commence work or services with respect to the Property or the date of their contract with Licensee. Such coverage shall be maintained for a minimum of ten years following final acceptance of the work.

     6. WORK COMMENCEMENT, TERMINATION AND REMEDIES

        6.01. Commencement. Licensee shall not commence or cause to be commenced the actual performance of the Work at the Property unless and until: (i) Aera has received the insurance certificates; (ii) the Work Plan has been approved by Aera and all Approvals have been obtained; and (iii) copies of approvals have been delivered to Aera Representative.

        6.02. Termination. The right of entry and other rights granted to Licensee by this Agreement shall, at Aera’s option, terminate immediately upon the occurrence of any one of the following events:

               (i) The failure of Licensee to obtain or maintain by Licensee, all necessary Approvals from all Governmental authorities to commence and complete the Work, or

               (ii) Failure by Licensee to commence the Work by June 1, 2006, or

               (iii) The lapse of any insurance required under Article 5, or

               (iv) Completion of the Work and the filing of the geotechnical and engineering certificates with the appropriate Governmental Authority.

        6.03. Breach by Licensee. Except as provided in Section 6.02, if Licensee shall be in breach of any of its obligations under this Agreement and should Licensee fail to cure such breach within thirty (30) days of a written notice from Aera or the Aera Representative specifying the nature of such breach (or if a longer period of time would reasonably be required to effectuate such cure, a reasonable period of time so long as Licensee shall have commenced cure within the 30 day period and diligently pursues such cure thereafter), Aera shall have the right to terminate the rights of entry and other rights granted to Licensee under this Agreement by written notice to Licensee.

        6.04. Remedies. Licensee acknowledges that this Agreement is solely an agreement in the nature of a license and that Licensee has no rights as an owner, purchaser or tenant by virtue thereof. In the event of termination hereof due to a breach or threatened breach by Licensee of any provision hereunder, Aera may re-enter and take exclusive possession of the Property and remove all persons or things therefrom, without legal process to the maximum extent permitted by law, or by such legal process as Aera may deem appropriate. Aera may also seek any other remedy available at law or in equity, including but not limited to a suit for damages for any breach or noncompliance herewith, including failure to complete any work commenced and costs to repair and/or replace any defective work and/or work not performed in

MP915501 - 12

strict conformance with the Work Plan, or an action for specific performance or injunction. All remedies provided herein or by law or equity shall be cumulative and not exclusive.

        6.05. Quitclaim. Upon termination of this Agreement pursuant to Section 6.02, Licensee shall promptly issue a recordable quitclaim of all of its rights hereunder to Aera.

     7. AERA INSPECTION

        Aera and the Aera Representative and their respective representatives, employees, agents or independent contractors, shall (a) on reasonable prior notice, be entitled to enter and inspect the Property, the Work or any portion thereof at any time and from time to time and (b) shall use commercially reasonable efforts to not disturb or interfere with the progress of the Work

     8. NOTICES

        8.01. Except as otherwise provided herein, all notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered, or sent by registered or certified mail, postage prepaid, return receipt requested, or overnight courier, or telecopy and shall be deemed received upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice, (b) if mailed, four (4) business days after the date of posting by the United States Post Office, (c) if given by overnight courier, upon receipt by the person to receive such notice, or (d) if sent by telecopy, when sent. Any notice or communication sent by telecopy must also be sent within two (2) business days after transmission of the telecopy by United States Mail in accordance with the foregoing.

If to Aera:	Aera Energy LLC
3030 Saturn Street, Suite 101
Brea, CA 92821
Attn: Vice President - Fee Lands
Telecopy: (714) 577-9149

With a copy to:	Donfeld, Kelley & Rollman
11845 West Olympic Blvd., Suite 1245
Los Angeles, CA 90064
Attn: Jeffrey Donfeld, Esq.
Telecopy: (310)312-8014

If to the Aera	Pacific Soils Engineering, Inc.
Representative:	10653 Progress Way
Cypress, CA 90630
Attn: Jim Castles
Telecopy: 714/220-9589

With a copy to:	Aera Energy LLC
3030 Saturn St, Suite 101
Brea, CA 92821
Attn: Vice President - Fee Lands
Telecopy: 714/577-9149

If to Licensee:	Nuevo Energy Company

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Attn: David Leach
1021 Main Street, Suite 2100
Houston TX 77002
Telecopy: (713)374-4899

Notice of change of address shall be given by written notice in the manner detailed in this Section. Rejection or other refusal to accept shall be deemed to constitute receipt of the notice or communication sent.

     9. MISCELLANEOUS

        9.01. Assignment and Modification. This Agreement may not be modified except by a written instrument executed by the parties hereto. Any assignment, transfer or conveyance of this Agreement, or any part hereof, or any right or duty created herein, will not be effective until and unless the assigning party has delivered notice of the transfer to the non-assigning party together with a document executed by the assignee expressly assuming all obligations of the assigning party under this Agreement. If requested by the non-assigning party, assignor and assignee will provide reasonable financial assurances to ensure that assignee is financially able to perform all the obligations of this Agreement. Notwithstanding the foregoing, prior approval is hereby granted by Aera of an assignment hereunder by Licensee of all or any part of its rights, title and interests under this Agreement to Shea Homes Limited Partnership or to a limited liability company or other affiliated entity in which Shea Homes Limited Partnership owns no less than a fifty one percent (51%) interest. Such approval shall not constitute a novation of this Agreement, and Licensee shall remain secondarily liable in the event that the assignee does not perform as herein provided.

        9.02. Further Assistance. From time to time, each party will execute and deliver such further instruments and will take such other action as any other party reasonably may request in order to discharge and perform their obligations and agreements hereunder.

        9.03. Form of Documents. All instruments, certificates and other documents to be executed and delivered under this Agreement by any party to the other party shall be in a form reasonably satisfactory to the other party.

        9.04. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and, to the extent permitted hereunder, assigns of the parties.

        9.05. Entire Agreement. Except as provided herein, this Agreement is the entire agreement between the parties with respect to the subject matter hereof, and all prior negotiations, representations or agreements between the parties are merged into this Agreement. Recitals set forth at the beginning of this Agreement and the Exhibits attached hereto are incorporated herein by this reference.

        9.06. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

        9.07. Recording. This Agreement shall not be recorded, however a memorandum of this Agreement shall be recorded in the Official Records of Orange County. Failure to record this Agreement or a memorandum shall not affect the validity of the terms and conditions herein specified.

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        9.08. Section Headings. The various section headings are inserted for convenience of reference only, and shall not affect the meaning or interpretation of this Agreement or any section thereof.

        9.09. Calendar Days; Close of Business. Unless the context otherwise requires, all periods terminating on a given day, period of days, or date shall terminate at 5:00 p.m. Pacific Time on that day or date and references to “days” shall refer to calendar days. All periods of time referred to in this Agreement shall include Saturdays, Sundays and California State and national holidays; provided that if the last date to perform any act or give a notice with respect to this Agreement shall fall on a Saturday, Sunday or California State or national holiday, such act or notice shall be timely performed or given on or before the next succeeding day which is not a Saturday, Sunday or California State or national holiday. Notwithstanding the foregoing, all periods of time in this Agreement referring to “business days” shall not include Saturdays, Sundays, California State or national holidays.

        9.010. Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions or portions thereof, shall not be affected thereby.

        9.011. Consent. Except as expressly provided elsewhere in this Agreement, i) whenever the consent of either party is sought under this Agreement, such consent shall not be unreasonably withheld, conditioned or delayed, and ii) if no response is given within the longer of ten (10) business days after receipt of written request, then consent shall be deemed to have been granted.

        IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first above written.

“Licensee”	“Aera”

Nuevo Energy Company	Aera Energy LLC
a Delaware Corporation	A California Limited Liability Company

By:	By:

David A. Leach	Van N. Schultz

Its: Attorney-in-Fact	Its: Vice President – SD&I

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Exhibit “I”
Encumbrance Documents

The Encumbrance Documents are contained in a separate binder furnished by Nuevo entitled “Compendium of Approved Documents. November 19. 2002”. The Encumbrance Documents are enumerated as follows

     1. Program Text for the Tonner Hills Planned Community dated November 19, 2002, adopted by Ordinance No. 02-010 of the Orange County Board of Supervisors.

     2. Tonner Hills Area Plan dated October 16, 2002, adopted by Resolution No. 02- 10 of the Orange County Planning Commission.

     3. Tonner Hills Development Agreement dated November 19, 2002 and recorded as document #2003000171873 of the Official Records of Orange County, California.

     4. Tonner Hills Environmental Impact Report No. 581 and Mitigation Monitoring and Reporting Plan, certified November 19, 2002, by Resolution No. 02-366 of the Orange County Board of Supervisors.

     5. US Army Corps of Engineers “Provisional Permit” No. 199916501-DPS, dated March 18, 2003.

     6. Formal Section 7 Consultation and Biological Opinion (FWS-OR-2347.5) dated December 31, 2002 from the US Fish & Wildlife Service, Carlsbad office.

     7. Streambed Alteration Agreement No. R5-2002-0114 issued by the State of California Department of Fish & Game on August 26, 2003.

12/4/03

EXHIBIT “P”

CORPORATE PAYMENT AND PERFORMANCE GUARANTY

     This CORPORATE PAYMENT AND PERFORMANCE GUARANTY (“Guarantee” or Guaranty”) is made as of                   , 2003, by SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership (“Shea”) and STANDARD PACIFIC CORP. (“Standard”), a Delaware corporation (collectively referred to herein as “Guarantor”), in favor of NUEVO ENERGY COMPANY, a Delaware corporation (“Nuevo”), and its successors and assigns, and all their affiliates, members and partners (and their members and partners), directors, officers, employees, shareholders, agents and representatives (collectively and individually in each case, “Beneficiary” or “Beneficiaries”). Capitalized terms used but not defined herein shall have the respective meanings attributed to them in the Agreement to which this Guaranty is attached as Exhibit “P.”

Recitals

     WHEREAS, Nuevo, as Seller, and Tonner Hills SSP, LLC, a Delaware limited liability company and Tonner Hills 680 LLC, a Delaware limited liability company, as Buyer (collectively “Developer”) have entered into a Purchase and Sale Agreement for the sale of the surface fee interest in approximately 810 acres located in the sphere of influence of the City of Brea, County of Orange, California (“Shea PSA”);

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     WHEREAS, Developer has agreed in the Shea PSA, among other matters, to pay the Additional Purchase Price and to assume, undertake and discharge the Obligations (defined in Section 5.30 of the Shea PSA).

     WHEREAS, Guarantor, who will obtain substantial direct and indirect benefit from the transactions contemplated by the Shea PSA, now wishes, among other things, unconditionally and irrevocably to guarantee (a) the proper performance of all the Obligations of Developer, (including all defense and indemnity obligations that are part of the Obligations) granted by Developer in favor of Nuevo, and (b) the timely payment of the Additional Purchase Price as provided for in the Shea PSA, in such a manner as to ensure that Guarantor’s responsibilities, duties and obligations under this Guaranty are independent of the responsibilities, duties and obligations of Developer being guaranteed (“Original Matters”) and that this Guaranty will survive, on its own terms, in the event the Original Matters are rendered void by operation of law, in spite of non-payment or non-performance. Such matters set forth as (a) and (b) in the preceding sentence are hereinafter referred to as “Guaranteed Obligations.”

     NOW, THEREFORE, (a) in consideration of the Recitals set forth above, (b) to satisfy certain provisions in the Shea PSA, (c) as a material inducement to Nuevo to enter into the Shea PSA, including the Subordination Agreement described therein at Exhibit “K,” and (d) as further assurance to Nuevo of the performance by Developer of the Guaranteed Obligations, Guarantor agrees as follows:

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Agreements

     1. Guarantee. Guarantor hereby absolutely, unconditionally and irrevocably guarantees Beneficiaries the payment and performance by Developer of all of the Guaranteed Obligations whether absolute or contingent or now or hereafter existing or due or to become due (including in all cases all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), or the operation of Section 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)), and agrees to indemnify and hold harmless each Beneficiary from any and all costs and expenses (including but not limited to reasonable counsel fees, court costs and expenses) incurred by such Beneficiary as a result of Developer failure to perform the Guaranteed Obligations, after the expiration of all notice and cure periods available to Developer under the Mineral PAPA.

     2. Waivers. Guarantor hereby expressly waives, to the maximum extent permitted by law, (i) promptness, diligence, presentment, notice of acceptance, demand for payment or performance, and any other notice with respect to any of the Guaranteed Obligations, (ii) any right to require that any Beneficiary enforce its rights or remedies against Developer, other than the notice requirements in the Mineral PAPA, (iii) each and every right to which it may be entitled by virtue of any applicable suretyship and (iv) the filing of claims with a court in the event of the insolvency or bankruptcy. Guarantor acknowledges and agrees that its obligations to the Beneficiaries under this Guaranty are separate and distinct from Developer’s obligations to the Beneficiaries under Shea PSA, as hereinafter defined.

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     3. Representations and Warranties. Guarantor hereby represents and warrants to the Beneficiaries, as of the date hereof, as follows:

        (a) Developer is an affiliate of Guarantor.

        (b) Shea is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California. Shea has all necessary power and authority (i) to conduct its business and own its properties and (ii) to execute and deliver this Guaranty and to perform all of its obligations hereunder. The execution, delivery and performance of this Guaranty by Shea has been duly and validly authorized by all requisite action on the part of Shea.

        (c) Standard is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Standard has all necessary power and authority (i) to conduct its business and own its properties and (ii) to execute and deliver this Guaranty and to perform all of its obligations hereunder. The execution, delivery and performance of this Guaranty by Standard has been duly and validly authorized by all requisite action on the part of Standard.

        (d) This Guaranty has been duly executed and delivered on behalf of Guarantor, and this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, subject, however, to

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bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally and, with regard to any equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending.

        (e) The making and performance by Guarantor of this Guaranty does not (i) violate any provision of law or any rule, regulation, order, writ, judgment, decree or determination currently in effect having applicability to Guarantor or Guarantor’s articles of incorporation, bylaws or other governing documents, or (ii) result in a breach of or constitute a default under any agreement to which Guarantor is a party or by which Guarantor is currently bound or affected; and all consents or approvals under such agreements and instruments necessary to permit the valid execution, delivery and performance by Guarantor of this Guaranty have been obtained.

        (f) Guarantor has received copies of the Shea PSA, has read the Shea PSA, has reviewed the Shea PSA with its counsel and understands the terms of the Shea PSA.

     4. Nature of Guaranty. This Guaranty constitutes a guaranty of performance obligations and is the joint and several liability of each party constituting Guarantor. Guarantor specifically agrees that it shall not be necessary or required that any Beneficiary exercise any right, assert any claim or demand or enforce any remedy whatsoever against Developer, either before or as a condition to the obligations of Guarantor hereunder; provided that Guarantor shall have the benefit of and the right to assert any defenses against the claims of any Beneficiary which are available to Developer and which would have also been available to Guarantor if

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Guarantor had been in the same contractual position as Developer under the relevant Shea PSA, other than (i) defenses arising from the insolvency, reorganization or bankruptcy of Developer, (ii) defenses expressly waived in this Guaranty and (iii) defenses previously asserted by Developer against such claims to the extent such defenses have been finally resolved in a Beneficiary’s favor by a court of last resort.

     5. Unconditional Obligations. The obligations of Guarantor under this Guaranty shall be continuing, absolute, unconditional and irrevocable, and shall not be affected by (i) any lack of validity, legality or enforceability of the Shea PSA or any other agreement or instrument relating thereto, (ii) the modification, amendment or termination of the Shea PSA, (iii) any change in the beneficial ownership of or interests in Guarantor or Developer, (iv) any regulatory change or other governmental action, (v) the dissolution or termination of Developer, (vi) any indulgence, compromise, settlement or release which may be given to Developer by any of the Beneficiaries, and (vii) any failure, omission or delay to enforce, assert or exercise any right, power, or remedy conferred by this Guaranty. Specifically, Beneficiary may perform any of the following acts at any time without notice to or consent of Guarantor and without in any way releasing, affecting or impairing any of Guarantor’s obligations or liabilities under this Guaranty: (a) alter, modify or amend the Shea PSA by agreement or course of conduct or performance or dealings; (b) assign or otherwise transfer its interests in the Shea PSA, any property which is the subject of the Shea PSA or this Guaranty, in each case, however, subject to any restrictions on assignment or transfer set forth in the Shea PSA; and (c) consent to any transfer or assignment of Guarantor’s interest under the Shea PSA.

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     6. Rescinded Payments. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations (in whole or in part) is rescinded or must otherwise be returned by the Beneficiary for any reason, including the insolvency, bankruptcy or reorganization of Developer or otherwise, all as though such payment had not been made, and, in such event, Guarantor will pay to the Beneficiary an amount equal to any such payment that has been rescinded or returned. The provisions of this Section 6 will survive any release or termination of this Guaranty. If and to the extent that Guarantor makes any payment to the Beneficiary or to any other Person pursuant to or in respect of this Guaranty, any claim which Guarantor may have against Developer by reason thereof shall be subject and subordinate to the prior indefeasible payment in full in cash of the Guaranteed Obligations that require the payment of money.

     7. Affirmative Covenants. Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, unperformed or otherwise outstanding, Guarantor shall, unless Beneficiary otherwise consents in writing:

        (a) not merge or consolidate with any partnership, limited liability company, corporation or other entity or sell or otherwise dispose of all or substantially all of its assets to any individual, partnership, limited liability company, corporation or other entity (a “Person”) unless the succeeding entity assumes all obligations of Guarantor;

        (b) preserve and maintain, and cause Developer to preserve and maintain, its existence, rights (charter and statutory) and franchises in the jurisdiction of its formation,

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and qualify and remain qualified, in good standing as a foreign partnership in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises and qualification would materially adversely affect the interests of any of the Beneficiaries under this Guaranty, or the ability of Guarantor to perform its obligations under this Guaranty, or of Developer to perform its obligations under the Shea PSA; and

        (c) not, directly or indirectly, institute or commence against Developer, join any other Person in, directly or indirectly, instituting or commencing against Developer, or authorize any trustee or other Person acting on its behalf or on behalf of others to, directly or indirectly, institute or commence against Developer, any bankruptcy, reorganization, debt arrangement, insolvency, dissolution, winding up or liquidation proceeding or other case or proceeding, under any bankruptcy, insolvency, reorganization, receivership or similar law or any creditors’ rights, law or pursuant to any creditors’ rights claim or otherwise pursuant to any law of any applicable jurisdiction (including any suit on a sworn account, suit on a debt, or suit or payment of any kind), in each case, at any time during the period from the date of this Guaranty to the date which is one year and one day after the date the Guaranteed Obligations are satisfied in full. Guarantor’s obligations under this Section shall survive the termination of this Guaranty.

     8. Amendments. No release or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the party against whom such waiver, release or consent is to be

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enforced. This Guaranty may not be amended except by written agreement signed by Guarantor and Beneficiary.

     9. Notices. All notices, consents, requests, demands, instructions, approvals and other communications permitted or required to be given hereunder shall be validly given or made only if in writing and (a) personally delivered, (b) delivered and confirmed by telecopier or like facsimile transmission service, (c) delivered by United Parcel Service, Federal Express or other reputable overnight courier delivery service or (d) deposited in the United States mail, first class, postage prepaid, certified or registered, return receipt requested, addressed as follows:

If to the Guarantor, to:

Shea Homes Limited Partnership
603 S. Valencia Avenue
Brea, California 92822-1509
Attn: Alan Toffoli
Facsimile: (714) 792-3505
Phone: (714) 792 2504

With a copy to:

Standard Pacific Corp.
15326 Alton Parkway
Irvine, California 92618
Attn: Orange County Division President
Facsimile: (949) 789-1708
Phone: (949) 789-1600

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With a copy to:

Landmark Law Group LLP
10350 Santa Monica Boulevard
Suite 295
Los Angeles, California 90025
Attn: Gulwinder S. Singh, Esq.
Facsimile: (310) 300-2310
Phone: (310) 300-2300

If to Nuevo, to:

1021 Main Street, Suite 1200
Houston, TX 77002
Attention: Bruce K. Murchison
Facsimile: (713) 374-4897
Phone: (713) 374-4880

or to such other place within the United States of America as any party may designate as to itself by written notice to the other party. All notices given by personal delivery or mail shall be effective on the date of actual receipt at the appropriate address. Notice given by telecopy shall be effective upon actual receipt if received during recipient’s normal business hours or at the beginning of the next business day after receipt if received after the recipient’s normal business hours.

     10. No Waiver; Cumulative Rights and Remedies. No failure on the part of any Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof, or the exercise of any other right. Each of the rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law or in any other agreements.

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     11. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISION THEREOF.

     12. Continuing Guaranty. The obligations of Guarantor under this Guaranty shall be continuing and (i), subject to Section 15 below, remain in full force and effect until indefeasible payment and performance in full of the Guaranteed Obligations, (ii) be binding upon Guarantor and its corporate successors, and (iii) inure to the benefit of and be enforceable by the Beneficiaries and their respective heirs, legal representatives, successors and assigns which are permitted successors and assigns pursuant to the terms of the Shea PSA.

     13. Jurisdiction. THE PARTIES AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN ORANGE COUNTY, CALIFORNIA, IN CONNECTION WITH ANY ACTION OR OTHER PROCEEDING RELATING TO THIS GUARANTY. EACH PARTY IRREVOCABLY WAIVES AND AGREES NOT TO MAKE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OF ANY SUCH COURT OR TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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     14. Third Party Beneficiaries. Guarantor hereby acknowledges and agrees that each Beneficiary is an express third party beneficiary of this Guaranty and shall have the same rights to enforce this Guaranty against Guarantor as if it were a party hereto.

     15. Release from Guaranty. At such time that all Final Acceptances by Operator under the Mineral PAPA have been given and received as required therein, and no claims have been tendered under this Guaranty that remain unsatisfied, the Guarantor shall be released from this Guaranty and all the Guaranteed Obligations. Upon written request by Guarantor, Beneficiary shall provide a release within fifteen business days thereof.

          Notwithstanding the foregoing, this Guaranty shall not be released but shall remain in full force and effect and Guarantor shall be obligated hereunder for so long as a claim has been tendered under this Guaranty which has not been satisfied, or a claim has been made against Developer which, if not properly discharged, would also constitute a Guaranteed Obligation.

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     IN WITNESS WHEREOF, the parties hereto have executed this Guaranty effective as of the day and year first above written.

Guarantor

Brea Tonner Ltd., by its General Partner

SHEA HOMES LIMITED PARTNERSHIP, a
California limited partnership

By: J. F. Shea LLC, a Delaware limited
liability company, its General Partner

By:

Name:

Title:

By:

Name:

Title:

STANDARD PACIFIC CORP., a
Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

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State of

County of

     This instrument was acknowledged before me on                           , 2003 by                            as                            of                           .

Notary Public’s Signature

State of

County of

This instrument was acknowledged before me on                           , 2003 by                            as                            of                           .

Notary Public’s Signature

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EXHIBIT Q

     List of Unrecorded Contracts, Agreements, Easements and Licenses

Contracts

     (1) The Commercial Lease and Agreement between Nuevo Energy Company, as Lessor, and Brea Green Recycling, Inc., as Lessee, dated February 1, 1997;

     (2) The Letter Agreement between Haynes Apiaries and Union Oil Company of California dated December 29, 1992, as amended;

     (3) The Easement Agreement for Storm Drain Improvement between Nuevo Energy Company and Brea Olinda Venture L. L. C. dated November 3, 2000,

     (4) Asset Purchase Agreement dated February 16, 1996 by and among Union Oil Company of California, Union California Pipeline Company and Nuevo Energy Company, to the extent previously described in the Agreement, INSOFAR AND ONLY INSOFAR AS SAID ASSET PURCHASE AGREEMENT PERTAINS TO THE LAND, AND NOT THE OIL ASSETS UNDERLYING THE LAND;

     (5) Acquisition and Settlement Agreement entered into as of July 23, 2002, by and between Union Oil Company of California and Nuevo, together with all subsequent agreements required thereunder, insofar as such Acquisition and Settlement Agreement pertains to the Land; and

     (6) Acquisition Agreement entered into July 29, 2002, by and between Union Oil Company of California and Nuevo, together with all subsequent agreements required thereunder, insofar as such Acquisition Agreement pertains to the Land.

Additional Contracts, Licenses, Easements and Agreements

1.	Memorandum of Understanding between Nuevo, County of Orange and City of Brea dated December 10, 2002.

2.	Impact Mitigation Agreement between Brea Olinda Unified School District and Nuevo dated as of October 28, 2002.

3.	Oil Accommodation and Surface Development Agreement between Nuevo and Aera Energy LLC (“Aera”) dated September 9, 2003, to the extent described in the Agreement at Section 5.36.

4.	Utility Easement between Nuevo and Aera dated September 9, 2003, which shall be recorded by Aera in its sole discretion, subject to the provisions of Section 5.36 in the Agreement.

Exhibit “Q”

5.	Land Development License Agreement (Aera to Nuevo) and Memorandum of Land Development License Agreement between Nuevo and Aera dated September 9, 2003. (The Memorandum shall be recorded by Nuevo in its sole discretion.)

6.	Land Development License Agreement (Nuevo to Aera) and Memorandum of Land Development License Agreement between Nuevo and Aera dated September 9, 2003. (The Memorandum shall be recorded in Aera’s sole discretion.)

7.	Letter Agreement Concerning License Rights executed by Nuevo, Aera and Blacksand Energy Partners, L.P. (“Blacksand”) dated September 9, 2003.

8.	Land Development License Agreement between Nuevo, Aera and Blacksand dated September 9, 2003 and Memorandum to Land Development License Agreement between Nuevo and Aera dated September 9, 2003, which Memorandum shall be recorded in Aera’s sole discretion.

9.	License Agreement between Nuevo and Aera dated September 9, 2003.

10.	License Agreement between Nuevo and W B Scott Investment Company dated April 7, 1925.

11.	Consent Agreement between Nuevo and Shell Oil Company dated July 10, 1951.

12.	Agreement between Nuevo and General Petroleum dated February 17, 1939.

13.	Permit between Nuevo and Orange County Flood Control District dated August 10, 1962.

14.	Amended Easement between Nuevo and Secretary of the Army dated July 20, 1994.

15.	Water Line Agreement between Union Oil Company of California and Thompson Drilling Company dated March 29, 1988, as amended.

16.	Brea Canon Oil Company to General Petroleum Corporation dated May 1921.

17.	Master Services Agreement dated June 17, 2003 by and between Nuevo Energy Company, as Client and Tetra Tech, Inc., as Contractor (Technical Support for Remediation Services).

Contracts Relating to Entitlement Efforts at Tonner Hills

1.	Letter Agreements dated March 19, 2001 and October 1, 2002, by and between Deborah Linn Associates and Nuevo.

2.	Contract dated February 8, 2001, by and between Culbertson, Adams & Associates and Nuevo, as amended by letter dated July 16, 2002.

3.	Proposal dated June 18, 2002, from Earth Consultants International to Nuevo.

Exhibit “Q”

4.	Professional Service Agreement dated April 17, 2001, by and between The Keith Companies, Inc. and Nuevo.

5.	Professional Services Agreement dated June 15, 1998, by and between QST Environmental, Inc. and Nuevo, as amended February 27, 2002.

Contracts Relating to Revegetation Efforts at Tonner Hills

1.	Contract Agreement dated September 10, 2003 by and between Nuevo Energy Company, as Client and Nature’s Image, Inc., as Contractor (82 Acre Revegetation).

2.	Contract Agreement dated September 10, 2003 by and between Nuevo Energy Company, as Client and Nature’s Image, Inc., as Contractor (14 Acre Revegetation).

3.	Contract Agreement dated September 10, 2003 by and between Nuevo Energy Company, as Client and Nature’s Image, Inc., as Contractor (20 Acre Revegetation).

Exhibit “Q”

REDLINE REVISION: 11-24-03

AGREEMENT

EXHIBIT “R”

PAYMENT AND PERFORMANCE AGREEMENT

(OPTION B)

DESCRIPTION		PAGE NO.
ATTACHMENT “1”	LEGAL DESCRIPTION OF LAND
ATTACHMENT “2”	SHEA PAPA TRUST DEED
ATTACHMENT “3”	TH680 PAPA TRUST DEED
ATTACHMENT “4”	MINERAL PAPA
ATTACHMENT “5”	LIST OF ENGINEERING FIRMS
ATTACHMENT “6”	BREA FIELD DEVELOPMENT ACCOMMODATION AGREEMENT

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PAYMENT AND PERFORMANCE AGREEMENT

               This Payment and Performance Agreement (“PAPA”) is made this              day of                         , 2003, by and between NUEVO ENERGY COMPANY, a Delaware corporation (“Nuevo”) and SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership, and TONNER HILLS 680 LLC, a Delaware limited liability company (collectively, “Developer”). Nuevo and Developer are hereinafter individually or collectively referred to as a “Party” or the “Parties.”

PREAMBLE:

     A. Concurrently herewith, Developer has acquired from Nuevo that certain real property located in Orange County, California, more particularly described on Attachment “1” which is appended hereto and incorporated herein by this reference (“Property,” “Parcel” or “Land”).

     B. In accordance with the Purchase and Sale Agreement, of even date herewith, pursuant to which Developer acquired the Land (“Agreement” or “PSA”), the Parties are setting forth herein certain (i) obligations of Nuevo and Developer regarding the Programs (defined below in Section 2) and (ii) provisions for payments Developer is obligated to make to Nuevo.

     C. As described herein, Nuevo assumes certain specified obligations with respect to each of the Programs, and Developer expressly assumes other specific obligations as well as all obligations with respect to the Programs not specified as Nuevo’s responsibility.

               NOW, THEREFORE, in consideration of the PREAMBLE, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including without limitation the conveyance of the Land to Developer by Nuevo, the Parties hereby covenant and agree as follows:

               1. Definitions. Unless otherwise expressly provided herein, the following words and phrases when used in this PAPA shall have the following meanings; all terms not specifically defined herein shall have the meaning prescribed for them in the Agreement or elsewhere in the Development Documents.

                    1.1 Agreement. “Agreement” or “PSA” shall mean that certain agreement described in Paragraph “B” of the Preamble to this PAPA.

                    1.2 BlackSand Development Declaration. “Development Declaration” shall mean that certain Declaration of Development Covenants, Conditions and Restrictions encumbering the Land dated and filed of record February 28, 2003 as Instrument No. 2003000226057 in the Official Records of Orange County, California.

                    1.3 BlackSand Program. “BlackSand Program” has the meaning set forth in Section 2.4.

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                    1.4 BlackSand PSA. “BlackSand PSA” shall mean that certain Purchase and Sale Agreement between Nuevo and BlackSand dated February 28, 2003 (“BlackSand PSA”). Developer acknowledges that it has a copy of the BlackSand PSA together with all exhibits thereto. The terms “Property Minerals” and “Property Interests” as used in this PAPA are defined in the BlackSand PSA.

                    1.5 Bulk Sale. “Bulk Sale” has the meaning given in Section 6.5 hereof.

                    1.6 CDOGGR. CDOGGR shall mean the California Department of Conservation, Division of Oil, Gas and Geothermal Resources.

                    1.7 Community Facilities. “Community Facilities” shall mean all real property and the improvements constructed thereon to be owned in fee or easement by a Master Association or any Association, membership in which is appurtenant to the ownership of Homes, for the common use and enjoyment of the members of such associations.

                    1.8 Development Areas. “Development Areas” shall have the meaning prescribed in Section 1.1.10 of the Agreement.

                    1.9 Development Declaration. “Development Declaration” shall mean that certain Declaration of Development Covenants, Conditions and Restrictions attached to the Agreement as Exhibit I.

                    1.10 Development Documents. “Development Documents” shall have the meaning prescribed in Section 1.1.11 of the Agreement.

                    1.11 Development Reimbursement Monies. “Development Reimbursement Monies” shall have the meaning prescribed in Section 1.1.12 of the PSA.

                    1.12 Exempt Sale. “Exempt Sale” shall mean the sale of a Home (at the close of escrow thereof and recordation of the deed of conveyance) in the ordinary course of business to a member of the home purchasing public pursuant to a Final Subdivision Public Report (“Report”) issued by the California Department of Real Estate or otherwise, if no such Report is required.

                    1.13 Home. “Home” shall mean that portion of the Land which is a residential unit (including a condominium unit) or an unimproved or improved lot (“paper lot,” “blue top,” “finished” or other) which Developer (including its Affiliates) sells in the ordinary course of its business to a member of the public pursuant to a report for the Property issued by the California Department of Real Estate, or otherwise if no report is required.

                    1.14 Lessee. “Lessee” shall mean Aera Energy LLC as the Lessee of the Minerals described in that certain Oil and Gas Lease, as amended, dated February 26, 1901, and recorded in Book 2, Page 128 of the Official Records of Orange County, California.

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                    1.15 Mineral PAPA. “Mineral PAPA” shall mean that Mineral Payment and Performance Agreement between Nuevo and BlackSand Partners, L.P. dated February 28, 2003. The Mineral PAPA is attached hereto as Attachment “5.”

                    1.16 Operator. Operator shall mean BlackSand Partners, L.P. as the owner of the Minerals and party to the Mineral PAPA or BlackSand Partners, L.P.’s. successor in ownership and obligation under the Mineral PAPA.

                    1.17 PAPA Trust Deed. “PAPA Trust Deed” or “PAPA TD” shall mean collectively that certain deed of trust securing this PAPA and other obligations specified therein in the form of Attachment “2” (individually, the “Shea PAPA Trust Deed”) and Attachment “3” (individually, the “TH680 Trust Deed”) which are appended hereto and incorporated herein by this reference. The PAPA Trust Deed shall be recorded as described in the Escrow Instructions.

                    1.18 Parcel. “Parcel,” “Property” or “Land” shall have that meaning set out in Section 1.1.32 of the Agreement.

                    1.19 Park. “Park” shall mean that portion of the Development Areas designated as Wildcatter Park insofar as Wildcatter Park overlays that certain Oil and Gas Lease described in Section 1.6, as more specifically depicted on the Level A Final Map for the Tonner Hills Project.

                    1.20 Programs. “Programs” shall refer collectively to the Aera Program, the Permit Program, the Hover Program and, to the extent not expressly excluded, the BlackSand Program, each of which shall have the meaning set forth in Section 2 of this PAPA.

                    1.21 Transfer. “Transfer” shall have the meaning given in Section 1.1.54 of the Agreement.

                    1.22 Unavoidable Delay. “Unavoidable Delay” shall mean any prevention, delay or stoppage in the completion of a Party’s work as defined herein caused by fire, explosion, unavailability or breakdown of machinery or equipment or by acts of God, war, riot, civil insurrection, terrorism, labor disputes, inability to obtain labor or materials or reasonable substitutes therefore, any order, regulation, request or recommendation of a Governmental Agency, other similar matters or causes beyond the reasonable control of the responsible party other than for the payment of money; provided however, that nothing in this Section shall excuse the performance of any act rendered difficult solely because of the financial condition of a Party.

               2. Programs.

                    2.1 Aera Program. Nuevo has entered into an Oil Accommodation and Surface Development Agreement with Aera Energy LLC (“Aera Agreement”), a copy of which has been provided to Developer, under which (a) certain wells within the Park shall be shut-in, plugged and abandoned in accordance with the requirements of CDOGGR, (b) certain other wells shall be temporarily shut-in and accommodated to those

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standards established for well accommodation within the Development Areas as more particularly described in the Mineral PAPA that is Exhibit I to the Mineral Agreement; (c) certain pipeline and facilities shall be relocated by Aera within a relocation corridor (“Relocation Corridor”) and other surface facilities shall be removed, and (d) other activities shall be performed, all as more particularly set out in the Aera Agreement. Such activities are collectively referred to as the “Aera Program.”

                         2.1.1 Responsibilities for Aera Program. Both Nuevo and Developer hereby assume and agree to perform certain obligations and responsibilities contained in the Aera Agreement or related to the Aera Program. A description of such obligations, associated notices and time schedules are more particularly set out in the Aera Agreement and herein. The following table designates the tasks which each party hereby assumes the responsibility for performance:

Responsible Party	Task Found At	Task Number	Task
Nuevo	Aera Sec 1.1	1	Notice to Aera to shut down specified wells.

Developer	Aera Sec 1 .2	2	Notice to Aera to shut down Columbia #17 Well.

Nuevo	Aera Sec 1.5 & 1.6	3	Execution of instruments accepting responsibility for applicable wells and filing Quitclaim and Report of Well Transfer (“Transfer Documents”).

Nuevo	Aera Sec 1.7	4	Acceptance of responsibility and control from Aera of Task No. 1 Wells and equipment affected by the transfer, future costs, indemnification and release provisions, except as to Columbia #17 Well, until Final Acceptance hereunder.

Developer	Aera Sec 1 .7	5	Same as Task 4 insofar as same applies to Columbia #17 Well.

Developer	PAPA Sec 2.1.10	6	With respect to Columbia #23, 59 and 69 Wells, Developer shall execute Transfer Documents accepting responsibility for the wells simultaneous with Nuevo’ s execution of Transfer Documents. With respect to wells under Task 1 and Columbia #70 Well, Developer shall execute Transfer Documents upon Final Acceptance.

Nuevo as to all Wells except Columbia #17 Well	Aera Sec 1 .8	7	No right to produce applicable transferred Wells. Plug and abandon Wells.

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Responsible Party	Task Found At	Task Number	Task
Developer as to Columbia #17 Well and all Wells after Final Acceptance	PAPA Sec. 2.1.10 Aera l.8	8	No right to produce transferred Wells. Plug and abandon Wells.

Nuevo	Aera Sec 2.1	9	Preparation and submittal to Aera of engineering plan and design specifications for Columbia #27 Well.

Nuevo	Aera Sec 2.2	10	Payment to Aera for its portion of estimated Columbia #27 Well costs.

Nuevo	Aera Sec 2.3	11	Except as provided under Task 12, perform accommodation work for Colombia #27 Well not performed by Aera.

Developer	Aera Sec 2.3	12	Compaction of access road, fencing, security and aesthetic screening for Columbia #27 Well.

Nuevo	Aera Sec 2.4	13	Responsibility of (i) Wellbore or conductor casing damage caused by Nuevo, and (ii) excess downtime of wells to be returned to production cause by Nuevo.

Developer	Aera Sec 2.4	14	Task 13 (ii)Developer liable for excess downtime caused by Developer.

Developer	Aera Sec 2.5	15	Additional operations costs required as a result of the Encumbrance Documents.

Nuevo	Aera Sec 3.1	16	$30,000 deposit payment to Aera. Review and comment on plans to relocate Major Utilities and Minor Utilities into Relocation Corridor.

Developer	Aera Sec 3.2	17	Grade Relocation Corridor to within two (2) feet of final grade and preparation required to receive Major Utilities.

Nuevo	Aera Sec 3.3	18	Notice to Aera to remove steam generators. Make payment of $30,000 to Aera.

Nuevo	Aera Sec 4.1 PAPA Sec 2.1. 5	19	Remediate oil impacted soils under Task 7 & 11 . Name Aera as an additional Insured as any environmental policy as to Affected Area.

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Responsible Party	Task Found At	Task Number	Task
Developer	Aera Sec 4.1 PAPA Sec 2.1.5	20	All remediation other than Task 19 within Affected Area.

Developer	Aera Sec 4.1	21	Remediation necessary to plug Columbia #17 Well (if plugged pursuant to Aera Program). Name Aera as an Additionally Insured on any environmental policy Developer acquires as to Affected Area.

Developer	Aera Sec 4.2	22	Other than for Task 19 environmental remediation, additional assessments and work within Affected Area to be performed at no cost to Aera.

Developer	Aera Sec 4.4	23	Duties to Aera if additional grading is required outside of the Affected Area.

Nuevo	Aera Sec 5.1 and 5.2	24	Provide and pay for required security fencing, aprons and gates while plugging or accommodating wells that are Nuevo’s responsibility under Tasks numbered 7 and 11. Submit plans to Aera for review and comment relating to foregoing.

Developer	Aera Sec 5.1 and 5.2	25	Provide and pay for all fencing, gates, aprons and grades other than as required by Task Number 24. Submit plans to Aera for review and comment relating to foregoing.

Nuevo	Aera Sec 6	26	Enter into Utility Easement

Nuevo	Aera Sec 7	27	Amend existing licenses

Nuevo	Aera Sec 8	28	Enter into reciprocal grading licenses

                         2.1.2 Party Performance. Nuevo shall undertake the performance of those tasks and activities specifically designated herein as Nuevo’s responsibility. Developer shall undertake all tasks and activities under the Aera Agreement and in this PAPA that are not expressly assumed by Nuevo.

                         2.1.3 Commencement of Aera Program. With regard to the Tasks that are Nuevo’s responsibility, upon thirty days prior written notice from Developer, Nuevo shall (i) provide notice to Aera (accompanied by deposit or payment if so required) to commence those tasks and activities which are Aera’s express responsibility under the Aera Agreement and which are not conditioned upon the occurrence of a specified event, (ii) provide notice to Aera (accompanied by deposit or payment if so required) to commence those tasks and activities upon the occurrence of specified events if Aera’s performance is contingent upon such occurrence, (iii) commence its performance of activities associated with those tasks that are Nuevo’s responsibility.

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                         2.1.4 Removal of Surface Facilities and Subsurface Pipelines. After transfer of the wells to Nuevo from Aera, as set forth in Section 2.1.1 above, and prior to commencement of grading operations, each wellhead impacted by the grading will be surveyed and marked by Nuevo one (1) time only and Developer will inspect and approve the markings. After inspection and approval of the well markings, Developer will be responsible for grading around the well casings without damaging them. Upon approval of the well markings, Developer shall proceed with grading in a timely manner and be responsible to pay, and shall be solely liable for any and all damage to any wells caused by Developer’s grading operations.

                         2.1.5 Remediation Responsibilities. With respect to the Aera Program, Nuevo shall be responsible for remediation and clean-up of any crude oil impacted soil attributable to the wells to be abandoned within the Park. Developer shall be fully responsible for all other remediation and clean-up activity of any kind or character, including but not limited to funding, implementing and completing all environmental testing, assessment, remediation, monitoring, reporting or other requirements with respect to all other environmental (including Hazardous Materials as defined in the Agreement), crude oil or oil well production impacts.

                         2.1.6 On-Site Representative. Nuevo and Developer shall each have the right to have representatives on-site at the time wells are abandoned or accommodated, before the grading begins and during the grading operations on the Parcel to observe such operations. Developer agrees to give Nuevo fifteen (15) days notice prior to commencement of grading to allow each to arrange to have a representative on-site.

                         2.1.7 Well Abandonment and Accommodation. As part of the Aera Program, Nuevo will relocate below the surface of the grade the operating wellhead for Columbia #27 Well. Developer shall be responsible for and shall install screening devices and other improvements as if such well were accommodated in the Development Areas under the Mineral PAPA. In addition, at Nuevo’s cost, Nuevo shall plug and abandon Wells 42, 58, 64, 66, 70, 73 and 75 lying within the Park and Well 28 located outside of the Park, but within the area subject to the oil and gas lease under which Aera Energy LLC is Lessee. Such wells shall be abandoned to the same standards as those wells abandoned within the Development Areas.

                         2.1.8 Developer Grading. Developer shall perform grading operations in a manner consistent with its obligations in the Mineral PAPA including but not limited to compliance with permits and the Development Documents, preparing and designing plans consistent therewith, providing appropriate notices, assuming responsibility for all remediation activity not assumed by Nuevo, accommodation of unidentified wells and preparing and submitting all required reports. In addition, Developer shall -be responsible for all costs and expenses that result from damages to wells or facilities or injury to persons or property caused by Developer’s grading operations.

                         2.1.9 Aera Scope of Work. Among other matters, Aera is responsible under the Aera Agreement for the preparation and development of certain engineering plans and the relocation and removal of certain facilities and equipment. To the extent that Nuevo has not assigned the Aera Agreement in its entirety to Developer and Developer incurs damages as a result of Aera’s failure to perform, Nuevo shall use good faith and commercially reasonable efforts to secure Aera’s timely performance, but shall not be liable to Developer for Aera’s failure to timely perform. At Developer’s request, Nuevo shall assign to

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Developer any rights it has under the Aera Agreement necessary to assert a claim against Aera resulting from an alleged breach or failure to perform by Aera. With regard to such claim by Developer, Nuevo shall have no obligation or responsibility to participate in such lawsuit or action, except to the extent that such participation is legally required in order for Developer to assert a claim. Nuevo shall reasonably cooperate with Developer and such cooperation or participation, as a party or otherwise, shall be at the cost and expense of Developer and Nuevo shall be indemnified from Losses resulting therefrom as provided in the Agreement. Nuevo makes no warranty or representation and shall have no liability for the outcome thereof or damages awarded therein.

                         2.1.10 Aera Program Final Acceptance. Upon delivery of Transfer Documents from Aera to Nuevo for Columbia #23, #59, and #69 wells, Final Acceptance shall be deemed to occur by Developer. For other wells, on a well-by-well basis, Nuevo shall notify Developer in writing that it has completed the abandonment or modification of each of the wells specified in Section 2.1.1. With respect to wells to be abandoned, Nuevo shall not provide such notice to Developer until it has submitted to CDOGGR the required summary and well report (“Report”). Within ten days of such notice, Developer shall conduct a final inspection of such abandoned or accommodated well and shall advise Nuevo in writing within ten days thereafter of acceptance of the work (“Final Acceptance”). Should Developer fail to inspect the well within the time period specified, such well shall be deemed accepted. Should Developer inspect the well and, in the exercise of its reasonable commercial judgment, deem such work to be substantially incomplete, it shall notify Nuevo in writing within such ten day period after the inspection specifying any unresolved items and the actions that Developer believes are reasonably necessary to gain Final Acceptance. Should CDOGGR reject the Report and request additional well abandonment work, Final Acceptance shall be deemed rejected and Nuevo, at its cost and expense, shall undertake those additional actions specified by CDOGGR. Upon completion of such additional work, Nuevo shall submit its notice to Developer and the parties shall follow the procedures set out herein for securing Final Acceptance. If the parties cannot resolve any item for which acceptance is requested, such unresolved item shall be submitted to arbitration in accordance with the Agreement. Upon Final Acceptance, Nuevo shall transfer such wells to Developer who shall execute Transfer Documents removing Nuevo as the record operator. Upon Final Acceptance, Developer shall be deemed to have accepted full and complete responsibility and control of the abandoned wells and equipment, if any, affected by the transfer and Nuevo shall be expressly relieved from further responsibility as set out in Section 3.5. In no event will Developer, or its successors and assigns reenter or activate any abandoned or idled well.

                    2.2 Permit Program. Nuevo shall perform all activities required by the Habitat Mitigation and Monitoring Plan (“Restoration Plan”) with respect to the PA-7 Habitat Restoration Area, the approximate 20-acre PA-4 Habitat Restoration Area and the remaining 87 acres of additional habitat restoration (“Remainder Habitat Restoration Area”). Collectively, such activities are referred to as the “Permit Program.”

                         2.2.1 Permit Program Implementation. With respect to the Permit Program, Nuevo shall continue to use commercially reasonable efforts to complete the program in a timely manner consistent with the Restoration Plan. Upon completion of the Permit Program with respect to the PA-4 Habitat Restoration Area, Nuevo shall advise Developer by written notice when it has received -certification from the permitted biologist designated within

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the Restoration Plan (“Certification”) that the PA-4 Habitat Restoration Area is occupiable as required by the Restoration Plan. Nuevo shall further advise Developer by written notice when it has received a Certification that PA-7 is occupied as required by the Restoration Plan. Upon receipt of each Certification, Final Acceptance by the Developer shall be deemed to have occurred.

With respect to the Remainder Habitat Restoration Area, Final Acceptance shall occur upon the first anniversary of completion of the restoration scope of work for the area if the survivability standards for vegetation set out in the Restoration Plan have been met, as evidenced by the joint written opinion of the Chambers Group representing Nuevo and the Bon Terra Group representing Developer, who shall act jointly as biological monitor under this PAPA for the Remainder Habitat Restoration Area. Either Party, in its sole discretion, may appoint a different biological monitor to represent its interest, replacing the named biologist, to represent that Party’s interests by providing the other written notice. The biological monitors shall provide Developer and Nuevo with written notice of their opinion that the survivability standards have been attained, which certification shall be deemed Final Acceptance by the Developer. In the event the biological monitors determine that any species planted and maintained within the Remainder Habitat Restoration Area does not meet the survivability standards set out in the Restoration Plan, the monitors shall so advise Nuevo and Developer in writing, setting out (i) those additional actions to be taken or the number of additional plants required which, in the joint opinion of the biological monitors, are reasonably required to bring the Remainder Habitat Restoration Area into compliance with the Restoration Plan survivability standards and, (ii) the cost estimated by the biological monitors to complete such additional work (“Additional Cost”) Developer shall be entitled to withhold such “Additional Cost” from the Additional Purchase Price up to $150,000.00, which Additional Cost shall be placed into escrow pending Nuevo’s completion of the additional work. Nuevo, at its own cost and expense, shall complete such additional work. Upon completion of such additional plantings or actions, the biological monitors shall then give an opinion certifying that such plantings or actions required of Nuevo have been satisfactorily completed. Upon certification by the biological monitors that the additional planting or additional actions have been completed by Nuevo, the Remaining Habitat Restoration Area shall be deemed Finally Accepted by Developer under Section 3.5 and the Additional Cost shall be released to Nuevo from escrow. It is not the intention of the parties that the release of the Additional Cost is conditioned upon meeting the survivability standards specified for subsequent years. Rather, it is the intention of the parties that the Additional Cost will be released upon completion of those actions taken after the first anniversary that the biological monitors believe are reasonably necessary to attain future survivability standards.

Nuevo shall be relieved of any and all liability related to each restoration area upon Final Acceptance as further provided in Section 3.5. Notwithstanding anything to the contrary contained herein, with respect to each area prior to receipt of Certification, Developer shall not be liable or responsible for any costs or increased costs which are related to the planting and revegetation of each area, all of which costs shall be the responsibility of Nuevo.

                    2.3 Hover Program. Pursuant to the Hover Agreement, as defined in Section 1.1.28 of the Agreement, and Exhibit “G-2” more particularly entitled “First Amendment to Option Agreement” dated September 28, 2001 and the Agreement between Adjacent Land Owners dated October 9, 2001 (collectively “Hover Agreements”), Nuevo undertook the following obligations:

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     Under Exhibit “G-2” to the Hover Agreement:

I.	Well Abandonment Plan (“WAP”)

II.	Remedial Action Plan (“RAP”).

III.	Corridor Easement, Street Easement, Drainage Easement and other Non-Exclusive Easements (includes dismantling two (2) water tanks and relocation on a temporary basis one (1) water tank at the East Naranjal Tank Farm).

      Under the Agreement Between Adjacent Landowners:

I.	Grant of Slope Easements

II.	Grant of Retention Basin Easements (includes possible relocation of oil field pipelines in Section 2.7 at Hover’s expense up to $25,000).

III.	Spoils Export Easement (includes possible relocation of oil field pipelines in Section 3.4 at Hover’s expense up to $50,000).

The rights, privileges, duties and obligations under the Hover Agreements retained by Nuevo and that collectively constitute the “Hover Program” are as follows:

(a)	Well Abandonment Plan: The Well Abandonment Plan as it applies to E. Naranjal Wells No. 21, 22, 23 and 36 and is described at Item I. and at Item V. in Exhibit “G 2” to the Hover Agreement.

(b)	The Escrow Account: The escrow account, as referenced at Section 2.2.2 of the Hover Agreement, contains $600,000 which amount has been previously collected by Nuevo as a result of its “Soil Remediation” activities referenced said Section 2.2.2. The balance of the escrow account is payable to Nuevo upon completion of the Well Abandonment Plan referenced above.

(c)	Stand-Alone Insurance: Nuevo is required to participate in the acquisition of an insurance policy. This requirement is fully addressed at Section 5.27 of the Hover Agreement.

(d)	Remedial Action Plan: The Hover Agreement’s “Remedial Action Plan” is described at Item II in Exhibit “G 2” to the Hover Agreement. Nuevo has previously received a closure letter from the Orange County Health Care Agency, subject only to removal of inaccessible soils which requires the removal of two water tanks at the East Naranjal tank farm and soils associated with East Naranjal Well 36, a well under the Well Abandonment Plan. Nuevo anticipates this will be finalized prior to the Close of the Agreement between Nuevo and Developer.

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                         2.3.1 Hover Final Acceptance. Upon completion of the Hover Program, Nuevo shall provide Developer written notice, at which time Developer shall have ten days to inspect the work completed. Within ten days thereafter, Developer shall advise Nuevo that it concurs that the Hover Program has been substantially completed in accordance with the Hover Agreements. Such communication shall be deemed Final Acceptance and thereafter all duties, obligations and liabilities for the Hover Program shall be the sole responsibility of Developer as further provided in Section 3.5. Should Developer determine that the Hover Program has not been substantially completed in accordance with the Hover Agreement, it shall advise Nuevo of those items which it deems unsatisfactory and the actions it requests that Nuevo take. Upon completion of such additional actions by Nuevo, Developer shall again be notified and shall have ten days to inspect the work performed by Nuevo. Within ten days thereafter, Developer shall provide its Final Acceptance. Should Developer and Nuevo disagree on whether the Hover Program has been substantially completed, such matter shall be submitted to arbitration in accordance with this PAPA.

                    2.4 Well Abandonment and Oil Field Accommodation Program.

                         2.4.1 BlackSand Program. Nuevo will conduct a well abandonment and oil field accommodation program for the Property; composed of those tasks and activities which are described in this Section 2.4 and are specifically set out in Attachment 6 hereto, hereinafter referred to as the “BlackSand Program.” In connection with Nuevo’s performance of the BlackSand Program, Developer shall undertake those tasks and activities which are described in this Section 2.4 as Developer’s obligations and are specifically set out in Attachment 6 (as part of the BlackSand Program), in addition to Developer’s obligations mandated in the Agreement and other Development Documents which may not be part of the BlackSand Program. The BlackSand Program shall be undertaken with Developer’s full cooperation and assistance, and in accordance with standards promulgated at the time of such work by CDOGGR or such other Governmental Agency having jurisdiction over the activity, all subject to, and as further described herein. Generally, the BlackSand Program will be accomplished as follows:

                              2.4.1.1 Nuevo’s Surface Facilities.

                                   2.4.1.1.1 Removal of Surface Facilities and Subsurface Pipelines. Nuevo shall remove certain of Operator’s surface equipment as specified in Attachment 6, to the extent and when necessary in accordance with the applicable Developer Notice to Proceed within the Development Areas and lands adjacent thereto, including those areas designated for continued oil and gas operations, to accommodate Developer’s Grading Plan. This will include, but not be limited to, pumping units, concrete cellars and concrete pads associated with the wellheads, power poles, transformers, manifolds, test bubbles, compressors, tanks, vessels and above ground pipelines. In addition, Nuevo shall drain, flush and cap active subsurface pipelines to the extent and when necessary in accordance with the applicable Developer Notice to Proceed within the Development Areas and lands adjacent thereto to accommodate Developer’s Grading Plan. Removal of subsurface pipelines to the extent deemed necessary or desirable by Developer, shall be the responsibility of Developer. Prior to Nuevo’s commencement of work, Operator is obligated under the Mineral PAPA to isolate and cease operation of all equipment and facilities to be removed and shall take such other steps as are reasonably necessary to allow such removal to be conducted in accordance with all applicable

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regulatory requirements and consistent with good oil field practices. The surface equipment will be removed from such wells, not just those to be abandoned, to facilitate the grading. Each wellhead will be surveyed and marked by Operator one (1) time only and Nuevo and Developer will inspect and approve the markings. After inspection and approval of the well markings, Developer will be responsible for grading around the well casings without damaging them. Upon approval of the well markings, Developer shall proceed in a timely manner and be responsible to pay, and shall be solely liable for any and all damage to any wells caused by Developer’s grading operations.

The acts or omissions of Operator, Developer or Nuevo in accordance with the terms of this Agreement may not be imputed to the other parties unless expressly stated herein or otherwise agreed to in writing. Developer and Nuevo are each performing their obligations hereunder as independent contractors and not as a subcontractor or agent of Operator. Furthermore, the actions or omissions of Operator must be based upon (i) a specific duty imposed by the Mineral PAPA or law upon Operator and not delegated to Nuevo under the Mineral PAPA; or (ii) duties specified in this PAPA and assumed in writing by Operator under the Mineral PAPA or otherwise.

                                   2.4.1.1.2 Remediation Responsibilities. If prior to BlackSand Final Acceptance as defined in Section 3.5.2, Developer encounters soil that appears to be crude oil impacted or oil well production impacted (evidenced by oil staining or odor), Developer shall immediately notify Operator’s field operations person and Nuevo’s on-site representative. Subject to the provisions of this Subsection that follow, Developer shall be fully responsible for funding, implementing and completing all environmental testing, assessment, remediation, monitoring, reporting or other requirements (with the assistance of Operator or Nuevo if the absence of such assistance would prevent Developer from promptly performing such responsibilities) with respect to such crude oil or oil well production impacts. To the extent that such impacts are associated with active and producing wells or operational pipelines or facilities, under the Mineral PAPA Operator shall be responsible for completion of any required well, pipeline or facility repairs. Notwithstanding the foregoing, Nuevo at its sole cost and expense shall be and remain responsible for (i) those remediation activities described in the approved Remedial Action Plan submitted December 16, 1999, as amended October 3, 2001, December 27,2001 and January 13, 2003 (“EIR Remediation”) and (ii) crude oil or other oil well production releases that result from work and activities undertaken by Nuevo in furtherance of this Agreement. Upon discovery of crude oil or oil well production contamination in the vicinity of a well identified in Schedule B of Attachment 6 or temporary or permanent pipeline or facility, Operator’s field operations person, Nuevo’s onsite representative and Developer’s onsite representative shall determine as soon as reasonably practical if the soil is crude oil impacted as a result of a leak caused by (i) Operator’s ongoing production activity in which event costs associated with cleanup and remediation to oil field standards shall be the responsibility of Operator under the Mineral PAPA, (ii) the activities of Nuevo in performance of the BlackSand Program including EIR Remediation in which event costs associated with cleanup and remediation shall be the responsibility of Nuevo (and not considered a cost under the BlackSand Program) or (iii) from any other causes in which event the costs associated with cleanup and remediation, shall be Developer’s responsibility. The Parties agree that if Operator’s field operations person and Developer’s and Nuevo’s on site representatives cannot make such a determination or cannot agree on the source of the apparent soil contamination within seven (7) business days, Nuevo, Developer and Operator will designate a representative from a reputable,

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soils engineering firm that routinely does soils work (“Soil Firm”) who is familiar with soil contamination issues to designate the source of the apparent soil contamination. If the parties are unable to select a Soils Firm, any party to this Agreement may make application to the Superior Court of Orange County for the timely appointment of a Soil Firm. The Soil Firm’s representative shall take a sufficient number of samples to permit initial and follow-up testing and such representative’s determination as to all matters, including the allocation of costs, including its fees, shall be final and binding on the parties hereto. The parties shall use their commercially reasonable efforts to secure the determination by the Soil Firm’s representative of the source of the apparent soil contamination shall be made as soon as practicable after notification to the Soil Firm. If the Soil Firm’s representative cannot make a conclusive determination as to the source of the soil contamination, the soil contamination shall be presumed to have been from other than ongoing production activity. The party whose actions are found to have created the contamination shall in addition to the clean up and remediation cost, pay for the Soil Firm’s work; and if more than one party is found to have created such contamination, the costs of the Soil Firm’s work will be prorated by such firm among the parties creating the contamination in proportion to that Parties’ contribution to such contamination.

                              2.4.1.2 Third Party Easements and Licenses. Nuevo and Operator, as required by the Mineral PAPA, will cooperate with Developer in attempting to remove and/or relocate from the Development Areas oil field related easements and licenses for pipelines (“TPEL”) belonging to other entities, including those of Southern California Edison. Nuevo and Operator shall not be required to incur any costs, in their efforts to cooperate in the removal and/or relocation of the TPEL. Temporary pipelines may be required in some areas while the grading is in progress. Operator, as required by the Mineral PAPA, and Nuevo will use commercially reasonable efforts, at no cost to Operator and Nuevo, to assist Developer at Developer’s expense in causing these pipelines to be reinstalled by the respective companies in permanent easements after the grading is complete. Operator has agreed in the Mineral PAPA that upon Developer’s written notice, Operator will assist Developer in giving notice to the third party companies in an attempt to have the pipelines removed and replaced. Developer acknowledges receipt of copies of the easement documents, both recorded and unrecorded.

                              2.4.1.3 On-Site Representative. Nuevo, Operator and Developer shall each have the right to have representatives on-site both before the grading begins and during the grading operations on the Parcel to observe such grading operations. Developer agrees to give Operator sufficient notice prior to commencement of grading to allow Operator to arrange to have a representative on-site, at Operator’s cost, if Operator so elects.

                              2.4.1.4 BlackSand Reimbursement.

                                   2.4.1.4.1 BlackSand Reimbursement Plan. Developer and Nuevo agree that Nuevo shall be reimbursed by Developer for the cost of the BlackSand Program, which the parties have estimated to cost approximately Thirty Million Dollars ($30,000,000.00). Developer agrees to reimburse Nuevo the first $30 Million expended or committed to be expended in accordance with this PAPA (the “Reimbursement Amount”). All costs of Nuevo’s Program in excess of $30 Million shall be borne by Nuevo except as otherwise provided herein. Should the final cost of the BlackSand Program be less than $30 Million, Nuevo shall be entitled to retain the difference between the final cost and $30 Million. The parties recognize that the final project may be modified as a result of new or

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additional Governmental Agency requirements or as a result of the mutual agreement of the parties as specified herein. Should the estimated cost of the BlackSand Program be reduced by more than $5 Million as a result of such modification, the parties shall mutually agree upon a new estimated BlackSand Program cost based upon adjustments using the costs set out in Attachment 6, adjusted to reflect then existing market conditions. In no event shall any modification reduce the Reimbursement Amount or result in costs, expenditures or commitments by Nuevo greater than those set out herein.

                                   2.4.1.4.2 Payment of Reimbursement Amounts. The Reimbursement Amounts shall be paid in full by Developer to Nuevo in accordance herewith, as follows:

		Segment		Acceptance
BlackSand Program Segment		Payment	Notice to Proceed (NTP)	Confirmation
Pre-Phase I Initial Activity		$7,400,000.00 paid in accordance with this Section 2.4.1.4.2	NTP will be issued as mutually agreed between Nuevo and Developer.

•	Preliminary and detailed engineering and design			Not Applicable

•	Permitting			Not Applicable

•	Remediation required by EIR			Developer

•	Initial abandonment of 25 idle and reabandoned wells			Not Applicable

Pre-Phase I Intermediate Activity		$8,400,000.00 paid in accordance with this Section 2.4.1.4.2	NTP will not issue prior to receipt of all required Operator permits or, to the extent certain activity can be commenced without permits, as mutually agreed between Nuevo and Developer.	Not Applicable

•	Begin procurement of all required materials and equipment			Not Applicable

•	Remove infrastructure and initial abandonment of active wells			Not Applicable

•	Begin construction of tank farm and field infrastructure			Not Applicable

Pre-Phase I Final Activity		$7,200,000.00 paid in accordance with this Section 2.4.1.4.2	NTP will not issue prior to receipt of all required Operator permits or, to the extent certain activity can be commenced without permits, as mutually agreed between Nuevo and Developer.

•	Complete construction of tank farm and field infrastructure			Operator

•	Construct power system			Operator

•	Temporary removal of equipment			Not Applicable

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		Segment		Acceptance
BlackSand Program Segment		Payment	Notice to Proceed (NTP)	Confirmation
Phase I		$4,500,000.00 paid in accordance with this Section 2.4.1.4.2	NTP will not issue prior to receipt of all required Operator permits or, to the extent certain activity can be commenced without permits, as mutually agreed between Nuevo and Developer.
•	Raise/lower Phase I well heads			Operator

•	Final abandonment of Phase I wells			Developer

•	Accommodation of retained wells			Operator (and Developer for limited purpose of design compliance)

•	Remove infrastructure and initial abandonment of Phase II wells			Not Applicable

•	Temporarily remove Phase II retained well equipment			Not Applicable

Phase II		$2,000,000.00 paid in accordance with this Section 2.4.1.4.2	NTP will not issue prior to receipt of all required Operator permits or, to the extent certain activity can be commenced without permits, as mutually agreed between Nuevo and Developer.
•	Raise/lower Phase II well heads			Operator

•	Final abandonment of Phase II wells			Developer

•	Accommodation of retained wells (12 wells)			Operator (and Developer for limited purpose of design compliance)

•	Remove infrastructure and initial abandonment of Phase III wells (4 wells)			Not Applicable

•	Temporarily remove Phase II retained well equipment			Not Applicable

Phase III		$175,000.00 paid in accordance with this Section 2.4.1.4.2	NTP will not issue prior to receipt of all required Operator permits or, to the extent certain can be commenced activity without permits, as mutually agreed between Nuevo and Developer.

•	Raise/lower Phase III well heads			Operator

•	Final abandonment of Phase III wells (4 wells)			Developer

•	Seismic Sensor installation			Developer

Final Payment upon Final Acceptance and release (actual or by posting of bonds) of construction liens		$325,000.00 paid in accordance with this Section 2.4.1.4.2		Due within 30 days of Final Acceptance and release of or bond indemnification for liens

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Each NTP issued by Developer shall be accompanied by a wire transfer payment to an account designated by Nuevo of an amount equal to five percent (5%) of the Segment Payment designated above. Thereafter, Nuevo shall invoice Developer monthly for the BlackSand Program Segment costs incurred by Nuevo up to the total Segment Payment. Should Nuevo complete any BlackSand Program Segment for an amount less than the Segment Payment, the remaining amount shall be paid to Nuevo within seven days of Final Acceptance of such BlackSand Program Segment. In addition, Nuevo may invoice Developer for the amount of any monetary commitment made by Nuevo in pursuit of the BlackSand Program Segment. For the purchase of equipment and materials, Nuevo shall be entitled to invoice for an amount equal to any prepayment, periodic payment, as such payment comes due, and any restocking fees or termination charges that are contractual obligations of Nuevo in connection with the BlackSand Program Segment. For all service contracts, Nuevo shall be entitled to bill for any cancellation fees that are contractual obligations of Nuevo in connection with the BlackSand Program Segment. Upon receipt of evidence of such BlackSand Program costs incurred by Nuevo, Developer shall remit the entire amount of such costs to Nuevo within twenty (20) days thereof. Upon receipt of the NTP for any BlackSand Program Segment specified above, Nuevo shall be obligated to commence the required work within forty-five (45) days and complete the work within the time duration specified in Attachment 4. Developer shall cooperate in good faith with Nuevo and Operator in the implementation of the BlackSand Program. Operator under the Mineral PAPA is obligated to (i) promptly process all permit requests; (ii) at its cost, comment on all submittals of specifications or plans within ten (10) business days of receipt thereof; and (iii) at its cost make all facilities available for accommodation under the BlackSand Program such that Nuevo may commence the BlackSand Program Segment within 45 days of receipt of a NTP. To the extent that Developer fails to fully and timely cooperate with Nuevo, and Nuevo, as a result of Developer’s acts or omissions, incurs penalties, damages or incremental costs in performing the BlackSand Program, such penalty, damage or cost shall be the responsibility of Developer and Developer hereby agrees to defend, indemnify and hold Nuevo harmless therefrom. Developer shall also be liable to Operator for any and all incremental reasonably cost or expense incurred by Operator related to a delay in returning temporarily shut in wells to production as a result of Developer’s failure to comply with the provisions of this Section. Developer expressly agrees to pay such incremental Operator costs which shall not be deemed to be Reimbursement Amounts and Developer hereby releases and shall defend, indemnify and hold Nuevo harmless therefrom. Under the Mineral PAPA, should Operator fail to temporarily or permanently shut in any well in accordance with the BlackSand Program, Nuevo has retained the right, but not the obligation to shut in such well at Operator’s sole risk and expense. At the request of Developer, Nuevo shall shut-in such wells provided that (i) Developer reimburses the actual costs incurred by Nuevo; (ii) Developer indemnifies Nuevo from any and all claims related thereto; and (iii) Nuevo assigns to Developer its rights to reimbursement from Operator under the Mineral PAPA. In the event Developer abandons or suspends the BlackSand Program other than as a result of Unavoidable Delay, and does not resume BlackSand Program activity within the time period specified in Section 2.4.1.1 of the Mineral PAPA, Nuevo shall have the right, but not the obligation to restore wells to production at Developer’s risk and sole expense.

                              2.4.1.5 Anchor Points and Pulling Pads. As part of the BlackSand Program, Nuevo shall be responsible for construction of the anchor points and pulling pads necessary for Operator’s continuing Oil Operations within the Exclusive Use Areas and Joint Use Areas within the Development Areas and graded areas adjacent thereto.

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                              2.4.1.6 Well Accommodation. As part of the BlackSand Program, Nuevo will relocate below the surface of the Parcel, all applicable operating wellheads in the Development Areas, and those required wells within the adjacent grading areas, and as required by appropriate Governmental Agency rules as more particularly set out in Attachment 6, Schedule B.

                              2.4.1.7 Left Blank Intentionally.

                              2.4.1.8 Completion of the BlackSand Program.

                                   2.4.1.8.1 Developer Completion of BlackSand Program. After receipt of a Notice to Proceed for any BlackSand Program Segment, should Nuevo fail to commence or fail to use commercially reasonable efforts to prosecute the work associated with the BlackSand Program in a timely manner, Developer may provide Nuevo with a written notice of default describing the alleged default in reasonable detail and the actions Developer desires Nuevo to undertake to cure the default. Within 10 days of receipt of notice from Developer, should Nuevo dispute in writing Developer’s assertion that Nuevo has either failed to perform or continuously pursue a cure, Developer shall not assume BlackSand’s Program responsibilities, but shall submit such dispute to arbitration under Section 5.9 of the Agreement, which arbitration shall be modified as provided herein. An arbitration under this section shall be conducted by a single arbitrator who shall be directed to provide an arbitration schedule that results in a decision within 45 days of the arbitrator’s selection. Among other matters, upon establishing a Default, such arbitrator shall have the power to assign BlackSand’s Program responsibilities to Developer. Should Nuevo fail to cure or commence and continuously prosecute actions to cure such Default within thirty days of the receipt of such notice, Developer may take over and complete the BlackSand Program and may retain all outstanding Reimbursement Amounts. In the event Developer takes over the BlackSand Program as provided herein, to the extent that the cost of completion of the BlackSand Program exceeds the outstanding Reimbursement Amount, Nuevo shall be responsible for the next $4 Million of expenditures reasonably incurred by Developer. The next $10 Million of cost in excess of the $4 Million required to complete the BlackSand Program shall be borne equally by Nuevo and Developer. Thereafter, Nuevo shall be responsible for all other additional reasonable costs to complete the BlackSand Program. Other than with respect to the allocation of cost, Developer shall assume all responsibilities of Nuevo herein and shall be responsible to complete the work in a reasonable and prudent manner and shall indemnify and hold Nuevo harmless from any and all claims resulting therefrom. Nothing herein shall limit (i) the Developer’s rights to seek direct damages under Section 7.2.2, other than Developer’s obligation to share excess cost hereunder which are the sole liability of Developer and (ii) Nuevo’s right to seek direct damages based on allegation that Developer wrongfully asserted a default.

                              2.4.1.9 Developer Option to Purchase Wells. Developer, pursuant to the Mineral PAPA, may at any time prior to commencement of grading, elect to purchase any or all of Operator’s active wells lying within the Development Areas solely for the purpose of well abandonment by giving notice by certified mail of such well designation. The value of a producing oil well or an injection well shall be determined by mutual agreement of the Developer and Operator taking into consideration the current condition of the well, the reserves assigned to the well, the well’s production, operating cost, plugging and abandonment cost, for an injector well, the replacement cost, and any other matter deemed relevant. For purposes of this

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Section 2.4.1.9, the value of a well shall be equal to the average of the values determined by the reserve engineers, one to be selected by each party from the list attached as Attachment 5. The Developer and Operator shall each select one company from such list by providing written notice thereof within ten days of the certification date of Operator’s notice. The value, once determined, shall be final. Prior to grading, the determined value shall be paid by Developer to Operator, and such costs to Developer shall not be considered as Reimbursement Amounts. Developer shall notify Operator within ten (10) days of receipt of the determination of values which wells it elects to purchase. Developer shall pay the amount to Operator within twenty (20) days of such notice. Upon receipt of such payment, Operator shall promptly (i) shut in any applicable wells, if active, and (ii) deliver to Developer a Bill of Sale for any such well and transfer operatorship to Developer. Developer shall (i) assume operatorship and obtain all necessary permits and governmental approvals to act as an Operator, (ii) not return any well it purchases to production, and (iii) shall cause such wells to be plugged and abandoned and all gathering lines and facilities abandoned and, if above ground, removed all in accordance with all Governmental Agency regulatory requirements at Developer’s sole cost and expense in the same time and manner required of Operator under the BlackSand Program. Any ancillary costs associated with the purchase and plugging and abandonment of any such wells and removal of facilities therefor shall not be considered as Reimbursement Amounts.

                         2.4.2. The BlackSand Program and Party Responsibilities Except as otherwise provided herein, Operator, pursuant to the Mineral PAPA, Nuevo and Developer shall cooperate in the completion of the BlackSand Program and each shall perform its obligations in a commercially reasonable manner, and in good faith, as described below and elsewhere herein:

          I. Post closure-Pre Grading Events

               A. Pursuant to the Mineral PAPA, Operator and Nuevo have mutually agreed or, if so indicated, shall mutually agree to the following matters as more specifically set out in Attachment 6 and schedules thereto:

i.	the location and size of the area for the expansion of the existing Tonner Canyon Tank Farm (“Tank Farm”), which will be required prior to the decommissioning of the existing East Naranjal Tank Farm (“EN Tank Farm”).

ii.	the general alignment and grade for service lines to the Tank Farm and plan facilities to accommodate the operating wells previously served by the East Naranjal Tank Farm. (References to grade within this Agreement refer only to those lines for which burial is required.) The final alignment and grade will be mutually agreed to so as to avoid conflict with future development to the extent possible and avoid future interruption of service.

iii.	the general alignment and grade for the surface and subsurface installation of the 12KV service line from the existing electrical substation to the new site and to the existing Stearns gas plant location (“Gas Plant”). The final alignment and grade have been

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selected as to minimize conflict with future development and avoid future interruption of service.

iv.	the currently approved Remedial Action Plan for the Land and to amend it if necessary to reflect work already completed. If amended, process the amendment through the County of Orange Health Care Agency, Division of Environmental Health, or such agency as may have current jurisdiction of any identified contaminants.

v.	shall mutually agree upon the location, alignment and grade of the “sales point” for the ConocoPhillips (formerly Tosco) pipeline to serve the Tank Farm.

vi.	shall mutually agree upon the location, alignment and grade of the gas gathering system and associated facilities, and service lines between the Gas Plant and the Tank Farm.

vii.	shall mutually agree upon the final grade elevations for each existing well remaining in the Development Areas, or impacted by grading for the Development Areas, which grade shall be consistent with Developer’s Grading Plan.

viii.	shall mutually agree upon access plans to provide for interim and final access to accommodate the BlackSand Program work and all future oilfield-related activities.

               B. Developer, at Developer’s cost and expense, shall:

i.	Prepare the Grading Plan and process it through the appropriate Governmental Agency. The Grading Plan shall be designed to be completed in three phases to correspond to the work set out in Attachment 2, all as approved by the appropriate Governmental Agency.

ii.	Prepare a soils and geological review of the Grading Plan.

iii.	Satisfy, or cause to be satisfied, all mitigation measures precedent to grading found in the Final Tonner Hills EIR.

iv.	Prepare a preliminary utility master plan (“Street and Utility Improvement Plans”) to serve as a basis for the Facilities Plan (see C.v., below) and to be submitted to, and approved by, the appropriate Governmental Agency.

v.	Provide grade elevations for all wells to be retained or abandoned within the Development Areas or impacted by grading required for the Development Areas.

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vii.	Obtain coverage under the National Pollutant Discharge Eliminating System (NPDES) statewide General Construction Activity Stormwater Permit from the State Water Quality Control Board.

               C. Nuevo, subject to reimbursement from the Reimbursement Amount described in Section 2.4.1.4 shall:

i.	Complete construction drawings for the expanded Tank Farm and facilities related thereto and process them through the appropriate Governmental Agencies (including, if necessary, the South Coast Air Quality Management District).

ii.	Complete improvement and relocation plans and process them through the appropriate Governmental Agencies (as necessary) for the relocation of the Tank Farm service lines, the East Naranjal Tank Farm service lines, the Gas Plant service lines, natural gas gathering lines and 12KV power lines.

iii.	Prepare and submit the well abandonment program, as set out in Attachment 6, for permitting through CDOGGR.

iv.	Prepare schematic facilities plans for pipelines and facilities (“Facilities Plan”) to service the wells to be accommodated within and adjacent to the Development Areas.

v.	Construct the Tank Farm improvements.

vi.	Remediate the identified contaminated soils associated with the EN Tank Farm. Exhumed soils will be isolated and stockpiled for placement by Developer with the grading of the first phase of development in accordance with and as permitted by the approved Remedial Action Plan. Exhumed soils not meeting the criteria for placement on site will be removed from the site for appropriate disposal by Nuevo.

vii.	Decommission the EN Tank Farm once the service lines are connected to the improved Tank Farm.

viii.	Construct the new service lines as required to the Tank Farm, rerouting lines currently serving the East Naranjal Tank Farm, and prepare as-built plans for those service lines which are permanent.

ix.	Drain, flush and mark for grading any identified abandoned EN Tank Farm and Tank Farm pipelines.

x.	Construct the temporary or permanent (as applicable) gas gathering lines and facilities to the Gas Plant.

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xi	Flush and mark any identified abandoned below ground pipelines and facilities for grading.

xii.	Relocate the 12KV line from the existing electrical substation to the existing Gas Plant and Tank Farm as necessary.

xiii.	Locate and mark all identified pipelines and facilities within the area to be graded.

xiv.	Relocate the point of sale for the ConocoPhillips (formerly Tosco) pipeline to the relocated ConocoPhillips (formerly Tosco) pipeline to connect to such new point of sale.

xv.	Complete the design drawing for all service-related facilities not otherwise contemplated herein.

xvi.	Prepare and submit fire and seismic protection plans for accommodated facilities.

          II. Site Clearing and Site Grading Events Within the Development Areas.

               A. Upon notice from Developer of the issuance of a grading permit, and prior to site clearing, Nuevo, with the cooperation of Operator pursuant to the Mineral PAPA, shall, after the receipt of the NTP on a Segment-by-Segment basis, in accordance with the work associated with the Program Segment as further set out in Attachment 6:

i.	“Shut in” the appropriate wells as necessary; and all appurtenant service lines and pipelines for such wells will be drained, flushed and marked in place.

ii.	Disassemble and remove the surface facilities for such wells (test bubbles, manifolds, valves, etc.).

iii.	Remove all well site equipment associated with such wells.

iv.	Remove all of Operator’s surface and subsurface power lines and transformers.

v.	Relocate, as necessary, power lines, pipelines and facilities to service wells located outside of the Development Areas.

vi.	Cause all identified wells impacted by grading to be clearly marked.

vii.	Commence well abandonment operations for those wells that are to be permanently abandoned. Identify and isolate any contaminated soils associated with the wells for remediation as called for in the approved Remedial Action Plan. Soils not meeting the criteria for placement in deep fills, if any, will be

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removed from the site for appropriate disposal and costs associated with such a disposal shall be considered part of the Reimbursement Amount.

viii.	Remove and crush all well cellars associated with the wells to be abandoned and accommodated; the concrete will be crushed, and stockpiled for later placement by Developer.

ix.	Maintain full authority over the cleanup and remediation operations for any crude oil released as a result of Developer’s performance. All such costs shall be for the account of Developer.

x.	Provide Developer with copies of all inspection records and reports and test results for any contaminated soils associated with the well work.

               B. Upon the issuance of a grading permit, Developer at Developer’s cost shall, on a Segment-by-Segment basis, in accordance with the work associated with the applicable Program Segment as further set out in Attachment 6:

i.	Provide construction staking to define the limits of the area to be cleared and developed.

ii.	If not previously commenced, notify the appropriate Governmental Agencies and all interested parties of the commencement of the soils remediation program as required under the approved Remedial Action Plan. (This assumes that the majority of the soils remediation efforts will occur during the grading operations, and will utilize a modified direct burial approach.)

iii.	Coordinate grading with Nuevo, such that the scheduled sequence of wells to be shut-in or abandoned, as appropriate, is consistent with Developer’s grading program.

iv.	Provide notice to the grading contractor as to the well locations and the necessity of avoiding wells during the clearing and grading operation(s).

v.	Cause a comprehensive health and safety plan to be prepared and submitted to Nuevo and Operator and all the appropriate Governmental Agencies prior to commencement. The plan shall cover both grading and remediation activities.

vi.	At all times comply with the mitigation measures of the Final Tonner Hills EIR, and the requirements, as applicable, of the USF&WS Resource Management Plan.

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               C. During grading, Nuevo shall, on a Segment-by-Segment basis, in accordance with the work associated with the applicable BlackSand Program Segment as further set out in Attachment 6:

i.	Identify and isolate any contaminated soils associated with the wells for remediation as called for in the approved Remedial Action Plan. Isolated soils meeting the criteria of the approved Remedial Action Plan will be stockpiled adjacent to the remediation site for placement in deep fills by Nuevo. Soils not meeting the criteria will be removed from the site for appropriate disposal and the costs associated with such a disposal shall be part of the Reimbursement Amount.

ii.	Provide Developer with copies of well abandonment reports for all well abandonment activities completed as provided to and from CDOGGR.

iii.	Design the final Facilities Plan in accordance with the Street and Utility Improvement Plans provided by Developer.

iv.	Relocate temporary service lines serving the oil operations as may be necessary.

               D. During grading, on a Segment-by-segment basis, in accordance with the phasing plan, Developer shall:

i.	Prepare and process the Precise Area Plans and Level B Tentative Maps through the appropriate Governmental Agencies, showing the final lot layout and the Joint Use and Exclusive Use Areas to be retained around the wells remaining in operation. The Precise Area Plans will clearly identify all wells to be abandoned, and identify all abandoned wells that will require methane venting in accordance with the requirements of the Orange County Fire Authority and other appropriate Governmental Agencies.

ii.	Grade the Development Areas in accordance with the approved Grading Plan.

iii.	Immediately notify Nuevo and Operator in the event Developer excavates any unidentified previously abandoned wells. Developer shall promptly reabandon such wells in accordance with the requirements of all appropriate Governmental Agencies.

iv.	Place soils stockpiled as a result of Developer’s remediation activities within deep fills in accordance with the criteria established within the approved Remedial Action Plan. The location and constituency components of these soils will be

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detailed and reported in the final grading report prepared by the Developer.

v.	Install all required erosion control devices in accordance with the approved Grading Plan, ensuring that storm runoff will be diverted from the area(s) affected by the Program.

vi.	At all times comply with the General Construction Activity Stormwater Permit.

vii.	Based upon the approved Precise Area Plans, provide Nuevo and Operator with grade elevations and staking for all wells.

viii.	Prepare the Grading Plan and process them for approval by the appropriate Governmental Agencies.

ix.	Prepare the final Street and Utility Improvement Plans and process them for approval by the appropriate Governmental Agencies. The Street and Utility Improvement Plans will identify the oil production service facilities as provided by Operator’s Facilities Plan.

x.	Prepare the Level B Final Maps and process them for approval by the appropriate Governmental Agencies, and record such maps at the County Recorder’s office. The Level B Final Maps will identify all Exclusive and Joint Use Areas.

xi.	Identify and dispose of any previously unidentified oil production facilities or third party facilities uncovered during the course of the grading operation.

xii.	Clean up and remediate any crude oil released during the course of the grading operations according to standards approved by the appropriate Governmental Agency, unless such release is the responsibility of Nuevo or Operator as provided for herein.

xiii.	Prepare a final soils and geological report on the Development Areas and obtain from the appropriate Governmental Agency, a final compaction certificate relating thereto, within sixty (60) days of completion of grading for each phase.

xiv.	Reabandon or otherwise accommodate, if necessary, any unidentified wells or facilities within the Development Area in accordance with CDOGGR specifications and requirements.

               E. During grading, Developer and Nuevo shall cooperate with each other in the implementation of the BlackSand Program, as follows:

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i.	Design of the Precise Area Plans, Level B Tentative and Final Maps and final Street and Utility Improvement Plans to avoid conflicts between the oil production service facilities and the utilities required to service the Development Areas; Nuevo shall have the reasonable right of approval in event of design conflicts.

ii.	Design the Precise Area Plans to ensure that all Joint and Exclusive Use Areas necessary for the wells and facilities are shown to the Parties and meet all Parties’ joint satisfaction.

iii.	Identification and differentiation of naturally-occurring tar seep or oil-bearing sands from crude oil released as a result of oil operations; provided that unless Developer and Nuevo can conclusively determine that such contamination resulted from prior or ongoing production activity, such contamination shall be presumed to be from naturally-occurring tar seep or oil-bearing sands.

          III. Post-Grading Events

               A. Upon completion of Grading within the Development Areas, on a Segment-by-Segment basis in accordance with the phasing plan as approved in the Development Agreement, Nuevo shall:

i.	Cause all abandoned wells within the Development Areas to be capped below those grades provided by Developer in accordance with CDOGGR and the requirements of the EIR, Planned Community Text and Area Plan. Final inspections of such wells shall be conducted by CDOGGR.

ii.	Install permanent pipelines and facilities as determined by Nuevo in its discretion as required for Operator’s continued operations in accordance with grading operations.

iii.	Provide as-built drawings to Developer and Operator showing the line and grade for all installed facilities.

iv.	Install seismic monitoring devices as required by the mitigation measures in the Final Tonner Hills Environmental Impact Report.

               B. Upon completion of the Grading within the Development Areas, on a phase-by-phase basis in accordance with the approved phasing plan as approved in the Development Agreement, Developer shall:

i.	Install the “Backbone” utility systems in accordance with the approved Street and Utility Improvement Plans.

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ii.	Install the street improvements in accordance with the approved Street and Utility Improvement Plans. Such Plans shall make provision for oil field related facilities to the extent deemed necessary by Nuevo to operate wells in the Development Areas. The “Backbone” utility and street improvements are anticipated to take four months beyond the completion of grading.

iii.	Install oil facility screening devices in accordance with the requirements of, and plans approved by, the appropriate Governmental Agencies.

iv.	Provide construction staking for the installation of Operator’s wells, pipelines and facilities within the Development Areas.

v.	Construct methane gas vents over abandoned oil wells as may be necessary to accommodate the housing development

vi.	Construct all required active and passive methane mitigations as required by the Final Tonner Hills Environmental Impact Report, the Orange County Fire Authority or other Governmental Agency for residential development.

          C. Upon completion of grading within the Development Areas, Developer and Nuevo shall cooperate with each other to:

i.	Develop Homebuyer notification language to be supplied by Developer to future surface purchasers with respect to the past and continuing oil operations. State Proposition 65 language will be included in any Homebuyer notification.

ii.	Develop Homebuyer notification language for inclusion within the Division of Real Estate Public Report, Grant Deed or Covenants, Conditions and Restrictions, as may be appropriate or required as to the placement of remedial soils within the deep fills.

iii.	Satisfy those EIR mitigation measures regarding the past and continuing oil operations that are designated as Nuevo’s responsibility under the Mineral PAPA.

iv.	Obtain a conditional case closure letter from the County of Orange Health Care Agency, Division of Environmental Health for the approved Remedial Action Plan.

                              2.4.3 Duty to Cooperate with BlackSand Program. Developer shall fully cooperate with Nuevo and Operator in the implementation of the BlackSand Program. Developer shall (i) timely process all of its permit requests; (ii) comment on all applicable submittals of specifications or plans within five business days; and (iii) make all facilities available for accommodation under the BlackSand Program such that Nuevo may commence the

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BlackSand Program Segment. To the extent that Developer fails to fully and timely cooperate with Nuevo and Nuevo incurs penalties, damages or incremental costs in performing the BlackSand Program, such penalty, damage or cost shall be the responsibility of Developer and Developer hereby agrees to indemnify and hold Nuevo harmless therefrom. Developer shall also be liable to Operator for any and all incremental cost or expense incurred by Operator in the performance of its work in the BlackSand Program as a result of Developer’s failure to fully and timely perform and complete Developer’s Improvements. Developer shall use good faith, commercially reasonable efforts to timely and expeditiously perform its obligations and rights under this Agreement in a manner that minimizes the interruption or curtailment of production and shall be liable to and indemnify Operator for all losses resulting from the failure to do so.

                                        2.4.3.1 Processing Costs – Employee Costs. Under the Mineral PAPA, Operator and Nuevo agree not to charge Developer for their employees or overhead costs allocable to such employees in the processing of the Governmental Approvals.

          3. Program Implementation.

               3.1 General Duty to Cooperate. Developer shall use good faith, commercially reasonable efforts to timely and expeditiously perform its obligations and rights under this PAPA in a manner that minimizes the interruption or curtailment of production by Lessee. To the extent that Developer fails to fully and timely cooperate with Nuevo, and Nuevo, as a result of Developer’s acts or omissions, incurs penalties, damages or incremental costs in performing any of the Programs, such penalty, damage or cost shall be the responsibility of Developer and Developer hereby agrees to defend, indemnify and hold Nuevo harmless therefrom. Developer shall also be liable to Nuevo for any and all incremental reasonable cost or expense incurred by Lessee related to Lessee’s performance of its obligations in the Aera Program or a delay in returning temporarily shut-in wells to production which result from Developer’s failure to comply with the provisions of this Section. Developer expressly agrees to pay such incremental Lessee costs which shall not be deemed to be either Additional Purchase Price or Reimbursement Amounts and Developer hereby releases and shall defend, indemnify and hold Nuevo harmless therefrom. Nuevo shall use good faith, commercially reasonable efforts to timely and expeditiously perform its obligations and rights under this PAPA in a manner that minimizes the interruption of development of the Project by Developer. To the

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extent that Nuevo has not assigned to Developer any agreement in its entirety necessary to Developer any agreement with a third party to perform all or part of the Hover Program or the Permit Program, and Developer incurs damages as a result of any such third party’s failure to timely perform under such agreement, Nuevo shall use good faith and commercially reasonable efforts to secure such party’s performance, but shall not be liable to Developer for such party’s failure to timely perform. At Developer’s request, to the full extent assignable without consent, Nuevo shall assign to Developer any rights it has under such agreement necessary to assert a claim against such third party resulting from an alleged breach or failure to perform by such party. With regard to such claim by Developer, Nuevo shall have no obligation or responsibility to participate in such lawsuit or action, except to the extent that such participation is legally required in order for Developer to assert a claim. Nuevo shall reasonably cooperate with Developer and such cooperation or participation, as a party or otherwise, shall be at the cost and expense of Developer and Nuevo shall be indemnified from Losses resulting therefrom as provided in the Agreement. Nuevo makes no warranty or representation and shall have no liability for the outcome thereof or damages awarded therein.

               3.2 Insurance. Each Party shall use commercially reasonable efforts to name the other Parties as Additional Insured, on each Party’s standard blanket insurance policy covering its activities in connection herewith, for the duration of their construction or their activities on any portion of the Parcel.

               3.3. Performance by Each Party. Each party shall be responsible for bearing all costs and expenses associated with the performance of its obligations under each Program. Such costs shall not be considered Development Reimbursement Monies as defined in the Agreement. Nuevo shall timely commence and complete its respective responsibilities under each Program exercising commercially reasonable effort and care. With respect to each Program, Nuevo shall not be obligated to design, construct or install any improvements nor undertake work or activities other than those specified in Section 2. Should Developer’s failure to perform, including, without limitation its obligations under Section 2, other than for the payment of money, or should Nuevo’s failure to complete any aspect of the work or any Program result from an Unavoidable Delay, such required performance shall be excused for the period of time that the Unavoidable Delay prevents performance. With respect to the BlackSand Program,

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such required performance shall be excused for the period of time that the Unavoidable Delay prevents performance and the time duration for the BlackSand Program Segment shall be extended by the length of time performance is delayed. Provided, however, that nothing in this Section shall excuse the performance of any act rendered difficult solely because of the financial condition of a party. In the event that any delay due to Unavoidable Delay is anticipated by a Party, such Party shall promptly notify the other parties of such delay, its cause and the estimated duration of the delay. Each Party shall exercise due diligence to shorten, mitigate and avoid the effects of the delay and shall keep all Parties informed as to its efforts.

               3.4 Independent Contractor. The acts or omissions of Lessee, Developer or Nuevo in accordance with the terms of this PAPA may not be imputed to the other parties unless expressly stated herein or otherwise agreed to in writing. Developer and Nuevo are each performing their obligations hereunder as independent contractors and not as a subcontractor or agent of Lessee or the other.

               3.5 Final Acceptance.

                    3.5.1 Final Acceptance for Programs Other Than BlackSand Program. At all times, Developer shall be solely responsible for and shall indemnify and hold Nuevo harmless from all Losses and Environmental Losses (as defined in the PSA) related to activities in the Aera Program that are designated as Developer’s responsibility herein. Prior to Final Acceptance, as set out in each Program, Nuevo shall be responsible for and shall indemnify and hold Developer harmless from all Losses associated with performance of activities designated as Nuevo’s responsibility in the Programs. At all times, after Final Acceptance of each Program segment performed by Nuevo, Nuevo shall be released and Developer shall indemnify and hold Nuevo harmless from and be solely responsible for all Losses and Environmental Losses for that Program segment. Developer’s indemnity herein shall be deemed for all purposes to be an indemnity under Section 3.7 and 3.9. To the extent that any additional work is required to be performed after Final Acceptance, such work, if any, and all costs and expenses related thereto shall be borne by the Developer. After Final Acceptance by Developer of each Program component, Developer shall be solely responsible for all maintenance, revegetation, repair, replacement, removal, and reinstallation of any completed work including, but not limited to, the cost of future relocation of such work requested by Developer and performed by Lessee. After Final Acceptance by Developer of each task performed by Nuevo in the Aera Program, Developer shall be bound by and responsible for the indemnity and release provisions contained in Section 10 and 11 of the Aera Agreement. Prior to Final Acceptance of each Task performed by Nuevo, the obligations under Section 10 and 11 of the Aera Agreement shall be the responsibility of Nuevo.

                    3.5.2 BlackSand Program Final Acceptance.

                              3.5.2.1 Acceptance Process. Developer and Operator shall respectively conduct a final inspection of those activities in each Program Segment as set forth in Section 2.4.1.4.2 as to the items by their names in the “Acceptance Confirmation” in such section within fifteen (15) days of written notice of completion. In addition, Operator shall have the right, but not the obligation, to perform a final inspection of the Developer’s work and comment on the same. Developer and Operator shall deliver to Nuevo (with a copy to the other) of (i) its written confirmation of “Final Acceptance of all matters” (each an “Acceptance

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Confirmation”) for each activity in a BlackSand Program Segment designated for its Acceptance or (ii) an Acceptance Confirmation of all matters it considers as completed and a detailed description of any items in the BlackSand Program Segment designated for its Acceptance which it in good faith cannot give “Final Acceptance” together with its requirements therefor. The issuance of an Acceptance Confirmation of each completed activity within the BlackSand Program Segment and of all matters shall be contingent upon acceptance of the Work by the appropriate governmental authority to the extent required. If the parties cannot resolve any item for which an Acceptance Confirmation has not been given within 30 days, such unresolved item shall be submitted to arbitration in accordance with this Agreement. Upon completion of any outstanding items in a manner deemed reasonably acceptable by Operator and Developer, Operator or Developer shall deliver an Acceptance Confirmation thereof to Nuevo and the other within 10 days of such completion. Such notice shall be deemed a “BlackSand Final Acceptance.” For the purpose of clarification, BlackSand Final Acceptance, as used herein, has the identical meaning as “Final Acceptance” as used in the Mineral PAPA.

                              3.5.2.2 Liability after Final Acceptance. After Final Acceptance by Developer of the completed work, Developer shall be solely responsible for all maintenance, repair, replacement, removal, and reinstallation of such completed work for which Developer assumes Developer’s Liability (as defined in Section 3.5.2) and for any liability as a result thereof or pertaining thereto. Developer shall bear the cost of future relocation of such work requested by Developer and performed by Operator. After Final Acceptance, Developer shall be responsible for and shall release, hold harmless and indemnify Operator and Nuevo from all claims, demands, losses or damages, of any sort whatsoever, relating to the design, engineering, permitting, maintenance, repair, replacement, relocation, removal and reinstallation of any abandoned wells, or pipelines or facilities located within or adjacent to the Development Areas and all other matters for which it has given an Acceptance Confirmation and, together with all other work performed hereunder, shall be referred to as “Developer Liability.” After Final Acceptance, Operator shall be responsible for and shall release, hold harmless and indemnify Developer and Nuevo from all claims, demands, losses or damages of any sort whatsoever, relating to the design, engineering, permitting, installation, repair, relocation, removal and reinstallation of all active wells, pipelines or facilities and all other matters for which it has given Final Acceptance, (“Operator Liability”). It is the intention of the Parties that upon Final Acceptance, Nuevo shall have no further liability or obligation with respect to the BlackSand Program and the wells, equipment and facilities accommodated under the BlackSand Program. Upon Final Acceptance, Nuevo and Operator shall be relieved of any and all liability directly or indirectly related to Developer Liability. Upon Final Acceptance, as between Nuevo and Operator, Nuevo shall be relieved of further liability or obligation and Operator shall indemnify, release and hold Nuevo harmless from any and all claims, including third party claims, related to Operator Liability. Notwithstanding anything to the contrary contained herein, Operator, prior to Final Acceptance, shall not be liable or responsible for any increased costs which result from governmental requirements to obtain additional permits or remediate or restore the Parcel to a higher standard resulting from the real estate development and all such incremental or increased costs shall be the responsibility of Developer.

               3.6 Construction Easement. Developer, their respective successors and assigns, hereby grant to Nuevo together with the right to partition, grant and transfer the same, a temporary, nonexclusive easement in gross over the Parcel to the extent necessary to complete all work required by the Programs.

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          4. Permit Program Reimbursement.

               4.1 Reimbursement Plan. Developer and Nuevo agree that Nuevo shall be paid an Additional Purchase Price for the performance of the Permit Program. The following payments shall be made, all of which are more specifically set out in the Agreement:

     (i) $2 million paid directly to Nuevo upon approval of U. S. Fish and Wildlife of the Restoration Plan. Provided, however, should such approval occur before Closing of the transaction as set out in the Agreement, such amount shall be paid as part of the Purchase Price at Closing.

     (ii) $3 million paid directly to Nuevo upon receipt of a Certification that the PA-7 habitat restoration area is being utilized by California gnatcatchers according to the United States Fish and Wildlife Service Biological Opinion performance standard.

     (iii) $1.5 million paid directly to Nuevo upon receipt of a Certification that the PA-4 habitat restoration area is occupiable by California gnatcatchers in accordance with United States Fish and Wildlife Service Biological Opinion performance standard.

     (iv) $2 million paid directly to Nuevo upon the one year anniversary of the completion of the planting of the revegetation set out in the initial Scope of Work required by the Restoration Plan for the Remaining Habitat Restoration Area.

     Should the biologists fail to agree on either the satisfaction of the survivability standards or the additional actions to be taken to meet such standards, upon receipt of an arbitrator’s opinion that the standards have been met or upon completion of further actions set out by the arbitrator. Should the project be modified as a result of new or additional Government Agency requirements prior to Final Acceptance, all such costs shall be borne by Nuevo. However, should such Government Agency requirements result from the modifications requested by Developer or as a result of the mutual agreement of the Parties, such costs shall be borne by Developer.

          5. Liabilities and Responsibilities.

               5.1 Liability Allocation. Either Nuevo or Developer may seek arbitration as provided in Section 7.2.2 to obtain damages for losses suffered as a result of the failure to either Party to perform hereunder or to resolve disputed issues in the performance of the Programs. All disputes between the Parties herein or any claim either may have against Operator shall be resolved through arbitration. Any award in such arbitration shall be limited to the recovery of actual direct damages. Neither Party nor Operator shall be entitled to indirect, consequential, special, exemplary or punitive damages. After Final Acceptance by Developer, Developer shall have no cause of action against Nuevo, or its successors or assigns with respect to the Programs. Under no circumstances shall Developer assert any claim or cause of action against Lessee except to the extent such action is permitted by the Aera Agreement and Nuevo is indemnified and held harmless therefrom. Developer may, in its reasonable discretion, maintain a lawsuit, arbitration or other action against any construction entities hired by Nuevo (but not Nuevo itself) to perform work on the Programs pursuant to a written contract (“Construction

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Entities”), to obtain damages for losses suffered as a result of Nuevo’s failure to properly complete the Programs, to the extent caused by such Construction Entities. In that regard, to the extent it possesses and may assign same, Nuevo hereby conveys, transfers and assigns (and, if necessary, will convey, transfer and assign at such time as such cause of action arises) to Developer a nonexclusive assignment of its rights and interests in and to any relevant contracts or subcontracts, for the limited purposes stated herein, without any obligation by Nuevo to participate in such lawsuit or action, as a party or otherwise, and without any responsibility, warranty, representation or liability for any outcome pursuant thereto or damages awarded therein. Construction Entities include contractors, subcontractors, materialmen or other independent entities, but not Nuevo, their respective constituent partners, officers, employees or any other related entities. Upon ten (10) days written request, Nuevo will provide Lessee and Developer with a list of such Construction Entities which have supplied Nuevo with the Preliminary Notice prescribed by the California Civil Code for the maintenance of mechanic’s lien rights (see Exhibit “F” to the PSA). Nuevo further agrees to not enter into any contract with a Construction Entity that waives the liability for such entity’s negligence.

               5.2 The Programs and Party Responsibilities. Except as otherwise provided herein, each Party shall cooperate with the other in the completion of the Programs and each Party shall perform its obligations in a commercially reasonable manner, and in good faith, as described below and elsewhere herein. It is understood and agreed that Developer shall have the primary responsibility for and shall, at its sole cost and expense, complete all work required to accomplish the “Developer Improvements.” including but not limited to: (a) soil remediation not designated as the responsibility of Nuevo in this PAPA, (b) relocation of third party easements and licenses (TPEL), (c) all matters to the extent allocated to Developer in Sections 2.4.1 and 2.4.2, hereof, (d) all matters to the extent allocated to Developer herein, and (e) Mass Grading operations in the best commercial manner to attain completion of such operations in the shortest time but, in all cases, with respect to the BlackSand Program within the tune duration set out for the activity in Attachment 6, so as to minimize the disruption of Operator’s and Lessee’s remaining oil operations. Developer shall fully cooperate with Nuevo and Lessee in the implementation of each Program. Developer shall (i) timely process all of its permit requests; (ii) comment on all applicable submittals of specifications or plans within ten days; and (iii) make all facilities available for accommodation under the Programs such that Nuevo may commence its activities hereunder in a timely manner. In addition, Developer remains responsible for those obligations set out as Developer’s responsibility in the Agreement, this Agreement and Developer and other Development Documents whether or not a part of the Programs. The activities and tasks performed by Nuevo in each of the Programs shall be undertaken in accordance with standards promulgated at the time of such work by CDOGGR with respect to well abandonment or such other Governmental Agency having jurisdiction over the activity, all subject to, and as further described herein.

          6. PAPA Trust Deed.

               6.1 Obligations Secured by PAPA Trust Deeds. Certain obligations, including the obligations which are set out in the PAPA Trust Deeds hereunder, are secured by the PAPA Trust Deed recorded against the Land in the form of Attachment “2” and Attachment “3” which are appended hereto and incorporated herein by this reference. The obligations secured by the PAPA Trust Deed are described as follows:

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                    6.1.1 Additional Purchase Price. The obligation to pay the Additional Purchase Price specified in Section 2.2.2(b) of the Agreement.

                    6.1.2 Indemnities. The obligation to perform the indemnities and to pay any and all amounts, costs and fees for which the Developer is responsible as a result of the indemnity obligations contained herein and in Section 3.7, Section 3.9 and elsewhere in the Agreement.

                    6.1.3 Development Reimbursement Monies. The obligation to pay any and all amounts described in Section 1.4 as Development Reimbursement Monies.

                    6.1.4 BlackSand Program. The obligation to pay the Reimbursement Amount set forth under the BlackSand Program.

                    6.1.5 Agreement Payment Obligations. All other payment obligations under the Agreement, including without limitation, interest as described in Section 5.2 thereof.

               6.2 Partial Release of Homes. Except as provided in Sections 13(b) of the Development Declaration, and D of the PAPA Trust Deed, and as further provided in the PAPA Trust Deed, upon Nuevo’s receipt and approval of the amounts specified in, and upon compliance with the applicable provisions of, the PAPA Trust Deed, Nuevo shall release Homes from the lien or charge of the PAPA Trust Deed, as provided for in the PAPA TD, as long as Developer is not in default of any of its obligations under the Agreement, PAPA or the PAPA Trust Deed.

               6.3 Release of Community Facilities. As further provided in the PAPA Trust Deed, concurrently with the conveyance to a Master Association or any Association or Governmental Agency of any Community Facilities, and upon written request accompanied by evidence of such Close of Escrow and conveyance satisfactory to Nuevo, Nuevo shall, without the payment of any consideration (other than reimbursement of Nuevo’s reasonable costs), release such Community Facilities from the lien or charge of the PAPA Trust Deed.

               6.4 Cross Default. The PAPA Trust Deed shall provide that a default under the Shea PAPA Trust Deed (Attachment “2” hereof) shall be deemed a default under the TH680 PAPA Trust Deed (Attachment “3” hereof).

               6.5 Bulk Sales.

                    6.5.1 Approval of Bulk Sales. If Developer proposes to sell, exchange or otherwise transfer any portion of the Parcel (except pursuant to Exempt Sales made in the ordinary course of business) (“Bulk Sales”), to a Bulk Sale purchaser (“Bulk Sale Purchaser”), such transfer shall be done in compliance with Section 5.1.8 of the Agreement and Developer shall, among other things, provide Nuevo with the Assumption of Obligations described therein. Developer may sell or assign up to either 33% of its interest in the Development Area or 33% of the acreage comprising the Development Area. Thereafter, should Developer make a further disposition, Developer shall be required to place 50% of the value received from such assignment or sale into escrow up to an amount equal to the unpaid reimbursement amounts to be paid by Developer to Nuevo under Section 2. All sums in such

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escrow shall be used for the sole purpose of satisfying Developer’s payment obligations under this PAPA.

          7. Miscellaneous.

               7.1 Assumption of Obligations: As set out in the Agreement, Developer has assumed all rights, duties, obligations and liabilities of both Nuevo and of the Developer in the Mineral PAPA. To the extent that the Mineral PAPA is inconsistent with this PAPA, the Mineral PAPA shall take precedence.

               7.2 Default/Cure. Upon the occurrence of an Event of Default (as defined in Section 5.8.1 of the Agreement) by Nuevo in its performance of its responsibilities under any of the Programs, as set out herein other than the BlackSand Program, and Nuevo has failed to cure or commence and continuously prosecute actions to cure such Default within the time periods specified in Section 5.8.1 of the Agreement, Developer, at its option, may undertake and assume the Program work which it alleges Nuevo has failed to perform at Nuevo’s expense. Prior to assuming any work of Nuevo under the Programs, Developer will provide written notice to Nuevo after the expiration of the time periods set out in Section 5.8.1 stating the factual basis of its claim that Nuevo has failed to cure the Default, advising Nuevo of its intention to assume responsibility for certain work under the Programs and providing reasonable specificity as to the work that it intends to assume responsibility for and perform. Nuevo’s failure to perform additional actions requested by Developer but not specifically set out as Nuevo’s responsibility in the Programs shall not be deemed a Default.

Within 10 days of receipt of notice from Developer, should Nuevo dispute in writing Developer’s assertion that Nuevo has either failed to perform or continuously pursue a cure, Developer shall not assume Nuevo’s Program responsibilities, but shall submit such dispute to arbitration under Section 5.9 of the Agreement, which arbitration shall be modified as provided herein. An arbitration under this section shall be conducted by a single arbitrator who shall be directed to provide an arbitration schedule that results in a decision within 45 days of the arbitrator’s selection. Among other matters, upon establishing a Default, such arbitrator shall have the power to assign Nuevo’s Program responsibilities to Developer.

Should the Developer assume any work that is the responsibility of Nuevo under the Programs, Nuevo shall be indemnified by Developer for all Losses and all Environmental Losses associated with or arising out of Developer’s performance thereof. Provided however, Developer shall be entitled to deduct from the Additional Purchase Price attributable to the assumed work, the reasonable costs and expenses incurred in performance of the work. Developer shall not offset any amounts against Additional Purchase Price for Program activities for which Nuevo is not in Default. Any dispute with respect to the reasonableness of the costs incurred shall be resolved through arbitration and any amount not in dispute shall be promptly paid to Nuevo upon Developer’s completion of performance.

                    7.2.1 Remedies Cumulative. All rights, options and remedies of Nuevo contained in this PAPA shall be construed and held to be cumulative, and none of them shall be exclusive of the other, and Nuevo shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or equity, whether or not stated in this PAPA. Further, Nuevo may exercise hereunder, any of the rights, options and remedies, as and to the extent, described in Sections 5 and 13 of the Development Declaration.

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                    7.2.2 Arbitration. EXCEPT FOR THE RIGHT OF EITHER PARTY TO APPLY TO A COURT OF COMPETENT JURISDICTION FOR TEMPORARY RESTRAINING ORDERS, PRELIMINARY INJUNCTIONS, WRITS OF ATTACHMENT, WRITS OF POSSESSION OR OTHER EQUITABLE OR PROVISIONAL RELIEF, ANY CONTROVERSY, DISPUTE OR CLAIM OF ANY KIND OR NATURE ARISING OUT OF, IN CONNECTION WITH, OR IN RELATION TO THE INTERPRETATION, PERFORMANCE OR BREACH OF THIS PAPA SHALL BE SUBMITTED TO ARBITRATION UNDER SECTION 5.9 OF THE AGREEMENT.

                    7.2.4 Acceleration: Default Amount. In the event of an uncured Event of Default, all of the amounts payable by Developer pursuant to this PAPA shall, at the option of Nuevo, following ten (10) days’ written notice, be immediately due and payable. The PAPA Trust Deed contains the following language:

     “B. Additional Covenants. It is mutually agreed:

          (6) Acceleration. That upon default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder (or under the PAPA) or the Development Documents, Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and of written notice of default and of election to cause the Property to be sold, which notice Trustee shall cause to be filed for record. Beneficiary also shall deposit with Trustee this PAPA Trust Deed and all documents evidencing expenditures secured hereby.

After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of sale having been given as then required by law, Trustee, without demand on Trustor, shall sell the Property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone the sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee, or Beneficiary may purchase at such sale.

After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with the sale, Trustee shall apply the proceeds of sale to payment, FIRST, of the expenses of such sale, together with the reasonable expenses of this Trust, including Trustee’s fees, cost of evidence of title in connection with the sale and revenue stamps for documentary transfer tax on Trustee’s deed; SECOND, payment of all monies advanced, paid or expended by Beneficiary under the terms hereof and the PAPA not then repaid, together with the interest thereon as provided in the Agreement; THIRD, payment of the amount of all delinquent sums then due under the PAPA and all other sums

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secured hereby then remaining unpaid including those due under the Development Documents; and LAST the balance or surplus, if any, of such proceeds of sale to the person or persons legally entitled thereto, upon satisfactory proof of such right.

     E. Acceleration Upon Sale. Subject to contrary provisions of the Agreement, including 5.19, and Paragraphs “C” and “D” herein concerning partial reconveyances of Homes and Community Facilities, if Trustor shall Transfer (as defined in the Agreement) the Property, or any part thereof, or any interest therein, or shall be divested of its title or any interest therein in any manner or way, whether voluntarily or involuntarily, Beneficiary shall have the right, at its option, except as prohibited by law, to declare all of the indebtedness or obligations secured hereby, irrespective of the maturity date specified in any document or instrument evidencing the same, immediately due and payable.”

                    7.2.5 Waiver. No waiver by Nuevo of a default under any of the terms of this PAPA by Developer, and no delay or failure to enforce any of the terms of this PAPA shall be a waiver of or shall affect a default other than as specified in such waiver. The consent or approval by Nuevo to any act by Developer requiring Nuevo’s consent or approval shall not be deemed to waive or render unnecessary Nuevo’s consent or approval to or of any subsequent similar acts by Developer.

               7.3 Continuous Operation. Nuevo and Developer covenant to proceed continuously and diligently in accordance with the terms and conditions of this PAPA and as may be required under the Development Documents, and except where mutual agreement is expressly required, if either party does not proceed continuously and diligently the same shall, at the option of Nuevo, be considered as an event of default herein, except as such failure to so proceed is excused by reason of any Unavoidable Delay.

               7.4 Assignment. The assignment by Developer of any interest in the property shall be done in a manner that is consistent with the Agreement and shall not relieve the Developer of its duties and obligations under the Agreement or this PAPA.

               7.5 Subdivision Maps and Applications. Subject to the provisions of the Development Documents, and provided there exists no material default thereunder, Nuevo as the beneficiary under the PAPA Trust Deed agrees, without cost to Nuevo, to execute any and all Nuevo approved Level B Final Maps, applications and petitions pertaining to the development of the Land.

               7.6 Captions. The captions used herein are for convenience only, are not part of this PAPA and do not in any way limit or amplify the scope or intent of the terms and provisions hereof.

               7.7 Invalidity of a Provision. If any provision of this PAPA shall be adjudged by a court of competent jurisdiction to be void, invalid, illegal or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this PAPA, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of this PAPA as a whole, but only

36

to the extent that performance of such remaining provisions would not be inconsistent with the intent and purposes of this PAPA.

               7.8 Notices. Any notice to be given or other document to be delivered by any Party to the other or others hereunder, and any payments from Developer to Nuevo, may be delivered in person to an officer of any party, or may be delivered by Federal Express, private commercial delivery or courier service for next business day delivery, or may be deposited in the United States mail, duly certified or registered, return receipt requested, with postage prepaid, and addressed to the party for whom intended, as follows:

               If to Nuevo:

Nuevo Energy Company
1021 Main, Suite 2100
Houston, Texas 77002
Attn:	Phillip A. Gobe
Fax:	(713) 374-4817
Phone:	(713) 374-4832
Email:	gobep@nuevoenergv.com

and

Attn:	Phillip E. Sorbet
1200 Discovery Drive, Suite 500 Bakersfield, CA 93309
Fax:	(661) 395-5294
Phone:	(661)395-5431
Email:	sorbetp@nuevoenergy.com

               Copy to:

Ullom Associates
16149 Redmond Way, Ste. 401
Redmond, Washington 98052
Fax:	(425) 836-2870
Phone:	(425) 836-2728
Email:	ullomjw@aol.com

Nossaman, Guthner, Knox & Elliott, LLP
18101 Von Karman Avenue, Suite 1800
Irvine, California 92612-1047
Attn:	William P. Tanner, III
Fax:	(949) 833-7878
Phone:	(949) 833-7800
Email:	wtanner@nossaman.com

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               If to Developer:

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Tonner Hills 680 LLC
603 South Valencia Avenue
Brea, CA 92823
Attn:	Joe Fleischaker
Fax:	(714) 223-3526
Phone:	(714) 792-2592
Email:	joe.fleischaker@sheahomes.com

Tonner Hills SSP, LLC
603 South Valencia Avenue
Brea, CA 92823
Attn:	Joe Fleischaker
Fax:	(714) 223-3526
Phone:	(714) 792-2592
Email:	joe.fleischaker@sheahomes.com

               Copy to:

Landmark Law Group LLP
10350 Santa Monica Boulevard, Suite 295
Los Angeles, CA 90025
Attn:	Gulwinder S. Singh
Fax:	(310) 300-2310
Phone:	(310) 300-2300 Ext. 101
Email:	gss@llgllp.com

               Notice may also be given by facsimile transmission (“Fax”) to any party at the respective Fax number given above or by email, provided receipt of such transmission shall be confirmed by follow-up notice within seventy-two (72) hours by another method authorized above. Any party hereto may from time to time, by written notice to the other, designate a different address which shall be substituted for the one above specified. If any notice or other

39

document is sent by mail as aforesaid, the same shall be deemed served or delivered seventy-two (72) hours after the mailing thereof as above provided. Notice by any other method shall be deemed served or delivered upon actual receipt at the address or Fax number listed above.

               7.9 Binding Effect. Subject to Section 7.2.3 concerning assignments, it is the intent of the Parties that the covenants, conditions, and agreements imposed by this PAPA shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns to all or any portion of the Land. In this regard, subject to Sections 6.2 through 6.3 concerning partial releases, all of the obligations of Developer as stated herein shall be binding upon and enforceable against any person other than Nuevo (or any successor to the rights of Nuevo hereunder) to whom Developer may transfer all or any portion of the Land.

               7.10 Further Assurances. Each of the Parties shall execute and deliver all additional papers, documents and other assurances, and shall do all acts and things reasonably necessary in connection with the performance of its obligations hereunder and to carry out the intent of the Parties.

               7.11 Time of Essence. Time is of the essence of each provision of this PAPA of which time is an element. Any reference in this PAPA to time for performance of obligations or to elapsed time shall mean consecutive calendar days, months or years, as applicable, unless otherwise explicitly indicated herein.

               7.12 Attorneys’ Fees. If any action or proceeding is instituted to enforce or interpret any provision of this PAPA the prevailing party shall by entitled to recover such amounts as the court may judge to be reasonable as costs incurred in such action, including, without limitation, court costs and attorneys’ fees.

               7.13 Payments. Any amounts which are due and owing to Nuevo or Developer pursuant to the various terms of the Development Documents shall be paid as specified. If any of these amounts are not paid when due, such amounts shall bear interest as specified in the particular Section of the Development Document requiring such payment or, if not so specified, then at the maximum nonusurious rate which may be charged by a nonexempt lender.

               7.14 Term. This PAPA shall remain in effect from the date first shown above until the first to occur of Final Acceptance, the sale of the last Home to be developed or the Expiration of the Development Agreement between Nuevo and Orange County dated December 19, 2002. Expiration of this PAPA shall not terminate any payment obligation, indemnity obligation or assumption of liability all of which shall survive this PAPA and remain in full force and effect.

               7.15 Applicable Law. This PAPA and the documents in the forms attached as exhibits hereto shall be governed by and construed under the laws of the State of California.

               7.16 Operator’s and Lessee’s Rights, Obligations and Responsibilities. The parties recognize that the Operator and the Lessee are not signatories to this PAPA. All references to Operator’s and/or Lessee’s rights, obligations and responsibilities are for convenience. The parties executing this PAPA acknowledge that the Operator’s and Lessee’s

40

respective rights, obligations and responsibilities are more completely and fully set out in the Aera Agreement (as to Lessee) and the Mineral PAPA (as to Operator).

The Parties have executed this PAPA on the date first set forth above.

TONNER HILLS SSP, LLC, a Delaware				NUEVO ENERGY COMPANY, a Delaware
limited liability company				corporation

By:	Standard Pacific of Tonner Hills, LLC,			By:
a Delaware limited liability company, a
	member			Its:

	By: Standard Pacific Corp., a Delaware			By:
corporation, its sole member
Its:

By:

Title:

By:

Title:

By:	Shea Tonner Hills, LLC, a Delaware
limited liability company, a member

	By:	Shea Homes Limited Partnership,
a California limited partnership, its
sole member

		By:	J.F. Shea LLC, a Delaware
limited liability company, its
General Partner

By:

Title:

By:

Title:

41

TONNER HILLS SSP, LLC, a Delaware
limited liability company

By: , a member

By: , its sole member

By:
Title:

By:
Title:

By: , a member

By: , its sole member

By: , its General Partner

By:
Title:

By:
Title:

“Trustor”

	“Developer”	“Nuevo”

42

12/1/03

EXHIBIT “S”

CORPORATE GUARANTY

     This CORPORATE GUARANTY (“SPC Guarantee” or “SPC Guaranty”) is made as of      , 2003, by SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership (“Shea”) and STANDARD PACIFIC CORP. (“Standard”), a Delaware corporation (collectively referred to herein as “Guarantor”), in favor of NUEVO ENERGY COMPANY, a Delaware corporation (“Nuevo”), and its successors and assigns, and all their affiliates, members and partners (and their members and partners), directors, officers, employees, shareholders, agents and representatives (collectively and individually in each case, “Beneficiary” or “Beneficiaries”). Capitalized terms used but not defined herein shall have the respective meanings attributed to them in the Agreement to which this SPC Guaranty is attached as Exhibit “S.”

Recitals

     WHEREAS, Nuevo, as Seller, and Tonner Hills SSP, LLC, a Delaware limited liability company and Tonner Hills 680 LLC, a Delaware limited liability company, as Buyer (individually and collectively, “Buyer”) have entered into a Purchase and Sale Agreement for the sale of the surface fee interest in approximately 810 acres located in the sphere of influence of the City of Brea, County of Orange, California (“Shea PSA”);

     WHEREAS, among other things, Buyer has agreed in the Shea PSA to pay, assume, undertake and discharge the following duties and obligations: (a) the Aera Program, (b) the Hover Program, (c) the indemnities contained in the Shea PSA for Losses and Environmental Losses and, (d) the maintenance of insurance of the type and in the amount set out in the Shea PSA (collectively, “Guaranteed Obligations”), such Guaranteed Obligations being secured by the PAPA TD, appended as Attachment 2 to Exhibit “K.”

     WHEREAS, Guarantor, pursuant to Section 5.42 of the PSA, at its option, may deliver this fully executed and enforceable SPC Guaranty to the Beneficiaries and secure the release and reconveyance of the PAPA TD, as more particularly provided in Section 5.42.

     WHEREAS, Guarantor, who will obtain substantial direct and indirect benefit from the transactions contemplated by the Shea PSA, now wishes, among other things, unconditionally and irrevocably to guarantee, subject to the Monetary Limit defined below, the proper performance of all the Guaranteed Obligations, including the defense and indemnities granted by Buyer in favor of Nuevo, in such a manner as to ensure that Guarantor’s responsibilities, duties and obligations under this Guaranty are independent of the responsibilities, duties and obligations of Buyer being guaranteed (“Original Matters”) and that this Guaranty will survive, on its own terms, in the event the Original Matters are rendered void by operation of law, in spite of nonpayment or non-performance.

     NOW, THEREFORE, (a) in consideration of the Recitals set forth above, (b) to satisfy certain provisions in the Shea PSA, (c) as a material inducement to Nuevo to enter into the Shea

2

PSA, and (d) as further assurance to Nuevo of the performance by Buyer of the Guaranteed Obligations, Guarantor agrees as follows:

Agreements

     1. Guarantee. Guarantor hereby absolutely, unconditionally and irrevocably guarantees Beneficiaries the payment and performance by Buyer of all of the Guaranteed Obligations whether absolute or contingent or now or hereafter existing or due or to become due (including in all cases all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), or the operation of Section 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)), and agrees to indemnify and hold harmless each Beneficiary from any and all costs and expenses (including but not limited to reasonable counsel fees, court costs and expenses) incurred by such Beneficiary as a result of Buyer’s failure to perform the Guaranteed Obligations, after the expiration of all notice and cure periods available to Developer under the Mineral PAPA.

     2. Monetary Limit. The Guaranteed Obligations of Guarantor set out in Section 1 above are limited only by the Monetary Limit as defined herein. The Monetary Limit is $15,000,000, which amount shall be reduced proportionately upon the sale of each Home to a member of the Homebuying public. By way of illustration, if 795 Homes are to be sold to members of the Homebuying public based on the number of Homes approved in the Level B final maps, for each Home sold to a member of the Homebuying public the Monetary Limit shall

3

be reduced by 1/795th. At the time Nuevo asserts a claim or claims under this Guaranty: (a) if the Monetary Limit is greater than the aggregate of the monetary value of the claims being asserted, the Monetary Limit shall continue to be reduced proportionately until the outstanding balance is reduced to zero; or (b) if the Monetary Limit is less than the aggregate of the value of the claims for indemnity, the then outstanding Monetary Limit shall continue to be available to satisfy the claims asserted up to an including the amount outstanding. Other than for the proportionate reduction described above, no reductions in the outstanding balance of the Monetary Limit shall be deemed made until actually paid in cash from Guarantor to Beneficiary in satisfaction of a claim or claims under this SPC Guaranty.

     3. Waivers. Guarantor hereby expressly waives, to the maximum extent permitted by law, (i) promptness, diligence, presentment, notice of acceptance, demand for payment or performance, and any other notice with respect to any of the Guaranteed Obligations, (ii), any right to require that any Beneficiary enforce its rights or remedies against Buyer, (iii) each and every right to which it may be entitled by virtue of any applicable suretyship and (iv) the filing of claims with a court in the event of the insolvency or bankruptcy. Guarantor acknowledges and agrees that its Guaranteed Obligations to the Beneficiaries under this SPC Guaranty are separate and distinct from Buyer’s obligations to the Beneficiaries under the Shea PSA, as more fully described in the Recitals and elsewhere herein.

     4. Representations and Warranties. Guarantor hereby represents and warrants to the Beneficiaries, as of the date hereof, as follows:

4

     (a) Buyer is an affiliate of Guarantor.

     (b) Shea is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California. Shea has all necessary power and authority (i) to conduct its business and own its properties and (ii) to execute and deliver this SPC Guaranty and to perform all of its Guaranteed Obligations hereunder. The execution, delivery and performance of this SPC Guaranty by Shea has been duly and validly authorized by all requisite action on the part of Shea.

     (c) Standard is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Standard has all necessary power and authority (i) to conduct its business and own its properties and (ii) to execute and deliver this SPC Guaranty and to perform all of its Guaranteed Obligations hereunder. The execution, delivery and performance of this SPC Guaranty by Standard has been duly and validly authorized by all requisite action on the part of Standard.

     (d) This SPC Guaranty has been duly executed and delivered on behalf of Guarantor, and this SPC Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally and, with regard to any equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending.

5

     (e) The making and performance by Guarantor of this SPC Guaranty does not (i) violate any provision of law or any rule, regulation, order, writ, judgment, decree or determination currently in effect having applicability to Guarantor or Guarantor’s articles of incorporation, bylaws or other governing documents, or (ii) result in a breach of or constitute a default under any agreement to which Guarantor is a party or by which Guarantor is currently bound or affected; and all consents or approvals under such agreements and instruments necessary to permit the valid execution, delivery and performance by Guarantor of this SPC Guaranty have been obtained.

     (f) Guarantor has received copies of the Shea PSA, has read the Shea PSA, has reviewed the Shea PSA with its counsel and understands the terms of the Shea PSA.

     5. Nature of SPC Guaranty. This SPC Guaranty constitutes a guaranty of the performance of the Guaranteed Obligations and is the joint and several liability of each party constituting Guarantor. Guarantor specifically agrees that it shall not be necessary or required that any Beneficiary exercise any right, assert any claim or demand or enforce any remedy whatsoever against Buyer, either before or as a condition to the Guaranteed Obligations of Guarantor hereunder; provided that Guarantor shall have the benefit of and the right to assert any defenses against the claims of any Beneficiary which are available to Buyer and which would have also been available to Guarantor if Guarantor had been in the same contractual position as Buyer under the relevant Shea PSA, other than (i) defenses arising from the insolvency, reorganization or bankruptcy of Buyer, (ii) defenses expressly waived in this SPC Guaranty and

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(iii) defenses previously asserted by Buyer against such claims to the extent such defenses have been finally resolved in a Beneficiary’s favor by a court of last resort.

     6. Unconditional Guaranteed Obligations. The Guaranteed Obligations of Guarantor under this SPC Guaranty shall be continuing, absolute, unconditional and irrevocable, and shall not be affected by (i) any lack of validity, legality or enforceability of the Shea PSA or any other agreement or instrument relating thereto, (ii) the modification, amendment or termination of the Shea PSA, (iii) any change in the beneficial ownership of or interests in Guarantor or Buyer, (iv) any regulatory change or other governmental action, (v) the dissolution or termination of Buyer, (vi) any indulgence, compromise, settlement or release which may be given to Buyer by any of the Beneficiaries, and (vii) any failure, omission or delay to enforce, assert or exercise any right, power, or remedy conferred by this SPC Guaranty. Specifically, Beneficiary may perform any of the following acts at any time without notice to or consent of Guarantor and without in any way releasing, affecting or impairing any of Guarantor’s Guaranteed Obligations or liabilities under this SPC Guaranty: (a) alter, modify or amend the Shea PSA by agreement or course of conduct or performance or dealings; (b) assign or otherwise transfer its interests in the Shea PSA, any property which is the subject of the Shea PSA or this SPC Guaranty, in each case, however, subject to any restrictions on assignment or transfer set forth in the Shea PSA; and (c) consent to any transfer or assignment of Guarantor’s interest under the Shea PSA.

     7. Rescinded Payments. This SPC Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations

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(in whole or in part) is rescinded or must otherwise be returned by the Beneficiary for any reason, including the insolvency, bankruptcy or reorganization of Buyer or otherwise, all as though such payment had not been made, and, in such event, Guarantor will pay to the Beneficiary an amount equal to any such payment that has been rescinded or returned. The provisions of this Section 7 will survive any release or termination of this SPC Guaranty. If and to the extent that Guarantor makes any payment to the Beneficiary or to any other Person pursuant to or in respect of this SPC Guaranty, any claim which Guarantor may have against Buyer by reason thereof shall be subject and subordinate to the prior indefeasible payment in full in cash of the Guaranteed Obligations that require the payment of money.

     8. Affirmative Covenants. Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, unperformed or otherwise outstanding, Guarantor shall, unless Beneficiary otherwise consents in writing:

     (a) not merge or consolidate with any partnership, limited liability company, corporation or other entity or sell or otherwise dispose of all or substantially all of its assets to any individual, partnership, limited liability company, corporation or other entity (a “Person”) unless the succeeding entity assumes all Guaranteed Obligations of Guarantor;

     (b) preserve and maintain, and cause Buyer to preserve and maintain, its existence, rights (charter and statutory) and franchises in the jurisdiction of its formation, and qualify and remain qualified, in good standing as a foreign partnership in each

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jurisdiction where the failure to preserve and maintain such existence, rights, franchises and qualification would materially adversely affect the interests of any of the Beneficiaries under this SPC Guaranty, or the ability of Guarantor to perform its Guaranteed Obligations under this SPC Guaranty, or of Buyer to perform its obligations under the Shea PSA; and

     (c) not, directly or indirectly, institute or commence against Buyer, join any other Person in, directly or indirectly, instituting or commencing against Buyer, or authorize any trustee or other Person acting on its behalf or on behalf of others to, directly or indirectly, institute or commence against Buyer, any bankruptcy, reorganization, debt arrangement, insolvency, dissolution, winding up or liquidation proceeding or other case or proceeding, under any bankruptcy, insolvency, reorganization, receivership or similar law or any creditors’ rights, law or pursuant to any creditors’ rights claim or otherwise pursuant to any law of any applicable jurisdiction (including any suit on a sworn account, suit on a debt, or suit or payment of any kind), in each case, at any time during the period from the date of this SPC Guaranty to the date which is one year and one day after the date the Guaranteed Obligations are satisfied in full. Guarantor’s Guaranteed Obligations under this Section shall survive the termination of this SPC Guaranty.

     9. Amendments. No release or waiver of any provision of this SPC Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Party against whom such waiver, release or consent is to be

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enforced. This SPC Guaranty may not be amended except by written agreement signed by Guarantor and Beneficiary.

     10. Notices. All notices, consents, requests, demands, instructions, approvals and other communications permitted or required to be given hereunder shall be validly given or made only if in writing and (a) personally delivered, (b) delivered and confirmed by telecopier or like facsimile transmission service, (c) delivered by United Parcel Service, Federal Express or other reputable overnight courier delivery service or (d) deposited in the United States mail, first class, postage prepaid, certified or registered, return receipt requested, addressed as follows:

If to the Guarantor, to:

Shea Homes Limited Partnership
603 S. Valencia Avenue
Brea, California 92822-1509
Attn: Alan Toffoli
Facsimile: (714) 792-3505
Phone: (714) 792 2504

With a copy to:

Standard Pacific Corp.
15326 Alton Parkway
Irvine, California 92618
Attn: Orange County Division President
Facsimile: (949) 789-1708
Phone: (949) 789-1600

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With a copy to:

Landmark Law Group LLP
10350 Santa Monica Boulevard
Suite 295
Los Angeles, California 90025
Attn: Gulwinder S. Singh, Esq.
Facsimile: (310) 300-2310
Phone: (310) 300-2300

If to Nuevo, to:

1021 Main Street, Suite 1200
Houston, TX 77002
Attention: Bruce K. Murchison
Facsimile: (713) 374-4897
Phone: (713) 374-4880

or to such other place within the United States of America as any party may designate as to itself by written notice to the other party. All notices given by personal delivery or mail shall be effective on the date of actual receipt at the appropriate address. Notice given by telecopy shall be effective upon actual receipt if received during recipient’s normal business hours or at the beginning of the next business day after receipt if received after the recipient’s normal business hours.

     11. No Waiver; Cumulative Rights and Remedies. No failure on the part of any Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof, or the exercise of any other right. Each of the rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law or in any other agreements.

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     12. Governing Law. THIS SPC GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISION THEREOF.

     13. Continuing SPC Guaranty. The obligations of Guarantor under this SPC Guaranty shall be continuing and (a) subject to the Monetary Limit and Section 16 below, remain in full force and effect until indefeasible payment and performance in full of the Guaranteed Obligations, (b) be binding upon Guarantor and its corporate successors, and (c) inure to the benefit of and be enforceable by the Beneficiaries and their respective heirs, legal representatives, successors and assigns which are permitted successors and assigns pursuant to the terms of the Shea PSA.

     14. Jurisdiction. THE PARTIES AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN ORANGE COUNTY, CALIFORNIA, IN CONNECTION WITH ANY ACTION OR OTHER PROCEEDING RELATING TO THIS SPC GUARANTY. EACH PARTY IRREVOCABLY WAIVES AND AGREES NOT TO MAKE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OF ANY SUCH COURT OR TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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     15. Third Party Beneficiaries. Guarantor hereby acknowledges and agrees that each Beneficiary is an express third party beneficiary of this SPC Guaranty and shall have the same rights to enforce this SPC Guaranty against Guarantor as if it were a party hereto.

     16. Release from SPC Guaranty. At the time that all Homes have been sold to members of the Homebuying public and no claims have been tendered under this Guaranty that remain unsatisfied, the Guarantor shall be released from this SPC Guaranty and all the Guaranteed Obligations. Upon written request by Guarantor, Beneficiary shall provide a written release within fifteen business days thereof.

          Notwithstanding the foregoing, this Guaranty shall not be released but shall remain in full force and effect and Guarantor shall be obligated hereunder for so long as a claim has been tendered under this Guaranty which has not been satisfied, or a claim has been made against Buyer which, if not properly discharged, would also constitute a Guaranteed Obligation.

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     IN WITNESS WHEREOF, the parties hereto have executed this SPC Guaranty effective as of the day and year first above written.

Guarantor

SHEA HOMES LIMITED PARTNERSHIP, a
California limited partnership

By: J. F. Shea LLC, a Delaware limited
liability company, its General Partner

By:

Name:

Title:

By:

Name:

Title:

STANDARD PACIFIC CORP., a
Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

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State of

County of

     This instrument was acknowledged before me on            , 2003 by              as              of           .

Notary Public’s Signature

State of

County of

This instrument was acknowledged before me on            , 2003 by              as              of           .

Notary Public’s Signature

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